     As filed with the Securities and Exchange Commission on March 6, 2001

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             ____________________
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
            (Exact Name of Registrant as Specified in Its Charter)

                             ____________________

         Illinois                                4911                         37-1395586
(State or Other Jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)      Identification Number)

                             1901 Chouteau Avenue
                           St. Louis, Missouri 63103
                                (314) 554-3922
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                               Gary L. Rainwater
                                   President
                        AmerenEnergy Generating Company
                             1901 Chouteau Avenue
                          St. Louis, Missouri  63103
                                (314) 554-3922
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                                  Copies to:

           William J. Harmon                                   Steven R. Sullivan
      Jones, Day, Reavis & Pogue                 Vice President, General Counsel and Secretary
         77 West Wacker Drive                           AmerenEnergy Generating Company
       Chicago, Illinois 60601                              1901 Chouteau Avenue
           (312) 782-3939                                St. Louis, Missouri  63103
                                                               (314) 554-3922

                             _____________________

       Approximate date of commencement of proposed sale to the public:
The exchange will occur as soon as practicable after the effective date of this registration statement.

                             _____________________

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                   Title of Each Class                    Amount       Proposed Maximum     Proposed Maximum
             of Securities to Be Registered               to be       Offering Price           Aggregate           Amount of
                                                        Registered       Per Unit            Offering Price   Registration Fee(1)
 -----------------------------------------------------------------------------------------------------------------------------------
7.75% Senior Notes, Series C due 2005................  $225,000,000       100%               $225,000,000          $ 56,250
8.35% Senior Notes, Series D due 2010................  $200,000,000       100%               $200,000,000          $ 50,000
                                                       ------------                          ------------          --------
   Total.............................................  $425,000,000        --                $425,000,000          $106,250
==================================================================================================================================

(1) In accordance with Rule 457(f)(2) under the Securities Act of 1933, the registration fee is based on the book value of the outstanding 7.75% Senior Notes, Series A due 2005 and 8.35% Senior Notes, Series B due 2010, of AmerenEnergy Generating Company to be canceled in the exchange transaction hereunder.

                              ____________________

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not completed and may be changed. We may+ +not consummate the exchange offer until the registration statement filed with + +the Securities and Exchange Commission is effective. This prospectus is not an+ +offer to sell these notes and is not soliciting an offer to buy these notes in+
+any state where the offer or sale is not permitted.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to completion dated March 6, 2001

                             Preliminary Prospectus

                                  $425,000,000

                        AMEREN ENERGY GENERATING COMPANY

                       Exchange Offer for all Outstanding
                     7.75% Senior Notes, Series A Due 2005
                                      and
                     8.35% Senior Notes, Series B Due 2010

     ----------------------------------------------------------------
        The Exchange Offer will expire at 5:00 p.m., New York City
     ----------------------------------------------------------------
            time, on               , 2001, unless we extend it.
     ----------------------------------------------------------------

                          Terms of the Exchange Offer

                              ____________________

We are offering to exchange new registered 7.75% Senior Notes, Series C due 2005, for all of our old unregistered 7.75% Senior Notes, Series A due 2005, and new registered 8.35% Senior Notes, Series D due 2010, for all of our old unregistered 8.35% Senior Notes, Series B due 2010.

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the old notes will not be applicable to the new notes. The new notes will have the same financial terms and covenants as the old notes, and will be subject to the same business and financial risks. Any outstanding old notes not validly tendered will remain subject to existing transfer restrictions.

Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn by you at any time prior to the expiration of the exchange offer as described in this prospectus.

Ameren Services Company is serving as the exchange agent. If you wish to tender your old notes, you must complete, execute and deliver, among other things, a letter of transmittal to the exchange agent no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer.

The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

The new notes will not be listed on any securities exchange or included in any automated quotation system.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal that is included as an exhibit to the registration statement of which this prospectus is a part states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 270 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with those resales. See "Plan of Distribution."

See "Risk Factors" on page 10 of this prospectus for a discussion of risks that you should consider before participating in the exchange offer.

We are not asking you for a proxy and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     This prospectus is dated          , 2001.

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Important Notice About Information in this Prospectus.......................................................     i
Prospectus Summary..........................................................................................     1
Risk Factors................................................................................................    10
Forward-Looking Statements..................................................................................    16
The Exchange Offer..........................................................................................    17
Use of Proceeds.............................................................................................    27
Capitalization..............................................................................................    28
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................    29
Our Business................................................................................................    38
Summary of Independent Technical Review.....................................................................    56
Summary of Independent Market Consultant's Report...........................................................    59
Conversion to Generally Accepted Accounting Principles......................................................    61
Our Management..............................................................................................    63
Affiliate Relationships and Transactions....................................................................    70
Description of the New Notes................................................................................    72
Material United States Federal Income Tax Considerations....................................................    86
Plan of Distribution........................................................................................    90
Legal Matters...............................................................................................    91
Experts.....................................................................................................    91
Where You Can Find More Information.........................................................................    91
Index to Financial Statements...............................................................................   F-1
Annex A - Independent Technical Review......................................................................   A-1
Annex B - Independent Market Consultant's Report............................................................   B-1

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

       You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different or to make any representations about us or the transactions we discuss in this prospectus. If you receive information about these matters that is not included in this prospectus, you must not rely on that information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                              PROSPECTUS SUMMARY

     This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents to which we refer you.

                   Summary of the Terms of the Exchange Offer

Old Notes......................        On November 1, 2000, we sold in a private transaction the old notes, which consist of (1)
                                       $225 million aggregate principal amount of our 7.75% Senior Notes, Series A due 2005, and
                                       (2) $200 million aggregate principal amount of our 8.35% Senior Notes, Series B due 2010, to Lehman Brothers, Chase Securities Inc., Banc of America Securities LLC, Banc One Capital
                                       Markets, Inc. and BNY Capital Markets, Inc. These initial purchasers then sold the old notes to institutional investors. Simultaneously with the initial sale of the old notes, we entered into a registration rights agreement with the initial purchasers under which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes. See "The Exchange Offer--Purpose of the Exchange Offer."
The Exchange Offer;
 New Notes.....................        We are offering to exchange up to (1) $225 million aggregate principal amount of our 7.75%
                                       Senior Notes, Series C due 2005, that have been registered under the Securities Act for a like aggregate principal amount of our 7.75% Senior Notes, Series A due 2005, and (2) $200
                                       million aggregate principal amount of our 8.35% Senior Notes, Series D due 2010 that have been registered under the Securities Act for a like principal amount of our 8.35% Senior
                                       Notes, Series B due 2010.  The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes.

                                       Old notes may be tendered only in denominations of $100,000 and integral multiples of
                                       $1,000 in excess thereof. Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

                                       Upon completion of the exchange offer, there may be no market for the old notes, and if you failed to exchange the old notes, you may have difficulty selling them.

Resales of the New Notes.......        Based on interpretations by the staff of the Securities and Exchange Commission, which we refer to as the SEC, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, if you:

                                       .   acquire the new notes in the ordinary course of your business;

                                       .   are not engaging in and do not intend to engage in a distribution of the new notes;

                                       .   do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

                                       .   are not an affiliate of ours within the meaning of Rule 405 under the Securities Act; and

                                       .   are not a broker-dealer that acquired the old notes directly from us.

                                       If any of these conditions is not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.  We do not assume or indemnify you against this liability.

                                       In addition, if you are a broker-dealer seeking to receive new notes for your own account in exchange for old notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell, resale or other transfer of the new notes that you receive in the exchange offer. See "Plan of Distribution."

Expiration Date................        The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2001,
                                       unless we extend it.

Withdrawal.....................        You may withdraw the tender of your old notes at any time prior to the expiration of the exchange offer. We will return to you any of your old notes that are not accepted for exchange for any reason, without expense to you, promptly after the rejection of the tender or the expiration or termination of the exchange offer.

Consequences of Failing to
 Exchange Your Old Notes.......        The exchange offer satisfies our obligations and your rights under the registration rights agreement. After the exchange offer is completed, you will not be entitled to any registration rights with respect to your old notes.

                                       Therefore, if you do not exchange your old notes, you will not be able to reoffer, resell or otherwise dispose of your old notes unless:

                                       .   you comply with the registration and prospectus delivery requirements of the Securities
                                           Act; or

                                       .   you qualify for an exemption from those Securities Act requirements.

                                       These conditions may adversely affect the market price of your old notes.

Interest on the New Notes
 and the Old Notes.............        Our Series C Notes will bear interest at the annual rate of 7.75%.  Our Series D Notes will bear interest at the annual rate of 8.35%.  Interest will be payable semi-annually on the new notes each May 1 and November 1.  Interest on the new notes will accrue from the last date through which interest was paid on the old notes (expected to be May 1, 2001) and will first be paid on the new notes on the first May 1 or November 1 following the date the exchange offer is completed (expected to be November 1, 2001). No interest will be paid in connection with the exchange.  No interest will be paid on the old notes following their acceptance for exchange. See "Description of the New Notes."

Conditions to the Exchange
 Offer.........................        The exchange offer is subject to various conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur. The exchange offer is not conditioned upon any minimum principal amount of outstanding old notes being tendered. See "The Exchange Offer--Conditions of the Exchange
                                       Offer."

Exchange Agent.................        Ameren Services Company, which we refer to as Ameren Services, is serving as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent as follows:

                                       By mail:

                                       P.O. Box 66887, St Louis, Missouri 63166-6887
                                       Attention:  Investor Services MC 1035, Personal and Confidential

                                       By hand or overnight courier:

                                       1901  Chouteau Avenue, St Louis, Missouri 63103
                                       Attention:  Investor Services MC 1035, Personal and Confidential

Information Agent..............        Morrow & Co., Inc. is serving as information agent for the exchange offer. You should direct all communications regarding the exchange offer, including requests for assistance or for additional copies of this prospectus or the letter of transmittal, to the information agent as follows:

                                       By mail, hand or overnight courier:

                                       445 Park Avenue, 5th floor, New York, New York 10022
                                       Attention: John Ferguson, Personal and Confidential

                                       You may call the information agent collect at: (212) 754-8000.

                                       Banks and brokerage firms should call the information agent at: (800) 654-2468.

                                       You may contact the information agent via e-mail at ameren.info@morrowco.com.


Procedures for Tendering
 Old Notes.....................        If you wish to tender your old notes, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer:

                                       .   a confirmation of a book-entry transfer of the tendered old notes into the exchange agent's account at The Depository Trust Company, which we refer to as DTC;

                                       .   a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message instead of the letter of transmittal; and

                                       .   any other documents required by the letter of transmittal.

                                       The new notes are referred to as the "Exchange Notes" in the letter of transmittal.
Guaranteed Delivery
 Procedures....................        If you wish to tender your old notes and you cannot complete procedures for book-entry transfer or cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery
                                       Procedures."
Special Procedures for
 Beneficial Owners.............        If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to participate in the exchange offer, you should promptly contact the person in whose name your outstanding old notes are registered and instruct that person to tender your old notes on your behalf. See "The Exchange Offer--Procedures for Tendering."
Representations of
 Tendering Holders.............        By tendering old notes pursuant to the exchange offer, you will, in addition to other customary representations, represent to us that you:

                                       .   are not an affiliate of ours;

                                       .   are not a broker-dealer tendering old notes acquired directly from us;

                                       .   are acquiring the new notes in the ordinary course of business;

                                       .   are not engaging in and do not intend to engage in a distribution of the new notes;

                                       .   have no arrangement or understanding with any person to participate in the distribution of the new notes; and

                                       .   acknowledge that if you are deemed to have participated in the exchange offer for the purpose of distributing the new notes, you will comply with the registration and prospectus delivery requirements of the Securities Act.

Acceptance of Old Notes and
 Delivery of New Notes.........        Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

United States Federal
 Income Tax Considerations.....        The exchange of old notes for new notes pursuant to the exchange offer generally will not be a taxable event for United States federal income tax purposes. See "Material United
                                       States Federal Income Tax Considerations."

Regulatory Approvals...........        All regulatory approvals necessary for the exchange of the old notes for the new notes have been obtained.

Appraisal or Dissenters'
 Rights........................        You will have no appraisal or dissenters' rights in connection with the exchange offer.

Use of Proceeds................        We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay expenses incident to the exchange offer to the extent indicated in the registration rights agreement.

                     Summary of the Terms of the New Notes

     The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture. For more complete information about the new notes, see the "Description of the New Notes" section of this prospectus.

Issuer.........................        AmerenEnergy Generating Company


New Notes......................        We will offer the new notes in two series:  up to $225 million principal amount of 7.75%
                                       Senior Notes, Series C due 2005 and up to $200 million principal amount of 8.35% Senior
                                       Notes, Series D due 2010.

Maturity.......................        Our Series C Notes will mature on November 1, 2005.  Our Series D Notes will mature on
                                       November 1, 2010.

Interest Rate..................        Interest will accrue on the Series C Notes at a rate of 7.75% per year.
                                       Interest will accrue on the Series D Notes at a rate of 8.35% per year.

Interest Accrual...............        Interest on the new notes will accrue from the last date through which interest was paid on the old notes (expected to be May 1, 2001) and will first be paid on the new notes on the first May 1 or November 1 following the date the exchange offer is completed (expected to be November 1, 2001). No interest will be paid in connection with the exchange.

Interest Payment Dates.........        We will pay interest on the new notes semi-annually on May 1 and November 1, beginning on the first May 1 or November 1 following completion of the exchange offer (expected to be
                                       November 1, 2001).

Optional Redemption............        We may redeem the notes of each series, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest, if any, plus a make-whole premium, calculated using a discount rate equal to the interest rate on comparable U.S. treasury securities plus 25 basis points.

Ranking........................        The new notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior debt, including $104 million aggregate principal amount of tax-exempt pollution control loan obligations we expect to assume in 2001 from our affiliate.  The new notes will rank senior in right of payment to all of our present and future subordinated debt.

Covenants......................        The indenture limits our ability to, among other things:

                                       .   sell assets;

                                       .   create liens; and

                                       .   engage in mergers, consolidations or similar transactions.

                                       In addition, the indenture includes transitional covenants that limit our ability to incur indebtedness and pay dividends or make other specified restricted payments, which transitional covenants may be terminated by us on or after the date on which financial statements for five full years of operations of our company are available and upon written reaffirmation by each of Standard & Poor's Ratings Services, Moody's Investors Services,
                                       Inc. and Fitch, Inc. of at least the original ratings of the old notes (after giving effect to that termination).

                                       See "Description of the New Notes--Covenants" and "--Transitional Covenants."

Events of Default..............        The indenture describes the circumstances that constitute events of default with respect to the new notes. See "Description of the New Notes--Events of Default."

Form of the New Notes..........        The new notes will be represented by one or more permanent global securities in registered form deposited with The Bank of New York, as custodian, for the benefit of DTC.  You will not receive notes in registered form unless one of the events set forth under the heading
                                       "Description of the New Notes--Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Absence of a Public Market for the
  New Notes....................        There has been no public market for the old notes, and no active public market for the new notes is currently anticipated. We do not intend to apply for a listing of the new notes on any securities exchange or inclusion in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. See "Plan of Distribution."

Trustee........................        The Bank of New York is serving as the trustee under the indenture.

                        AmerenEnergy Generating Company

General

     We are a wholly-owned subsidiary of Ameren Corporation, which, collectively with its subsidiaries, we refer to as Ameren. We operate the electric generation business formerly operated by our affiliate, Central Illinois Public Service Company d/b/a AmerenCIPS, which we refer to as AmerenCIPS. We were incorporated in the State of Illinois in March 2000 and we acquired most of our generating assets from AmerenCIPS at net book value on May 1, 2000, consisting of the coal plants described below, all related fuel, supply, transportation, maintenance and labor agreements, approximately 45% of AmerenCIPS' employees, and some other related rights, assets and liabilities. Our generating business includes the following:

     Coal Plants.  The following stations, which we refer to as our coal plants:
Five generating stations (12 units) we acquired from AmerenCIPS (Newton, Coffeen, Meredosia, Hutsonville and Grand Tower). We expect the majority of our coal-fired capacity to operate at capacity factors consistent with historical base-load dispatch in our principal market. These plants predominantly use coal for fuel and can generate 2,860 megawatts of electricity.

     Operating Combustion Turbine Units. The following stations, which we refer to as our operating combustion turbine units: Three generating stations (Gibson City, Pinckneyville and Joppa), consisting of nine newly acquired combustion turbine generating units. These stations use natural gas as fuel (some have dual fuel capability) and will be used to supply peaking power. These stations can generate 584 megawatts of electricity.

     Committed Units. The following units, which we refer to as our committed units: We will repower one of our coal-fired plants (Grand Tower) by installing two gas-fired combined cycle units which we expect will generate 492 total megawatts (302 megawatts more than the plant's current capacity). This repowered station will be used for intermediate service and is expected to be in service by mid-2001. In addition, we plan to acquire another generating station (Kinmundy), consisting of two units (230 megawatts of additional capacity) by mid-2001. This additional capacity will be fueled by natural gas and will be used to supply peaking power. Our affiliate company is completing construction of these facilities, and we will acquire them only when they are ready for commercial operation.

     By mid-2001, we plan to have a diversified portfolio of 4,264 megawatts of efficient, low-cost generation, consisting of the committed units described above, as well as 288 megawatts of additional capacity from the units to be located at Columbia, Missouri and at our Pinckneyville station discussed below under "Recent Developments." We plan to acquire up to 1,490 megawatts of additional capacity from planned units between mid-2002 and mid-2005. These planned units will operate on natural gas (or dual fuel) and will be used for intermediate and/or peaking service. These plans may change depending on future conditions affecting us and our markets.

     We will be well-positioned to be a competitive provider of electricity in our principal market - Illinois and portions of the surrounding states comprising the Mid-American Interconnected Network, or MAIN, and East Central Area Reliability, or ECAR, regions. Projected summer peak demand in this market area is about 145,000 megawatts.

Recent Developments

     In addition to the information provided above under "General," we intend to expand our generating business in the near future as follows:

     Pending Additions. By mid-2001, we plan to acquire eight additional units to be located in Columbia, Missouri and at our Pinckneyville station, which we refer to as our pending additions. We plan to add four 36 megawatt simple cycle combustion turbine generating units at each location. These units will operate on natural gas and will be used for peaking service.

     Anticipated Site. We are in the process of developing another site in Elgin, Illinois, which we refer to as our anticipated site. Currently, we are working to obtain municipal approvals for and undertaking other developmental efforts at this location.

     We advise you that neither our pending additions nor our anticipated site were included in, or considered or analyzed in connection with the preparation of, either the Independent Technical Review or the independent market consultant's report described below under "Independent Consultants Reports." Moreover, we have not included information in this prospectus regarding our pending additions or anticipated site that is comparable to that which we have provided for our coal plants, operating combustion turbine units or committed units.

                              Ameren Corporation

     St. Louis-based Ameren Corporation (NYSE: AEE) is among the nation's 25 largest investor-owned electric utilities, with $10 billion in assets. Ameren companies provide energy services to 1.5 million electric and 300,000 natural gas customers throughout its 44,500 square mile territory in Missouri and Illinois. Within the MAIN region, an area that includes most of Illinois, eastern portions of Missouri and Wisconsin, and much of peninsular Michigan, Ameren holds the largest market share of installed generating capacity (approximately 24 percent).

     Ameren Corporation is a public utility holding company registered under the Public Utility Holding Company Act of 1935, which we refer to as PUHCA, and does not own or operate any significant assets other than the stock of its subsidiaries. Ameren Corporation, directly or indirectly, owns all of the common stock of these principal subsidiary companies:

     . Union Electric Company d/b/a AmerenUE, which we refer to as AmerenUE, the largest electric utility in the State of Missouri and a supplier of electric and natural gas service in Missouri and Illinois to about
          1.1 million electric customers and 125,000 gas customers.

     . AmerenCIPS, which is an electric utility in the State of Illinois that supplies electric and natural gas service in portions of central and southern Illinois to about 400,000 electric customers and 175,000 gas customers.

     . AmerenEnergy Resources Company, which we refer to as Resources, a holding company for Ameren Corporation's non-regulated generation, related marketing and fuel procurement businesses.

     . AmerenEnergy, Inc., which we refer to as Ameren Energy, an energy trading subsidiary that acts as agent for AmerenUE and our company for the wholesale purchase and sale of electricity for terms of less than one year.

     . Ameren Services, a provider of shared support services to all of the Ameren companies.

     . AmerenEnergy Development Company, which we refer to as Development Co., our non-regulated parent company that develops and constructs generating facilities. Development Co. is also an exempt wholesale generator under PUHCA and leases the Joppa units from us.

     . AmerenEnergy Marketing Company, which we refer to as Marketing Co., a non-regulated wholesale and retail energy marketing company that will concentrate on wholesale sales of electricity for terms greater than one year and retail sales.

     . AmerenEnergy Fuels and Services Company, which we refer to as Fuels Co., a non-regulated subsidiary that manages coal, natural gas and fuel oil purchasing for the Ameren companies on a centralized basis.

     .    Our company, which is an exempt wholesale generator under PUHCA.

     Neither Ameren Corporation nor any of its direct or indirect subsidiaries, other than our company, is liable for payments under the new notes offered in this prospectus. The chart below depicts the simplified corporate structure of Ameren Corporation and its direct and indirect subsidiaries.

                                   [DIAGRAM]

                        Independent Consultants Reports

     As independent technical consultant, Stone & Webster Consultants, Inc. (formerly S&W Consultants, Inc.) has prepared an Independent Technical Review concerning specific technical, environmental and economic aspects of our electric generating facilities. We advise you that the Independent Technical Review is dated October 25, 2000, and information contained in that report may only be accurate as of that date. We have not requested, nor do not intend to request, that Stone & Webster Consultants, Inc. update the information in the Independent Technical Review. This report does not include any information regarding, and the independent technical consultant did not consider in its review, the units or site described above under "Ameren Energy Generating Company--Recent Developments." We have included the Independent Technical Review as Annex A to this prospectus.

     As independent market consultant, Resource Data International, Inc. has prepared a report that analyzes the Midwest United States electricity market and the economic competitiveness of our electric generating facilities within that market. The report provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators in the region for the years 2000 through 2020. We advise you that the independent market consultant's report is dated June 6, 2000, and information contained in that report may only be accurate as of that date. We have not requested, nor do not intend to request, that Resource Data International, Inc. update the information in its report. This report does not include any information regarding, and the independent market consultant did not consider in its review, the units or site described above under "Ameren Energy Generating Company--Recent Developments." A copy of the report is included as Annex B to this prospectus.

                               How To Contact Us

     AmerenEnergy Generating Company is incorporated in the State of Illinois. Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103. Our telephone number is (314) 554-3922. You can find information regarding our company on Ameren's website at (http://www.ameren.com). The information in this website is not incorporated by reference in this prospectus.

                     Summary Financial and Operating Data

     Following is a summary of selected historical financial data for our company. We have a limited operating history and, therefore, separate financial statements with regard to our business are available only for the period since May 1, 2000. Prior to that date, all operations of our coal plants were fully integrated with, and therefore results of operations were consolidated into the financial statements of, AmerenCIPS, whose business was to generate, transmit and distribute electricity and to provide other customer support services. The selected historical information as of December 31, 2000 and for the eight-month period then ended has been derived from audited financial statements of our company included elsewhere in this prospectus. You should read the information set forth below in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited historical financial statements and the accompanying notes beginning on page F-1 of this prospectus. In the opinion of our management, the financial statements from which the data set forth below were derived contain all adjustments necessary, consisting of only normal and recurring adjustments, necessary for a fair presentation of the information shown.

     Earnings before interest, taxes, depreciation and amortization, or EBITDA, as shown in the Income Statement Data may differ from the calculation used by other companies and should not be considered as an alternative to net income, cash flows or any other item calculated in accordance with U.S. generally accepted accounting principles or as an indication of operating performance or liquidity. Pro-forma adjustments to the balance sheet as of December 31, 2000 include the expected assumption by us of AmerenCIPS' obligations with respect to $104 million of tax-exempt pollution control loan obligations and $1 million of related unamortized debt issue costs. For a description of the Subordinated Intercompany Notes referred to in the Balance Sheet Data, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                           Historical Financial Data
                                (in thousands)

                             Income Statement Data

                                                                                                            Eight months ended
                                                                                                             December 31, 2000
                                                                                                          -----------------------
Revenues..............................................................................................             $479,701
Operating Expenses....................................................................................             $376,433
Pre-Tax Income........................................................................................             $ 71,021
Net Income............................................................................................             $ 43,808
EBITDA................................................................................................             $134,179

                              Balance Sheet Data

                                                                                                                  Pro forma
                                                                                           As of                    as of
                                                                                     December 31, 2000        December 31, 2000
                                                                                   ---------------------    ---------------------
Current Assets...............................................................            $  240,427               $  240,427
Total Assets.................................................................            $1,393,662               $1,394,662
Total Liabilities............................................................            $1,349,852               $1,350,852
     Senior Debt.............................................................            $  423,676               $  527,676
     Subordinated Intercompany Notes.........................................            $  601,626               $  498,626
Stockholders' Equity.........................................................            $   43,810               $   43,810

                      Ratio of Earnings to Fixed Charges
                                (in thousands)

     For the period from May 1, 2000 through December 31, 2000

          Pre-tax income (loss) from
             continuing operations before
             adjustment for minority interests
             in consolidated subsidiaries or
             income or loss from equity investees................................     $ 71,021
          Add - fixed charges:
             Interest expense and amortization of debt
                discount on third-party indebtedness.............................     $  5,344
             Interest expense on intercompany
                indebtedness.....................................................     $ 29,537
             Interest capitalized................................................     $    803
          Total fixed charges....................................................     $ 35,684
          Pre-tax income (loss) from continuing
             operations before adjustment for
             minority interests in consolidated
             subsidiaries or income or loss from
             equity investees plus fixed charges.................................     $106,705
          Ratio of earnings to fixed charges.....................................        2.990

                                 RISK FACTORS

     The new notes, like the old notes, entail risk. In deciding whether to participate in the exchange offer, you should consider the risks associated with the nature of our business and the risk factors relating to the exchange offer in addition to the other information contained in this prospectus. You should carefully consider the following factors before making a decision to exchange your old notes for new notes. The risk factors described below are not necessarily exhaustive, and we encourage you to perform your own investigation with respect to the new notes and our company.

If you fail to exchange your old notes, you may be unable to sell them.

     Because we did not register the old notes under the Securities Act or any state securities laws, and we do not intend to do so after the exchange offer, the old notes may only be transferred in limited circumstances under applicable securities laws. If the holders of the old notes do not exchange their old notes in the exchange offer, they lose their right to have their old notes registered under the Securities Act, subject to some limitations. As a holder of old notes after the exchange offer, you may be unable to sell your old notes.

There is no public market for the new notes, so you may be unable to sell them.

     The new notes are new securities for which there is currently no market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell them. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop.

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

     The exchange of the old notes for the new notes can only occur if you follow the proper procedures as detailed in this prospectus. The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation, a properly completed and executed letter of transmittal (or an agent's message instead of a letter of transmittal) and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. The exchange agent is not and we are not under any duty to give you notification of defects or irregularities with respect to your tender of old notes for exchange. Old notes that are not tendered will continue to be subject to the existing transfer restrictions. In addition, if you are an affiliate of ours or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

Our revenues and results of operations will depend in part on market and other forces beyond our control.

     The markets for wholesale electric energy transactions in our market area have been, or are in the process of becoming, deregulated. We and other non-regulated owners of electric generating facilities will not have any recovery of our costs or any specified rate of return set by a regulatory body. Therefore, with the exception of revenue generated by contracted loads under the power purchase agreement that we entered into with Marketing Co., which we refer to as the Genco-Marketing Co. agreement and describe in more detail elsewhere in this prospectus, our revenues and results of operations will depend on the prices that we can obtain for energy and capacity in Illinois and adjacent markets. Among the factors that could influence those prices (all of which factors are beyond our control to a significant degree) are:

     . fuel supply and price: the prevailing market prices for natural gas, fuel oil and coal;

     . competition: the extent of additional supplies of electric energy from our current competitors or new market entrants;

     . pricing and market development: the regulatory and pricing structures developed for Midwest energy markets as they continue to evolve and the pace of development of regional markets for energy and capacity outside of bilateral contracts;

     . transmission: future pricing for, and availability of, transmission services on transmission systems, and the effect of deregulation proposals and export energy transmission constraints, which could limit our ability to sell energy;

     . demand: the rate of growth in electricity usage as a result of population changes, regional economic conditions and the implementation of conservation programs;

     . weather: climate conditions prevailing in the Midwest market from time to time; and

     . pace of deregulation: the potential deceleration of deregulation in our market area or slowing of the expansion of deregulated markets.

The operation of the electric generating facilities involves risks.

     Operation of electric generating facilities involves risks that can adversely affect energy output and efficiency levels. Included among these risks are: interruptions in fuel supply, increased prices for fuel and fuel transportation as existing contracts expire, disruptions in the delivery of electricity, facility shutdowns due to a breakdown or failure of equipment or processes, labor disputes, inability to comply with regulatory or permit requirements, operator error and catastrophic events such as fires, explosions, floods or other similar occurrences affecting our electric generating facilities, ourselves or third parties upon which our business may depend.

Our generating facilities will require ongoing capital expenditures.

     Our coal plants, like generating facilities of similar age, will require additional capital expenditures. The units comprising the Newton facility and the Coffeen facility were installed between 1965 and 1982. The remaining coal plants were installed prior to 1965. Generating equipment of this age, even if well maintained, will require additional capital expenditures to maintain reliable levels of operations. We plan significant capital projects at our coal plants over the next ten years, including the addition of environmental compliance equipment and refurbishment or replacement of major station components. The average capital expenditures we project to make are $53 million per year from 2001 through 2010. We cannot assure you that additional capital expenditures will not be required; that our cost estimates are accurate; or that, if necessary, we will be able to obtain financing at reasonable rates to pay for these expenditures. The indenture for the notes may limit our ability to incur future indebtedness.

The price and availability of fuel will have a significant effect on our profitability.

     Our coal plants depend principally upon mid- and low-sulfur coal as their fuel supply, and our environmental compliance strategy also relies on low-sulfur coal to a significant extent. A substantial portion of our operating expenses for these plants will consist of the costs of obtaining this fuel supply. We will have to buy less than 10% percent of the required coal for our coal plants for 2001 in the spot market. In addition, 36% of the coal requirements through 2005, and at least 55% of those requirements through 2010 are not covered by long-term contracts. We expect to continue to use the spot market to satisfy some portion of our annual coal requirements for the foreseeable future. Our revenues from our coal plants may not keep pace with our coal costs if market prices for coal escalate more rapidly than market prices for sales of energy.

     The new combined cycle and simple cycle combustion turbine units that we recently acquired and expect to acquire depend upon natural gas for their fuel supply, and a significant portion of our operating expenses for these units will consist of costs of gas supply and delivery. Demand for natural gas for power plant fuel and other uses has been increasing and we expect this trend to continue. Moreover, natural gas prices have risen significantly and reached record levels since last summer. We expect to utilize a combination of term supply contracts and short-term purchases utilizing both fixed and market-based pricing as part of our natural gas strategy. We also expect to employ embedded price hedges, storage and balancing agreements and futures and basis contracts. We cannot assure you that these strategies will be successful in reducing gas price volatility or that we will be able to procure gas at prices assumed in the financial projections included in the Independent Technical Review included as Annex A to this prospectus.

     The new combined cycle and simple cycle combustion turbine units at Gibson City, Pinckneyville, Kinmundy and Grand Tower are or will be connected to Natural Gas Pipeline Company of America, or NGPL, which is a major interstate natural gas pipeline serving the Midwest markets. We have in place various capacity agreements with NGPL to deliver natural gas to these new facilities on demand. Although a portion of the capacity supporting our combustion turbine generating units utilizes firm transportation and firm storage under agreements with terms extending to 2004 (extendable at our option to 2008), a significant amount of capacity will be interruptible or released capacity and thus subject to risk of curtailment by the interstate pipeline or by the primary capacity holder.

The coal plants were not operated historically on a competitive basis and some of the coal plants were not operated at the capacity factors we project.

     Substantially all of our business consists of owning and operating our electric generating facilities. Although the coal plants had a significant operating history at the time we acquired them, they had been operated as an integrated part of a regulated utility under the coal supply contracts then in place prior to their acquisition by us. Our business plan assumes, among other things, that some of our coal plants will be operated more of the time than they had been historically due to renegotiated coal supply contracts which have made operation of these plants more economically attractive. The energy generated by our coal plants before we acquired them was sold by AmerenCIPS based upon rates set by regulatory authorities. We cannot assure you that we will be able to operate the coal plants at the capacity factors we project or that these plants will compete successfully in an environment in which electricity prices will be set by market forces.

We are subject to substantial environmental regulation.

     We believe that we have obtained all material environmental-related approvals required as of the date of this prospectus to operate the coal plants and the additional electric generating facilities we recently acquired or that those approvals have been applied for and will be issued in a timely manner. These approvals concern, among other things, the protection of the environment and the health and safety of employees and the public. Failure to comply with any applicable statutes, regulations and ordinances could have a material adverse effect on us, including potential civil or criminal liability, imposition of clean-up liens and fines and expenditures of funds to bring the coal plants and other plants that we own or acquire into compliance.

     We plan to comply with current nitrogen oxide (NO\\X\\) and sulfur dioxide (SO\\2\\) emissions limitations through a combination of the purchase of emissions credits and the future addition of additional pollution control equipment at our coal plants. The laws and regulations governing emissions from coal-burning plants, particularly NO\\X\\, are in the process of being revised by federal and state authorities, and substantially more stringent limitations than those currently applicable may be imposed. We cannot assure you that our compliance strategy, although reasonable based upon the information available to us today, will successfully address the relevant standards in the future, or that the strategy can be executed at the costs we project.

     Potential soil and groundwater contamination exists at the sites of each of our coal plants. When we acquired the coal plants from AmerenCIPS, AmerenCIPS indemnified us from and against any and all environmental damages arising from the presence, use, generation, storage, treatment, discharge, release or disposal (including off-site disposal) of hazardous materials upon, about, from or beneath the property transferred to us or migrating to or from that property, or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to that property and the activities on that property, in each case to the extent that the environmental damages or violation of any environmental requirements are attributable to, or the result of, any act or omission by AmerenCIPS prior to the date of transfer. This indemnity will be subject to interpretation as specific circumstances arise, and will not apply to remediation which may be required in respect of actions we take (or omit to take) after the transfer date. To the extent the AmerenCIPS indemnity does not protect us, future remediation costs could be substantial.

By 2005, we may face significant competition.

     We do not expect competition in the electric industry to have a material effect on us until the power purchase agreement between Marketing Co. and AmerenCIPS, which we refer to as the Marketing Co.-CIPS agreement and describe in more detail elsewhere in this prospectus, which we service through our Genco-Marketing Co. agreement, expires on December 31, 2004. At that time, we will potentially be subject to competition to a larger degree from major national and international power suppliers who we expect will target our Midwest markets as well as other national markets. The independent market consultant has projected that at least 6,400 megawatts of additional capacity will be added in MAIN by 2004, not counting our planned additions. Some of our competitors may have greater financial, marketing, trading and generating resources than we do to bring to bear in our target markets.

The new generating facilities we recently acquired and expect to acquire may experience operating problems.

     The combustion turbine generating units that we recently acquired and expect to acquire over the next several years are new or refurbished units with no site-specific operating history. Operation of these combustion turbine generating units could be affected by many factors, including start-up problems, the breakdown or failure of equipment or processes, the performance of these combustion turbine generating units below expected levels of output or efficiency, failure to operate at design specifications, labor disputes, changes in law and failure to meet environmental and other permit conditions. The occurrence of these events could significantly reduce or eliminate revenues or significantly increase the expenses related to those facilities. The proceeds of any available insurance and limited warranties may not be adequate to cover our lost revenues or increased costs.

We rely upon affiliates and third parties to conduct important parts of our business.

     Our non-management employees are principally engaged in operating our coal plants. Most of the balance of our business is operated by affiliates and third parties with the participation of our management. In particular:

     .    Marketing Co. and Ameren Energy market our energy and capacity;

     .    Fuels Co. is responsible for our fuel supply;

     . Ameren Energy administers and coordinates the dispatch of our plants jointly with AmerenUE's plants on the bases set forth in the amended joint dispatch agreement described in this prospectus;

     . Development Co. will complete construction of the committed units and deliver them to us; and leases the Joppa combustion turbine generating units from us;

     . Siemens Westinghouse Operating Services Company will operate and maintain the Gibson City, Kinmundy and Pinckneyville generating stations for us under a long-term contract; and

     .    Ameren Services provides support services to us.

     We would require substantial additional resources to perform any of these important functions ourselves if that were to become necessary or desirable due to changes in law or regulation, any substandard performance by one or more of these parties or other factors.

Our business is subject to substantial energy regulatory requirements.

     Our business could be materially and adversely affected as a result of legislative or regulatory changes or judicial or administrative interpretations of existing energy regulatory laws, regulations or licenses that impose more comprehensive or stringent requirements on us. See "Our Business--Regulation."

     We believe that we have obtained all material energy-related approvals required as of the date of this prospectus to operate the coal plants and the operating combustion turbine units, and we are in the process of obtaining necessary approvals for the committed units. We may be required to obtain additional regulatory approvals, including, without limitation, licenses, renewals, extensions, transfers, assignments, reissuances or similar actions. We cannot assure you that we will be able to:

     . obtain all required regulatory approvals that we do not yet have or that we may be required to obtain in the future,

     . obtain any necessary modifications to existing regulatory approvals, or

     .    maintain all required regulatory approvals.

     Delay in obtaining or failure to obtain and maintain in full force and effect any of those regulatory approvals, or delay or failure to satisfy any applicable regulatory requirements, could prevent operation of our plants, or the sale of electricity from those assets, or could result in potential civil or criminal liability or additional costs to us.

We are responsible for price risk management activities conducted on our behalf by affiliates.

     Ameren Energy and Fuels Co. engage in price risk management activities related to our sales of electricity and purchases of fuels. These activities are for our account. Ameren Energy and Fuels Co. may use forward contracts and derivative financial instruments, such as futures contracts and options, to manage market risks and exposure to fluctuating electricity, coal and natural gas prices. We cannot assure you that these strategies will be successful in managing our pricing risks, or that they will not result in net liabilities to us as a result of future volatility in electricity and fuel markets.

Conflicts of interest may arise between us and our affiliates.

     We and the affiliates we rely on for important parts of our business and sales, such as Marketing Co., Ameren Energy and Development Co., are all directly or indirectly wholly-owned by Ameren Corporation. Conflicts of interest may arise if we need to enforce the terms of agreements between us and any of our affiliates. For example, we expect to rely on a contractual indemnity from AmerenCIPS in the event that we incur remediation costs at the sites of our coal plants on account of pre-existing environmental contamination. Because of these affiliate relationships, it is possible that decisions concerning the interpretation or operation of these agreements could be made from perspectives other than the interests solely of our company or its creditors.

     Although it is Ameren's intention that we will own and operate the additional generating facilities planned beyond mid-2001, it is possible that other Ameren entities could acquire or participate in the ownership of those facilities and compete with us.

We are relying on projections of the future performance of our electric generating facilities.

     The projected operating and financial results contained in the Independent Technical Review included as Annex A to this prospectus are predicated upon various assumptions and forecasts of our electric generating facilities' revenue generating capacity and the costs associated with that revenue generating capacity. The assumptions made with respect to future market prices for energy are based upon a comprehensive market analysis prepared by the independent market consultant and included as Annex B to this prospectus. This market forecast served as a basis for the revenue assumptions incorporated in the projected operating results beyond the revenue assumptions based on fixed price contractual commitments described in this prospectus. The independent technical consultant has reviewed the technical operating parameters of our electric generating facilities. The independent technical consultant has also evaluated the operations and maintenance budgets of our facilities and the related assumptions and forecasts contained therein based on a review of various technical, environmental, economic and permitting aspects of the facilities.
The independent technical consultant prepared the projected operating and financial results contained in Annex A to this prospectus with information that was available as of October 25, 2000.

     The independent market consultant prepared the market analysis contained in Annex B to this prospectus, which served as a basis for some assumptions made in preparing the projected operating and financial information, with information that was available as of June 6, 2000. We have not requested, nor do we intend to request, that either the independent technical consultant or the independent market consultant update their reports with information that is currently available. Moreover, we cannot assure you that we will provide comparable projected operating or financial information in the future.

     The projected operating and financial results included in this prospectus are our responsibility and have been prepared on the basis of assumptions that we and the persons who have provided them believe to be reasonable. Our independent auditors, PricewaterhouseCoopers LLP, have not examined, reviewed or compiled the projected operating and financial results and, accordingly, do not express an opinion or any other form of assurance with respect to them. The report of PricewaterhouseCoopers LLP included in this prospectus relates to our historical financial statements for the period May 1, 2000 through December 31, 2000. It does not extend to our projected financial data and should not be read to do so. We do not intend to provide the holders of the new notes with any revised or updated projected operating results or analysis of the differences between the projected operating results and actual operating results.

     Accordingly, the projected operating and financial results are not necessarily indicative of our future performance and neither we, the independent market consultant, the independent technical consultant nor any other person assumes any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those shown or if the assumptions used in formulating the base case and the sensitivities included in the projected operating results prove to be incorrect, our ability to pay our operating expenses and other obligations may be materially adversely affected.

                          FORWARD-LOOKING STATEMENTS

     Specific statements contained in this prospectus are forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "will," "should" or "anticipates," or the negative of those terms or other variations on those terms or comparable terminology, or by discussions of strategy. Although we believe these statements are based upon reasonable assumptions, no assurance can be given that the future results covered by the forward-looking statements will be achieved. Forward-looking statements are subject to risks, uncertainties and other factors that may be outside of our control and that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause results to differ materially from those anticipated.

     The most significant of the risks, uncertainties and other factors are :

     .    fuel prices and availability;

     .    generation plant construction, installation and performance;

     . the impact of current environmental regulations on generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;

     .    wholesale and retail pricing for electricity in the Midwest;

     . the effects of regulatory actions, including changes in regulatory policy;

     .    changes in laws and other governmental actions;

     .    future wages and employee benefits costs;

     . competition from other generating facilities, including new facilities that may be developed in the future;

     . cost and availability of transmission capacity for energy that we generate at our facilities or energy that other parties use to satisfy sales they make on our behalf; and

     .    legal and administrative proceedings.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

     We initially sold the old notes in a private offering on November 1, 2000 to Lehman Brothers, Chase Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc. pursuant to a note purchase agreement dated October 25, 2000 between us and them. These initial purchasers of the old notes resold them to qualified institutional buyers in reliance on, and subject to the restrictions imposed under, Rule 144A under the Securities Act. As of the date of this prospectus, $425 million aggregate principal amount of old notes are outstanding.

     In connection with the private offering of the old notes, we entered into a registration rights agreement dated November 1, 2000 with the initial purchasers under which we agreed, among other things, to:

     (1) prepare and file with the SEC an exchange offer registration statement under the Securities Act relating to an exchange offer for the old notes;

     (2) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before June 9, 2001;

     (3) upon the effectiveness of the registration statement, commence the exchange offer and offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to the holders of the old notes; and

     (4) use our reasonable best efforts to complete the exchange offer and issue the new notes on or prior to July 29, 2001.

     We are making this exchange offer to satisfy our obligations and your registration rights under the registration rights agreement. If, among other things, we do not satisfy the conditions described under (4) above within the time period required, we must pay you, as a holder of outstanding old notes, additional interest at a rate of 0.5% per annum until all registration defaults have been cured, at which time any increase in the interest rate described in this paragraph will cease to be effective.

     Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution."

Effect of the Exchange Offer

     Based on several no-action letters issued by the staff of the SEC to third parties in unrelated transactions, we believe that you may offer for resale, resell or otherwise transfer any new notes issued to you in the exchange offer without further registration under the Securities Act or delivery of a prospectus if you:

     .    are acquiring the new notes in the ordinary course of your business;

     . are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes;

     . are not an affiliate of ours as defined in Rule 405 under the Securities Act; and

     .    are not a broker-dealer who acquired old notes from us.

     If you do not satisfy these criteria:

     . you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of new notes; and

     . you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the new notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes it acquired as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of its new notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. See "Plan of Distribution."

Shelf Registration Statement

     If (1) we determine that applicable laws or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; (2) the exchange offer registration statement is not effective on or before June 9, 2001; (3) the exchange offer is not consummated on or before July 29, 2001; (4) we receive a request from any initial purchaser with respect to any old notes held by it that are not eligible to be exchanged for new notes in the exchange offer after the completion of the exchange offer; or (5) any holder of old notes is not permitted pursuant to applicable law or applicable policies of the SEC to participate in the exchange offer and thereby receive new notes, or any holder that participates in the exchange offer does not receive freely tradeable new notes upon valid tender of old notes, we have agreed that we will promptly notify the holders of the old notes and will, at our cost:

     . use our reasonable best efforts to cause to be filed with the SEC a shelf registration statement relating to a shelf registration of the old notes covering resales of the old notes;

     . use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as soon as practicable; and

     . use all reasonable efforts to keep effective the shelf registration statement until the earlier of the date that is two years (or another period as may after the date of this prospectus be referred to in Rule 144(k) under the Securities Act) after the date of issuance of the old notes and the date all old notes eligible to be sold under the shelf registration statement have been so sold or cease to be outstanding.

     We will provide to each relevant holder of the old notes copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take various other actions as are required to permit unrestricted resales of the relevant old notes. A holder of old notes that sells its old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder, including some indemnification and contribution obligations. In addition, a holder of old notes will be required to deliver information to be used in connection with the shelf registration statement in order to have that holder's notes included in the shelf registration statement.

     If the shelf registration statement is not filed as promptly as practicable, and in any event within 45 days after we become obligated to file the shelf registration statement or, if after the shelf registration statement is declared effective, either it ceases to be effective during the required time period or the shelf registration statement or related prospectus ceases to be usable to resell the old notes for various reasons, we must pay you as a holder of outstanding old notes, additional interest at a rate of 0.5% per annum until all registration defaults have been cured.

     The foregoing is a summary description of the material provisions of the registration rights agreement. Because it is a summary, it does not include all of the information that is included in the registration rights agreement. We encourage you to read the entire text of the registration rights agreement carefully because it, and not this description, defines your rights as a holder of the old notes. The registration rights agreement is included as an exhibit to the registration statement of which this prospectus is a part. You may request a copy of the registration rights agreement at our address set forth under "Where You Can Find More Information."

Terms of the Exchange Offer

     We will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You should read "--Expiration Date; Extensions; Amendments" below for an explanation of how the expiration date may be amended.

     Holders may exchange some or all of their old notes in denominations of $100,000 and integral multiples of $1,000 in excess thereof. We will issue and deliver $100,000 principal amount of new notes in exchange for each $100,000 principal amount of outstanding old notes, and $1,000 principal amount of new notes in exchange for each $1,000 of outstanding old notes, accepted in the exchange offer.

     By tendering old notes in exchange for new notes and by signing the letter of transmittal (or delivering an agent's message instead of a letter of transmittal), you will be representing that, among other things:

     .    you are not our affiliate (as defined in Rule 405 under the Securities
          Act);

     .    you are not a broker-dealer who acquired old notes directly from us;

     . any new notes to be received by you will be acquired in the ordinary course of your business;

     . you are not engaging in and do not intend to engage in a distribution of the new notes;

     . you have no arrangement or understanding with any person to participate in the distribution of the new notes; and

     . you acknowledge that if you are deemed to have participated in the exchange offer for the purpose of distributing the new notes, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

     In connection with the exchange offer, holders of the old notes do not have any appraisal or dissenters' rights under law or the indenture governing the old notes.

     We are sending this prospectus and the letter of transmittal to all
registered holders of old notes as of the close of business on           , 2001.

     We are not conditioning the exchange offer upon the tender of any minimum amount of old notes.

     We have provided for customary conditions, which we may waive in our discretion. See "--Conditions of the Exchange Offer."

     We may accept tendered old notes by giving oral or written notice to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the new notes from us and delivering them to you.

     You will be required to pay brokerage commissions or fees and transfer taxes with respect to the exchange of old notes. We will pay charges and expenses in connection with the exchange offer to the extent indicated in the registration rights agreement.

Expiration Date; Extensions; Amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on       ,
2001, unless we, in our sole discretion, extend it. We may extend the exchange offer at any time and from time to time by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by making a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We may also accept all properly tendered old notes as of the expiration date and extend the expiration date in respect of the remaining outstanding old notes. We may, in our sole discretion,

     .    amend the terms of the exchange offer in any manner;

     . delay acceptance of, or refuse to accept, any old notes not previously accepted;

     .    extend the exchange offer; or

     .    terminate the exchange offer.

     We will give prompt notice of any amendment to the registered holders of the old notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

     Only a holder of old notes may tender them in the exchange offer. For purposes of the exchange offer, the term "holder" or "registered holder" includes any participant in DTC whose name appears on a security position listing as a holder of old notes.

     To tender in the exchange offer, you must cause the following items to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:

     . a confirmation of the book-entry transfer of the tendered old notes into the exchange agent's account at DTC;

     . a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message instead of that letter of transmittal; and

     .    any other documents required by the letter of transmittal.

     If you wish to tender your old notes and your old notes are not available, you cannot complete the procedures for book-entry transfer or you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this section under the heading "--Guaranteed Delivery Procedures."

     Any beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to participate in the exchange offer should promptly contact the person through which it beneficially owns its old notes and instruct that person to tender old notes on behalf of the beneficial owner. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From Owner" in the form accompanying this prospectus, which is included as an exhibit to the registration statement of which this prospectus is a part. If the beneficial owner wishes to tender on his or her own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     The tender by a holder of old notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions specified in this prospectus and in the letter of transmittal. If a holder tenders less than all the old notes held, the holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of old notes delivered to it to have been tendered unless the holder has indicated otherwise.

     The method of delivery of the letter of transmittal or agent's message and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. Do not send your letter of transmittal or other required documents to us.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, that were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution."

Signature Requirements and Signature Guarantee

     You must arrange for an "eligible institution" to guarantee your signature on the letter of transmittal or a notice of withdrawal, unless the old notes are tendered:

     . by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal (see "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" in the letter of transmittal); or

     .    for the account of an eligible guarantor institution.

     The following are "eligible institutions":

     . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     . a commercial bank or trust company having an office or correspondent in the United States; or

     . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

     If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing and must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

Book-Entry Transfer

     The exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes in DTC's book-entry system. Subject to the establishment of the account, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer them into the exchange agent's account with respect to the old notes. However, the exchange agent will only exchange the old notes so tendered after a timely confirmation of their book-entry transfer into the exchange agent's account, and timely receipt of an agent's message and any other documents required by the letter of transmittal.

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

     . DTC has received an express acknowledgment from a participant tendering old notes stating that the participant agrees to participate in the automated tender option program;

     . the participant has received the letter of transmittal and agrees to be bound by its terms; and

     .    we may enforce that agreement against the participant.

     Although you may effect delivery of old notes through book-entry transfer into the exchange agent's account at DTC, unless the exchange agent receives an agent's message in compliance with the automated tender option program, you must provide the exchange agent a completed and executed letter of transmittal with any required signature guarantee (or an agent's message instead of a letter of transmittal) and all other required documents prior to the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the letter of transmittal (or an agent's message instead of a letter of transmittal) to the exchange agent within the time period provided under those procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

     If you wish to tender your old notes and your old notes are not immediately available, you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or you cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

     .    you make the tender through an eligible guarantor institution;

     . prior to the expiration date of the exchange offer, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) specifying the name and address of the holder and the principal amount of your old notes tendered, stating that the tender is being made by delivery of the notice of guaranteed delivery, and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the old notes being tendered, a properly completed and duly executed letter of transmittal or a confirmation of a book-entry transfer into the exchange agent's account at DTC and an agent's message and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

     . the exchange agent receives your old notes being tendered and letter of transmittal, properly completed and duly executed, with any required signature guarantees, or confirmation of a book-entry transfer into its account at DTC and an agent's message and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date. To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal before 5:00 p.m., New York City time, on the expiration date.

     Any notice of withdrawal must:

     . specify the name of the person having deposited who desires to withdraw;

     . identify the old notes to be withdrawn, including the certificate numbers and principal amount of the old notes and the name and number of the account at DTC to be credited; and

     . be signed by you in the same manner as the original signature on your letter of transmittal (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer of the withdrawn old notes into your name or any other name in which old notes are to be registered, if so specified.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of all withdrawal notices. Our determination will be final and binding on all parties. We will not deem any old notes withdrawn to be validly tendered for purposes of the exchange offer and will not issue new notes for them unless the holder of old notes withdrawn validly retenders them. You may retender withdrawn old notes by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Determination of Validity

     We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes in our sole discretion. Our determination will be final and binding. We may reject any and all old notes that are not properly tendered or any old notes of which our acceptance would, in our opinion or the opinion of our counsel, be unlawful. We also may waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within a time period determined by us.

     Although we intend to notify tendering holders of defects or irregularities with respect to tenders of old notes, neither we nor anyone else has any duty to do so. Neither we nor the exchange agent shall incur any liability for failure to give that notification. Your old notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date, the exchange agent will return any old notes that we reject due to improper tender or otherwise unless you cured all defects or irregularities or we waive them.

     We reserve the right in our sole discretion:

     . to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date;

     . to terminate the exchange offer, as set forth in "--Conditions of the Exchange Offer"; and

     . to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of those purchases or offers may differ from the terms of the exchange offer.

Conditions of the Exchange Offer

     We will not be required to accept for exchange, or to issue new notes for, any old notes, and we may terminate, waive any conditions to or amend the exchange offer if, in our sole judgment, the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights will not be deemed a waiver of that right and that right will be deemed an ongoing right that may be asserted at any time and from time to time. If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     . refuse to accept any old notes and return any old notes that have been tendered to the tendering holders;

     . extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of the holders of the tendered old notes to withdraw those old notes; or

     . waive the termination event with respect to the exchange offer and accept the properly tendered old notes that have not been withdrawn.

     If we determine that a waiver constitutes a material change in the exchange offer, we will promptly disclose the change in a manner reasonably calculated to inform the holders of the change and we will extend the exchange offer to the extent required by law.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, as soon as practicable after the expiration date, all old notes that have been validly tendered and not withdrawn, and will issue the applicable new notes in exchange for those old notes promptly after our acceptance of those old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as and if we have given written and oral notice of acceptance to the exchange agent.

     For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest will be payable semi-annually on the new notes each May 1 and November 1. Interest on the new notes will accrue from the last date through which interest was paid on the old notes (expected to be May 1, 2001) and will first be paid on the new notes on the first May 1 or November 1 following the date the exchange offer is completed (expected to be November 1, 2001). No interest will be paid in connection with the exchange. Old notes accepted for exchange will cease to accrue interest from and after the date on which they are accepted for exchange. Holders whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date and will be deemed to have waived their rights to receive the accrued interest on the old notes.

     If any tendered old notes are not accepted for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, those unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes or, if the old notes were tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, the return of old notes will be effected promptly after the expiration or termination of the exchange offer.

Exchange Agent

     We have appointed Ameren Services as the exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent as follows:

   Delivery to: Ameren Services Company, Exchange Agent

      By mail:                              By hand or overnight courier:

      P.O. Box 66887                        1901 Chouteau Avenue
      St. Louis, Missouri 63166-6887        St. Louis, Missouri 63103
      Attention: Investor Services MC 1035  Attention: Investor Services MC 1035
                 Personal and Confidential             Personal and Confidential


      By facsimile (for eligible institutions):  (314) 554-2401


      Facsimile confirmation only:  (314) 554-3502 or (800) 255-2237 (toll free)

     If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions by facsimile other than as set forth above, that delivery or those instructions will not be effective.

Information Agent

     We have appointed Morrow & Co., Inc. as the information agent for the exchange offer. You should direct all communications regarding the exchange offer, including requests for assistance or for additional copies of this prospectus or of the letter of transmittal, as follows:

     Delivery to:  Morrow & Co., Inc., Information Agent

     By mail, hand or overnight courier:

     445 Park Avenue, 5th Floor
     New York, New York 10022
     Attention:  John Ferguson, Personal and Confidential

     For information, you can call the information agent collect at:
     (212) 754-8000.

     Banks and brokerage firms should call the information agent at: (800) 654-2468.

     You may contact the information agent via e-mail at ameren.info@morrowco.com.

Fees and Expenses

     We will bear expenses of the exchange offer to the extent indicated in the registration rights agreement. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and employees and those of our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Transfer Taxes

     We will not pay any transfer taxes applicable to the exchange of old notes pursuant to the exchange offer.

     In addition to transfer taxes imposed with respect to the exchange of old notes pursuant to the exchange offer, the tendering holder will pay transfer taxes, if:

     . new notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered; or

     . tendered old notes are registered in the name of any person other than the person signing the letter of transmittal.

     If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from those taxes with your letter of transmittal, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

     We will record the new notes at the same carrying value as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the exchange offer for accounting purposes. We will classify these expenses as debt issuance costs and include them in other assets on our balance sheet. We will amortize these expenses on a straight line basis over the life of the new notes.

Consequences of Failure to Exchange Old Notes

     Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of those old notes. The old notes were originally issued in a transaction exempt from registration under the Securities Act, and may be offered, sold, pledged or otherwise transferred only:

     . in the United States to a person whom the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A under the Securities Act;

     . outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

     . pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

     .    pursuant to an effective registration statement under the Securities
          Act.

     The offer, sale, pledge or other transfer of old notes must also be made in accordance with any applicable securities laws of any state of the United States, and the seller must notify any purchaser of the old notes of the restrictions on transfer described above. We do not currently anticipate that we will register the old notes under the Securities Act.

Appraisal or Dissenters' Rights

     Holders of the old notes will not have appraisal or dissenters' rights in connection with the exchange offer.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes. The old notes that are surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer to the extent indicated in the registration rights agreement. No underwriter is being used in connection with the exchange offer.

Sources and Uses of Funds

     We received proceeds of $423,642,500 from the sale of the old notes. We used those proceeds to: (1) repay intercompany debt incurred in connection with the acquisition of the operating combustion turbine units, (2) prefund a portion of the estimated acquisition cost of the committed units, (3) pay for a portion of capital expenditures of our coal plants for year 2000 and (4) pay for the costs of issuing the old notes, including initial purchasers' commissions.

     The following table sets forth the approximate sources and uses of funds in connection with the sale of the old notes.

                                                                                                      (in thousands)
                                                                                                    ------------------
Sources of Funds
  Proceeds of old notes.........................................................................          $423,643
                                                                                                          ========
Uses of Funds
  Acquisition cost of operating combustion turbine units........................................          $273,000
  Prefunding a portion of the acquisition cost of committed units...............................          $125,000
  Funding of a portion of capital expenditures on our coal plants for year 2000.................          $ 19,022
  Cost of issuance..............................................................................          $  6,621
                                                                                                          --------
     Total Uses of Funds........................................................................          $423,643
                                                                                                          ========

                                CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of our company as of December 31, 2000 and the pro forma capitalization of our company as of December 31, 2000 after giving effect to the expected assumption by us of AmerenCIPS' obligations with respect to $104 million of tax-exempt pollution control loan obligations and $1 million of related unamortized debt issue costs. The pro forma capitalization is presented for illustrative purposes only and is not necessarily indicative of the capitalization of our company as a result of the assumption of the pollution control loan obligations.

                                                                                      As of
                                                                               December 31, 2000          Pro Forma
                                                                              -------------------       -------------
                                                                                             (in thousands)
Debt:
Senior debt
   Loan obligations for tax-exempt bonds...................................         $       --           $  104,000
   Senior Notes............................................................         $  423,676           $  423,676
Total senior debt..........................................................         $  423,676           $  527,676
Subordinated intercompany notes(1).........................................         $  601,626           $  498,626
Total debt.................................................................         $1,025,302           $1,026,302

Total shareholder equity...................................................         $   43,810           $   43,810
Total capitalization.......................................................         $1,069,112           $1,070,112

__________
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     Ameren Corporation is a registered holding company under PUHCA that was formed in December 1997 upon the merger of AmerenUE and CIPSCO Incorporated, the former parent company of AmerenCIPS. In conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997, on May 1, 2000, following the receipt of all required state and federal regulatory approvals, AmerenCIPS transferred its electric generating assets and related liabilities, at historical net book value, to a newly created non-regulated company, AmerenEnergy Generating Company, referred to as the company, in exchange for a subordinated promissory note in the amount of $552 million from the company and 1,000 shares of the company's common stock.

     Resources is a holding company for Ameren's non-regulated electric generation business whose principal subsidiaries include the company, Development Co., Fuels Co. and Marketing Co. Fuels Co. acts as the company's agent and manages the company's coal, natural gas and fuel oil procurement and supply. Development Co. develops and constructs generation assets for the company, and the company purchases generation assets from Development Co. when the assets are available for commercial operation. Marketing Co. focuses on selling at wholesale, energy, capacity and other energy products for terms in excess of one year and retail transactions. In addition, Ameren Energy, Ameren Corporation's energy trading and marketing subsidiary, acts as agent for the company and enters into contracts for the wholesale purchase and sale of energy on its behalf for terms less than a year. The company qualifies as an exempt wholesale generator under PUHCA and acts as Resources' primary vehicle for the ownership and operation of its non-regulated electric generation assets.

     The company's financial statements include charges for services that Ameren Services, a wholly-owned subsidiary of Ameren Corporation, provides to the company. Ameren Services provides shared support services for all Ameren companies. Charges are based upon the actual costs incurred by Ameren Services as required by PUHCA.

     On May 1, 2000, the company and Marketing Co. entered into the Genco-Marketing Co. agreement (and amended August 14, 2000) under which Marketing Co. is entitled to purchase all of the company's energy and capacity. Any energy which Marketing Co. does not purchase will be released to Ameren Energy, which will seek to market it on the company's behalf. Also on May 1, 2000, Marketing Co. and AmerenCIPS entered into the Marketing Co.-CIPS agreement to supply sufficient power to meet AmerenCIPS' native load requirements. A portion of the capacity and energy supplied by the company to Marketing Co. is resold to AmerenCIPS for resale to native load customers at rates specified by the Illinois Commerce Commission (ICC) (which approximate the historical regulated rates for generation) or to those retail customers allowed choice of an electric supplier under state law at fixed market-based prices. Other capacity and energy purchased by Marketing Co. from the company will be used by Marketing Co. to serve its obligations under various long-term wholesale contracts it assumed from AmerenCIPS and other long-term wholesale and retail contracts it may enter into. The company's plants and AmerenUE's plants will continue to be jointly dispatched under the amended joint dispatch agreement. The Marketing Co.-CIPS agreement expires December 31, 2004 and the Genco-Marketing Co. agreement may be terminated upon at least one year's notice given by either party, but in no event can it be terminated prior to December 31, 2004.

     The Illinois Electric Service Customer Choice and Rate Relief Law of 1997 provides for retail direct access, which allows customers to choose their electric generation supplier, to be phased in over several years. The phase-in of retail direct access began on October 1, 1999, with large industrial and commercial customers principally comprising the initial group. The remaining commercial and industrial customers in Illinois were offered choice on December 31, 2000. Retail direct access will be offered to residential customers on May 1, 2002. The company is unable to predict the ultimate impact that retail direct access in Illinois will have on its future financial condition, results of operation or liquidity.

     The assets transferred to the company in May 2000 included the coal plants located in Newton, Coffeen, Meredosia, Grand Tower and Hutsonville, Illinois along with other rights, assets and liabilities related to the generation of electricity by AmerenCIPS. These electric generating facilities have a combined total generating capacity of 2,860 megawatts. Seven hundred and fifty employees, or approximately 45 percent of AmerenCIPS' workforce, were also transferred to the company as part of the transfer of the coal plants.

     In June and July of 2000, the company acquired combustion turbine generating units at Pinckneyville and Gibson City, Illinois from Development Co. at Development Co.'s historical net book value. The total installed cost of these combustion turbine generating units is approximately $200 million. In September 2000, the company also acquired three combustion turbine generating units at the Joppa, Illinois site from an affiliate at the affiliate's historical net book value. The total installed cost of these combustion turbine generating units is approximately $73 million. The company has entered into an operating lease agreement with Development Co. for these units at the Joppa site. The three combustion turbine generating units have been leased to Development Co. for a minimum term of fifteen years. The company receives rental payments under the lease in fixed monthly amounts that vary over the term of the lease and range in amount from $0.8 - $1.0 million. Development Co. is entitled to all of the output produced from the three units and will be responsible for all operating expenses. Development Co. intends to enter into an agreement with Midwest Electric Power, Inc., an affiliate, under which Midwest Electric Power, Inc. will provide operations and maintenance services. On November 1, 2000, Development Co. and Marketing Co. entered into an electric power supply agreement, referred to as the Development Co.-Marketing Co. agreement. The Development Co.-Marketing Co. agreement entitles Marketing Co. to all of the output from the Joppa site. The Development Co.-Marketing Co. agreement contains a monthly capacity charge that approximates the lease payment obligation Development Co. incurs from the company and an energy charge equal to the variable costs of operating the combustion turbine generating units.

     The company's combustion turbine generating units at Pinckneyville, Gibson City and Joppa represent 584 megawatts of capacity, which, including the capacity from the company's coal plants, gives the company 3,444 megawatts of total generating capacity at December 31, 2000. In the near term, the company expects to increase its generating capacity to 4,264 megawatts by mid-2001.
With the addition of these units and other planned new combined cycle and simple cycle combustion turbine generating units, the company expects to have a total net electric generating capacity of up to 5,754 megawatts by mid-2005. These future plans are subject to change, including increasing or decreasing planned or installed future generating capacity, based on market conditions, regulatory approvals for additions, the company's results of operations and financial condition, availability of financing and other factors determined by management.

Results of Operations

     The company has a limited operating history. Separate financial statements with regard to the company's business are available only for the period since May 1, 2000. Prior to that, all operations of the coal plants were fully integrated with, and therefore results of operations were consolidated into the financial statements of, AmerenCIPS, whose business was to generate, transmit and distribute electricity and to provide other utility customer support services.

     Earnings

     Earnings for the period May 1, 2000 through December 31, 2000 totaled $44 million. The earnings were primarily driven by sales associated with the Genco-Marketing Co. agreement, as well as sales of available generation by Ameren Energy. For the period May 1, 2000 through December 31, 2000, the company's electric revenue was $477 million of which $341 million was derived under the Genco-Marketing Co. agreement. Electric revenues from Ameren Energy's marketing efforts for the period from May 1, 2000 through December 31, 2000, were $105
million.   Electric revenues from sales of available generation to AmerenUE through the amended joint dispatch agreement for the period May 1, 2000 through December 31, 2000, were $31 million.

     Operating Costs

     Operating expenses for the period May 1, 2000 through December 31, 2000 were $376 million. The operating expenses consisted of the following:

                      (in millions)

          Fuel and purchased power                     $    235
          Other operating expenses                           54
          Maintenance                                        46
          Depreciation & amortization                        28
          Other taxes                                        13
                                                      ---------
                                                        $   376


     Other operating expenses consist primarily of employee benefits, professional services and expenses associated with support services that are provided by Ameren Services. The support services provided by Ameren Services are based upon the actual costs incurred.

     During the period May 1, 2000 through December 31, 2000, major maintenance expenditures included boiler maintenance, precipitator inspection and outage maintenance at the Coffeen station and boiler maintenance, turbine inspection and overhaul and replacement of precipitator controls at the Newton station.

     Depreciation consists of that from the coal plants and the new combustion turbine generating units. For the period from May 1, 2000 through December 31, 2000, depreciation was $28 million. The net plant and equipment transferred from AmerenCIPS totaled $635 million.

     Interest Expense

     For the period from May 1, 2000 through December 31, 2000, interest expense was $35 million. Of this amount, $26 million is from the $552 million subordinated intercompany note payable to AmerenCIPS. Interest expense on the old notes in this period was $5 million. The interest rates of the outstanding debt ranged from 6.16% to 8.35%. Interest capitalized totaled $0.8 million for the period May 1, 2000 through December 31, 2000 and related to construction in progress at the company's coal plants.

Liquidity and Capital Resources

     Cash provided by operating activities totaled $97 million, for the period from May 1, 2000 through December 31, 2000.

     Cash flows used in investing activities totaled $570 million, for the period from May 1, 2000 through December 31, 2000 and related primarily to the purchase of new combustion turbine generating units and capital expenditures at the coal plants of $345 million, advances to Development Co. for the purchase of committed units of $125 million and loans to Ameren Corporation's non-utility money pool of $100 million.

     For the period May 1, 2000 through December 31, 2000, nine combustion turbine generating units were placed in commercial operation at Pinckneyville, Gibson City and Joppa, Illinois. These units provide additional generating capacity of 584 megawatts and cost approximately $273 million.

     Cash flows provided by financing activities totaled $467 million for the period from May 1, 2000 through December 31, 2000 and related to the issuance of a $50 million subordinated intercompany note payable to Ameren Corporation and the issuance of 7.75% Senior Notes, Series A due 2005, referred to as Series A Notes, and 8.35% Senior Notes, Series B due 2010, referred to as Series B Notes. The $50 million subordinated intercompany note payable to Ameren Corporation bears interest at 7% per annum, has a 10-year amortization and 5-year maturity. Series A Notes totaled $225 million. Interest accrues on the Series A Notes at a rate of 7.75% per year and is payable semiannually in arrears on May 1 and November 1 of each year commencing on May 1, 2001. Principal of the Series A Notes will be payable on November 1, 2005. Series B Notes totaled $200 million. Interest accrues on the Series B Notes at a rate of 8.35% per year and is payable semiannually in arrears on May 1 and November 1 of each year commencing on May 1, 2001. Principal of the Series B Notes will be payable on November 1, 2010. The proceeds received by the company from the old notes were $423.6 million. With the proceeds of the old notes, the company repaid $220 million of short-term intercompany borrowings, prefunded $125 million of combustion turbine generating units expected to be available for commercial operation in 2001 and funded approximately $19 million of capital expenditures incurred in 2000. The remainder of the proceeds after transaction costs were loaned to Ameren Corporation's non-utility money pool until such time as the company needs the proceeds for working capital or capital expenditures.

     The company's capital structure includes a $552 million subordinated intercompany note which it issued to AmerenCIPS as part of the purchase price for the transfer of the coal plants. The AmerenCIPS subordinated note bears interest at 7% per annum, has a 10-year amortization schedule and a 5-year maturity. Debt service during the term of the AmerenCIPS subordinated note will be payable solely from ''available cash,'' defined as cash available after payment of all operating and maintenance expenses, debt service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes as determined by the company in its discretion. Any installment payment amount which is not paid when due because of the available cash limitation will be payable when available cash becomes sufficient to permit the payment, or else carried forward until maturity. The company may not prepay the AmerenCIPS subordinated note in whole or in part prior to the stated maturity, May 1, 2005, without the prior written consent of the holders of a majority of the outstanding notes issued under the indenture and such approvals as are required under the terms of any other senior indebtedness. However, the outstanding principal amount of the AmerenCIPS subordinated note will be reduced by the amount of tax-exempt pollution control loan obligations the company assumes from AmerenCIPS, as discussed below. In addition, with the consent of AmerenCIPS, the company may also prepay the AmerenCIPS subordinated note in whole or in part with proceeds derived from other debt or equity securities it may issue which rank subordinate and junior to senior indebtedness on terms comparable to those of the AmerenCIPS subordinated note. The AmerenCIPS subordinated note may not be transferred by AmerenCIPS except to another wholly-owned subsidiary of Ameren Corporation. Resources has agreed with the company that, in the event that upon maturity the AmerenCIPS subordinated note has not been paid in full or refinanced with other subordinated intercompany indebtedness with terms at least as subordinate, then Resources will assume the company's obligations under the AmerenCIPS subordinated note (subject to regulatory approval), with no further liability to the company, or contribute sufficient funds to the company as equity or subordinated debt to enable the company to pay in full the remaining balance of the AmerenCIPS subordinated note.

     Capital Expenditures

     Capital expenditures at the company's coal plants are expected to approximate $160 million in total for the period 2001 through 2005, excluding capital expenditures required to comply with nitrogen oxide (NO\\X\\) emissions standards. The timing of these capital expenditures may be modified by management based upon working capital needs, available financing and future environmental regulations.

     In July 1997, the United States Environmental Protection Agency (USEPA) issued regulations revising the National Ambient Air Quality Standards for ozone and particulate matter. The regulations had been remanded back to the USEPA for review, and the USEPA appealed that decision to the U.S. Supreme Court. On February 27, 2001, the U.S. Supreme Court reversed and remanded the case to the U.S. Court of Appeals for the District of Columbia for further evaluation and opinion. When the proposed ambient standards are ultimately enacted, such standards will require significant additional reductions in sulfur dioxide (SO\\2\\) and NO\\X\\ emissions from the company's power plants. At this time, the company is unable to predict the ultimate impact of these revised air quality standards on its future financial condition, results of operations or liquidity.

     In an attempt to lower ozone levels across the eastern United States, the USEPA issued regulations in September 1998 to reduce NO\\X\\ emissions from coal-fired boilers and other sources in 22 states, including Illinois (where all of the company's coal-fired power plant boilers are located). The regulations were challenged in a U.S. District Court. In March 2000, the court upheld the regulations pertaining to Illinois and further delayed the compliance date until 2004. The regulations mandate a 75% reduction in NO\\X\\ emissions from utility boilers in Illinois by the year 2004. The NO\\X\\ emissions reductions already achieved on several of the company's coal-fired power plants will help to reduce the costs of compliance with these regulations. However, the regulations will require the installation of selective catalytic reduction technology on some of the company's units, as well as other additional controls.

     Currently, the company estimates that its additional capital expenditures to comply with the final NO\\X\\ regulations could range from $125 million to $150 million in total over the period 2001 to 2004. Associated operations and maintenance expenditures could increase $5 million to $8 million annually, beginning in 2005. The company will explore alternatives to comply with these new regulations in order to minimize, to the extent possible, its capital costs and operating expenses. The company is unable to predict the ultimate impact of these standards on its future financial condition, results of operations or liquidity.

     The company has several sources potentially available to fund such capital expenditures, including cash from operations, borrowings from Ameren Corporation's non-utility money pool and any additional funding which might become available from Resources or Ameren.

     The company believes that cash flow from operations will be sufficient to cover aggregate interest payments under outstanding borrowings as they come due and to cover expected capital expenditure requirements discussed above.

     Future Capacity Additions

     The company intends to purchase from Development Co. combustion turbine generating units at Kinmundy and Grand Tower, Illinois, Columbia, Missouri and at the existing Pinckneyville station for approximately $425 million in 2001, once they are available for commercial operation. These simple cycle and combined cycle combustion turbine generating units will provide incremental capacity of 820 megawatts.

     The company also intends to purchase from Development Co. additional combustion turbine generating units at undetermined sites. These combustion turbine generating units are expected to cost up to approximately $736 million, provide additional capacity of up to 1,490 megawatts and be available for
commercial operation between mid-2002 and mid-2005.   The following is a summary
of the company's planned additions of combustion turbine generating units.

         Year           Megawatts        Estimated Cost
                                         (in millions)
      -----------     --------------    ----------------
          2001              820               $425
          2002              515               $250
          2003              325               $206
          2004              325               $140
          2005              325               $140


     The company anticipates securing additional permanent financing during 2001-2004 to fund the purchase of completed combustion turbine generating facilities. At this time, the company is unable to determine the amount of the additional permanent financing, as well as the additional financing's impact on the company's financial position, results of operation or liquidity.

     The company has the ability to borrow up to $463 million from Ameren Corporation through a non-utility money pool agreement. However, the total amount available to the company at any given time is reduced by the amount of borrowings from the non-utility money pool by other Ameren non-regulated companies but increased to the extent other Ameren non-regulated companies have surplus funds and the availability of other external borrowing sources. The non-utility money pool was established to coordinate and provide for short-term cash and working capital requirements of Ameren's non-regulated activities and is administered by Ameren Services. Interest is calculated at varying rates of interest depending on the composition of internal and external funds in the non-utility money pool. For the period May 1, 2000 through December 31, 2000, the average interest rate for the non-utility money pool was 6.52%. At December 31, 2000, the company had loaned $100 million to the non-utility money pool and at least $296 million was available through the non-utility money pool subject to reduction for borrowings by other Ameren non-regulated companies.

     AmerenUE currently has electric transmission and distribution facilities and gas distribution facilities in Illinois largely adjacent to the service territory of AmerenCIPS. Ameren plans to cause AmerenUE's Illinois properties (excluding the AmerenUE Venice generating station and certain transmission facilities) to be transferred to AmerenCIPS at historical net book value. The transfer, which is subject to regulatory approvals, would add about 525 megawatts of demand to the AmerenCIPS load. This increased load will be supplied through the Marketing Co.-CIPS agreement under similar terms as existing sales to AmerenCIPS for other than market sales.

     Subject to certain approvals, the company intends to become primarily liable for $104 million of tax-exempt pollution control loan obligations to be transferred from AmerenCIPS during 2001. Upon the transfer of these obligations to the company, the amount of the company's liability to AmerenCIPS under the $552 million subordinated intercompany note will be reduced by a similar amount. The pollution control loan obligations referred to above have maturity dates ranging from 2014 to 2028 and bear interest at variable rates. At December 31, 2000, the interest rate on the pollution control loan obligations was 4.95%. However, concurrent with the transfer of these variable rate obligations to the company, the company expects to convert these to fixed interest rate obligations based on market conditions at that time.

     In the ordinary course of business, the company explores opportunities to reduce its costs in order to remain competitive in the marketplace. Areas where the company focuses its review include, but are not limited to, labor costs and fuel supply costs. In the labor area, the company has reached agreements with all of its major collective bargaining units which will permit it to manage its labor costs and practices effectively in the future. The company also explores alternatives to effectively manage the size of its workforce. These alternatives include utilizing hiring freezes, outsourcing and offering employee separation packages. In the fuel supply area, the company, working with its affiliate, Fuels Co., explores alternatives to effectively manage its overall fuel costs. These alternatives include diversifying fuel and transportation sources for the company's fossil power plants (e.g. utilizing low-sulfur versus high-sulfur coal), as well as restructuring or terminating existing contracts with suppliers.

     Certain of these reduction alternatives could result in additional investments being made at the company's power plants in order to utilize different types of coal, or could require nonrecurring payments of employee separation benefits or nonrecurring payments to restructure or terminate existing fuel contracts with suppliers. Management is unable to predict which (if any), and to what extent, these alternatives to reduce its overall cost structure will be executed, as well as determine the impact of these actions on the company's future financial position, results of operations or liquidity.

Market Risk Related to Financial Instruments and Commodity Instruments

     Market risk represents the risk of changes in value of a physical asset or financial instrument, derivative or non-derivative, caused by fluctuations in market variables (e.g., interest rates, commodity prices, etc.). The following discussion of the company's risk management activities includes "forward-looking" statements that involve risks and uncertainties. Actual results could differ materially from those projected in "forward-looking" statements. The company handles market risks in accordance with established policies, which may include entering into various derivative transactions. In the normal course of business, the company also faces risks that are either non-financial or non-quantifiable. Such risks principally include business, legal and operational risks and are not represented in the following analysis.

     The company's risk management objective is to optimize its physical generating assets within prudent risk parameters. Risk management policies are set at the Ameren Corporation level by a Risk Management Steering Committee, which is comprised of senior-level Ameren officers. Although the policies are set at the Ameren Corporation level, they are applicable to the company, as well as Ameren Corporation's other subsidiaries.

     Interest Rate Risk

     The company is exposed to market risk through changes in interest rates through its issuance of both variable rate and fixed rate debt. The company manages its interest rate exposure by controlling the amount of these instruments it holds within its total capitalization portfolio and by monitoring the effects of market changes in interest rates. At December 31, 2000, the company had no variable rate debt outstanding.

     Commodity Price Risk

     The company is exposed to changes in market prices for electricity and fuel. Several techniques are utilized to mitigate the company's risk, including utilizing derivative financial instruments. A derivative is a contract whose value is dependent on, or derived from, the value of some underlying asset. The derivative financial instruments that the company uses (primarily forward contracts, futures contracts and option contracts) are dictated by risk management policies.

     The Emerging Issues Task Force of the Financial Accounting Standards Board
(EITF) Issue 98-10, "Accounting for Energy Trading and Risk Management Activities" became effective on January 1, 1999. EITF 98-10 provides guidance on the accounting for energy contracts entered into for the purchase or sale of electricity, natural gas, capacity and transportation. The EITF reached a consensus in EITF 98-10 that sales and purchase activities being performed need to be classified as either trading or nontrading. Ameren Energy enters into contracts for the sale and purchase of energy on behalf of the company. The company is ultimately responsible for the performance of these contracts. As of December 31, 2000, virtually all of Ameren Energy's transactions were considered nontrading activities and were accounted for using the accrual or settlement method, which represents industry practice.

     Electricity Price Risk

     The company measures its electricity position as total generating resources available, given historical forced outage rates, planned outages and forward market prices, less projected fixed price load requirements. The company considers the contracts in place through the end of 2004 to supply full requirements to AmerenCIPS' native load and fixed price market-based retail customers plus Marketing Co.'s wholesale contract commitments transferred to Marketing Co. from AmerenCIPS to be load requirements. The company's electricity and capacity price risks are primarily mitigated by the Genco-Marketing Co. agreement, the Marketing Co.-CIPS agreement, and Marketing Co.'s fixed-price wholesale contract commitments. For the period May 1, 2000 through December 31, 2000, these agreements accounted for 71% of total operating revenues and are therefore the largest single protection against falling electricity and capacity prices.

     The portion of the company's capacity which is not covered by the agreements and contracts discussed above will be managed either by Marketing Co. (generally for wholesale transactions over one year and retail sales) or Ameren Energy (generally for wholesale transactions under one year). The company's strategy is to continue to utilize Marketing Co. to offer most of its output under long-term wholesale contracts as more of the company's capacity and energy becomes available for resale as existing contracts expire. Ameren Energy will extract additional value from the generating facilities by selling energy in excess of the needs of Marketing Co. Also, Ameren Energy will purchase power on the company's behalf when power is available for purchase at lower cost than the company's cost of generation. Such power would be purchased to satisfy the company's delivery requirements under its agreement with Marketing Co., which Marketing Co. will use to meet its obligations under the load requirements discussed above.

     The amended joint dispatch agreement includes a sharing mechanism which provides the company a benefit when it is able to use relatively low-cost generation available from AmerenUE to meet its long-term fixed price sales obligations as an alternative or supplement to its own generating resources. Conversely, the company forgoes some of the potential gain that would arise from high peak power prices in short-term or spot markets because AmerenUE has the right to use the company's available energy (i.e., energy not sold by the company to Marketing Co.) to the extent such energy is less expensive than energy produced from AmerenUE's next economically dispatchable generating unit. The price payable to the company in these circumstances would likely be lower than peak market prices. Under the amended joint dispatch agreement, the company and AmerenUE also share revenues when sales are made from AmerenUE's or the company's generating facilities to third parties on a short-term or spot basis.

     Fuel Price Risk

     The company forecasts forward fuel exposure based on historical unit availability, load requirements, forward fuel prices and forward electricity prices. This practice substitutes market purchases to supply load requirements when the price to purchase electricity is less than the cost to produce electricity, and creates forecasted fuel exposure when generation will be used to cover forecasted electricity sales.

     Natural gas and coal price risks will be managed by Fuels Co. acting as the company's agent. Fixed price forward contracts, as well as futures and options, are all instruments which may be used to manage these risks. The majority of the company's fuel supply contracts are physical forward contracts.

     Over 90% of the required coal for the company's coal plants has been acquired at fixed prices for 2001. As such, the company has minimal coal price risk for 2001. In addition, at least 64% of the coal requirements through 2005 and at least 45% of such requirements through 2010 are covered by long-term contracts. Under the existing requirements contracts, the capacity and energy requirements can be substantially satisfied by operation of the company's coal plants and accordingly, the fuel position with respect to such contracts is covered.

     The company's natural gas procurement strategy is designed to ensure reliable and immediate delivery of natural gas to its intermediate and peaking units by optimizing transportation and storage options and minimizing cost and price risk by structuring various supply agreements to maintain access to multiple gas pools and supply basins and reduce the impact of price volatility. For the period from May 1, 2000 through December 31, 2000, natural gas costs were $5 million.

     Although the company cannot completely eliminate the effects of elevated gas prices and price volatility, its strategy is designed to dampen the effect of these market conditions on the results of its operations. The company's gas procurement strategy includes procuring natural gas under a portfolio of agreements with price structures including fixed price, indexed price and embedded price hedges such as caps and collars. The company's strategy also utilizes physical assets through storage, operator and balancing agreements to dampen price volatility.

Other Matters

     Accounting Matters

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 defines and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities and requires recognition of all derivatives as either assets or liabilities on the balance sheet measured at fair value. The intended use of the derivatives and their designation as either a fair value hedge, a cash flow hedge, or a foreign currency hedge will determine when the gains or losses on the derivatives are to be reported in earnings and when they are to be reported as a component of other comprehensive income in stockholders' equity. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which delayed the effective date of SFAS 133 to all fiscal quarters of all fiscal years, beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133," which amended certain accounting and reporting standards of SFAS 133. The company is adopting SFAS 133 in the first quarter of 2001. The impact of this standard to the company resulted in a cumulative charge as of January 1, 2001 of $2 million after income taxes to the income statement and a cumulative adjustment of $3 million to other comprehensive income which decreased stockholders' equity. However, the Derivatives Implementation Group
(DIG), a committee of the FASB responsible for providing guidance on the implementation of SFAS 133, has not reached a conclusion regarding the appropriate accounting treatment of certain types of energy contracts under SFAS
133. The company is unable to predict when this issue will ultimately be resolved and the impact the resolution will have on the company's future financial position, results of operations or liquidity. Implementation of SFAS 133 will likely increase the volatility of the company's earnings in future periods.

     Other

     Certain employees of the company and its affiliated companies are represented by the International Brotherhood of Electrical Workers and the International Union of Operating Engineers. These employees comprise approximately 75% of the company's workforce. Labor agreements covering virtually all represented employees of the company expired in 1999 and were renewed for a term expiring in 2002.

     The company is involved in legal and administrative proceedings before various courts and agencies with respect to matters arising in the ordinary course of business. The company believes that the final disposition of these proceedings will not have a material adverse effect on its financial position, results of operations or liquidity.

     Safe Harbor Statement

     Specific statements contained in this registration statement are forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Although the company believes these statements are based upon reasonable assumptions, no assurance can be given that the future results covered by the forward-looking statements will be achieved. Forward-looking statements are subject to risks, uncertainties and other factors that may be outside of the company's control and that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The most significant of the risks, uncertainties and other factors are fuel prices and availability; generation plant construction, installation and performance; the impact of current environmental regulations on generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect; wholesale and retail pricing for electricity in the Midwest; the effects of regulatory actions, including changes in regulatory policy; changes in laws; other governmental actions; future wages and employee benefits costs; competition from other generating facilities, including new facilities that may be developed in the future; cost and availability of transmission capacity for the energy generated by the company's generating facilities or required to satisfy energy sales made on the company's behalf; and legal and administrative proceedings.

                                  OUR BUSINESS

Our Market

     Our coal plants, operating combustion turbine units and committed units are located in Illinois within MAIN. MAIN also includes portions of Eastern Missouri, where our affiliate AmerenUE has generation capacity, Eastern Wisconsin and Michigan's Upper Peninsula. Energy use by sector for the combined Ameren electric system is 26% industrial, 37% commercial, 35% residential and 2% wholesale (municipals and cooperatives). Within the MAIN region, Ameren holds the largest market share of installed generating capacity (approximately 24%).

     According to the independent market consultant, the regional Midwest electricity market is characterized by:

     . sustained energy and peak demand growth that is expected to continue at an annual average rate of 1.4% per year over the next twenty years, compared to a weather-normalized growth rate of 2.8% over the past five years;

     . a well-developed electrical transmission system capable of transferring high volumes of electricity throughout the Midwest;

     . ready access to competitively priced gas and coal supplies from a diversified range of sources;

     . a significant amount of base-load generation resources, with more than 80% of the capacity in the region currently consisting of coal and nuclear base-load facilities;

     . a shortage of generating capacity that has recently resulted in electricity price spikes that are above the long-run marginal cost of constructing new generating facilities; and

     . a need for as much as 24,000 megawatts of new generation capacity between 2000 and 2020.

     Illinois is one of the principal markets in which the output of our facilities will be sold. In December 1997, the Governor of Illinois signed the Illinois Electric Service Customer Choice and Rate Relief Law of 1997 providing for electric utility restructuring in the State of Illinois. This legislation introduces competition into the supply of electric energy at retail in Illinois. Major provisions of this legislation include the phasing-in through 2002 of retail direct access which allows customers to choose their electric generation suppliers. The phase-in of retail direct access began on October 1, 1999 with large commercial and industrial customers principally comprising the initial group that is entitled to choose suppliers. Retail direct access was offered to the remaining commercial and industrial customers on December 31, 2000 and will be offered to residential customers by May 1, 2002.

Our Strategy

     Generation Strategy/Capacity Expansion

     Our company, together with the other subsidiaries of Resources, form the vehicle through which Ameren intends to expand its non-regulated energy business. Our strategy is to aggregate a critical mass of generating assets with the appropriate mix of base-load, intermediate and peaking capacity to meet the needs of the markets we have targeted and, therefore, optimize our financial and operational performance. We expect to increase our generating capacity from 3,444 megawatts currently to 4,264 megawatts by mid-2001, including our committed units, as well as 288 megawatts of additional capacity from our pending additions to be located at Columbia, Missouri and our Pinckneyville station.

     Between mid-2002 and mid-2005, we expect to add up to an additional 1,490 megawatts of generating capacity from planned units. Capacity and energy from new generation projects will be targeted at

     . providing sufficient power to meet anticipated load growth in Illinois,

     . serving areas with supply shortages where Resources would have a competitive advantage, and

     . serving new contracts with large customers in need of dedicated generating assets. To react quickly to market conditions, Development Co. has procured a supply of critical equipment scheduled for delivery at key intervals and relies on a team of development personnel to assess and obtain sites and complete the necessary permitting activities. We will acquire the Kinmundy, Columbia and additional Pinckneyville simple cycle and Grand Tower combined cycle units from Development Co. in mid-2001 when they are ready for commercial operation, thereby separating us from the associated development and construction risks.

     These future plans are subject to change, including increasing or decreasing planned or installed future generating capacity, based on market conditions, regulatory approvals for additions, the company's results of operations and financial condition, availability of financing and other factors determined by management.

     Portfolio Diversification

     Our generation strategy is based on operating a diversified generating asset portfolio "anchored" by a sizeable base of low-cost coal-fired assets. Currently, our coal plants represent the majority of our generation revenues and our generating capacity, to which we will add intermediate and peaking generating capacity over the next few years. These intermediate and peaking capacity additions are intended to balance our portfolio, capture potential benefits of peak period pricing, and provide us with additional operational flexibility and potential ancillary services revenue.

     Asset Optimization

     Our strategy depends on our ability to extract maximum value from our generating facilities. Ameren has a successful track record as an efficient and low-cost power producer. We seek to maximize the value of our generating facilities by combining this core competency with a diversified asset portfolio, the ability to dispatch throughout the price curve, our marketing strategy described below, an integrated fuel procurement strategy and conservative risk management practices. Our objective is to sell a significant portion of our generation under term contracts in excess of one year. At the same time, the sale of a portion of our output into short-term markets is designed to mitigate price risk and enable us to maintain appropriate reserve resources while still providing the ability to capitalize on market pricing opportunities and market inefficiencies.

     Fuel Management and Procurement

     Ameren's fuel management and procurement strategy is managed by Fuels Co. which coordinates fuel and gas supply for AmerenUE, AmerenCIPS and us on a centralized basis. We believe this functional centralization increases buying power, improves negotiation of transportation arrangements and reduces administrative costs. Ameren has substantial background in fuel and gas procurement in our region.

     Our coal procurement strategy concentrates on ensuring the fuel needs of our coal plants are met while minimizing cost, both of the commodity and transportation. We seek to fix the price of coal and mitigate commodity price exposure through term contractual arrangements. Through a combination of long-term and short-term contracts, we have fixed the price of coal for more than 90% of our requirements through 2001. In addition, 64% of our coal requirements through 2005 and 45% of our requirements through 2010 will be met through long-term fixed price contracts. Though we have a significant portion of our coal requirements contracted, we intend to continue to purchase some portion of our requirements on a spot basis to allow for operational flexibility in terms of more readily adjusting coal inventories and allowing ourselves to be responsive to the operating strategies applicable to our generating facilities. We manage coal transportation costs by establishing multiple means of delivery of coal to our coal plants or using different transporters in one form of conveyance.

     Our natural gas procurement strategy is designed to ensure reliable and immediate delivery of natural gas to our intermediate and peaking facilities by optimizing transportation and storage options. We address gas supply cost and price risk by structuring agreements to maintain access to multiple gas pools and supply basins and reduce the impact of price volatility. Although we cannot completely eliminate the effects of elevated gas prices and price volatility, our strategy is designed to dampen the effect of these market conditions on our financial results.

     Natural gas storage and transportation agreements include firm and interruptible services structured to allow our facilities operational flexibility while minimizing fixed costs for capacity. Our transportation agreements give us access to natural gas production basins in the Gulf of Mexico, East Texas/Oklahoma, South Texas, Louisiana and Canada. Our gas purchase agreements are arranged with both indexed and fixed price structures and with embedded financial products designed to limit exposure to price volatility.

     Marketing Strategy

     The output of our generating facilities is sold by Marketing Co. and Ameren Energy. Marketing Co.'s objective is to be a leading wholesale and retail energy marketing company in our region. Marketing Co.'s strategy:

     . targets the industrial, municipal and large commercial customers and retail aggregators who seek price stability;

     . optimizes new and existing generating assets on an integrated basis with its affiliates; and

     . differentiates its strategy from competitors by offering term contracts supported by generating resources.

     Marketing Co. has obtained regulatory certification in Illinois which allows it to market to retail customers and it is currently pursuing similar certification in Ohio. Marketing Co.'s experience base and resources should be scalable as retail competition expands to a meaningful degree in our markets.

     Marketing Co. has initially focused on customers in Missouri, Illinois, Indiana and Ohio where there is the greatest opportunity for success in the wholesale markets. Secondarily, it will pursue opportunities in other Midwest markets. It will continue to capitalize on our current and planned generation capacity by focusing on customers with a need for price certainty and an aversion to supply risk. Marketing Co. offers products such as full requirements contracts, on-peak and off-peak service and physically settled power supply options to provide value to customers. Target customers for the wholesale market include municipals, electric membership cooperatives, investor-owned utilities, aggregators and marketers.

     Retail market activity will be initially focused on Illinois and Ohio, where markets are soon to be open to competition. The most attractive market segments will include large commercial and industrial customers, or aggregated loads that have similar buying characteristics to Marketing Co.'s wholesale targets.

     Competitive Advantages

     We believe that we are well positioned to compete successfully in the markets in which we serve or intend to serve in the future. Our low-cost coal-fired generation provides the greatest advantage. Our reliance on a mix of coal and natural gas provides diversification of fuel risk and allows optimization of assets. The peaking and combined cycle additions, both those installed recently and those planned in the near term, allow us to meet a broad range of customer requirements. Our personnel provide valuable expertise in operations and cost management. We believe that experience in developing plants and in navigating the regulatory and permitting processes in Illinois makes us a competitive force in our region.

     Other key strengths of our company include:

     . Our revenues are largely derived from low-cost, high capacity factor coal-fired plants, while our portfolio is diversified by fuel type among coal, gas and oil.

     .    We have contracts for much of our output through the end of 2004.

     . We have a key strategic location; we have access to MAIN and ECAR, two of the largest regions in the country, with 145,000 megawatts of demand.

     . Ameren has a strong track record of keeping fuel costs low through its purchasing strategy, its ability to utilize a range of transportation options, and its gas storage options.

     . Marketing Co. benefits from Ameren's extensive market knowledge and strong customer relationships, based on providing cost-effective service to its native load customers.

     . The separation of construction risk (with respect to the committed units and other planned units) and trading operations away from our company enables us to focus our capabilities and resources on optimizing the operations of our generating asset portfolio.

     . Resources offers a team of industry professionals who bring project development, financial, engineering, marketing, risk management and fuel procurement experience to each project.

Our Electric Generating Facilities

     On the basis of generating capacity, the diversification of our asset portfolio, with respect to the coal plants, the operating combustion turbine units and the committed units, is illustrated in the table below.

                                                       Capacity (MW)
                                         ---------------------------------------
                          Unit             Base-Load    Intermediate   Peaking
                          ----             ---------    ------------   -------
               Newton 1..................     555
               Newton 2..................     555
               Coffeen 1.................     340
               Coffeen 2.................     560
               Meredosia 1...............                      62
               Meredosia 2...............                      62
               Meredosia 3...............                     215
               Meredosia 4...............                                168
               Hutsonville 3.............                      76
               Hutsonville 4.............                      77
               Grand Tower 1/3...........                     239
               Grand Tower 2/4...........                     253
               Joppa 1...................                                 62
               Joppa 2...................                                 62
               Joppa 3...................                                 62
               Gibson City 1.............                                115
               Gibson City 2.............                                115
               Pinckneyville 1...........                                 42
               Pinckneyville 2...........                                 42
               Pinckneyville 3...........                                 42
               Pinckneyville 4...........                                 42
               Kinmundy 1................                                115
               Kinmundy 2................                                115
                                           ---------    ------------   -------
                                             2010             984        982

     We expect to generate the bulk of our revenues from our high capacity factor coal-fired plants and, accordingly, we expect to generate more revenue from these units as compared to our intermediate and peaking facilities.

     The following are brief summaries of the coal plants that we acquired from AmerenCIPS and the operating combustion turbine units and committed units that we financed using a portion of the proceeds from the sale of the old notes.

     Coal Plants Acquired from AmerenCIPS

     The table below is derived from information set forth in the Independent Technical Review included as Annex A to this prospectus and depicts selected characteristics of each of our coal plants. As indicated in the Independent Technical Review, some of our coal plants are expected to be dispatched more of the time than they had been historically, due to renegotiated coal supply contracts which have made operation of these plants more economically attractive.


                                          Rated    Projected Twenty
                                          -----    ----------------
                                         Capacity    Year Average
                                         --------    ------------
                                  Year     (net     Capacity Factor  Heat Rate
                                 -----     ----     ---------------  ---------
            Facility             Built      MW)           (%)        (Btu/kWh)
            --------             -----      ---           ---        ---------
         Newton Unit 1.........   1977      555           82.8         10,107
         Newton Unit 2.........   1982      555           84.3         10,306
         Coffeen Unit 1........   1965      340           63.6         10,871
         Coffeen Unit 2........   1972      560           67.6         10,407
         Meredosia Unit 1......   1948       62           30.6         13,209
         Meredosia Unit 2......   1949       62           29.8         13,209
         Meredosia Unit 3......   1960      215           44.1         10,461
         Meredosia Unit 4......   1975      168            0.4         25,502
         Hutsonville Unit 3....   1953       76           20.3         11,006
         Hutsonville Unit 4....   1954       77           23.0         10,921
         Grand Tower Unit 3....   1951       85           N/A*           N/A*
         Grand Tower Unit 4....   1958      105           N/A*           N/A*

* These units are being repowered with two gas-fired combustion turbines described below under "--Committed Units--Grand Tower Station (repowered)."

     Newton Station

     The Newton station is located outside the town of Newton, Illinois, and will operate as a base-load facility. The station consists of two essentially identical steam-electric generating units. The units are equipped with electrostatic precipitators for control of particulate emissions. Unit 1 uses low NO\\X\\ burners for NO\\X\\ control. Unit 2 currently has no special provisions for NO\\X\\ control, but we expect to install a low NO\\X\\ burner system in 2001. SO\\2\\ is controlled on units 1 and 2 by burning low-sulfur coal, which is currently acquired from the Powder River Basin.

     Coffeen Station

     The Coffeen station is located just outside the town of Coffeen, Illinois and will operate as a base-load facility. The station consists of two steam-electric generating units. Units 1 and 2 are equipped with electrostatic precipitators for particulate control. Units 1 and 2 have no special provisions for SO\\2\\ control. Both units employ cyclone burners with over fire air systems installed during 1999 and 2000. Selective catalytic reduction systems, or SCRs, are planned for both units in the 2001-2003 time frame.

     Meredosia Station

     The Meredosia station is located on the Illinois River, in the town of Meredosia, Illinois. The station consists of four steam-electric generating units. Units 1, 2 and 3 are coal-fired units. Units 1, 2 and 3 will operate as intermediate facilities. Unit 4 is a peaking facility and is a pressurized, reheat, oil-fired unit. Units 1, 2 and 3 are equipped with electrostatic precipitators for control of particulates; unit 4 has no precipitator. Units 1 and 2 have no special provisions for NO\\X\\ control. Unit 3 has ABB-CE level 1 low NO\\X\\ burners installed in 1997. The unit 4 boiler is equipped with over-fire air and gas recirculation to allow NO\\X\\ control. None of the units have provisions for control of SO\\2\\ emissions.

     Hutsonville Station

     The Hutsonville station is located along the Wabash River, outside of Hutsonville, Illinois, and will operate as an intermediate facility. The station currently consists of two steam-electric generating units (units 1 and 2 were retired in place in 1982). Units 3 and 4 are identical coal-fired steam-electric generating units. The units are equipped with electrostatic precipitators for control of particulate emissions. The units have no special provisions for NO\\X\\ or SO\\2\\ control.

     Grand Tower Station

     The Grand Tower station is located on the Mississippi River outside the town of Grand Tower, Illinois. The station previously consisted of two coal-fired steam-electric generating units. The coal-fired boilers are no longer being operated. The station is in the process of being repowered as a gas-fired combined cycle facility scheduled to go into commercial operation in 2001.

     Combustion Turbine Simple Cycle and Combined Cycle Units

     The table below depicts select characteristics of our operating combustion turbine generating units and committed units.

                                                                                                          Projected Net
                                                                                                          -------------
                                                                                                            Heat Rate
                                                                                                            ---------
                                   Commercial                                                             (natural gas)
                                   ----------                                                             -------------
                                    Operation       No.      Capacity                                       per Unit
                                    ---------       ---      --------                                       --------
        Site/Facility                 Date         Units   (megawatts)       Fuel        Configuration      (Btu/kWh)
        -------------                 ----         -----   -----------       ----        -------------      ---------
   Pinckneyville (Units 1-4).....       6/00          4          168    natural gas       simple cycle         8,811
   Gibson City...................     6-7/00          2          230      dual fuel       simple cycle        10,061
   Joppa(1)......................       9/00          3          186    natural gas       simple cycle           N/A
   Kinmundy......................       6/01(2)       2          230      dual fuel       simple cycle        10,056
   Grand Tower (repowered).......       7/01(2)       2          492    natural gas     combined cycle         9,326

   __________
   (1) We have leased the Joppa units to Development Co., and will receive fixed lease payments which are not based on actual output or performance of the units.
   (2) Expected final commercial operation date.

     Operating Combustion Turbine Units

          Pinckneyville Station

     The Pinckneyville station, a 168 megawatt simple cycle plant, is located approximately three miles northeast of Pinckneyville, Illinois. The station is a peaking plant and was commissioned for commercial operation in June 2000. This station has four GE LM6000 combustion turbine generating units each rated at 44 megawatts and fired on natural gas. Coolers and mechanical chillers are used to increase the rated capacity during peak days. The plant was utilized during 2000 to meet peak demand requirements and to sell energy into the wholesale market.

          Gibson City Station

     The Gibson City station, a 230 megawatt simple cycle peaking facility, is located within the Jordan Industrial Park in Gibson City, Illinois. The station consists of two Siemens Westinghouse (SWPC) W501D5A gas combustion turbines operating on simple cycle. The gas combustion turbines are equipped with dual fuel combustors and have dry low NO\\X\\ while burning natural gas and water injection for NO\\X\\ control while burning fuel oil. Construction of the Gibson City project began on August 2, 1999. The units became available for commercial operation in June and July 2000. The units are equipped with the most advanced noise-muffling system available for combustion turbines.

          Joppa Station

     We own three combustion turbine generating units which we are leasing on a long-term basis to Development Co. Lease revenues commenced in October 2000. The three combustion turbines had been in operation since 1974 at another location, and have been refurbished and relocated to the Joppa, Illinois site. Each combustion turbine generating unit set utilizes a General Electric model MS7001B combustion turbine rated at approximately 62 megawatts. The refurbishment included increasing the gas turbine firing temperature, increasing the inlet airflow by upgrading the variable inlet guide vanes, adding an inlet fog cooling system and converting the combustion system from fuel oil to natural gas. All units became operational in September 2000.

     Committed Units

          Kinmundy Station

     The Kinmundy station, a 230 megawatt simple cycle plant, is located approximately three miles east of Patoka, Illinois. The station is expected to be a peaking facility and will consist of two Siemens Westinghouse W501D5A gas turbines operating on simple cycle. The gas combustion turbines will be equipped with dual fuel combustors and will have water injection for NO\\X\\ control while burning fuel oil. Project construction began on September 13, 1999 and we expect that both units 1 and 2 will be operational by June 2001.

          Grand Tower Station (repowered)

     The Grand Tower station, a 492 megawatt (net) repowered combined cycle plant, is located in southern Illinois on the Mississippi River approximately 90 miles southwest of Carbondale, Illinois. The repowered project configuration will be an intermediate load facility and includes two Siemens Westinghouse 501FD gas turbine generators to re-power the existing steam turbines for combined cycle operation. New heat recovery steam generators with duct firing capability will be installed to produce steam from the hot gas combustion turbine exhaust gases. The steam will be used to power the existing steam turbines for power production. The gas combustion turbines will burn only natural gas. We expect that the commercial operation date of the repowered unit 1 will be June 2001 and the repowered unit 2 will be July 2001.

Our Principal Agreements

     The following agreements have been entered into by us and our affiliates relating to the sale and marketing of power generated by our facilities. We have agreed to sell our output to Marketing Co. AmerenCIPS has agreed to purchase all of its tariffed and market-based retail sales requirements through 2004 from Marketing Co. In addition, Marketing Co. will sell power to unaffiliated customers. Marketing Co. will remit to us the proceeds of all of its sales, other than its sales of power from sources other than us.

     Electric Power Supply Agreement with Marketing Co.

     We have entered into an electric power supply agreement (originally dated May 1, 2000 and amended on August 14, 2000), the Genco-Marketing Co. agreement, with our affiliate, Marketing Co., under which we agree to sell, and Marketing Co. agrees to buy, power generated by our facilities, including the coal plants transferred from AmerenCIPS and any other generating facilities owned by us. This agreement will remain in effect until terminated by either party on one year's notice but may not be terminated prior to December 31, 2004.

     Marketing Co. will pay for the energy delivered under the Genco-Marketing Co. agreement as follows:

     . For energy supplied to Marketing Co. for resale at other than market prices, Marketing Co. will pay:

          (1) a fixed annual capacity charge (payable in monthly installments) of approximately $70,000 per megawatt of peak demand, and

          (2)  a fixed energy charge of $21.81 per megawatt hour.

     Peak demand is the greater of Marketing Co.'s highest forecasted peak demand for the following year for sales at other than market prices or its actual annual peak demand for that year. The monthly capacity charge payment is adjusted at the end of each year in the event actual peak demand for power resold at other than market prices for that year exceeded forecasted peak demand for that power.

     . For energy supplied to Marketing Co. for resale at market prices, Marketing Co. will pay to us the same price Marketing Co. receives for its sale. Marketing Co. will remit these proceeds to us monthly.

     The Genco-Marketing Co. agreement provides that, subject to the amended joint dispatch agreement described below, any power which Marketing Co. does not purchase may be released by it and sold on our behalf by Ameren Energy under the agency agreement described below. The Genco-Marketing Co. agreement also requires Marketing Co. to coordinate with Ameren Energy regarding the scheduling and dispatch of our facilities as required under the amended joint dispatch agreement.

     We will be relieved of our obligation to sell power to Marketing Co. in the event of "force majeure"--an event or circumstance which prevents us from performing which is not within our reasonable control. Force majeure does not include a situation where we could sell energy to a customer other than Marketing Co. at a more advantageous price.

     Disputes under the Genco-Marketing Co. agreement will be submitted to arbitration. Each party will select one arbitrator and those two arbitrators will select a neutral arbitrator. The arbitration will be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

     Marketing Co.-CIPS Electric Power Supply Agreement

     Marketing Co. and AmerenCIPS are parties to an electric power supply agreement (dated May 1, 2000), the Marketing Co.-CIPS agreement, which provides that Marketing Co. will supply electric capacity and energy necessary to enable AmerenCIPS to meet its obligations as a public utility through December 31, 2004. Marketing

Co. provides to AmerenCIPS all the firm electric capacity and energy that AmerenCIPS needs to serve its native load, to operate its transmission and distribution system, to perform transmission and distribution services, to fulfill its obligations under all applicable federal and state tariffs and contracts, to satisfy regional reliability requirements and for any other purpose related to the provision of wholesale or retail electric service. Marketing Co. is the exclusive provider to AmerenCIPS. The Marketing Co.-CIPS agreement terminates on December 31, 2004.

     AmerenCIPS pays an annual capacity charge (payable monthly) under the Marketing Co.-CIPS agreement based on the greater of:

     . AmerenCIPS' forecasted peak demand (megawatts) reported to MAIN for the year, or

     .    AmerenCIPS' actual annual peak demand (megawatts).

     The monthly capacity charge payment is adjusted at the end of each year in the event actual peak demand for that year exceeded forecasted peak demand. In any case, the forecasted or actual peak demand, as applicable, is reduced by the amount of peak demand represented by sales at market-based rates. The fixed annual capacity charge is approximately $70,000 per megawatt.

     Energy charges are based on a fixed rate of $21.81 per megawatt hour (except for the energy supplied for resale by AmerenCIPS at fixed price market-based rates). In addition, AmerenCIPS will pay Marketing Co. the amount that AmerenCIPS receives from retail customers for capacity and energy sold at fixed price market-based rates.

     Marketing Co. is not liable for failure to deliver energy to AmerenCIPS in the event of "force majeure"--an event or circumstance which prevents Marketing Co. from performing which is not within the reasonable control of Marketing Co. Force majeure does not include a situation where Marketing Co. could sell energy to another customer at a more advantageous price. Marketing Co. is not excused from delivering energy to AmerenCIPS because of a failure of transmission capacity unless that failure is due to a force majeure or uncontrollable force or similar event under the transmission provider's tariff.

     Disputes under the Marketing Co.-CIPS agreement will be submitted to arbitration. Each party will select one arbitrator and those two arbitrators will select a neutral arbitrator. The arbitration will be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

     Marketing Co. and AmerenCIPS may seek to extend the Marketing Co.-CIPS agreement upon its termination on December 31, 2004. The ability to extend the Marketing Co.-CIPS agreement may be subject to public bidding and other regulatory requirements applicable to AmerenCIPS at that time. No assurance can be given that the parties will be able to extend all or any portion of the Marketing Co.-CIPS agreement upon its termination.

     AmerenUE currently has electric transmission and distribution facilities and gas distribution facilities in Illinois largely adjacent to the service territory of AmerenCIPS. Ameren plans to cause AmerenUE's Illinois properties (excluding the AmerenUE Venice generating station and certain transmission facilities) to be transferred to AmerenCIPS. The transfer, which is subject to regulatory approvals, would add about 525 megawatts of demand to the AmerenCIPS load. This increased load will be supplied through the Marketing Co.-CIPS agreement under the same terms as existing sales to AmerenCIPS for other than market sales.

     Amended Joint Dispatch Agreement

     Prior to AmerenCIPS' transfer of its generating assets to us in May 2000, AmerenCIPS and AmerenUE jointly dispatched their generation pursuant to a joint dispatch agreement dated December 18, 1995. In connection with the asset transfer, AmerenCIPS assigned its electric generation rights and obligations under this agreement to us and it was amended accordingly to reflect the fact that we now own and operate the generation assets previously owned by AmerenCIPS. As a result, we jointly dispatch generation with AmerenUE under a new amended joint dispatch agreement, dated May 1, 2000. The amended joint dispatch agreement may be terminated by any of the parties on one year's notice, but may not be terminated prior to December 31, 2004.

     The amended joint dispatch agreement provides a basis upon which we can participate with AmerenUE in the coordinated operation of Ameren's transmission facilities with our generating facilities and AmerenUE's generating facilities in order to achieve economies consistent with the provision of reliable electric service and an equitable sharing of the benefits and costs of that coordinated operation. Under the agreement, each company is entitled to serve its "load requirements" (essentially, requirements customers and unit participation customers) from its own least-cost generation first, and then will allow the other company first priority access to any available generation if necessary to serve its load requirements. Conversely, a company has no call on the other company's resources until the other company has first served its load requirements. All of our sales to Marketing Co. are considered "load requirements." Sales made by us to other customers by Ameren Energy as our agent are not considered load requirements. Under the amended joint dispatch agreement, a party receiving energy from another party to satisfy its load requirements pays to the supplying party the marginal cost of generating the energy. Also, any demand charges associated with off-system purchases made by the agent to meet the parties' combined load requirements are assigned to the parties pro rata based on their respective load requirements over the period of the purchase.

     For off-system energy sales made by Ameren Energy with power generated by our plants, the amended joint dispatch agreement provides that we first recover our marginal cost related to those sales. The additional net proceeds are then subject to the sharing mechanism under the amended joint dispatch agreement and are allocated to us and AmerenUE pro rata based on our respective load requirements at the time of the sale. Likewise we share in the revenues produced when Ameren Energy sells energy from AmerenUE's resources.

     Although AmerenCIPS assigned its electric generation rights and obligations to us, AmerenCIPS is a party to the amended joint dispatch agreement because it also governs the allocation of transmission costs and revenues associated with third party transmission transactions. AmerenCIPS continues to own the transmission facilities that it owned prior to the transfer of the generating assets, and is entitled to a share of transmission revenues associated with third-party sales made across the Ameren transmission system by Marketing Co.

     Agency Agreement

     We have entered into an agency agreement with AmerenUE, Marketing Co. and Ameren Energy (dated May 1, 2000). Under this agreement, Ameren Energy provides wholesale power trading services relating to sales of energy for periods of less than one year to us, AmerenUE and Marketing Co., referred to as the client companies. Ameren Energy also provides the client companies with capacity management; business reporting; transaction administration; contract and counterparty administration; regulatory reporting, support and compliance; negotiation, execution and administration of contracts and other related services. Each of the client companies appoints Ameren Energy to be its agent to engage in power sales, purchases and trades, all for the account of the client company. We receive directly the proceeds of any sale of our power made by it on our behalf. Each client company will reimburse Ameren Energy for its costs incurred in providing service. This agreement will remain in effect for each client until that client terminates Ameren Energy as agent under the agreement.

     General Services Agreement and Fuel Services Agreement

     We receive various services from our affiliates under two service agreements. First, Ameren Services and Resources entered into a general services agreement in September 1999. Pursuant to this agreement, Ameren Services agreed to provide to Resources and to its subsidiaries, including us, various advisory, professional, technical and administrative services. The services to be provided under this agreement include, among others, accounting services, advertising and marketing efforts, corporate planning, support services, development services, executive management functions, human resources administration, industrial relations services and information services. In addition, in November 2000, Fuels Co. and Resources entered into a fuel services agreement. Pursuant to this agreement, Fuels Co. agreed to provide to Resources and to its subsidiaries, including us, various advisory, professional, technical and administrative services. The services to be provided under this agreement include, among others, fuel procurement and management services, emissions management services and ash management services.

     These agreements will continue in effect for the period during which Resources continues to request services under the terms of the agreements. All charges for services rendered under these agreements are based on "cost." All costs which can be directly attributed to a particular service are assigned to the user of that service and common costs are allocated on a fair and equitable basis. The cost allocation methods and other aspects of the service arrangements are subject to review and approval by the SEC under PUHCA.

     Parallel Operating Agreements

     We entered into several parallel operating agreements with Ameren Services as agent for AmerenUE and AmerenCIPS in May 2000. Pursuant to these agreements, our utility affiliates permit us to transmit power and energy generated from our generating plants on the utility's electric system. Under the parallel operating agreements, we are required to properly operate and maintain metering equipment, protective and control devices, generation equipment and communication devices. Additionally, we are required to operate our generating plants in accordance with various performance requirements, including harmonic, speed governor, voltage regulator and voltage control requirements.

     We executed parallel operating agreements with Ameren Services covering parallel operation in Jackson County, Crawford County, Montgomery County, Morgan County, Jasper County, Gibson City, Pinckneyville, Grand Tower and Kinmundy, each of which is located in the State of Illinois. The parallel operating agreements remain in effect until terminated by the parties. These agreements cover all of our coal plants, our operating combustion turbines at Pinckneyville and Gibson City and our committed units, and we expect to enter into similar parallel operating agreements with transmission providers for our future sites.

     Committed Unit Contribution Agreement

     We have entered into a committed unit contribution agreement, which we refer to as the combustion turbine agreement, with Resources (on behalf of itself and Development Co.) as the developers, pursuant to which, under specified conditions,

     . we will advance funds to the developers in respect of the purchase price of committed units prior to the date that construction of each committed unit is completed; and

     . upon completion, the developers will transfer ownership of each committed unit to us ready for commercial operation.

     With respect to each committed unit, we may advance an amount not greater than 105% of the sum of

     . the amount of unreimbursed expenditures previously made by the developers pursuant to the equipment contracts related to that committed unit;

     . the amount of scheduled payments due or to become due by the developers pursuant to those equipment contracts during the 60 day period following the date of the advance; and

     . the amount of unreimbursed expenditures previously made by the developers related to the committed unit for land, permits, engineering costs and other costs incurred in connection with the development and construction of that committed unit.

     Upon the earlier of

     . sixty days following the date that the committed unit satisfies the conditions for transfer to us; or

     . the date which is twelve months after the scheduled completion date of that committed unit in respect of which we have advanced funds to the developers,

the developers are required to either repay to us all funds that we have advanced for that committed unit, or transfer ownership of those committed unit to us, together with an assignment of all related equipment contracts and warranties.

     In order to transfer ownership of a committed unit to us, construction of the committed unit must be complete in accordance with the provisions of the related equipment contracts and the committed unit must be ready to commence commercial operation in all respects. In addition, the developers must certify to us that the committed unit has satisfied all performance tests, including, but not limited to any guaranteed performance criteria set forth in the related equipment contracts.

     In the event that the developers are not capable of certifying the requirements set forth in the immediately preceding paragraph, the developers may transfer ownership of that committed unit to us, if they certify to us that the committed unit has satisfied all minimum performance criteria set forth in the related equipment contracts and rebate to us, as a reduction in the purchase price of that committed unit, any amounts paid to the developers by the counterparties to the related equipment contracts which represent performance liquidated damages under those equipment contracts.

     If, on the date that the developers propose to transfer a committed unit to us, the committed unit's performance test results indicate performance levels below 80% of guaranteed performance levels, we may reject the proposed transfer and the developers are required to repay to us all funds that we have advanced for that committed unit.

     As of the date of issuance of the old notes, the combustion turbine agreement related only to the committed units described in this prospectus. Under the combustion turbine agreement, we and the developers may amend the combustion turbine agreement to incorporate additional combustion turbine units. Upon amendment, the additional combustion turbine unit will become a "committed unit" under the combustion turbine agreement.

Our Employees

     We employ approximately 750 people primarily at our coal plants. Seventy-five percent of our employees are represented by the International Brotherhood of Electrical Workers Local 702 and the International Union of Operating Engineers Local 148. The current collective bargaining agreements with virtually all of these locals extend until June 30, 2002.

     We believe that we have a good relationship with our employees.

Legal Proceedings

     We are not currently involved in any legal proceedings the outcome of which would have a material adverse effect on our financial condition, results of operations or cash flows.

Regulation

     Federal Utility Regulation

          Federal Power Act

     Under the Federal Power Act, the Federal Energy Regulatory Commission, or FERC, has exclusive rate-making jurisdiction over wholesale sales of energy and transmission in interstate commerce. FERC regulates the owners of facilities used for the wholesale sale of energy and transmission in interstate commerce as "public utilities" under the Federal Power Act. We are a "public utility" under the Federal Power Act.

     All public utilities subject to FERC jurisdiction are required to obtain FERC's acceptance of their rate schedules in connection with the wholesale sale of energy. FERC has approved our Genco-Marketing Co. agreement and related rate schedules whereby we sell capacity and energy to Marketing Co. FERC has also approved the Marketing Co.-CIPS agreement whereby Marketing Co. sells capacity and energy to AmerenCIPS and has approved Marketing Co. making sales of energy to unaffiliated persons at market-based rates. FERC has also approved the arrangement and rate schedules whereby Ameren Energy acts as our agent to make sales of energy on our behalf to unaffiliated persons at market-based prices.

     We are subject to a FERC-approved "code of conduct" which regulates our arrangements and transactions with our affiliates. We are seeking waivers from FERC to avoid being subject to regulation regarding accounting, record-keeping and reporting requirements otherwise imposed on utilities subject to FERC jurisdiction.

     We have authority from FERC at any time prior to June 23, 2002 to issue up to $1 billion of long-term debt and to issue short-term debt in an amount not to exceed $300 million.

          Public Utility Holding Company Act

     Our parent, Ameren Corporation, is a holding company registered under the PUHCA. Under PUHCA, any entity that owns or controls 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to regulation under PUHCA, unless an exemption is obtained or the SEC determines that the entity is not a holding company within the meaning of PUHCA. A holding company not entitled to an exemption must register. Registered holding companies are required to limit their utility operations generally to a single integrated public utility system and only those other businesses as are functionally related to the operations of the utility system. Except as noted below, subsidiaries of a registered holding company are subject to regulation of activities such as issuance of securities, affiliate transactions and financial reporting requirements.

     Under the Energy Policy Act of 1992, a company engaged exclusively in the business of owning and/or operating facilities used for the generation of electric energy exclusively for sale at wholesale may be certified as an "exempt wholesale generator." An exempt wholesale generator is not a "public utility company" as defined in PUHCA. We received certification from FERC as an exempt wholesale generator in 2000. We received the necessary approval from the ICC and the Missouri Public Service Commission (MPSC) finding that the transfer of the coal plants from AmerenCIPS to us would benefit customers, was in the public interest and did not violate applicable state law. Our arrangements with Marketing Co., AmerenCIPS and Ameren Energy are in compliance with the provisions under PUHCA designed to prevent affiliate abuse applicable to exempt wholesale generators and affiliated public utility companies.

     As an exempt wholesale generator, we are exempt from most of the provisions of PUHCA that otherwise would apply to us as a subsidiary of a registered holding company. Issuance of securities by us is not subject to approval by the SEC under PUHCA. The SEC has no jurisdiction over the sale of electricity by us to affiliates or non-affiliates. The SEC may impose limitations on Ameren Corporation in connection with its financing for the purpose of investing in exempt wholesale generators and foreign utility companies if Ameren Corporation's aggregate investment in those activities exceeds 50% of its consolidated retained earnings. At December 31, 2000, Ameren Corporation's aggregate investment in those entities was 13% of its consolidated retained earnings.

          State Utility Regulation

     The ICC regulates electric public utility companies under the Illinois Public Utilities Act (IPUA). We are not a public utility under the IPUA and are not subject to regulation by the ICC as to rates, issuance of securities or other matters.

     We are not subject to the jurisdiction of the MPSC.

     In December 1997, the Governor of Illinois signed the Illinois Electric Service Customer Choice and Rate Relief Law of 1997 providing for electric utility restructuring in Illinois. This legislation introduces competition into the supply of electric energy at retail in Illinois.

     Major provisions of this legislation include the phasing-in through 2002 of retail direct access, which allows customers to choose their electric generation suppliers. The phase-in of retail direct access began on October 1, 1999, with large commercial and industrial customers principally comprising the initial group that is entitled to choose suppliers. Retail direct access was offered to the remaining commercial and industrial customers on December 31, 2000 and will be offered to residential customers by May 1, 2002.

     In many states, including Illinois, companies who sell electricity directly to retail customers under deregulation legislation must be registered or licensed. Marketing Co. has obtained "alternative retail electricity supplier" status in Illinois and is seeking comparable status in other states where retail competition is developing.

          Regional Transmission Organizations and Independent System Operators

     All owners of transmission facilities subject to FERC jurisdiction must make their transmission system available for use by all generators of electricity in an open and non-discriminatory manner. Marketing Co. and Ameren Energy arrange to transmit the power we generate and that Marketing Co. and Ameren Energy sell to customers by reserving transmission on the system of Ameren and other transmission owners through Open Access Transmission Tariffs. FERC is fostering better transmission access and more liquid markets for transmission capacity by encouraging the formation of Independent System Operators (ISOs) and Regional Transmission Organizations (RTOs). Under FERC Order 2000, an RTO is an entity that satisfies minimum characteristics (independence, scope and regional configuration, operational authority and short-term reliability) and minimum functions (tariff administration and design, congestion management, parallel path flow, ancillary services, information access, market monitoring, planning and expansion and interregional coordination). Expansion of ISOs and RTOs should help keep transmission costs low and improve transmission capacity thus making it easier for Marketing Co. and Ameren Energy to sell the electricity we generate over a broader market.

     In November 2000, Ameren announced that it is withdrawing from the Midwest ISO to become a member of the Alliance Regional Transmission Organization (Alliance RTO), pending necessary regulatory approvals. In January 2001, FERC conditionally approved the formation of the Alliance RTO, including its rate structure. In February 2001, in a proceeding before FERC, the Alliance RTO and the Midwest ISO reached an agreement that would enable Ameren to withdraw from the Midwest ISO and join the Alliance RTO. This settlement agreement remains subject to FERC approval. Ameren's withdrawal from the Midwest ISO also remains subject to MPSC approval. In addition, Ameren's transfer of control and operation of its transmission assets to the Alliance RTO is subject to MPSC and ICC approvals.

          Environmental Regulation

     We must comply with federal, state and local environmental regulations relating to the safety and health of personnel, the public and the environment, including the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, reporting of and emergency response in connection with hazardous and toxic materials, safety and health standards, and environmental protection requirements, including standards and limitations relating to the discharge of air and water pollutants. Failure to comply with those statutes or regulations could have material adverse effects on us, including the imposition of criminal or civil liability by regulatory agencies or civil fines and liability to private parties, and the required expenditure of funds to bring us into compliance. Construction and operating permits under Illinois' air and water pollution control regulations have been obtained or are pending with respect to our operating combustion turbine units and committed units. We have no reason to believe that we will be unable to obtain pending permits in a timely manner.

     Many of the coal plants have full time environmental coordinators. Additional environmental support is provided by Ameren Services for the coal plants and the combustion turbine generating facilities.

     The operator of the Joppa station, through its parent corporation, is responsible for environmental compliance for the Joppa station. The Joppa station is not included within our SO\\2\\ and NO\\X\\ emission allowance compliance programs.

          Air Emission Compliance

     We currently are in material compliance with all applicable state and federal air regulations through a combination of unit-specific and system-wide compliance strategies. All necessary approvals and reporting procedures have been implemented with the Illinois Environmental Protection Agency (IEPA) and the USEPA. We employ an emissions averaging and trading program to comply with some sulfur dioxide and nitrogen oxides regulations.

          Sulfur Dioxide (SO\\2\\)

     SO\\2\\ emissions are regulated under Title IV of the Federal Clean Air Act Amendments of 1990 (CAAA), by USEPA New Source Performance Standards (NSPS) and by the IEPA regulations and operating permit requirements. Meredosia unit 4/boiler 6 and Newton units 1 and 2 are subject to Subpart D of the NSPS and have 0.8 pounds of SO\\2\\-per-million British thermal units (BTU) (lb SO\\2\\/mmBTU) and 1.2 lb SO\\2\\/mmBTU emission standards, respectively. Coffeen, Grand Tower, Hutsonville and the remaining units at Meredosia are subject to state-only plant lb SO\\2\\/hr emission limitations ranging from 8,536 lb/hr to 55,555 lb/hr.

     Title IV establishes an allowance trading program with two phases introduced over five years. Phase II of the Title IV SO\\2\\ program went into effect January 1, 2000 and includes all of our coal plants, operating combustion turbine units and committed units.

     With the implementation of Phase II, our units will need to obtain SO\\2\\ allowances to meet these new requirements. There are presently no flue gas desulfurization systems at our stations which could reduce SO\\2\\ emissions. We burn lower-sulfur Illinois coal at the Coffeen station and low-sulfur Powder River Basin coal at the Newton station to help lower annual emissions of SO\\2\\. In addition, the repowering of the Grand Tower station will provide additional reductions in SO\\2\\ emissions.

     After giving effect to the above compliance measures, we estimate that there will be an annual shortfall between the number of allowances allocated to each of our units and expected annual emissions. The current strategy for our plants is to purchase allowances at market value or to transfer allowances at cost from the bank of surplus allowances owned by our affiliate, AmerenUE. The AmerenUE SO\\2\\ allowance bank was approximately 770,000 allowances at the end of 2000. In January 2001, we exchanged 162,840 SO\\2\\ allowances with vintages of 2006 and later with AmerenUE for 120,000 SO\\2\\ allowances with vintages of 2002 and earlier. The market value of the allowances exchanged was approximately equal. We completed this exchange because we experienced a shortfall of SO\\2\\ allowances in 2000 and we are projecting a shortfall in SO\\2\\ allowances in 2001 and 2002 under current generation plans. This transaction was recorded at the historical cost of the allowances. We may alter our generation plan or increase our use of low-sulfur coal to improve our position in SO\\2\\ allowances. The estimated cost of purchasing allowances at market value (as developed by the independent market consultant) is included in our financial projections set forth in the Independent Technical Review included as Annex A to this prospectus.

          Nitrogen Oxides (NO\\X\\)

     NO\\X\\ emissions are regulated under Title IV of the CAAA, by NSPS and by the IEPA operating permit requirements. Meredosia unit 4/boiler 6 and Newton units 1 and 2 are subject to Subpart D of the NSPS and have 0.3 lb NO\\X\\/mmBTU and 0.7 lb NO\\X\\/mmBTU emission standards respectively. All coal-fired units at Coffeen, Grand Tower, Hutsonville, Meredosia and Newton are subject to the CAAA Title IV, Phase II NO\\X\\ limitations beginning on January 1, 2000 and ranging from 0.45 to 0.86 lb NO\\X\\/mmBTU.

     In order to comply with the annual NO\\X\\ limitations under Phase II of the Title IV NO\\X\\ program, a unit must either meet the individual limit for the boiler type or achieve equivalent compliance by means of an averaging plan. In June 2000, we submitted an averaging plan to the IEPA. Ameren has chosen to utilize a system-wide averaging plan for all of our generating facilities, as the compliance strategy for Phase II NO\\X\\ requirements. We have received a draft permit from the IEPA approving our averaging plan. Emission data through August 2000 indicates that our units are in compliance with the proposed averaging plan.

     Illinois has adopted NO\\X\\ control regulations that affect our stations. In December 2000, the Illinois Pollution Control Board (IPCB) enacted regulations designed to comply with USEPA's "SIP Call" rule. The regulations contain a cap on NO\\X\\ emissions of 0.15 lb. NO\\X\\/mmBTU during the ozone season and are effective May 31, 2004. The ozone season is defined as May 1 through September 30.

     Under the IEPA proposal, compliance can be achieved through an emission allowance trading program. Each unit would be allocated emission allowances annually for the ozone season. In order to comply with the proposed rules, we will need to rely on strategies beyond allowance trading. Ameren plans to employ several NO\\X\\ emission reduction technologies including selective catalytic reduction, low NO\\X\\ burner and overfire air retrofit, repowering and combustion optimization. The estimated capital and operating cost of these control measures, with the exception of such control measures for the pending additions, is included in the financial projections included in the Independent Technical Review. We believe we can meet the NO\\X\\ requirements with these strategies.

     In 1997, some northeastern states filed petitions with the USEPA under
Section 126 of the Clean Air Act requesting that USEPA issue a determination that major sources of NO\\X\\ emissions in other states including Illinois contribute significantly to "non-attainment" in areas further to the east and north. These petitions would require NO\\X\\ emission levels of 0.15 lb. NO\\X\\/mmBTU. Illinois' implementation of the NO\\X\\ SIP Call already imposes a 0.15 standard on our generating units and we do not anticipate additional controls resulting from the Section 126 petition process.

          New Source Review

     In the fall of 1999, USEPA initiated enforcement actions against 32 coal-fired generating units for alleged new source review (NSR) violations. USEPA claims that the units failed to install pollution control technology following various major unit modifications. We have not been named in these enforcement actions and, to date, we have not received requests for information concerning potential NSR violations at our generating facilities.

          Particulates and Opacity

     Our units are currently in material compliance with existing particulate emission limits. The USEPA has proposed new fine particulate matter ambient air quality standards that may establish additional areas of nonattainment. The regulations had been remanded back to the USEPA for review, and the USEPA appealed that decision to the U.S. Supreme Court. On February 27, 2001, the U.S. Supreme Court reversed and remanded the case to the U.S. Court of Appeals for the District of Columbia for further evaluation and opinion. When the proposed ambient standards are ultimately enacted, lower particulate matter emission limits will be imposed, as well as lower SO\\2\\ and NO\\X\\ limits in the future.

     For all of our coal plants, operating permit conditions allow operation during periods of opacity exceedances that are due to startup, shutdown, malfunction and breakdown. Excess opacity emissions have occurred at each of our coal plants, as is common at many coal-fired generating units. We deploy engineering practices, such as load reductions, designed to minimize the magnitude and duration of opacity exceedances.

          Other Air Pollutant Considerations

     The USEPA is identifying other potentially hazardous emissions, such as mercury, which may pose a potential health and environmental threat. Regulation of carbon dioxide and other greenhouse gases associated with climate change also is being studied by the USEPA. It is currently too early to tell what the impact of future USEPA regulation of these substances might be or whether they will affect our generating facilities.

     The IPCB has issued a nonbinding informational order concerning environmental regulation of natural gas-fired, peak-load electrical operating facilities, or peaker plants, such as most of our combustion turbine generating units. In its informational order, the IPCB recommends that the State of Illinois tighten current environmental regulations concerning peaker plants. In response to the informational order, IEPA may propose more stringent regulations for peaker plants.

          Water and Waste Water Compliance

     Our stations are permitted under the National Pollutant Discharge Elimination System (NPDES) which is administered by the IEPA. Wastewater treatment facilities have been provided to ensure compliance with permitted discharge limits. NPDES sampling data indicate general compliance with permit requirements. There are no outstanding water pollution control violations, enforcement issues or consent orders for our coal plants regarding water pollution with the exceptions noted below.

     Previously, variances were issued to the Newton and Coffeen stations regarding discharge thermal temperature limits in cooling lakes adjacent to the facilities. In January 2000, violation notices were issued to the Newton and Coffeen stations for thermal discharges that caused a fish kill during the extreme high temperature weather conditions experienced during drought conditions in July 1999. As a result of the violation notices, the variances were revoked and both stations were ordered to immediately comply with the previous thermal limits set out by the IPCB. We completed construction of engineered surface impoundments at the Newton and Coffeen stations during the summer of 2000. These impoundments should reduce thermal loads to the lakes that serve both stations and further reduce the likelihood of a fish kill. This effort will enhance our ability to meet electric demands during critical summer periods while better ensuring the protection of environmental resources.

     Our Newton, Hutsonville, Grand Tower and Meredosia stations all have active unlined ash impoundment systems. We close ash ponds when storage capacity becomes exhausted. Under Illinois law, the closure of ash ponds must comply with landfill and various groundwater regulations. In accordance with the terms of a settlement agreement with the Illinois Attorney General and the IEPA, we have constructed a new lined fly ash basin at the Hutsonville station and we intend to close the existing unlined basin. These actions are designed to address groundwater contamination associated with the ash ponds. In general, fly ash basins constructed in the future will have to be lined at a greater cost.

          Solid and Hazardous Waste Compliance

     Coal-fired generating facilities create fly ash and bottom ash as by-products of the coal combustion process. Accordingly, the primary large volume waste for our coal plants is fly ash and, to a lesser extent, bottom ash. Depending upon the station, fly ash is typically disposed of at an off-site commercial landfill, or on-site at a permitted landfill or treated through a surface impoundment system. Bottom ash is either disposed of on-site in a surface impoundment system or is used by third parties for road cinders or building or roofing materials.

          Newton Landfill. The Newton Phase I landfill operated from 1978 until its final closure in 1998. Scrubber sludge, fly ash and bottom ash from our coal plants were deposited into the Phase I landfill. The Newton station currently operates a Phase II landfill permitted for chemical and industrial wastes. Low volume plant wastes, fly ash and bottom ash from the Newton station and the other coal plants are deposited into the Newton Phase II landfill. The landfill's design includes all modern components of a solid waste disposal facility including leachate collection, comprehensive groundwater monitoring and leak detection, liners and cap materials, and load checking and gate control requirements. The Newton Phase II landfill is located directly adjacent and south of the Newton Phase I landfill. A shallow groundwater plume (approximately 12 feet below the ground surface) of ash leachate exists south of the Phase I landfill and will be intercepted during the construction of future Phase II landfill areas or cells. The Phase II landfill has no outstanding non-compliance issues that are anticipated to impact its long term availability and operation.

          Coffeen Landfill. The Coffeen station currently back hauls fly ash to a former coal mine for disposal or sends those wastes to permitted commercial landfills or for use as product material in cement kilns. Bottom ash is deposited in a pond. Alternatively, the Coffeen station is considering landfilling its combustion waste onsite and has obtained a permit to construct and operate a landfill for chemical and industrial waste streams. Construction of the landfill is not anticipated at this time. The Coffeen station has received an underground injection control permit for the disposal of ash in a former mine works under the station.

          Meredosia, Hutsonville and Grand Tower.   Our remaining coal plants do
not operate coal combustion landfill facilities. Fly ash and bottom ash is either sent to permitted commercial landfills or sluiced through a surface impoundment system. Ash from surface impoundments is periodically removed and shipped to cement kilns, landfilled or used for other beneficial purposes as authorized under Illinois law.

     Although proposals have been made from time to time to change the legal classification of ash from coal-fired electric generating facilities under federal environmental regulations, ash is not currently classified as a hazardous waste. The USEPA recently announced its intent to develop national standards to address the disposal of coal combustion wastes in landfills, surface impoundments and mines. If ash is reclassified as a hazardous waste or very stringent national ash disposal standards are adopted, the operating costs of our coal plants would increase.

     The potential exists for past or future discreet instances of soil and groundwater contamination at each of our coal plants due to their vintage and the nature of their operation. We expect to rely on a contractual indemnity from AmerenCIPS in the event we incur remediation costs at the sites of our coal plants on account of pre-existing environmental contamination.

                    SUMMARY OF INDEPENDENT TECHNICAL REVIEW

     Stone & Webster Consultants, Inc. has prepared the Independent Technical Review concerning specific technical, environmental and economic aspects of our electric generating facilities. We have attached the Independent Technical Review as Annex A to this prospectus. You should read this summary in conjunction with the full text of the Independent Technical Review. The Independent Technical Review includes, among other things, a conceptual design review of our electric generating facilities, a review of the significant contracts and a review of financial projections, including annual revenues, expenses and debt service coverage for our coal plants, operating combustion turbine units and committed units. We retained Stone & Webster Consultants, Inc. to prepare the Independent Technical Review because it is a leading consulting engineering firm that devotes a substantial portion of its resources to providing services related to the technical, environmental and economic aspects of power projects. Neither we, nor any of our affiliates, is affiliated with Stone & Webster Consultants, Inc. We advise you that the independent technical consultant's report is dated October 25, 2000, and information contained in that report may only be accurate as of that date. We have not requested, nor do not intend to request, that Stone & Webster Consultants, Inc. update any information in the Independent Technical Review, including but not limited to any projected operating and financial information.

     For purposes of reviewing the projected operating results, Stone & Webster Consultants, Inc. relied on specific assumptions regarding material contingencies and other matters that are not within the control of our company, Stone & Webster Consultants, Inc. or any other person. Each of these assumptions is described in the Independent Technical Review. These assumptions are inherently subject to significant uncertainties, and actual results will differ, perhaps materially, from those projected. See "Risk Factors." The projected operating and financial results were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or U.S. generally accepted accounting principles.

     Subject to the information contained and the assumptions and qualifications made, in the Independent Technical Review, Stone & Webster Consultants, Inc. expressed the opinions that:

Coal Plants

     . The Newton, Coffeen, Meredosia and Hutsonville stations were found to be well maintained and generally in good condition as compared to similar facilities of the same age. With the implementation of enhanced condition monitoring programs and the forecasted capital improvements, these electric generating facilities should continue to provide reliable power generation through the term of the financial model.

     . Stone & Webster Consultants, Inc. reviewed the technical inputs to the independent market consultant's dispatch simulation model. The key input data, such as claimed capacity, scheduled and forced outage rates and heat rates were reasonable and consistent with recent historical experience.

     . The generating assets are technically capable of performing at the capacity factors projected by the independent market consultant.

     . The company's forecasted O&M expenses are consistent with Ameren's historical expenditures and with other similar projects with which Stone & Webster Consultants, Inc. is familiar. The O&M expenses appear reasonable and adequate to meet the company's maintenance and performance objectives.

     . The overhaul schedules developed by Ameren are prudent and consistent with current operations. The overhaul and capital expenses forecasted in the financial model are considered adequate to support the continued operation of the generating assets through 2020, assuming implementation and continuation of condition assessment programs.

     . The generating assets are in compliance with current permit and consent order requirements. Ameren's approach to the solutions to the environmental issues identified is reasonable based on Stone & Webster Consultants, Inc.'s experience.

     . The company plans to comply with current NO\\X\\ and SO\\2\\ emissions limitations through the purchase of emissions credits and through capital expenditures, e.g., SCR systems. These plans appear to be reasonable and adequate, based on the information available at the time of Stone & Webster Consultants, Inc.'s review.

     . A Phase I environmental site assessment was conducted as part of this review, which indicated potential soil and groundwater contamination at each of the coal plants. Separately, Stone & Webster Consultants, Inc. notes that AmerenCIPS has retained responsibility and indemnified us with regard to all environmental damages or violation of any environmental requirements attributable to or resulting from any action prior to the closing date of the asset transfer.

     . Stone & Webster Consultants, Inc. reviewed our major agreements and contracts and is of the opinion that, in general, the technical requirements are comprehensive, reasonable and achievable as well as consistent among and between the various documents.

Operating Combustion Turbine Units

     . The key input data to the independent market consultant's dispatch model, such as capacity, availability and heat rates, were reasonable and consistent with industry norms.

     . Performance with respect to projected capacity factors is considered achievable.

     . The combustion turbine technologies (W501D5A, GE LM6000) are commercially proven and widely used in the market.

     . The Westinghouse 501FD (Grand Tower combined cycle), a refinement on the high temperature W501F technology, incorporates advancements in low NO\\X\\ combustion technology, compressor and blade designs, and cooling technology. These are typical of normal design improvements by manufacturers. The 501F fleet, introduced in 1993, has a strong operational history and several 501FD units will have been in commercial operation for nearly a year by the date which the company's units are scheduled for start-up. Furthermore, the two-year warranty under the combustion turbine supply contract is considered advantageous.

     . If operated and maintained in accordance with the O&M agreement and established operating plans and budgets, which are considered adequate, the useful lives of the units are expected to exceed the term of the financing.

     . A majority of the required permits for the operating combustion turbine units have been acquired and the permit acquisition plan for those permits not yet required is reasonable.

     . The Phase 1 environmental site assessments revealed no significant environmental issues at the Gibson City, Pinckneyville and Kinmundy sites. Grand Tower, as an existing station, is covered by the indemnification referenced above.

     . Stone & Webster Consultants, Inc. reviewed our major agreements and contracts and is of the opinion that, in general, the technical requirements are comprehensive, reasonable, and achievable as well as consistent among and between the various documents.

Committed Units

     . The scopes of work, specifications and implementation plans in the available equipment supply contracts, construction contracts, and design manuals were reasonable and complete. Construction schedules are considered aggressive but achievable. Projected costs appear to be reasonably consistent with comparable projects.

Financial Projections

     . The availability, capacity and heat rate inputs used by the independent market consultant to develop its projections of market prices and energy generation are consistent with the values Stone & Webster Consultants, Inc. has reviewed and found reasonable.

     . The projected heat rate and capacity assumptions have been developed based on historical data as modified to account for improvements that have been made or are planned to be made to these facilities. With continued capital investment, it is reasonable to expect that the heat rates and capacities can be maintained over the period shown in the financial model.

     . The company's maintenance and capital budgets, reflected in the financial model, appear reasonable and adequate to meet the performance objectives safely and reliably in the ordinary course of business.

     . Stone & Webster Consultants, Inc. reviewed the technical and commercial assumptions and the calculation methodology of the financial model. The technical assumptions assumed in the financial model are reasonable and consistent with the contracts reviewed. The financial model fairly presents, in the opinion of Stone & Webster Consultants, Inc., projected revenues and expenses under the base case assumptions.

     . The projected revenues from the sale of capacity and energy are more than adequate to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses, and debt service. Under the base case assumptions, the average debt service coverage ratio is calculated to be 5.4x from 2000 through 2010. The minimum debt service coverage ratio is 4.4x and occurs in 2001 and 2003.

     . Three sensitivity cases were prepared to test the impact of different market forces on the energy and capacity prices forecast by the independent market consultant and the associated impact on the debt service coverage ratio. The market energy and capacity prices were forecast assuming (i) the overbuilding of generating facilities in the region, (ii) higher fuel prices and (iii) lower fuel prices. The average debt service coverage ratio was most sensitive to the low fuel price sensitivity case. The average debt service coverage ratio in this case fell to 4.9x with a minimum of 4.4x in 2005. The average debt service coverage ratio is 5.3x in the overbuild sensitivity case and is 6.2x in the high fuel price sensitivity case, with minimum debt service coverage ratios of 3.2x in 2003 and 4.0x in 2001, respectively.

               SUMMARY OF INDEPENDENT MARKET CONSULTANT'S REPORT

     Resource Data International, Inc., as independent market consultant, has prepared a report that analyzes the Midwest United States electricity market and the economic competitiveness of our electric generating facilities within that market. The report provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators, in the region for the years 2000 through 2020. We retained Resource Data International, Inc. to prepare the report because of its expertise in the analysis of power markets, including future market demand, future market prices for electric energy and capacity and related matters, for electric generating facilities. Neither we, nor any of our affiliates, is affiliated with Resource Data International, Inc. A copy of the report is included as Annex B to this prospectus and should be read in its entirety. We advise you that the independent market consultant's report is dated June 6, 2000, and information contained in that report may only be accurate as of that date. We have not requested, nor do not intend to request, that Resource Data International, Inc. update the information in its report.

     Below is a summary of the conclusions expressed by Resource Data International, Inc. in its report. This is merely a summary and is subject to the information contained, and the assumptions made, in the report. The report should be read in its entirety in order for the reader to completely understand the basis of the conclusions and the assumptions upon which they are based. Some terms used in the summary below are defined in the report. On the basis of its studies, analyses, and investigations of our electric generating facilities and the assumptions as set forth in the report, Resource Data International, Inc. is of the opinion that:

     .    The market for electricity in the Midwest is characterized by:

               (1) Sustained energy and peak demand growth expected to continue at an annual average rate of 1.4% per year over the next twenty years, compared to a weather normalized growth rate of 2.8% over the past five years;

               (2) A well-developed electrical transmission system capable of transferring high volumes of electricity throughout the Midwest;

               (3) Ready access to competitively priced gas and coal supplies from a diversified range of sources;

               (4) A significant amount of base-load generation resources, with more than 80% of the capacity in the region currently consisting of coal and nuclear base-load facilities;

               (5) A shortage of generating capacity that has recently resulted in electricity price spikes that are above the long-run marginal cost of constructing new generating facilities;

               (6) Up to 5,800 megawatts of new capacity, mainly peaking, coming on-line during the next two summers (2000 and 2001); and

               (7) A need for as much as 24,000 megawatts of new generation capacity between 2000 and 2020.

     . Resource Data International, Inc.'s findings regarding our assets are as follows:

               (1) Ameren is the largest generator in MAIN, controlling 24% of MAIN's overall capacity. The second largest generator, Mission Energy, controls approximately 20% of MAIN's capacity.

               (2) With the addition of 400 megawatts of peaking capacity in 2000 and 235 megawatts of peaking capacity in 2001, the company will be a diversified generation enterprise with competitive base-load, intermediate and peaking generation. The company has a combination of coal and natural gas units that span the regional dispatch curve.

               (3) Through 2002, Resource Data International, Inc. forecasts that more than 86% of the company's revenues will be derived from its fixed price contract with Marketing Co. and other smaller long-term wholesale contracts. In 2004, Resource Data International, Inc. forecasts that 67% of the company's revenues will be derived from its fixed price contracts. Although the company's strategy is to extend the fixed price contracts or enter into replacement contracts for the bulk of its output, Resource Data International, Inc.'s analysis assumes that the company will operate as a competitive generation company after 2004 and obtain the wholesale price of power. In the overbuild scenario in which Resource Data International, Inc. added all new proposed capacity to the grid, the market reaches an equilibrium in 2004, which is one year before the company will begin operating primarily as a competitive generation company.

               (4) Due to the existence of substantial amounts of base-load capacity and a shortage of peaking capacity in MAIN, Resource Data International, Inc. forecasts that it will be more profitable to build combustion turbine facilities than combined cycle facilities over most of the forecast horizon. This forecast is consistent with the company's plan to add primarily peaking capacity to its portfolio.

            CONVERSION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The Independent Technical Review contains certain projections for the coal plants, operating combustion turbine units and the committed units, including projected cash available for debt service. The projected cash available for debt service included in the base case projection of the Independent Technical Review is converted, in the tables below, to operating income and net income, in accordance with generally accepted accounting principles, which we refer to as GAAP. To make such conversion, various assumptions were made. The assumptions are as follows:

 .    "Cash available for debt service" in the table was obtained from the
     Independent Technical Review and is not reduced by capital expenditures.

 .    "Depreciation and amortization" represents projected depreciation expense for the following generating stations: Newton, Coffeen, Meredosia, Hutsonville, Grand Tower, Gibson City, Pinckneyville (Units 1-4), Joppa and Kinmundy.

 .    "Interest expense on senior notes" represents interest expense on the old notes, issued on November 1, 2000.

 .    "Interest expense on 2001 incremental financing" represents interest expense on assumed incremental $25 million of permanent financing issued August 1, 2001 for a ten-year term at 8.25%.

 .    "Interest expense on refinancing of senior notes, Series A" represents interest expense on $225 million 7.75% senior notes due 2005 refinanced upon maturity for a five-year term at 7.35%.

 .    "Interest expense on refinancing of senior indebtedness" represents interest expense on $425 million of senior indebtedness due 2010 refinanced upon maturity for a ten-year term at 8.25%.

 .    "Interest expense on the AmerenCIPS intercompany note" represents interest expense on the promissory note issued to AmerenCIPS in exchange for AmerenCIPS' generating assets reduced on June 30, 2001 by the principal amount of the tax-exempt pollution control loan obligations assumed to be transferred to us on that date. The intercompany note was issued on May 1, 2000, bears interest at 7% and has a 10 year amortization schedule with a balloon payment due at the end of year five. Interest expense during years 2005 through 2010 includes a refinancing assumption in 2005 in which the principal amount is financed for a five-year term at 7.60% with terms otherwise similar to the original note.

 .    "Interest expense on the Ameren Corporation intercompany note" represents interest expense on the $50 million note issued to Ameren Corporation. The note was issued on June 30, 2000, bears interest at 7% and has a 10 year amortization schedule with a balloon payment due at the end of year five. Interest expense during years 2005 through 2010 includes a refinancing assumption in 2005 in which the principal amount is financed for a five-year term at 7.60% with terms otherwise similar to the original note.

 .    "Interest expense on tax-exempt pollution control loan obligations"
     represents interest expense on $104 million of tax-exempt pollution control loan obligations assumed to be transferred to us from AmerenCIPS on June 30, 2001 and thereafter to bear interest at assumed rates of 6.1% for $51 million and 6.65% for $53 million.

 .    Income taxes are calculated at an assumed effective tax rate of 38.3%.

The information is given in two tables, the first covering 2000 through 2010 and the second, 2011 through 2020.

(Thousands of Dollars)                              2000       2001       2002       2003       2004       2005       2006
                                                  -------    -------    -------    -------    -------    -------    -------
Cash available for debt service                   184,676    181,094    201,270    193,170    204,908    243,571    254,643

Depreciation and amortization                      42,013     53,665     61,108     63,523     65,036     66,358     67,725

GAAP operating income                             142,663    127,429    140,162    129,647    139,872    177,213    186,918

Interest expense on senior notes                    5,690     34,138     34,138     34,138     34,138     31,231     16,700
Interest expense on 2001 incremental                    -        859      2,063      2,063      2,063      2,063      2,063
   financing
Interest expense on refinancing of senior               -          -          -          -          -      2,756     16,538
   notes, Series A
Interest expense on refinancing of senior               -          -          -          -          -          -          -
   indebtedness
Interest expense on AmerenCIPS                     25,743     33,387     27,473     24,931     22,211     20,346     17,601
   intercompany note
Interest expense on Ameren Corporation              1,750      3,331      3,066      2,782      2,479      2,271      1,964
   intercompany note
Interest expense on tax-exempt pollution                -      3,304      6,608      6,608      6,608      6,608      6,608
   control loan obligations

GAAP income before income taxes                   109,480     52,410     66,815     59,126     72,374    111,938    125,445

Income taxes                                       41,931     20,073     25,590     22,645     27,719     42,872     48,045

GAAP net income                                    67,549     32,337     41,225     36,481     44,655     69,066     77,399

(Thousands of Dollars)                                2007       2008       2009       2010
                                                    -------    -------    -------    -------
Cash available for debt service                     266,804    286,044    299,493    305,135

Depreciation and amortization                        68,780     69,850     71,805     70,966

GAAP operating income                               198,024    216,194    227,688    234,169

Interest expense on senior notes                     16,700     16,700     16,700     13,917
Interest expense on 2001 incremental                  2,063      2,063      2,063      2,063
   financing
Interest expense on refinancing of senior            16,538     16,538     16,538     13,781
   notes, Series A
Interest expense on refinancing of senior                 -          -          -      5,844
   indebtedness
Interest expense on AmerenCIPS                       14,012     10,151      5,996      1,526
   intercompany note
Interest expense on Ameren Corporation                1,564      1,133        669        170
   intercompany note
Interest expense on tax-exempt pollution              6,608      6,608      6,608      6,608
   control loan obligations

GAAP income before income taxes                     140,540    163,002    179,114    190,260

Income taxes                                         53,827     62,430     68,601     72,870

GAAP net income                                      86,713    100,572    110,513    117,390

                                                    2011       2012       2013       2014       2015       2016       2017
                                                  -------    -------    -------    -------    -------    -------    -------
Cash available for debt service                   335,205    356,753    368,838    394,239    411,922    418,684    433,711

Depreciation and amortization                      68,201     70,394     71,839     71,504     72,569     74,074     67,531

GAAP operating income                             267,004    286,359    296,999    322,735    339,353    344,610    366,180

Interest expense on 2001 incremental                1,203          -          -          -          -          -          -
   financing
Interest expense on refinancing of                 35,063     35,063     35,063     35,063     35,063     35,063     35,063
   senior indebtedness
Interest expense on tax-exempt pollution            6,608      6,608      6,608      4,011      3,491      3,491      3,491
   control loan obligations

GAAP income before income taxes                   224,130    244,688    255,328    283,662    300,799    306,056    327,626

Income taxes                                       85,842     93,716     97,791    108,642    115,206    117,220    125,481

GAAP net income                                   138,288    150,973    157,537    175,019    185,593    188,837    202,145

                                                      2018       2019       2020
                                                    -------    -------    -------
Cash available for debt service                     451,741    463,564    474,092

Depreciation and amortization                        66,574     66,989     62,550

GAAP operating income                               385,167    396,575    411,542

Interest expense on 2001 incremental                      -          -          -
   financing
Interest expense on refinancing of                   35,063     35,063     29,219
   senior indebtedness
Interest expense on tax-exempt pollution              3,491      3,491      3,491
   control loan obligations

GAAP income before income taxes                     346,613    358,021    378,832

Income taxes                                        132,753    137,122    145,093

GAAP net income                                     213,860    220,899    233,739

                                OUR MANAGEMENT

     Except as otherwise indicated below, each of our officers and directors have served in their positions since our company was formed. The following are our officers and directors:

          Paul A. Agathen                      Director
          Donald E. Brandt...................  Director
          Daniel F. Cole.....................  Director
          Gary L. Rainwater..................  President and Director
          R. Alan Kelley.....................  Senior Vice President--Operations
          Warner L. Baxter...................  Vice President and Controller
          Michael J. Montana.................  Vice President--Supply Services
          Robert L. Powers...................  Vice President--Technical Services
          J.L. Simpson.......................  Vice President--Power Operations
          Steven R. Sullivan.................  Vice President, General Counsel and Secretary
          Jerre E. Birdsong..................  Treasurer

     Paul A. Agathen, Director.   Mr. Agathen is also a Senior Vice President of
Ameren Services. Mr. Agathen was employed by AmerenUE in 1975 as an attorney. He was named General Attorney of AmerenUE in 1982, Vice President, Environmental and Safety in 1994 and Senior Vice President in 1996. He was elected to his present position at Ameren Services on December 31, 1997. Other directorships:
AmerenUE since 1998; AmerenCIPS since 1997. Age: 53.

     Donald E. Brandt, Director.   Mr. Brandt is also Senior Vice President--
Finance of Ameren Corporation and Senior Vice President--Finance and Corporate Services of AmerenUE and Ameren Services. Mr. Brandt worked for Price Waterhouse (now PricewaterhouseCoopers LLP) from 1975 until his appointment as Controller of AmerenUE in 1983. He was elected to his present positions at Ameren Corporation and Ameren Services on December 31, 1997. Other directorships:
AmerenUE since 1998; AmerenCIPS since 1997; Huntco Inc.; Mercantile Mutual Funds, Inc. Age: 46.

     Daniel F. Cole, Director.   Mr. Cole is also a Senior Vice President of
AmerenUE and Ameren Services. AmerenUE employed Mr. Cole in 1976 as an engineer. He was named AmerenUE's Manager--Resource Planning in 1996 and General Manager-- Corporate Planning in 1997. In 1998, Mr. Cole was elected as Vice President of Corporate Planning of Ameren Services. Mr. Cole was elected to his present positions at AmerenUE and Ameren Services in 1999. Age: 46.

     Gary L. Rainwater, President and Director.   In addition, Mr. Rainwater was
elected Executive Vice President of AmerenCIPS in January 1997 and was named President and Chief Executive Officer of AmerenCIPS in December 1997. Before joining AmerenCIPS he worked for AmerenUE for 17 years, beginning his career in 1979 as an engineer. He was named General Manager--Corporate Planning in 1988 and Vice President in 1993. Other directorships: AmerenUE since 1998; AmerenCIPS since 1997. Age: 53.

     R. Alan Kelley, Senior Vice President--Operations.   Mr. Kelley had also
been the President of Electric Energy, Inc. (a power generation affiliate, 60% effectively owned by Ameren Corporation) since 1987 and was elected Chairman of the Board of Electric Energy, Inc. in 2000. He had also been Vice President-- Energy Supply of AmerenUE from 1988 to 1997 and a Vice President of Ameren Services from 1997 to 2000. Age: 47.

     Warner L. Baxter, Vice President and Controller. Mr. Baxter was elected as an officer of our company in July 2000. Mr. Baxter is also Vice President and Controller of Ameren Corporation, AmerenUE, AmerenCIPS, and Ameren Services.
Mr. Baxter worked for Price Waterhouse (now PricewaterhouseCoopers LLP) from 1983 until his appointment as Assistant Controller of AmerenUE in 1995. He was promoted to Controller in 1996 and was elected Vice President and Controller of Ameren Corporation, AmerenUE, and Ameren Services in 1998. He was elected Vice President and Controller of AmerenCIPS in 1999. Other directorships: AmerenUE since 1999; AmerenCIPS since 1999. Age: 39.

     Michael J. Montana, Vice President--Supply Services. Mr. Montana was elected as an officer of our company in November 2000. Mr. Montana is also Vice President--Supply Services of AmerenUE, AmerenCIPS and Ameren Services. He joined AmerenUE as an engineer in 1971 and had also served as Purchasing Department Buyer from 1973 to 1976, executive assistant from 1976 to 1984, manager of Industrial Relations from 1984 to 1988 and Vice President of Industrial Relations from 1988 to 1995 of AmerenUE. He was elected Vice President of Ameren Services in 1997 and Vice President of AmerenCIPS in 1998.
Age: 54.

     Robert L. Powers, Vice President--Technical Services.   Mr. Powers was
elected as an officer of our company in July 2000. Mr. Powers was also elected Vice President of Electric Energy, Inc. in February 1990 and was elected President of that company in May 2000. Before joining Electric Energy, Inc., Mr. Powers was Site Manager for Quality Assurance at AmerenUE's Callaway Nuclear plant from 1976 to 1985 and Manager of Quality Improvement Process from 1985 to 1989. Mr. Powers began his power plant experience with Bechtel Power Corporation as a mechanical field engineer at AmerenUE's Labadie plant in 1970. Age: 51.

     J.L. Simpson, Vice President--Power Operations.   Mr. Simpson had also been
a Vice President of AmerenCIPS until 2000. Mr. Simpson joined AmerenCIPS in 1978 as an engineer at the Newton Station. He held staff positions in AmerenCIPS' Power Production and Environmental Affairs departments before being named Assistant Superintendent at the Grand Tower station in 1986. Mr. Simpson was named Plant Manager at the Grand Tower station in 1991 and Plant Manager at the Meredosia station in 1994. Age: 43.

     Steven R. Sullivan, Vice President, General Counsel and Secretary.   Mr.
Sullivan has also been Vice President, General Counsel and Secretary of Ameren Corporation, AmerenUE, AmerenCIPS, Ameren Services and Ameren Energy since 1998. Mr. Sullivan was previously employed by Anheuser Busch Companies, Inc. as an attorney from 1995 to 1998. Age: 40.

     Jerre E. Birdsong, Treasurer.   Mr. Birdsong has also been Treasurer of
AmerenUE since 1993, Ameren Corporation since 1996, AmerenCIPS and Ameren Services since 1997, and Ameren Energy since 1998. Age: 46.

Committees of the Board of Directors

     Our board of directors does not have standing committees. The board committees (including the Human Resources Committee) of our parent company, Ameren Corporation, perform committee functions for our board.

Compensation Committee Interlocks and Insider Participants

     We do not have a compensation committee and there is no other committee of our board of directors that performs similar functions. The Human Resources Committee of Ameren Corporation considered compensation matters with respect to our executive officers. Some of our executive officers serve on the boards of directors of other Ameren companies whose executive officers serve on our board of directors.

Director Compensation

     The members of our board of directors are executive officers of Ameren Corporation or its subsidiaries, and they do not receive any compensation for their services as our directors.

Executive Compensation

     Our management is provided a competitive total compensation package which includes benefits comparable to that provided to other Ameren management employees. As noted in the information above, several of our management personnel also have duties with other Ameren entities and may spend the majority of their time at those duties. In general, all of our management employees are paid through our affiliate Ameren Services. We pay all the direct costs of our employee compensation and our proportionate share of direct and indirect compensation expense for those employees who spend a portion of their time working for other Ameren entities. Allocation methodologies for compensation are subject to review by the SEC under PUHCA.

Compensation Tables

     The following tables contain compensation information, for the periods indicated, for (a) our president and chief executive officer and (b) the four other most highly compensated executive officers of our company who were serving as executive officers at the end of 2000.

                           Summary Compensation Table

                                                                          Long-Term
                                                                         Compensation
                                                    Annual               ------------
                                                 Compensation             Securities
         Name and                                ------------             Underlying             All Other
   Principal Position(1)       Year(2)       Salary($)    Bonus($)        Options(#)        Compensation($)(3)
   ---------------------       -------       ---------    --------        ----------        ------------------
G.L. Rainwater............       2000          400,000    115,200            32,600                 9,450
President

W.L. Baxter...............       2000          220,000     47,000            14,100                 4,634
Vice President and
Controller

S.R. Sullivan.............       2000          220,000     44,600            14,100                 4,888
Vice President, General
Counsel and Secretary

R.A. Kelley...............       2000          195,000     54,000            14,100                 8,075
Senior Vice President -
Operations

J.E. Birdsong.............       2000          185,000     39,500            14,100                 9,683
Treasurer

_________________________________

(1) Includes compensation received as an officer of Ameren Corporation and its subsidiaries during 2000.


(2)  Our company began doing business in May 2000.

(3) Amounts include (a) matching contributions to the 401(k) plan and (b) above-market earnings on deferred compensation, as follows:


                                                            (a)                (b)
                                                            ---                ---
                         G.L. Rainwater                    $5,100            $4,350
                         W.L. Baxter                        2,599             2,035
                         S.R. Sullivan                      3,133             1,755
                         R.A. Kelley                        5,932             2,143
                         J.E. Birdsong                      7,492             2,191

                             Option Grants in 2000

                                Number of     % of Total
                                 Shares        Options
                               Underlying     Granted to       Exercise                      Grant Date
                                 Options      Employees         Price         Expiration    Present Value
          Name                 Granted(1)      in 2000          ($/Sh)           Date          ($)(2)
          ----                 ----------      -------          -----           -----          ------
G.L. Rainwater.............       32,600         3.41           31.00           2/11/10         135,290

W.L. Baxter................       14,100         1.47           31.00           2/11/10          58,515

S.R. Sullivan..............       14,100         1.47           31.00           2/11/10          58,515

R.A. Kelley................       14,100         1.47           31.00           2/11/10          58,515

J.E. Birdsong..............       14,100         1.47           31.00           2/11/10          58,515

_____________________________

(1) Options relate to Ameren Corporation common stock and vest 25% annually beginning February 11, 2002. The options are not transferable.

(2) The figures in the column entitled "Grant Date Present Value" were determined using the binomial option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 17.39%, a dividend yield of 6.61%, risk-free interest rate of 6.81% and a vesting restrictions discount rate of 3% per year over the five-year vesting period. The calculation of figures in the column entitled "Grant Date Present Value" is presented in accordance with SEC proxy requirements, and we have no way to determine whether the pricing model can properly or accurately determine the value of an option. There is no assurance that the value, if any, that may be realized will be at or near the value estimated by the model. No value will be realized by the optionee unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.

                      Aggregated Option Exercises in 2000
                              and Year-End Values

                                                                                                    Value of
                             Shares         Value               Unexercised                       In-the-Money
                           Acquired on    Realized         Options at Year End(#)           Options at Year End($)(1)
                                                           ----------------------           -------------------------
          Name             Exercise(#)        $        Exercisable     Unexercisable      Exercisable     Unexercisable
          ----             -----------     ------      -----------     -------------      -----------     -------------
G.L. Rainwater............      --            --           6,450             79,850           45,553           906,128

W.L. Baxter...............      --            --           6,800             34,400           45,269           386,294

S.R. Sullivan.............      --            --           1,325             28,775            8,613           345,400

R.A. Kelley...............      --            --           8,100             34,400           58,538           386,294

J.E. Birdsong.............   1,875         6,152           5,175             34,400           41,367           386,294

__________

(1) These columns represent the excess of the closing price of Ameren Corporation's common stock of $46.3125 per share, as of December 29, 2000, above the exercise price of the options. The amounts under the column entitled "Exercisable" report the "value" of options that are vested and therefore could be exercised. The column entitled "Unexercisable" reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2000.

Ameren Retirement Plan


     Most salaried employees of Ameren earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

                                Regular Credit for    Transition Credit
       Participant's Age on        Pensionable          Pensionable          Total
           December 31             Earnings/*/            Earnings          Credits
           -----------             -----------            --------          -------
          Less than 30                3%                    1%                4%
          30 to 34                    4%                    1%                5%
          35 to 39                    4%                    2%                6%
          40 to 44                    5%                    3%                8%
          45 to 49                    6%                  4.5%             10.5%
          50 to 54                    7%                    4%               11%
          55 and over                 8%                    3%               11%

       * An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.


     These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus 1%. In addition, some annuity benefits earned by participants under prior plans as of

December 31, 1997 were converted to additional credit balances under the retirement plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

     In some cases pension benefits under the retirement plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A supplemental retirement plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code limitations were not in effect and the reduced benefit payable as a result of those Internal Revenue Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

     The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each executive officer listed if he were to retire at age 65 at his 2000 base salary and annual bonus, and payments were made in the form of a single life annuity.

             Name                  Year of 65/th/ Birthday       Estimated Annual Benefit
             ----                  -----------------------       ------------------------
G.L. Rainwater....................          2011                        $192,000

W.L. Baxter.......................          2026                         160,000

S.R. Sullivan.....................          2025                         168,000

R.A. Kelley.......................          2017                         147,000

J.E. Birdsong.....................          2019                         137,000

Change of Control Severance Plan

     Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren, including current officers of our company named in the Summary Compensation Table, are entitled to receive severance benefits if their employment is terminated under specified circumstances within three years after a "change of control." A "change of control" occurs, in general, if:

     . any individual, entity or group acquires 20% or more of the outstanding common stock of Ameren Corporation or of the combined voting power of the outstanding voting securities of Ameren Corporation;

     . individuals who, as of the effective date of the severance plan, constitute the board of directors of Ameren Corporation, or who have been approved by a majority of the board, cease for any reason to constitute a majority of the board; or

     . Ameren Corporation enters into specified business combinations, unless some requirements are met regarding continuing ownership of the outstanding common stock and voting securities of Ameren Corporation and the membership of its board of directors.

     Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following:

     .    salary and unpaid vacation pay through the date of termination;

     . a pro rata bonus for the year of termination, and base salary and bonus for the severance period;

     .    continued employee welfare benefits for the severance period;

     . a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period;

     .    up to $30,000 for the cost of outplacement services; and

     . reimbursement for any excise tax imposed on those benefits as excess payments under the Internal Revenue Code.

Principal Stockholders

     Development Co. owns 1,000 shares of our common stock, which constitute all of our outstanding capital stock. Resources owns all of the outstanding shares of capital stock of Development Co. and Ameren Corporation owns all of the outstanding shares of capital stock of Resources. The ownership interests of our directors and executive officers in Ameren Corporation common stock are set forth below.

                        Securities of Ameren Corporation

                                                                   Amount and Nature of
                                                                Beneficial Ownership(1)(2)
               Name of Holder                                     as of February 1, 2001
               --------------                                     ----------------------
             Paul A. Agathen                                              32,980
             Donald E. Brandt                                             33,222
             Daniel F. Cole                                                7,692
             Gary L. Rainwater                                            19,457
             R. Alan Kelly                                                14,800
             Warner L. Baxter                                             11,124
             Steven R. Sullivan                                            4,286
             Jerre E. Birdsong                                            11,160
             All directors and executive officers as a group             147,445

             (1) Includes shares held jointly. Also includes shares issuable within 60 days upon the exercise of stock options as follows:
                 Mr. Agathen, 28,175; Mr. Brandt, 31,675; Mr. Cole, 5,146; Mr.
                 Rainwater, 13,425; Mr. Kelley, 12,250; Mr. Baxter, 10,950; Mr. Sullivan, 4,000; and Mr. Birdsong, 9,325. Reported shares include those for which a director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if that director or executive officer does not claim beneficial ownership.

             (2) Shares beneficially owned by all directors and executive officers in the aggregate do not exceed one percent of any class of equity securities outstanding.

                   AFFILIATE RELATIONSHIPS AND TRANSACTIONS

     We have important relationships with and have entered into a number of agreements with related parties.

Power Supply

     Our power is sold through our affiliates Marketing Co. and Ameren Energy. All future marketing efforts relating to our capacity will be conducted by those companies. Under the amended joint dispatch agreement, we are required to coordinate our scheduling and dispatch efforts with AmerenUE.

Intercompany Loans and Payments

     We purchased our coal plants from our affiliate AmerenCIPS in exchange for our issuance of a subordinated promissory note in the amount of $552 million. This note is subordinated to our obligations on our senior debt, including the old notes and the new notes we are offering in exchange for the old notes.

     We have entered into an agreement with Resources under which, in the event that upon maturity, the AmerenCIPS subordinated note has not been paid in full or refinanced with other subordinated intercompany indebtedness with substantially similar terms of subordination, then Resources will assume our obligations under the AmerenCIPS subordinated note (subject to any required regulatory approval), with no further liability to us, or contribute sufficient funds to us as equity or subordinated debt to enable us to pay in full the remaining balance of the AmerenCIPS subordinated note.

     During 2001, we expect to assume, subject to regulatory approval, the obligations of AmerenCIPS with respect to $104 million of outstanding tax-exempt pollution control loan obligations in exchange for a reduction in a similar amount due on the AmerenCIPS subordinated note.

     We borrowed $50 million from Ameren Corporation for working capital purposes and issued to Ameren Corporation a subordinated promissory note in the same amount. This note is subordinated to our obligations on our senior debt, including the old notes and the new notes we are offering in exchange for the old notes, as well as the subordinated note we issued to AmerenCIPS.

     We have incurred intercompany borrowings to meet our capital and operating needs and expect to continue to do so.

     We have entered into an agreement with Resources and Development Co. in which, under specified conditions, we will prefund a portion of the acquisition cost of the committed units.

     AmerenCIPS has agreed in connection with the transfer of the coal plants to us to indemnify us for environmental claims relating to those units for events or occurrences arising prior to May 1, 2000.

Intercompany Services

     Our executive management and many administrative services are provided by Ameren Services. We pay Ameren Services the cost of providing these services including an allocation of common costs for services shared with other affiliates of Ameren Corporation. Ameren Services bills us for the cost of the services provided subject to allocation methods approved by the SEC under PUHCA.

     We are currently relying on our affiliates Resources and Development Co. to engage in the development and construction of our new generation capacity.

     We are relying on our affiliate, Fuels Co., to manage our coal, natural gas and fuel oil purchases.

Tax Matters

     We and the other Ameren companies have entered into a tax allocation agreement that has established a method by which the federal and state income tax liabilities and benefits of the Ameren companies, which file consolidated federal income tax returns, are allocated in a fair and equitable manner and in compliance with applicable regulations. In general, we are required to pay income taxes in an amount not less than what we would pay if our income tax were calculated on a separate return basis.

                          DESCRIPTION OF THE NEW NOTES

General

     The new notes will be issued under an indenture dated as of November 1, 2000 between us and The Bank of New York, as trustee, and a series supplemental indenture. The aggregate principal amount of bonds, debentures, promissory notes or other evidences of indebtedness that may be issued under the indenture is unlimited. Subject to the terms of the indenture, we may issue additional notes under the indenture in the future at our discretion. Issuances of individual series of notes, including this exchange offering, will be governed by the indenture and the corresponding series supplemental indenture. The following summaries of provisions of the new notes and the indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the new notes and the indenture, including the definitions of various terms therein. The definitions of capitalized terms used in the following summary are set forth below under "Definitions."

     The new notes will not be guaranteed by, or otherwise be obligations of, Ameren Corporation or any of its direct or indirect subsidiaries other than our company.

Principal, Maturity and Interest

     The old notes were issued in two series, Series A Notes ($225 million) and Series B Notes ($200 million). We will offer the new notes in two series, which will be identical in all material respects to the old notes, except that the registration rights and related liquidated damages provisions and transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will consist of the 7.75% Senior Notes, Series C due 2005 ($225 million), or the Series C Notes, which will mature on November 1, 2005, and the 8.35% Senior Notes, Series D due 2010 ($200 million), or the Series D Notes, which will mature on November 1, 2010. To the extent any old notes are not exchanged for new notes, those old notes will remain outstanding under the indenture and will rank pari passu with the new notes and any other securities issued under the indenture.

     Interest will be payable on the new notes semi-annually each May 1 and November 1. Interest on the new notes will accrue from the last date through which interest was paid on the old notes (expected to be May 1, 2001) or, if no interest has been paid, from the date of issuance of the old notes. Interest will first be paid on the new notes on the first May 1 or November 1 following the date the exchange offer is completed (expected to be November 1, 2001) until the principal is paid or made available for payment. No interest will be paid in connection with the exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Payment of principal of the new notes will be made against surrender of those notes at the office or agency of our company in St. Louis, Missouri. Payment of interest on the new notes will be made to the person in whose name the new notes are registered at the close of business on the April 15 or October 15 immediately preceding the relevant interest payment date. For so long as the new notes are issued in book-entry form, payments of principal and interest shall be made in immediately available funds by wire transfer to DTC or its nominee. If the new notes are issued in certificated form to a Holder (as defined below) other than DTC, payments of principal and interest shall be made by check mailed to that Holder at its registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of Series C Notes or Series D Notes to the trustee in accordance with the terms of the indenture, by wire transfer of immediately available funds to an account maintained by that Holder with a bank or other financial institution. Default interest will be paid in the same manner to Holders as of a special record date established in accordance with the indenture.

     All amounts paid by us for the payment of principal, premium (if any) or interest on any new notes that remain unclaimed at the end of two years after payment has become due and payable will be repaid to us and the Holders of those new notes will thereafter look only to us for payment thereof.

Optional Redemption with Make-Whole Premium

     At any time and at our option, we may redeem the new notes, in whole or in part (if in part, by lot or by another method as the trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of those new notes, plus accrued interest on the principal amount of those new notes, if any, to the redemption date, plus the Make-Whole Premium.

     Notice of redemption to the Holders of new notes to be redeemed will be given by us by mailing notice of redemption by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holders of new notes at their last addresses as they shall appear in the securities register. Failure to give notice by mail, or any defect in the notice to the Holder of any new note designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other new note. The notice of redemption to each Holder will specify that the new notes are being redeemed pursuant to the indenture, the date fixed for redemption, the place or places of payment, the CUSIP and ISIN numbers (as applicable), that payment will be made upon presentation and surrender of the new notes, that interest accrued to the date fixed for redemption will be paid as specified in the indenture and that, on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

Reporting Obligations; Information to Holders

     We will furnish to the trustee:

     (i) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year (commencing with the quarter ending September 30, 2000), our unaudited consolidated balance sheet as of the last day of that quarterly period and the related consolidated statements of income and cash flows during that quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of that quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to our formation) and accompanied by (A) a written statement of our authorized representative to the effect that those financial statements fairly represent our financial condition and results of operations at and as of their respective dates, (B) a section substantially similar to the "Management's Discussion and Analysis," or MD&A, section of an SEC Form 10-Q (without any comparison to periods prior to our formation), and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods (or the number of complete quarterly periods since July 1, 2000);

     (ii) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2000), our consolidated balance sheet as of the end of that year and the related consolidated statements of income, cash flow, and retained earnings during that year setting forth in each case in comparative form corresponding figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to our formation), accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing, (B) a section substantially similar to the MD&A section of an SEC Form 10-K (without any comparison to periods prior to our formation), and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods (or the number of complete quarterly periods since July 1, 2000);

     (iii)  at the time of the delivery of the report provided for in clause
(ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer's certificate to the effect that, to the best of the officer's knowledge, no default or event of default under the notes of any series or the indenture has occurred and is continuing or, if any default or event of default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action we are taking or propose to take in response thereto; and

     (iv) promptly after we obtain actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an event of default, and an officer's certificate of our company specifically stating that the event of default has occurred and setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

     The calculation required by (i)(C) and (ii)(C) shall be furnished to the trustee within the time period provided therefor unless we are including that information in reports filed pursuant to the reporting requirements of the Exchange Act.

     All information provided to the trustee as indicated above also will be provided by the trustee upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the new notes or (z) prospective purchasers of the new notes or beneficial interests in the new notes. We will furnish to the trustee, upon its request, sufficient copies of all of this information to accommodate the requests of holders and prospective holders of beneficial interests in the new notes.

     Upon the request of any Holder, any holder of a beneficial interest in the new notes, or the trustee (on behalf of a Holder or a holder of a beneficial interest in the new notes), we will furnish the information specified in paragraph (d)(4) of Rule 144A to Holders (and to holders of beneficial interests in the new notes), prospective purchasers of the new notes (and of beneficial interests in the new notes) who are qualified institutional buyers or institutional accredited investors or to the trustee for delivery to the Holder or prospective purchasers of the new notes or beneficial interests therein, as the case may be, unless, at the time of the request, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     If we cease to maintain our status as a reporting company under the Exchange Act, whether or not the SEC rules and regulations require us to maintain that status (unless the SEC will not accept the filing of the applicable reports), the registration rights agreement that we entered into requires us to pay the Holders of outstanding new notes additional interest at a rate of 0.5% per annum until that default has been cured, at which time any increase in the interest rate described in this paragraph will cease to be effective.

Covenants

     Mergers and Consolidations

     We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless: (i) immediately prior to and immediately following the consolidation, merger, sale or lease, no Event of Default under the indenture shall have occurred and be continuing, and (ii) we are the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States and expressly assumes the payment and performance of all of our obligations under the indenture and the new notes.

     Limitation on Asset Sales

     Except for the sale of our properties and assets substantially as an entirety as described in "--Mergers and Consolidations" above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all Asset Sales consummated since the date of issuance of the old notes would exceed 25% of our Consolidated Tangible Assets as of the beginning of our most recently ended full fiscal quarter; provided, however, that any Asset Sale will be disregarded for purposes of the 25% limitation specified above if the proceeds of that sale (i) are, within 12 months of the Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our company or that Subsidiary, or (iii) are retained by us or our Subsidiaries. Additionally, if after giving effect to any Asset Sale that otherwise would cause the 25% limitation to be exceeded, each Rating Agency then rating the notes confirms the then current rating of the new notes, the portion of the Asset Sale in excess of the 25% limitation will also be disregarded for purposes of the foregoing limitations.

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     Limitation on Liens

     We shall not, and shall not permit any of our Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any property of our company or our Subsidiaries, whether owned on the date that the old notes were issued or acquired after that date, without effectively securing the outstanding new notes (together with, if we shall so determine, any other Indebtedness of or guaranteed by our company ranking equally with the new notes) equally and ratably with that Indebtedness (but only so long as that Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following liens: (i) pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds, (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business, (iii) liens for property taxes being contested in good faith, (iv) minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use, (v) liens on any property existing at the time of acquisition of that property (which liens may also extend to subsequent repairs, alterations and improvements to that property), (vi) liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired, (vii) liens, if any, in existence on the date that the old notes were issued, (viii) other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of our Consolidated Tangible Assets, and (ix) liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness), described in the foregoing clauses (v) through (viii) above.

     In the event that we shall propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (ix) of the previous paragraph, we shall (prior to pledging, mortgaging or hypothecating that property) give written notice of our proposal to do so to the trustee, who shall give notice to the Holders, and we shall, prior to or simultaneously with that pledge, mortgage or hypothecation, effectively secure all the new notes equally and ratably with that Indebtedness.

     Limitations on Subsidiary Indebtedness

     We shall not permit any Subsidiary which may acquire any Initial Generating Assets to create or incur or suffer to exist any Indebtedness for borrowed money.

Transitional Covenants

     Restricted Payments

     We shall not make any Restricted Payment unless on a Pro Forma Basis at the time the Restricted Payment is to be made, (a) the Senior Debt Service Coverage Ratio shall equal at least 1.75 to 1.0 for the most recently ended four full fiscal quarters, or the shorter period commencing on July 1, 2000 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered to the trustee and (b) based on projections prepared by us on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding four six-month periods (commencing with the month in which the Restricted Payment is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for the new notes, the number of complete six-month periods, if any, until the final maturity date for the new notes, in each case measured as individual six-month periods, is projected to be greater than or equal to 1.75 to 1; provided, however, that for any period in respect of which the projected Senior Debt Service Coverage Ratio is calculated pursuant to this clause (b) for which two-thirds or more of revenues are derived directly or indirectly from contracts with AmerenCIPS, AmerenUE or non-affiliated third parties and which have a then remaining term of two years or more, that ratio shall be greater than or equal to 1.50 to 1.0.

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     Debt Incurrence Test

     We shall not incur any Indebtedness for borrowed money other than Permitted Indebtedness unless on a Pro Forma Basis for the debt incurrence and any related transactions either (i)(a) the Senior Debt Service Coverage Ratio shall equal at least 2.5 to 1.0 for the most recently ended four full fiscal quarters, or the shorter period commencing on July 1, 2000 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered to the trustee and (b) our Senior Debt to Capital Ratio shall not exceed 0.6 to 1.0 or
(ii) each Rating Agency then rating the new notes provides a Ratings Reaffirmation of the then existing rating of those new notes after giving effect to that additional Indebtedness.

     Termination of Transitional Covenants

     At any time following the date on which financial statements for five full years of our operations are available, we may cease to comply with the covenants above regarding Restricted Payments and the Debt Incurrence Test if each of Moody's, S&P and Fitch, to the extent those rating agencies are then rating the outstanding new notes of each series, provides a Ratings Reaffirmation of at least the original rating of the old notes which were exchanged for those new notes after giving effect to that fact, in which case from and after the date of the reaffirmation those covenants shall be deemed to be of no further force and effect.

Definitions

     "Asset Sale" means any sale, lease (except for the lease of the Joppa 7B generating stations so long as our company or a Subsidiary remains the lessor), sale-leaseback, transfer, conveyance or other disposition of any assets including by way of the issue by us or any of our Subsidiaries of equity interests in those Subsidiaries, except (a) in the ordinary course of business to the extent that that property is (i) worn out or is no longer useful or necessary in connection with the operation of our business or sale inventory or
(ii) being transferred to a wholly-owned Subsidiary of our company or (b) if, prior to that conveyance or disposition, each Rating Agency provides a Ratings Reaffirmation of the then existing rating of the new notes after giving effect to that Asset Sale.

     "Available Cash" means, for a given period, all funds of our company remaining after payment of all operating and maintenance expenditures, Senior Debt Service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes determined by us in our discretion, in each case, for that period.

     "Cash Flow Available for Senior Debt" for any period means, without duplication, (i) EBITDA of our company and our consolidated Subsidiaries for that period, minus (ii) EBITDA for that period of the consolidated Subsidiaries, if any, of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (iii) distributions received by our company from Subsidiaries described in the foregoing clause (ii) during that period, minus (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items included in EBITDA, minus (v) any income reported by our company for that period for persons that are not consolidated Subsidiaries of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (vi) distributions received by our company from persons described in the foregoing clause (v) during that period, minus (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains or other non-recurring items included in EBITDA.

     "Committed Unit Contribution Agreement" means the Committed Unit Contribution Agreement, between us and Resources (on behalf of itself and Development Co.), in respect of the committed units.

     "Consolidated Tangible Assets" means, (at any date of determination) the total assets of our company and our Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (f) any write-up in

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the book value of any assets resulting from a revaluation thereof subsequent to
June 30, 2000, and (g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by our company and any of our Subsidiaries since the original issue date of the old notes to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by us or our Subsidiaries.

     "EBITDA" means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of that person, plus (ii) to the extent deducted in determining the income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining the income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining the income (or loss), lease obligations of the type referred to in clause (v) of the definition of Indebtedness.

     "GAAP" means U.S. generally accepted accounting principles.

     "Holder" means a registered holder of a new note.

     "Indebtedness" of any person means (i) all indebtedness of that person for borrowed money, (ii) all obligations of that person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of that person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by that person (even though the rights and remedies of the seller or lender under the agreement in the event of default are limited to repossession or sale of the property), (v) all capital lease obligations of that person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of that person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of that person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of that person or any warrants, rights, or options to acquire the capital stock or other equity interests, (viii) all Indebtedness of any other person of the type referred to in clauses (i) through
(vii) guaranteed by that person or for which that person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of the Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.

     "Initial Generating Assets" means the coal plants, operating combustion turbine units and committed units.

     "Make-Whole Premium" means, with respect to the new notes of Series C and Series D, a computation as of a date not more than five days prior to the redemption date of the following:

     (i) the average life of the remaining scheduled payments of principal in respect of outstanding new notes of that series (the "Remaining Average Life") as of the redemption date;

     (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life of that series and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life of that series); and

     (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding new notes of that series as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points.

     The amount of Make-Whole Premium in respect of new notes of the series to be redeemed shall be an amount equal to (x) the discounted present value of the new notes to be redeemed determined in accordance with clause (iii) above, minus
(y) the unpaid principal amount of the new notes; provided, however, that the Make-Whole Premium shall not be less than zero.

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     "Non-utility Money Pool Borrowings" means borrowings by us under the Ameren
Corporation non-utility money pool agreement.

     "Parent" means with respect to any person, any other person who directly or indirectly owns greater than 50% of the voting equity interests of that person.

     "Permitted Business" means a business that is the same as or similar to our business as of the date that the old notes were issued under the indenture, or any business reasonably related thereto, including advances made by us pursuant to a valid Committed Unit Contribution Agreement.

     "Permitted Indebtedness" means (i) the Subordinated Intercompany Notes,
(ii) Non-utility Money Pool Borrowings, (iii) Subordinated Parent Borrowings and
(iv) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

     "Pro Forma Basis" means, for the purpose of "Transitional Covenants--Debt Incurrence Test" above and the making of a Restricted Payment described in clause (iii) of the definition of "Restricted Payments" below, that the calculation shall give effect to the incurrence of the Indebtedness, the making of the Restricted Payment, various acquisitions or dispositions of assets in the relevant period and, in each case, the application of proceeds thereof.

     "Rating Agencies" means Standard & Poor's Ratings Services and Moody's Investors Services, Inc.

     "Ratings Reaffirmation" means a reaffirmation by a rating agency of its original or then current credit ratings (as applicable) of any of the notes outstanding, giving effect to the transaction giving rise to the request for reaffirmation.

     "Restricted Payments" means, collectively, (i) distributions including payments of dividends or redemptions or repurchases of ownership interests in our company; (ii) payments of principal, interest or premium, if any, on, or repurchases of, any Subordinated Parent Borrowings or other subordinated Indebtedness we issue (including to an affiliate) and (iii) investments made by us or any Subsidiary in any partnership, joint venture or other entity which is not a Subsidiary. Restricted Payments do not include (A) payments in respect of the Subordinated CIPS Note, (B) investments in the Ameren Corporation non-utility money pool, (C) repayments of Non-utility Money Pool Borrowings, and (D) advances made by us pursuant to the terms of a valid Committed Unit Contribution Agreement. Restricted Payments also do not include redemptions or repurchases of our ownership interests or other subordinated Indebtedness with the proceeds from the substantially concurrent issuance by us of other ownership interests or subordinated Indebtedness. Each payment of principal on the Subordinated CIPS Note other than at final maturity is payable solely to the extent of Available Cash.

     "Senior Debt Service" means, with respect to any person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of that person for the period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under lease obligations of that person scheduled to be paid by that person during the period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of that person, including payments in the nature of principal under lease obligations, in each case scheduled to be paid by that person during the period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings).

     "Senior Debt Service Coverage Ratio" for any period means, the ratio of (i) Cash Flow Available for Senior Debt for that period to (ii) Senior Debt Service for that period.

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     "Senior Debt to Capital Ratio" means, with respect to any person, the ratio as of the most recent fiscal quarter for which financial statements have been delivered to the trustee of (i) the aggregate principal amount of Senior Indebtedness of that person then outstanding to (ii) Total Capitalization.

     "Senior Indebtedness" means, with respect to any person, all Indebtedness of that person, exclusive of Indebtedness which is by its terms subordinated in right of payment to any of our other Indebtedness, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings.

     "Subordinated Ameren Note" means the subordinated note issued by us to Ameren Corporation on June 30, 2000 in the amount of $50 million, and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

     "Subordinated CIPS Note" means the subordinated note issued by us to AmerenCIPS in the amount of $552 million in connection with our acquisition of the coal plants and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

     "Subordinated Intercompany Notes" means collectively (i) the Subordinated Ameren Note and (ii) the Subordinated CIPS Note.

     "Subordinated Parent Borrowings" means the Subordinated Ameren Note and any other borrowings by us from a Parent, provided that the borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the indenture.

     "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

     "Total Capitalization" means, with respect to any person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of that person, (ii) preferred stock and preferred securities of that person,
(iii) additional paid in capital or analogous interests of that person, (iv) retained earnings of that person and (v) the aggregate principal amount of Indebtedness (including all intercompany notes) of that person then outstanding.

Events of Default

     The following constitute Events of Default under the indenture:

     (a) our default in the payment of all or any part of the principal of, or premium, if any, on, any of the notes issued under the indenture as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; or

     (b) our default in the payment of any installment of interest upon any of the notes issued under the indenture as and when the same shall become due and payable, and continuance of that default for a period of five days; or

     (c) an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of that Indebtedness, or any default occurring in payment of that Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than that Indebtedness the principal of, and interest on which, does not individually, or in the aggregate, exceed $25,000,000; or

     (d) our failure to perform or observe any covenant or agreement (while the covenant or agreement is effective) with respect to Limitations on Liens, Limitations on Subsidiary Indebtedness, Restricted Payments, Debt Incurrence Test, Mergers and Consolidations or Limitation on Asset Sales and the

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          failure shall continue uncured for more than thirty (30) days after we have actual knowledge of the failure; or

     (e) our failure to perform or observe any of our covenants or agreements contained in any other provision of the indenture and the failure shall continue uncured for more than thirty (30) days after we have actual knowledge of the failure; provided, that if we commence efforts to cure the default within the thirty (30)-day period and are diligently attempting to cure the default, we may continue to effect the cure of the default (and the default shall not be deemed an "Event of Default" under the indenture) for an additional sixty (60) days so long as we certify to the trustee that no other Event of Default has occurred and is continuing and we are diligently pursuing the cure; or

     (f) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $25,000,000 (excluding the amount thereof covered by insurance) and the judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

     (g) specified events of bankruptcy, insolvency or reorganization involving our company or a Subsidiary; or

     (h) one or more payments aggregating $25 million or more due to us under the terms of the Genco-Marketing Co. agreement (or any successor long-term agreement between us and Marketing Co. (or any successor which is a subsidiary of Ameren Corporation) for the sale of more than 50% of the capacity and energy of the Initial Generating Assets) are not made within 60 days of the date they are due; or

     (i) the Marketing Co.-CIPS agreement in effect on the date we issued the old notes is terminated for any reason prior to its scheduled termination date, unless (A) within 60 days of the termination (or the longer period as may be needed to secure required regulatory approvals so long as we are diligently pursuing those approvals), the Marketing Co.-CIPS agreement is replaced with a power purchase agreement having a term at least equal to the then remaining term of the Marketing Co.- CIPS agreement between Marketing Co. and a counterparty with ratings issued by the Rating Agencies at least equal to the lower of (i) the ratings then assigned to AmerenCIPS' (or its successor's) senior unsecured debt, or (ii) the ratings then assigned to the new notes, and having similar economic terms to Marketing Co., or (B) we provide to the trustee a Ratings Reaffirmation of the Rating Agencies' then existing ratings of the outstanding notes; provided, however, no Event of Default shall be deemed to occur if we enter into a replacement power purchase agreement directly with AmerenCIPS (or a successor) for a term at least equal to the remaining term of the Marketing Co.-CIPS agreement and having similar economic terms to us, in which case the Event of Default described in this clause (i) shall apply on corresponding terms to that replacement power purchase agreement; or

     (j) at any time that the Marketing Co.-CIPS agreement in effect on the date we issued the old notes is in effect, the Genco-Marketing Co. agreement in effect as of that date is terminated for any reason, unless (A) within 60 days of the termination (or the longer period as may be needed to secure required regulatory approvals so long as we are diligently pursuing those approvals), we replace the Genco-Marketing Co. agreement with a power purchase agreement with Marketing Co., a successor to Marketing Co. that is a subsidiary of Ameren Corporation or a non-affiliated power marketing company, for a term at least equal to the remaining term of the Genco-Marketing Co. agreement provided that (i) the replacement power purchase agreement has economic terms to us similar to the Genco-Marketing Co. agreement, and
          (ii) any non-affiliated counterparty under that agreement has ratings assigned to it that meet the requirements of clause (i)(A) above, or
          (B) we provide to the trustee a Ratings Reaffirmation of the Rating Agencies' then existing ratings of the outstanding new notes.

     If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) shall occur and be continuing, either the trustee or the holders of not less than 25% in aggregate

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principal amount of the notes outstanding under the indenture may, by written notice to us (and to the trustee if given by holders), declare the principal of and accrued interest on all notes outstanding under the indenture to be immediately due and payable, but upon some conditions that declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the holders of a majority in aggregate principal amount of notes then outstanding under the indenture. If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the notes issued under the indenture will automatically become due and payable without any declaration or other act on the part of the trustee or any holder. The occurrence of an event described in paragraph (g) of this section with respect to a Subsidiary shall not constitute an Event of Default if
(x) the creditors of that Subsidiary have no recourse to our company or (y) that Subsidiary is not a "significant subsidiary" as defined in Regulation S-X under the Securities Act.

     The holders of a majority in principal amount of the notes then outstanding under the indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, subject to the limitations specified in the indenture, provided that the holders shall have offered to the trustee reasonable indemnity against expenses and liabilities.

Modification of the Indenture and Supplemental Indentures

     With the consent of the holders of not less than a majority in aggregate principal amount of the notes of all series at the time outstanding considered as one class, we and the trustee may modify the indenture or any indentures supplemental thereto or the rights of the Holders of the new notes; provided, that if there are notes of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of that series, then the consent only of the holders of not less than a majority in aggregate principal amount of the outstanding notes of all series so directly affected, considered as one class, will be required; provided, further, that no supplemental indenture shall

     . change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any holder to institute suit for the payment thereof, in each case without the consent of the holder of each note so affected; or

     . without the consent of the holders of all notes then outstanding, reduce the percentage of notes, the consent of the holders of which is required for the modification, or the percentage of notes, the consent of the holders of which is required for any waiver provided for in the indenture.

     We and the trustee without the consent of any holder may amend the indenture and the new notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the indenture and the new notes and will not adversely affect the interests of any holder.

Reduction of Subordinated CIPS Note

     Under the indenture, we may prepay or otherwise reduce in principal amount, in whole or in part, the Subordinated CIPS Note under one or more of the following conditions:

     . upon the assumption of the obligations and liabilities of AmerenCIPS under up to $182 million of tax-exempt pollution control loan obligations, in which case the Subordinated CIPS Note shall be reduced by the outstanding principal amount of those pollution control loan obligations assumed by us;

     . upon exchange (and use of proceeds from that exchange) for debt or equity securities with terms at least as subordinate as the Subordinated CIPS Note; or

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     .  with the prior written consent of the holders of not less than a majority in aggregate principal amount of the notes outstanding under the indenture and the approvals required under the terms of any other Senior Indebtedness.

Defeasance and Covenant Defeasance

     Defeasance

     The indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the new notes, on the 123rd day after the deposit referred to below has been made, and the provisions of the indenture will cease to be applicable with respect to the new notes (except for, among other matters, obligations to register the transfer of or exchange of the new notes, to replace apparently mutilated, defaced, destroyed, lost or stolen notes, to maintain paying agencies and to hold funds for payment in trust) if

     . we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the new notes, at the time those payments are due in accordance with the terms of the indenture,

     . we have delivered to the trustee (i) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     . immediately after giving effect to that deposit, on a Pro Forma basis no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of the deposit or during the period ending on the 123rd day after the date of the deposit, and the deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

     . if at that time the new notes are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the new notes will not be delisted as a result of the deposit, defeasance and discharge.

     Defeasance of Various Covenants and Various Events of Default

     The indenture further provides that the provisions of the indenture will cease to be applicable with respect to

     . the covenants described under "Covenants--Mergers and Consolidations," "--Limitation on Asset Sales," "--Limitation on Liens" and "-- Limitations on Subsidiary Indebtedness" and "Transitional Covenants-- Restricted Payments" and "--Debt Incurrence Test;" and

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     .  clause (e) under "Events of Default" with respect to the covenants listed above and clauses (c) and (f) under "Events of Default" upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the new notes, the satisfaction of the conditions described in clauses (B)(ii), (C) and (D) under "--Defeasance" above and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the Holders of the new notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of the specified covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

     Defeasance and Other Events of Default

     If we exercise our option to omit compliance with the covenants and provisions of the indenture with respect to the new notes as described in the immediately preceding paragraph and the new notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the new notes, at the time of their stated maturity, but may not be sufficient to pay amounts due on the new notes at the time of acceleration resulting from that Event of Default. We shall remain liable for those payments.

Book-Entry; Delivery and Form

     The old notes were issued in the form of four global notes held in book-entry form, two representing each series of the old notes issued under Rule 144A and two representing each series of the old notes issued under Regulation S.
DTC will act as the initial securities depositary for the new notes. The new notes will be issued only as fully registered securities registered in the name of DTC's nominee. One or more fully registered global note certificates will be issued, representing in the aggregate the total principal amount of new notes, and will be deposited with DTC. Except in the limited circumstances described under "--Certificated Notes" below, beneficial interests in the global notes will only be recorded by book-entry and owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificates representing the new notes.

     The new notes will be issued only in definitive, fully registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the new notes, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with that transfer or exchange.

     Upon the issuance of the global notes representing the new notes, DTC or its nominee will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by those global notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of agent members (with respect to interests of persons other than participants). Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased new notes.

     DTC has no knowledge of the actual beneficial owners of the new notes. DTC's records reflects only the identity of the direct participants to whose accounts the new notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of the customers.

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     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     So long as DTC or its nominee is the Holder of a global note, DTC or its nominee, as the case may be, will be considered the Holder of the new notes represented by that global note for all purposes under the indenture and the new notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the indenture referred to in this prospectus) unless we shall issue certificates for the new notes in definitive registered form as described under "--Certificated Notes" below.

     Payments of the principal of, and interest and premium, if any, on, the global notes will be made to DTC or its nominees, as the Holders of the global notes. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, and interest or premium, if any, on, a global note held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on the records of DTC or its nominee. DTC's practice is to credit direct participants' accounts on the relevant payment dated in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of the participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is our responsibility, disbursements of those payments to direct participants is the responsibility of DTC and disbursements of those payments to the beneficial owners is the responsibility of direct and indirect participants.

     We will send redemption notices to DTC. If less than all of the new notes are being redeemed, DTC will reduce the amount of the interest of each direct participant in the new notes in accordance with its procedures.

     Although voting with respect to the new notes is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to the new notes. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC's nominee to those direct participants to whose accounts the new notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some jurisdictions require that some persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to those persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest.

     DTC has advised us that it will take any action permitted to be taken by a Holder of new notes (including the presentation of new notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of that portion of the aggregate principal amount of the new notes as to which the participant or participants has or have given that direction.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities

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brokers, and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global notes among participants of DTC they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants or its obligations under the rules and procedures governing its operations.

     Certificated Notes

     If:

     . DTC or any successor depository notifies us that it is unwilling or unable to continue as a depository for a global note or ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by us within 90 days of that notice, or

     . an Event of Default under the new notes has occurred and is continuing and payment of principal and interest has been accelerated,

we shall issue certificates for the new notes in definitive registered form in exchange for the global notes. The Holder of a certificated definitive registered new note may transfer that new note by surrendering it at the office or agency maintained by us for that purpose in St. Louis, Missouri, which initially will be the office of the trustee.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

The Trustee

     The Bank of New York is the trustee under the indenture.

Governing Law

     The indenture, the supplemental indentures and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

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           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal tax consequences of the exchange of the old notes for the new notes and, in the case of non-U.S. holders, of the ownership and disposition of the new notes. This summary is based on the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. The summary assumes that you hold the old notes, and will hold the new notes, as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not address any state, local or foreign tax consequences of the exchange of the old notes for the new notes or of the ownership and disposition of new notes by non-U.S. holders. It also does not discuss all of the tax consequences that may be relevant to you in the light of your particular circumstances or if you are a specified type of holder, including:

     .  a bank;

     .  an insurance company;

     .  a tax-exempt organization;

     .  a dealer in securities or foreign currencies;

     . a holder who or that will hold a new note as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction for United States federal income tax purposes;

     .  a holder whose functional currency is not the United States dollar; or

     . a holder who or that did not purchase the old notes for cash at their original issue date at their original offering price.

     You should consult with your own tax advisor about the application of the United States federal income and estate tax laws to your particular situation as well as any consequences of the exchange of old notes for new notes and of the ownership and disposition of new notes under the tax laws of any state, local or foreign jurisdiction.

United States Federal Income Tax Consequences of the Exchange

     Your acceptance of the exchange offer and the related exchange of your old notes for new notes will not be a taxable event for United States federal income tax purposes. Your new notes will be treated as a continuation of the old notes. You will have the same tax basis and holding period in the new notes as you had in the old notes immediately before the exchange.

United States Federal Tax Consequences to Non-U.S. Holders

     If you are a non-U.S. holder, the following discussion describes the United States federal income and estate tax consequences of the ownership and disposition of the new notes that may be applicable to you. You are a non-U.S. holder if you are a beneficial owner of a new note who or that, for United States federal income tax purposes, is

     .  an individual other than a citizen or resident alien of the United
        States;

     . a corporation or partnership that is not created or organized in or under the laws of the United States or any of its political subdivisions and, in the case of a partnership, is not treated as a United States person under Treasury regulations;

     . an estate other than an estate the income of which is subject to United States federal income taxation regardless of its source; or

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

     . a trust if no court within the United States is able to exercise primary supervision over the trust's administration or one or more United States persons do not have the authority to control all of the trust's substantial decisions.

     Ownership

     Subject to the discussion below concerning backup withholding, you will not be subject to withholding of United States federal income tax on payments of principal, interest and premium, if any, on the new notes, provided that, in the case of interest, you satisfy the following conditions:

     . you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     . you are not a controlled foreign corporation that is related, directly, indirectly or constructively, to us through stock ownership; and

     . you satisfy the certification requirements, described generally below, set forth in Section 871(h) or Section 881(c) of the Internal Revenue Code and the regulations under the Internal Revenue Code.

     If you cannot meet these conditions, you generally will be subject to U.S. withholding tax at the rate of 30% on interest payments, unless you are eligible for a reduced withholding tax rate under an applicable U.S. income tax treaty.

     You will fulfill the certification requirement referred to above if you certify on Internal Revenue Service Form W-8BEN (or successor form), under penalties of perjury, that you are not a United States person and provide your name and address, and file the Form W-8BEN with us or our paying agent. If a new note is held on your behalf by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, the certification requirement will be fulfilled if the financial institution files with us or our paying agent a statement, signed under penalties of perjury, that it has received the Form W-8BEN from you (or from another intermediary financial institution acting on your behalf) and furnishes us or our paying agent with a copy thereof. If you are a foreign partnership, unless you have entered into a withholding agreement with the Internal Revenue Service, you will be required, in addition to providing an intermediary Form W-8BEN, to attach an appropriate certification by each partner. A look-through rule will apply in the case of tiered partnerships. Foreign partnerships and their partners should consult their own tax advisors regarding possible additional certification and reporting requirements.

     If you are engaged in the conduct of a trade or business in the United States, and if interest on a new note is effectively connected with the conduct of that trade or business, you will be subject to regular United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person. You will be exempt from the withholding tax discussed above if you provide to us or our paying agent a properly executed Internal Revenue Service Form W-8ECI (or successor form). In addition, if you are a foreign corporation, you may be subject to a branch profits tax at the rate of 30%, or a lesser rate as may be specified by an applicable U.S. income tax treaty, on your effectively connected earnings and profits for the taxable year, subject to various adjustments. For purposes of the branch profits tax, interest on a new note will be included in your effectively connected earnings and profits if the interest is effectively connected with the conduct of a trade or business in the United States.

     Sale, Exchange, Redemption or Other Disposition

     Subject to the discussion below concerning backup withholding, you will not be subject to United States federal income tax, or to any withholding thereof, on any gain realized on the sale, exchange, redemption or other disposition of a new note, unless:

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

     . you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and various other conditions are met; or

     . the gain is effectively connected with the conduct by you of a trade or business in the United States.

     If you are engaged in the conduct of a trade or business in the United States, and if any gain realized on the sale, exchange, redemption or other disposition of a new note is effectively connected with the conduct of that trade or business, you will be subject to regular United States federal income tax on the gain on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax at the rate of 30%, or a lesser rate as may be specified by an applicable U.S. income tax treaty, on your effectively connected earnings and profits for the taxable year, subject to various adjustments. For purposes of the branch profits tax, any gain recognized on the sale, exchange, redemption or other disposition of a new note will be included in your effectively connected earnings and profits if the gain is effectively connected with the conduct of a trade or business in the United States.

     Estate Tax

     If you are an individual non-U.S. holder and if you hold a new note at the time of your death, the new note will not be includible in your gross estate for purposes of the United States federal estate tax, provided that, at the time of your death:

     . you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

     . payments of interest with respect to the new note, if received at that time, would not have been effectively connected with the conduct of your trade or business in the United States.

     Backup Withholding and Information Reporting

     Under current United States federal income tax law, you will not be subject to backup withholding tax at the rate of 31% or to information reporting on payments of interest if the certifications required by Section 871(h) or Section 881(c) of the Internal Revenue Code and described generally above are received, provided that neither we nor our paying agent has actual knowledge that you are a United States person.

     Under current Treasury regulations, payments of the proceeds of the sale, exchange, redemption or other disposition of a new note made to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, information reporting will be required if a broker is either:

     .  a United States person;

     . a controlled foreign corporation for United States federal income tax purposes;

     . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

     . in the case of payments made after December 31, 2000, a foreign partnership with specified connections to the United States;

unless the broker has in its records documentary evidence that you, as payee, are not a United States person or that otherwise establishes an exemption. Backup withholding may apply to any payment that a broker is required to report if the broker has actual knowledge that you, as payee, are a United States person. Payments to or through the

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United States office of a broker will be subject to backup withholding and information reporting unless you certify, under penalties of perjury, that you are not a United States person or otherwise establish an exemption.

     Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service. You should consult your own tax advisor regarding the application of the information reporting and backup withholding requirements to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

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                             PLAN OF DISTRIBUTION

     Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. Based on SEC staff interpretations issued to third parties, a broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where those old notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 270 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with those resales. In addition, until                , 2001, all
dealers effecting transactions in the new notes may be required to deliver a prospectus.

     The information described above concerning SEC staff interpretations is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

     We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell from time to time new notes they receive for their own account pursuant to the exchange offer through:

     .  one or more transactions in the over-the-counter market;

     .  in negotiated transactions;

     .  through the writing of options on the new notes; or

     .  a combination of those methods of resale.

     Those broker-dealers may sell at:

     .  market prices prevailing at the time of resale;

     .  prices related to those prevailing market prices; or

     .  negotiated prices.

     Any broker-dealer may resell directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes that it received for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any underwriter's resale of new notes and any commission or concessions received by any underwriters may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act by acknowledging that it will deliver and by delivering a prospectus.

     We have agreed, for a period of 270 days after the expiration date to promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have also agreed to pay expenses incident to the exchange offer other than commissions or concessions of any broker or dealer and transfer taxes, if any, and will indemnify the holders of the new notes (including any broker-dealers) against various liabilities, including liabilities under the Securities Act. This indemnification obligation does not extend to statements or omissions in the registration statement or prospectus made in reliance upon and in conformity with written information pertaining to the holder that is furnished to us by or on behalf of the holder.

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                                 LEGAL MATTERS

     Various legal matters relating to the new notes offered hereby will be passed upon for us by Jones, Day, Reavis & Pogue, Chicago, Illinois.

                                    EXPERTS

     The financial statements as of December 31, 2000 and for the period May 1, 2000 through December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The Independent Technical Review included as Annex A to this prospectus has been prepared by Stone & Webster Consultants, Inc. (formerly S&W Consultants, Inc.) and is included in this prospectus in reliance upon the authority of Stone & Webster Consultants, Inc. and its affiliates as experts in the review of the design and operation of electric generating facilities. The independent market consultant's report included as Annex B to this prospectus has been prepared by Resource Data International, Inc. and is included in this prospectus in reliance upon the authority of that firm as experts in the analysis of power markets, including future market demand, future market prices for electric energy and capacity and related matters, for electric generating facilities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are not currently subject to the periodic reporting and other information requirements of the Exchange Act. Upon the completion of the exchange offer we will become subject to those periodic reporting requirements. Our parent company, Ameren Corporation, is subject to the informational requirements of the Exchange Act and, in accordance with that act, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the offices of the SEC at the following addresses:

        Judiciary Plaza          Citicorp Center          7 World Trade Center
     450 Fifth Street, N.W.   500 West Madison Street          Suite 1300
     Washington, D.C. 20549   Chicago, Illinois 60661   New York, New York 10048

     You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports and other information regarding registrants such as Ameren Corporation that file electronically with the SEC. The address of that site is (http:\\www.sec.gov). The new notes offered for exchange under this prospectus will not be guaranteed by, or otherwise be obligations of, Ameren Corporation or any of its direct or indirect subsidiaries other than our company.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the new notes offered for exchange under this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits and schedules. The statements contained in this prospectus as to the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete. Accordingly, each of those statements is qualified in all respects by reference to the full text of the contract, agreement or document filed as an exhibit to the registration statement or otherwise filed with the SEC.

     We are incorporated in the State of Illinois. Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103. Our telephone number is (314) 554-3922. You can find limited information regarding our company on Ameren's website at (http://www.ameren.com). That website is not incorporated by reference in this prospectus.

                             ____________________

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.......................................................................................  F-2

Financial Statements:  Balance Sheet December 31, 2000..................................................................  F-3

Statement of Income for the Period From May 1, 2000 Through December 31, 2000...........................................  F-4

Statement of Cash Flows for the Period From May 1, 2000 Through December 31, 2000.......................................  F-5

Statement of Shareholder's Equity for the Period From May 1, 2000 Through December 31, 2000.............................  F-6

Notes to the Financial Statements.......................................................................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of AmerenEnergy Generating Company

In our opinion, the accompanying balance sheet and related statements of income, of cash flows and of shareholder's equity present fairly, in all material respects, the financial position of AmerenEnergy Generating Company, a wholly-owned subsidiary of Ameren Corporation, at December 31, 2000 and the results of its operations and its cash flows for the period May 1, 2000 through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
February 5, 2001

AMERENENERGY GENERATING COMPANY
-------------------------------
BALANCE SHEET
-------------
(Thousands of Dollars)


          ASSETS                                                             December 31, 2000
          ------                                                             -----------------
          Current:
             Cash and cash equivalents                                       $              596
             Accounts receivable - intercompany                                          57,887
             Accounts receivable                                                         10,694
             Other receivables - intercompany                                           125,850
             Materials and supplies, at average cost
                Fossil fuel                                                              24,791
                Other                                                                    19,120
             Other current assets                                                         1,489
                                                                             ------------------
                   Total current assets                                                 240,427
                                                                             ------------------


          Property and plant at cost, net                                               951,017
          Advances for committed units - intercompany                                   125,000
          Deferred income taxes, net                                                     69,918
                                                                             ------------------
          Other assets                                                                    7,300
                                                                             ------------------

          TOTAL ASSETS                                                               $1,393,662
                                                                              =================


          LIABILITIES AND SHAREHOLDER'S EQUITY
          ------------------------------------
          Current:

             Current portion of subordinated notes payable intercompany      $           43,544
             Accounts and wages payable                                                  30,942
             Accounts and wages payable - intercompany                                   23,028
             Current portion of income tax payable - intercompany                        15,874
             Taxes accrued                                                               26,277
             Interest accrued                                                             5,690
             Interest payable - intercompany                                              3,801
             Other                                                                        4,587
                                                                             ------------------
                   Total current liabilities                                            153,743
                                                                             ------------------

          Other deferred credits                                                            609
          Accumulated deferred investment tax credits                                    18,233
          Income tax payable - intercompany                                             195,509
          Long-term debt, net                                                           423,676
          Subordinated notes payable - intercompany                                     558,082

          Commitments and contingencies (Note 9)

          Shareholder's equity:
             Common stock, $1 par value, authorized 10,000 shares -
             outstanding  2,000 shares                                                        2
          Retained earnings                                                              43,808
                                                                             ------------------
                   Total shareholder's equity                                            43,810
                                                                             ------------------

          TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                         $        1,393,662
                                                                             ==================
          -------------------------------------------------------------------------------------

See notes to financial statements which are an integral part of these statements.

AMERENENERGY GENERATING COMPANY
--------------------------------
STATEMENT OF INCOME
-------------------
(Thousands of Dollars)

          For the period May 1, 2000 through December 31, 2000
          OPERATING REVENUES:
            Electric - intercompany                                         $          372,179
            Electric                                                                   105,104
            Other - intercompany                                                         2,418
                                                                            ------------------
               Total operating revenues                                                479,701
                                                                            ------------------

          OPERATING EXPENSES:
            Operations :
               Fuel and purchased power                                                235,320
               Other (includes $18,447 - intercompany)                                  53,956
                                                                            ------------------
                                                                                       289,276

            Maintenance                                                                 45,725
            Depreciation and amortization                                               28,277
            Other taxes                                                                 13,155
                                                                            ------------------
               Total operating expenses                                                376,433
                                                                            ------------------

          Operating income                                                             103,268

            Interest expense - intercompany                                             29,537
            Interest expense                                                             5,344
            Other income (includes $1,203 - intercompany)                               (2,634)
                                                                            ------------------

          Income before income taxes                                                    71,021

            Income taxes                                                                27,213
                                                                            ------------------

          NET INCOME                                                        $           43,808
                                                                            ==================

See notes to financial statements which are an integral part of these statements.

AMERENENERGY GENERATING COMPANY
-------------------------------
STATEMENT OF CASH FLOWS
-----------------------
(Thousands of Dollars)


          For the period May 1, 2000 through December 31, 2000
          Cash Flows From Operating Activities:

           Net income                                                           $  43,808
           Adjustments to reconcile net income to net cash
            Used In operating activities:
             Depreciation and amortization                                         28,277
             Deferred income taxes                                                  5,981
             Deferred investment tax credits                                       (1,495)
             Changes in assets and liabilities:
              Receivables, net                                                    (68,581)
              Materials and supplies                                                9,895
              Accounts and wages payable                                           47,429
              Taxes accrued                                                        26,277
              Income tax payable - intercompany                                    (8,212)
              Interest accrued and payable                                          9,491
              Other, net                                                            4,408
                                                                                ---------
          Net Cash Provided By Operating Activities                                97,278
                                                                                ---------

          Cash Flows From Investing Activities:
           Construction expenditures                                             (345,241)
           Advances for committed units - intercompany                           (125,000)
           Other receivables - intercompany                                       (99,850)
                                                                                ---------
          Net Cash Used In Investing Activities                                  (570,091)
                                                                                ----------

          Cash Flows From Financing Activities:
           Issuances -
            Notes payable - intercompany                                            50,000
            Long-term debt                                                         423,643
           Debt issuance costs                                                      (6,621)
                                                                                ----------
          Net Cash Provided By Financing Activities                                467,022
                                                                                ----------

          Net Change In Cash And Cash Equivalents                                   (5,791)
                                                                                ----------
          Cash And Cash Equivalents At Beginning Of Period                           6,387
                                                                                ----------
          Cash And Cash Equivalents At End Of Period                            $      596
                                                                                ----------

          Cash paid during the period:
         ---------------------------------------------------------------------------------
          Interest                                                              $   26,073
          Income taxes                                                          $   13,524

The following significant non-cash transaction occurred during the period: the transfer of AmerenCIPS' generating assets to AmerenEnergy Generating Company in exchange for a subordinated promissory note and AmerenEnergy Generating Company common stock. See Notes 2, 5 and 7 for further discussion of this transaction.

See notes to financial statements which are an integral part of these statements.

AMERENENERGY GENERATING COMPANY
-------------------------------
STATEMENT OF SHAREHOLDER'S EQUITY
---------------------------------
(Thousands of Dollars)

     For the period May 1, 2000 through December 31, 2000

                                             Common Stock                                                      Total
                                   ------------------------------------
                                                                                    Retained                Shareholder's
                                     Shares                Par Value                Earnings                   Equity
                                   -----------           --------------           -------------           ----------------
     Balance May 1, 2000                 2,000           $            2           $           -           $              2

     Net Income                                                                          43,808                     43,808
                                   -----------           --------------           -------------           ----------------
     Balance December 31, 2000           2,000           $            2           $      43,808           $         43,810
                                   -----------           --------------           -------------           ----------------

See notes to financial statements which are an integral part of these statements.

AMERENENERGY GENERATING COMPANY
NOTES TO FINANCIAL STATEMENTS

December 31, 2000

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

     Ameren Corporation is a registered holding company under the Public Utility Holding Company Act of 1935 (PUHCA) that was formed in December 1997 upon the merger of CIPSCO Incorporated, the former parent company of Central Illinois Public Service Company (AmerenCIPS), and Union Electric Company (AmerenUE). In response to the Illinois Electric Service Customer Choice and Rate Relief Law of 1997, on May 1, 2000, following the receipt of all required State and Federal regulatory approvals, AmerenCIPS transferred its electric generating assets and related liabilities, at historical net book value, to a newly created non-regulated company, AmerenEnergy Generating Company (Genco or the company), a subsidiary of Ameren Corporation's wholly-owned subsidiary, AmerenEnergy Resources Company (Resources), in exchange for a subordinated promissory note from the company and 1,000 shares of the company's common stock.

     Resources is a holding company for Ameren Corporation's non-regulated electric generation business whose principal subsidiaries include the company, AmerenEnergy Development Company (Development Co.), AmerenEnergy Fuels and Services Company (Fuels Co.) and AmerenEnergy Marketing Company (Marketing Co.). Fuels Co. acts as the company's agent and manages the company's coal, natural gas and fuel oil procurement and supply. Development Co. develops and constructs generation assets for the company, and the company purchases generation assets from Development Co. when the assets are available for commercial operation. Marketing Co. focuses on marketing energy, capacity and other energy products for terms in excess of one year. In addition, AmerenEnergy, Inc. (Ameren Energy), Ameren Corporation's energy trading and marketing subsidiary, acts as agent for the company and enters into contracts for the sale and purchase of energy on behalf of the company for terms less than a year. The company qualifies as an exempt wholesale generator under PUHCA and owns and operates Resource's non-regulated electric generation business. The company's fiscal year-end is December 31.

Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions. Such estimates and assumptions affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Plant

     The cost of additions to, and betterments of, units of property and plant is capitalized. Cost includes labor, material, applicable taxes and overheads. Maintenance expenditures and the renewal of items not considered units of property are charged to income as incurred. When units of depreciable property are retired, the original cost and removal cost, less salvage value, are charged to accumulated depreciation.

Depreciation

     Depreciation is provided over the estimated lives of the various classes of
depreciable property by applying composite rates on a straight-line basis.   The
provision for depreciation for the period May 1, 2000 through December 31, 2000 was approximately 2.7% of the average depreciable costs on an annualized basis.

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and temporary investments purchased with an original maturity of three months or less.

Materials and Supplies

     Materials and supplies are stated at average cost.

Income Taxes

     The company is included in the consolidated federal income tax return filed by Ameren Corporation. As a subsidiary of Ameren Corporation, the company could be considered jointly and severably liable for assessments of additional tax on the consolidated group. Income taxes are allocated to the individual companies based on their respective taxable income or loss. The company's provision for income taxes has been presented based on federal and state taxes the company would have presented on a separate company basis. Deferred tax assets and liabilities are recognized for the tax consequences of transactions that have been treated differently for financial reporting and tax return purposes, using statutory tax rates.

     Investment tax credits utilized in prior years were deferred and are being amortized over the useful lives of the related properties.

Unamortized Debt Discount and Expense

     Discount and expense associated with long-term debt are amortized over the life of the related issue.

Interest Capitalized

     Interest is capitalized in accordance with SFAS No. 34, "Capitalization of Interest Cost." For the period May 1, 2000 through December 31, 2000, interest expense capitalized was $0.8 million.

Advances for Committed Units

     Advances for committed units represent amounts loaned to Development Co. under a committed unit contribution agreement. See Note 2 for further discussion of this agreement.

Revenue

     The company records electric revenues for service rendered, at the end of each accounting period. See Note 3 for further discussion of electric power supply agreements.

Evaluation of Assets for Impairment

     SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" prescribes general standards for the recognition and measurement of impairment losses. The company determines if long-lived assets are impaired by comparing their undiscounted expected future cash flows to their carrying amount. An impairment loss is recognized if the undiscounted expected future cash flows are less than the carrying amount of the asset. As of December 31, 2000, no impairment was identified.

Energy Contracts

     The Emerging Issues Task Force of the Financial Accounting Standards Board
(EITF) Issue 98-10, "Accounting for Energy Trading and Risk Management Activities" became effective on January 1, 1999. EITF 98-10 provides guidance on the accounting for energy contracts entered into for the purchase or sale of electricity, natural gas, capacity and transportation. The EITF reached a consensus in EITF 98-10 that sales and purchase activities being performed need to be classified as either trading or nontrading. Furthermore, transactions that are determined to be trading activities would be recognized on the balance sheet measured at fair value, with gains and losses included in earnings.
Ameren Energy enters into contracts for the sale and purchase of energy on behalf of the company. The company is ultimately responsible for the performance of these contracts. As of December 31, 2000, virtually all of Ameren Energy's transactions were considered nontrading activities and were accounted for using the accrual or settlement method, which represents industry practice.

Derivatives

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 defines and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities and requires recognition of all derivatives as either assets or liabilities on the balance sheet measured at fair value. The intended use of the derivatives and their designation as either a fair value hedge, a cash flow hedge, or a foreign currency hedge will determine when the gains or losses on the derivatives are to be reported in earnings and when they are to be reported as a component of other comprehensive income in stockholders' equity. In June 1999, the FASB issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which delayed the effective date of SFAS 133 to all fiscal quarters of all fiscal years, beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133," which amended certain accounting and reporting standards of SFAS 133. The Company is adopting SFAS 133 in the first quarter of 2001. The impact of this standard to the company resulted in a cumulative charge as of January 1, 2001 of $2 million after income taxes to the income statement and a cumulative adjustment of $3 million to other comprehensive income which decreased stockholders' equity. However, the Derivatives Implementation Group
(DIG), a committee of the FASB responsible for providing guidance on the implementation of SFAS 133, has not reached a conclusion regarding the appropriate accounting treatment of certain types of energy contracts under SFAS
133. The company is unable to predict when this issue will ultimately be resolved and the impact the resolution will have on the company's future financial position, results of operations or liquidity. Implementation of SFAS 133 will likely increase the volatility of the company's earnings in future periods.

NOTE 2 - Intercompany Transactions

     The company has transactions in the normal course of business with Ameren Corporation and other Ameren companies. These transactions primarily consist of power purchases and sales, services received or rendered, borrowings and lendings. The transactions with Ameren Corporation and other Ameren companies are reported as intercompany transactions.

     On May 1, 2000, AmerenCIPS transferred its electric generating assets and related liabilities, at net book value, to the company, in exchange for a subordinated promissory note from the company in the principal amount of $552 million and 1,000 shares of the company's common stock. The transferred assets represent generating capacity of approximately 2,860 megawatts. Approximately 45% of AmerenCIPS' employees were transferred to the company as part of the transaction. The significant components of net assets transferred are as follows:

               (Thousands of dollars)
               Cash                                    $   6,387
               Other receivable - intercompany            26,000
               Material and supplies                      53,806
               Other current assets                        5,522
               Property and plant, net                   635,031
                                                       ---------

               Total assets transferred                $ 726,746
                                                       ---------

               Accounts payable                        $   6,541
               Other current liabilities                   3,351
               Other deferred credits                      1,804
               Deferred investment tax credits            19,728
               Deferred tax liabilities, net             143,696
                                                       ---------

               Total liabilities transferred             175,120
                                                       ---------

               Net assets transferred                  $ 551,626
                                                       ---------


     On June 30, 2000 the company, through the issuance of a subordinated promissory note, borrowed $50 million from Ameren Corporation to meet working capital needs. The two subordinated promissory notes each have a term of five years and bear interest at 7% based on a 10-year amortization.

     In June and July of 2000, the company acquired combustion turbine generating units at Pinckneyville and Gibson City, Illinois from Development Co. at Development Co.'s historical net book value. The total installed cost of these combustion turbine generating units is approximately $200 million. In September 2000, the company also acquired three combustion turbine generating units at the Joppa, Illinois site from an affiliate at the affiliate's historical net book value. The total installed cost of these combustion turbine generating units is approximately $73 million. The company has entered into an operating lease agreement with Development Co. for these units at the Joppa site wherein the three combustion turbine generating units have been leased to Development Co. for a minimum term of fifteen years. The company receives rental payments under the lease in fixed monthly amounts that vary over the term of the lease and range in amount from $0.8 - $1.0 million. Development Co. is entitled to all of the output produced from the three combustion turbine generating units and will be responsible for all operating expenses.
Development Co. intends to enter into an agreement with Midwest Electric Power, Inc., an affiliate, under which Midwest Electric Power, Inc. will provide operations and maintenance services. On November 1, 2000, Development Co. and Marketing Co. entered into an electric power supply agreement, referred to as the Development Co.-Marketing Co. agreement. The Development Co.-Marketing Co. agreement entitles Marketing Co. to all of the output from the Joppa site. The Development Co.-Marketing Co. agreement contains a monthly capacity charge that approximates the lease payment obligation Development Co. incurs from the company and an energy charge equal to the variable costs of operating the combustion turbine generating units.

     On November 1, 2000, the company and Development Co., in conjunction with the financing described in Note 6, entered into a committed unit contribution agreement, whereby the company agreed to advance $125 million in cash to Development Co. in exchange for the delivery of combustion turbine generating units at Kinmundy and Grand Tower, Illinois, which are expected to be commercially available in mid-2001. Under this agreement, the purchase price of the combustion turbine generating units to be delivered to the company in 2001 will be reduced by the amount advanced to Development Co. At December 31, 2000 the amount advanced to Development Co. under the committed unit contribution agreement is recorded as advances for committed units - intercompany.

     Prior to AmerenCIPS' transfer of its generating assets to the company on May 1, 2000, AmerenCIPS and AmerenUE jointly dispatched their generation pursuant to a joint dispatch agreement. In connection with the asset transfer, AmerenCIPS assigned its electric generation rights and obligations under this agreement to the company and the agreement was amended to reflect the fact that the company now owns and operates the generation assets previously owned by AmerenCIPS. As a result, the company jointly dispatches generation with AmerenUE under a new amended joint dispatch agreement. Under the agreement, the company and AmerenUE are entitled to serve load requirements from their own least-cost generation first, and then will allow the other company access to any available excess generation. All of the company's sales to Marketing Co. are considered load requirements. Sales made by the company to other customers through Ameren Energy as the company's agent are not considered load requirements. For the period May 1, 2000 through December 31, 2000, $105 million of the company's electric revenues were derived through the sale of the company's available generation to other customers and $31 million of the company's electric revenues were derived through sales of available generation to AmerenUE through the amended joint dispatch agreement.

     The company's financial statements include charges for services that Ameren Services Company (Ameren Services), a wholly owned subsidiary of Ameren Corporation, provides to the company. Ameren Services provides the company with certain support functions such as accounting, finance, corporate planning, audit and compliance service, investor relations, legal, corporate development, regulatory, risk management, and tax services. In addition to support functions, Ameren Services provides the company with specialized support functions, including information technology, human resources, environmental resources, purchasing and materials management, and public affairs.

     Charges are based upon the actual costs incurred by Ameren Services. Charges are billed monthly to the company and are included in other operating expenses in the accompanying Statement of Income. These charges were allocated to the company based on utilization or other methods which management believes to be reasonable. For the period May 1, 2000 through December 31, 2000, charges to the company were $18 million.

     See Notes 3, 5, 7 and 9 for other intercompany agreements and transactions.

NOTE 3 - Electric Power Supply Agreement

     On May 1, 2000 (and amended August 14, 2000), an electric power supply agreement was entered into between the company and Marketing Co., referred to as the Genco-Marketing Co. agreement. Also on May 1, 2000,

Marketing Co. entered into an electric power supply agreement with AmerenCIPS, referred to as the Marketing Co.-CIPS agreement, to supply sufficient power to meet AmerenCIPS' native load requirements. A portion of the capacity and energy supplied by the company to Marketing Co. will be resold to AmerenCIPS for resale to AmerenCIPS' native load customers at rates specified by the Illinois Commerce Commission (which approximate the historical regulatory rates for generation) or to retail customers allowed choice of an electric supplier under state law at market based prices. Power will continue to be jointly dispatched between AmerenUE and the company. The Marketing Co.-CIPS agreement expires December 31, 2004 and the Genco-Marketing Co. agreement may be terminated upon at least one year's notice given by either party, but in no event can it be terminated prior to December 31, 2004. For the period May 1, 2000 through December 31, 2000, $341 million of the company's electric revenue was derived under the Genco-Marketing Co. agreement. No other customer represents greater than 10% of the company's revenues.

NOTE 4 - Concentration of Risk

Market Risk

     Fuels Co. and Ameren Energy, on behalf of the company, engage in price risk management activities related to electricity and fuel. In addition to buying and selling these commodities, the company uses derivative financial instruments to manage market risks and reduce exposure resulting from fluctuations in the prices of electricity and fuel. Hedging instruments include futures, forward contracts and options. The use of these types of contracts allows the company to manage and hedge its contractual commitments and reduce exposure related to the volatility of commodity market prices.

Credit Risk

     Credit risk represents the loss that would be recognized if counterparties fail to perform as contracted. New York Mercantile Exchange (NYMEX) traded futures contracts are supported by the financial resources and credit quality of the clearing members of NYMEX and have nominal credit risk. On all other transactions, the company is exposed to credit risk in the event of nonperformance by the counterparties in the transaction.

     The company's financial instruments subject to credit risk consist primarily of accounts receivable and forward contracts. The company's revenues are primarily derived from the sales of electricity to Marketing Co. as described in Note 3. Approximately 89% of the company's accounts receivable are related party receivables from Marketing Co. No other customer represents greater than 10% of the company's accounts receivable. For each counterparty in forward contracts, the company analyzes the counterparty's financial condition prior to entering into an agreement, establishes credit limits and monitors the appropriateness of these limits on an ongoing basis through a credit risk management program.

NOTE 5 - Intercompany Financing

     The company has the ability to borrow up to $463 million from Ameren Corporation through a non-utility money pool agreement. However, the total amount available to the company at any given time is reduced by the amount of borrowings from the non-utility money pool by other Ameren non-regulated companies but increased to the extent other Ameren non-regulated companies have surplus funds and the availability of other external borrowing sources. The non-utility money pool was established to coordinate and provide for certain short-term cash and working capital requirements and is administered by Ameren Services. Interest is calculated at varying rates of interest depending on the composition of internal and external funds in the non-utility money pool. For the period May 1, 2000 through December 31, 2000 the average interest rate for the non-utility money pool was 6.52%. At December 31, 2000, the company had loaned $100 million to the non-utility money pool, which is included in other receivables--intercompany, and at least $296 million was available through the non-utility money pool subject to reduction for borrowings by other Ameren non-regulated companies.

     The note to AmerenCIPS is a subordinated intercompany note.   The company
and AmerenCIPS have agreed that debt service during the term of the AmerenCIPS subordinated note will be payable solely from ''available cash,'' defined as cash available after payment of all operating and maintenance expenses, debt service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes as determined by the company in its discretion. Any installment payment amount which is not paid when due because of the available cash limitation will be payable when available cash becomes sufficient to permit the payment, or else carried forward until maturity. The company may not prepay the AmerenCIPS subordinated note in whole or in part prior to the stated maturity, May 1, 2005, without the prior written consent of the holders of a majority of the outstanding notes issued under the indenture and such approvals as are required under the terms of any other senior indebtedness. However, the outstanding principal amount of the AmerenCIPS subordinated note will be reduced by the amount of tax-exempt pollution control loan obligations the company assumes from AmerenCIPS. In addition, with the consent of AmerenCIPS, the company may also prepay the AmerenCIPS subordinated note in whole or in part with proceeds derived from other debt or equity securities it may issue which rank subordinate and junior to senior indebtedness on terms comparable to those of the AmerenCIPS subordinated note. The AmerenCIPS subordinated note may not be transferred by AmerenCIPS except to another wholly-owned subsidiary of Ameren. Resources has agreed with the company that, in the event that upon maturity the AmerenCIPS subordinated note has not been paid in full or refinanced with other subordinated intercompany indebtedness with terms at least as subordinate, then Resources will assume the company's obligations under the AmerenCIPS subordinated note (subject to regulatory approval), with no further liability to the company, or contribute sufficient funds to the company as equity or subordinated debt to enable the company to pay in full the remaining balance of the AmerenCIPS subordinated note.

     On June 30, 2000 the company issued a second subordinated intercompany note in the amount of $50 million to Ameren Corporation. This note is subordinated to all senior debt as well as to the subordinated note held by AmerenCIPS. The two subordinated intercompany notes each have a term of five years and bear interest at 7% based on a 10-year amortization.

     The aggregate maturities of the subordinated notes payable are as follows:

                          Year Ended December 31,
                                   2001               $ 43,544
                                   2002                 46,592
                                   2003                 49,854
                                   2004                 53,344
                                   2005                408,292
                                                      --------

                                                      $601,626
                                                      --------

NOTE 6 - Long-term Debt


     On November 1, 2000, the company issued 7.75% Senior Notes, Series A due 2005 (Series A Notes) and 8.35% Senior Notes, Series B due 2010 (Series B Notes) (collectively, the Senior Notes). Series A Notes totaled $225 million.
Interest accrues on the Series A Notes at a rate of 7.75% per year and is payable semiannually in arrears on May 1 and November 1 of each year commencing on May 1, 2001. Principal of the Series A Notes will be payable on November 1, 2005. Series B Notes totaled $200 million. Interest accrues on the Series B Notes at a rate of 8.35% per year and is payable semiannually in arrears on May 1 and November 1 of each year commencing on May 1, 2001. Principal of the Series B Notes will be payable on November 1, 2010. The proceeds from the Senior Notes were $423.6 million before transaction costs. Debt covenants limit the company's ability to, among other things, sell assets, create liens and engage in mergers, consolidations or similar transactions. At December 31, 2000, the company was in compliance with all applicable debt covenants.


                                                            December 31,
               (Thousands of dollars)                           2000
               ---------------------------------------      ------------

               7.75% Senior Notes, Series A due 2005            $225,000
               8.35% Senior Notes, Series B due 2010             200,000
                                                            ------------
                                                                 425,000
                                                            ------------
               Unamortized discount on debt                       (1,324)
                                                            ============
               Total Long-Term Debt                             $423,676
                                                            ============

NOTE 7 - Income Taxes

     Total income tax expense for the period May 1 through December 31, 2000 resulted in an effective tax rate of 38.3% on earnings before income taxes.

Principal reasons such rates differ from the statutory federal rate:

     --------------------------------------------------------------------
                                                      Period May 1, 2000
                                                     through December 31,
                                                             2000
     --------------------------------------------------------------------
     Statutory federal income                                35.0%
       tax rate
     Increases (decreases) from:
       Depreciation differences                              (0.2)
       Amortization of investment tax credit                 (1.7)
       State income tax                                       5.2
       Other                                                    -
     --------------------------------------------------------------------
     Effective income tax rate                               38.3%
     --------------------------------------------------------------------

     Income tax expense components:
     --------------------------------------------------------------------
                   (Thousands of dollars)             Period May 1, 2000
                                                     through December 31,
                                                             2000
     ---------------------------------------------------------------------
     Current tax expense
     U.S. Federal                                           $18,552
     State and local                                          4,175
     ---------------------------------------------------------------------
     Total current income taxes                             $22,727
     ---------------------------------------------------------------------

     Deferred tax expense                                     5,981
     Amortization of investment tax credit                   (1,495)
     ---------------------------------------------------------------------
     Total tax expense                                      $27,213
     ---------------------------------------------------------------------

     In accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), as a result of the step-up in basis for tax purposes of the transferred assets from AmerenCIPS to the company an additional tax basis for the company and a deferred intercompany tax gain for AmerenCIPS of approximately $552 million was recorded, resulting in a deferred tax asset for the company of approximately $219 million and an equivalent income tax payable - intercompany balance. This transaction was recorded as a non-cash transaction. The deferred tax asset and intercompany tax payable are being amortized and paid, respectively, over twenty years, the approximate remaining life of the transferred assets.

     Other deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the company's deferred tax assets and liabilities are as follows:

        (Thousands of dollars)                   December 31, 2000
                                                 -----------------
        Deferred tax assets:
            Tax basis step-up                             $211,383
            Tax basis of coal contract                       8,967
            Investment tax credits                           7,609
            Other                                              468
                                                          --------
                                                           228,427
        Deferred tax liabilities:
            Property timing differences                    157,983
            Other                                              526
                                                          --------
                                                           158,509

                    Net deferred tax asset                $ 69,918
                                                          --------

NOTE 8 - Retirement Benefits


     The Ameren retirement plan covers qualified employees of Ameren and its subsidiaries, including the company. Benefits are based on the employees' years of service and compensation. The Ameren plan is funded in compliance with income tax regulations and federal funding requirements. The company, along with other subsidiaries of Ameren, is a participant in the Ameren plan and is responsible for its proportional share of the plan costs. The company's share of plan costs for the period May 1, 2000 through December 31, 2000 was $0.5 million, of which approximately 1% was charged to construction accounts.

     In addition to providing retirement benefits, the company through Ameren provides certain health care and life insurance benefits for retired employees. Ameren's postretirement benefit plans cover all employees of the company. The company's share of the postretirement costs for the period May 1, 2000 through December 31, 2000 was approximately $1.8 million.

NOTE 9 - Commitments and Contingencies

     The company has commitments for the purchase of coal under long-term contracts. Coal contract commitments, including transportation costs, for the period 2001 through 2005 are estimated to total $554 million. Total coal purchases, including transportation costs, for the period May 1, 2000 through December 31, 2000 was $95 million. The company also has existing contracts with pipeline and natural gas suppliers to provide transportation and storage of natural gas for electric generation. Gas-related contract cost commitments for the period 2001 through 2005 are estimated to total $13 million. Total delivered natural gas costs were approximately $7 million for the period May 1, 2000 through December 31, 2000.

     The company intends to purchase combustion turbine generating units at Kinmundy and Grand Tower, Illinois, Columbia, Missouri and at the existing Pinckneyville station for approximately $425 million in 2001, once they are available for commercial operation. These simple cycle and combined cycle combustion turbine generating units will provide incremental capacity of 820 megawatts.

     The company also intends to purchase additional combustion turbine generating units at undetermined sites. These combustion turbine generating units are expected to cost up to $736 million and provide additional capacity of up to 1,490 megawatts and are expected to be available for commercial operation between mid-2002 and mid-2005. The following is a summary of the company's planned additions of combustion turbine generating units.

               Year         Megawatts          Estimated Cost (in millions)
             --------     -------------     ----------------------------------
               2001            820                       $425
               2002            515                       $250
               2003            325                       $206
               2004            325                       $140
               2005            325                       $140

     These future plans are subject to change, including increasing or decreasing planned or installed future generating capacity, based on market conditions, regulatory approvals for additions, the company's results of operations and financial condition, availability of financing and other factors determined by management.

     For the period May 1, 2000 through December 31, 2000, nine combustion turbine generating units were placed in commercial operation at Pinckneyville, Gibson City and Joppa, Illinois. These units provide additional capacity of 584 megawatts and cost approximately $273 million, as described in Note 2.

     The company anticipates securing additional permanent financing during 2001-2004 to fund the purchase of completed combustion turbine generating facilities. At this time, the company is unable to determine the amount of the additional permanent financing, as well as the additional financing's impact on the company's financial position, results of operation or liquidity.

     Capital expenditures at the company's existing coal-fired plants are expected to approximate $160 million in total for the period 2001 through 2005, excluding any capital expenditures required to comply with nitrogen oxide (NO\X\) emissions standards discussed below.

     Title IV of the Clean Air Act Amendments of 1990 required the company to significantly reduce total annual sulfur dioxide (SO\\2\\) and NO\\X\\ emissions by the year 2000. By switching to low-sulfur coal, acquiring SO\\2\\ allowances from AmerenUE and installing advanced NO\\X\\ reduction combustion technology, the company is meeting these requirements.

     In January 2001, the company exchanged 162,840 SO\\2\\ allowances with vintages of 2006 and later with AmerenUE for 120,000 SO\\2\\ allowances with vintages of 2002 and earlier. The market value of the allowances exchanged was approximately equal. The company completed this exchange because the company experienced a shortfall of SO\\2\\ allowances in 2000 and is projecting a shortfall in SO\\2\\ allowances in 2001 and 2002 under current generation plans. The company may alter its generation plan or increase its use of low-sulfur coal to improve its position in SO\\2\\ allowances. This transaction was recorded at the historical cost of the allowances.

     In July 1997, the United States Environmental Protection Agency (EPA) issued regulations revising the National Ambient Air Quality Standards for ozone and particulate matter. The regulations had been remanded back to the USEPA for review, and the USEPA appealed that decision to the U.S. Supreme Court. On February 27, 2001, the U.S. Supreme Court reversed and remanded the case to the U.S. Court of Appeals for the District of Columbia for further evaluation and opinion. When the proposed ambient standards are ultimately enacted, such standards will require significant additional reductions in SO\\2\\ and NO\\X\\ emissions from the company's power plants. At this time, the company is unable to predict the ultimate impact of these revised air quality standards on its future financial condition, results of operations or liquidity.

     In an attempt to lower ozone levels across the eastern United States, the EPA issued the implementation of regulations in September 1998 to reduce NO\\X\\ emissions from coal-fired boilers and other sources in 22 states, including Illinois (where all of the company's coal-fired power plant boilers are located). The regulations were challenged in a U.S. District Court. In March 2000, the court upheld the regulations pertaining to Illinois and further delayed the compliance date until 2004. The regulations mandate a 75% reduction in NO\\X\\ emissions from utility boilers in Illinois by the year 2004. The NO\\X\\ emissions reductions already achieved on several of the company's coal-fired power plants will help to reduce the costs of compliance with this regulation. However, the regulations will require the installation of selective catalytic reduction technology on some of the company's units, as well as other additional controls.

     Currently, the company estimates that its additional capital expenditures to comply with the final NO\\X\\ regulations could range from $125 million to $150 million in total over the period from 2001 to 2004. Associated operations and maintenance expenditures could increase $5 million to $8 million annually, beginning in 2005. The company will explore alternatives to comply with these new regulations in order to minimize, to the extent possible, its capital costs and operating expenses. The company is unable to predict the outcome of the litigation, the regulation implementation date or the ultimate impact of these standards on its future financial condition, results of operations or liquidity.

     The Illinois Electric Service Customer Choice and Rate Relief Law of 1997 provides for retail direct access, which allows customers to choose their electric generation supplier, to be phased in over several years. The phase-in of retail direct access began on October 1, 1999, with large industrial and commercial customers principally comprising the initial group. The remaining commercial and industrial customers in Illinois were offered choice on December 31, 2000. Retail direct access will be offered to residential customers on May 1, 2002. The company is unable to predict the ultimate impact that retail direct access in Illinois will have on its future financial condition, results of operation or liquidity.

     AmerenUE currently has electric transmission and distribution facilities and gas distribution facilities in Illinois largely adjacent to the service territory of AmerenCIPS. Ameren plans to cause AmerenUE's Illinois properties (excluding the AmerenUE Venice generating station and certain transmission facilities) to be transferred to AmerenCIPS at historical net book value. The transfer, which is subject to regulatory approvals, would add about 525 megawatts of demand to the AmerenCIPS load. This increased load will be supplied through the Marketing Co.-CIPS agreement under similar terms as existing sales to AmerenCIPS for other than market sales.

     Subject to certain approvals, the company intends to become primarily liable for approximately $104 million of tax-exempt pollution control loan obligations to be transferred from AmerenCIPS during 2001. Upon the transfer of these obligations to the company, the amount of the company's liability to AmerenCIPS under the $552 million intercompany promissory note would be reduced by a similar amount. The pollution control loan obligations referred to above have maturity dates ranging from 2014 to 2028 and bear interest at variable rates. At

December 31, 2000, the interest rate on the pollution control loan obligations was 4.95%. However, concurrent with the transfer of the variable rate obligations to the company, the company expects to convert these to fixed interest rate obligations based on market conditions at that time.

     Certain employees of the company and its affiliated companies are represented by the International Brotherhood of Electrical Workers (IBEW) and the International Union of Operating Engineers (IUOE). These employees comprise approximately 75% of the company's workforce. Labor agreements covering virtually all represented employees of the company expired in 1999 and were renewed for a term expiring in 2002.

     The company is involved in other legal and administrative proceedings before various courts and agencies with respect to matters arising in the ordinary course of business. The company believes that the final disposition of these proceedings will not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 10  - Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and Temporary Investments/Short-Term Borrowings

     The carrying amounts approximate fair value because of the short-term maturity of these instruments.

Long-Term Debt

     The fair value is estimated based on the quoted market prices for same or similar issues or on the current rates offered to the company for debt of comparable maturities.

     Carrying amounts and estimated fair values of the company's financial instruments at December 31, 2000:

   -----------------------------------------------------------------------
     (Thousands of Dollars)                       Carrying     Fair
                                                   Amount      Value
   -----------------------------------------------------------------------
     Long-term debt (including current portion)   $423,676    $440,567
   -----------------------------------------------------------------------

NOTE 11  - Other Financial Information

             (Thousands of dollars)                       December 31, 2000
                                                          -----------------

             Other Materials and Supplies
               Spare Parts                                $          13,128
               General Materials                                      5,090
               Other                                                    902
                                                          -----------------
                                                          $          19,120
                                                          =================

          Property and Plant, net
               Electric Plant                             $       1,574,724
               Other                                                     29
                                                          -----------------
                    Property and plant, at original cost          1,574,753
               Less accumulated depreciation                       (647,872)
                                                          -----------------
                                                                    926,881

               Construction work in progress                         24,136
                                                          -----------------
                                                          $         951,017
                                                          =================

                                                                         Annex A


                         INDEPENDENT TECHNICAL REVIEW

                       AMEREN ENERGY GENERATING COMPANY
                                    ASSETS


                                  [GRAPHICS]

                               October 25, 2000
                                 Final Report


[LOGO] S&W Consultants
       A Shaw Group Company

                                                                         Annex A
                                                    Independent Technical Review
                                                             Ameren Genco Assets
                                                             -------------------



                         Independent Technical Review

                    Ameren Energy Generating Company Assets



                                 CONFIDENTIAL


                                 Final Report

                               October 25, 2000


[LOGO]S&W Consultants, Inc.                                                 A-ii

                                 LEGAL NOTICE

This report was prepared by S&W Consultants, Inc. ("S&W Consultants") and its affiliated company, Stone & Webster, Inc., both hereafter referred to as S&W Consultants, expressly for Lehman Brothers Inc. ("Lehman Brothers") for the Ameren Energy Generating Company ("Genco") Acquisition Project (the "Project"). Neither S&W Consultants, nor Lehman Brothers, nor any person acting in their behalf, (a) makes any warranty, express or implied, with respect to the use of any information or methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report. Any recipient of this report, by their reliance on, acceptance or use of this report, releases S&W Consultants and its affiliates from any liability for any direct, indirect, consequential or special loss or damage whether arising in contract, tort (including negligence) or otherwise. Nothing expressed in this report should be construed as a legal opinion as to compliance with law or regulation. Accordingly, no statement by S&W Consultants should be construed to contain such an opinion.

[LOGO]S&W Consultants, Inc.                                                A-iii

 Independent Technical Review for Financing: Ameren Energy Generating Company
                                    Assets

                               Table of Contents

1     EXECUTIVE SUMMARY........................................................................................     1

   1.1   Coal-fired Stations...................................................................................     6
      1.1.1   Condition Assessment.............................................................................     6
      1.1.2   Performance......................................................................................     8
      1.1.3   O&M..............................................................................................    10
   1.2   Gas-fired Stations....................................................................................    11
      1.2.1   Operating CT Units...............................................................................    11
      1.2.2   Committed Units..................................................................................    12
      1.2.3   O&M..............................................................................................    12
   1.3   Project Agreements....................................................................................    13
   1.4   Conclusions...........................................................................................    13
      1.4.1   Coal-fired Stations..............................................................................    13
      1.4.2   Gas-fired Stations...............................................................................    14
      1.4.3   Financial Projections............................................................................    14

2     INTRODUCTION.............................................................................................    16

   2.1   Background............................................................................................    16
   2.2   Scope of Services.....................................................................................    17

3     COAL-FIRED STATIONS......................................................................................    20

   3.1   Condition Assessment..................................................................................    20
      3.1.1   Newton Power Station.............................................................................    20
      3.1.2   Coffeen Power Station............................................................................    28
      3.1.3   Meredosia Power Station..........................................................................    37
      3.1.4   Hutsonville Power Station........................................................................    49
      3.1.5   Grand Tower Power Station........................................................................    56
   3.2   Performance...........................................................................................    60
      3.2.1   Newton Power Station.............................................................................    61
      3.2.2   Coffeen Power Station............................................................................    62
      3.2.3   Meredosia Power Station..........................................................................    62
      3.2.4   Hutsonville Power Station........................................................................    64
      3.2.5   Ancillary Services...............................................................................    65
   3.3   Operation & Maintenance...............................................................................    65
      3.3.1   Newton Power Station.............................................................................    65
      3.3.2   Coffeen Power Station............................................................................    68
      3.3.3   Meredosia Power Station..........................................................................    70
      3.3.4   Hutsonville Power Station........................................................................    73
      3.3.5   Grand Tower Power Station........................................................................    74
   3.4   Environmental.........................................................................................    76
      3.4.1   Current and Emerging Air Quality Regulations.....................................................    76
      3.4.2   Systemwide Air Emissions Compliance Programs.....................................................    78
      3.4.3   Generating Station Environmental Compliance......................................................    81

4     GAS-FIRED STATIONS.......................................................................................    96

   4.1   Design and Construction...............................................................................    96
      4.1.1   Operating CT Units...............................................................................    96
      4.1.2   Committed Units..................................................................................   103
   4.2   Projected Performance.................................................................................   111
      4.2.1   Operating CT Units...............................................................................   111
      4.2.2   Committed Units..................................................................................   112

[LOGO]S&W Consultants, Inc.                                                A-iv

4.3   Projected Operation and Maintenance.......................................................................  114
      4.3.1   Gibson City, Pinckneyville and Kinmundy...........................................................  114
      4.3.2   Grand Tower.......................................................................................  117
   4.4   Environmental..........................................................................................  117
      4.4.1   Operating CT Units................................................................................  117
      4.4.2   Committed Units...................................................................................  119

5     PROJECT AGREEMENTS........................................................................................  121

   5.1   Asset Transfer Agreement...............................................................................  121
   5.2   Electric Power Supply Agreements.......................................................................  121
      5.2.1   Wholesale / Bilateral Contracts...................................................................  122
   5.3   Agency Agreement.......................................................................................  122
   5.4   Operation and Maintenance..............................................................................  122
   5.5   Fuel Supply............................................................................................  122

6     FINANCIAL PROJECTIONS.....................................................................................  124

   6.1   Technical Assumptions..................................................................................  125
   6.2   Financing Assumptions..................................................................................  126
   6.3   Revenues...............................................................................................  126
   6.4   Expenses...............................................................................................  127
      6.4.1   Fuel Cost.........................................................................................  128
      6.4.2   O&M Costs.........................................................................................  128
      6.4.3   Capital Expenditures..............................................................................  129
   6.5   Base Case Results......................................................................................  129
   6.6   Sensitivity Analysis...................................................................................  130
   6.7   Conclusions............................................................................................  131

APPENDIX A: DOCUMENTS REVIEWED..................................................................................  140

[LOGO]S&W Consultants, Inc.                                                  A-v

                                                                         Annex A
                                                    Independent Technical Review
                                                             Ameren Genco Assets
                                                             -------------------


1    Executive summary

S&W Consultants was retained by Ameren Corporation ("Ameren", which shall also refer to one or more of its subsidiaries) on behalf of Lehman Brothers, Initial Purchaser for a Rule 144A Bond issuance by Genco, to perform a lenders' independent technical review of the portfolio of generating assets owned or to be acquired by Genco. The generating assets ("the Assets") include the existing predominantly coal-fired stations ("Coal-fired Stations") shown in Table 1-1. The Assets also include natural gas fired combined cycle and combustion turbine ("CT") stations ("Gas-fired Stations") as shown on Table 1-2. These have either commenced commercial operation ("Operating CT Units") or are under construction ("Committed Units").


       Table 1-1. Summary of Asset Characteristics: Coal-fired Stations

===============================================================================================
Station/Unit            Type                Date Commissioned   Fuel          Capacity (MW)
-----------------------------------------------------------------------------------------------
                                                                               Summer (Net)
-----------------------------------------------------------------------------------------------
Newton Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  Steam-Electric      1977                Coal               555
-----------------------------------------------------------------------------------------------
Unit 2                  Steam-Electric      1982                Coal               555
-----------------------------------------------------------------------------------------------
                                                                Total              1110
-----------------------------------------------------------------------------------------------
Coffeen Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  Steam-Electric      1965                Coal               340
-----------------------------------------------------------------------------------------------
Unit 2                  Steam-Electric      1972                Coal               560
-----------------------------------------------------------------------------------------------
                                                                Total              900
-----------------------------------------------------------------------------------------------
Meredosia Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  Steam-Electric      1948                Coal                62
-----------------------------------------------------------------------------------------------
Unit 2                  Steam-Electric      1949                Coal                62
-----------------------------------------------------------------------------------------------
Unit 3                  Steam-Electric      1960                Coal               215
-----------------------------------------------------------------------------------------------
Unit 4                  Steam-Electric      1975                Oil                168
-----------------------------------------------------------------------------------------------
                                                                Total              507
-----------------------------------------------------------------------------------------------
Hutsonville Power Station
-----------------------------------------------------------------------------------------------
Unit 3                  Steam-Electric      1953                Coal                76
-----------------------------------------------------------------------------------------------
Unit 4                  Steam-Electric      1954                Coal                77
-----------------------------------------------------------------------------------------------
                                                                Total              153
-----------------------------------------------------------------------------------------------
Grand Tower Power Station (to be repowered)
-----------------------------------------------------------------------------------------------
Unit 3                  Steam-Electric      1951                Coal                85
-----------------------------------------------------------------------------------------------
Unit 4                  Steam-Electric      1958                Coal               105
-----------------------------------------------------------------------------------------------
                                                                Total              190
===============================================================================================
                                                                Totals             2860
===============================================================================================


[LOGO] S&W Consultants, Inc.                                                 A-1

        Table 1-2. Summary of Asset Characteristics: Gas-fired Stations

===============================================================================================
   Station/Unit         Type             Commercial         Fuel            Capacity (MW)
                                         Operation Date
-----------------------------------------------------------------------------------------------
                                                                             Summer (net)
-----------------------------------------------------------------------------------------------
Operating CT Units
-----------------------------------------------------------------------------------------------
Gibson City Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  CT               achieved           Gas or oil            115
-----------------------------------------------------------------------------------------------
Unit 2                  CT               achieved           Gas or oil            115
-----------------------------------------------------------------------------------------------
                                                            Total                 230
-----------------------------------------------------------------------------------------------
Pinckneyville Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  CT               achieved           Natural gas            42
-----------------------------------------------------------------------------------------------
Unit 2                  CT               achieved           Natural gas            42
-----------------------------------------------------------------------------------------------
Unit 3                  CT               achieved           Natural gas            42
-----------------------------------------------------------------------------------------------
Unit 4                  CT               achieved           Natural gas            42
-----------------------------------------------------------------------------------------------
                                                            Total                 168
-----------------------------------------------------------------------------------------------
Joppa Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  CT               achieved           Natural gas            62
-----------------------------------------------------------------------------------------------
Unit 2                  CT               achieved           Natural gas            62
-----------------------------------------------------------------------------------------------
Unit 3                  CT               achieved           Natural gas            62
-----------------------------------------------------------------------------------------------
                                                            Total                 186
-----------------------------------------------------------------------------------------------
Committed Units
-----------------------------------------------------------------------------------------------
Grand Tower Power Station (repower)
-----------------------------------------------------------------------------------------------
Unit 1/3                Combined cycle   06/01              Natural gas           239
-----------------------------------------------------------------------------------------------
Unit 2/4                Combined cycle   07/01              Natural gas           253
-----------------------------------------------------------------------------------------------
                                                            Total                 492
----------------------------------------------------------------------------------------------
Kinmundy Power Station
-----------------------------------------------------------------------------------------------
Unit 1                  CT               06/01              Gas or oil            115
-----------------------------------------------------------------------------------------------
Unit 2                  CT               06/01              Gas or oil            115
-----------------------------------------------------------------------------------------------
                                                            Total                 230
===============================================================================================
                                                            Totals               1306
===============================================================================================

The location of each of the Assets is shown on Figure 1-1.

[LOGO] S&W Consultants, Inc.                                                 A-2

                          Figure 1-1. Asset Location


                                     [MAP]


--------------------------------------------------------------------------------
        .   Coal-fired           .   Gas-fired             .   Repower
--------------------------------------------------------------------------------

S&W Consultants, Inc.                                                        A-3

From the perspective of the portfolio as a whole, i.e., Coal-fired Stations and Gas-fired Stations, Figures 1-1 show (a) total generation, (b) revenues and (c) capacity broken down by dispatch type, i.e., base load, intermediate or peaking service. The base load units contribute the majority of the portfolio capacity, generation and corresponding revenues. Note that the leased station (Joppa) is not considered as contributing to total generation.

                                 Figure 1-1(a)

             ----------------------------------------------------
               Operating Mode as Percentage of Total Generation
                                    (2002)


                                  [PIE CHART]


             ----------------------------------------------------

                                 Figure 1-1(b)

             ----------------------------------------------------
                Operating Mode as Percentage of Total Revenues
                                  (2000-2004)


                                  [PIE CHART]


             ----------------------------------------------------

                                 Figure 1-1(c)

             ----------------------------------------------------
                Operating Mode as Percentage of Total Capacity



                                  [PIE CHART]


             ----------------------------------------------------

[LOGO] S&W Consultants, Inc.                                                 A-4

Figure 1-2 shows the composition, by fuel type, of total capacity and revenues.

                        Figure 1-2(a)                                                  Figure 1-2(b)
     ----------------------------------------------------          ----------------------------------------------------
        Operating Mode as Percentage of Total Capacity                   Operating Mode as Percentage of Revenues
                            (2002)                                                        (2002)


                          [PIE CHART]                                                  [PIE CHART]


     ----------------------------------------------------          ----------------------------------------------------

Similarly, Figure 1-3 shows the composition, by technology type, of total capacity and revenues.

                       Figure 1-3(a)                                                    Figure 1-3(b)
     ----------------------------------------------------          ----------------------------------------------------
       Technology Type as Percentage of Total Capacity                       Technology Type as Percentage of
                            (2002)                                                     Revenues (2002)


                         [PIE CHART]                                                     [PIE CHART]


     ----------------------------------------------------          ----------------------------------------------------

This Independent Technical Review (the "Report"), including the observations and conclusions presented herein, is based on, among other things, our review of the available technical, performance and cost data (documents listed as Appendix A), visits to each facility and interviews with Ameren personnel (some of whom are now Genco personnel). The Report presents our findings and conclusions regarding the following:

     .  The condition and expected remaining life of the existing assets;

     .  The design and construction schedules of the Gas-fired Stations;

     . The projected capital costs, operating and maintenance expenses, and environmental issues relating to the future operation and maintenance of the facilities;

     . The terms (technical) of the Electric Power Supply Agreements, Operation and Maintenance ("O&M") Agreements and Fuel Supply Agreements; and

[LOGO] S&W Consultants, Inc.                                                 A-5

     . The pro forma financial model ("Financial Model"), including Genco's projected cash flows and debt service coverages.

1.1      Coal-fired Stations

The Coal-fired Stations include Newton, Coffeen, Meredosia, Hutsonville and Grand Tower. S&W Consultants' conclusions regarding condition assessment, performance, O&M, and environmental compliance of each station are presented in the following sections. The costs for planned projects and improvements discussed below are reflected in the Financial Model.

1.1.1    Condition Assessment

The Newton Power Station consists of two essentially identical steam-electric generating units. Units 1 and 2 are balanced draft, reheat, coal-fired units each rated at 555 MW net. The units were placed in base load operation in 1977 and 1982. Cooling water to supply the once-through cooling system for the units is taken from and discharged back to a man-made lake. The units are equipped with electrostatic precipitators for control of particulate emissions. Unit 1 uses low NO\\x\\ burners for NO\\x\\ control. Unit 2 currently has no special provisions for NO\\x\\ control, but the station plans to install a low NO\\x\\ burner system in 2001. SO\\2\\ is controlled by firing low sulfur coal, currently Powder River Basin ("PRB") coal.

The Newton boilers are in good overall condition. The normal base loading of the units has contributed to prolonging the life of boiler components. Both boilers will require economizer, secondary superheater and pendant finishing reheater replacement for which budgetary allocation has been made. The use of PRB coal in 1998 and 1999 resulted in some increased tube erosion and redistribution of heat absorption but the transition has been reasonably smooth. The capital budget for boiler improvements reflects expected replacements due to normal aging.

The Newton turbine generators are of a class of General Electric units which have a well documented class history. As with the boilers, the turbine maintenance and capital budgets reflect results of recent inspections and overhauls coupled with industry experience with this class.

Both Newton units are fully capable of reliable base load operation for at least 20 additional years provided that a comprehensive non-destructive testing and inspection program is followed. The units are currently in very good condition and appear to be well maintained. The Newton Power Station was found to be very clean when compared to similar stations of this type and age.

The Coffeen Power Station consists of two steam-electric generating units. Units 1 and 2 are balanced draft, reheat, coal-fired units rated at 340 MW and 560 MW net, respectively. The units were placed in base load operation in 1965 and 1972. The station appeared to be reasonably well maintained and in good condition. Cooling water for the main condensers is taken from and discharged to a man-made lake. Units 1 and 2 are equipped with electrostatic precipitators for particulate control. Units 1 and 2 have no special provisions for SO\\2\\ control. Unit 1 has no special provisions for NO\\x\\ control. Unit 2 presently employs cyclone burners with an over-fire air ("OFA") system installed in December 1999. Selective catalytic reduction systems ("SCRs") are planned for both units in the 2000-2003 time frame.

Both boilers are in overall good condition and could be operated at least through the term of the financing provided timely maintenance is performed and replacements are made. Historical base load operation of the units has contributed to prolonging the useful life of boiler components. Superheater and reheater tube replacements will be required in the future. The projected Coffeen capital budget reflects normal replacements due to aging.

[LOGO] S&W Consultants, Inc.                                                 A-6

As with Newton, the Coffeen turbine generators each have a well documented class history. High pressure ("HP") and intermediate pressure ("IP") inlet stage erosion has been addressed by periodic replacements with erosion resistant coatings. Gradual shell distortion will require straightening and eventual replacement. The rotor bores have been inspected with no potential end of life defects detected.

Both Coffeen units should be fully capable of reliable base load operation for 20 additional years provided that a comprehensive non-destructive testing and inspection program is followed and used to schedule major maintenance and replacements. The units are in good condition and appear to be well maintained.

The Meredosia Power Station consists of four steam-electric generating units. Units 1 and 2 are essentially identical, balanced draft, nonreheat, coal-fired units rated at 62 MW net. These units were placed in service in 1948 and 1949. Unit 3 is a twin furnace design balanced draft, reheat, coal-fired unit rated at 215 MW net. Unit 3 was placed in service in 1960. Unit 4 is a pressurized, reheat, oil-fired unit rated at 168 MW net. Unit 4 was placed in service in 1975. The station appeared to be well maintained and in good condition, considering the age of Units 1 and 2 and the historically infrequent operation of Unit 4.

The major power generation equipment is located indoors with the exception of the Unit 4 boiler which is located outdoors. Condenser cooling water for Units 1-3 is taken from and discharged back to the Illinois River. Unit 4 utilizes a mechanical draft cooling tower and closed-loop system for condenser cooling. Units 1, 2, and 3 are equipped with electrostatic precipitators for control of particulates; Unit 4 has no precipitator. Units 1, and 2 and have no special provisions for NO\\x\\ control. Unit 3 had ABB-CE level 1 low NO\\x\\ burners installed in 1997. The Unit 4 boiler is equipped with over-fire air and gas recirculation to allow for NO\\x\\ control. None of the units have provisions for control of SO\\2\\ emissions.

Meredosia Units 1 and 2 are older, less efficient units that have been utilized as peaking units in recent years, but are projected to provide intermediate service in the future. The expected capital requirements would be to compensate for the effects of additional component aging of the boilers through planned replacements and maintenance for 20 years or as long as they remain economically competitive. The boilers would be expected to require more intensive non-destructive testing if they are to remain in service for an extended period of up to 30 years. Turbine replacement has been budgeted.

The current condition of Meredosia Unit 3 would permit an additional 20 years of operation. NO\\x\\ levels were brought into compliance with the addition of low NO\\x\\ burners and overfire air. Superheater and reheater pendants should be replaced. Extensive tube erosion shield replacement will continue to be necessary. It is likely that the superheater and reheater outlet headers would require replacement to achieve 20 years of additional reliable life in intermediate service. The primary superheater will also require rebuilding. It is recommended that non-destructive testing be intensified to establish a condition baseline for future economic operation. In addition to the aforementioned items, turbine replacement has been budgeted.

Meredosia Unit 4 can continue in operation as a peaking unit for 20 years provided that a comprehensive non-destructive testing and inspection program is instituted. Peaking duty imposes more severe stresses and can result in accelerated component life consumption. The winter unit layup periods must be done under dry conditions and boilers and other equipment should be protected with a nitrogen blanket. It is unlikely that the unit would ever be returned to base load service firing oil, and natural gas is not currently available at the site. Considering the low projected capacity factor, the next scheduled overhaul should include a more complete turbine dismantling to establish a baseline condition of shells, rotor and steam path components.

[LOGO] S&W Consultants, Inc.                                                 A-7

The Hutsonville Power Station currently consists of two steam-electric generating units. Units 3 and 4 are identical balanced draft, reheat, coal-fired steam-electric generating units rated at 76 and 77 MW net respectively. The units were placed in service in 1953 and 1954. The station appeared to be well maintained and in reasonably good condition, particularly considering its age. Water for the station's once-through cooling system is taken from and discharged back to the Wabash River. The units are equipped with electrostatic precipitators for control of particulate emissions. The units have no special provisions for NO\\x\\ or SO\\2\\ control.

Hutsonville Units 3 and 4, although found to be in apparent good condition for their age, have operated in recent years at low capacity factors. This operating mode involves more frequent cycling which tends to increase component stress levels and consume remaining life at a more rapid rate. Both units are nearly 50 years old and the recent history of non-destructive examination and testing ("NDE/NDT") and metallurgical testing is quite limited. Steam turbine replacement has been budgeted. With this capital expenditure and others that could potentially be identified through a resumption of NDE, the Hutsonville units can be operated reliably in intermediate service as projected for another 20 years. A modern burner management system will also be required and has been budgeted. It is likely that some additional impacts of the low capacity factor cyclic operation will be detected in both boilers. It will be necessary to perform tube, header and piping inspections to identify other component replacements in order to operate until 2020.

The Grand Tower Power Station currently consists of two steam-electric generating units. The boilers are to be retired in November 2000 and March 2001. Unit 3 is a balanced draft, nonreheat, coal-fired unit rated at 85 MW net. Unit 3 was placed in service in 1951. Unit 4 is a balanced draft, reheat, coal-fired unit rated at 105 MW net. Unit 4 was placed in service in 1958. Cooling water for the main condensers is taken from and discharged back to the Mississippi River in a once-through system. Units 3 and 4 are equipped with electrostatic precipitators for control of particulate emissions. Units 3 and 4 have no special provisions for NO\\x\\ or SO\\2\\ control.

The station is in the process of being repowered as a gas-fired combined cycle unit scheduled to go into commercial operation, providing intermediate service, in 2001. The majority of the existing fuel systems and steam generation equipment and auxiliaries will be retired in place. The existing Unit 3 and 4 steam turbines will be repowered with two SWPC 501FD CTs. Each CT is rated approximately 176 MW (gross, 59(Degrees)F). After the repowering, the Unit 3 and 4 steam turbines will be rated at approximately 90 MW and 112 MW net respectively. Nomenclature for the two combined cycle systems will be Unit 1/3 (239 MW net) and Unit 2/4 (253 MW net). 30 years of reliable operation should be achievable with appropriate operation and maintenance. The capital expenditures budget includes future replacement of both steam turbines. The station is projected to provide intermediate service.


1.1.2    Performance

S&W Consultants reviewed the technical inputs to the Market Consultant's dispatch simulation model for the Coal-fired Stations. The key input data, such as claimed capacity, scheduled and forced outage rates and heat rates were reasonable and consistent with recent historical experience. Historical performance was also compared to the NERC industry-wide data for similar sized units with the same fuel type, and a discussion is provided for each station. The five-year historical averages and the Market Consultant's projected performance forecasts are summarized in Table 1.1-1 below for the existing Coal-fired Stations that will remain in service. Projected values are averaged over 20 years.

[LOGO] S&W Consultants, Inc.                                                 A-8

                   Table 1.1-1. Station Performance Summary

===================================================================================================================================
                           Newton                       Coffeen                     Meredosia                 Hutsonville
-----------------------------------------------------------------------------------------------------------------------------------
                Historical       Forecast      Historical      Forecast     Historical      Forecast     Historical      Forecast
                (5-yr avg.)    (20-yr avg.)    (5-yr avg.)   (20-yr avg.)   (5-yr avg.)   (20-yr avg.)   (5-yr avg.)   (20-yr avg.)
-----------------------------------------------------------------------------------------------------------------------------------
Capacity Factor (%)
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 1            62.1%          82.7%           39.1%          63.6%         24.1%          30.6%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 2            56.8%          84.3%           51.0%          67.6%         21.6%          29.8%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 3             -              -               -              -            46.7%          44.1%         40.4%         20.3%
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 4             -              -               -              -             2.5%           0.4%         37.8%         23.0%
-----------------------------------------------------------------------------------------------------------------------------------
EAF (%)
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 1            82.6%          82.8%           67.8%          76.3%         84.2%          86.4%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 2            82.5%          88.5%           71.6%          78.7%         84.7%          84.2%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 3             -              -               -              -            73.7%          87.2%         82.2%         84.6%
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 4             -              -               -              -            57.8%          57.5%         82.0%         88.5%
-----------------------------------------------------------------------------------------------------------------------------------
EFOR (%)
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 1             6.2%           9.7%           13.3%          12.7%         22.3%           9.1%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 2             5.2%           9.0&           12.5%          13.0%         11.1%           9.1%          -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 3              -              -               -              -            8.9%           6.0%          7.9%          7.0%
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 4              -              -               -              -           68.3%          28.3%          8.0%          7.0%
-----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (Btu/kWh)
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 1          10,107         10,107          10,871         10,871        13,209         13,209           -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 2          10,306         10,306          10,407         10,407        13,209         13,209           -            -
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 3              -              -               -              -         10,461         10,461        11,006        11,006
-----------------------------------------------------------------------------------------------------------------------------------
   Unit 4              -              -               -              -         25,502         25,502        10,921        10,921
===================================================================================================================================

Capacity factor forecasts are also shown in Figure 1-4. The higher-than-historical capacity factors at Newton, Coffeen, and Meredosia are attributable mainly to reductions in the delivered price of coal due to recent fuel contract re-negotiations and as reflected in the Market Consultant's coal pricing projections relative to natural gas pricing. Newton additionally benefits from a fuel switch to PRB coal, which has lower associated environmental compliance costs. These stations were designed for base load service and should be able to safely and reliably meet these capacity factor projections, assuming that appropriate operations and maintenance practices are followed and budgeted capital projects implemented (as reflected in the budget forecasts).

The projected increases in equivalent availability factor ("EAF") for some units are due to decreased planned outage durations and potential to decrease forced outages. Projected heat rates were based on recent historical performance. S&W Consultants finds these assumptions reasonable.

[LOGO] S&W Consultants, Inc.                                                 A-9

         Figure 1-4. Projected Capacity Factors (Coal-fired Stations)

================================================================================
 ------------------------------------      ------------------------------------
      Newton Capacity Factors, %                Coffeen Capacity Factors, %



                 [GRAPH]                                  [GRAPH]



 ------------------------------------      ------------------------------------

 ------------------------------------      ------------------------------------
     Meredosia Capacity Factors, %            Hutsonville Capacity Factors, %



                [GRAPH]                                   [GRAPH]



 ------------------------------------      ------------------------------------
================================================================================


1.1.3    O&M

S&W Consultants reviewed staffing, O&M, and capital expense information provided by Genco and Ameren corporate management and station operations personnel. The O&M expenses forecasted by Geneco and Ameren are consistent with the staffing operating plan shown in the Financial Model. The staffing is projected to remain constant over time for most of the Assets. S&W Consultants found the projected staffing, summarized in Figure 1-5 (including both Coal-and Gas-fired Stations) to be reasonable, sufficient and comparable to levels at independent power producer ("IPP") operated facilities. As is typical, the coal-fired units require relatively more maintenance than the gas-fired units, and have correspondingly higher labor requirements. Staffing levels at Hutsonville, while higher than the other stations, are reasonable when considering the smaller station capacity, age of the station, and level of automation. The O&M expenses appear reasonable and adequate for the continued safe and reliable operation of the Assets.

[LOGO] S&W Consultants, Inc.                                                A-10

                                  Figure 1-5.

       -----------------------------------------------------------------

                      Number of Employees per MW Capacity




                                    [GRAPH]




      -----------------------------------------------------------------

         *Grand Tower after repowering

S&W Consultants reviewed detailed capital and overhaul expense forecasts provided by Ameren for each of the Assets. These budgeted expenses were reviewed and found to be adequate to support the continued operation of the Assets at the level (i.e., capacity factor) projected through 2020. Based on S&W Consultants' review, there are no known existing conditions that would preclude operation of the assets through 2020 assuming enhancement of condition assessment programs (including NDE/NDT), maintenance and capital improvement programs as reflected in the Financial Model and as appropriate considering the age(s) of the Assets.

1.2    Gas-fired Stations

1.2.1    Operating CT Units

The Gibson City Power Station is a nominal 230 MW (net) peaking station consisting of two Siemens Westinghouse ("SWPC") 501D5A combustion turbine generators ("CTG" or "CT") operating on simple cycle. The primary fuel is natural gas, but the units have oil firing capability. The CTs are equipped with dry low-NO\\x\\ burners for NO\\x\\ control while firing gas and will utilize water injection for NO\\x\\ control while firing oil. The total installed cost is estimated to be $99.0 million. This is equivalent to $423/kW installed based on gross capacity. The cost appears attractive for a simple cycle peaking plant. The project is now in commercial operation.

The Pinckneyville Power Station is a nominal 168 MW grassroots simple cycle plant comprised of four GE LM6000PC CTGs to be packaged by S&S Energy Products, which is a GE Power System business. The CTs will be fired on natural gas. The total project cost was $99.7 million, or $593/kW installed, at summer rating. The project is now in commercial operation.

[LOGO] S&W Consultants, Inc.                                                A-11

The Gibson City and Pinckneyville Power Stations are operating in peaking mode.

The Joppa Power Station consists of three GE Frame 7B gas-fired CTGs, which have been operational since 1974 and were recently refurbished and relocated to the Joppa site. These three units have a combined capacity of 186 MW. Genco has entered into a lease agreement with Ameren Energy Development Company ("Development") wherein these CTs are leased to Development for a minimum term of 15 years. Under the lease agreement, Genco has no operational or performance obligations, e.g., capacity, heat rate or availability, for these machines. The scope of the refurbishment and upgrade, coupled with prudent operation and appropriate maintenance by the lessee, should assure operation of the Joppa CTs through the term of the Financial Model. The project is now in commercial operation and its cost is estimated at $77.6 million or $417/kW.

1.2.2    Committed Units

The Committed Units are to be transferred to Genco only upon completion.

The repowered combined cycle Grand Tower Power Station will be comprised of two Siemens Westinghouse ("SWPC") 501FD CTGs, new heat recovery steam generators ("HRSGs"), and the existing steam turbines. The CTs will be fired on natural gas and the existing coal fired boilers will be retired. Upon completion of the project, nominal gross plant output is expected to be approximately 492 MW net.

Total installed cost for the repowering project is estimated at $176.2 million or $358/kW counting the existing steam turbines. Construction at the site began in March 2000. Commercial operation dates ("COD") of the repowered Units 1/3 and 2/4 are expected to be June and July 2001, respectively. S&W Consultants believes that these CODs are achievable.

The Grand Tower Power Station is projected to provide intermediate service.

The Kinmundy Power Station will consist of two Siemens Westinghouse W501D5A CTGs operating on simple cycle. Nominal station capacity is 230 MW. The CTs will be equipped with dual fuel combustors (i.e., will run on either gas or oil) and will have water injection for NOx control (oil firing). The primary fuel for the CTs will be natural gas. The total installed cost is estimated to be $96.25 million. This is equivalent to $418/kW installed based on gross capacity. The cost appears attractive for a simple cycle peaking plant.

Project construction (site preparation) started on September 13, 1999 but was on hold during the winter. The site is again under construction with the tanks, building, and foundations well under way. The first CT has been delivered to the rail siding along with the two step up transformers. The first generator is expected on December 15, 2000 and the remaining CT and generator will arrive in early 2001. The schedule as of August, 2000 indicates that Unit 1 will enter commercial operations in April 2001 and the second unit will enter commercial operations in June 2001.

The Kinmundy Power Station is projected to operate in peaking mode.

1.2.3    O&M

Genco will operate and maintain the Grand Tower Power Station. While the detailed operating plan will not be fully developed until later this year, the Financial Model reflects O&M budgets that S&W Consultants considers reasonable.

[LOGO] S&W Consultants, Inc.                                                A-12

Ameren Intermediate Holding Co. Inc. (now Ameren Energy Resources Company) and Siemens Westinghouse Operating Services Company ("Operator") have entered into an Operations and Maintenance Agreement for the Gibson City, Kinmundy, and Pinckneyville Power Plants. The agreement will remain in effect until May 31, 2010. The Operator will provide personnel to operate the plant and will supervise repairs and contractors on behalf of the owner. We believe the agreement is reasonable.

1.3      Project Agreements

S&W Consultants reviewed the major Genco agreements and contracts and is of the opinion that, in general, the technical requirements are comprehensive, reasonable, and achievable as well as consistent among and between the various documents. The key technical aspects of the following documents were reviewed:

     .   Asset Transfer Agreement
     .   Electric Power Supply Agreements
     .   Agency Agreement
     .   Operation & Maintenance Agreement
     .   Fuel Supply Agreements

Capitalized terms not defined herein are assumed to have the same meaning as defined in the respective contracts.

1.4    Conclusions

1.4.1    Coal-fired Stations

 . The Newton, Coffeen, Meredosia and Hutsonville Power Stations were found to be well maintained and generally in good condition as compared to similar facilities of the same age. With the implementation of enhanced condition monitoring programs and the forecasted capital improvements, these electric generating facilities should continue to provide reliable power generation through the term of the Financial Model.

 . S&W Consultants reviewed the technical inputs to the Market Consultant's dispatch simulation model. The key input data, such as claimed capacity, scheduled and forced outage rates and heat rates were reasonable and consistent with recent historical experience.

 . The Assets are technically capable of performing at the capacity factors projected by the Market Consultant.

 . Genco's forecasted O&M expenses are consistent with Ameren's historical expenditures and with other similar projects with which S&W Consultants is familiar. The O&M expenses appear reasonable and adequate to meet Genco's maintenance and performance objectives.

 . The overhaul schedules developed by Ameren are prudent and consistent with current operations. The overhaul and capital expenses forecasted in the Financial Model are considered adequate to support the continued operation of the Assets through 2020, assuming implementation and continuation of condition assessment programs.

 . The Assets are in compliance with current permit and consent order requirements. Ameren's approach to the solutions to the environmental issues identified is reasonable based on our experience.

 . Genco plans to comply with current NO\\x\\ and SO\\2\\ emissions limitations through the purchase of emissions credits and through capital expenditures, e.g., SCR systems. These plans appear to be reasonable and adequate, based on the currently available information.

[LOGO] S&W Consultants, Inc.                                                A-13

 .  A Phase I environmental site assessment ("Environmental Site Assessment" or
   "ESA") was conducted as part of this review, which indicated potential soil and groundwater contamination at each of the Coal-fired Stations. Separately, S&W Consultants notes that Central Illinois Public Service Company d/b/a AmerenCIPS ("AmerenCIPS") has retained responsibility and indemnified Genco with regard to all environmental damages or violation of any environmental requirements attributable to or resulting from any action prior to the Closing Date.

 . S&W Consultants reviewed the major Genco agreements and contracts and is of the opinion that, in general, the technical requirements are comprehensive, reasonable, and achievable as well as consistent among and between the various documents.


1.4.2    Gas-fired Stations

 . The key input data to the Market Consultant's dispatch model, such as capacity, availability and heat rates, were reasonable and consistent with industry norms.

 . Performance with respect to projected capacity factors is considered achievable.

 . The CT technologies (W501D5A, GE LM6000) are commercially proven and widely used in the market.

 . The SWPC 501FD (Grand Tower combined cycle), a refinement on the high temperature W501F technology, incorporates advancements in low NO\\x\\ combustion technology, compressor and blade designs, and cooling technology. These are typical of normal design improvements by manufacturers. The 501F fleet, introduced in 1993, has a strong operational history, and several of 501FD units will have been in commercial operation for nearly a year by the date which the Genco units are scheduled for start-up. Furthermore, the two-year warranty under the CT supply contract with SWPC is considered advantageous.

 . If operated and maintained in accordance with the O&M agreement and established operating plans and budgets, which are considered adequate, the useful lives of the units are expected to exceed the term of the financing.

 . A majority of the Gas-fired Stations' required permits have been acquired and the permit acquisition plan for those permits not yet required is reasonable.

 . The Phase I Environmental Site Assessments revealed no significant environmental issues at the Gibson City, Pinckneyville and Kinmundy sites. Grand Tower, as an existing station, is covered by the AmerenCIPS indemnification referenced above.

 . S&W Consultants reviewed the major Genco agreements and contracts and is of the opinion that, in general, the technical requirements are comprehensive, reasonable, and achievable as well as consistent among and between the various documents.


1.4.2.1  Committed Units
------------------------

 . The scopes of work, specifications and implementation plans in the available equipment supply contracts, construction contracts, and design manuals were reasonable and complete. Construction schedules are considered achievable. Projected cost estimates appear to be reasonably consistent with costs of comparable projects.


1.4.3    Financial Projections

 . The availability, capacity and heat rate inputs used by the Market Consultant to develop its projections of market prices and energy generation are consistent with the values S&W Consultants has reviewed and found reasonable.

 . The projected heat rate and capacity assumptions have been developed based on historical data as modified to account for improvements that have been made or are planned to be made to these

[LOGO] S&W Consultants, Inc.                                                A-14
   facilities. With continued capital investment, it is reasonable to expect that the heat rates and capacities can be maintained over the period shown in the Financial Model.

 . Genco's maintenance and capital budgets, reflected in the Financial Model, appear reasonable and adequate to meet the performance objectives safely and reliably.

 . S&W Consultants reviewed the technical and commercial assumptions and the calculation methodology of the Financial Model. The technical assumptions assumed in the Financial Model are reasonable and consistent with the contracts reviewed. The Financial Model fairly presents, in S&W Consultants' opinion, projected revenues and expenses under the base case assumptions.

 . The projected revenues from the sale of capacity and energy are more than adequate to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses, and debt service. Under the base case assumptions, the average debt service coverage ratio is calculated to be 5.4x from 2000 through 2010. The minimum debt service coverage ratio is 4.4x and occurs in 2001 and 2003.

 . Three sensitivity cases were prepared to test the impact of different market forces on the energy and capacity prices forecast by the Market Consultant and the associated impact on the DSCR. The market energy and capacity prices were forecast assuming (i) the overbuilding of generation facilities in the region, (ii) higher fuel prices, and (iii) lower fuel prices. The average DSCR was most sensitive to the low fuel price sensitivity case. The average DSCR in this case fell to 4.9x with a minimum of 4.4x in 2005. The average DSCR is 5.3x in the overbuild sensitivity case and is 6.2x in the high fuel price sensitivity case, with minimum DSCRs of 3.2x in 2003 and 4.0x in 2001, respectively.

[LOGO] S&W Consultants, Inc.                                                A-15

2   INTRODUCTION

S&W Consultants has prepared this Report of the Assets to be acquired by Genco for Lehman Brothers, as Initial Purchaser for a Rule 144A bond offering by Genco. This Report contains a description of the electric generating assets acquired or to be acquired by Genco from AmerenCIPS and other affiliates, and the results of an independent engineering assessment of these Assets. The Assets acquired or to be acquired by Genco include the following:

  .  Newton Power Station
  .  Coffeen Power Station
  .  Meredosia Power Station
  .  Hutsonville Power Station
  .  Grand Tower Power Station
  .  Gibson City Power Station
  .  Kinmundy Power Station
  .  Pinckneyville Power Station
  .  Joppa Power Station

The Assets will have a combined electric generating capacity of approximately 3,976 MW (net), and are all fossil-fuel fired.

This Report, including the observations and conclusions presented herein, is based on, among other things, our review of the available technical, performance and cost data, visits to each facility and interviews with Ameren personnel (some of whom are now Genco personnel). The Report presents our findings and conclusions regarding the following:

  .  The condition and expected remaining life of the Coal-fired Stations;
  .  The design and construction schedules of the Gas-fired Stations;
  . The projected capital costs, operating and maintenance expenses, and environmental issues relating to the future operation and maintenance of the facilities;
  . The terms (technical) of the Electric Power Supply Agreements, O&M Agreements and Fuel Supply Agreements; and
  . The pro forma Financial Model, including Genco's cash flows and debt service.

The principal considerations and assumptions used in completing this review include:

  . S&W Consultants has used data and information, provided to us, that we assume to be accurate and reliable.
  . S&W Consultants has assumed that the contracts, agreements, rules and regulations associated with the transaction will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.
  . S&W Consultants reviewed the operating plans and associated capital and operating budgets summarized herein. We assume that Genco will operate the assets in accordance with the operating plans.

2.1 Background

AmerenCIPS is an affiliated electric utility subsidiary of Ameren Corporation that provides retail and wholesale electric service primarily in Illinois. AmerenCIPS is restructuring its operations in compliance

[LOGO] S&W Consultants, Inc.                                               A-16
with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. In order to facilitate this restructuring, Ameren has formed an intermediate holding company that will have several subsidiaries, including an exempt wholesale generator, Genco, and a wholesale and retail marketing company, Ameren Energy Marketing Company ("Marketing").

Pursuant to the restructuring, AmerenCIPS transferred all of its existing electric generation units to Genco (Newton, Coffeen, Meredosia, Hutsonville and Grand Tower Power Stations). In addition, Genco has acquired new CT units which have recently entered commercial operation (Gibson City, Pinckneyville and Joppa Power Stations), and will acquire combustion-turbine-based assets currently under construction (Kinmundy and Grand Tower Power Stations).

Genco is certified as an Exempt Wholesale Generator ("EWG") under the Public Utility Holding Company Act of 1935. As an EWG, Genco is prohibited by law from making retail sales. Through December 31, 2004, Genco will sell the output of its generating Assets to Marketing (except to the extent that Marketing releases a portion of this capacity to Ameren Energy, Inc. ("Ameren Energy"), which will then sell this capacity as agent for Genco). AmerenCIPS will then purchase all of the electricity that is needed to meet the requirements of its customers from Marketing. Any additional electricity not purchased by AmerenCIPS will be sold by Marketing either directly to retail customers or to other wholesale purchasers, or by Ameren Energy as previously described.

Operationally, the generation units of Genco and those of Union Electric Company d/b/a/ AmerenUE ("AmerenUE"), an affiliated electric utility subsidiary of Ameren that provides retail and wholesale electric service primarily in Missouri, will continue to be operated on a single-system basis pursuant to an Amended Joint Dispatch Agreement.

2.2  Scope of Services

S&W Consultants was retained to prepare a lenders' Independent Technical Review for the financing being pursued by Genco. S&W Consultants' role as the independent technical consultant is to review the principal aspects of the assets to be financed. In general, S&W Consultants reviews work prepared by others, and does not prepare original engineering design products or condition assessments as part of the due diligence process. The review by S&W Consultants is limited to technical issues and the possible impact of those issues on commercial terms and conditions, and a review of Genco's principal commercial contracts and Financial Model. A description of activities performed under each task area follows.

TECHNICAL REVIEW OF COAL-FIRED STATIONS
---------------------------------------

Review of Condition Assessment
S&W Consultants visited the five Coal-fired Stations, formerly owned and operated by AmerenCIPS, as part of the condition assessment review as shown below:

         Station           Site Visit Date(s)
         ------------------------------------
         Newton            2/14-15/2000
         Coffeen           2/16-17/2000
         Meredosia         2/10-11/2000
         Hutsonville       2/9/2000
         Grand Tower       2/17-18/2000

[LOGO] S&W Consultants, Inc.                                               A-17

The condition assessment results, summarized in this Report, are based on the following:

 .  A visual inspection of each station and associated facilities;
 . Interview with Ameren personnel (some of whom are now Genco personnel); and . Review of available documentation.

We have included, to the extent applicable, our opinions on the adequacy of the proposed O&M plans and remaining life, considering the current condition and expected service duty. Retired-in-place or demolished units were not considered under this review.

Historical and Projected Performance
S&W Consultants reviewed the historical performance (capacity, heat rate, availability, capacity factor) of the units to evaluate the reasonableness of the projected performance of the units. The effects of capital and operational improvements were incorporated into the evaluation of the projected performance.

S&W Consultants also reviewed the technical ability of the Assets to provide ancillary services, such as spinning reserves, non-spinning reserves, voltage support and black start capability, although such ancillary revenues are not included in the pro forma projections.

Review of O&M Plans and Budgets
S&W Consultants assessed the ability of the Assets to meet the projected performance given the operation and maintenance plans and practices developed by Ameren and/or Genco. We reviewed the planned outage schedule and commented on the reasonableness of the projected availability figures. We reviewed the operating and maintenance budget, including the planned maintenance and capital projects plans, and provided opinions on the ability of Genco to meet the associated performance and cost projections.

Contract(s) Review
S&W Consultants reviewed the technical issues of the various agreements affecting the operations of the Plants. This included Electric Power Supply Agreements, O&M Agreements and Fuel Supply Agreements. S&W Consultants reviewed fuel supply issues within the site boundary for coal, oil and gas. Fuel availability, commodity and transportation costs are the responsibility of others.

TECHNICAL REVIEW OF GAS-FIRED STATIONS
--------------------------------------

Design Review for Gas-fired Stations
S&W Consultants visited the project sites to confirm the overall suitability of the site to accommodate the new projects:

     Station                    Site Visit Date(s)
     ---------------------------------------------
     Grand Tower                2/17/2000, 9/25/2000
     Gibson City                2/16/2000
     Kinmundy                   2/16/2000, 9/25/2000
     Pinckneyville              2/16/2000

The design review results, summarized in this Report, are based on the following:

 .  A visual inspection of each site to determine suitability and ascertain construction progress;
 .  Interview with Ameren personnel (some of whom are now
   Genco personnel); and
 .  Review of available documentation.

[LOGO] S&W Consultants, Inc.                                               A-18

S&W Consultants reviewed the design of major equipment and systems with regard to:

 . Compatibility of design with operating requirements, site characteristics, feedstock characteristics and quantities, and off-site transport requirements.
 .  Ability of design to perform as required and projected in anticipated operating modes.
 .  Capability of design to fulfill anticipated service life and meet availability, reliability and performance requirements and projections.
 . Conformance of design with "good engineering practice" (i.e., industry standards).

PHASE 1 ENVIRONMENTAL
---------------------

Review of Environmental Assessment and Permitting Issues
S&W Consultants reviewed the available environmental documentation for the Assets. We reviewed the technical requirements of operating permits and discussed historical compliance with plant personnel. We determined whether there were any significant non-compliance notifications in the recent past. We reviewed and commented on the plans (including future emissions control upgrades) for maintaining the Assets in compliance with their permits and the cost associated with maintaining environmental compliance over the term of the financing.

In addition, S&W Consultants subcontracted with Zephyr Environmental Corporation ("Environmental Consultant") for the conduct of a Phase I ESA, at each of the new and existing generation sites. These Phase I ESAs focused on soil, groundwater and other historic site contamination issues associated with activities at these sites and at nearby properties. These Phase I ESAs also considered current station practices which could potentially lead to future site contamination issues.

FINANCIAL MODEL
---------------

Review of Financial Model
S&W Consultants conducted a detailed review of the Financial Model prepared by Ameren and provided an opinion on the reasonableness of the operating costs, capital expenditures, and availability assumptions over the term of the financing. We confirmed that the Financial Model is consistent with the operating program and project agreements. We commented on the adequacy of the Financial Model to accurately reflect the expected revenues and expenses. S&W Consultants reviewed the Resource Data International, Inc. ("Market Consultant") report and other technical due diligence reports, as applicable, to verify the reasonableness of model inputs. Sensitivity analyses have been conducted on agreed-upon parameters.

[LOGO] S&W Consultants, Inc.                                               A-19

3     COAL-FIRED STATIONS

The initial electric generating assets that have been transferred to Genco include the following:
  .  Newton Power Station
  .  Coffeen Power Station
  .  Meredosia Power Station
  .  Hutsonville Power Station
  .  Grand Tower Power Station

These assets are all fossil fuel fired facilities (predominantly coal), and have a combined electric generating capacity of approximately 2860 MW (net).

This section summarizes S&W Consultants' findings with respect to condition assessment, remaining life, performance, O&M and environmental aspects of these assets. The costs for planned projects and improvements described in the following sections are included in Genco's O&M and capital expenditures budget forecasts.

3.1   Condition Assessment

This condition assessment of these assets is based on a review of engineering assessment reports prepared by the owners or third party technical advisors, and supplemented with data gathered and observations made during limited site visits to the stations. During the site visits, visual inspections were conducted to assess the apparent condition, plant cleanliness, overall operability, and the effectiveness of plant maintenance programs. S&W Consultants also interviewed available key personnel, including technical specialists, O&M personnel, and plant managers. In addition, S&W Consultants reviewed, to the extent made available to us, the most recent inspection reports, outage and overhaul reports, life assessment reports, and capital expenditure forecasts. These observations, visual inspections, personnel interviews and additional data have been used to update and complement the engineering assessment reports that form the basis for the condition assessment and remaining life evaluation.

3.1.1 Newton Power Station

The Newton Power Station is located outside the town of Newton, Illinois. Access to the site is by highway and rail. S&W Consultants visited the Newton Power Station on February 14/th/ and 15/th/, 2000. The station appeared to be clean, well maintained, and in good condition.

The station consists of two essentially identical steam-electric generating units. Units 1 and 2 are balanced draft, reheat, coal-fired units each rated at 555 MW net. The units were placed in operation in 1977 and 1982. The major power generation equipment is located indoors. Cooling water to supply the once-through cooling system for the units is taken from and discharged back to a man-made lake.

The units are equipped with electrostatic precipitators for control of particulate emissions. Unit 1 uses low NO\\x\\ burners for NO\\x\\ control. Unit 2 currently employs the original burner design with two levels of close coupled over-fire air ("CCOFA"), but the station plans to install a low NO\\x\\ burner system in 2001. SO\\2\\ is controlled on Units 1 and 2 by firing compliance coal, which is currently PRB coal.

Table 3.1-1 provides a summary of the major characteristics of Units 1 and 2. The sections that follow detail our findings in the areas of mechanical, electrical, and environmental systems condition and remaining life.

[LOGO] S&W Consultants, Inc.                                               A-20

                                   TABLE 3.1-1

                      Newton Power Station Characteristics

       ==================================================================================================
       PERFORMANCE                                            UNIT 1                        UNIT 2
       --------------------------------------------------------------------------------------------------
       Normal Summer Capacity (MW Net)                          555                           555
       --------------------------------------------------------------------------------------------------
       Minimum Load (MW)                                        200                           220
       --------------------------------------------------------------------------------------------------
       Full Load Heat Rate, HHV (Btu/kWh)                     10,103                        10,099
       --------------------------------------------------------------------------------------------------
       PRIME MOVER
       --------------------------------------------------------------------------------------------------
       Manufacturer                                             GE                            GE
       --------------------------------------------------------------------------------------------------
                                                          Tandem Compound               Tandem Compound
       Type                                                  Four Flow                     Four Flow
       --------------------------------------------------------------------------------------------------
       Commissioned (Year)                                     1977                          1982
       --------------------------------------------------------------------------------------------------
       HP Turbine Inlet Pressure/Temp (psig/(degrees)F)        2400/1000                     2400/1000
       --------------------------------------------------------------------------------------------------
       Reheat Turbine Inlet Temp ((degrees)F)                  1000                          1000
       --------------------------------------------------------------------------------------------------
       ELECTRIC GENERATOR
       --------------------------------------------------------------------------------------------------
       Manufacturer                                             GE                            GE
       --------------------------------------------------------------------------------------------------
       Cooling                                               Hydrogen                      Hydrogen
       --------------------------------------------------------------------------------------------------
       MVA                                                      686                           686
       --------------------------------------------------------------------------------------------------
       STEAM GENERATOR
       --------------------------------------------------------------------------------------------------
       Manufacturer                                             CE                            CE
       --------------------------------------------------------------------------------------------------
       No. of Boilers                                            1                             1
       --------------------------------------------------------------------------------------------------
       Circulation                                            Forced                        Forced
       --------------------------------------------------------------------------------------------------
       Draft Condition                                       Balanced                      Balanced
       --------------------------------------------------------------------------------------------------
       Cycle Type                                             Reheat                        Reheat
       --------------------------------------------------------------------------------------------------
       Primary Fuel                                            Coal                          Coal
       --------------------------------------------------------------------------------------------------
       OTHER
       --------------------------------------------------------------------------------------------------
       Cooling Water Source                                    Lake                          Lake
       --------------------------------------------------------------------------------------------------
       Fuel Delivery                                           Rail                          Rail
       ==================================================================================================

3.1.1.1  Mechanical Equipment and Systems
-----------------------------------------

Major systems include the boilers, steam turbines, and balance of plant.

Boilers
The two boilers at the Newton Power Station are nearly identical Combustion Engineering ("CE") single furnace, forced circulation, balanced draft, reheat boilers and were placed into commercial operation in 1977 and 1982. The boilers originally burned Midwest bituminous coal but presently burn PRB coal. Unit 1 was switched to PRB in May of 1998 and Unit 2 was switched in May of 1999. The boilers presently operate primarily in intermediate service, but are capable of and projected to provide base load service. There are no limitations on output or steam conditions. Turndown is approximately 3 to 1 with a minimum of 200 MW and 3 mill operation.

At the last inspection, the Unit 1 boiler had experienced a total of 324 start-ups. Of these 104 were classified as cold and 220 as hot (less than 48 hours off line). The boiler has operated a total of 148,124 hours since startup, averaging 7,400 to 7,500 hours on line per year.

[LOGO] S&W Consultants, Inc.                                               A-21

Major overhaul of the Unit 1 boiler was last performed in the spring of 2000. Major work performed during the last overhaul consisted of installation of long retractable sootblowers at the superheater pendant assemblies, replacement of transition welds, chemical cleaning and general repairs.

Overall the Unit 1 boiler is clean and in good condition. The boiler was running at 550 MW during the site visit. The furnace lower slope is subject to ash erosion. Chemical cleaning is done every 6 years and was last done in 1998. The secondary (finishing) superheater is also considered in good condition. Transition (dissimilar metal) welds in the final SH pendants are being replaced during scheduled outages (about 150 per outage). All transition welds should be replaced by 2002. The superheater division panels and platen superheater are inspected and repaired during every scheduled outage. The reheater is in good condition as well with the front and side radiant wall section considered in excellent condition. The pendant/finishing sections are in fair condition. This area is subject to sootblower erosion and flyash plugging/erosion. Shielding, weld overlay and tube replacement are required every scheduled outage. This section is to be redesigned and replaced within the next 5 years. The primary superheater is considered in very good condition. Minimal maintenance is required during scheduled outages. The economizer is in fair condition. The economizer is a spiral fin/staggered tube design with insufficient spacing especially for PRB coal. The economizer is subject to flyash plugging and erosion and is to be redesigned and replaced within 5 years. Boiler ductwork is in good condition.

The plant has been monitoring the condition of the superheater outlet leads, reheat outlet leads and the economizer inlet header. Presently there are no conditions requiring repairs. However, there have been high metal temperatures in the reheater (1122(Degrees)F) and the reheat outlet leads are seamwelded. Inspection of these leads must be done by 2001, according to the OEM, in order to insure continued safe operation. The superheater outlet leads are not seamwelded and are suitable for 5-7 year inspection intervals. They have been subject to overheating but not as severe as the reheater. The economizer inlet header is suitable for 5-8 years of additional service between NDT and internal inspection. NDT inspection is done regularly including ultrasonic testing ("UT"), magnetic particle ("MP") and boroscopic examinations. Boiler water treatment consists of hydrazine for oxygen control and ammonia for pH control. Solids are controlled by blowdown.

NO\\x\\ control is accomplished with ABB's LNCFS Level 3 burner system utilizing staged combustion and overfire air. Boiler output can be limited due to pluggage of the economizer and resultant induced draft ("ID") fan runout. Although the boiler has had a relatively easy start on PRB, flyash buildup and erosion should be monitored closely to determine long term effects.

At the last inspection the Unit 2 boiler had experienced 196 cold starts and 121 hot starts. At that time the boiler had accumulated 84,191 hours of operation. Major maintenance is performed every 24 months with cleaning outages as necessary. The OEM is usually involved in each major boiler overhaul.

Major overhaul of the Unit 2 boiler was last performed in the spring of 1999. The next major outage and inspection is scheduled for spring 2001. Major work performed during the last overhaul consisted of air heater basket replacement, replacement of transition welds, and reheater repairs.

Overall the Unit 2 boiler is clean and in good condition. The boiler was running at 552 MW during the site visit. The boiler was burning Black Thunder PRB coal which was limiting outlet superheat temperature to about 980(Degrees)F, somewhat below the design temperature of 1005(Degrees)F. The furnace lower slope is subject to ash erosion. Chemical cleaning is done every 6 years and was last done in 1997. The secondary (finishing) superheater is also considered in good condition. Transition (dissimilar metal) welds in the final SH pendants have all been replaced. The superheater division panels and platen superheater are inspected and repaired during every scheduled outage. The reheater is in good condition

[LOGO] S&W Consultants, Inc.                                               A-22
as well with the front and side radiant wall section considered in excellent condition. The pendant/finishing sections are in fair condition. This area is subject to sootblower erosion and flyash plugging/erosion. Shielding, weld overlay and tube replacement are required every scheduled outage. This section is to be redesigned and replaced within the next 10 years. The primary superheater is considered in very good condition. Minimal maintenance is required during scheduled outages. The economizer is in fair condition. The economizer is a spiral fin/staggered tube design with insufficient spacing especially for PRB coal. The economizer is subject to flyash plugging and erosion. The economizer is to be redesigned and replaced within 5-10 years. Boiler ductwork is in good condition.

The plant has been monitoring the condition of the boiler water wall tubing, and superheater pendant division panel and the superheater pendant platen assembly dissimilar metal welds. Presently there are no conditions requiring repairs or affecting reliability. No significant degradation due to high temperatures was found in the examined superheater areas during the most recent inspection
(1999). ABB recommended UT wall thickness mapping of the lower water wall slope area in five years. Volumetric UT examination of the superheater division panels and platen assemblies is recommended in 6 years. Boiler NDT inspection is done regularly including UT, MP and boroscopic examinations. Boiler water treatment consists of hydrazine for oxygen control and ammonia for pH control. Solids are controlled by blowdown.

In 2001, new ABB TFS 2000R low NO\\x\\ burners with two levels of overfire air will be installed on the Unit 2 boiler. New flame scanners and non-retractable air cooled warmup guns will also be installed. As with boiler No. 1 the output can be limited due to pluggage of the economizer and resultant ID fan runout. Although the boiler has had a relatively easy start on PRB, flyash buildup and erosion should continue to be monitored closely to determine long term effects.

Steam Turbines
The Newton turbine generators are duplicate General Electric 18 stage tandem compound, four flow units with 30 inch last stage buckets. The units went into commercial operation in 1977 and 1982 in an open cycle cooling system configuration with a design back pressure of 3.5" Hg. They are very similar to Coffeen Unit 2. The steam conditions are 2400 psig, 1000(Degrees)F main steam and 1000(Degrees)F reheat. The units were purchased with 5% overpressure capability but normally run at 2400 psi. The unit nameplate rating is 550,000 kW with a normal output of 585,000 kW. The HP/IP section is an opposed double flow element. The two low pressure ("LP") sections exhaust to separate two pass condenser shells. There is a separate four-valve steam chest on the main operating floor adjacent to the HP turbine. Steam is extracted from the IP exhaust to supply two condensing boiler feed pump drive turbines.

Each turbine is equipped with the original Mark II electrohydraulic ("EH") governor. Both units are equipped with a stop valve bypass for full arc admission startup. The units were originally designed for base load operation and are currently operated in load following mode. Unit 2 is equipped with a 5% turbine bypass to the condenser for temperature matching on startup. The EH governor provides the capability of selecting full arc or partial arc admission on startup.

Records indicate that the units have the original shells and rotors. There is no history of blade failures or shell cracking. Retractable HP/IP packing has been added. The units have the required turbine water induction protection and the extraction non-return valves are tested regularly.

The most recent Unit 1 LP turbine major overhaul was in 1992. Boresonic inspections detected no reportable indications. Excessive inner shell horizontal joint warpage and erosion was reported, along with some alignment difficulties. Weld repair and machining was recommended at the next outage

[LOGO] S&W Consultants, Inc.                                               A-23
although potential replacement may become necessary. Progressive last stage bucket erosion was reported. No shell defects were detected.

The most recent Unit 1 HP/IP turbine major overhaul was in 1994. Boresonic inspection detected no reportable indications with reinspection recommended within 10 years. Major 2/nd/ and 10/th/ stage diaphragm repairs were completed. The 11/th/ stage bucket covers were replaced. A new nozzle box and 7/th/ stage buckets and diaphragms were installed with a solid particle erosion resistant design, which includes the blade setback modification.

The most recent Unit 2 HP/IP turbine overhaul was in 1995. A boresonic inspection detected no significant indications. HP diaphragm partitions were repaired. Minor cracks in the HP inner shell were repaired. The 11/th/ stage bucket covers were replaced due to cracking. Major 2/nd/ stage diaphragm erosion was repaired. A new nozzle box and 7/th/ stage buckets and diaphragms were installed with a solid particle erosion resistant design with the blade setback modifications.

The most recent Unit 2 LP turbine major overhaul was in 1997. Boresonic inspections detected no reportable indications. Reinspection was recommended within 10 years. A number of erosion repairs were completed on the LP B 13/th/ through 18/th/ stage diaphragm partitions. Similar partition repairs were recommended for both LP sections at the next overhaul.

A visual inspection found both turbine areas reasonably clean with adequate lighting and no accumulation of combustible materials. There were no active oil leaks except a small area under a Unit 2 boiler feed pump turbine. There are no curbs around the EH governor fluid and pumping module but both areas were very clean and dry. The main turbine oil tanks are elevated without containment dikes but are protected by fire nozzles.

Balance of Plant
The condenser cooling water is taken from and discharged to an onsite man-made lake. The circulating water system consists of a common, unenclosed screenwell structure for Units 1 and 2. Once ongoing upgrades are completed, the screens should be in excellent condition.

The circulating water inlet piping between the screenwell and the powerhouse and the discharge piping from the powerhouse to the lake is buried. After several corrosion studies, portions of the circulating water system were internally coated with cement in 1994 to provide greater corrosion protection. Smaller in-plant carbon steel piping systems were replaced with stainless steel. The Unit 1 and Unit 2 circulating water inlet piping and low pressure service water lines were last inspected in 1996 by an outside contractor. The contractor recommended additional protective linings for the circulating and service water piping at the powerhouse end to combat ongoing corrosion. Reinspection at five year intervals was recommended (next inspection would be due in 2001).

Each unit is equipped with a two-shell, two-pass, divided waterbox surface-type condenser. The condensers are fitted with arsenical admiralty tubing in the main condensing section and 90-10 Cu-Ni in the air offtake sections. The condensers have not been retubed since their original installation. The Unit 1 condenser, supplied by Southwestern, will be retubed in 2000. The Unit 2 condenser, supplied by Westinghouse, was characterized by station personnel as being in good condition. There are plans to retube the Unit 2 condenser in the 2003-2005 time frame.

The units have seven stages of feedwater heating, including the deaerating heater. Replacements and/or retubing have been scheduled and budgeted appropriately.

[LOGO] S&W Consultants, Inc.                                               A-24

Each unit has two identical 50% percent capacity DeLaval boiler feed pumps. Both pumps are equipped with individual General Electric turbine drives. The pumps are four-stage, centrifugal, barrel type machines. In general, the pumps have proven to be reliable and were characterized as being in good condition by station personnel.

In 1996, ABB C-E Services conducted a condition assessment of Unit 1 superheater outlet and reheat outlet headers. The assessment included a limited portion of the hot reheat piping. ABB found early indications of creep in a longitudinal seam weld of the reheater outlet link piping. ABB concluded that the creep would not affect the immediate serviceability of the piping, however ABB strongly recommended that the remainder of the reheat piping be inspected at the next scheduled outage. No records of subsequent inspections were found during S&W Consultants' visit. No record was found of Unit 2 high energy piping inspections during S&W Consultants' visit. Unit 2, five years younger than Unit 1, should initiate inspections in the near future.

Electric Power Research Institute ("EPRI") guidelines recommend that all high energy piping (both seamless and seam-welded) be inspected. Many utilities included main steam, hot reheat, and cold reheat piping in their review. S&W Consultants would recommend that future inspections be expanded for all stations to include these other high energy systems. Replacement of some piping may be required in the next 20 years as the effects of creep due to high temperature/pressure exposure and metal fatigue manifest themselves.

Coal is delivered to the site by unit train and unloaded over a rail car hopper. Typically a 45 to 60 day supply of coal is maintained on site. Normally coal is directly transferred to the station coal bunkers on delivery. The system is fully-automated from the rotary dump control room.

The PRB conversion included upgraded dust suppression, dust collection, and washdown provisions to reduce the fire or explosion risk associated with the dust-prone PRB coal. The in-plant coal trigger gallery area was found to be particularly clean and dust free. There was very little fugitive coal dust throughout the remainder of the boiler house. The plant personnel attributed this to an aggressive cleaning program. The facilities were characterized as being in very good condition.

Bottom ash generated in the coal-fired boilers is water-sluiced to an on-site unlined settling pond. The pond has unlimited capacity for all practical purposes.

Unit 1 is a 530'-0" concrete stack with a bottom diameter of 47'-4" and a top diameter of 24'-2". The stack has 20'-0" diameter steel liner. Sargent & Lundy inspected the stack in April, 1998. The findings indicated that the stack is structurally sound with no major deficiencies and should be reinspected in 2003. Unit 2 is a 544'-6" concrete stack with a bottom inner diameter of 43'-10" and a top inner diameter of 34"-10". The stack has an independent brick liner that has a bottom inner diameter of 29'-9" and a top inner diameter of 24'-2'. The stack is in good condition with no significant structural defects and should be scheduled for reinspection in 2003.

The station does not have an auxiliary boiler; the station relies on electric heat for station heating.

3.1.1.2  Electrical Equipment and Systems
-----------------------------------------

Electrical equipment and systems evaluated include, as applicable, generators, transformers, breakers, switchgear, motor control centers, diesel generators, DC systems, uninterruptible power system ("UPS"), and instrumentation and controls. Significant findings are noted. Key generator characteristics are summarized in the following table.

[LOGO] S&W Consultants, Inc.                                               A-25

         Generator                   Unit 1               Unit 2
         -------------------------------------------------------
         Installation                1977                 1981
         Manufacturer                GE                   GE
         Rated kVA                   686,000              686,000
         Voltage (kV)                24                   24
         PF                          0.90                 0.90
         Rated kW                    617,400              617,400
         Rpm                         3600                 3600
         Cooling                     hydrogen             hydrogen
         Exciter                     solid state          solid state
         Control                     Auto/Manual          Auto/Manual
         Generator Rewind            none                 none
         Last Major Overhaul         1994                 1999

The Unit 1 generator had its last major overhaul in 1994. The major work performed included a layer separation modification, replacement of retaining rings, replacement of main leads, full stator rewedge, installation of a flux probe, new hydrogen seal rings and electrical testing of the generator field stator and exciter. A new solid state exciter system was installed in 1996. A robotic inspection, a stator wedge tightness partial test and installation of Iris PD sensors in the stator were imminent at the time of the site visit.

Unit 2 generator had its last major overhaul in 1999. The major work performed included a layer separation modification, replacement of retaining rings, replacement of main leads, full stator rewedge, installation of a flux probe, installation of Iris PD sensors, new hydrogen seal rings and electrical testing of the generator field stator. In 1992 a new solid state exciter system was installed.

The generator step up transformer ("GSU") for Unit 1 is a McGraw Edison oil filled two winding transformer rated 672 MVA 24kV - 345kV and was placed in service in 1977. The GSU for Unit 2 is an ABB oil filled two winding transformer rated 690 MVA 24kV - 345kV and was placed in service in 1993 The transformers appear to be in good condition and no evidence of constant oil leakage was observed.

All the oil filled transformers both in the plant and in the switchyard are under a routine maintenance plan with oil samples and gas tests every 6 months, and every 2 years connections and other tests are performed. There are no detectable PCBs present in the oil according to the utility.

Unit 1 is controlled by a Westinghouse WDPF Classic distributed control system ("DCS") added in 1994. The DCS system is scheduled for a full upgrade in February of 2001. Unit 2 is controlled by a Westinghouse WDPF Ovation DCS added in 1999. Presently the DCS is limited to data acquisition. The combustion controls, the BMS and the balance of plant are scheduled to be upgraded into the DCS in 2001. The Unit 1 and 2 turbine generators both have their original EHC's and turbine supervisory instrumentation. Unit 1 is scheduled for an upgrade in 2 years and Unit 2 is scheduled for an upgrade in 3 years.

3.1.1.3  Emissions Control Equipment
------------------------------------

ESP and Flyash Handling System
For Newton Units 1 and 2, the induced draft ("ID") fans draw the flue gas from the balanced-draft boiler, through the Ljungstrom regenerative airheaters, electrostatic precipitator ("ESP"), and discharge to its own stack. Station personnel reported that several different types of PRB coal (e.g. different coal mine

[LOGO] S&W Consultants, Inc.                                               A-26
sources with different flyash compositions) are delivered to the Newton Power Station, with some coal types being more difficult from the perspective of ESP operation. The Unit 1 and 2 ESPs are of different design and manufacturer. Unit 1 was provided by Research Cottrell and commissioned in 1977. Unit 2 was provided by Lodge-Cottrell and commissioned in 1982. Each ESP has four mechanical fields in the direction of gas flow. Unit 1 has two ID fans, where Unit 2 has three ID fans.

Flue gas conditioning ("FGC") is employed to enhance the flyash collection performance within the ESP. The FGC system was provided by Wilhelm Environmental Technologies, Inc. The SO\\3\\ is injected downstream of the airheaters (before the ESP). The FGC system injection rate is equivalent to approximately 14 ppmv SO\\3\\ at the inlet to each ESP.

The ESP dry fly ash is collected and dry pneumatic conveyed to an onsite ash silo that is common to Units 1 and 2. The pneumatic conveyor system was provided by ASH. Presently, the majority of the flyash from the flyash silo discharge hopper is mixed with water in a single mixer/loader device, to form conditioned flyash that is loaded into trucks for transport to an onsite landfill for disposal.

Based on a visual inspection of the ESP systems and fly ash handling equipment, a review of plant records, routine inspection reports, and discussions with O&M staff, the ESP systems of Units 1 and 2 appeared to be in operational condition. The station personnel indicated that the Units 1 and 2 ESP systems are capable of remaining within compliance for stack opacity, with minimum derate of the units, while employing specific compliance coals. Unit 1 and 2 ESPs will require future modifications to ensure that boiler full load can be reliably maintained, for the long-term basis, and if greater fuel flexibility is desired. These modifications are planned for 2001.

For example, during the first day of the S&W Consultants' visit, station personnel reported that Unit 1 load was derated to avoid possible ESP/stack opacity problems. Several transformer rectifier ("TR") sets were shut down. Also, problems with breakage of ESP wire type discharge electrodes, pluggage problems with the FGC sulfur handling/feed system, and possible problems with the manual rapping controls of the Unit 1 ESP were reported.

Station personnel reported that the Unit 1 stack opacity and Unit 2 stack opacity values are routinely below the required permit value of 20.45 percent, and that stack average opacity can vary from 14 to 20 percent depending on the specific coal being burned. Emissions readings during our site visit are summarized below:

                      Emissions Readings During Site Visit

            Load (MW), Opacity (%) and SO\\2\\, NO\\x\\ (lb/mmBtu)

===============================================================================
                     Unit 1                          Unit 2
        Load   Opacity   SO\\2\\   NO\\x\\   Load   Opacity   SO\\2\\   NO\\x\\
-------------------------------------------------------------------------------
Day 1   450*    17.27      0.38     0.142    571     16.13    0.4376      0.32

Day 2   547     11.5     0.4122    0.1396    569     17.6     0.5404    0.3067
===============================================================================
             *derate to 450 MW due to ESP/FGC situation

The plant records indicate that the ESPs and fly ash handling systems have historically experienced a normal level of inspections, maintenance, and design improvements for units of this type.

NOx Control Equipment
AmerenCIPS installed low NO\\x\\ burners (ABB-CE LNCFS, Level 3) to control Unit 1 NOx emissions, in 1994. Unit 2 employs the original burner design, with two levels of CCOFA, to control NO\\x\\ emissions.

[LOGO] S&W Consultants, Inc.                                                A-27

SO\\2\\  Control Equipment

Station personnel reported that Units 1 and 2 currently burn 100 percent PRB coal, with a low sulfur content. For example, records (dated December 1999) indicated that the average coal at the Newton Power Station had approximately
0.58 lb SO\\2/\\/mmBtu, on an as-received basis. The Newton Power Station does not employ a flue gas desulfurization ("FGD") system.

3.1.1.4  Remaining Life
-----------------------

There are only a few technical issues that can lead to a premature or unpredicted end of life of an electric generating unit. In most cases the decision to retire or decommission a generating unit is made for economic reasons as a result of technical or environmental concerns. The underlying economic factor is the ability to compete with other producers in the new deregulated market. Major emissions compliance upgrades and major component replacements are two of the most significant large potential capital expenditures that could adversely impact large coal fired units similar to Newton Units 1 and 2.

The 2000 Unit 1 and 1999 Unit 2 boiler inspection reports and the history of recent component replacements and modifications indicated both boilers were in good condition and could be operated for many more years. Both boilers require economizer replacement within five years. Secondary superheater and pendant finishing reheater replacements will be required in an estimated 10 years. The normal base loading of the units has contributed to prolonging the life of boiler components. The conversion to PRB coal in 1998 and 1999 was not without some increased tube erosion and redistribution of heat absorption but the transition has been reasonably smooth. Some acceleration of tube erosion will require more tube shielding and more frequent tube wall thickness monitoring. The capital budget for boiler improvements reflects expected replacements due to normal aging.

The Newton turbine generators are of a class of General Electric units which have a well documented class history. There is some evidence of LP inner shell distortion which will require eventual major repairs along with HP and IP stationary nozzle repairs during major overhauls between 2007 and 2019. There has been some HP and IP turbine erosion that has required nozzle and blade replacement with erosion resistant coated parts. Additional blade replacements would be expected between 2012 and 2019. The rotor bores have been inspected with no evidence of defects to date. As with the boilers, the turbine capital budget reflects industry experience with this class.

Both Newton units are fully capable of reliable operation for 20 additional years provided that a comprehensive non-destructive testing and inspection program is followed. If the units were to be operated for a 30 year period and beyond, they would then require some additional major component replacements in the 2020's. The units are currently in very good condition and appear to be well maintained. The Newton Power Station was found to be very clean when compared to similar stations of this type and age. Previous inspection program findings should be considered a baseline and should be reviewed to focus future reinspections. The life projection is also dependent on the type of future service. If the Newton units are shifted to more cycling service in the future (this is not currently anticipated), then life consumption would be accelerated. Metallurgical inspections and boiler and turbine component maintenance would increase. The installation of a turbine bypass system on Unit 1 and the use of sliding pressure would minimize cyclic stresses.

3.1.2  Coffeen Power Station

The Coffeen Power Station is located just outside the town of Coffeen in Montgomery County, Illinois. Access to the site is by highway and rail. S&W Consultants visited the Coffeen Power Station on

[LOGO] S&W Consultants, Inc.                                                A-28

February 16/th/ and 17/th/, 2000. The station appeared to be reasonably well maintained and in good condition, although not as clean as the other stations being evaluated.

The station consists of two steam-electric generating units. Units 1 and 2 are balanced draft, reheat, coal-fired units rated at 340 MW and 560 MW net respectively. The units were placed in operation in 1965 and 1972. The station was originally constructed as a mine-mouth plant. The adjacent coal mine was shut down in 1982 and the station was modified to receive coal by rail. Cooling water for the main condensers is taken from and discharged to a man-made lake. Units 1 and 2 are equipped with electrostatic precipitators for particulate control. Units 1 and 2 have no special provisions for SO\\2\\ control. Unit 1 has no special provisions for NO\\x\\ control. Unit 2 presently employs cyclone burners with an OFA system installed in December 1999.

Table 3.1-2 provides a summary of major Unit 1 and 2 characteristics. The sections that follow detail our findings in the areas of mechanical, electrical, and environmental systems condition and remaining life.

                                  TABLE 3.1-2

                      Coffeen Power Station Characteristics


         ==========================================================================================
          PERFORMANCE                                          UNIT 1                   UNIT 2
         ------------------------------------------------------------------------------------------
          Normal Summer Capacity (MW Net)                       340                      560
         ------------------------------------------------------------------------------------------
          Minimum Load (MW Gross)                               178                      280
         ------------------------------------------------------------------------------------------
          Full Load Heat Rate, HHV (Btu/kWh)                   9,800                    9,900
         ------------------------------------------------------------------------------------------
          PRIME MOVER
         ------------------------------------------------------------------------------------------
          Manufacturer                                           GE                       GE
         ------------------------------------------------------------------------------------------
                                                            Tandem Compound         Tandem Compound
         ------------------------------------------------------------------------------------------
          Type                                               Four Flow                Four Flow
         ------------------------------------------------------------------------------------------
          Commissioned (Year)                                   1965                     1972
         ------------------------------------------------------------------------------------------
          HP Turbine Inlet Pressure\\Temp (psig/(degrees)F)    2620/1005                2500/1005
         ------------------------------------------------------------------------------------------
          Reheat Turbine  Inlet Temp ((degrees)F)                1005                     1005
         ------------------------------------------------------------------------------------------
          ELECTRIC GENERATOR
         ------------------------------------------------------------------------------------------
          Manufacturer                                           GE                       GE
         ------------------------------------------------------------------------------------------
          Cooling                                             Hydrogen                 Hydrogen
         ------------------------------------------------------------------------------------------
          MVA                                                  457.6                     685
         ------------------------------------------------------------------------------------------
          STEAM GENERATOR
         ------------------------------------------------------------------------------------------
          Manufacturer                                          B&W                      B&W
         ------------------------------------------------------------------------------------------
          No. of Boilers                                         1                        1
         ------------------------------------------------------------------------------------------
          Circulation                                       Once Through             Once Through
         ------------------------------------------------------------------------------------------
          Draft Condition                                     Balanced                 Balanced
         ------------------------------------------------------------------------------------------
          Cycle Type                                           Reheat                   Reheat
         ------------------------------------------------------------------------------------------
          Primary Fuel                                          Coal                     Coal
         ------------------------------------------------------------------------------------------
          OTHER
         ------------------------------------------------------------------------------------------
          Cooling Water Source                                  Lake                     Lake
         ------------------------------------------------------------------------------------------
          Fuel Delivery                                         Rail                     Rail
         ==========================================================================================


[LOGO] S&W Consultants, Inc.                                                A-29

3.1.2.1  Mechanical Equipment and Systems
-----------------------------------------

Major systems include the boilers, steam turbines, and balance of plant.

Boilers

The Unit 1 boiler at Coffeen Power Station is a Babcock & Wilcox ("B&W") single furnace, once through cyclone fired, balanced draft, reheat boiler which was placed in commercial operation in 1966. The boiler was originally pressurized and was converted to balanced draft operation in 1972. Both boilers are designed to burn medium sulfur Illinois bituminous coal and presently burns the design type fuel and petroleum coke. The petroleum coke is burned at up to 10% by weight. Limestone is added for flux control (1% by weight). A test burn of PRB resulted in a derating from 389 gross MW to 340 gross MW. Future plans do not call for switching to PRB coal. The present coal supply contract will continue until 2009.

The boilers historically have operated primarily in intermediate service mode, but are capable of and projected to provide base load service. At the last inspection the Unit 1 boiler had experienced a total of 614 start-ups. The boiler has operated a total of 182,339 hours since startup, averaging 5,363 hours on line per year. Major maintenance is performed every 24 months for 4 to 8 weeks with minor 2 week outages in the off years. The OEM is not usually involved in the boiler overhaul.

Major overhaul of the Unit 1 boiler was last performed in the fall of 1999. The boiler was also cleaned and inspected in the fall of 1998. The next major outage and inspection is scheduled for fall 2000, during which an overfire air system will be installed. Major work performed during the last overhaul consisted of installation of new ignitor piping and ignitors, installation of SO//3//injection system for PRB test burn, cyclone repairs, furnace repairs, casing repairs, primary superheater repairs, replacement of 1B gas recirculation fan rotor, and hydro test boiler.

Overall the Unit 1 boiler is in good condition. The boiler area was fairly dirty during the site visit. However, station personnel attributed this to a leaking duct. UT surveys are performed on 5 year intervals with 500 to 1,000 ft. of cyclone tubing being replaced during each scheduled outage. Approximately 10,000 pin studs are replaced in each cyclone at every scheduled outage. Flat stud upgrades are performed as needed every scheduled outage. In 1997 the boiler furnace was fully inspected; tube samples taken showed no structural degradation. Tube samples are taken approximately every 3 years since the lower walls are subject to ash erosion. Chemical cleaning is done every 7 to 8 years and was last done in 1998. The secondary (finishing) superheater is also considered in good condition since it was redesigned and replaced in 1997 due to high temperature creep and erosion. The outlet header was upgraded from P11 to P22 material. The inlet header was not replaced. The superheater is inspected and repaired during every scheduled outage. The primary superheater tubes are scheduled for replacement, half in 2001 and half in 2005. The primary superheater inlet and outlet headers are considered in good condition The reheater is in good condition; the tubes were replaced in 1997. The economizer is in excellent condition. Boiler ductwork is in good condition.

NDT inspection is done regularly including UT, MP and boroscopic examinations. Reports were reviewed. Boiler water treatment consists of oxygenated treatment (converted in 1998) with ammonia for pH control.

NOx control will be accomplished with overfire air, to be installed in the fall of 2000. There are no limitations on boiler output due to boiler related issues.

The Unit 2 boiler at Coffeen Power Station is a B&W single furnace, once through, cyclone fired, balanced draft, reheat boiler which was placed in commercial operation in 1972. At the last inspection the

[LOGO] S&W Consultants, Inc.                                                A-30

Unit 2 boiler had experienced a total of 447 start-ups. The boiler has operated a total of 171,700 hours since startup, averaging 6,359 hours on line per year. Major maintenance is normally performed every 24 months for 4 to 8 weeks with minor 2 week outages on the off years. The OEM is not usually involved in the boiler overhaul.

Major overhaul of the Unit 2 boiler was last performed in the fall of 1998. The boiler was also inspected in the fall of 1999. The next outage and inspection is scheduled for fall 2000 during which new 2A and 2B gas recirculation fan rotors will be installed. Major work performed during the last overhaul consisted of installation of OFA, finishing superheater outlet pendant replacement, cyclone repairs, furnace repairs, casing repairs, replacement of the 2C gas recirculation fan rotor, and boiler hydro testing.

Overall the Unit 2 boiler is in good condition. The boiler area was fairly dirty during the site visit and station personnel attributed this to a leaking duct. UT surveys are performed on 5 year intervals with 500-1000 ft. of cyclone tubing being replaced during each scheduled outage. Approximately 10,000 pin studs are replaced in each cyclone at every scheduled outage. Flat stud upgrades are performed as needed every scheduled outage. In 1999 the boiler furnace was fully inspected; tube samples taken showed no structural degradation. Chemical cleaning was last done in 1996. The secondary (finishing) superheater is also considered in good condition since the outlet pendants were replaced in 1999 with 304H due to high temperature creep and erosion. The inlet and outlet header was not replaced. The superheater is inspected and repaired during every scheduled outage. The primary superheater tubes are original and considered in good condition. The primary superheater inlet and outlet headers are also considered in good condition. Moderate sootblower erosion is present in the upper superheater bank. Erosion shields are installed/repaired each scheduled outage. The reheater is in fair condition. Upper portions of outlet pendants suffer from flyash plugging and have moderate to severe sootblower erosion. Tube replacements are planned and performed during scheduled outages based on prior inspections with 81 tubes (2100 ft.) replaced during 1999. The reheater tubes are scheduled for replacement in 2003. The economizer is in excellent condition. The economizer inlet header has no ligament cracking. Boiler ductwork is in good condition.

NDT inspection is done regularly including UT, MP and boroscopic examinations. Inspection reports were available. Boiler water treatment consists of hydrazine for oxygen control with ammonia for pH control.

NOx control is accomplished with overfire air, installed in the fall of 1999. There are no limitations on boiler output due to boiler related issues.

Steam Turbines

Coffeen Unit 1 turbine generator is a General Electric 17 stage tandem compound, four flow exhaust unit with 26 inch last stage buckets. The unit went into commercial operation in 1965 in a closed cycle cooling system configuration on a cooling lake with a design back pressure of 3.5" Hg. The normal operating steam conditions are 2400 psig, 1000 (degrees)F main steam and 1000 (degrees)F reheat. The unit was purchased with 5% overpressure capability but has operated at rated pressure over the last 10 years. The unit nameplate rating is 330,000 kW with a maximum capability of 360 MW (gross). The HP/IP section is an opposed flow element. The two LP sections exhaust to separate two pass condenser shells. There is a separate four valve steam chest on the operating floor adjacent to the HP turbine.

The turbine is equipped with the original mechanical hydraulic governor. It is equipped with a stop valve bypass for full arc admission startup. It was originally designed for base load operation and is currently operating in intermediate service. There is a startup bypass system which discharges to the condenser.

[LOGO] S&W Consultants, Inc.                                                A-31

Steam is extracted from the IP exhaust to supply two non-condensing 7,370 HP boiler feed pump drive turbines.

Records indicate that the unit has the original turbine shells and rotors. There is no history of shell cracking or blade failure except for a single replacement LP blade failure in 1999 which is unexplained. Retractable HP/IP packing has been added. The turbine has the recommended turbine water induction protection.

The most recent Unit 1 major HP/IP turbine overhaul was in 1995. A rotor bore and periphery sonic inspection was performed with no significant defects reported. Reinspection in ten years was recommended by the contractor. New 1/st/, 8/th/, and 9/th/ stage buckets were installed along with 7/th/ stage bucket covers. The 8/th/ stage diaphragm blade setback was completed along with 9/th/ and 10/th/ stage erosion repairs. A new erosion resistant nozzle box was installed. The HP and IP inner shells were removed to machine the horizontal joints to correct leakage. Rubbed and broken spill strips were replaced. Some minor upper HP outer shell cracking was removed by grinding. No indications were detected in the lower outer shell. Some minor indications were removed by grinding on the IP inner shells.

The most recent major Unit 1 LP turbine overhaul was in 1997. The last stage buckets and diaphragms were replaced with Parsons components on all four exhaust ends. This retrofit required significant machining. The LP A 13/th/ stage buckets were replaced. The contractor recommended complete inspection of both LP rotors, including the bores, at the next overhaul along with bucket replacement on three LP A stages and five LP B stages. The LP inner shells were fully NDE inspected. LP A diaphragms on stages 12 through 16 required major repairs.

Coffeen Unit 2 turbine generator is a General Electric 18 stage tandem compound, four flow exhaust unit with 30 inch last stage buckets. This unit is very similar to Newton Units 1 and 2 with significant parts interchangeability. The unit went into commercial operation in 1972 in a closed cycle cooling configuration on a cooling lake with a design back pressure of 3.5" Hg. The normal operating steam conditions are 2400 psig, 1000 (degrees)F main steam and 1000 (degrees)F reheat. The unit was purchased with 5% overpressure capability but is operated at 2400 psig. The unit nameplate rating is 550,000 kW with a maximum rating of 590,000 kW (gross). The HP/IP section is an opposed flow element. The two LP sections exhaust to separate two pass condenser shells. There is a separate four valve steam chest on the operating floor adjacent to the HP turbine. It is equipped with an electrohydraulic governor which permits selection of full or partial arc operation. Steam is extracted from the IP exhaust stage to supply two half size condensing boiler feed pump drive turbines. These turbines have separate condensers with condensate returned to the main unit condenser hotwell.

A records review and plant interviews indicate that the rotors and shells are the original components. The 12/th/ stage buckets were replaced in 1990 and the four rows of last stage buckets were replaced in 1993. The 7/th/ stage buckets and diaphragms were replaced in 1995.

The most recent major Unit 2 HP/IP turbine overhaul was in 1995. The HP/IP turbine was completely dismantled and the generator was rewedged. A reconditioned solid particle erosion resistant nozzle box was installed. Minor upper HP shell cracking was removed by grinding. No HP lower shell indications were detected. Upper and lower HP inner shell NDE detected minor indications which were ground out. New HP/IP retractable packing was installed. Minor cracking was left around the 1/st/ stage inner thermocouple. Minor surface cracking on the IP inner shells was removed by grinding. The 1/st/,7/th/, 8/th/, 9/th/ and 10/th/ stage buckets were replaced with new erosion resistant coated buckets. The 6/th/ and 11/th/ stage bucket covers were replaced. Cracks were removed from the 7/th/ and 8/th/ stage interstage areas. The 11/th/

[LOGO] S&W Consultants, Inc.                                                A-32
stage bucket tenons were weld repaired. A rotor bore and dovetail inspection was performed with no indications reported. Rotor reinspection after 10 years was recommended.

The most recent Unit 2 major LP turbine overhaul was in 1996. Sonic inspection was performed on both LP rotor bores and wheels. No significant defects were reported. Both LP shell were found in good condition with no visible defects. A number of shallow cracks in the LP shells were ground out and weld repaired. Some horizontal joint erosion was noted on both LP shells. These areas were repaired through damming the affected areas.

Asbestos has been removed from the Coffeen turbine shells and replaced with removable blankets. There is no fire protection at each turbine bearing. There is a deluge fire protection system on each of the main turbine oil tanks but no dike enclosure around the tanks. There were no recent oil leaks under each turbine but the lower elevations have a buildup of what appears to be coal dust and congealed oil. There is little evidence of recent floor cleaning. There is no evidence of turbine generator concrete support pedestal cracking but there is some foundation cracking under the boiler feed pump support plates. There are some visible cracks in the Unit 1 condenser support foundations. There is a significant oil leak under 2C boiler feed pump turbine which is to be addressed at the next overhaul.

There are no current turbine capacity deratings. The units are not equipped with automatic variable pressure ramping.

Balance of Plant

The condenser cooling water is taken from and discharged to an onsite man-made lake. The circulating water system includes a screenwell structure for Units 1 and 2. In general, the traveling water screens have been reliable, low maintenance units. The overall condition of the screens was characterized as good. The circulating water inlet and discharge piping is buried, and was last inspected in 1995. The circulating water inlet piping required only minor repairs and was characterized to be in good condition. The circulating water discharge piping was found to be in poor condition. In the past only patchwork repairs have been made to the piping. The budget projections include allocation for repair. The Worthington circulating water pumps are typically overhauled every 5 to 10 years. The pumps have been relatively trouble-free and were characterized as being in good condition.

Each unit is equipped with a Worthington two-pass, divided waterbox surface-type condenser. The condensers were originally furnished with arsenical admiralty tubing in the main condensing section and stainless steel in the air offtake sections. The Unit 1 condenser was entirely retubed in 1981 with Cu-Ni tubing because of "condensate grooving" at the tube sheet and tube support plates. Ameren estimated that less than 2% of the Unit 1 condenser has been plugged to isolate leaks. However the Unit 1 condenser has, in the last year, seen increased tube leakage in the air offtake sections. Retubing the air outlet sections is included in the budget projection. The Unit 2 condenser has not been retubed since its original installation and has not seen the same "condensate grooving" problem. Ameren estimated that less than 5% of the Unit 2 condenser's tubes have been plugged. The Unit 2 condenser will be retubed with all stainless steel in 2001.

The units each have seven stages of feedwater heating, including the deaerating heater. Replacements and/or retubings have been scheduled and budgeted appropriately.

Both units have two 50% capacity Pacific six-stage, centrifugal boiler feed pumps. Both pumps are equipped with individual General Electric turbine drives. A 30% capacity Pacific twelve-stage, motor-driven centrifugal boiler feed pump is used for startup operations. The pumps and drives have proven to be reliable and are currently in fair to good condition, with future overhauls scheduled.

[LOGO] S&W Consultants, Inc.                                                A-33

The Unit 1 hot reheat piping was inspected in the 1980's in response to industry-wide concern about high energy pipe failures, particularly in seam-welded hot reheat piping. Station personnel have indicated that the inspections were limited to hot reheat seam-welded piping and that any defects found were repaired as necessary. During the 1998 outage, as a followup to the earlier inspections, B&W inspected approximately 50% of the hot reheat steam line. B&W used replication, ultrasonic shearwave and thickness, and magnetic particle inspection techniques. None of the replications showed any signs of creep or creep-related problems. B&W characterized the hot reheat piping as being in good condition, but recommended that the piping be reinspected in five years. Reinspection of Unit 1 hot reheat piping has been scheduled for 2000.

There is reportedly no seam welded piping on Unit 2 therefore no similar inspections have been performed. However, as more operating hours are accumulated, a formal inspection program should be initiated. As is the case for Unit 1, replacement of some piping may be required in the next 20 years as the damaging effects of high temperature/pressure exposure and metal fatigue manifest themselves.

Coal is delivered to the site by a 105-car unit train and unloaded over a 6-car rail hopper. Rail cars are bottom discharge and two car shakers are provided to facilitate rail car coal removal. The rail cars are owned by Ameren. An active coal pile of approximately 35,000 to 55,000 tons is maintained. On site storage (active and reserve) at the time of visit was approximately 350,000 tons. This amounts to a fuel supply of approximately 60 days. Limestone is delivered by truck and dumped into a limestone hopper and a small amount fed into this coal stream to help alleviate slagging in the boilers. The coal handling system is fully automated. A bunker unloading system is in place. There are no major chronic problems associated with the coal receipt and handling systems.

Bottom ash generated in the coal-fired boilers is water-sluiced to dewatering bins where the ash is removed and trucked offsite. The water is decanted by gravity to a recycling pond for reuse. The bottom ash system requires routine maintenance. No significant operating or maintenance problems were noted.

Units 1 and 2 have a single Custodis 500' concrete stack with a bottom diameter of 46'-9" and a top diameter of 31'-6". The stack has a steel liner with a 29'-0" top diameter and a 34'-0" bottom diameter. Sargent & Lundy inspected the stack in April 1997. The findings indicated that the stack is structurally sound with no major deficiencies and should be reinspected in 2001.

No. 2 fuel oil is used as an ignition fuel in the Unit 1 and 2 boilers and as the main fuel for firing the auxiliary boiler. The fuel is delivered to the station by truck and stored in two 100,000 gallon storage tanks and one 46,000 gallon day tank. All tanks are aboveground, in enclosed berms. The tanks are inspected visually on a monthly basis and the shell thickness is measured by a single-point ultrasonic test annually. Station personnel characterized the condition of the tanks as fair.

The 180,000 pound per hour, oil-fired Nebraska boiler was installed in 1991. The auxiliary boiler is used primarily for station heating, but can be used for unit start-up if required. The boiler was characterized by station personnel as being in good condition.

3.1.2.2  Electrical Equipment and Systems
-----------------------------------------

Electrical equipment and systems include, as applicable, generators, transformers, breakers, switchgear, motor control centers, diesel generators, DC systems, UPS, and instrumentation and controls. Significant findings are noted. Key generator characteristics are summarized in the following table.

[LOGO] S&W Consultants, Inc.                                                A-34

         Generator                  Unit 1              Unit 2
         -----------------------------------------------------
         Installation               1966                1972
         Manufacturer               GE                  GE
         Rated kVA                  457,600             685,000
         Voltage (kV)               13.8                13.8
         PF                         0.85                0.9
         Rated kW                   388,960             616,500
         Rpm                        3600                3600
         Cooling                    hydrogen            hydrogen
         Exciter                    rotating            rotating
         Control                    Auto/Manual         Auto/Manual
         Generator Rewind           none                none
         Last Major Overhaul        1998                1995

The Unit 1 generator rotor was removed in 1991 and new retaining rings were installed. Also done was a layer separation modification. In 1998 the stator had a full rewedge and an Iris PD monitoring system was installed. The Unit 2 generator rotor was removed in 1993 and new retaining rings were installed. Also done was a layer separation modification. In 1995 the stator had a full rewedge and an Iris PD monitoring system was installed.

The GSU for Unit 1 is a Westinghouse oil filled two winding transformer rated 232.4/310.4/388 MVA 22kV - 345kV and was placed in service in 1984. The transformer is a replacement for the original Westinghouse transformer that had a failure as a result of an internal fault. The generator step up ("GSU") for Unit 2 is a McGraw Edison oil filled two winding transformer rated 580/650 MVA, 23.4kV - 345kV and was placed in service in 1972. These are two unit auxiliary transformers for each unit. The transformers appear to be in good condition and no evidence of constant oil leakage was observed.

The transformers are under a routine preventative maintenance program by the utility. The transformer oil is tested annually and the equipment is serviced during every boiler outage, which was on a yearly basis and has now been changed to eighteen months. There are no detectable PCBs present in the transformer oil, according to the utility.

Unit 1 is controlled by a Westinghouse WDPF DCS with a Wes Station interface, all added in 1997. Unit 2 is controlled by a Westinghouse WDPF DCS Classic level 7, added in 1991.

Both Unit 1 & 2 turbines have shaft driven exciters. Excitation and controls systems improvements will be implemented during overhauls scheduled and budgeted in the 2001-2005 time frame.

In general, walking around the plant, the areas around the electrical equipment were reasonably well lit. Inside some of the motor control centers there was a coating of dust but there was no indication given that this resulted in any outages.

3.1.2.3  Emissions Control Equipment
------------------------------------

ESP and Flyash Handling

At Coffeen, the ID fans draw the flue gas from the balanced-draft cyclone boilers, through the tubular airheaters, ESPs, and discharge to a stack that is common with Units 1 and 2. The Unit 1 ESP was rebuilt by Joy Manufacturing Company in 1984. The ESP has five fields in the direction of gas flow. Station personnel reported that the Unit 1 ESP employs new discharge electrodes (installed in 1994) in the first two fields and has the original rigid electrodes (installed in 1984) in the last three fields. The ESP

[LOGO] S&W Consultants, Inc.                                                A-35
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has 12 fly ash collection hoppers. No FGC is employed at Coffeen. The Unit 2 ESP was provided by Buell Engineering Company and commissioned in 1972. The ESP has four fields in the direction of gas flow. The ESP has 24 fly ash collection hoppers.

The common stack has a certified opacity monitor system for the combined Units 1 and 2 opacity. It was reported that the discharge ductwork of each unit's ESP has a non-certified opacity monitor system that can be used for diagnostic purposes.

The ESP dry fly ash is collected within the hoppers and pneumatically conveyed to an onsite flyash silo that is common to Units 1 and 2. From the flyash silo, the ash can be handled in two different modes. Normally, the flyash from the discharge of the flyash silo is mixed with water in a rotary mixer to form conditioned ash that is loaded into trucks for transport to an offsite landfill disposal area. The discharge of the flyash silo can also be handled in dry form and pneumatically loaded in dry form into trucks for transport offsite. It was reported that the flyash usually contains a relatively high loss on ignition ("LOI") (e.g. 6 to 21 percent). The bottom ash slag is sold to a local company for reuse (e.g. roofing shingles).

Based on a visual inspection of the ESP systems and fly ash handling equipment, a review of plant records, routine inspection reports, and discussions with O&M staff, the ESP systems of Units 1 and 2 appeared to be in operational condition. Station personnel reported that the combined Units 1 and 2 stack opacity, at full load conditions, is routinely within the range of 18 to 23 percent (when the present coal is employed), which is below the reported permit value of 30 percent. Emissions readings during our site visit are summarized below:

                     Emissions Readings During Site Visit
              Load (MW), Opacity (%) and SO\\2\\, NO\\x\\ (lb/mmBtu)

      ======================================================================
                     Load                          Combined units 1 & 2
                     (MW)                     Opacity    SO\\2\\   NO\\x\\
      ----------------------------------------------------------------------
       Day 1     Unit 1: 255, Unit 2: 582     20.93      2.3615    0.7162
      ----------------------------------------------------------------------
       Day 2     Unit 1: 352, Unit 2: 574     21         2.1385    0.8775
      ======================================================================

The plant records indicate that the ESPs and fly ash handling systems have historically experienced a normal level of inspections, maintenance, and design improvements for units of this type.

NO\\x\\ Control Equipment

Unit 1 presently employs the original burner design (cyclone burners, B&W boiler). Station personnel reported that Unit 1 boiler is capable of producing a NO\\x\\ level of approximately 1.2 lb NO\\x\\/mmBtu. Future NO\\x\\ controls at Unit 1 are being planned, with considerations for a future OFA system combined with an ammonia-based selective catalytic reduction ("SCR") system.

Unit 2 presently employs cyclone burners (B&W boiler) with an OFA system installed in 1999. Station personnel reported that in the past, Unit 2 boiler (without the use of the new OFA system) was also capable of producing a NO\\x\\ level of approximately 1.2 lb NO\\x\\/mmBtu, and that with the new OFA NO\\x\\ control system, the NO\\x\\ levels on Unit 2 can be reduced significantly. During the S&W Consultants visit, the new OFA system was undergoing testing. Test results provided by Ameren indicate that Unit 2 is capable of meeting current NO\\x\\ emissions limitations with the new OFA system. Future NO\\x\\ controls at Unit 2 are being planned, with considerations for the use of the recently installed OFA system combined with an SCR system.

[LOGO] S&W Consultants, Inc.                                                A-36
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SO\\2\\ Control Equipment

The station does not employ a FGD system. Units 1 and 2 routinely burn coals with approximately 2 to 2.5 lb SO\\2\\/mmBtu. For example, records (dated December 1999) indicated that the average coal at the Coffeen Power Station had approximately 2.0 lb SO\\2\\/mmBtu, on an as-received basis.

3.1.2.4  Remaining Life
-----------------------

As with the Newton Power Station, major age related component replacements and emission compliance upgrades are two of the most significant large capital expenditures that could impact the coal fired Coffeen units. The most recent Coffeen boiler inspection and turbine generator overhaul reports were reviewed along with plant walkdown visual inspections, staff interviews and original design reviews.

The 1999 Unit 1 and 1998 Unit 2 boiler inspection reports were reviewed along with the history of recent component replacements and modifications. Both boilers are in overall good condition and could be operated for many more years provided timely maintenance is performed and replacements are made. Superheater and reheater tube replacements will be required in a 10 year time frame. The current normal base loading of the units has contributed to prolonging the useful life of boiler components. Unlike the Newton boilers, which were recently converted to PRB coal with good results, a PRB test burn at Coffeen resulted in nearly a 50 MW derate on each unit and PRB firing was suspended. The projected Coffeen capital budget reflects normal replacements due to aging.

As with Newton Power Station, the Coffeen turbine generators each have a well documented class history. HP and IP inlet stage erosion has been addressed by periodic replacements with erosion resistant coatings. Gradual shell distortion will require straightening and eventual replacement. The rotor bores have been inspected with no potential end of life defects detected.

All four Unit 1 inner casings are distorted and major repair welding and rework is expected around 2008. Severe solid particle erosion is occurring and repair welding of stationary nozzles and blading can be expected. Unit 2 is also experiencing inner casing distortion and severe solid particle erosion. Major inner casing repair welding will be required in the period between 2007 and 2017. Replacement of the first three HP and IP stages would be expected between 2013 and 2019.

Both Coffeen units should be fully capable of reliable operation for 20 additional years provided that a comprehensive non-destructive testing and inspection program is followed and used to schedule major maintenance and replacements. The units are in good condition and appear to be well maintained. The previous inspection results should be considered a baseline and should be reviewed to focus future reinspections and maintenance. If the units are to be operated for a 30 year period and beyond, they would then require some major turbine component replacements in the 2020's. The life projection is also based on the type of future service. If the Coffeen units are shifted to more cycling duty (not currently anticipated), then life consumption would be accelerated. Metallurgical inspections and component maintenance should increase. The use of full sliding pressure and a turbine bypass system could minimize cyclic stress damage.

3.1.3    Meredosia Power Station

The Meredosia Power Station is located on the Illinois River, in the town of Meredosia, Illinois. Access to the site is by highway and river. The rail facilities at the station are not in a functional condition. S&W Consultants visited the Meredosia Power Station on February 10/th/ and 11/th/, 2000. The station appeared to be well maintained and in good condition, considering the age of Units 1 and 2 and the historically infrequent operation of Unit 4.

[LOGO] S&W Consultants, Inc.                                                A-37
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The station consists of four steam-electric generating units. Units 1 and 2 are essentially identical, balanced draft, nonreheat, coal-fired units with nominal capacity of 62 MW net. These units were placed in service in 1948 and 1949. Unit 3 is a balanced draft, reheat, coal-fired unit with a nominal capacity of 168 MW net. Unit 3 is a twin furnace design utilizing a common steam drum, with the superheat furnace performing the final superheating and the reheat furnace performing the reheating along with one half of the primary superheating. Unit 3 was placed in service in 1960. Unit 4 is a pressurized, reheat, oil-fired unit, nominally 168 MW net. Unit 4 was placed in service in 1975. The major power generation equipment is located indoors with the exception of the Unit 4 boiler which is located outdoors. Condenser cooling water for Units 1-3 is taken from and discharged back to the Illinois River. Unit 4 utilizes a mechanical draft cooling tower and closed-loop system for condenser cooling.

Units 1, 2, and 3 are equipped with electrostatic precipitators for control of particulates; Unit 4 has no precipitator. Units 1, 2, and 3 have no special provisions for NO\\x\\ control. Unit 3 has ABB-CE level 1 low NO\\x\\ burners installed. The Unit 4 boiler is equipped with over-fire air and gas recirculation to allow NO\\x\\ control. None of the units have provisions for control of SO\\2\\ emissions.

Table 3.1-3 provides a summary of major characteristics of Units 1 through 4. The sections that follow detail our findings in the areas of mechanical, electrical and environmental systems condition and remaining life.

[LOGO] S&W Consultants, Inc.                                                A-38

                                  TABLE 3.1-3

                    Meredosia Power Station Characteristics

--------------------------------------------------------------------------------------------------------------
                                                     UNITS 1 & 2
PERFORMANCE                                         (Boilers 1-4)          UNIT 3             UNIT 4
--------------------------------------------------------------------------------------------------------------
Normal Summer Capacity (MW Net)                         2x62                 215               168
--------------------------------------------------------------------------------------------------------------
Minimum Load (MW)                                    25 per unit              80                50
--------------------------------------------------------------------------------------------------------------
Full Load Heat Rate, HHV (Btu/kWh)                     13,157                9955              10,289
--------------------------------------------------------------------------------------------------------------
PRIME MOVER                                              2
--------------------------------------------------------------------------------------------------------------
Manufacturer                                             GE              Allis-Chalmers       Westinghouse
--------------------------------------------------------------------------------------------------------------
                                                   Tandem Compound      Tandem Compound    Tandem Compound Two
Type                                                  Two Flow             Triple Flow           Flow
--------------------------------------------------------------------------------------------------------------
Commissioned (Year)                                  1948, 1949              1960                1975
--------------------------------------------------------------------------------------------------------------
HP Turbine Inlet Pressure/Temp (psig/(degrees)F)      850/900            2000/1050           2286/1000
--------------------------------------------------------------------------------------------------------------
Reheat Turbine Inlet Temp ((degrees)F)                  N/A                 1000                1000
--------------------------------------------------------------------------------------------------------------
ELECTRIC GENERATOR                                       2
--------------------------------------------------------------------------------------------------------------
Manufacturer                                            GE               Allis-Chalmers    Westinghouse
--------------------------------------------------------------------------------------------------------------
Cooling                                               Hydrogen             Hydrogen          Hydrogen
--------------------------------------------------------------------------------------------------------------
MVA                                                    81.25                281.6             233.0
--------------------------------------------------------------------------------------------------------------
STEAM GENERATOR
--------------------------------------------------------------------------------------------------------------
Manufacturer                                            CE                   CE            Foster Wheeler
--------------------------------------------------------------------------------------------------------------
No. of Boilers                                          4                 1 (twin)               1
--------------------------------------------------------------------------------------------------------------
Circulation                                          Natural              Forced            Natural
--------------------------------------------------------------------------------------------------------------
Draft Condition                                      Balanced            Balanced         Pressurized
--------------------------------------------------------------------------------------------------------------
Cycle Type                                         Non-Reheat             Reheat            Reheat
--------------------------------------------------------------------------------------------------------------
Primary Fuel                                          Coal                 Coal              Oil
--------------------------------------------------------------------------------------------------------------
OTHER
--------------------------------------------------------------------------------------------------------------
                                                                                           Cooling Tower, make
Cooling Water                                      Illinois River     Illinois River        up from III River
--------------------------------------------------------------------------------------------------------------
Fuel Delivery                                      Truck or Barge     Truck or Barge         Truck or Barge
--------------------------------------------------------------------------------------------------------------

3.1.3.1  Mechanical Equipment and Systems
-----------------------------------------

Major systems include the boilers, steam turbines and balance of plant.

Boilers

There are six boilers at the Meredosia Power Station. Four of the six boilers are identical CE single furnace, natural circulation, balanced draft, non-reheat design and were placed into commercial operation in 1948 and 1949. The four boilers supply steam to Units 1 and 2. The boilers are designed to burn pulverized 3% sulfur Illinois bituminous coal. Light oil is used for ignition fuel. The boilers presently operate as load following units with no limitations on output or steam conditions and are projected to continue to provide intermediate service.

Maintenance is performed every year during two week outages. No long-term major outages are required. The latest outages occurred during October 1999 through January 2000. The OEM is not usually involved as in-house expertise is sufficient to maintain the boilers.

[LOGO] S&W Consultants, Inc.                                                A-39
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No major equipment modifications or replacements have been made within the last twenty years on the Unit 1 and 2 boilers and auxiliaries. The waterwalls and superheaters of every boiler are original and have had no significant problems since startup. Unit 1, boiler No. 1, had an explosion in 1998 which required the replacement of all insulation and lagging. All ductwork and buckstays were straightened and repaired as required. The pressure parts were apparently undamaged and no significant repairs were required. The cause of the explosion was operator error in which No. 2 fuel oil, used for ignition, was inadvertently introduced into the boiler. As a result of the subsequent repairs, Unit 1 boiler is essentially asbestos free. The remaining Unit 1 and 2 boilers are estimated to have 75% asbestos insulation remaining.

Overall the Unit 1 and 2 boilers are clean and in good condition considering their age. Both units were running at 50 MW, about 285,000 lb/hr during the site visit. According to plant records, tube leaks are rare. Chemical cleaning is infrequent and was last done once on each boiler in the 1980's. Boiler ductwork is considered to be in fair to good condition. No issues of significance were noted for any pressure parts. Although water walls have been repaired through the years, no sections have been replaced. Inspection is done visually with hydrotesting used to confirm repair integrity. No NDT inspection reports were available. NDT is rarely done, according to plant personnel. Boiler water treatment consists of hydrazine for oxygen control and phosphate for solids and pH control.

Boiler operation is conservative with no temperature limits being exceeded. There are no specific NO\\x\\ control provisions other than combustion tuning. A new DCS system is planned for boilers 1-4, however, which could also include a Pegasus neural NO\\x\\ control. No limitations on boiler operation were noted other than turbine seasonal limitations. Other than casing and ductwork air in-leakage and fly ash erosion, which one would expect from boilers of this vintage, there are no major issues.

The Unit 3 boiler at Meredosia is a CE twin furnace, forced circulation, balanced draft, reheat design which was placed in commercial operation in 1960. The boilers are designed to burn pulverized Illinois bituminous coal. Light oil is used for ignition fuel. The boiler now operates as an intermediate service unit, and is projected to continue in that mode, with no limitations on output or steam conditions.

Major maintenance is performed bi-annually for approximately five weeks. A three week-outage is performed during the off-years. The OEM is not usually involved as in-house expertise is sufficient to maintain the boiler.

Overhaul of the Unit 3 boiler was last performed in the fall of 1999. The boiler was last inspected in September of 1999 by the corporate boiler engineer. The resultant recommendations included maintenance items that were completed during the subsequent outage. Overall the Unit 3 boiler was found to be clean and in good condition considering its age. The boiler was running at 1,080,000 lbs./hr (160 MW) during the site visit. According to plant records tube leaks are rare. Chemical cleaning was last done in 1994. Boiler ductwork is considered to be in good condition. The final pendant section of the secondary superheater is scheduled for replacement in the fall of 2000. According to recent inspection reports all other sections of the secondary superheater are in good condition, requiring only minor maintenance. Condition of the secondary superheater outlet header is suspect and may be replaced in the near term. In 1991 the superheater outlet header was assessed and it was determined that the header had experienced temperature excursions and should be inspected every three years. This header should be inspected at the next outage. In 1991 waterwall waterside corrosion was detected. Water chemistry was determined to be the cause, especially during transitional operation. No recent indications of this problem were noted. Aside from the outlet superheater tube replacement, future boiler items include chemical cleaning and superheater outlet header inspection.

[LOGO] S&W Consultants, Inc.                                                A-40
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The primary superheater is in good condition but subject to sootblower erosion.
This is controlled by shielding and removing sootblowers from service. A rebuild of the primary superheater may be likely in less than five years if sootblower use is continued. All replaced pressure parts are in good condition according to plant personnel. Waterwall replacement in the 1970's and 1980's was due to hydrogen embrittlement. The remainder of the pressure parts is original and requires typical maintenance, primarily due to flyash erosion on superheater and reheat tubes. Inspection is done visually with hydrotesting used to confirm repair integrity. According to plant personnel, no recent NDT inspection reports were available and NDT inspection is rarely done. Metallurgical sampling is done only on an as-required basis. Boiler water treatment consists of hydrazine for oxygen control and phosphate for solids and pH control.

Boiler operation is conservative. Due to a previous series of tube leaks in the superheater there is a temporary self-imposed 1020(degrees)F temperature limitation at the superheater outlet. There were load ramp rate limits of 1.5 MW/min during summer peak periods and a lower load limit of 125 MW (net) put into effect in early 1997. However, these have been lifted to better serve plant dispatch requirements. Replacement of the secondary superheater outlet tubes in fall 2000 will eliminate the temperature restriction. No other limitations on output or temperature exist. Other than sootblower erosion, fly ash erosion, and refractory deterioration, which one would expect from a boiler of this vintage, there are no ongoing issues.

The Unit 4 boiler at Meredosia is an outdoor Foster Wheeler single furnace, natural circulation, pressurized, reheat design which was placed in commercial operation in 1975. The boiler is designed to burn No. 2 or No. 6 fuel oil and is presently burning No. 4 fuel oil. Ignition is by natural gas. Burners #1 and #2 are equipped to switch between #2 and #6 fuel oil.

The boiler now primarily operates as a peaking unit from early spring to late fall due to the cost of oil. During the winter months it is placed into maintenance outage due to the potential for freezing. Over its life, the boiler has run only 17,569 hours and has been started 653 times. The majority of these starts would probably be termed hot/warm starts. Maintenance is performed annually during the winter outage period. The OEM is not usually involved as in-house expertise is sufficient to maintain the boiler. Major overhaul of the Unit 4 boiler was last performed in the winter of 1999 to 2000 and included replacement of the hot side air heater baskets. Cold side baskets were replaced in 1999.

Overall the Unit 4 boiler and auxiliaries were in good condition; however the boiler was not as clean as the other Meredosia units. Boiler insulation and lagging is in fair condition. The boiler was not running during the site visit. All pressure parts were characterized by station personnel as being in excellent condition. The last inspection was done in January 2000. No NDT was performed. Due to its limited usage, no chemical cleaning has been done since 1976. Within five years the plant expects to water wash the furnace. There is no asbestos insulation on this boiler.

Boiler water treatment consists of ammonia for pH control and hydrazine for oxygen control. There is no solids control other than blowdown.

Boiler operation is conservative with no temperature limits being exceeded. The boiler is equipped with overfire air and gas recirculation for NO\\x\\ control. Other than lagging, insulation, and ductwork repairs, no other issues exist with this boiler.

Steam Turbines

Meredosia Power Station consists of four turbine generator units. Units 1 and 2 are each supplied by two duplicate half sized boilers, with all four boilers being on a common header. Units 3 and 4 are supplied by separate full sized boilers.

[LOGO] S&W Consultants, Inc.                                                A-41
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Units 1 and 2 are duplicate General Electric non-reheat units with a nameplate rating of 50,000 kW. The normal maximum operating capability is 64,000 net kW. They went into commercial operation in 1948 and 1949. They are tandem compound units with a two flow exhaust section and 20-inch last stage buckets. The rated steam conditions are 850 psig, 900(degrees)F. They were retrofitted with an integral eight valve steam chests and new high pressure shells in 1976 and 1977, at which time the 2/nd/ and 3/rd/ stages were removed to facilitate the migration from the original 10 valves to 8, as the 9/th/ and 10/th/ valves admitted steam to the 4/th/ stage directly. The units have been primarily in cycling service since the 1960's. A 4-inch steam line bypass was added in the 1960's to permit full arc admission starting. These units were rebuilt in 1976 and 1977 with new HP shells and steam paths. Stages 2 and 3 were removed to provide increased unit capacity. The last stage buckets were reportedly replaced in 1982. The units currently do not have turbine supervisory instruments in service.

The most recent Unit 1 major turbine overhaul was in December 1994, when the turbine was fully abated of asbestos. The LP rotor was bottle bored and honed to remove crack indications detected by boresonic inspection. HP nozzle partition erosion was repaired. No HP inner or outer shell defects were detected and distortion was reported as very slight for a machine of this vintage. HP and LP shell NDE was recommended for the next outage. Turbine replacement has been budgeted in 2009.

The most recent Unit 2 major turbine overhaul was in 1985. The packing was in poor condition with brittle and cracked teeth due to heavy rubs from quick starts and cycling. The LP exhaust hood ledges, struts and horizontal joints were reported to be deteriorating due to continued water erosion. Extensive repair or future replacement was recommended; turbine replacement has been budgeted in 2010.

Meredosia Unit 3 is an Allis Chalmers reheat unit with a nameplate rating of 200,000 kW. The normal maximum capability is 215,000 net kW. It is a tandem compound 27 stage reheat unit with three LP exhaust ends and 26-inch last stage buckets. There are two separate three-valve steam chests beneath the main operating floor. The unit went into commercial operation in 1960. The rated steam conditions are 2,000 psig, 1050(degrees)F main steam and 1000(degrees)F reheat. The unit is currently operated in intermediate mode and should continue to provide reliable intermediate and base load service.

The HP inner shell has been stress relieved to reduce distortion. An ETST high pressure EHC governor and control system was installed in 1998. The unit does not have complete water induction protection. The left hand stop valve was modified to include an internal pilot allowing full-arc starts in 1998. Asbestos insulation on the turbine shell has been replaced with removable asbestos free insulation blanket.

The most recent Unit 3 major turbine overhaul was in 1998. A boresonic inspection of the HP rotor indicated no significant defects. The HP inner cylinder is distorted and stress relieving was recommended at the next outage. Many of the HP blade trailing edges were becoming thin from erosion and were repaired. The HP rotor seals on stages 2 through 6 were replaced. IP blade rows 13 through 17 were significantly eroded and were repaired. The nozzle rings were in good condition. The IP/LP rotor seals on stages 20 through 22 were replaced. Stellite erosion shields on the last two stages were replaced. The LP stationary blade rows were found in good condition. Stationary and rotating seals on stages 21 through 26 were replaced. The turbine area was relatively clean with one small oil leak under the Unit 3 generator which was being contained and absorbed. There were no visible foundation cracks or evidence of settling, and we understand that the turbine foundation is inspected for settling on a bi-annual basis.

Meredosia Unit 4 is a Westinghouse reheat unit with a nameplate rating of 180,000 kW. It has a maximum capability of 210,000 kW at 5% overpressure. It was designed as an oil fired peaking unit with

[LOGO] S&W Consultants, Inc.                                                A-42
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an expected capacity factor of 40%. It went into commercial operation in 1975 in a closed cycle configuration with a cooling tower. It is a tandem compound unit with a two flow exhaust and 23-inch last stage buckets. The rated steam conditions are 2286 psig, 1000(degrees)F main steam and 1000(degrees)F reheat. There are two separate three valve steam chests on either side of the unit.

The unit has been operated at less that 10% capacity factor in recent years and is expected to continue to provide peaking service. It has not been operated when the ambient temperature is below 32(degrees)F since the outdoor boiler is not fully heat traced. It is not equipped to operate at sliding pressure, but does have a turbine bypass system for startup. The original electrohydraulic governor was upgraded to a digital ETSI system in 1992.

The last major Unit 4 turbine overhaul was in 1986. The HP/IP section was dismantled but blast cleaning and NDE was not done. The rotor was not removed from the lower shell so a full steam path inspection was not possible. Visual inspection that was performed indicated that the rotor was in good condition. There was light to moderate seal rub damage on HP stages 1 through 12 but no evidence of significant erosion, deposits or cracks. The IP blade rings also showed light to moderate seal rubbing and no erosion. The inner and outer upper shells were in good condition. Minimal repair work was required due to the overall good condition of the unit. Seal strip replacement and a rotor boresonic inspection was recommended for the next unit overhaul. The stations plans to fully overhaul Unit 4 in the spring of 2002.

Inspection of the Meredosia turbines indicated that there were no active oil leaks except a small leak beneath Unit 3 generator which was being contained. The turbine support pedestals were free of any visible cracks. Units 1 and 2 do not have turbine supervisory instrumentation in use. Units 1, 2 and 3 do not appear to have full water induction protection except extraction non-return valves. The area was free of accumulated combustibles. The turbine lube oil tanks are not enclosed but curbed to confine potential spills. A new ETSI system based on Bailey Infi-90 will be installed on Unit 4 in winter 2000-2001.

Balance of Plant

The condenser cooling water is taken from and discharged back to the Illinois River. The circulating water system includes a common screenwell structure for Units 1, 2, and 3. The overall condition of the screens was characterized as being good.

Units 1 and 2 each have two 50% capacity Worthington vertical-type axial flow circulating water pumps, located in the powerhouse. The pumps were characterized as being in good condition. Unit 3 has two 50% capacity C. H. Wheeler vertical, mixed flow circulating water pumps. The shaft support and baseplate hold-down details have been modified to correct problems with the original pump design. These pumps have required periodic overhauls (typically every five years).

Units 1 and 2 share a common concrete intake tunnel. Unit 3 has a similar but separate intake tunnel. The intake tunnels were dewatered and last inspected in the 1960's. There have been no apparent signs of intake tunnel deterioration since that time. The last internal inspection, if any, of the discharge tunnels was unknown.

Unit 4 is equipped with a Marley mechanical draft 4 cell cooling tower for condenser cooling. The cooling tower was characterized as being in good condition. However the tower is marginally sized and the station is considering increasing the tower's capacity. Unit 4 has two 50% capacity Allis-Chalmers vertical, mixed flow circulating water pumps. The pumps were last overhauled in 1997-1998; their first overhaul. These pumps are located outside adjacent to the cooling tower. The cooling tower and circulating water pumps run infrequently because of the low capacity factors of Unit 4. The tower and pumps were characterized as being in good condition.

[LOGO] S&W Consultants, Inc.                                                A-43
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Units 1 and 2 are each equipped with a Worthington single pass, divided waterbox surface-type condenser. The Unit 1 condenser was retubed in 1975 with arsenical admiralty tubing in the main condensing section and 304 stainless steel in the air offtake sections. The Unit 2 condenser was retubed in 1980 with 90-10 Cu-Ni tubing in the main condensing section and 304 stainless steel in the air offtake sections. The Unit 3 condenser was retubed in 1981 with 90-10 Cu-Ni tubing in the main condensing section and 70-30 Cu-Ni in the air offtake sections. The
Unit 4 condenser has not been retubed since its original installation. It is equipped with arsenical admiralty tubing in the main condensing section and 304 stainless steel in the air offtake sections. Station personnel characterized the condensers as being in good to excellent condition (less than 1% of their tubes being plugged). However it is probable that each of the condensers will have to be retubed once more in the next twenty years.

Units 1 and 2 each have four stages of feedwater heating. There is no deaerating heater on these units; deaeration is accomplished in the main condenser. It is probable that each of the heaters will have to be retubed once more in the next twenty years. Unit 3 has seven stages of feedwater heating, including the deaerating heater. All the heaters were reported to be original with no tubes plugged.

Unit 4 has six stages of feedwater heating, including the deaerating heater. All the heaters are original. Heater No. 6 is scheduled to be replaced in 2001. In response to industry concerns about cracks in pressure-part welds in deaerators, the deaerator undergoes a visual examination annually and more extensive nondestructive examinations every five years. No significant problems have been found during the examinations.

Units 1 and 2 share four Worthington boiler feed pumps. The pumps are six-stage, centrifugal machines and are tied into a common header for greater operating flexibility. Three of the pumps are motor-driven; the other turbine-driven. Three pumps are required to achieve full load on Units 1 and 2. The pumps have proven to be reliable and are only overhauled when needed. Unit 3 has three identical 50% percent capacity motor-driven Worthington boiler feed pumps. The pumps are nine-stage, centrifugal machines. All three pumps were overhauled in the early to mid 1990's. Unit 4 has two 50% capacity motor-driven Pacific boiler feed pumps. The pumps have run infrequently because of the low capacity factors of this unit. The pumps were characterized as being in good condition.

Unit 1 and 2 main steam piping from the boiler to the turbine was replaced in the mid 1980's due to material degradation due to long-term exposure to high temperatures. Future examinations should be conducted to monitor any ongoing material degradation. The Unit 3 hot reheat piping was inspected in the 1980's in response to industry-wide concern about high energy pipe failures, particularly in seam-welded hot reheat piping. Station personnel have indicated that the inspections were limited to hot reheat seam-welded piping and that any defects found were repaired as necessary. No record of the original or any subsequent inspection reports were found during S&W Consultants' visit. To date Unit 4 had not accumulated sufficient operating hours to necessarily justify inspections, but inspections should be conducted in the future as warranted by the number of operating hours accumulated. Replacement of some piping may be required in the next 20 years as the damaging effects of high temperature/pressure exposure and metal fatigue manifest themselves.

All coal is presently delivered to the station either by truck or by barge. The barge unloading facility was placed in service in 1960. The center steel-encased concrete pylons at the dock are badly worn from the continuous scraping against the barge.

The station maintains two coal piles: one for intermediate sulfur coal, the other for high sulfur coal. Typically the station coal inventory is maintained between 70,000 and 120,000 tons. The coal is

[LOGO] S&W Consultants, Inc.                                                A-44
reclaimed and fed by reclaim feeders and covered belt conveyors to a crusher house. The coal is then crushed and transported again by covered belt conveyors to the station coal bunkers. The system uses a single-belt system (no redundancy). Historically, sufficient storage has been available in the coal bunkers to sustain full load operation should an interruption in the coal feed occur due to an equipment malfunction. The crusher receives periodic maintenance in lieu of total overhauls. The coal handling is manually controlled. The station plans to install bunker level devices and automate the tripper and other belts in 2001. The coal handling system was characterized as being in fair condition largely due to its age and the corrosion effects of medium to high sulfur coal.

Bottom ash generated in the coal-fired boilers is water-sluiced to an on-site pond. The ash is periodically removed from the pond and trucked offsite. The bottom ash system requires routine maintenance. No significant operating or maintenance problems were noted.

Units 1 and 2 (boilers 1-4) exhaust to a 526'6" gunite lined concrete "California" stack. In 1999 International Chimney Co. inspected the stack, took core samples and declared the stack to be in good condition. Unit 3 (boiler 5) exhausts to a brick lined 157' carbon steel stack. International Chimney Co. inspected the stack in 1999 and, other than light spalling of the inner brick lining, found the stack to be in good condition. In 1997 the inner lining was water washed with a low volume wash to remove ash deposits for inspection and tuckpointing. These chimneys are inspected every 2 years. Unit 4 (boiler 6) exhausts to an 81' unlined carbon steel stack. It was last inspected by Sargent & Lundy in 1997, with no problems reported. This stack is inspected by plant personnel due to its infrequent use. There are no problems associated with this stack.

No. 4 fuel oil is used as the main fuel for Unit 4. The fuel is delivered to the station by barge and stored in two 4.6 million gallon above ground storage tanks. Tank 4-2 was visually inspected in 1999. Both tanks are characterized as being in excellent condition. No. 2 fuel oil is used as an ignition fuel on the coal-fired boilers. The fuel is delivered by truck and stored in seven 14,000 gallon aboveground tanks. The No. 2 fuel oil tanks were characterized as being in excellent condition.

The station does not have an auxiliary boiler.

3.1.3.2  Electrical Equipment and Systems
-----------------------------------------

Electrical equipment and systems includes, as applicable, generators, transformers, breakers, switchgear, motor control centers, diesel generators, DC systems, UPS, and instrumentation and controls. Significant findings are noted. Key generator characteristics are summarized in the following table.

Generator                           Unit 1           Unit 2            Unit 3           Unit 4
-----------------------------------------------------------------------------------------------------
Installation                        1948             1949              1960             1975
Manufacturer                        GE               GE                Allis-Chalmers   Westinghouse
Rated kVA                           71,875           71,875            281,600          233,000
Voltage (kV)                        13.8             13.8              19               19
PF                                  0.8              0.8               0.85             0.90
Rated kW gross                      65,000           65,000            239,360          209,700
Rpm                                 3600             3600              3600             3600
Exciter                             Shaft            Solid State       Solid State      Solid State
Control                             Auto/Manual      Auto/Manual       Auto/Manual      Auto/Manual
Generator Rotor Rewind              none             2000              1990             none
Last Major Overhaul                 1995             2000              1997             none

[LOGO] S&W Consultants, Inc.                                                A-45

Unit 1 generator was put in service in 1948 and has its original shaft driven exciter along with its original motor driven reserve exciter (which can also serve Unit 2). The generator was last inspected in October of 1995. The stator was inspected and girth cracking was noted in this test report, and was similarly noted during its last inspection in 1982. Additionally the rotor was removed and new retaining rings and new main leads were installed. Present plans are to add Iris PD sensors in 2001.

Unit 2 generator was put in service in 1949. A solid state exciter was installed in 1985. Unit 2 had its latest overhaul in February of 2000 when the rotor was rewound, new retaining rings were installed, new main leads were installed, and new collector rings were installed. The generator also has an Iris PD monitoring system and a "flux" probe for rotor short detection.

Unit 3 generator was put in service in 1960. It has an ABB solid state exciter installed in 1997. The rotor was rewound in 1990 and new retaining rings were installed in 1998. The station has been contacted by the OEM and told that stators of similar units have experienced lamination migration. Inspections to date have not indicated any problems. Further monitoring is being conducted via an Iris PD system. The stator may require a rewind in the next five years, but turbine/generator ("T/G") replacement has been planned and budgeted for 2012.

Unit 4 generator has its original solid state exciter. The voltage regulator's electro-mechanical components were updated with solid state in early 2000. The generator rotor has never been pulled and no major overhauls have been performed.

The GSUs for Units 1 and 2 are original. Each GSU consists of three single phase transformers with an equivalent rating of 55/66.5 MVA 69kV - 13.8kV. Unit 1 transformer, manufactured by GE, visually shows its age. Additionally, the transformer has some minor oil leaks around the instrument connections but no constant oil leaks were observed. The transformer is scheduled for a major overhaul in 2001. Unit 2 transformer is original, manufactured by Allis-Chalmers. The transformer oil was replaced and the transformer was tested in 1999 and found to be in good condition.

Unit 3 GSU is a Westinghouse oil filled transformer rated 240 MVA 138kV - 19kV and is original equipment. The transformer was installed in 1960 and had a major overhaul in 1998. The transformer has a minor oil leak around a flow gauge but no constant leaks were observed. Unit 4 GSU is a GE oil-filled transformer rated 235 MVA 138kV - 19kV and is original equipment. The transformer, installed in 1975, appears to be in fair to good condition, with minor oil leaks around the instrument connections. All the switchgear and transformers appear to be in good condition and are inspected and cleaned during outage opportunities. All the oil filled transformers, according to the utility, have no detectable PCBs in their oil. The transformers are under a routine preventative maintenance plan by the utility. The oil is tested on an annual basis and the transformers are serviced during Unit outages.

The Unit 1 and 2 motor control centers are original Nelson Electric MCCs. Some of the MCCs in the basement near the fans are in a poor location and are in need of service, although there was no indication given that this resulted in any outages. The remainder of the MCCs do show their age but continue to run without any major problems. The Unit 3 MCCs are Westinghouse and the Unit 4 MCCs are Cutler Hammer. All the MCCs, considering their age and operating conditions, appear to be in good condition.

Presently there are a number of control panels required to operate Unit 1 and 2 boilers and turbines. The present plan is to construct a combined control room for Units 1 and 2 in two years, eliminating the individualized panels and operating via the DCS. Additional instrumentation and controls ("I&C") observations include:

[LOGO] S&W Consultants, Inc.                                                A-46

     . Presently boilers 1 to 4 do not have a BMS and there are no future plans for an upgrade.
     . Motor operated valves exist on the condenser circulating water system and the 4" main steam bypass valves to the turbines. Most other valves with the exception of modulating "control" valves are operated manually. There are future plans to convert to MOVs.
     . Unit 3 is controlled by a Bailey Infi 90 system installed in 1998. This completely replaced a Network 90 system originally installed in 1985 and upgraded in 1990.
     . Unit 4 has control on the Bailey Infi 90 DCS. The balance of plant controls are hard wired with no plans to convert to the DCS. The BMS was recently upgraded in 1999 to latest generation Forney system.

In general, walking around the plant, the areas around the electrical equipment were well lit. Some of the motor control centers had a coating of dust but there was no indication given that this resulted in any outages.

3.1.3.3  Emissions Control Equipment
------------------------------------

ESP and Flyash Handling Systems

At each Meredosia Boiler 1-4, the ID fan draws the flue gas from the balanced-draft boiler, through the tubular airheater, and discharges into an ESP, which operates under positive pressure. The discharge flue gas ductwork of the four ESPs are tied to a common stack. Boiler 1-4 ESPs were provided by Joy Manufacturing Company, and installed in 1971. Each ESP has four fields in the direction of gas flow. The common stack of the four ESPs has a certified opacity monitor system. Each ESP has fly ash collection hoppers of the pyramidal design. No FGC is employed at Meredosia. The dry fly ash is collected and wet sluiced to an onsite ash pond. The Hydroveyor wet ash sluice system was provided by United Conveyor Corporation.

Based on a visual inspection of the ESP systems and fly ash handling equipment, a review of plant records, routine inspection reports, and discussions with O&M staff, the ESP systems of Units 1 and 2 appeared to be in operational condition. The station indicated that the ESP systems routinely remain within compliance for stack opacity, at boiler full load conditions, while employing the medium/higher sulfur coal fuel in boilers 1-4. During the S&W Consultants visit, the Units 1 and 2 common stack opacity (at a combined boiler load of 105 MW) was indicated in the control room to be 3.06 percent. The SO\\2\\/NO\\x\\ levels were indicated in the control room to be 1398 ppm SO\\2\\ and 0.49 lb NO\\x\\/mmBtu, at 10.7% CO\\2\\.

At Unit 3 (boiler # 5), the ID fans draw the flue gas from the balanced-draft twin- furnace boiler, through the Ljungstrom regenerative airheaters, ESPs, and discharges to a Unit 3 stack. Fly ash is removed from the flue gas stream by an ESP that was provided by GE Environmental Systems, and installed in 1992. This new GE ESP completely replaced the old ESP. The new ESP has eight fields in the direction of gas flow. The Unit 3 stack has a certified opacity monitor system. The Unit 3 ESP dry fly ash is collected within the hoppers located beneath the ESP and is wet sluiced to the onsite ash pond that is common to all the units.

The ESP system of Unit 3 appeared to be in good condition. It was reported that the ESP system routinely remains within compliance for stack opacity, at boiler full load conditions, while employing the lower-sulfur coal fuel in Unit 3. During the S&W Consultants visit to the control room, the Unit 3 average opacity was 14.2 percent in the stack (with the reheat furnace ESP opacity at 13 percent and superheat furnace ESP opacity at 17 percent), with the Unit 3 load at a lower-load of 120 MW. At this lower load, the SO\\2\\/NO\\x\\ levels were indicated in the control room to be 704 ppm SO\\2\\ and 0.51 lb NO\\x\\/mmBtu, at 9.7 percent CO\\2\\.

[LOGO] S&W Consultants, Inc.                                                A-47

The plant records indicate that the Unit 1-3 ESP and fly ash handling systems have historically experienced a normal level of inspections, maintenance, and design improvements for a unit of this type.

NO\\x\\ Control Equipment

Units 1 and 2 employ the original tangential fired CE burner design. Unit 3 had new low NO\\x\\ burners installed in 1998, ABB C-E Low NO\\x\\ Concentric Firing System, LNCFS-I (Level 1 type), designed to achieve 0.45 lb NO\\x\\/mmBtu at full load conditions. Unit 4 (Boiler #6) operates on fuel oil and has no ESP. Unit 4 retains its original over-fire air ports and a flue gas re-injection fan for NO\\x\\ control.

Units 1, 2, 3, and 4 SO\\2\\ Control Equipment

Station personnel reported that Units 1 and 2 (boilers 1-4) burn medium sulfur coals in order to maintain proper ESP performance and stack(s) opacity. For example, records (dated December 1999) indicated that the average coal at Unit 1 had approximately 3.13 lb SO\\2\\/mmBtu, on an as-received basis. Unit 3 routinely burns a lower sulfur coal, since the new ESP was designed to accommodate such coals. For example, records (dated December 1999) indicated that the average coal at Unit 3 had approximately 2.14 lb SO\\2\\/mmBtu, on an as-received basis. The station does not employ FGD.

3.1.3.4  Remaining Life
-----------------------

Meredosia Units 1 and 2 are older, less efficient units that have been utilized as peaking units in recent years. Unlike the larger units that may be faced with additional costly NO\\x\\ reductions, Units 1 and 2 at Meredosia have attained low NO\\x\\ emissions through combustion tuning. The expected capital requirements would be to compensate for the effects of additional component aging of the peaking boilers through planned replacements and maintenance as long as they remain competitive. The boilers would be expected to require more intensive non-destructive testing if they are to remain in service for an extended period of up to 30 years.

The existing Unit 1 and Unit 2 turbines could be operated for an additional 20 years with significant expenditures. Peaking service has a detrimental effect on turbines and their auxiliaries, and eventual HP shell and steam path replacements would be likely. The present rotors may have only a limited life remaining. Given these considerations, replacement steam turbines are included in the budget forecast.

The Unit 1 and 2 precipitators could not be expected to operate reliably for an additional 30 years without extensive rebuilding.

The current condition of Meredosia Unit 3 would permit an additional 20 years of operation. NO\\x\\ levels were brought into compliance with the addition of low NO\\x\\ burners and overfire air. Superheater and reheater pendants should be replaced, within the superheater already scheduled in 2000. Extensive tube erosion shield replacement will continue to be necessary to minimize tube thinning failures. It is likely that the superheater and reheater outlet headers would require replacement to achieve 20 years of additional reliable life. The primary superheater will also require rebuilding in 3 to 5 years. It is recommended that non-destructive testing be intensified to establish a condition baseline for future economic operation.

The Unit 3 turbine has inner shell distortion and significant steam path erosion. Major HP inner shell repairs or a complete shell replacement could be expected as early as 2004 to 2008. Steam turbine replacement has been planned and budgeted for 2013.

Meredosia 4 can continue in operation as a peaking unit for 20 years providing that a comprehensive non-destructive testing and inspection program is instituted. Peaking duty imposes more severe stresses and

[LOGO] S&W Consultants, Inc.                                                A-48
can result in accelerated component life consumption. The winter unit layup periods must be done under dry conditions and boilers and other equipment should be protected with a nitrogen blanket. It is unlikely that the unit would ever be returned to base load service firing oil and natural gas is not currently available at the site. The next scheduled overhaul (2009) should include a more complete turbine dismantling to establish a baseline condition of shells, rotor and steam path components. Although not anticipated at present, if the unit remains on oil, a precipitator may eventually be required for particulate control.

3.1.4    Hutsonville Power Station

The Hutsonville Power Station is located along the Wabash River, outside of Hutsonville, Illinois. Access to the site is by highway. The station has no rail facilities. S&W Consultants visited the Hutsonville Power Station on Wednesday, Feb. 9, 2000. The station appeared to be well maintained and in reasonably good condition, particularly considering its age.

The station currently consists of two steam-electric generating units (Units 1 and 2 were retired in place in 1982). Units 3 and 4 are identical balanced draft, reheat, coal-fired steam-electric generating units with nominal capacities of 76 and 77 MW net respectively. The units were placed in service in 1953 and 1954. The major power generation equipment is located indoors. Water for the station's once-through cooling system is taken from and discharged back to the Wabash River. The units are equipped with electrostatic precipitators for control of particulate emissions. The units have no special provisions for NO\\x\\ or SO\\2\\ control.

Table 3.1-4 provides a summary of the characteristics of Units 3 and 4. The sections that follow detail our findings in the areas of mechanical, electrical, and environmental systems condition and remaining life.

[LOGO] S&W Consultants, Inc.                                                A-49

                                  Table 3.1-4

                   Hutsonville Power Station Characteristics

====================================================================================================
PERFORMANCE                                           UNIT 3                    UNIT 4
====================================================================================================
Normal Summer Capacity (MW Net)                         76                        77
----------------------------------------------------------------------------------------------------
Minimum Load (MW)                                       31                        31
----------------------------------------------------------------------------------------------------
Full Load Heat Rate, HHV (Btu/kWh)                    10,400                    10,400
----------------------------------------------------------------------------------------------------
PRIME MOVER
----------------------------------------------------------------------------------------------------
Manufacturer                                            GE                        GE
----------------------------------------------------------------------------------------------------
                                                 Tandem Compound           Tandem Compound
Type                                                 Two Flow                  Two Flow
----------------------------------------------------------------------------------------------------
Commissioned (Year)                                    1953                      1954
----------------------------------------------------------------------------------------------------
HP Turbine Inlet Pressure/Temp (psig/(0)F)            1450/1000                 1450/1000
----------------------------------------------------------------------------------------------------
Reheat Turbine  Inlet Temp ((0)F)                        1000                      1000
----------------------------------------------------------------------------------------------------
ELECTRIC GENERATOR
----------------------------------------------------------------------------------------------------
Manufacturer                                            GE                        GE
----------------------------------------------------------------------------------------------------
Cooling                                              Hydrogen                  Hydrogen
----------------------------------------------------------------------------------------------------
MVA                                                    75.0                      75.0
----------------------------------------------------------------------------------------------------
STEAM GENERATOR
----------------------------------------------------------------------------------------------------
Manufacturer                                            CE                        CE
----------------------------------------------------------------------------------------------------
No. of Boilers                                          1                         1
----------------------------------------------------------------------------------------------------
Circulation                                          Natural                   Natural
----------------------------------------------------------------------------------------------------
Draft Condition                                      Balanced                  Balanced
----------------------------------------------------------------------------------------------------
Cycle Type                                            Reheat                    Reheat
----------------------------------------------------------------------------------------------------
Primary Fuel                                           Coal                      Coal
----------------------------------------------------------------------------------------------------
OTHER
----------------------------------------------------------------------------------------------------
Cooling Water Source                               Wabash River              Wabash River
----------------------------------------------------------------------------------------------------
Fuel Delivery                                         Truck                     Truck
====================================================================================================

3.1.4.1  Mechanical Equipment and Systems
-----------------------------------------

Major systems include the boilers, steam turbines, and balance of plant.

Boilers

The two boilers at the Hutsonville Power Station are identical CE single furnace, natural circulation, balanced draft, reheat design. The boilers are designed to burn bituminous coal and presently burn Indiana coal. No. 2 oil is used for ignition and burner stabilization. The boilers were converted from pressurized to balanced draft operation with the addition of two induced draft fans on each boiler in 1971 and 1972. The boilers presently operate as load following units with no limitations on output or steam conditions.

Major maintenance is performed on an 18-month cycle including an annual air preheater wash. A mini-outage is performed in off years. Recent (both units) system maintenance and repairs include:

 .    A new primary superheater in 1997. Replaced due to the failure of the original design superheater, due to structural problems. Replacement included redesign of the support system and new integral tube shields.


[LOGO] S&W Consultants, Inc.                                                A-50

 .    Induced draft fan wheels in 1992, including variable speed hydraulic couplings and new motors. The original fans were subject to flyash erosion. The fanwheels were redesigned (airfoil design) to prevent recurrence of the problem.
 .    Secondary superheater outlet pendant section, reheat outlet pendant section and economizer in the 1980's.

Major overhaul of the Unit 3 boiler was last performed in the fall of 1998. The boiler was last inspected in October of 1999. Major work performed during the last overhaul included pulverizer and coal pipe maintenance. In August of 1998, Storm Engineering performed an on-line test of the Unit 3 and 4 pulverizers to evaluate opportunities for combustion optimization. The resultant recommendations included maintenance items, which were completed during the 1998 outage.

Major overhaul of the Unit 4 boiler was last performed in the Fall of 1999 and included a complete inspection by the company boiler engineer. Major work included steam drum separator repairs, air preheater leak repairs, superheater leak repairs, reheater shield replacements, economizer flyash erosion pads, pulverizer inspection and minor repairs, and safety valve tests.

Overall the boilers and auxiliaries were clean and in good condition considering age. The boilers were running at 245,000 lb/hr (30 MW) each during the site visit. Chemical cleaning is infrequent and was last done in 1992 for Unit 3 and over ten years ago for Unit 4. As with Unit 3, tube leaks are rare. Remaining asbestos insulation was estimated by the plant to be 25% in the boiler area. Boiler ductwork is considered in fair condition. No issues of significance were noted for any pressure parts. Although waterwalls have been repaired through the years, no sections have been replaced. Inspection is done visually with hydrotesting used to confirm repair integrity. No NDT inspection reports were available and metallurgical testing is rarely done, according to plant personnel. Boiler water treatment consists of hydrazine for oxygen control and phosphate for solids control. No pH control chemicals are required.

Boiler operation is conservative with no temperature limits being exceeded. There are no specific NO\\x\\ control provisions other than combustion tuning. No seasonal or other limitations on output or temperature exist. Other than casing and ductwork air in-leakage and fly ash erosion, which one would expect from a boiler of this vintage, there are no major issues. Sootblowers are aging and should be replaced in the next five to ten years. Other future boiler items include water wall replacement, reheat inlet pendants, and coal bunkers relined.

Both units are often out of service for days or weeks in the spring. They are drained hot and blanketed with nitrogen for corrosion protection. Since Hutsonville has no auxiliary boiler, one boiler is always in operation for freeze protection during the winter months.

Steam Turbines

Hutsonville turbine generators are duplicate General Electric reheat units with a nameplate rating of 60,000 kW. The normal operating capability is 77,000 kW. They went into commercial operation in 1953 and 1954. They are tandem compound units with a two flow exhaust section. The rated steam conditions are 1450 psig, 1000 (degrees)F main steam and 1000 (degrees)F reheat. They are configured with upper and lower four-valve integral steam chests and are equipped with conventional mechanical hydraulic governors. The turbines have 23 stages and five extractions for feedwater heating. They have 20-inch last stage buckets.

The units have been operated primarily in cycling mode in recent years. The units are sometimes out of service for days or weeks in the spring. They are equipped with a stop valve bypass for full arc admission startup but do not utilize sliding pressure. There is no turbine bypass system.


[LOGO] S&W Consultants, Inc.                                                A-51

The seals were converted from water seals to steam seals in 1979 and 1980. The HP/IP rotors were replaced in about 1979, according to records. The only record of significant shell cracking is in the upper steam chest areas and weld repairs were completed. The Unit 4 shell has been heat treated once due to distortion. There has been little evidence of blade and nozzle damage from solid particle erosion. New extraction non-return valves were installed in 1999 but the units do not have full water induction protection.

The units can be operated under automatic generation control within preset ramp and load limits. Startup speed ramping is manually controlled through the bypass servo operator.

The most recent Unit 3 major overhaul was in September 1997. The HP/IP and LP sections and all admission valves were fully dismantled. HP/IP and LP rotor boresonic inspections were performed. There were nine small indications detected in six areas of the HP/IP and 160 small LP indications. The rotors were found fit for continued service but reinspection was recommended within 2,000 starts or 10 to 12 years. Both rotors required repair and replacement of various blade tenons and shroud bands. The lower HP inner shell was removed for repair of cracks behind the nozzle plates. Cracks in the nozzle plates were repaired. Major cracks were repaired in the 2/nd/, 7/th/, 8/th/, 9/th/ and 15/th/ stage diaphragms. The contractor recommended that the HP inner shell alignment problems and 10/th/ stage diaphragm distortion be further investigated at the next outage. Cracks around the HP lower inner shell first stage pressure tap should be monitored for changes.

At the previous Unit 3 major overhaul in 1989, new 2/nd/ stage buckets and covers were installed. Erosion shields were replaced on the last stage buckets. A major stress relieved crack repair was done on the HP outer shell integral steam chest. All of the steam packing was replaced, mostly with retractable type packing.

The most recent Unit 4 major overhaul was in March 1998. The turbine was fully dismantled for inspection. New 4/th/ stage buckets were installed due to heavy foreign object damage. HP/IP and LP rotor boresonic inspections were performed. There were three small HP/IP indications but a much larger number of small LP indications. The rotors were found fit for continued service with reinspection recommended within 2,000 starts or 10 to 12 years. Bucket covers were replaced on the 16/th/ and 22/nd/ stages. No significant shell defects were found.

During the previous Unit 4 major overhaul in 1989, 2/nd/ and 7/th/ stage buckets were replaced. Cracks in the last stage buckets and tie wires were repaired. New erosion shields were installed on the last stage. The HP/IP rotor was boresonically inspected with no indications reported.

An asbestos abatement initiative is continuing. The turbine shells have been reinsulated with asbestos free removable blankets. New extraction non-return valves were added in 1999 but turbine water induction protection is limited. There is no turbine bearing area fire protection.

A turbine area visual inspection indicated that there were no significant recent oil leaks. The area was free of combustibles and found to be clean for a coal fired station of this vintage. Hutsonville has a new DCS system but on-line turbine performance was not included. The turbine startup thermocouples are monitored and alarmed through the DCS. There are no summer capacity limits due to the cooling system. Minimum stable unit load is 31 MW which is equivalent to two pulverizers in operation.

[LOGO] S&W Consultants, Inc.                                                A-52

Balance of Plant

Water for the main condenser cooling is taken from and returned to the Wabash River in a once-through circulating water system. The circulating water system includes an enclosed screenwell intake structure which houses the traveling water screens (one for each unit). The screens were characterized as being in good condition. Units 3 and 4 each have two 50% capacity vertical-type axial flow circulating water pumps. Station personnel characterized the circulating water pumps as being in good condition. Circulating water is carried to and from the condensers in concrete tunnels. The tunnels were last inspected in 1994. Based on the divers' observations there did not seem to be any structural deterioration of either tunnel at that time. There is no indication of any change in the condition of the tunnels since the last inspection.

The units are equipped with Foster-Wheeler cross-flow, divided waterbox, surface-type condensers. The Unit 3 and 4 condensers were completely retubed with 90-10 Cu-Ni tubing in 1976 and 1980 respectively. The condensers are scheduled to be retubed again in 2003 and 2004.

Each unit has five stages of feedwater heating, including the deaerating heater. There are two stages of low pressure feedwater heaters. It is probable that the heaters will have to be replaced once more in the next twenty years.

Each unit has two 100 percent capacity motor driven boiler feed pumps. The pumps are typically overhauled every fifteen years. All of the pumps were overhauled in 1999, including an upgrade to mechanical seals. One spare rotating element (common to both units) is maintained as a spare part. The spare element is scheduled to be rebuilt in 2000.

The hot reheat piping was inspected in the late 1980's in response to industry wide concern about high energy pipe failures due to creep damage, particularly in seam welded hot reheat piping. Indications are that these inspections were limited to hot reheat seam welded piping and that any defects found were repaired as necessary. No record of any inspections on Unit 3 were found during S&W Consultants' visit. However, a review of a 1987 report by Conam Inspection, made available to S&W Consultants, confirms that a complete inspection of the Unit 4 hot reheat piping was conducted. The report describes the piping as being "seamless" and notes that the inspections showed no evidence of creep damage. However Conam Inspection recommended that the piping be reinspected at three year intervals. No records of subsequent inspections were found during S&W Consultants' visit. Replacement of some piping may be required in the next 20 years as the damaging effects of high temperature/pressure exposure and metal fatigue manifest themselves.

The station has no rail facilities. All coal is delivered by truck and dumped onto the coal pile. A 45 to 60 day supply is typically maintained onsite. The system uses a single-belt system (no redundancy). Historically, sufficient storage has been available in the coal bunkers to sustain full load operation should an interruption in the coal feed occur due to an equipment malfunction. Coal handling is automatically controlled. The coal handling system was characterized as being in fair to good condition.

Bottom ash generated in the coal-fired boilers is water-sluiced to an on-site pond. The bottom ash system requires routine maintenance. No significant operating or maintenance problems were noted. The bottom ash pond, however, is nearing its capacity and the pond will either have to be cleaned out or a new pond constructed.

Units 3 and 4 each have a 12' diameter 57' high gunite lined steel stack. In 1995 both stacks were inspected by Sargent & Lundy. The findings indicated that the stacks were structurally sound with no major deficiencies. Repairs made to the Unit 4 stack in 1986 for a buckle on the east side of the stack at


[LOGO] S&W Consultants, Inc.                                                A-53
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the third WT ring stiffener are still in good condition. At the time Sargent &
Lundy recommended a reinspection in three years. This should be done within the near future.

The station has no auxiliary boiler. If neither unit is running, and station heating is required, a unit is "forced on-line" to provide the required heating.

3.1.4.2  Electrical Equipment and Systems
-----------------------------------------

Electrical equipment and systems includes, as applicable, generators, transformers, breakers, switchgear, motor control centers, diesel generators, DC systems, UPS, and instrumentation and controls. Significant findings are noted.

The Hutsonville Units 3 and 4 turbine generators are duplicate machines with General Electric hydrogen cooled generators. Key generator characteristics are summarized in the following table.

         Generator                    Unit 3               Unit 4
         --------------------------------------------------------
         Installation                 1953                 1954
         Manufacturer                 GE                   GE
         Rated kVA                    75,000               75,000
         Voltage (kV)                 13.8                 13.8
         PF                           0.8                  0.8
         Rated kW                     60,000               60,000
         Rpm                          3600                 3600
         Exciter                      Solid State          Solid State
         Control                      Auto/Manual          Auto/Manual
         Generator Rewind             none                 none
         Last Major Overhaul          1992                 1998

The Unit 3 generator was scheduled to have a major inspection in March 2000. The rotor was to be removed, the retaining rings inspected, boresonic testing done on the field, bore copper replaced, and the stator cleaned, inspected and tested. Additionally, in 2000 an Iris PD monitoring system was installed to monitor the stator condition. S&W Consultants will review the inspection report when available. A major inspection previously was done in March of 1992. Upon inspection of the stator, 30% of the wedges were loose and were restacked per factory and field standards.

The Unit 4 generator rotor was removed in March 1998 and retaining rings were inspected, bore sonic testing was completed on the field, bore copper was replaced, stator was cleaned, inspected and tested. Also in March 1998, an Iris PD system was installed. In December of 1999, a PD test report was issued on Unit 4 indicating that for a unit of its winding age, it showed low PD activity and overall there was no indication of any problems of concern in the data.

The generators had been inspected every 5 to 7 years but are now on a 9 to 10 year schedule. The GSU transformers for Units 3 and 4 are original. Each GSU transformer is represented by parallel Westinghouse oil filled 40 MVA, 138kV - 13.2kV transformers. All four of the transformers appear to be in good condition with the exception of a minor oil leak on each of the Unit 3 transformers around the oil pump, which is scheduled to be corrected at the next outage.

All the oil filled transformers, according to the utility, have no detectable PCB in their oil. The transformers are under a routine preventative maintenance program by the utility. The transformer oil is tested annually and the equipment is serviced during every boiler outage, which was on a yearly basis and has now been changed to eighteen months.

[LOGO] S&W Consultants, Inc.                                                A-54
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Unit 3 and 4 control systems were upgraded in 1989 to a Westinghouse WDPF
Classic system. Included in the controls are combustion controls, balance of plant, sootblower controls, alarm and monitoring functions and the coal handling system.

In general, walking around the plant, the areas around the electrical equipment were well lit. Inside some of the motor control centers there was a light coating of dust but there was no indication given that this resulted in any outages.

3.1.4.3  Emissions Control Equipment
------------------------------------

ESP and Flyash Handling Equipment
At each boiler, the ID fans draw the flue gas from the balanced-draft boiler, through the Ljungstrom regenerative airheaters, ESP, and discharge to its own stack. The ESPs were provided by Joy Manufacturing Company, Western Precipitation Division, and installed in 1970 and 1971, respectively. Each unit's ESP is essentially the same and has four fields in the direction of gas flow. No FGC is employed at the Hutsonville ESPs.

The ESP dry fly ash is collected within the hoppers located beneath the ESP and is wet sluiced to an onsite ash pond. The Hydroveyor wet ash sluice system was provided by United Conveyor Corporation. It was reported that the ash pond is periodically dredged and the ash is given away.

The ESP systems of Unit 3 and 4 appeared to be in operational condition. The station indicated that currently the ESP systems routinely remain within compliance for stack opacity, while employing the higher sulfur coal fuel. It was reported that the ESPs are relatively small in size (i.e., low surface collection area) and to compensate, higher sulfur coal is routinely burned at Hutsonville to assist the ESPs. It was reported that during 1998, an enforcement action was brought against the Hutsonville Power Station for excessive opacity exceedances. The problem was traced to improper coal and excessive air inleakage. Use of proper coal and repair of the air leaks provided ESP improvements. It was reported that opacity has not been a problem since September 1998.

Station personnel reported that currently, the Unit 3 and 4 stack(s) opacity at full load conditions is routinely 10 to 12 percent, which is well below the permit value of 30 percent. During the S&W Consultants visit, the stack(s) average opacity (at boiler lower-load conditions) was indicated in the control room to be 3.0 percent (Unit 3 load at 30.1 MW) and 5.8 percent (Unit 4 load at 30.2 MW). The SO\\2\\/NO\\x\\ levels were indicated in the control room to be
3.8 lb SO\\2\\/mmBtu (Unit 4) and 0.57 lb NO\\x\\/mmBtu (Unit 4) at 30.2 MW.

The plant records indicate that the ESPs and fly ash handling systems have historically experienced a normal level of inspections, maintenance, and design improvements for units of this type.

NO\\x\\ Control Equipment

Units 3 and 4 employ the original C-E tangential firing burner design and the NOx is capable of being maintained at approximately 0.52 lb NO\\x\\/mmBtu at full load conditions, using combustion tuning.

SO\\2\\ Control Equipment

Units 3 and 4 routinely burn coals with approximately 4 lb SO\\2\\/mmBtu, in order to maintain proper ESP performance and stack(s) opacity. For example, records (dated December 1999) indicated that the average coal at the Hutsonville Power Station had approximately 4.74 lb SO\\2\\/mmBtu, on an as-received basis. The station does not employ an FGD system.

[LOGO] S&W Consultants, Inc.                                                A-55

3.1.4.4  Remaining Life
-----------------------

Hutsonville Units 3 and 4, although found to be in apparent good condition for their age, have operated in recent years at low capacity factors. This operating mode involves more frequent cycling which tends to increase component stress levels and consume remaining life at a more rapid rate. Both units are nearly 50 years old and the recent history of NDE and metallurgical testing is quite limited. Steam turbine replacement has been budgeted. With this capital expenditure and others that may be identified through a resumption of NDE, the Hutsonville units can be operated reliably in intermediate service for another 20 years. A modern burner management system will also be required. It is likely that some additional impacts of the low capacity factor cyclic operation will be detected in both boilers. It will be necessary to perform tube, header and piping inspections to identify other component replacements in order to operate until 2020.

3.1.5    Grand Tower Power Station
----------------------------------

The Grand Tower Power Station is located on the Mississippi River outside the town of Grand Tower, Illinois. Access to the site is by highway. The station has no rail facilities. S&W Consultants visited the Grand Tower Power Station on February 17/th/ and 18/th/, 2000. The station repowering is underway, with one steam turbine dismantled for refurbishment and the other still in operation.

The station currently consists of two steam-electric generating units. The boilers are to be retired in November 2000 and March 2001. Unit 3 is a balanced draft, nonreheat, coal-fired unit rated at 85 MW net. Unit 3 was placed in service in 1951. Unit 4 is a balanced draft, reheat, coal-fired unit rated at 105 MW net. Unit 4 was placed in service in 1958. Cooling water for the main condensers is taken from and discharged back to the Mississippi River in a once-through system. Units 3 and 4 are equipped with electrostatic precipitators for control of particulate emissions. Units 3 and 4 have no special provisions for NO\\x\\ or SO\\2\\ control.

The station is in the process of being repowered as a combined cycle unit scheduled to go into commercial operation in 2001. The majority of the existing fuel systems and steam generation equipment and auxiliaries will be retired in place. The existing Unit 3 and 4 steam turbines will be repowered with two SWPC 501FD CTs. Each CT is rated approximately 176 MW (gross, 59(degrees)F). After the repowering, the Unit 3 and 4 steam turbines will be rated at approximately 90 MW and 112 MW net respectively. Nomenclature for the two combined cycle systems will be Unit 1/3 (239 MW net) and Unit 2/4 (253 MW net).

The units will be suitable for single fuel (natural gas) operation and will be provided with facilities to support operation on gas. The generating units will be designed for intermediate duty service. The repowering effort is described further in Section 4.

3.1.5.1  Mechanical Equipment and Systems
-----------------------------------------

The condition of existing equipment to be utilized in the repowered configuration is briefly described in the following sections.

Boilers

The boilers and associated equipment (fans, mills, electrostatic precipitators, ductwork, stacks, etc.) will be retired as part of the repowering project.

[LOGO] S&W Consultants, Inc.                                                A-56

Steam Turbines

Grand Tower Units 3 and 4 are similar Westinghouse tandem compound two flow exhaust units. Unit 3 is a non-reheat unit with design steam conditions of 1250 psig and 950(degrees) F. Unit 4 is a reheat unit with steam conditions of 1450 psig, 1000(degrees) F main steam and 1000(degrees)F reheat. These units were designated preferred standard units and belong to a large class of units manufactured in the 1950's and 60's. The Grand Tower units have operated at relatively low capacity factors, however, major overhauls have been performed at appropriate intervals.

The Unit 3 turbine-generator is a Westinghouse tandem-compound, double-flow nonreheat unit with a nominal rating of 85 MW. The design steam conditions are 1250 psig, 950(degrees)F main steam. The unit was commissioned in 1951. During the early 1970's the last three rows of HP blades were removed which resulted in the unit being uprated from the original 60,000 kW nameplate rating to 87,500 kW. The last major overhaul of the Unit 3 low pressure (LP) turbine was performed in 1997-1998 and consisted of a complete disassembly and inspection of the LP turbine. The HP/IP section was last overhauled in 1999.

This unit is an AIEE - ASME Preferred Standard Design, it is a two-case, tandem-compound, condensing unit with 20 inch last stage blades. The unit has two design features that, while typical of the era, are undesirable by today's standards: (i) the two last stage wheels, of the low-pressure rotor, are shrunk on the low-pressure shaft; and (ii) while the governor end high pressure casing seal is steam sealed, the remaining seals are water seals. While the unit inspection reports do not indicate stress corrosion problems at the last stage wheel bores or casing cracks/shaft cracks in the water seal areas, these are areas of concern.

The Unit 4 turbine-generator is a Westinghouse tandem-compound, double-flow, reheat unit with a nameplate rating of 100 MW. The design steam conditions are 1450 psig, 1000(degrees)F /1000(degrees)F main steam. The unit was commissioned in 1958.

The turbine's L-0 and L-1 blading was replaced in 1986. The turbine was in the process of being overhauled during S&W Consultants' visit. The turbine was overhauled previously in 1990.

This unit is an AIEE - ASME Preferred Standard Design, it is a two-case, tandem-compound, condensing unit with 23 inch last stage blades. Like Unit 3, the unit has design features that, while typical of the era, are undesirable by today's standards. While the unit inspection reports do not indicate stress corrosion problems at the last stage wheel bores or casing cracks/shaft cracks in the water seal areas, these are areas of concern.

The 1999 Unit 3 outage inspection report was reviewed along with a 1993 Unit 3 steam path audit and a 1999 Unit 4 steam path audit. Unit 3 exhibits some evidence of HP turbine cylinder distortion and horizontal joint leakage along with heavy LP turbine erosion. The crossover piping from the HP to the LP turbine had heavy erosion. Steam chest distortion seems to be a problem and some chest cracks were detected. Unit 4 exhibited HP inner cylinder cracking and IP inner cylinder distortion. The HP and IP blading shows some damage from caging rubs and some LP blade erosion. Nozzle blocks and a number of seals need to be replaced.

The rotor bores of both units were inspected between 1997 and 1999. Some reportable indications were detected. The LP turbines are water rather than steam sealed. Water seals are considered obsolete and create potential for rotor damage with cyclic operation. It is reasonable to expect to be able to operate these turbines for about five years or another overhaul cycle. Based on the data provided, and the "industry" data that is available for this design, the steam turbines are in reasonably good condition.


[LOGO] S&W Consultants, Inc.                                                A-57

However, with 49 and 42 years of service, respectively, the units are near the end of their design lives. Steam turbine replacement is included in the capital expense forecasts in 2005 (Unit 3) and 2006 (Unit 4).

Balance of Plant

The condenser cooling water is taken from and returned to the Mississippi River. The circulating water system consists of separate screenwell structures for Units 3 and 4. At the next overhaul, the intent is to upgrade all submerged structural members to stainless steel. The overall condition of the screens was characterized as good. The circulating water piping to and from the condenser is buried. Plant personnel indicated that the piping has not been inspected but indicated that there have been no significant signs of significant corrosion, etc. The circulating water pumps are typically overhauled every 10 to 12 years. The pumps have been relatively trouble-free and were characterized as in good condition.

Unit 3 is equipped with a Worthington horizontal, single-pass, surface-type condenser. The condenser was originally furnished with arsenical copper tubing. The condenser was last retubed in 1980 with 70-30 Cu-Ni tubing. It is scheduled to be retubed with all stainless steel in the scheduled fall 2000 outage. Unit 4 is equipped with a Foster-Wheeler horizontal, two-pass, divided water box, surface-type condenser. The condenser was originally furnished with arsenical copper tubing. The condenser was last retubed in 1984 with Alloy 722 (85-15 Cu-Ni with 0.5% Cr). The condenser was inspected by an outside contractor in 2000 and found to be in good condition. Plant personnel expect to achieve 20-25 years of useful life with the Alloy 722 tubing.

Unit 3 has five stages of feedwater heating, including the deaerating heater. The deaerator was inspected by an outside contractor in 1999. No defects were found. It is anticipated that the deaerator internals will be replaced with a new configuration as part of the repowering project in order to achieve greater dearation.

Downstream of the deaerator and boiler feed pumps are two stages of HP feedwater heaters (Nos. 4 and 5). Heater No. 4 was rebundled and Heater No. 5 replaced in the early 1980's. Both heaters have been upgraded with stainless steel tubing. Their condition was characterized as being excellent. In the repowered configuration, the high pressure heaters will be placed in service only at or near full load due to backend steam flow limitations on the steam turbine.

Unit 4 currently has five stages of feedwater heating, including the deaerating heater. However all the heaters, with the exception of the deaerator, will be eliminated as part of the repowering project because of turbine backend steam flow limitations. The deaerator was inspected during the current year 2000 outage by an outside contractor and no defects were found. The deaerator internals are to be replaced with a new configuration as part of the repowering project in order to achieve greater dearation.

Unit 3 is equipped with two Worthington 50% capacity motor-driven boiler feed pumps and one Worthington 50% turbine-driven backup boiler feed pump. The motor-driven pumps were last overhauled in the mid 1980's. The motors were replaced in the late 1980's. Both motors were inspected and tested in 1997 with no problems detected. The turbine-driven backup boiler feed pump was last overhauled in the early 1980's. The boiler feed pumps are overhauled only when needed and that is rarely. The motor-driven boiler feed pumps were characterized as being in good condition.

The turbine drive on the backup boiler feed pump will be replaced with a motor drive as part of the repowering project, again to relieve the steam turbine backend steam loading. In addition, at the same time, the station's spare rotating element will be installed in the backup boiler feed pump, and therefore the backup pump should be in excellent condition when the unit is repowered. It is the plant's intention

[LOGO] S&W Consultants, Inc.                                                A-58
to overhaul the present rotating element when it is removed and to use it as the spare element. There were no reported chronic operating problems with any of the boiler feed pumps.

Unit 4 is equipped with two Pacific 100% capacity motor-driven boiler feed pumps. One pump was last overhauled in the late 1980's and the other in the early 1990's. Motor 4-1 underwent major reconditioning in 1996. Motor 4-2 was inspected in 1997 and no problems were found. The boiler feed pumps are overhauled only when needed (approximately once every twenty years). The boiler feed pumps were characterized as being in good condition. There is no spare rotating element currently in stock.

A new water treatment plant is being installed as part of the repowering project. The two existing deepwell pumps, which are the source of the station's raw water, will be retained as will the station's four condensate storage tanks. All the condensate storage tanks were characterized as being in good condition.

The Unit 3 and Unit 4 main steam piping will be replaced as part of the repowering project (there is no reheat piping on Unit 3).

The coal and ash handling facilities will be retired as part of the repowering project. The station currently uses No.2 fuel oil as ignition oil on both units. The fuel oil system will also be retired as part of the repowering project.

The station does not have an auxiliary boiler; the station will rely on electric heat for station heating.

3.1.5.2  Electrical Equipment and Systems
-----------------------------------------

The controls are being converted for all-DCS control for operation in 2001. The existing electrical distribution system will be modified for the addition of the combined cycle units. Significant findings are noted below. Key generator characteristics are summarized in the following table.

Generator                           Unit 3                    Unit 4
--------------------------------------------------------------------
Installation                        1951                      1958
Manufacturer                        Westinghouse              Westinghouse
Rated kVA                           93100                     133689
Voltage (kV)                        13.8                      13.8
PF                                  0.87                      0.85
Rated kW                            81,000                    113,636
Rpm                                 3600                      3600
Exciter                             solid state               Solid State
Control                             Auto/Manual               Auto/Manual
Generator Rewind                    none                      none
Last Major Overhaul                 1997                      1990

The Unit 3 generator was put in service in 1951.The turbine was modified in 1973 increasing its capacity. The stator was rewound in 1973 and was rerated as a result of the turbine modification to 93.1MVA. In 1985 the rotor was rewound, new copper bars were installed and new retaining rings were installed. In 1989 a new solid state exciter system was installed. In 1997 the stator was rewedged, boresonic testing was done, flux probes and bus couplers were installed and Iris PD sensors were installed.

Unit 4 generator was put in service in 1958. In 1990 the stator was rewedged and boresonic testing was done. The rotor has never been rewound. There were some indications ten years ago that there may have


[LOGO] S&W Consultants, Inc.                                                A-59
been some shorted turns in the rotor. This has been monitored since then and various tests have been done but the results indicate that there is not a need to rewind the rotor. The retaining rings have been inspected and were found to be acceptable. Westinghouse characterized the generator as being in excellent condition at the finish of the 1990 outage. In 1997 the core was re-tightened, flux probes and bus couplers were installed and Iris PD sensors were installed. An ABB solid state exciter system was added in 1999.

The planned boundary limits for the Genco does not include the Unit 3 generator step up transformers (i.e., AmerenCIPS retains ownership). The Unit 4 GSU is a Westinghouse oil-filled original installation transformer, rated 120MVA, 138 - 13.2kV. It recently had new fans installed. There have not been any problems with the transformer and it appeared to be in good condition. There were no constant oil leaks observed. The transformer oil is tested annually and has been under a routine maintenance program.

UPS

The UPS will be all new under the repowering project.

3.1.5.3  Emissions Control Equipment
------------------------------------

The existing precipitators will be retired as part of the repowering project.

3.2  Performance

This section summarizes the historical and projected performance of the electric generating stations acquired by Genco from AmerenCIPS. The key performance parameters include capacity factors, equivalent availabilities, forced outage rates, and average heat rates.

The historical performance data was obtained from AmerenCIPS' central office in Springfield, Illinois. The historical data was augmented with the data and reports received from the station operating staff during our site visits.

The historical performance of each station is summarized tabularly for the period 1995 through 1999. Where appropriate, we have compared each station's performance against historical availability statistics compiled by the North American Electric Reliability Council ("NERC"). The NERC data is organized by size of unit and the type of fuel fired. The most recent data available is through 1998.

The projected performance is shown for the period 2000 through 2020 and is a combination of assumptions and outputs of the Market Consultant's dispatch simulation model.

The following definitions of terms were used to define the performance data presented in this section:

         Capacity Factor - The ratio of the actual net generation to the normal claimed capacity operating for the entire 8,760 hours in a year.

         Equivalent Availability Factor ("EAF") - The fraction of maximum generation that could be provided if limited only by outages, overhauls, and deratings. It is the ratio of available generation to maximum possible generation.

         Equivalent Forced Outage Rate ("EFOR") - The ratio of forced outages and restrictions to service hours. The fundamental difference between availability and forced outage rate is that availability includes outages and planned overhauls while forced outage rate is not affected by planned overhauls.


[LOGO] S&W Consultants, Inc.                                                A-60
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       Heat Rate (Btu/kWh) - The ratio of the fuel energy input to the net unit electric energy output.

In reviewing the historical and projected performance of electric generating units, the reliability of the units are generally evaluated by looking at the EAF and EFOR values. The EAF is an indication of the ability of a unit to generate electricity regardless of whether it is dispatched. The EFOR is an indication of the degree to which the unit was limited during operation by forced outages and restrictions.

Also discussed in this section is the current capacity of the units and any existing capacity deratings in place or which may potentially occur.

3.2.1  Newton Power Station

A summary of the historical and projected performance for the Newton Power Station is shown in Table 3.2-1.

                                                   Table 3.2-1

                                        Newton Power Station Performance
==================================================================================================================
                             Historical Performance (1995 - 1999)          Projected Performance (2000 - 2020)
--------------------------------------------------------------------   -------------------------------------------
                             Average       Maximum       Minimum           Average       Maximum       Minimum
 Capacity Factor (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1           62.1%         69.8%         51.0%             82.7%         84.7%         77.3%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2           56.8%         61.7%         50.0%             84.3%         85.5%         81.2%
------------------------------------------------------------------------------------------------------------------
 EAF (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1           82.6%         93.8%         68.4%             82.8%         87.5%         77.8%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2           82.5%         92.0%         72.7%             88.5%         90.9%         80.8%
------------------------------------------------------------------------------------------------------------------
 EFOR (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1            6.2%         10.8%          3.1%              9.7%         12.1%          9.0%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2            5.2%          7.3%          3.4%              9.0%          9.1%          8.7%
------------------------------------------------------------------------------------------------------------------
 Heat Rate (Btu/kWh)
------------------------------------------------------------------------------------------------------------------
                 Unit 1          10,107        10,385         9,706            10,107            -             -
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2          10,306        10,732         9,963            10,306            -             -
=================================================================================================================

This performance was compared to NERC industry-wide data for similar sized units with the same fuel type. The historical availabilities for both units are better than industry average by one percent. Newton has had some problems with wet coal and ash slag buildup since converting to PRB coal. As experience with this coal is gained these problems should decrease. Also, the historic EFOR was increased by a main transformer failure 3 years ago.

The projected EFOR is higher than the historic levels due to consideration, at the time the projections were developed, of potential future operational restrictions due to high cooling water discharge temperatures. However, a supplemental cooling pond has since been constructed, and actual future EFOR is likely to be lower than that projected. The EFOR projections are therefore conservative.

[LOGO] S&W Consultants, Inc.                                                A-61

The future capacity factors increase over the historic values because of the change to the less expensive western coal. It will be feasible to achieve this based on the projected EAF and EFOR. The future O&M and capital budgets have allocated funding for the necessary repairs and equipment replacements for maintaining this availability.

3.2.2  Coffeen Power Station

A summary of the historical and projected performance for the Coffeen Power Station is shown in Table 3.2-2.

                                  Table 3.2-2

                       Coffeen Power Station Performance

==================================================================================================================
                             Historical Performance (1995 - 1999)          Projected Performance (2000 - 2020)
--------------------------------------------------------------------   -------------------------------------------
                             Average       Maximum       Minimum           Average       Maximum       Minimum
------------------------------------------------------------------------------------------------------------------
 Capacity Factor (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1           39.1%         51.2%         26.4%             63.6%         73.7%         50.4%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2           51.0%         54.3%         48.1%             67.6%         76.4%         53.9%
------------------------------------------------------------------------------------------------------------------
 EAF (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1           67.8%         81.8%         51.7%             76.3%         84.5%         73.3%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2           71.6%         80.0%         62.5%             78.7%         84.3%         72.8%
------------------------------------------------------------------------------------------------------------------
 EFOR (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 1           13.3%         18.2%          6.5%             12.7%         13.4%         12.2%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2           12.5%         16.7%          7.2%             13.0%         14.0%         12.4%
------------------------------------------------------------------------------------------------------------------
 Heat Rate (Btu/kWh)
------------------------------------------------------------------------------------------------------------------
                 Unit 1          10,871        11,146        10,664            10,871            -             -
--------------------------------------------------------------------   -------------------------------------------
                 Unit 2          10,407        10,702        10,251            10,407            -             -
==================================================================================================================

This performance was compared to NERC industry-wide data for similar sized units with the same fuel type. The historical availabilities for Units 1 and 2 are lower than industry average by 13% and 10% respectively. The scheduled outages for cyclone boilers take longer to accomplish than for units with conventional burners. This is inherent with the boiler design.

Even though the future capacity factors increase compared to the historic capacity factors, they are considered achievable. The projected EFOR and EAF are achievable based on the O&M and capital budgets. These budgets allow for adequate repairs and equipment replacement to maintain the projected level of availability.

3.2.3   Meredosia Power Station

A summary of the historical and projected performance for the Meredosia Power Station is shown in Table 3.2-3.

[LOGO] S&W Consultants, Inc.                                                A-62

                                                            Table 3.2-3

                                                Meredosia Power Station Performance

===================================================================================================================
                             Historical Performance (1995 - 1999)          Projected Performance (2000 - 2020)
--------------------------------------------------------------------   --------------------------------------------
                             Average       Maximum       Minimum           Average       Maximum       Minimum
-------------------------------------------------------------------------------------------------------------------
 Capacity Factor (%)
-------------------------------------------------------------------------------------------------------------------
                 Unit 1           24.1%         36.3%         11.6%             30.6%         57.8%         12.3%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 2           21.6%         31.9%         12.8%             29.8%         58.0%         12.1%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 3           46.7%         54.3%         35.4%             44.1%         70.1%         20.6%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 4            2.5%          5.7%          0.2%              0.4%          0.9%          0.1%
-------------------------------------------------------------------------------------------------------------------
 EAF (%)
-------------------------------------------------------------------------------------------------------------------
                 Unit 1           84.2%         97.0%         74.9%             86.4%         94.0%         81.0%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 2           84.7%         98.8%         69.6%             84.2%         94.0%         79.5%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 3           73.7%         87.3%         60.1%             87.2%         90.9%         79.9%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 4           57.8%         70.4%         36.5%             57.5%         59.2%         53.5%
-------------------------------------------------------------------------------------------------------------------
 EFOR (%)
-------------------------------------------------------------------------------------------------------------------
                 Unit 1           22.3%         51.1%          0.7%              9.1%         12.2%          6.0%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 2           11.1%         33.9%          1.4%              9.1%         12.2%          6.0%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 3            8.9%         11.2%          5.3%              6.0%          6.0%          6.0%
--------------------------------------------------------------------   --------------------------------------------
                 Unit 4           68.3%         96.1%         54.8%             28.3%         28.3%         28.3%
-------------------------------------------------------------------------------------------------------------------
 Heat Rate (Btu/kWh)
-------------------------------------------------------------------------------------------------------------------
               Unit 1&2         13,209        13,729        12,068            13,209             -             -
--------------------------------------------------------------------   --------------------------------------------
                 Unit 3         10,461        11,293        10,103            10,461             -             -
--------------------------------------------------------------------   --------------------------------------------
                 Unit 4         25,502        59,681        14,560            25,502             -             -
===================================================================================================================

This performance was compared to NERC industry-wide data for similar sized units with the same fuel type. The historical availabilities for all three units are lower than the industry average. Units 1 and 2 were compared to 45 units and had an EAF 1-2 % lower than average. Boiler 1 had an explosion in September 1998 that forced it out of service for 6 months (33 gross MW reduction to U1). Unit 3 was compared to 49 units and had an EAF 10% lower than average. Unit 3 had a long planned outage that extended from October 1997 to March 1998 that decreased the average EAF. This overhaul incorporated several capital additions including a new control system, control room, and replacement of many field sensors and control devices.

Unit 4 was compared to 10 units and had an EAF 23% lower than average. Unit 4 is only operated during the peak summer season and is considered to be in forced outage every year during about half of the year. This type of operation cannot be compared to industry data since most other plants that operate seasonally are considered to be in economic reserve, not forced out, and by definition are thus available. Effectively, in either scenario, the units are not operated and there is virtually no power sales or revenue. Therefore a comparison to industry average EAF is not consistent with the Unit 4 mode of operation.

[LOGO] S&W Consultants, Inc.                                                A-63

The future capacity factors are consistent with the historic capacity factors, and considered achievable. The projected EFOR and EAF are consistent with historical and the O&M and capital budgets are considered reasonable. These budgets allow for adequate repairs and equipment replacement to maintain this level of reliability.

3.2.4  Hutsonville Power Station

A summary of the historical and projected performance for the Hutsonville Power Station is shown in Table 3.2-4.


                                                   Table 3.2-4

                                      Hutsonville Power Station Performance
==================================================================================================================
                             Historical Performance (1995 - 1999)          Projected Performance (2000 - 2020)
--------------------------------------------------------------------   -------------------------------------------
                               Average       Maximum       Minimum           Average       Maximum       Minimum
------------------------------------------------------------------------------------------------------------------
 Capacity Factor (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 3           40.4%         64.0%         25.7%             20.3%         37.2%          8.7%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 4           37.8%         63.3%         18.6%             23.0%         39.6%         10.2%
------------------------------------------------------------------------------------------------------------------
 EAF (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 3           82.2%         95.0%         67.8%             84.6%         90.9%         79.7%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 4           82.0%         90.7%         56.4%             88.5%         90.9%         80.8%
------------------------------------------------------------------------------------------------------------------
 EFOR (%)
------------------------------------------------------------------------------------------------------------------
                 Unit 3            7.9%         23.9%          1.8%              7.0%          7.0%          7.0%
--------------------------------------------------------------------   -------------------------------------------
                 Unit 4            8.0%         17.1%          2.1%              7.0%          7.0%          7.0%
------------------------------------------------------------------------------------------------------------------
 Heat Rate (Btu/kWh)
------------------------------------------------------------------------------------------------------------------
                 Unit 3         11,006        11,634        11,497            11,006             -             -
--------------------------------------------------------------------   -------------------------------------------
                 Unit 4         10,921        11,396        10,365            10,921             -             -
==================================================================================================================

This performance was compared to NERC industry-wide data for similar sized units with the same fuel type. The historical availabilities for both units are slightly lower than the industry average. Units 3 and 4 were compared to 45 units and had an EAF 4% lower than average. The Units 3 and 4 had opacity restrictions in 1998 that were solved by blending their coals to achieve a slightly higher sulfur content and by repairing duct leaks. These opacity restrictions will not reoccur since the solution to these opacity restrictions has been found with a blend of higher sulfur coal.

The future capacity factors decrease somewhat compared to the historic capacity factors. The projected EFOR and EAF are consistent with historical and the O&M and capital budgets are considered reasonable. These budgets allow for adequate repairs and equipment replacement to maintain the projected level of availability.

[LOGO] S&W consultants, Inc.                                                A-64

3.2.5   Ancillary Services

Ancillary services capabilities for the existing assets are summarized in the following table:

================================================================================
PLANT NAME     Spinning       Non-spinning                       Black Start
               Reserve        Reserve         Voltage Support    Capability
--------------------------------------------------------------------------------
Coffeen        Yes            No              Yes                No
--------------------------------------------------------------------------------
Newton         Yes            No              Yes                No
--------------------------------------------------------------------------------
Meredosia      Yes            No              Yes                No
--------------------------------------------------------------------------------
Hutsonville    Yes            No              Yes                Yes
--------------------------------------------------------------------------------
Grand Tower    Yes            No              Yes                No
================================================================================

Grand Tower Power Station does not have black start capability at this time. However, when the CTs for the new combined cycle are installed these new generators will be capable of black start. The non-spinning reserve is not provided by these plants because they do not start up fast enough to respond within the time needed. The non-spinning reserve on the system is provided by CTs. The voltage support is not usually needed at Newton Power Station and Hutsonville Power Station because they have multiple connections to the transmission system. The other three plants have more limited transmission options so when their transmission lines need voltage support it can be provided.

Ancillary services can be a significant source of revenue for peaking units. However, these units are projected to provide primarily base load and intermediate load service and are less dependant on ancillary services for revenue.

No ancillary services revenues are included for the Genco Assets in the Financial Model.

3.3   Operation & Maintenance

S&W Consultants reviewed the projected station staffing, O&M budgets, overhaul schedules, and capital and overhaul expenses provided by Ameren. In addition, we reviewed the station maintenance management practices and spare parts inventories for effectiveness and adequacy.

The projections provided by Ameren were reviewed in relation to the projected operation of the stations and, where appropriate, were compared to station historical experience and industry data.

3.3.1 Newton Power Station

S&W Consultants reviewed the O&M information provided by Ameren and the plant personnel for operation and maintenance of the each of the generating stations. The information reviewed included relevant historical station data from the AmerenCIPS office in Springfield, Illinois and data obtained at the plant.

3.3.1.1  Station Staffing Levels
--------------------------------

The staffing level at Newton Power Station is currently 208 which includes 66 for plant operations, 67 for maintenance support, 35 for instrumentation and electrical, 23 for technical and 17 for administrative and stores (150 of the personnel are union represented). This staffing level has decreased by 22 positions by attrition over the past three years. The current union contract commenced in July of 1999 and it expires in July of 2002. There are maintenance shifts present 24 hours a day, which reduces overtime for critical work. The future staffing level being planned remains consistent for 5 years into the future.

[LOGO] S&W consultants, Inc.                                                A-65

The overall condition of the plant appeared to be clean and well maintained. Several changes were made to the coal handling system when the use of PRB coal was started to reduce coal dust. The accumulation of PRB coal dust can cause fires, however, the measures taken to reduce dust levels was shown to be effective during our visit. The staffing level is adequate for the current mode of operation. The numbers are typical of those found in similarly configured plants that S&W Consultants has reviewed.

3.3.1.2  Operation and Maintenance Expenses
-------------------------------------------

The historical O&M expenses, including labor are summarized in Table 3.3-1 along with Ameren's projected O&M expenses. The projected expenses are an annual average of the projected expenses from 2000 through 2020 excluding SO\\2\\ allowances.

                                    Table 3.3-1

                                Newton Power Station

                            O&M Expenses (year 2000 $'s)

                         =================================
                               Year          ($000)
                         ---------------------------------
                               1994         $33,512
                         ---------------------------------
                               1995         $24,335
                         ---------------------------------
                               1996         $21,372
                         ---------------------------------
                               1997         $25,001
                         ---------------------------------
                               1998         $28,276
                         ---------------------------------
                               1999         $40,904
                         ---------------------------------
                             2000-2020      $31,522
                         =================================

The future budget for operation and maintenance is consistent with the historic costs. The 1999 costs were higher than the other years due to major maintenance expenses and equipment changes for the conversion to PRB coal. These budgeted costs should be sufficient to maintain safe and reliable operation as projected.

3.3.1.3  Overhaul Schedule
--------------------------

S&W Consultants reviewed Ameren's planned overhaul and maintenance schedule, summarized below. The most recent overhauls for the Units 1 and 2 high pressure turbines were in 1994 and 1995 respectively. The next high pressure turbine overhauls are scheduled in 2000 and 2001 respectively. This is consistent with the industry average time between turbine overhauls.

[LOGO] S&W Consultants, Inc.                                                A-66

                                  Table 3.3-2

                           Newton Overhaul Schedule

      -------------------------------------------------------------------------------------------------------------
                             Unit 1                 Unit 1                  Unit 2                 Unit 2
      -------------------------------------------------------------------------------------------------------------
            Year              Weeks               Description               Weeks                Description
      -------------------------------------------------------------------------------------------------------------
            2000                6            HP Turbine and Boiler            1              Short Boiler Outage
      -------------------------------------------------------------------------------------------------------------
            2001                1             Short Boiler Outage             9             HP Turbine and Boiler
      -------------------------------------------------------------------------------------------------------------
            2002                6          LP Turbine and Generator           1              Short Boiler Outage
      -------------------------------------------------------------------------------------------------------------
            2003                1             Short Boiler Outage             6             Boiler Chem. Cleaning
      -------------------------------------------------------------------------------------------------------------
            2004                7            Boiler Chem. Cleaning            1              Short Boiler Outage
      -------------------------------------------------------------------------------------------------------------
            2005                1             Short Boiler Outage             6              Generator Overhaul
      -------------------------------------------------------------------------------------------------------------

3.3.1.4  Capital and Overhaul Expense Forecast
----------------------------------------------

The future capital budget includes the selected items shown below. The justification for each of these projects is to prevent deterioration of the forced outage rate, except for the environmental projects. The low NO\\x\\ burners for NO\\x\\ reduction and the precipitator work are to assure compliance with the environmental regulations for emissions of NO\\x\\ and particulate. Common projects include the supplemental cooling pond recently constructed ($20.5 million) and the fly ash disposal landfill ($2.9 million over the 2001-2002 period).

                        Capital Projects: Newton Unit 1

Description                                      $(000)          Year
---------------------------------------------------------------------
 .  Boiler Waterwall                              12,699    2002, 2007 and 2014
 .  Refurbish precipitator                        10,000          2012
 .  Secondary Superheater Tube replacement         7,453          2011
 .  Low NOx burners and DCS controls               6,200          2001
 .  Reheater Tube replacement                      5,902          2004
 .  Retube Main Condenser                          4,206          2003
 .  Generator stator rewind                        4,000          2007

                        Capital Projects: Newton Unit 2

Description                                       $(000)         Year
---------------------------------------------------------------------
 .  Boiler Waterwall replacement                   12,699   2003, 2008 and 2015
 .  Refurbish precipitator                         10,000         2015
 .  Secondary Superheater Tube replacement          7,453         2006
 .  Low NOx burners and DCS controls                6,200         2001
 .  Retube Main Condenser                           4,206         2003
 .  Generator Stator rewind                         4,000         2015

3.3.1.5  Maintenance Management and Spare Parts
-----------------------------------------------

The maintenance information system used by AmerenCIPS to control maintenance information was upgraded to a modern PC based system used at the AmerenUE plants in Missouri following the Union Electric Company-CIPSCO Incorporated merger. This system, named EMPRV, was purchased from

[LOGO] S&W Consultants, Inc.                                                A-67

Electronic Data Systems Inc. The station has transferred maintenance and inventory data to this new maintenance information system from the previous mainframe based system. The historical data goes back to 1983, which is very useful for preventing and solving recurring maintenance problems. The functionality of the maintenance information system is satisfactory to support maintenance control and reporting requirements.

S&W Consultants reviewed Ameren's summary spare parts inventory developed for Newton. The spare parts inventory at the station appears to be sufficient and adequate to support operations. The dollar value of parts and material inventory is currently $8,168,000.

3.3.2    Coffeen Power Station

3.3.2.1  Station Staffing Levels
--------------------------------

The staffing level at the Coffeen Power Station is currently 244 which includes 73 for plant operations, 103 for maintenance support, 29 for instrumentation and electrical, 19 for technical and 20 for administrative and stores (200 of the personnel are union represented). This staffing level has decreased by 22 positions over the past three years. There are maintenance shifts present 24 hours per day which reduces overtime for critical work. The future staffing level being planned remains consistent for 5 years into the future.

The overall condition of the plant appeared well maintained however there was coal dust that had accumulated throughout the plant and congealed oil/leaks in the turbine room lower elevations. The staffing level is adequate for the current mode of operation. The numbers are typical of those found in similarly configured plants that S&W Consultants has reviewed.

3.3.2.2  Operation and Maintenance Expenses
-------------------------------------------

The historical O&M expenses, including labor, are shown in Table 3.3-3 along with Ameren's projected O&M expenses. The projected expenses are an annual average of the projected expenses from 2000 through 2020 excluding SO\\2\\ allowances.

                                  Table 3.3-3

                             Coffeen Power Station
                         O&M Expenses (year 2000 $'s)

                   =====================================
                      YEAR                      ($000)
                   -------------------------------------
                     1994                      $25,030
                   -------------------------------------
                     1995                      $30,024
                   -------------------------------------
                     1996                      $22,323
                   -------------------------------------
                     1997                      $29,188
                   -------------------------------------
                     1998                      $26,282
                   -------------------------------------
                     1999                      $34,312
                   -------------------------------------
                   2000-2020                   $34,578
                   =====================================

[LOGO] S&W Consultants, Inc.                                                A-68

The future budget for operation and maintenance is consistent with the historic costs. The 1999 costs were higher than the other years due to major maintenance expenses. These budgeted costs should be sufficient to maintain safe and reliable operation as projected.

3.3.2.3  Overhaul Schedule
--------------------------

S&W Consultants reviewed Ameren's planned overhaul and maintenance schedule, summarized below. The most recent overhauls for the Units 1 and 2 high pressure turbines were in 1995. The next high pressure turbine overhauls are scheduled in 2001 and 2002 respectively. This is consistent with the industry average time between turbine overhauls. The units are scheduled to have a regular boiler overhaul every other year. During the alternate year there is a short two week boiler inspection. The regular boiler overhaul takes 8 weeks because of the cyclone burners. These cyclones must have all the refractory removed followed by extensive repairs to the cyclone internal tubing due to the high temperatures and erosive condition in these cyclone burners.

                                  Table 3.3-4
                           Coffeen Overhaul Schedule

  ------------------------------------------------------------------------------
             Unit 1           Unit 1             Unit 2          Unit 2
  ------------------------------------------------------------------------------
     Year    Weeks         Description           Weeks         Description
  ------------------------------------------------------------------------------
     2000       8        Boiler and Piping          8       Circ. Water Piping
  ------------------------------------------------------------------------------
     2001       2       Short Boiler Outage         8      HP Turbine and Boiler
  ------------------------------------------------------------------------------
     2002       8      Boiler Chem. Cleaning        2       Short Boiler Outage
  ------------------------------------------------------------------------------
     2003       2       Short Boiler Outage         8         Boiler Overhaul
  ------------------------------------------------------------------------------
     2004       8         Boiler Overhaul           2       Short Boiler Outage
  ------------------------------------------------------------------------------
     2005       2       Short Boiler Outage         8         Boiler Overhaul
  ------------------------------------------------------------------------------

3.3.2.4  Capital and Overhaul Expense Forecast
----------------------------------------------

The future capital budget includes the selected items shown below. The justification for each of these projects is to prevent deterioration of the forced outage rate, except for the environmental projects. The SCR for NO\\x\\ reduction and the precipitator work are to assure compliance with the environmental regulations for emissions of NO\\x\\ and particulate. Common projects include the supplemental cooling pond ($17 million in 2000 and 2001) and the fly ash injection system ($400,000 in 2000) now under construction.

                       Capital Projects: Coffeen Unit 1

Description                              $(000)            Year
---------------------------------------------------------------
 .   SCR for NOx reduction                45,000            2003
 .   Boiler Waterwall replacement          8,093      2004, 2009, and 2016
 .   Rehabilitate precipitator             8,000            2010
 .   SCR rehabilitation                    5,000            2017

[LOGO] S&W Consultants, Inc.                                                A-69

                       Capital Projects: Coffeen Unit 2

Description                           $(000)             Year
-------------------------------------------------------------
 .  SCR for NOx reduction              65,000             2002
 .   Boiler Waterwall replacement      12,605       2002, 2009, and 2014
 .   Rehabilitate precipitator         10,000             2009
 .   SCR rehabilitation                 6,000             2016
 .   Generator stator rewind            4,000             2002

3.3.2.5  Maintenance Management and Spare Parts
-----------------------------------------------

The maintenance management system was described in Section 3.3.1.5. The functionality of the system is satisfactory to support maintenance control and reporting requirements.

S&W Consultants reviewed Ameren's summary spare parts inventory developed for Coffeen. The spare parts inventory at the station appears to be sufficient and adequate to support operations. The dollar value of parts and material inventory is currently $8,163,000.

3.3.3    Meredosia Power Station

3.3.3.1  Station Staffing Levels
--------------------------------

The staffing level at the Meredosia Power Station is currently 139 which includes 71 for plant operations, 43 for mechanical and electrical maintenance, 12 for technical and 13 for administrative and stores (113 of the personnel are union represented). This staffing level has remained at a consistent level for the past 5 years. The future staffing level being planned remains consistent for 5 years into the future. The current union contract commenced in July of 1999 and it expires in July of 2002. The plant staff does most of their own maintenance without the use of contractors. Even the turbine generator overhauls are mostly done with plant staff along with technical guidance from a contractor. Plant operations staff may be assigned to the maintenance department to perform repair work, when their units are in outage or not in operation.

The overall condition of the plant appeared to be clean and well maintained for a plant of this age and type of operation. The staffing level is adequate for the current mode of operation. The numbers are typical of those found in similarly configured plants that S&W Consultants has reviewed.

3.3.3.2  Operation and Maintenance Expenses
-------------------------------------------

The historical O&M expenses, including labor, are shown in Table 3.3-5 along with Ameren's projected O&M expenses. The projected expenses are an annual average of the projected expenses from 2000 through 2020 excluding SO\\2\\ allowances.

[LOGO] S&W Consultants, Inc.                                                A-70

                                  Table 3.3-5

                            Meredosia Power Station
                         O&M Expenses (year 2000 $'s)

                    =====================================
                         Year                   ($000)
                    -------------------------------------
                         1994                   $11,216
                    -------------------------------------
                         1995                   $ 8,825
                    -------------------------------------
                         1996                   $ 9,155
                    -------------------------------------
                         1997                   $10,607
                    -------------------------------------
                         1998                   $13,437
                    -------------------------------------
                         1999                   $16,189
                    -------------------------------------
                      2000-2020                 $11,832
                    =====================================

The future budget for operation and maintenance is consistent with the historic costs. The 1999 costs were higher than the other years due to major maintenance expenses including the repair of Unit 1 boiler. These budgeted costs should be sufficient to maintain safe and reliable operation as projected.

3.3.3.3  Overhaul Schedule
--------------------------

S&W Consultants reviewed Ameren's planned overhaul and maintenance schedule, summarized below. The most recent overhauls for the Units 1, 2, 3 and 4 high pressure turbines were in 1994, 1999, 1997 and 1986 respectively. The next high-pressure turbine overhauls for Units 2, 3 and 4 are scheduled in 2001, 2005 and 2002 respectively. The Unit 1 turbine overhaul has not been scheduled however, the intention is to overhaul these small units on an interval of approximately 10 years, which would be about the year 2004. The Unit 4 overhaul in 1986 was a partial overhaul. Only the high pressure section was opened and inspected.

                                  Table 3.3-6
                          Meredosia Overhaul Schedule

-----------------------------------------------------------------------------------------------------------------------
             Unit 1        Unit 1         Unit 2       Unit 2       Unit 3        Unit 3        Unit 4       Unit 4
-----------------------------------------------------------------------------------------------------------------------
  Year       Weeks      Description       Weeks     Description     Weeks      Description       Weeks     Description
-----------------------------------------------------------------------------------------------------------------------
  2000         4      Boiler Overhaul       4          Boiler          2        Short Boiler       18         Turbine
                                                      Overhaul                     Outage                     Overhaul
-----------------------------------------------------------------------------------------------------------------------
  2001         4      Boiler Overhaul       8         Turbine          5      Boiler Overhaul      19        Continued
                                                      Overhaul                                            Turbine Over.
-----------------------------------------------------------------------------------------------------------------------
  2002         2      Boiler Overhaul       2          Boiler          2        Short Boiler       21          Boiler
                                                      Overhaul                     Outage                     Overhaul
-----------------------------------------------------------------------------------------------------------------------
  2003         4      Boiler Overhaul       4          Boiler          5      Boiler Overhaul      21          Boiler
                                                      Overhaul                                                Overhaul
-----------------------------------------------------------------------------------------------------------------------
  2004         2      Boiler Overhaul       2          Boiler          5      Boiler Overhaul      20          Boiler
                                                      Overhaul                                                Overhaul
-----------------------------------------------------------------------------------------------------------------------
  2005         4      Boiler Overhaul       4          Boiler          2        Short Boiler       19          Boiler
                                                      Overhaul                     Outage                     Overhaul
-----------------------------------------------------------------------------------------------------------------------

[LOGO] S&W Consultants, Inc.                                                A-71

3.3.3.4  Capital and Overhaul Expense Forecast
----------------------------------------------

The future capital budget includes the selected items shown below. The justification for each of these projects is to prevent deterioration of the forced outage rate, except for the environmental projects. The precipitator work is to assure compliance with the environmental regulations for emissions of particulate.

                      Capital Projects: Meredosia Unit 1

Description                                        $(000)          Year
--------------------------------------------------------------------------
 .   New turbine/generator                          8,046         2008-2009
 .   Boiler Waterwall replacement                   6,704       2002, 2008, 2014
 .   Purchase new turbine/generator materials       6,050             2008
 .   Refurbish precipitator                         1,500             2009
 .   Secondary Superheater Tube replacement         1,240             2005

                       Capital Projects: Meredosia Unit 2

Description                                        $(000)         Year
--------------------------------------------------------------------------
 .   New turbine/generator                          8,046         2009-2010
 .   Boiler Waterwall replacement                   6,704       2002, 2008, 2014
 .   Purchase new turbine/generator materials       6,050             2009
 .   Refurbish precipitator                         1,500             2011
 .   Secondary Superheater Tube replacement         1,240             2008

                      Capital Projects: Meredosia Unit 3

Description                                       $(000)          Year
-----------                                       ------          ----
 .   New turbine/generator materials               12,960          2012
 .   Boiler Waterwall replacement                   5,685    2003, 2009, 2015
 .   Refurbish precipitator                         5,000          2012

                      Capital Projects: Meredosia Unit 4

Description                                        $(000)         Year
----------------------------------------------------------------------
 .       Boiler Waterwall replacement               1,805          2013
 .       Primary Superheater Tube replacement       1,323          2015
 .       Generator Stator rewind                    1,100          2009

3.3.3.5  Maintenance Management and Spare Parts
-----------------------------------------------

The maintenance information system used by AmerenCIPS to control maintenance information was upgraded to a modern PC based system as described earlier. The functionality of the maintenance information system is satisfactory to support maintenance control and reporting requirements.

S&W Consultants reviewed Ameren's summary spare parts inventory developed for Meredosia. The spare parts inventory at the station appears to be sufficient and adequate to support operations. The dollar value of parts and material inventory is currently $2,954,693.

[LOGO] S&W Consultants, Inc.                                                A-72

3.3.4    Hutsonville Power Station

3.3.4.1  Station Staffing Levels
--------------------------------

The staffing level at the Hutsonville Power Station is currently 81 which includes 34 for plant operations, 29 for maintenance support, 10 for technical and 8 for administrative (60 of the staff personnel are union represented). This staffing level has remained consistent for the past 5 years. The future staffing level being planned remains consistent for 5 years into the future.

The overall condition of the plant appeared to be clean and well maintained. The staffing level is adequate for the current mode of operation. The numbers are typical of those found in similarly configured plants that S&W Consultants has reviewed.

3.3.4.2  Operation and Maintenance Expenses
-------------------------------------------

The historical O&M expenses, including labor, are shown in Table 3.3-7 along with Ameren's projected O&M expenses. The projected expenses are an annual average of the projected expenses from 2000 through 2020 excluding SO\\2\\ allowances.

                                  Table 3.3-7

                           Hutsonville Power Station
                         O&M Expenses (year 2000 $'s)

                    ====================================
                        Year                    ($000)
                    ------------------------------------
                        1994                    $5,556
                    ------------------------------------
                        1995                    $5,184
                    ------------------------------------
                        1996                    $5,175
                    ------------------------------------
                        1997                    $8,057
                    ------------------------------------
                        1998                    $8,882
                    ------------------------------------
                        1999                    $7,975
                    ------------------------------------
                      2000-2020                 $7,382
                    ====================================

The future budget for operation and maintenance is consistent with the historic costs. These budgeted costs should be sufficient to maintain safe and reliable operation as projected.

3.3.4.3  Overhaul Schedule
--------------------------

S&W Consultants reviewed Ameren's planned overhaul and maintenance schedule, summarized below. Both Units 3 and 4 were last overhauled in 1998. The units are scheduled to have a normal boiler overhaul every other year and the alternate year there is a short one week boiler inspection. The most recent turbine report recommends another inspection in 10 to 12 years. This is somewhat longer than the industry average time between turbine overhauls.

[LOGO] S&W Consultants, Inc.                                                A-73

                                   Table 3.3-8
                          Hutsonville Overhaul Schedule

          -------------------------------------------------------------------------------------------------------
                             Unit 3                 Unit 3                  Unit 4                 Unit 4
          -------------------------------------------------------------------------------------------------------
            Year             Weeks               Description               Weeks                Description
          -------------------------------------------------------------------------------------------------------
            2000                8            Boiler and Generator             1              Short Boiler Outage
          -------------------------------------------------------------------------------------------------------
            2001                1             Short Boiler Outage             8             Replace Precipitator
          -------------------------------------------------------------------------------------------------------
            2002                8            Replace Precipitator             1              Short Boiler Outage
          -------------------------------------------------------------------------------------------------------
            2003                1             Short Boiler Outage             3                Boiler Overhaul
          -------------------------------------------------------------------------------------------------------
            2004                3               Boiler Overhaul               1              Short Boiler Outage
          -------------------------------------------------------------------------------------------------------
            2005                1             Short Boiler Outage             3                Boiler Overhaul
          -------------------------------------------------------------------------------------------------------

3.3.4.4  Capital and Overhaul Expense Forecast
----------------------------------------------

The future capital budget includes the items shown below. The justification for each of these projects is to prevent deterioration of the forced outage rate, except for the environmental projects. The precipitator work is to assure compliance with the environmental regulations for emissions of particulate.

                     Capital Projects: Hutsonville Unit 3

Description                                      $(000)           Year
------------------------------------------------------------------------------
 .  Purchase new turbine/generator materials      7,200            2010
 .  Boiler Waterwall replacement                  5,685     2005,2009 and 2015
 .  Refurbish precipitator                        2,000            2007
 .  Secondary Superheater Tube replacement        1,438            2009

                     Capital Projects: Hutsonville Unit 4

Description                                        $(000)          Year
------------------------------------------------------------------------------
 .  Purchase new turbine/generator materials        7,200           2011
 .  Boiler Waterwall replacement                    5,685     2005, 2009, 2015
 .  Refurbish precipitator                          2,000           2009
 .  Secondary Superheater Tube replacement          1,453           2005

3.3.4.5  Maintenance Management and Spare Parts

The maintenance information system used by AmerenCIPS to control maintenance information was upgraded to a modern PC based system as described earlier. The functionality of the maintenance information system is satisfactory to support maintenance control and reporting requirements.

S&W Consultants reviewed Ameren's summary spares inventory developed for Hutsonville. The spare parts inventory at the station appears to be sufficient and adequate to support operations. The dollar value of parts and material inventory is currently $1,836,000.

3.3.5    Grand Tower Power Station

3.3.5.1  Station Staffing Levels
--------------------------------

The staffing level at Grand Tower Power Station is currently 96 positions. This level will be reduced when the boilers are taken out of service and retired. The projected staffing level for the new repowered

[LOGO] S&W Consultants, Inc.                                                A-74
combined cycle operation is 48 positions. This transition will take place during the year 2001 when the new facility begins operation.

Contract personnel will be used for some maintenance work including major overhauls. The projected staffing level is adequate for the planned mode of operation. The numbers are typical of those found in similarly configured plants that S&W Consultants has reviewed.

3.3.5.2  Operation and Maintenance Expenses
-------------------------------------------

The O&M expenses for 1999 through 2005 are shown in Table 3.3-8. The 1999 expense is actual cost and the 2000 through 2005 is Ameren's projected O&M expenses. The projected annual expenses are excluding SO\\2\\ allowances and shown in year 2000 dollars.

                                  Table 3.3-8

                           Grand Tower Power Station

                         O&M Expenses (year 2000 $'s)

                      ====================================
                         Year                    ($000)
                      ------------------------------------
                         1999                    $ 8,700
                      ------------------------------------
                         2000                    $ 8,341
                      ------------------------------------
                         2001                    $ 7,489
                      ------------------------------------
                         2002                    $ 8,805
                      ------------------------------------
                         2003                    $10,061
                      ------------------------------------
                         2004                    $10,843
                      ------------------------------------
                         2005                    $10,675
                      ====================================

The future budget for operation and maintenance is consistent with similar plants that S&W Consultants has reviewed. These budgeted costs should be sufficient to maintain safe and reliable operation as projected.

3.3.5.3  Overhaul Schedule
--------------------------

S&W Consultants reviewed Ameren's planned overhaul and maintenance schedule. The CT combustor overhaul will occur on an interval of every 8,000 equivalent operating hours. Since the capacity factors are projected to be low, these combustor overhauls are expected about every other year. The turbine hot path inspections will be every 24,000 equivalent operating hours and the major CT overhauls will be scheduled every 48,000 equivalent hours. These intervals have been recommended by Siemens Westinghouse, the manufacturer of the CTs.

3.3.5.4  Capital and Overhaul Expense Forecast
----------------------------------------------

The future capital budget includes replacement of the steam turbine/generators ($13.8 million in 2005 for Unit 3, and $13.8 million for Unit 4 in 2006) and CT overhauls.

[LOGO] S&W Consultants, Inc.                                                A-75

3.4      Environmental

Relevant regulatory, permitting, emissions compliance, hazardous waste handling and site contamination issues are addressed.

3.4.1    Current and Emerging Air Quality Regulations

This section provides an overview of current and potential air quality regulatory activities that could affect the operations of the Genco units. Portions of the regulatory program descriptions are excerpted and/or summarized from the US Environmental Protection Agency ("EPA") guidance documents and notices.

3.4.1.1  National Ambient Air Quality Standards
-----------------------------------------------

On July 16, 1997 the EPA published a final rule revising the National Ambient Air Quality Standard ("NAAQS") for particulate matter ("PM") which adds PM\\2.5\\ (particles with an aerodynamic diameter less than or equal to a nominal 2.5 micrometers) to the regulation of PM. On the same day, the EPA also published a final rule revising the NAAQS for ozone. Relative to the PM NAAQS, the EPA has added a new 24-hour and an annual NAAQS for PM\\2.5\\ (65 and 15 ug/m/3/, respectively). The EPA also revised the form for the existing 24-hour PM\\10\\ (particles with an aerodynamic diameter less than or equal to a nominal 10 micrometers) NAAQS. The EPA did not revise the magnitude of the annual PM\\10\\ NAAQS but did revise some aspects of the form of the standard in terms of how compliance is determined. The revised NAAQS for ozone has an 8-hour averaging period (versus 1 hour for the previous NAAQS) and the concentration has been revised from 0.12 ppm to 0.08 ppm. These revised NAAQS are generally considered to be more stringent standards than the previous standards resulting in more "nonattainment" areas than under the previous NAAQS. In May 1999 the DC Circuit Court remanded the revised ozone and PM NAAQS to EPA for further consideration.

3.4.1.2  NO\\x\\ State Implementation Plan ("SIP") Call
-------------------------------------------------------

On September 24, 1998, the EPA finalized a rule requiring 22 states and the District of Columbia to submit SIPs to address the regional transport of ground-level ozone. These SIPs will address reductions in NO\\x\\ emissions from utility boilers and non-utility point sources as a precursor to ozone formation. The final EPA rule contains a state-by-state NO\\x\\ emissions budget that applies to the ozone season (May through September) and the states will have the flexibility to decide which sources are controlled and by how much. However, electric utilities, large industrial boilers and turbines, and cement plants were considered by EPA in the development of the state budgets and will likely be affected by the SIP revisions. In May 1999, the U.S. Court of Appeals for the District of Columbia Circuit issued an order staying the portion of the NO\\x\\ SIP Call which required states to submit rules by September 30, 1999. However, this rule was challenged and submittal of the SIPs was deferred. In June 2000, the Court rejected the challenges. Accordingly, these SIPs must be submitted by the affected states, including Illinois, by November 2000. The Genco generating units will be affected by the EPA SIP call rule.

3.4.1.3  Section 126 Petitions of the Clean Air Act Amendments of 1990 ("CAAA")
-------------------------------------------------------------------------------
Clean Air Act Section 126(b) authorizes states or political subdivisions to petition the EPA for a finding that major stationary sources in upwind states emit in violation of the prohibition of section 110(a)(2)(D), by contributing significantly to "nonattainment" problems in downwind states. Beginning on August 14, 1997, EPA received eight petitions under Section 126 from Connecticut, Maine, Massachusetts, New Hampshire, New York, Pennsylvania, Rhode Island and Vermont. The petitions asked EPA to find that major sources of NO\\x\\ emissions in states in the eastern half of the United States, from (and including) Louisiana in the southwest, Minnesota in the northwest, and Georgia in the southeast, contribute significantly to "nonattainment" in areas further to the east and north.

[LOGO] S&W Consultants, Inc.                                                A-76

On December 17, 1999, the EPA decided to grant four of the eight petitions filed in August, 1997 for the 1-hour ozone standard: Connecticut, Massachusetts, New York and Pennsylvania. The result of this action is to require reductions in annual NO\\x\\ emissions from 392 named facilities in 12 states and the District of Columbia.

The Genco generating units have not been named in the 126 Petitions granted by EPA on December 17, 1999. The EPA is planning on addressing the petitions from Maryland, New Jersey, Delaware and the District of Columbia in the near future.

3.4.1.4  Title IV - Acid Rain
-----------------------------

Title IV of the CAAA requires that nationwide SO2 emissions be reduced by 10 million tons per year and emissions of NO\\x\\ be reduced by 2 million tons per year from 1980 levels, both by the year 2000. Title IV provides for a two-phase approach in meeting these reductions. Phase I applies to 110 electric utilities with 263 units named in the CAAA and Phase II applies to all utility units above 25 MW in the 48 contiguous states. Phase I began in 1995 and required the 263 affected units to reduce SO\\2\\ emissions to a number of allowances equivalent to the unit's annual average baseline fuel consumption from 1985 to 1987 and an emission rate of 2.5 pounds per million Btu (Phase I allowances). Each allowance represents one ton of SO\\2\\. Phase II starts in the year 2000 and restricts affected utility unit emissions to allowances based on an emission rate of 1.2 pounds per million Btu and the 1985 to 1987 baseline fuel usage. The Phase I allowances were allocated in the CAAA and the EPA has published a list of Phase II allocations to utility units that it believes will be affected by Phase II. These allowances are a marketable commodity whereby a unit that emits less than its allocated allowances may save the unused allowances for future growth, transfer to other plants or sell to other utilities that exceed their allowance allocations.

3.4.1.5  Hazardous Air Pollutants
---------------------------------

Title III of the CAAA virtually replaces the existing program for the control of hazardous air pollutants known as the National Emission Standards for Hazardous Air Pollutants ("NESHAPs"). Under Title III, EPA has published a list of source categories that will be required to implement controls for 188 hazardous air pollutants ("HAPs"). Electric utilities were deferred from regulation under Title III of the CAAA until such time as EPA completed a comprehensive study on the public health impact of the utility industry relative to HAP emissions and reported the results to Congress. This utility report was completed in February 1998 and submitted to Congress. EPA is planning to make a decision on controls by the end of the year 2000. It is impossible to predict the outcome of this process at this time but there is a reasonable probability that some amount of mercury control for coal-fired boilers will be required at the national level.

3.4.1.6  Regional Haze Initiative
---------------------------------

The goal of the regional haze initiative is to reduce visibility impairment in and around 156 Class I protected areas (e.g., pristine areas such as national parks and wilderness areas) caused by fine particulate and other pollutants (SO\\2\\, NO\\x\\, and VOC). With no Class I areas being located in Illinois, this rule is not likely to have a significant impact on the Genco generating stations.

3.4.1.7  Global Warming - Greenhouse Gases
------------------------------------------

On December 11, 1997 in Kyoto, Japan, more than 150 countries came to an agreement on target reductions of greenhouse gas emissions for the industrialized nations of 6 to 8 percent from 1990 levels by the year 2012. The next round of negotiations took place in Buenos Aires, Argentina in November 1998. These negotiations resulted in the Buenos Aires Action Plan which established deadlines during the year 2000 for finalizing work on the Kyoto Mechanisms (Joint Implementation, Emissions Trading and the Clean Development Mechanism). The treaty restricts credits for emission reductions due to afforestation, reforestation, and deforestation since 1990 but it is unclear how these "sinks" would be

[LOGO] S&W Consultants, Inc.                                                A-77
measured or reported. There is much opposition to the treaty being expressed by industry at this time. Therefore, it is difficult to ascertain the treaty's impact on future power generation operations. However the treaty will likely have some effect, perhaps in terms of improved system operating efficiency and encouragement of the use of clean fuels and renewable energy sources. Some form of carbon emissions cap and allowance trading is also a possible outcome of this process.

3.4.2    Systemwide Air Emissions Compliance Programs

3.4.2.1  SO\\2\\ Compliance Plans
---------------------------------

All of the AmerenCIPS stations transferred to Genco are affected by Title IV SO\\2\\ requirements. The annual Phase II SO\\2\\ allocations for these stations are summarized below.

         -----------------------------------------------------------------
                                           SO\\2\\             SO\\2\\
                                         Allocations         Allocations
           Generating Station            (2000-2009)         (2010-2019)
         -----------------------------------------------------------------
           Coffeen                          20,459              20,500
         -----------------------------------------------------------------
           Grand Tower                      3,029               3,035
         -----------------------------------------------------------------
           Hutsonville /(1,2)/              4,523               4,533
         -----------------------------------------------------------------
           Meredosia                        7,190               7,203
         -----------------------------------------------------------------
           Newton/(3,4)/                    29,548              29,608
         -----------------------------------------------------------------
           Total                            64,749              64,879
         -----------------------------------------------------------------
         Notes:
         (1)  For the year 2000, Hutsonville's allocation is 5,827.
         (2)  For the years 2010 and 2020, Hutsonville's allocation is 3,881.
         (3)  For the year 2000, Newton's allocation is 30,108.
         (4)  For the years 2010 and 2020, Newton's allocation is 29,328.

The average annual SO\\2\\ emission rates for each of the former AmerenCIPS generating units for the years 1997 through 1999 are summarized below.

      ------------------------------------------------------------------------------------------
                                                      Average Annual SO\\2\\ Emission Rate
                                       Boiler                      (lb/MMBtu)
                                                ------------------------------------------------
             Generating Unit           Number          1997              1998              1999
      ------------------------------------------------------------------------------------------
       Coffeen 1                         1             2.30              2.42              1.97
      ------------------------------------------------------------------------------------------
       Coffeen 2                         2             2.08              2.39              2.23
      ------------------------------------------------------------------------------------------
       Grand Tower 3                     7             5.10              4.68              4.07
      ------------------------------------------------------------------------------------------
       Grand Tower  3                    8             4.94              4.60              4.02
      ------------------------------------------------------------------------------------------
       Grand Tower 4                     9             5.16              4.65              4.29
      ------------------------------------------------------------------------------------------
       Hutsonville 3                     5             4.36              4.28              4.35
      ------------------------------------------------------------------------------------------
       Hutsonville 4                     6             4.46              4.58              4.36
      ------------------------------------------------------------------------------------------
       Meredosia 1 and 2                 1             4.54              4.82              3.92
      ------------------------------------------------------------------------------------------
       Meredosia 1 and 2                 2             4.54              4.75              3.95
      ------------------------------------------------------------------------------------------
       Meredosia 1 and 2                 3             4.56              4.77              3.81
      ------------------------------------------------------------------------------------------
       Meredosia 1 and 2                 4             4.64              4.79              3.79
      ------------------------------------------------------------------------------------------
       Meredosia 3                       5             3.18              2.70              2.28
      ------------------------------------------------------------------------------------------
       Meredosia 4                       6             0.62              0.57              0.59
      ------------------------------------------------------------------------------------------
       Newton 1                          1             0.92              0.49              0.48
      ------------------------------------------------------------------------------------------
       Newton 2                          2             0.90              0.90              0.62
      ------------------------------------------------------------------------------------------

[LOGO] S&W Consultants, Inc.                                                A-78

There are no operating FGD systems at these generating units. However, an FGD system was operated at Newton Unit 1 until December 1996. Newton Units 1 and 2 switched from Illinois Basin coal to PRB coal in 1998 and 1999, respectively. Although PRB coal test burns have been performed at Coffeen Power Station, there are no short term plans to switch to PRB coals at Coffeen. The planned repowering of Grand Tower Power Station will lower SO\\2\\ emissions from this station beginning in 2003.

Ameren, together with the Market Consultant, provided projections of annual SO\\2\\ emissions from these units for the period 2000 to 2020. The projected annual SO\\2\\ emissions exceed the SO\\2\\ allowance allocations for each year of the forecast. Ameren has not included capital expenditures for future FGD systems or fuel switching. Current SO\\2\\ compliance plans for the units include the purchase or transfer of SO\\2\\ allowances, costs for which have been included in the Financial Model as forecast by the Market Consultant. Ameren has also forecast an annual average surplus of SO\\2\\ allowances for the AmerenUE generating units for the period 2000-2004 of 6,302. Considering the reported SO\\2\\ allowances held in the general account for the AmerenUE generating units, and assuming the planned transfer of the surplus and "banked" allowances to Genco occurs, Genco would then have sufficient SO\\2\\ allowances to internally meet the projected SO\\2\\ allowance requirements of these units through 2019. While this type of arrangement could conceivably provide some advantage to Genco, the modeled pricing of allowances is based on the Market Consultant's forecast as a conservative approach.

3.4.2.2  NO\\x\\ Compliance Plans
---------------------------------

Title IV NO\\x\\ Control Requirements

The Genco Coal-fired Stations are subject to the Title IV NO\\x\\ control requirements. Ameren plans to utilize an averaging plan for the year 2000 for compliance with the Acid Rain Phase II NO\\x\\ reduction requirements. The table below summarizes the Phase II annual NO\\x\\ emission rate limits and Ameren's projected annual NO\\x\\ emission rates for each of the coal-fired units.

           -------------------------------------------------------------------
                                                    Average Annual NO\\x\\
                                      Boiler       Emission Rate (lb/MMBtu)
                                              --------------------------------
                  Generating Unit     Number    Phase II Limit      Projected
           -------------------------------------------------------------------
            Coffeen 1                   1              0.86              1.20
           -------------------------------------------------------------------
            Coffeen 2                   2              0.86              0.60
           -------------------------------------------------------------------
            Grand Tower 3               7              0.50              0.80
           -------------------------------------------------------------------
            Grand Tower  3              8              0.50              0.80
           -------------------------------------------------------------------
            Grand Tower 4               9              0.50              0.70
           -------------------------------------------------------------------
            Hutsonville 3               5              0.45              0.60
           -------------------------------------------------------------------
            Hutsonville 4               6              0.45              0.60
           -------------------------------------------------------------------
            Meredosia 1 and 2           1              0.45              0.55
           -------------------------------------------------------------------
            Meredosia 1 and 2           2              0.45              0.55
           -------------------------------------------------------------------
            Meredosia 1 and 2           3              0.45              0.55
           -------------------------------------------------------------------
            Meredosia 1 and 2           4              0.45              0.55
           -------------------------------------------------------------------
            Meredosia 3                 5              0.45              0.55
           -------------------------------------------------------------------
            Newton 1                    1              0.45              0.25
           -------------------------------------------------------------------
            Newton 2                    2              0.45              0.35
           -------------------------------------------------------------------

The sum of the annual NO\\x\\ emission limit times the projected annual heat input for each unit equals 37,015 tons of NO\\x\\. The sum of the projected annual NO\\x\\ emission rate and the projected annual heat input for each unit equals 32,882 tons of NO\\x\\. The proposed averaging plan has more than a 10%

[LOGO] S&W Consultants, Inc.                                                A-79
compliance margin. The historical annual NO\\x\\ emission rates for the Genco Coal-fired Stations are summarized below.

    --------------------------------------------------------------------------------------
                                            Average Annual NO\\x\\ Emission Rate
                                Boiler                    (lb/MMBtu)
                                           -----------------------------------------------
      Generating Unit           Number          1997              1998              1999
    --------------------------------------------------------------------------------------
      Coffeen 1                   1             1.28              1.17              1.19
    --------------------------------------------------------------------------------------
      Coffeen 2                   2             1.28              1.17              1.19
    --------------------------------------------------------------------------------------
      Grand Tower 3               7             0.73              0.70              0.72
    --------------------------------------------------------------------------------------
      Grand Tower  3              8             0.76              0.72              0.80
    --------------------------------------------------------------------------------------
      Grand Tower 4               9             0.61              0.56              0.65
    --------------------------------------------------------------------------------------
      Hutsonville 3               5             0.53              0.53              0.56
    --------------------------------------------------------------------------------------
      Hutsonville 4               6             0.54              0.49              0.60
    --------------------------------------------------------------------------------------
      Meredosia 1 and 2           1             0.50              0.47              0.53
    --------------------------------------------------------------------------------------
      Meredosia 1 and 2           2             0.50              0.47              0.53
    --------------------------------------------------------------------------------------
      Meredosia 1 and 2           3             0.50              0.47              0.53
    --------------------------------------------------------------------------------------
      Meredosia 1 and 2           4             0.50              0.47              0.53
    --------------------------------------------------------------------------------------
      Meredosia 3                 5             0.69              0.52              0.55
    --------------------------------------------------------------------------------------
      Meredosia 4                 6             0.21              0.19              0.19
    --------------------------------------------------------------------------------------
      Newton 1                    1             0.29              0.21              0.17
    --------------------------------------------------------------------------------------
      Newton 2                    2             0.38              0.36              0.29
    --------------------------------------------------------------------------------------

The table above indicates that the projected NO\\x\\ emission rates in the Title IV NO\\x\\ averaging plan have been obtained by each of the Genco generating units, with the exception of Coffeen Unit 2. However, Coffeen Unit 2 has been retrofit with overfire air (OFA) ports and was in start-up at the time of the site visit. Ameren reports that preliminary test results indicate that with the OFA ports Coffeen Unit 2 will meet the projected NO\\x\\ emission rate of 0.60 lb/MMBtu. S&W Consultants has reviewed these results and notes that 75% OFA is required to meet this emission limit. Continuous operation at this level of OFA is feasible, provided Ameren closely monitors performance. Overfire air ports are planned for Coffeen Unit 1 in the fall of 2000. In 1998, Meredosia Unit 3 (boiler 5) was retrofit with a Level I low NO\\x\\ concentric firing system (LNCFS). Newton Unit 1 was retrofit with a Level III LNCFS NO\\x\\ control system in 1994. The retrofit of a TFS 2000 system at Newton Unit 2 is planned for the spring of 2001. The additional combustion NO\\x\\ control systems that are planned for these Genco units will provide additional compliance margin for meeting the NO\\x\\ reduction requirements of Title IV of the CAAA.

Future NO\\x\\ Control Programs

The former AmerenCIPS generating units are affected by the EPA SIP call rule. Ameren has developed plans to comply with the requirements of a proposed SIP call rule submitted by the Illinois EPA (IEPA). Based on the currently available information, Ameren's estimate of NO\\x\\ allowance allocations for these generating units equals 4,584 allowances for the years 2003 through 2005. Beginning in 2006, the rule proposes flexible mechanisms to determine NO\\x\\ allowance allocations. The allocations for the years 2006 and beyond depend upon a number of factors, including the operating characteristics of other generating facilities in the state of Illinois. Based on the proposal, IEPA will determine the number of allocations for 2006 by April 1 of 2003. At this point in time, considerable uncertainty remains concerning the final outcome of the rule as well as the number of allocations available after 2005.

Ameren's compliance strategy is based on the initial allocations for the 2003, 2004 and 2005 ozone seasons. The strategy will be adjusted as necessary in the later years to accommodate both future allocations and changes in technology for NO\\x\\ control. Ameren has identified the following NO\\x\\

[LOGO] S&W Consultants, Inc.                                                A-80
reduction options as a means of meeting the requirements of the proposed SIP call rule. The capital costs associated with implementing these plans are included in the Genco expense forecasts.

   ----------------------------------------------------------------------------------------
                                                                       Controlled NO\\x\\
                                                                          Emission Rate
      Generating Unit           NO\\x\\ Reduction Option                   (lb/MMBtu)
   ----------------------------------------------------------------------------------------
     Coffeen 1              SCR Retrofit                                      0.06
   ----------------------------------------------------------------------------------------
     Coffeen 2              SCR Retrofit                                      0.06
   ----------------------------------------------------------------------------------------
     Grand Tower 3          Natural Gas Combined Cycle Repowering             0.094
   ----------------------------------------------------------------------------------------
     Grand Tower 4          Natural Gas Combined Cycle Repowering             0.094
   ----------------------------------------------------------------------------------------
     Hutsonville 3          TFS 2000 plus Combustion Optimization             0.22
   ----------------------------------------------------------------------------------------
     Hutsonville 4          TFS 2000 plus  Combustion Optimization            0.22
   ----------------------------------------------------------------------------------------
     Meredosia 3            TFS 2000 plus Combustion Optimization             0.22
   ----------------------------------------------------------------------------------------
     Newton 1               Combustion Optimization                           0.12
   ----------------------------------------------------------------------------------------
     Newton 2               TFS 2000 plus  Combustion Optimization            0.12
   ----------------------------------------------------------------------------------------

Ameren developed a forecast of ozone season NO\\x\\ emissions based on ozone season heat input projections provided by the Market Consultant and assuming the above NO\\x\\ compliance plan is in place. This forecast is compared with the estimated NO\\x\\ allowance allocations for the years 2003 to 2005 in the following table.

     ----------------------------------------------------------------------------------------
                                                               2003        2004         2005
     ----------------------------------------------------------------------------------------
      NO\\x\\ Emissions (tons/ozone season)                   3,702        3,784       3,851
     ----------------------------------------------------------------------------------------
      NO\\x\\ Allowance Allocation                            4,584        4,584       4,584
     ----------------------------------------------------------------------------------------
      Surplus (Shortage) of NO\\x\\ Allowances                 882          800         733
     ----------------------------------------------------------------------------------------
     Note:  Allocations based on IEPA proposed rules with 5% deducted for new source set-aside.

If the allocations for the years 2006 through 2020 continue at the level for the years 2003 - 2005, the Genco units will continue to generate surplus NO\\x\\ allowances each year. If Genco receives fewer allocations, Ameren could need to purchase additional NO\\x\\ allowances or install additional NO\\x\\ control equipment some point in the 2008 to 2020 time frame. However, it is unknown at present what Genco's future allocations will be.

Refer also to the station-specific NO\\x\\ compliance plans in the following sections.

3.4.3    Generating Station Environmental Compliance

S&W Consultants prepared an overview of current air and water permit requirements, environmental limitations on current or future operations, environmental compliance, and other significant environmental issues affecting each of the former AmerenCIPS generating stations. These assessments are based on the results of plant walk downs, interviews with key operating and staff personnel, and limited primary compliance data and information.

3.4.3.1  Newton Power Station
-----------------------------

Air Pollution Control Compliance

Newton Power Station holds operating air permits for the following emitting units:

[LOGO] S&W Consultants, Inc.                                                A-81

 .   Unit 1 boiler
 .   Unit 2 boiler
 .   Upgraded coal handling system
 .   Newton storage tanks
 .   Lime and soda ash handling equipment (the use of this equipment is discontinued)
 .   Fly ash dust collector

Newton also holds a joint construction/operating permit for the rail car dumper dust collector and a Phase II Acid Rain Permit.

Ameren submitted an application for a Clean Air Act Permit Program ("CAAPP") under Title V of the Clean Air Act Amendments of 1990 ("CAAA") to the Illinois Environmental Protection Agency ("IEPA") in August of 1995. A completeness determination has been issued by the IEPA, initiating an application shield for the station. There are no reported or known issues preventing issuance of the Title V Operating Permit.

The annual SO\\2\\ emissions for Newton Units 1 and 2 are projected to remain well below the SO\\2\\ allowance allocations for these units. Current SO\\2\\ compliance plans for Newton Power Station are to continue burning low sulfur PRB coal which will generate excess allowances for possible use at the other stations. Units 1 and 2 are included in the planned Title IV averaging plan for the former AmerenCIPS generating units for the year 2000. Additional details concerning Ameren's system-wide SO\\2\\ and NO\\x\\ compliance plans are provided in previous sections.

Emission limitations for each of the Newton generating units are summarized below:

   ---------------------------------------------------------
           Pollutant                 Unit 1          Unit 2
           ---------                 ------          ------
   ---------------------------------------------------------
      SO\\2\\ (lb/MMBtu)              1.2              1.2
   ---------------------------------------------------------
      NO\\x\\ (lb/MMBtu)              0.7              0.7
   ---------------------------------------------------------
       CO (ppmvd @ 50%)               200              200
   ---------------------------------------------------------
        TSP (lb/MMBtu)                0.10            0.10
   ---------------------------------------------------------
    Opacity (%, 6-minute)              20              20
   ---------------------------------------------------------

Units 1 and 2 use continuous emissions monitoring systems ("CEMS") which measure and record opacity, CO\\2\\, NO\\x\\, SO\\2\\, and flue gas flow rate.

Units 1 and 2 limit SO\\2\\ emissions by using low sulfur coal, currently PRB. Newton Unit 1 was retrofit with a Level III LNCFS NO\\x\\ control system in 1994. The retrofit of a TFS2000R system at Newton Unit 2 is planned for the spring of 2001. Units 1 and 2 control particulate emissions with an ESP. Additional discussion concerning the existing air pollution control systems at Newton Units 1 and 2 are provided in Section 3.1.1.

On occasion, certain operating practices, such as load reductions, are employed to avoid exceedances of opacity standards. Opacity monitoring reports for 1998 indicate excess emissions for only 0.05 and 0.58 percent of the operating time for Units 1 and 2, respectively. No data are reported for 1999. These percentages do not include excess opacity emissions during start-up, shutdown, malfunctions, and breakdowns as these events are excluded relative to opacity standards compliance.

[LOGO] S&W Consultants, Inc.                                                A-82

There are no outstanding air pollution control violations, enforcement issues or consent orders for the Newton Power Station with IEPA or USEPA, nor reported public complaints regarding air pollution from the station or its operational activities. There are no reported or known issues preventing issuance of the Title V Operating Permit.

Water Supply

Service water for plant wash water, boiler makeup, fire protection, and potable and sanitary purposes is from the Rural Water District supply system. Circulating water is taken from Newton Lake. The intakes for the circulating water system do not experience significant sediment buildup, fish entrainment or zebra mussel growth.

Wastewater Discharge Compliance

The IEPA has authority to issue NPDES permits for the USEPA in Illinois. The Newton Power Station has a National Pollutant Discharge Elimination System ("NPDES") permit effective through August 31, 2003 to discharge to Newton Lake in Jasper County Illinois.

The NPDES permit governs discharges at thirteen outfalls. The permit temperature limitation for the main condenser cooling water outfall (002) is 102(degrees)F (monthly average) with a daily maximum limit of 111(degrees)F. A variance was issued to Newton Power Station that allows a monthly average discharge temperature of 106(degrees)F and the daily maximum temperature to exceed 111(degrees)F for 110 hours during the months May through September. Violation Notice M-2000-02001 was issued on January 7, 2000 for a thermal discharge that caused water pollution and failure to meet the standards for dissolved oxygen on July 23, 1999. The discharge resulted in a fish kill on July 28 and 29, 1999 and penalties of $923.26 for both the fish kill value and investigation expenses were assessed. The station was ordered to immediately comply with the thermal limits set out by the Illinois PCB in PCB 78-271. This action revoked the variance that was issued for discharge temperatures from outfall 002. Ameren has completed construction of a supplemental cooling pond which should reduce discharge temperatures to acceptable levels.

With the exception of the thermal discharge violation, there are no additional water pollution control violations, enforcement issues or consent orders for the station with IEPA or USEPA, nor reported public complaints regarding water pollution from the station or its operational activities.

Ash Disposal

Newton Power Station has a 200-acre bottom ash settling pond, which is projected by Ameren to serve the life of the station. The PRB coal that is used at Newton Power Station produces a high quality Class C ash. Currently, approximately 10% of the fly ash is sent to secondary markets. Fly ash is disposed of at an on-site, 40-acre landfill. The landfill design includes a single liner with leachate collection. Ameren has projected that the existing phase of the landfill has a remaining life of approximately 6 to 10 years if 100% of the fly ash production is placed in the landfill. On-going efforts to market the fly ash may extend the useful life of the landfill. The amounts budgeted for future ash disposal costs should be adequate.

Hazardous Materials

Several hazardous materials are managed at the Newton Power Station, including the following:

 .  No. 2 fuel oil
 .  Diesel fuel
 .  Gasoline
 .  Lubricating oils
 .  Sulfuric acid
 .  Sodium hydroxide (caustic)

[LOGO] S&W Consultants, Inc.                                                A-83

 .  Hydrazine
 .  Ammonia
 .  Safety Kleen solvent
 .  Miscellaneous solvents
 .  Paint
 .  Chlorine (tablets and one-ton cylinders)
 .  Asbestos-containing materials ("ACM")
 .  Mercury

After use, these materials may be regulated as a hazardous waste. In addition, the "mixture rule" contained in the federal Resource Conservation and Recovery Act ("RCRA") regulations requires that mixtures of hazardous waste and other materials, such as fresh fuels, rags and soils, must also be managed as hazardous waste.

S&W Consultants noted that all of these hazardous materials and wastes were being managed at the Newton Power Station in a manner that was generally protective of the environment and in compliance with applicable regulations.

A number of wastes, including used oil and chemical cleaning wastes, are typically placed on the active portions of the coal pile for disposal by burning. This practice is specifically permitted by the plant's air permit.

The Newton Power Station is listed in the federal RCRA database as a Large Quantity Generator ("LQG") of hazardous waste. S&W Consultants also noted that the Newton Power Station is not conducting the administrative procedures required of LQG facilities, but is conducting itself as a Small Quantity Generator ("SQG"). The regulations require site registration for both SQG and LQG facilities, and specific regulatory requirements are a function of actual waste generation rate rather than generator class. Therefore, the station practice appears to be acceptable.

The Newton Power Station maintains an inventory of ACM present and has an ongoing program for the management of ACM. Typically, ACM is removed and replaced with non-ACM only as required for equipment maintenance.

Lead-based paints are not currently used at the Newton Power Station; however, such paints were used at this station in the past. The station (nor the other Assets) does not maintain an inventory of surfaces coated with lead-based paint.

A few instruments, gauges and lighting ballasts containing mercury are still in use at the Newton Power Station. However, the station (nor the other Assets) does not maintain an inventory of items containing mercury. All waste mercury is transported to the Ameren corporate laboratory in St. Louis, Missouri for continued use. This is acceptable practice.

Site Contamination

S&W Consultants notes that AmerenCIPS has retained responsibility and indemnified Genco with regard to all environmental damages or violation of any environmental requirements attributable to or resulting from any action prior to the closing date of the transfer of Assets to Genco.

For reference purposes, the Phase I ESA documented that surficial soils at the Newton Power Station consist of sand, silt and gravel with some interbedded, noncontinuous clay lenses. Bedrock consisting of limestones and sandstones are encountered at a depth of approximately 150 feet below grade. The water

[LOGO] S&W Consultants, Inc.                                                A-84
table, which is hydraulically connected with Newton Lake, is typically encountered at a depth of approximately 30 feet below grade.

The Phase I ESAs identified the following issues which were common to all of the existing generating facilities:

 .    Underground piping has never been tested for integrity (leaks), although some of the stations do maintain cathodic protection on their underground piping. S&W Consultants notes that the Meredosia Power Station reports that none of its oil piping is installed under ground. S&W Consultants recommends that the stations document materials of construction for underground piping, document the status of existing cathodic protection systems, and conduct pressure testing of all underground piping.

 .    Oil and chemical storage tanks have never been tested for integrity
     (leaks), although some of the stations do maintain cathodic protection on their storage tanks. S&W Consultants recommends that the stations document materials of construction for all aboveground and underground storage tanks, document the status of existing cathodic protection systems, and conduct non-destructive testing as appropriate to determine current tank conditions.

In addition, the Phase I ESAs identified the following issues specific to Newton Power Station:

 .    This station experienced a rupture of an underground fuel oil line in 1986.

 .    This station used an underground tank (since removed) for the storage of used oil.

 .    A sample of sewage sludge taken in 1995 exhibited an unexpectedly high concentration of mercury. This aberration was duly reported to the IEPA, and subsequent sludge samples did not exhibit elevated concentrations of mercury. At that time, sewage sludge was normally mixed with scrubber sludge for combined disposal in an onsite landfill. S&W Consultants notes that the pozzolanic content of the scrubber sludge should chemically fixate any residual concentrations of mercury in the sewage sludge.

 .    The Newton Power Station is currently subject to a Consent Decree which requires the station to monitor groundwater associated with the old landfill (former ash disposal) area. S&W Consultants anticipates that the Newton Power Station will continue to implement the dictates of this Consent Decree.

Since the Phase I ESA has identified the potential for soil and groundwater contamination at each of the Coal-fired Stations, S&W Consultants recommends additional ESA activities at each station, e.g., soil and groundwater sampling and analysis, in order to baseline and document the extent of any current contamination. S&W Consultants' recommendation is for the commercial benefit of Genco, and not meant to be based on current regulatory requirements, as Genco is not under regulatory obligation to perform additional characterization.

Other Environmental Issues

The amounts of chlorine and other regulated materials stored at the Newton Power Station are greater than the threshold amounts listed in the United States Environmental Protection Agency's Risk Management Program ("RMP") regulations. Therefore, an RMP plan is in place for this station.

[LOGO] S&W Consultants, Inc.                                                A-85

3.4.3.2  Coffeen Power Station
------------------------------

Air Emissions Compliance

The Coffeen Power Station holds operating air permits for the following emitting units:

 .  Unit 1 boiler
 .  Unit 2 boiler
 .  Auxiliary boiler
 .  Coal handling and organic liquids storage
 .  Fly ash silo
 .  Soda ash silo

Coffeen also holds a joint construction/operating permit for the Unit 2 overfire air system and a Phase II Acid Rain Permit.

Ameren submitted an application for a CAAPP under Title V of the CAAA to the IEPA in August of 1995. A completeness determination has been issued by the IEPA, initiating an application shield for the station. There are no reported or known issues preventing issuance of the Title V Operating Permit.

The annual SO\\2\\ emissions for Coffeen Units 1 and 2 are projected to exceed the SO\\2\\ allowance allocations for these units by more than a factor of two. Current SO\\2\\ compliance plans for the Coffeen Power Station are to purchase SO\\2\\ allowances. Units 1 and 2 are included in the planned Title IV averaging plan for the Genco generating units for the year 2000. Additional details concerning Ameren's system-wide SO\\2\\ and NO\\x\\ compliance plans are provided earlier in Section 3.4.

Emission limitations for each of the Coffeen generating units are summarized below:

     -------------------------------------------------------------------------
           Pollutant            Unit 1            Unit 2         Aux. Boiler
           ---------            ------            ------         -----------
     -------------------------------------------------------------------------
       SO\\2\\ (lb/hour)          55,555 for Units 1&2               0.3
     -------------------------------------------------------------------------
       NO\\x\\ (lb/MMBtu)        0.86**            0.86**            None
     -------------------------------------------------------------------------
        CO (ppmvd @ 50%)          200               200              200
     -------------------------------------------------------------------------
         TSP (lb/MMBtu)          0.19              0.15              0.10
     -------------------------------------------------------------------------
      Opacity (%, 6-minute)       30                30                20
     -------------------------------------------------------------------------

   ** Coffeen was exceeding these emissions limitations at the time of the site visit, but has taken measures to correct.

Units 1 and 2 use continuous CEMS which measure and record opacity, CO\\2\\, NO\\x\\, SO\\2\\, and flue gas flow rate. Units 1 and 2 burn local Monterey coal and have no SO\\2\\ emissions controls. Coffeen Unit 2 has been retrofit with OFA ports. Test results provided by Ameren indicate that Unit 2 is capable of meeting the above NO\\x\\ emissions limitations with the new OFA system. Overfire air ports are planned for Coffeen Unit 1 in the fall of 2000. Units 1 and 2 control particulate emissions with an ESP. Additional discussion concerning the existing air pollution control systems at Coffeen Units 1 and 2 are provided in Section 3.1.2.

On occasion, certain operating practices, such as load reductions, are employed to avoid exceedances of opacity standards. Opacity monitoring reports for 1999 indicate excess emissions for approximately 1.6 percent of the operating time for Units 1 and 2. This percentage does not include excess opacity

[LOGO] S&W Consultants, Inc.                                                A-86
emissions during start-up, shutdown, malfunctions, and breakdowns as these events are excluded relative to opacity standards compliance. A Consent Order was entered into in 1987 for exceedances of SO\\2\\ emission limits.

There are no outstanding air pollution control violations, enforcement issues or consent orders for the Coffeen Power Station with IEPA or USEPA, nor reported public complaints regarding air pollution from the station or its operational activities. There are no reported or known issues preventing issuance of the Title V Operating Permit.

Water Supply

Service water for boiler makeup, circulating water and fire protection is from Coffeen Lake. Potable and sanitary water is provided by the City of Greenville. The intakes for the circulating water system does not experience significant sediment buildup, fish entrainment or zebra mussels.

Wastewater Discharge Compliance

The IEPA has authority to issue NPDES permits for the USEPA in Illinois. The Coffeen Power Station has a NPDES permit effective through September 30, 2003 to discharge to Coffeen Lake in Montgomery County Illinois.

The NPDES permit governs discharges at 21 outfalls. The permit temperature limitations for the main condenser cooling water outfall include 105(degrees)F (monthly average) and a maximum of 112(degrees)F for *3% of hours from June to September. A variance was issued to Coffeen Power Station that extends the period for higher allowable discharge temperature limits at outfall 001 from June through September to May through October. However, Violation Notice M-2000-02002 was issued on January 7, 2000 for a thermal discharge that caused water pollution and failure to meet the standards for dissolved oxygen on July 28, 1999. The discharge resulted in a fish kill on July 28, 1999 and a penalty of $1794.28 for the fish kill value was assessed. The station was ordered to immediately comply with the thermal limits set out by the Illinois PCB in PCB 78-158. This action revoked the variance that was issued for discharge temperatures from outfall 001. Ameren has constructed a supplemental cooling pond which should reduce discharge temperatures to acceptable levels.

With the exception of the thermal discharge violation, there are no additional outstanding water pollution control violations, enforcement issues or consent orders for the station with IEPA or USEPA, nor reported public complaints regarding water pollution from the station or its operational activities.

Ash Disposal

Approximately 80% of the coal ash at Coffeen Power Station is removed as slag from the cyclone burners. The slag is sluiced to dewatering bins. All of the slag collected in the bottom ash pond is marketed under a long-term (7-year) contract. The slag is sold as roofing grit and sand blasting abrasive.

Fly ash that is produced at Coffeen Power Station is typically handled dry and sent off-site. The primary off-site option involves mine back filling, at a mine located approximately 40 miles from the station. Ameren has submitted a permit application to the IEPA for underground injection control ("UIC") of a fly ash and mine water slurry. Issuance of the permit is expected in mid-2000. The life of the UIC project is not known. However, Coffeen Power Station also has a permit in place to build a 20-acre on-site landfill, and is also permitted to send fly ash to the existing landfill at Newton Power Station. Coffeen's ash disposal plan and budget should be adequate.

Hazardous Materials

The Coffeen Power Station is listed as a SQG of hazardous waste. Ameren has advised S&W Consultants that wastes generated by maintenance contractors are included in the annual total hazardous

* = Less than

[LOGO] S&W Consultants, Inc.                                                A-87
waste generation amount for the Coffeen Power Station. Several hazardous materials are managed at the Coffeen Power Station, similarly to Newton Power Station. S&W Consultants noted that all of these hazardous materials and wastes were being managed at the Coffeen Power Station in a manner that was generally protective of the environment (see Section 3.4.3.1, "Hazardous Materials").

S&W Consultants reviewed the results of PCB testing for oil-filled equipment at each of the power stations. PCB results were not available for two pieces of equipment at the Coffeen Power Station. The PCB results for the remaining oil-filled equipment indicated that there are no "PCB transformers" at any of these power stations; i.e., the concentration of PCBs in oil-filled equipment is less than 500 ppm. Furthermore, PCB results indicate that all but four pieces of equipment are "non-PCB" equipment; i.e., the concentrations of PCB in these pieces of equipment are less than 50 ppm. Ameren has indicated that these pieces of equipment are to be retested. S&W Consultants notes that oil-filled equipment is being managed in an acceptable manner with regard to (potential) PCB content.

Site Contamination

For reference purposes, the Phase I ESA documented that surficial soils at the Coffeen Power Station consist of sand, silt and gravel with some interbedded, noncontinuous clay lenses. Bedrock consisting of limestones and sandstones are encountered at a depth of approximately 60-150 feet below grade. The water table, which is hydraulically connected with Coffeen Lake, is typically encountered at a depth of approximately 20 feet below grade.

The Phase I ESA identified potential environmental issues common to all of the existing generating stations as described previously in Section 3.4.3.1 "Site Contamination".

The Phase I ESA did not identify any significant environmental issues at the Coffeen Power Station in addition to those common to all stations.

Other Environmental Issues

The amounts of ammonia, chlorine and other regulated materials stored at the Coffeen Power Station are greater than the threshold amounts listed in the United States Environmental Protection Agency's Risk Management Program regulations. Therefore, an RMP plan is in place for this station.

3.4.3.3  Meredosia Power Station
--------------------------------

Air Pollution Control Compliance

The Meredosia Power Station holds operating air permits for the following emitting units:

 .   Unit 1 boiler
 .   Unit 2 boiler
 .   Unit 3 boiler
 .   Unit 4 boiler
 .   Unit 5 boiler
 .   Unit 6 boiler
 .   Coal handling and oil storage facility
 .   Fuel oil storage tanks
 .   Open burning permit for fire fighting training

[LOGO] S&W Consultants, Inc.                                                A-88

Note that boilers 1 and 2 correspond with T/G Unit 1, boilers 3 and 4 correspond with T/G Unit 2, boiler 5 corresponds with T/G Unit 3, and boiler 6 corresponds with T/G Unit 4, as described earlier. "Unit" in this section refers to boiler.

Meredosia also holds a Phase II Acid Rain Permit.

Ameren submitted an application for a CAAPP under Title V of the CAAA to the IEPA in August of 1995. A completeness determination has been issued by the IEPA, initiating an application shield for the Meredosia Power Station. There are no reported or known issues preventing issuance of the Title V Operating Permit.

The annual SO\\2\\ emissions for Meredosia Units 1-6 are projected to exceed the SO\\2\\ allowance allocations for these units by more than a factor of two. Current SO\\2\\ compliance plans for the Meredosia Power Station are to purchase SO\\2\\ allowances. Units 1-6 are included in the planned Title IV averaging plan for the Genco generating units for the year 2000. Additional details concerning Ameren's system-wide SO\\2\\ and NO\\x\\ compliance plans are provided earlier in Section 3.4. Emission limitations for each of the Meredosia generating units are summarized below:

     ========================================================================
           Pollutant            Boilers 1-4      Boiler 5         Boiler 6
                              (Units 1 and 2)    (Unit 3)         (Unit 4)
     ------------------------------------------------------------------------
         SO\\2\\ (lb/hour)       23,000 lb/hr    23,000 lb/hr         0.8
                                 plant limit     plant limit      lb/MMBtu
     ------------------------------------------------------------------------
       NO\\x\\ (lb/MMBtu)           None             None            0.3
     ------------------------------------------------------------------------
        CO (ppmvd @ 50%)             200              200            200
     ------------------------------------------------------------------------
         TSP (lb/MMBtu)             0.20             0.10           0.10
     ------------------------------------------------------------------------
     Opacity (%, 6-minute)            30               30             20
     ========================================================================

Boilers 1-6 use CEMS which measure and record opacity, CO\2\\, NO\\x\\, SO\\2\\, and flue gas flow rate. Boilers 1-4 burn high sulfur coal and have no SO\\2\\ emissions controls. Boiler 5 burns intermediate sulfur (~1%) coal to generate some SO\\2\\ credits and Boiler 6 fires low sulfur #4 oil (~0.4%). In 1998, Meredosia Unit 3 (boiler 5) was retrofitted with ABB-CE Level I low LNCFS. Boilers 1-5 control particulate emissions with an ESP. Boiler 6 has no particulate control. Additional discussion concerning the existing air pollution control systems at Meredosia is provided in Section 3.1.3.

On occasion, certain operating practices, such as load reductions, are employed to avoid exceedances of opacity standards. Opacity monitoring reports for 1999 indicate excess emissions for approximately 0.3 percent of the operating time for Boilers 1-4, 0.01 percent for Boiler 5, and 0.2 for Boiler 6. These percentages do not include excess opacity emissions during start-up, shutdown, malfunctions, and breakdowns as these events are excluded relative to opacity standards compliance.

There are no outstanding air pollution control violations, enforcement issues or consent orders for the Meredosia Power Station with IEPA or USEPA, nor reported public complaints regarding air pollution from the station or its operational activities. There are no reported or known issues preventing issuance of the Title V Operating Permit.

Water Supply

On-site deep wells provide the raw source of water for the station demineralizers, the majority of outdoor fire protection, and water for potable and sanitary purposes. The Illinois River serves as the source of

[LOGO] S&W Consultants, Inc.                                                A-89
water supply for circulating water, miscellaneous cooling, indoor fire protection, automatic sprinkler and deluge fire protection systems, and plant wash water. The intakes for the circulating water system does not experience significant sediment buildup, fish entrainment or zebra mussel growth. The Illinois river also provides the make-up source to the cooling tower that serves as the closed loop circulating water system for Unit 4 condenser.

Wastewater Discharge Compliance

The IEPA has authority to issue NPDES permits for the USEPA in Illinois. The Meredosia Power Station has a NPDES permit effective through April 30, 2003 to discharge to the Illinois River in Morgan County Illinois.

The NPDES permit governs discharges at nine outfalls. NPDES sampling data for all discharge points are reported to indicate general compliance with permit requirements. There have been some bottom ash pond discharge total suspended solids exceedances in the past. However, at this time, there are no outstanding water pollution control violations, enforcement issues or consent orders for the station with IEPA or USEPA, nor reported public complaints regarding water pollution from the Meredosia Power Station or its operational activities.

Ash Disposal

Bottom ash from Meredosia Units 1, 2 and 3 is sluiced to an unlined settling pond. The bottom ash pond is cleaned out periodically as required. The recovered bottom ash is given away for beneficial uses (primarily as anti-skid material). Ameren has indicated that the demand for the beneficial use of bottom ash exceeds the production rate at Meredosia Power Station.

Fly ash from Meredosia Units 1, 2 and 3 is sluiced to an unlined settling pond. In 1998 approximately 80,000 yds/3/ of fly ash was removed from the pond and back hauled to the Cedar Creek mine, approximately 30 miles from the station. The fly ash pond currently has about two years of remaining capacity. Ameren is in the process of planning the development of a new lined pond on site in 2002. S&W Consultants considers Meredosia's ash disposal plan and budget to be adequate.

Hazardous Materials

Hazardous materials issues at Meredosia are similar to those discussed earlier for Newton and Coffeen Power Stations. See Section 3.2.3.2, "Hazardous Materials" for detailed discussion.

Site Contamination

For reference purposes, the Phase I ESA documented that surficial soils at the Meredosia Power Station consist of sand, silt and gravel with some interbedded, noncontinuous clay lenses. Bedrock consisting of limestones and sandstones are encountered at a depth of approximately 125 feet below grade. The water table, which is hydraulically connected with the Illinois River, is typically encountered at a depth of approximately 35 feet below grade.

The Phase I ESA identified potential environmental issues common to all of the existing generating stations as described previously in Section 3.4.3.1 "Site Contamination".

The Phase I ESA identified the following issues which were of concern at the Meredosia Power Station:

 .    The former fly and bottom ash ponds were closed as landfills; i.e., with wastes in place. Although "impermeable" caps were placed upon these ponds at closure, the potential exists for residual migration of waste constituents to groundwater.

[LOGO] S&W Consultants, Inc.                                                A-90

Other Environmental Issues

The amounts of ammonia, chlorine and other regulated materials stored at the Meredosia Power Station are less than the threshold amounts listed in the United States Environmental Protection Agency's Risk Management Program regulations. Therefore, a RMP plan is not required for this station.

3.4.3.4  Hutsonville Power Station
----------------------------------

Air Pollution Control Compliance

The Hutsonville Power Station holds operating air permits for the following emitting units:

 .  Unit 5 boiler
 .  Unit 6 boiler
 .  Coal handling/oil storage/diesel generator

Hutsonville also holds a Phase II Acid Rain Permit.

Ameren submitted an application for a CAAPP under Title V of the CAAA to the IEPA in August of 1995. A completeness determination has been issued by the IEPA, initiating an application shield for the Hutsonville Power Station. There are no reported or known issues preventing issuance of the Title V Operating Permit.

The annual SO\\2\\ emissions for Hutsonville Units 5 and 6 are projected to exceed the SO\\2\\ allowance allocations for these units by more than a factor of two. Current SO\\2\\ compliance plans for the Hutsonville Power Station are to purchase SO\\2\\ allowances. Units 5 and 6 are included in the planned Title IV averaging plan for the Genco generating units for the year 2000. Additional details concerning Ameren's system-wide SO\\2\\ and NO\\x\\ compliance plans are provided earlier in Section 3.4. Emission limitations for each of the Hutsonville generating units are summarized below:

          ================================================
                   Pollutant                  Units 5&6
                   ---------                  ---------
          ------------------------------------------------
                SO\\2\\ (lb/hour)              8,536
          ------------------------------------------------
               NO\\x\\ (lb/MMBtu)               None
          ------------------------------------------------
          CO (ppmvd @ 50% excess) air)           200
          ------------------------------------------------
                 TSP (lb/MMBtu)                 0.18
          ------------------------------------------------
           Opacity (%, 6-minute ave.)             30
          ================================================

Units 5 and 6 use CEMS which measure and record opacity, CO\\2\\, NO\\x\\, SO\\2\\, and flue gas flow rate. Units 5 and 6 burn local high sulfur (~2.5%) coal and have no SO\\2\\ emissions controls. No additional combustion NO\\x\\ control systems are planned for the Hutsonville Power Station at this time. Units 5 and 6 control particulate emissions with an ESP. Additional discussion concerning the existing air pollution control systems at Hutsonville Units 1-6 are provided in Section 3.1.4.

On occasion, certain operating practices, such as load reductions, are employed to avoid exceedances of opacity standards. Opacity monitoring reports for 1999 indicate excess emissions for approximately 0.2 percent of the operating time for Unit 5 and 0.1 for Unit 6. These percentages do not include excess opacity emissions during start-up, shutdown, malfunctions, and breakdowns as these events are excluded relative to opacity standards compliance.

[LOGO] S&W Consultants, Inc.                                                A-91

There are no outstanding air pollution control violations, enforcement issues or consent orders for the Hutsonville Power Station with IEPA or USEPA, nor reported public complaints regarding air pollution from the station or its operational activities. There are no reported or known issues preventing issuance of the Title V Operating Permit.

Water Supply

Service water for plant wash water, boiler makeup, fire protection, and potable and sanitary purposes is taken from on-site deep wells. Circulating water is taken from the Wabash River. The intakes for the circulating water system do not experience significant sediment buildup, fish entrainment or zebra mussel growth.

Wastewater Discharge Compliance

The IEPA has authority to issue NPDES permits for the USEPA in Illinois. The Hutsonville Power Station has a NPDES permit effective through April 30, 2004 to discharge to the Wabash River in Crawford County Illinois. The NPDES permit governs discharges at six outfalls. NPDES sampling data for all discharge points are reported to indicate general compliance with permit requirements, with the exception of TSS exceedances at the fly ash pond discharge. There is an enforcement action pending with the IEPA in regard to ground water contamination from the ash pond. Fines may result from this enforcement action. Ameren is negotiating a compliance consent agreement with the IEPA on this issue. See the "Site Contamination" section.

Ash Disposal

Hutsonville Power Station has an unlined bottom ash pond. Bottom ash is periodically reclaimed from the pond for beneficial use, primarily as an anti-skid material. The demand for bottom ash exceeds the production rate.

Fly ash is sluiced to an unlined pond. Plans are being developed for closure of the existing unlined fly ash pond and construction of a new, lined fly ash pond located adjacent to the existing fly ash pond. The budget allocation for construction of the lined pond should be adequate. The fly ash at Hutsonville does not qualify for beneficial use based on Illinois regulations, but does qualify for beneficial use based on Indiana regulations. Ameren is evaluating the possible use of fly ash from Hutsonville as structural fill in Indiana.

Hazardous Materials

Hazardous materials issues at Hutsonville are similar to those discussed earlier. See Section 3.2.3.1, "Hazardous Materials" for detailed discussion.

Site Contamination

For reference purposes, the Phase I ESA documented that surficial soils at the Hutsonville Power Station consist of sand, silt and gravel with some interbedded, noncontinuous clay lenses. Bedrock consisting of limestones and sandstones are encountered at a depth of approximately 20-30 feet below grade. The water table, which is hydraulically connected with the Wabash River, is typically encountered at a depth of approximately 8-10 feet below grade.

The Phase I ESA identified potential environmental issues common to all of the existing generating stations as described previously in Section 3.4.3.1 "Site Contamination". The Phase I ESA identified the following issues which were of concern at the Hutsonville Power Station:

 . The Hutsonville Power Station is subject to an ongoing enforcement action concerning groundwater associated with the fly and bottom ash ponds. Ameren has submitted a proposed remedial action plan to IEPA and the Illinois Attorney General's Office and Ameren reports that a settlement-in-principle has been reached. S&W Consultants reviewed the generic content of this plan with station personnel and noted that it appears reasonable and appropriate. S&W Consultants anticipates that IEPA will

[LOGO] S&W Consultants, Inc.                                                A-92
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   approve a final version of this plan (without undue revisions) sometime in the near future, and that the Hutsonville Power Station will commence implementation of the approved plan shortly thereafter.

 . S&W Consultants noted that the wells used to obtain fresh water for potable purposes at the station are located downgradient from the fly ash pond. S&W Consultants further noted that sampling and analysis for organic contaminants is not conducted on this well water. S&W Consultants recommends that the Hutsonville Power Station begin sampling and analyzing for organic as well as inorganic contaminants in its well water.

 . Anecdotal information indicates that the agricultural property located to the southwest of the Hutsonville Power Station was formerly used by the farm bureau cooperative to fill and rinse herbicide and pesticide tankers. S&W Consultants recommends that Ameren document the former usage of this adjacent property and conduct soil and groundwater sampling and analysis along the periphery of the station property to document the presence of any contamination migrating from this adjacent property.

Other Environmental Issues

The amounts of ammonia, chlorine and other regulated materials stored at the Hutsonville Power Station are less than the threshold amounts listed in the United States Environmental Protection Agency's Risk Management Program regulations. Therefore, a RMP plan is not required for this station.

3.4.3.5  Grand Tower Power Station
----------------------------------

Air Pollution Control Compliance

The Grand Tower Power Station holds operating air permits for the following emitting units:

 .  Unit 7 boiler
 .  Unit 8 boiler
 .  Unit 9 boiler
 .  Coal handling/oil tanks/fly ash silos

Note that boilers 7 and 8 correspond with T/G Unit 3, and boiler 9 corresponds with T/G Unit 4. "Unit" in this section refers to boiler.

Grand Tower also holds a Phase II Acid Rain Permit. (See also Section 4.4.4 for the repowered configuration).

Ameren submitted an application for a CAAPP under Title V of the CAAA to the IEPA in August of 1995. A completeness determination has been issued by the IEPA, initiating an application shield for the Grand Tower Power Station. There are no reported or known issues preventing issuance of the Title V Operating Permit.

The annual SO\\2\\ emissions for Grand Tower Units 3 and 4 are projected to exceed the SO\\2\\ allowance allocations for these units for the short period remaining while firing coal before the repowering is completed. Current SO\\2\\ compliance plans for the Grand Tower Power Station are to purchase SO\\2\\ allowances. Units 3 and 4 are included in the planned Title IV averaging plan for the Genco generating units for the year 2000. Additional details concerning Ameren's system-wide SO\\2\\ and NO\\x\\ compliance plans are provided earlier in Section 3.4. Emission limitations for each of the Grand Tower generating units are summarized below:

[LOGO] S&W Consultants, Inc.                                                A-93
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               ===============================================
                        Pollutant               Units 3 & 4
                        ---------               -----------
               -----------------------------------------------
                      SO\\2\\ (lb/hour)            11,560
               -----------------------------------------------
                      NO\\x\\ (lb/MMBtu)             None
               -----------------------------------------------
               CO (ppmvd @ 50% excess)                200
               -----------------------------------------------
                      TSP (lb/MMBtu)                 0.20
               -----------------------------------------------
                Opacity (%, 6-minute ave.)             30
               ===============================================

Units 3 and 4 use CEMS which measure and record opacity, CO\\2\\, NO\\x\\, SO\\2\\, and flue gas flow rate.

Units 3 and 4 burn local high sulfur coal and have no SO\\2\\ emissions controls. No additional combustion NO\\x\\ control systems are planned for the Grand Tower Power Station at this time. The NO\\x\\ emission rates of the repowered units at Grand Tower are projected to be less than 0.01 lb/MMBtu. See section 4 concerning further details on the air emission limits for the new natural gas combined cycle units at Grand Tower Power Station. Units 3 and 4 control particulate emissions with an ESP. However, the existing emissions control equipment will be retired as part of the repowering project.

On occasion, certain operating practices, such as load reductions, are employed to avoid exceedances of opacity standards. Opacity monitoring reports for 1999 indicate excess emissions for approximately 0.04 percent of the operating time for Unit 7, 0.04 for Unit 8, and 0.2 for Unit 9. These percentages do not include excess opacity emissions during start-up, shutdown, malfunctions, and breakdowns as these events are excluded relative to opacity standards compliance.

There are no outstanding air pollution control violations, enforcement issues or consent orders for the Grand Tower Power Station with IEPA or USEPA, nor reported public complaints regarding air pollution from the station or its operational activities. There are no reported or known issues preventing issuance of the Title V Operating Permit.

Water Supply

Service water for plant wash water, boiler makeup, fire protection, and potable and sanitary purposes is taken from on-site deep wells. Circulating water is taken from the Mississippi River. The intakes for the circulating water system do not experience significant sediment buildup, fish entrainment or zebra mussel growth.

Wastewater Discharge Compliance

The IEPA has authority to issue NPDES permits for the USEPA in Illinois. The Grand Tower Power Station has a NPDES permit effective through July 31, 2003 to discharge to the Mississippi River in Jackson County Illinois. Additional details concerning the expected permit conditions for the repowered Grand Tower units are provided in Section 4.

The NPDES permit governs discharges at seven outfalls. NPDES sampling data for all discharge points are reported to indicate general compliance with permit requirements. There are no outstanding water pollution control violations, enforcement issues or consent orders for the station with IEPA or USEPA, nor reported public complaints regarding water pollution from the Grand Tower Power Station or its operational activities.

[LOGO] S&W Consultants, Inc.                                                A-94
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Ash Disposal

Grand Tower Power Station has an unlined bottom ash settling pond, which is projected by Ameren to serve the remaining life of the station as a coal-fired station. Demand for the dewatered bottom ash (primarily as anti-skid material) exceeds the current production rate. The bottom ash pond may become a water treatment pond for the planned natural gas repowering project at Grand Tower Power Station.

Approximately 90% of the fly ash produced at Grand Tower Power Station has been sold as feed stock to cement kilns located approximately 30 miles from the station. The remaining fly ash is sent to the Newton Power Station landfill.

Hazardous Materials

Hazardous materials issues at Grand Tower are similar to those discussed earlier. See Section 3.2.3.1, "Hazardous Materials" for detailed discussion.

Site Contamination

For reference purposes, the Phase I ESA documented that surficial soils at the Grand Tower Power Station consist of sand, silt and gravel with some interbedded, noncontinuous clay lenses. Bedrock consisting of limestones and sandstones are encountered at depths ranging from approximately 10-150 feet below grade. The water table, which is hydraulically connected with the Mississippi River, is typically encountered at a depth of approximately 20-30 feet below grade.

The Phase I ESA identified potential environmental issues common to all of the existing generating stations as described previously in Section 3.4.3.1 "Site Contamination".

The Phase I ESA identified the following issues which were of concern at the Grand Tower Power Station:

 .  An aboveground tank was formerly used to store No. 2 fuel oil at the Grand
   Tower Power Station. This tank was removed in 1999.
 .  An underground tank was formerly used to store furnace fuel oil at the Grand
   Tower Power Station. This tank was removed in 1986.

Other Environmental Issues

The amounts of ammonia, chlorine and other regulated materials stored at the Grand Tower Power Station are less than the threshold amounts listed in the United States Environmental Protection Agency's RMP regulations. Therefore, a RMP plan is not required for this station.

[LOGO] S&W Consultants, Inc.                                                A-95
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4  Gas-fired stations

The Gas-fired Stations that have been or will be transferred to Genco include the following:

     .    Gibson City Power Station
     .    Pinckneyville Power Station
     .    Joppa Power Station
     .    Grand Tower Power Station (repowered)
     .    Kinmundy Power Station

These assets are all fossil fuel fired facilities (natural gas), and have a combined electric generating capacity of approximately 1306 MW (net). Key characteristics are summarized in Table 4-1.

                                Table 4-1. Summary of Asset Characteristics: Gas-fired Stations
===================================================================================================================
                                                                                                          Total
Station                      Type              Commercial         Fuel             Project Cost       Capacity (MW)
                                               Operation Date                      ($/kW)             Summer (net)
-------------------------------------------------------------------------------------------------------------------
Operating CT Units
------------------
-------------------------------------------------------------------------------------------------------------------
Gibson City Power Station
-------------------------------------------------------------------------------------------------------------------
Units 1 and 2                CT                achieved           Gas or oil       $423/kW            230
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Pinckneyville Power Station
-------------------------------------------------------------------------------------------------------------------
Units 1, 2, 3, 4             CT                achieved           Natural gas      $593/kW            168
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Joppa Power Station
-------------------------------------------------------------------------------------------------------------------
Units 1, 2, 3                CT                achieved           Natural gas      $417/kW            186
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Committed Units
---------------
-------------------------------------------------------------------------------------------------------------------
Grand Tower Power Station (repower)
-------------------------------------------------------------------------------------------------------------------
Units 1/3, 2/4               Combined cycle    06-07/01           Natural gas      $358/kW            492
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Kinmundy Power Station
-------------------------------------------------------------------------------------------------------------------
Units 1 and 2                CT                   06/01           Gas or oil       $418/kW            230
-------------------------------------------------------------------------------------------------------------------

This section summarizes S&W Consultants' findings with respect to design and construction, performance, O&M, and environmental aspects of these assets.

4.1      Design and Construction

4.1.1    Operating CT Units

The Operating CT Units include those at Gibson City, Pinckneyville and Joppa.

4.1.1.1  Gibson City Power Station
----------------------------------

The Gibson City station, a nominal 230 MW simple cycle plant, is located within the Jordan Industrial Park in Gibson City, Illinois. The project is now in commercial operation, and ownership of the station

[LOGO] S&W Consultants, Inc.                                                A-96
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has been transferred to Genco. The site consists of a 20-acre parcel purchased from the city. The site is accessible from Jordan Drive of Illinois on Route 9, west of Route 47. Railway access is through Illinois Central Gulf and Northwestern railways.

The elevation of the graded site is 752 ft above sea level. The ambient conditions for guarantee are 95(degrees)F dry bulb temperature and 75(degrees)F wet bulb temperature. The range of design ambient is -5(degrees)F to 105(degrees)F. The facilities are being designed to Group III hazard exposure criteria, with accelerations appropriate for Ford County, Illinois, in accordance with the 1996 BOCA National Building Code.

The plant consists of two dual fuel SWPC W501D5A CTs operating in simple cycle. Each CT is rated at approximately 114 MW gross output at 59(degrees)F. The CTs are equipped with dry low-NO\\x\\ burners for NO\\x\\ control while firing gas and will utilize water injection for NO\\x\\ control while firing oil. The turbines will also be equipped with "wet compression," a relatively new product available for W501D5A machines. Wet compression can augment power output during warm and hot weather and may allow the machines to produce an estimated 117 MW at time of peak. Additional major equipment includes two fuel oil storage tanks, one demineralized water storage tank, electric switchyard, service building, municipal water supply system, and associated balance of plant equipment and systems. Make-up and potable water is supplied from the local municipal water authority. Sanitary and storm sewer services is provided by the local municipal services.

Station perimeter fence and switchyard perimeter fence are provided. Natural gas metering is located at a remote location approximately six miles from the plant. Pressure regulation and gas heating is located on the plant site.

Design Review

Combustion Turbine Generators

The January 1999 executed contract with SWPC for the supply of two 501D5A CTGs is complete and typical in its scope of supply, division of responsibility, and supply and service specifications. In addition to supplying the CTGs, SWPC was also to provide technical field assistance for the installation, start-up, check-up, and thermal performance testing of the CTs. This is a typical arrangement.

The applicable design standards and codes encompass all major US codes such as ANSI, ASME, ASTM, AWS, and BOCA. This is adequate and typical practice.

The primary fuel for the CTs is natural gas. Back-up fuel is No. 1 fuel oil. The CTs require water injection for NO\\x\\ control when operated on fuel oil. The CTs are designed to run intermittently for peaking power generation involving daily starts and stops to meet peaking generation demand with minimal downtime for inspections and maintenance. Water wash systems for the CT compressors was to have been provided.

The Design Manual says each unit is intended to operate 1,400 hours annually and is expected to have 100 annual starts. We believe there should be plenty of built-in life to support the projected peaking service.

SWPC warrants the 501D5A CTs will be free from defects in design, workmanship and material and will be Y2K compliant for two years after the date of Provisional Acceptance or thirty months after the Actual Delivery Date or after 8,000 Total Equivalent Operating Hours, whichever first occurs. The warranty period is reasonable and typical.

[LOGO] S&W Consultants, Inc.                                                A-97
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Further, any spare parts supplied under the contract with SWPC will also have a warranty identical to that of the CTs. Additionally, any repaired, replaced or modified item under warranty will be further warranted for a period of 720 consecutive days from the date of completion of the original remedy or 90 consecutive days after the expiration of the original warranty period, whichever is earlier. These are positive aspects.

Interconnections

All natural gas, fuel oil, and raw water piping systems are designed with capacity to support the operation of two generating units operating at peak rating for the station. Site noise design considered two CT units in simultaneous operation. Fuel oil and demineralized water storage design was to support the operation of two CT units. Since we understand there are no plans for future expansion, the design should be acceptable.

Natural gas is supplied by pipeline of Natural Gas Pipeline Company of America ("NGPL") and fuel oil is to be provided by Champaign-Bloomington area terminals (or others). The NGPL pressure regulator station was sized for two CT units operating at peak load. This is adequate for the present design. The fuel oil must comply with SWPC Liquid Fuel Specification 21T4424 to ensure it is suitable for CT fuel oil operations. We assume that SWPC confirmed the acceptance of the fuel oil specification, however, such confirmation was not provided to S&W Consultants.

The existing city water supply is the source of plant process and domestic water needs. Therefore, no raw water pumps or raw water storage tanks are required. Ameren has confirmed to us that the capacity of the water supply to the plant agreed with the City is based on the simultaneous demand of raw water to the CT evaporative coolers, make-up to the mobile demineralizer and on-site domestic demands. This is adequate.

The Design Manual indicates that mobile demineralizer equipment is used as the water treatment system to condition raw water for CT water injection. The site demineralized water storage tank was sized for five days of plant consumption for two CTs operating at peak load at 4.3(degrees)F. Ameren has confirmed that the maximum water consumption will occur at 4.3 (degrees)F when burning fuel oil. The design basis is acceptable.

Auxiliary Power Supply

The auxiliary power supply system receives power from the switchyard via the station transformer and steps it down to 4,160 volts for distribution to all of the systems requiring AC electrical power for their operation. The design also includes provisions for connecting to offsite backup power source through automatic transfer of sources. Backup power is provided by Ameren to the Gibson City site. The backup power source is connected to the plant auxiliary power bus. This arrangement should be adequate.

Plant Controls

A central PLC-type digital control system is provided for balance of plant and switchyard operation. Digital combustion turbine control is as provided by SWPC. The primary turbine control communications for operation and diagnostics is through the Supervisory Communication And Data Acquisition ("SCADA") interface located in the service building and the local panel located in the CT electrical enclosure. This is a typical arrangement. Remote operation capability is provided to the Ameren dispatching office located in St. Louis.

[LOGO] S&W Consultants, Inc.                                                A-98
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Fire Protection System

Fire water is to be supplied by the Gibson City municipal water system. Therefore, the plant does not need fire water pumps. The fire protection system design provides for fire water throughout the plant site as required by the fire codes. In addition, a fire detection system will monitor and alarm upon detection of smoke or fire. The detection system includes FM200 extinguishers for the CT equipment, smoke detectors, alarms, controls and wiring, and alarm panels. The design is typical for a simple cycle power plant.

Fuel Oil System

If the plant encounters natural gas curtailment, the CTs can operate on fuel oil. The fuel oil system includes fuel oil unloading, storage, and distribution to the CTs. One unloading pump, two full capacity forwarding pumps, and two storage tanks are provided. The pumping capability is based on the peak demand of two CTs. This is adequate design. Each of the two storage tanks is designed for 700,000 gallons and is based on a five-day natural gas supply curtailment. This should be adequate assuming the gas contract will address the mitigation of gas curtailment.

Subsurface Investigation

According to the Design Manual, Ameren contracted Hanson Engineering to perform the site subsurface investigation work. The contractor was required to provide sufficient data to describe the soil characteristics to facilitate the design of foundations and footings for plant facilities and to determine the criteria for earthwork design and specification. The contractor was required to provide a report of findings to summarize boring logs, test data, geotechnical evaluation and design recommendations. This is a prudent approach for plant design, however, we were not asked to review the contractor's report.

Project Costs

Ameren reported the total project cost to be $99.0 million. This is equivalent to $423/kW installed based on gross capacity. The cost appears attractive for a simple cycle peaking plant. The total capital cost reflected in the Financial Model is $98.7 million. However, S&W Consultants understands that any project costs in excess of those reflected in the Financial Model will be funded by 100% equity.

Construction Status

Construction of the Gibson City project was reportedly begun on August 2, 1999, and was well along in during our site visit on February 15, 2000. We observed good progress on the foundations, the tanks, the buildings, and the transmission line. The first CT was delivered to the site during the visit. Construction was completed on schedule and both units are now in commercial operation.

4.1.1.2  Pinckneyville Power Station
------------------------------------

The Pinckneyville station, a nominal 168 MW grassroots simple cycle plant, is located approximately three miles northeast of Pinckneyville, Illinois on White Walnut Road. The site consists of approximately 70 acres. The site is accessible from White Walnut Road and Illinois Highway 154 east of Pinckneyville. Site elevation is approximately 450 ft above the sea level.

The project is now in commercial operation, and ownership of the station has been transferred to Genco. The station is operating as a peaking plant, and includes four GE LM6000PC CTGs which were packaged by S&S Energy Products, a GE Power System business. The CTs are fired on natural gas fuel.

[LOGO] S&W Consultants, Inc.                                                A-99
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Design Review

Combustion Turbine Generators

S&W Consultants reviewed the Contract Agreement between GE Packaged Power, Inc. and Illinois Material Supply Co. for the provision of four LM6000 CTGs. The scope of supply included some major balance of plant equipment, CT start-up spares and training, and appeared to be complete. The applicable design standards and codes encompassed all major US codes such as ANSI, ASME, ASTM, AWS, and BOCA. This is acceptable and typical practice.

The design basis allowed for intermittent peaking service with daily start and stop, i.e., 100 starts per annum and 2,000 to 3,000 hours annual operation. We believe there should be plenty of built-in life to support the projected peaking service.

The combustor requires a fuel gas supply of 675 psig +/-20 psig. The Design Manual says the pipeline pressure ranges from 500-800 psig. Since the LM6000 unit typically requires high gas pressure, the adequacy of gas supply pressure should be assured. We understand from Ameren that the plant will have gas compressors for use when the pipeline pressure drops below required pressure.

GE warrants the CTs to be free from defects in material and workmanship. The warranty period is one year following the initial synchronization or eighteen months following the delivery date, whichever period shall first expire. This is market practice for LM6000 CTGs.

Fuel Gas Supply

The plant is adjacent to two 30-inch natural gas pipelines. KN Energy is installing a new gas metering station for the current plant design. This metering station will be operated by KN Energy. The gas pipeline tie-ins are based on the combined design fuel consumption of the four LM6000 and three future 501D5A CTGs. The pipeline is owned by Natural Gas Pipeline Company of America, the same company as the Gibson City and Kinmundy sites.

Three 50% capacity motor driven natural gas compressors will be installed to supply fuel to the LM6000 units. This should be adequate.

Auxiliary Cooling Water System

Two 100% capacity cooling towers are to be installed to provide cooling water for the plant auxiliary cooling water loads. Cooling water pumps are also 100% each. The cooling system is winterized for year-round operation. This is adequate design.

Raw Water System

Raw water is stored in two storage tanks with 550,000-gallon capacity each. One tank is dedicated to raw water service and the other is shared with fire water tank. The fire water tank is segregated into fire water storage and plant water storage by internal piping. The raw water tank provides additional raw water storage. Raw water storage capacity is nominally 50 hours at the design rate of the plant.

Demineralized Water System

Demineralized water is required by the CT for NO\\x\\ emission control. Demineralized water is produced by two 100% trailer-mounted ion exchange resin bed systems. It is stored in the demineralized water tank of 550,000-gallon capacity that provides 50 hours of demineralized water supply. The storage capacity should be verified for adequacy to supply the maximum water injection demand in the coldest weather

[LOGO] S&W Consultants, Inc.                                               A-100
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anticipated for operation (e.g., ambient less than 40(Degree)F). Heat balance simulations can provide the expected results to confirm.

Compressed Air System

The system provides dried control air required by the CTs, natural gas compressors, and the balance of plant support system. The compressed air system includes two 100% air compressors (300 scfm each) and associated air dryers (-40(Degree)F dew point). This should be acceptable.

Fire Protection System

Hydrants and fire monitors connected to an underground fire water piping loop protect the plant. Two 100% capacity motor driven main fire water pumps, a pressure maintenance jockey pump, and a two-hour fire water supply are provided in accordance with NFPA 850. One main pump operates on electricity generated by the plant. The other main pump operated on electricity from an independent source supplied to the facility. This is acceptable.

Instrument and Control System

The plant control systems and instrumentation are based on remote unattended operation. A PLC and operator interface control balance of plant equipment and interface with the CT controls. The primary CT control communications for operation and diagnostics is through the SCADA interface located in the service building and the local panel located in the CT electrical enclosure. This is typical for a simple cycle plant.

Project Costs

Ameren's project cost estimate is $99.7 million, or $593/kW installed, at summer rating.

Construction Status

According to the January 17, 2000 project schedule, construction mobilization took place on 11/16/1999. S&W Consultants visited the site on February 16, 2000, and the project was well under construction. Construction was completed on schedule and all four units are now in commercial operation.

4.1.1.3  Joppa Power Station
----------------------------

The Joppa Power Station is a nominal 186 MW station comprising three recently refurbished (spring 2000) GE Frame 7B CTG sets. The project is now in commercial operation, and ownership has been transferred to Genco.

These three CTs had been in operation since 1974 at another location, and were refurbished and relocated to the Joppa, Illinois site. S&W Consultants conducted a review of the available documentation to determine the reasonableness of the scope of the refurbishment and projected utilization of the units. A site visit was not conducted as part of this review. S&W Consultants was not asked to prepare an environmental site assessment report for this project.

Documentation provided to S&W Consultants included the terms and scope of refurbishment work for the three GE Frame 7B CTG sets relocated to Joppa by Midwest Electric Power, Inc. ("Midwest"), which acted as agent for Ameren. These documents include the initial agreement between Midwest and PRECO Turbine & Compressor Services ("PRECO") for the decommissioning, relocation, repair, refurbishment, installation, start-up, and testing of the three CTG sets and auxiliary equipment ("Refurbishment Agreement"). In addition, a brief analysis by the consultant, LJB Associates, summarizing the historical operating and maintenance records of the three units was reviewed. S&W Consultants has been informed that the Refurbishment Agreement has subsequently been updated. The most notable changes involve the

[LOGO] S&W Consultants, Inc.                                               A-101
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conversion of the Refurbishment Agreement into a fixed price contract and the removal of liquidated damages associated with the 195 MW performance guarantee of the plant. S&W Consultants considers the objectives set forth in the above documents to be achievable and consistent with industry practices for the upgrading of this equipment.

Genco has entered into a lease agreement with Development wherein the CTs will be leased to Development for a minimum of 15 years. Lease revenues are reflected in the Financial Model. Genco has no performance, fuel supply or other interconnection obligations under the lease agreement with Development.

Combustion Turbine Generator Design

Each CTG set utilizes a General Electric model MS7001B CT. The nameplate capacity of the CTs is 53,833 kW each, or 161,499 kW total plant output. These CTs are early vintage, large frame, industrial-type machines each with an axial flow, multi-stage compressor and power recovery turbine mounted on a common shaft. Generally, the frame 7B machines were manufactured during the time period from 1971 through 1978 with nominal ISO outputs between 52 and 60 MW. Significant advances in technology have occurred since the manufacture of these units. These improvements have been incorporated into subsequent models to achieve increased performance, useful life, and reliability. Many of these technological improvements can also be applied as field unit upgrades to the 7B machine, providing enhanced performance and reliability similar to that seen on the later models.

Refurbishment and Upgrade

The refurbishment agreement establishes an upgraded plant output warrantee of 195,000 kW (gross) at ISO conditions, an approximate 20% increase. In addition, the maximum NO\\x\\ emissions from the turbines is to be reduced to 42 parts per million. The planned performance augmentation is to be accomplished by the following:

 .  Increase the CT firing temperature to 1965(degrees)F;
 . Increase the inlet airflow by upgrading the variable inlet guide vanes; . Add an inlet fog cooling system; and . Convert the combustion system from fuel oil to natural gas.

S&W Consultants notes that General Electric provides a "B-to-E" upgrade of the MS7001B turbines which can increase the output of the machine by as much as 14.7% with a 2.7% thermal efficiency improvement. GE accomplishes this by installing MS7001EA nozzles and buckets in the 7B machine to achieve the same firing temperatures as proposed in the PRECO upgrade. In addition, GE installs new reduced camber inlet-guide vanes similar to the PRECO upgrade. Based upon the documented GE performance increases due to higher firing temperatures and enhanced inlet air flows, S&W Consultants believes a 20% performance increase is a reasonable objective considering that additional increases will be realized with the inlet fog cooling system and the conversion to natural gas.

The reduction of NO\\x\\ emissions is accomplished by the addition of water injection to the combustion system and the conversion to natural gas. Diluent injection (usually with water or steam) into the combustor flame zone is an accepted and proven method of reducing NO\\x\\ emissions. For the 7B machines, S&W Consultants believes the maximum NO\\x\\ emissions of 42 parts per million is achievable with water injection while firing natural gas. However, this level of NOx emissions is probably approaching the best that can be achieved with this machine. Usually, there is a small heat rate penalty associated with water injection. However, output typically increases by approximately 3%, making water injection particularly attractive in some applications such as peaking service.

[LOGO] S&W Consultants, Inc.                                               A-102
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In addition, PRECO's scope included an overhaul of each of the three generators and upgrade of the CTG control system. Planned refurbishment work was also to be conducted on the switchgear, excitation & control cabinets, electrical support building, RO system, fire detection/suppression system, and the demineralized water system. These system upgrades should help to ensure performance and reliability.

Operations Overview

According to the historical operating and maintenance information reviewed by S&W Consultants, the CTs in question have been operated in simple cycle, peaking service and have very low fired hours for units of this age. All of the units have approximately 4000 fired hours at the time of the consultants' report in June 1999. None of the three CTs have received a hot gas path or major overhaul inspection. These units have a large number of starts relative to fired hours, typical for units in peaking service, and combustion inspections have been performed. The combustion inspections of all three units noted component distress to all 1/st/ stage buckets and all 1/st/ stage nozzle assemblies. The 1/st/ stage buckets were found with bucket tip damage, and some of the buckets had leading edge cooling air hole failures beyond the recommended limits established by the OEM. Cracks have also been noted to all 1/st/ stage nozzle assemblies. However, the major overhauls to have been performed by PRECO addressed all of these issues. Provided PRECO exercised diligence in workmanship, provided reliable replacement parts, and followed OEM recommended practices, S&W Consultants believes the CTs should be capable of meeting performance objectives. Furthermore, based upon the turbines being returned to service in good condition, if the turbines are operated and maintained according to OEM recommendations, S&W Consultants believes the units can remain in peaking service for the anticipated term of the Financial Model.

The agreement establishes acceptance tests to be carried out to determine that the plant is operational, i.e., each CTG has achieved a minimum output of 62 MW (at ISO conditions) for 100 continuous running hours per the test procedures described. The acceptance test establishes minimum output criteria for the plant of 186 MW. This should easily be achieved considering the magnitude of the proposed upgrade.

In addition, a warranted performance (as determined by the performance testing requirements provided) for total plant output is established at 195 MW. S&W Consultants believes the warranted performance can be achieved considering the extent of the upgrade, and Ameren has represented that an incentive provision (i.e., retention) is included in the revised agreement.

The lease agreement does not stipulate any operational performance guarantees with regard to capacity, availability, or heat rate. Fuel and other interconnections are the responsibility of the lessee.

Project cost was estimated to be $77.6 million or $417/kW.

4.1.2    Committed Units

4.1.2.1  Grand Tower Power Station (repowered)
----------------------------------------------

The Grand Tower station, a 492 MW (net) repowered combined cycle plant, is located in southern Illinois on the Mississippi River, approximately 90 miles southwest of Carbondale, Illinois. The plant is directly located about 2 miles west of Illinois Route #3.

The elevation of the site is 363 ft above sea level. The plant is located on the Illinois shore of the Mississippi River and has a levee protecting the plant from flooding of the river. Ameren's construction manager at the site indicated the plant did not flood during the 1993 flood. Nevertheless, the site

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construction manager represented that Ameren intends to increase the height of the levee to that of the Corps of Engineers levee that is next to the plant.

The ambient conditions upon which the performance guarantees are based are 59(degrees)F dry bulb temperature and 60% relative humidity. The range of design ambient is -5(degrees)F to 105(degrees)F. The site is on seismic zone of Category III, ASCE 7-95.

The existing Grand Tower station consists of two coal fired units: Unit 3 (85 MW net) and Unit 4 (105 MW net). The repowered project configuration includes two Siemens Westinghouse 501FD CTGs, rated at a nominal 163 MW each in summer peak conditions (176 MW at 59(degrees)F), to repower the existing steam turbines for combined cycle operation. In the repowered arrangement, the existing coal fired boilers will be retired. New HRSGs with duct firing capability will be installed directly downstream of each CT to produce steam from the hot CT exhaust gases. The steam will be used to power the existing steam turbines for power production. After the repowering project is completed, the two CT units will be named Unit 1 and Unit 2. Nomenclature for the two combined cycle systems will be Unit 1/3 and Unit 2/4.

The CTs will burn only natural gas. Natural gas will be supplied to the plant by Natural Gas Pipeline Company of America. The CTs will be furnished with on-line or off-line water wash system for the compressors. Upon completion of the project, nominal gross plant output is expected to be about 526 MW. The project is being managed by Ameren Services, a subsidiary of Ameren Corporation.

Design Review

Combustion Turbine Generators

The September 1999 executed contract between Ameren Intermediate Holding Co., Inc. (now Ameren Energy Resources Company) and SWPC for the supply of two 501FD CTs is complete and typical in its scope of supply, division of responsibility, and supply and service specifications. In addition to supplying the CTs, SWPC will also provide technical field assistance for the installation, start-up, check-out, and thermal performance tests of the CTs. This is a typical arrangement.

S&W Consultants views the SWPC 501FD technology as a refinement on the W501F technology, which has been in operation since 1993, and is typical of normal design improvements by manufacturers. The W501FD incorporates advances in low NO\\x\\ combustion technology, compressor and blade designs, and cooling technology. Recently, SWPC has identified operational issues affecting all units in the F fleet and issued technical advisories to ensure that until the present problems are solved, they do not cause damage to operating units.

Although the entire 501F fleet is impacted by these operational issues, the area that most affects the Grand Tower units is potential cracking of the row 2 turbine blade. SWPC has issued a technical advisory on this matter and plans, as a corrective measure, to add a circular notch in the trailing edge of the blade in the platform area. SWPC computer analyses indicate that this would increase blade life. The effectiveness of the planned corrective measure will ultimately be determined by actual operation. However, S&W Consultants believes that a similar modification resolved a similar problem that had previously affected the 501F row four turbine blade. SWPC expects that the entire fleet should have the new row 2 blade by the end of February, 2001, prior to the scheduled start-up of the Grand Tower units.

S&W Consultants believes that the recent problems with the 501F are not unusual. All of the manufacturers of large, advanced combustion turbines encounter problems. The responsiveness of SWPC to problems has been good. They have encountered and resolved similar problems in the past, and are

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already working with Ameren to correct these problems either during manufacturing or in the field after delivery. This approach is reasonable.

According to Division 17 of the specification to the Equipment Supply contract with SWPC, the CTs are designed for an annual capacity factor of approximately 60%. The currently available Design Manual, however, says each unit is intended to operate only 1,400 hours annually, a discrepancy we assume will be corrected during detailed design. At the capacity factors currently projected, built-in life should be more than adequate to support the intended intermediate service.

SWPC warrants the CTs will be free from defects in design, workmanship and material and will be Y2K compliant for two years after the date of Provisional Acceptance or thirty months after the Actual Delivery Date or after 8,000 Total Equivalent Operating Hours, whichever first occurs. The warranty period is reasonable and typical.

Further, any spare parts supplied under the contract with SWPC will also have a warranty identical to that of the CTs. Additionally, any repaired, replaced or modified item under the warranty period will be further warranted for a period of 720 consecutive days from the date of completion of the original remedy or 90 consecutive days after the expiration of the original warranty period, whichever is earlier. These are positive aspects.

Plant Power Output

The entire repowered plant is designed to comply with all U.S. EPA requirements for long term operation. Plant life is expected to be at least 20 years. The plant outputs are tabulated below:

       ---------------------------------------------------------------------------------
         Capacity in MW (site average, 59(degrees)F)           Unit 1/3       Unit 2/4
       ---------------------------------------------------------------------------------
         Base load, gross output (MW)                          242.0          257.0
       ---------------------------------------------------------------------------------
         Base load, net output (MW)                            238.8          253.0
       ---------------------------------------------------------------------------------
         Maximum gross output, fired HRSG (MW)                 268.0          288.7
       ---------------------------------------------------------------------------------
         Maximum net output, fired HRSG (MW)                   262.3          283.0
       ---------------------------------------------------------------------------------

Based on review of the preliminary heat balance data furnished on March 10, 2000, we found these expected capacities are slightly overstated due to steam turbine generator efficiency, auxiliary load, condenser pressure and stack gas temperature assumptions. However, considering the upside potential of the available duct firing, the above base load outputs are reasonable input assumptions for the Financial Model.

We note that by-pass dampers are not provided downstream of the CTs. Therefore, the plant may not be able to operate in simple cycle when only the CT is running. Although a high-pressure steam by-pass line is provided, it is only designed for 25% of the normal flow. If the main condenser becomes unavailable, the entire unit must be shut down. Ameren has confirmed that the steam bypass is intended for unit start-up purposes only.

Water Quality

Based on the data currently available, we cannot determine whether the water quality indicated in section 4-1.I of the Design Manual is acceptable for use in the SWPC CT evaporative coolers (SWPC Equipment Supply contract Section 01010D). Ameren should confirm the water quality with SWPC during the detail design phase.

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Condensate Preheater

The existing Unit 4 feed water heaters will be removed from service as a result of the repowering. Condensate from the hotwell is pumped to the HRSG condensate preheater. At the preheater inlet, condensate returned from the fuel gas heater (200(degrees)F-270(degrees)F) will mix with the incoming condensate. A concern is the likelihood of corrosion on the condensate preheater due to low temperature at its rear tube bank. Heat balance runs should be conducted simulating a variety of condensate flows to verify and confirm, with the HRSG vendor, whether cold end corrosion would occur.

Circulating Water System

We understand that the existing circulating water system is unchanged for the repowering project. Since the old boilers are to be retired and new HRSGs with duct firing capability will be installed, it would be appropriate to check the condenser heat load under maximum steam inlet or dumping condition against available cooling capacity. Ameren reports that Burns & McDonnell is reviewing condenser concerns.

Natural Gas Fuel

Pipeline natural gas will be supplied to the CTs and HRSG duct burners. The maximum fuel flow is designed for full load of the CTs at the site minimum ambient temperature of 0(degrees)F and full duct firing. This is adequate.

SWPC requires the fuel gas pressure supplied at the unit should be 425 psig to 475 psig. This requirement should be readily met as the Design Manual indicates the pressure reduction device to be used to lower the pipeline pressure of 600 psig to 900 psig to that suitable for the CTs. Naturally, no fuel gas compressor will be needed.

Fire Protection System

The existing fire protection system will remain unchanged regarding the fire water supply. The existing yard fire water loop will be expanded to encompass the additional equipment provided on the project. Fire protection lines will be provided to new buildings to be added to the site as required. Additional yard fire hydrants will be added to accommodate the expanded fire protection loop. This is acceptable practice. One concern is on the equipment level, namely the fire water pumps. It would be appropriate to check the adequacy (capacity and head) of the existing fire pumps for service in the repowered plant. This is because the repower project may have revised the hydraulic requirements of the fire pumps. It was reported that fire protection systems are currently under review by Ameren and Burns & McDonnell.

Feed Water System

Unit 1 feed water system will have three main feed water pumps, assuming all are existing. According to the Design Manual, all three pumps will be required to run when the HRSG is at full firing condition. This means that at maximum plant output, there is no spare capacity of the feed water pumps. Capacities of Unit 2 feed water pumps are currently unknown to us. It would be appropriate to review the feed water pump capability and evaluate the system margin during detailed design.

Compressed Air System

The instrument air system will be an expansion of the existing instrument air system to provide air to control valves and equipment installed in the repowering. An additional air dryer and air receiver will be installed as required to support new and existing equipment. This philosophy should be adequate.

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Control System

The plant will have a DCS and instrumentation will be designed to provide safe, reliable, and efficient operation of the units. The DCS system includes a TXP sub-system, which will be provided by SWPC for CTs and a BOP DCS sub-system, which controls and monitors HRSGs, steam turbines and the balance of plant. Local control units will be furnished and linked to the BOP DCS. This is a typical design for combined cycle plant.

The existing controls will be upgraded and new controls will be consolidated into one control room. An emergency shutdown panel will be located in the new control room in the new control building instead of the existing control room. All control permissives and trips will be hardwired to the central control DCS system, and all local/remote situations will be indicated at the DCS. The upgraded control system will enable the majority of the operator interfaces to take place in the new control room. We believe this should provide safe and effective man-machine interfaces ("MMI") for the repowered plant.

Project Costs

Total installed cost for the repowering project is estimated at $176.2 million. This translates to a specific cost of $358/kW installed based on base load capacity. This should be within the reasonable range assuming that this price includes the necessary refurbishment work on the existing equipment and systems, in addition to the installation of new CTs and HRSGs. The total capital cost reflected in the Financial Model is $170 million. However, S&W Consultants understands that any project costs in excess of those reflected in the Financial Model will be funded by 100% equity.

The contingency of the project cost is estimated at $1.0 million. This is equivalent to only 0.6% of the EPC cost and is low, even considering the advanced stage of construction. Assuming adequately scoped supply and construction contracts, we would anticipate a contingency of approximately 3% of EPC cost to be adequate. The cost risk lies with the commissioning of the plant, which involves some very old equipment, and in addition, the construction contractor does not have any liability of performance and guarantees related to equipment and materials supplied by Ameren. The project will be transferred to Genco upon completion.

Construction Status

During our site visit on February 17, 2000, we found the site mobilized to begin construction, with some earthwork being performed for site preparation. We understand from Ameren that the air permit was received on February 25, 2000, and pile driving/foundation construction began March 1/st/. On our second visit on September 25, 2000, we found the foundations in place and erection of the HRSGs well underway. Commercial operation dates of the repowered Units 1/3 and 2/4 are expected to be June, 2001 and July, 2001, respectively.

We understand that the equipment purchase contract was fully executed on September 30, 1999. According to the project schedule dated August 16, 2000, the early finish dates of the delivery of the two CTs are December 28, 2000 and January 26, 2001 respectively. It may be a challenge to complete commissioning and achieve commercial operation 6 or 7 months after the 501FD CTs are delivered, considering the complexity inherent in repowered projects. However, we believe that the CODs are achievable. As of our most recent visit, the project is still on track to achieve the scheduled commercial operations dates.

4.1.2.2  Kinmundy Power Station
-------------------------------

The Kinmundy Power Station, a nominal 230 MW simple cycle plant, will be located approximately three miles east of Patoka on Kinoka Road. The site consists of a 60-acre parcel. The site is accessible from Kinoka Road and US highway 51. Railway access is through Patoka via Illinois Central Gulf railway.

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The elevation of the site is 542 ft above sea level. The ambient conditions for guarantee are 95(degrees)F dry bulb temperature and 75(degrees)F wet bulb temperature. The range of design ambient is -18(degrees)F to 105(degrees)F. The facilities are being designed to Group III hazard exposure criteria, with accelerations appropriate for Ford County, Illinois, in accordance with the 1996 BOCA National Building Code.

The plant will consist of two SWPC W501D5A CTs operating on simple cycle. The CTs will be equipped with dual fuel combustors and will have water injection for NO\\x\\ control (oil firing). Additional major equipment includes two fuel oil storage tanks, one demineralized water storage tank, one raw water storage tank, electric switchyard, service building, municipal water supply system, and associated balance of plant equipment and systems. Make-up and potable water will be supplied from the local municipal water authority. Sanitary and storm sewer services are not available. Therefore, sanitary drains will be discharged into a storage tank. The storage tank contents will require periodic removal for disposal off site. Storm runoff will be discharged into the existing township drainage system.

Station perimeter fence and switchyard perimeter fence will be provided (perimeter fencing is currently in place). Natural gas metering and pressure regulation will be located within the fenced area. Space will be allocated on the Kinmundy site for future expansion of a third CT.

Design Review

Combustion Turbine Generators

The January 1999 executed contract with SWPC for the supply of two 501D5A CTs is complete and typical in its scope of supply, division of responsibility, and supply and service specifications. In addition to supplying the CTs, SWPC will also provide technical field assistance for the installation, start-up, check-up, and thermal performance testing of the CTs. This is a typical arrangement.

The applicable design standards and codes encompass all major US codes such as ANSI, ASME, ASTM, AWS, and BOCA. This is acceptable and typical practice.

The primary fuel for the CTs will be natural gas. Back-up fuel will be No. 1 fuel oil. The CTs will require water injection for NO\\x\\ control when operated on fuel oil. The CTs are designed to run intermittently for peaking power generation involving multiple daily starts and stops to meet peaking generation demand with minimal downtime for inspections and maintenance. On-line or off-line water wash for CT compressors is to be provided.

The Design Manual says each unit is intended to operate 1,400 hours annually and is expected to have 100 annual starts. We believe there should be plenty of built-in life to support the projected peaking service.

SWPC warrants the 501D5A CTs will be free from defects in design, workmanship and material and will be Y2K compliant for two years after the date of Provisional Acceptance or thirty months after the Actual Delivery Date or after 8,000 Total Equivalent Operating Hours, whichever first occurs. The warranty period is reasonable and typical.

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Further, any spare parts supplied under the contract with SWPC will also have a warranty identical to that of the CTs. Additionally, any repaired, replaced or modified item under warranty will be further warranted for a period of 720 consecutive days from the date of completion of the original remedy or 90 consecutive days after the expiration of the original warranty period, whichever is earlier. These are positive aspects.

Interconnections

All natural gas, fuel oil, and raw water piping systems will be designed with capacity to support the operation of three generating units operating at peak
                                     -----
rating for the station. This is because future plan allows the addition of the third CT to the station. Current site noise design will consider two CT units in simultaneous operation. Fuel oil and demineralized water storage tanks are presently designed to support the operation of two CT units.

Natural gas will be supplied by pipeline of NGPL and fuel oil will be provided by St. Louis or central Illinois area terminals. The NGPL pressure regulator station will be sized for two CT units operating at peak load with provisions for future addition of a third identical CT unit. This is adequate. The fuel oil information must comply with SWPC Liquid Fuel Specification 21T4424 to ensure it is suitable for CT fuel oil operations. Again, SWPC should confirm the acceptance of the liquid fuel from the terminals.

Raw water will be supplied to the plant by two 50% raw water pumps. Two raw water storage tanks will be provided. We understand from Ameren that the design criteria of the total raw water storage capacity is based on the simultaneous demand of raw water to the two CT evaporative coolers, make-up to the mobile demineralizer and on-site domestic demands. This is typical and should be adequate.

The Design Manual indicates that mobile demineralizer equipment will be used for water treatment to condition raw water for CT water injection. The site demineralized water storage tank will be sized for five days of plant consumption for two CTs operating at peak load at 4.3(Degree)F. Ameren has confirmed that the max water consumption will occur at 4.3 (Degree)F when burning fuel oil. The design basis is acceptable.

Ameren informs us that Burns & McDonnell has the analysis of water quality. Water will be purchased from the local distribution company, FMC Water Company. The water quality information should be used by the contractors for their design of water treatment system and CT water injection and washing systems.

Auxiliary Power Supply

The auxiliary power supply system receives power from the switchyard via the station transformer and steps it down to 4,160 volts for distribution to all of the systems requiring AC electrical power for their operation. Design will also include provisions for connecting to offsite backup power source through automatic transfer of sources. Backup power will be from Tri-County Electric Cooperative for the Kinmundy site. The backup power source will be connected to the plant auxiliary power bus. This arrangement should be adequate.

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Plant Controls

A central digital control system of PLC type will be provided for the CTs, balance of plant, and switchyard operation. The primary turbine control communications for operation and diagnostics will be through the SCADA interface located in the service building and the local panel located in the CT electrical enclosure. Remote operation capability will be provided to the Ameren dispatching office located in St. Louis.

Fire Protection System

The fire protection system will be designed in accordance with all applicable fire protection codes. Fire water will be supplied from the on site fire water storage tank. One main fire pump (electric driven) and a second main pump (diesel driven) plus a jockey pump are provided. The fire protection system will provide fire water for extinguishing fires throughout the plant site as required by the fire codes. In addition, a fire detection system will monitor and alarm upon detection of smoke or fire. The detection system includes FM200 for the CT equipment, smoke detectors, alarms, controls and wiring, and alarm panels. The detectors will be located in the service building, which includes electrical equipment room and SCADA/control room, fuel oil pump building, fire pump room, and CT enclosures. The alarm indications will be sent to the SCADA system. This is a typical in plant design for simple cycle power plant. Revision 1 of the P&ID 9482-X-146074 indicates an existing 6-inch buried water supply pipe, which we understand will be connected to FMC Water Company and presumably can serve as backup fire water supply.

Fuel Oil System

If the plant encounters natural gas curtailment, the CTs can operate on fuel oil. The fuel oil system includes fuel oil unloading, storage, and distribution to the CTs. One unloading pump, two full capacity forwarding pumps, and two storage tanks are provided. The pumping capability is based on the peak demand of two CTs. This is adequate design. Each of the two storage tanks is designed for 700,000 gallons and is based on a five-day natural gas supply curtailment. This should be adequate.

Subsurface Investigation

According to the Design Manual, Ameren has contracted Hanson Engineering to perform the site subsurface investigation work. The contractor was required to provide sufficient data to describe the soil characteristics to facilitate the design of foundations and footings for plant facilities and to determine the criteria for earthwork design and specification. The contractor was required to provide a report of findings to summarize boring logs, test data, geotechnical evaluation and design recommendations. This is a prudent approach for plant design, however, we were not asked to review the contractor's report.

Project Costs

The budget as of August, 2000 indicates total cost (including sales taxes) of $56.0 million for the two 501D5A CTGs. It also indicates that the total installed cost is estimated to be $96.25 million. This is equivalent to $418/kW installed based on gross capacity. The cost appears competitive for a simple cycle peaking plant. We believe it is unlikely that the cost to complete this plant will exceed the current budget forecast. The total capital cost reflected in the Financial Model is $96 million. However, S&W Consultants understands that any project costs in excess of those reflected in the Financial Model will be funded by 100% equity.

Construction Status

Project construction (site preparation) started on September 13, 1999 but was on hold during the winter. The site is again under construction with the tanks, building, and foundations well under way. The first CT has been delivered to the rail siding along with the two step up transformers. The first generator is expected on December 15, 2000 and the remaining CT and generator will arrive in early 2001. The

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schedule from August, 2000 indicates that Unit 1 will enter commercial operations in April 2001 and the second unit will enter commercial operations in June 2001. The commissioning period is expected to include dual fuel operations and the satisfaction of the new technology of "wet compression" for power augmentation.

4.2  Projected Performance

4.2.1  Operating CT Units

4.2.1.1  Gibson City Power Station
----------------------------------

SWPC guaranteed the following thermal performance for each of the two 501D5A CTs supplied to the Gibson City station:

On natural gas:

       a. Net output              113,075 kW
       b. Net heat rate           10,061 Btu/kWh LHV

On fuel oil:
       a. Net output              113,780 kW
       b. Net heat rate           10,321 Btu/kWh LHV

Performance testing on natural gas has been completed. Ameren reported the Unit 1 thermal performance test results as follows:

       Net Power:        119,673 kW (5.84% better than guarantee)
       Net Heat Rate:    9,775 Btu/kWh (2.84% better than guarantee)

Ameren reported the Unit 2 thermal performance test results as follows:

       Net Power:        114,467 kW (1.23% better than guarantee)
       Net Heat Rate:    9,940 Btu/kWh (1.20% better than guarantee)

Performance testing on fuel oil is planned for November, 2000.

SWPC guaranteed the CT NOx and CO emissions were not to exceed 25 ppmvd @15% oxygen on natural gas. These guarantees are reasonable and generally achievable by the 501D5A CTs.

4.2.1.2  Pinckneyville Power Station
------------------------------------

GE S&S Energy Products guaranteed the following thermal performance for each of the four LM6000PC CTs supplied to the Pinckneyville station:

       a. Output at generator terminal    44,446 kW
       b. Heat rate                       8,811 Btu/kWh LHV

Performance testing has been completed. Ameren reported the Unit 1 thermal performance test results as follows:

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       Net Power:      46,809 kW (4.12% better than guarantee)
       Net Heat Rate:  8,448 Btu/kWh (5.32% better than guarantee)

Ameren reported the Unit 2 thermal performance test results as follows:

       Net Power:      45,559 kW (2.5% better than guarantee)
       Net Heat Rate:  8,840 Btu/kWh (-0.33% worse than guarantee), accepted by
                       Ameren in part because no water wash was

completed on the unit prior to testing, as recommended.  This is reasonable.

Ameren reported the Unit 3 thermal performance test results as follows:

       Net Power:      46,372 kW (4.33% better than guarantee)
       Net Heat Rate:  8,337 Btu/kWh (5.38% better than guarantee)

Ameren reported the Unit 4 thermal performance test results (retest) as follows:

       Net Power:      45,559 kW (2.5% better than guarantee)
       Net Heat Rate:  8550 Btu/kWh (2.96% better than guarantee)

GE also guaranteed the CT NOx emission not to exceed 25 ppmvd @15% oxygen on natural gas fuel. This guarantee is reasonable and generally achievable by the LM6000 CTs.

4.2.1.3  Joppa Power Station
----------------------------

Joppa's performance test results from their refurbishment were not available, but are not relevant since the lease agreement provides firm payments to Genco regardless of the performance of the units.

4.2.2  Committed Units

4.2.2.1  Grand Tower Power Station
----------------------------------

Performance of Combustion Turbine Generator

SWPC guarantees the following thermal performance for each of their supplied CTs (at ISO conditions):

       a. Net output              176,450 kW
       b. Net heat rate           9,326 Btu/kWh LHV
       c. Exhaust flow            3,506,245 lbm/hr
       d. Exhaust temperature     1,097(degrees)F

The guarantee basis is primarily consisted of the following:

       1.  Steady state continuous full load of the CTs,
       2.  Natural gas fuel with heating value of 20,379 Btu/lbm (LHV),
       3.  Evaporative cooler is off,
       4.  Ambient temperature of 59 (degrees)F.

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The performance guarantee is governed by ASME PTC-22 with test measurement uncertainties in accordance with ASME PTC-19 using 95% coverage per ASME PTC-1 to demonstrate the thermal performance guarantees.

Likewise, SWPC guarantees the CT NOx and CO emissions not to exceed 25 ppmvd @15% oxygen. The NOx and CO emissions are to be determined by the U.S. EPA Method 20 and 10, respectively.

The above CT performance and guarantees appear reasonable. With dry low NOx combustors on natural gas fuel, we believe these guarantees are generally achievable for the 501FD CTs.

Performance of Plant

As indicated above the expected output of the plant is shown in the table below (see comments in Section 4.1.1.1.) There does not appear to be a single contractor point of responsibility for performance guarantees in terms of net unit heat rate and net plant output for the repowered combined cycle plant. However, performance guarantees are provided for major new components (e.g., CTs and HRSGs).

          --------------------------------------------------------------------
          Capacity in MW (site average, 59(degrees)F)  Unit 1/3       Unit 2/4
          --------------------------------------------------------------------
          Base load, gross output                      242.0          257.0
          --------------------------------------------------------------------
          Base load, net output                        238.8          253.0
          --------------------------------------------------------------------
          Maximum gross output, fired HRSG             268.0          288.7
          --------------------------------------------------------------------
          Maximum net output, fired HRSG               262.3          283.0
          --------------------------------------------------------------------

The heat balance information furnished appears to be preliminary. Additional refinement is expected during detailed design. S&W Consultants considers the capacity and heat rate assumptions used to develop the Financial Model to be reasonable.

4.2.2.2  Kinmundy Power Station
-------------------------------

SWPC guarantees the following thermal performance for each of the two 501D5A CTs supplied to the Kinmundy station:

On natural gas:
      a. Net output                      113,945 kW
      b. Net heat rate           10,056 Btu/kWh LHV

On fuel oil:
      a. Net output                      114,650 kW
      b. Net heat rate           10,320 Btu/kWh LHV

The guarantee basis is primarily consisted of the following:

      1. Steady state continuous full load of the CTs,
      2. Evaporative cooler is off,
      3. Ambient temperature of 59 (degrees)F.
      4. Water injection for guarantees based on fuel oil.

The performance guarantee is governed by ASME PTC-22 with test measurement uncertainties in accordance with ASME PTC-19 using 95% coverage per ASME PTC-1 to demonstrate the thermal performance guarantees.

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Likewise, SWPC guarantees the CT NOx and CO emissions not to exceed 25 ppmvd
@15% oxygen on natural gas fuel. The NOx and CO emissions are to be determined by the U.S. EPA Method 20 and 10, respectively. On fuel oil with water injection, the guaranteed values are 42 ppmvd @15% for NOx and 30 ppmvd @15% oxygen for CO.

The above CT performance and guarantees appear reasonable. We believe these guarantees are generally achievable for the 501D5A CTs.

4.3   Projected Operation and Maintenance

Operation and maintenance for Gibson City and Pinckneyville (Operating CT Units) and Kinmundy (Committed Unit) are provided for under a single contract, described below. Genco will be responsible for operation and maintenance of the Grand Tower Power Station (Committed Unit). Genco has no O&M responsibility for the Joppa Power Station in accordance with the lease arrangement.

4.3.1    Gibson City, Pinckneyville and Kinmundy

S&W Consultants reviewed the Operations and Maintenance Agreement between Ameren Intermediate Holding Co. Inc. (now Ameren Energy Resources Company) and Siemens Westinghouse Operating Services Company ("Operator") for the Gibson City, Kinmundy, and Pinckneyville Power Plants. The agreement is dated and effective as of October, 1999 and will remain in effect until May 31, 2010 unless extended by the parties or terminated earlier as allowed in the agreement.

4.3.1.1  Operator Scope of Work
-------------------------------

The Operator will primarily provide personnel to staff each plant with a plant manager over all three plants. There will be five technicians at Gibson City, four at Kinmundy, and seven at Pinckneyville. There will be a single plant manager over all the plants who will have an administrative assistant. Therefore, there will be a total of eighteen staff. This is sufficient to perform the duties of the Operator.

The plants will be staffed as peaking facilities. They will be staffed during the peak period of the year from June 1/st/ to September 30/th/ and December 1/st/ through February 28/th/ during the hours of 7:00 am to 11:00 pm, Monday through Friday only and during the off-peak period of the year from March 1/st/ through May 31/st/ and October 1/st/ through November 30/th/ during the hours of 8:00 am to 4:30 pm Monday through Friday only. The Operator is responsible for training the personnel to operate the plant. The agreement anticipates the CTs will not operate for more than 1,400 hours per year and will not have more than 100 starts per year each. Operation on liquid fuel is anticipated to be no more than ten percent of the operating hours in any given year.

The Operator will keep the plant clean and arrange for removal of trash from the plant site. The Operator will perform the work in a safe manner in accordance with the plant procedures which shall conform with the applicable material provisions of federal, state and local safety laws. The Operator will allow the Owner access to the plant at any time to inspect and have access to the plant provided all visitors shall adhere to the plant safety procedures. The Operator has the right to subcontract any portion of the work, and is solely responsible for the engagement and management of subcontractors.

The Operator will provide the office equipment as well as the machinery, tools, and test equipment required for the Operator's use in performing the plant operations and maintenance. The Operator will assist the Owner to obtain permits provided it only requires the assistance of the plant personnel. The Owner may request non-standard work hours, and the Operator will schedule the operators to be at the

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plants, provided reasonable notice is given and the additional time is paid for as a change order pursuant to the rates for the technicians in the agreement.

The Operator will recommend the quantity and types of CT spare parts necessary for the maintenance of the CTs in accordance with the manufacturers recommendations. The Operator will purchase the spare parts under a change order or separate purchase agreement with the Owner. Repairs and maintenance on the CTs will also be made under a change order for the repairs or maintenance.

At the expiration of the contract term, the Operator will provide the Owner with the instruction books, operation records, maintenance history and records, as-built drawings, generation records, and environmental records. The Operator will also transfer all remaining balance of plant spare parts, all remaining CT spare parts, all non-leased office equipment, all non-leased plant and machine shop tooling, and the test equipment for the metering and environmental reporting.

4.3.1.2  Owner Responsibilities
-------------------------------

The Owner is responsible to pay the Operator the fixed fee, as well as paying for the CT spare parts, CT repairs and maintenance, plant utilities such as water, sewerage, electricity, telephone, ISDN lines and other utilities. The Owner is also responsible for property and other taxes as well as insurance on the plant equipment. The Owner is responsible for obtaining the necessary permits for continuous operation of the plants. The Owner will provide the Operator with access to all available operation and maintenance manuals, drawings, specifications, diagrams, etc. The Owner will provide the fuel for the plants as well as arrange for the sale of the electricity. The Owner will provide the Operator with access to the site and associated easements as may be necessary to operate the plants. The Owner is responsible for proper collection, removal, and disposal of all hazardous materials.

4.3.1.3  Compensation and Terms of Payment
------------------------------------------

Prior to the start of commercial operations, the Owner will pay the Operator a Pre-Operational Fee for each plant. The Pre-Operational Fee is as follows:

--------------------------------------------------------------------------------
     Plant                       Invoice Date              Pre-Operational Fee
--------------------------------------------------------------------------------
Gibson City               October 1, 1999               $1,393,991
--------------------------------------------------------------------------------
Kinmundy                  August 15, 2000               $1,392,341
--------------------------------------------------------------------------------
Pinckneyville             November 1, 1999              $1,293,082
--------------------------------------------------------------------------------
Pinckneyville             May 1, 2001 - Dec. 31, 2001   $29,989/month
--------------------------------------------------------------------------------

We assume the Pre-Operational Fees are for the purchase of the office equipment and shop tooling as well as the hiring and training of the plant manager and technicians.

The cost of the CT spare parts will be as follows:

--------------------------------------------------------------------------------
               Plant                                   Cost of Spare Parts
--------------------------------------------------------------------------------
Gibson City                                       $2,972,749
--------------------------------------------------------------------------------
Kinmundy                                          $2,972,749
--------------------------------------------------------------------------------
Pinckneyville                                     $1,741,524
--------------------------------------------------------------------------------

The provision of CT spare parts is more than adequate for the three plants.

The fixed operating fee for the plants will be paid on a monthly basis and escalated each year. The monthly fee paid as follows:

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--------------------------------------------------------------------------------
     Amount                      Dates                      Description
--------------------------------------------------------------------------------
$66,366/month        May 1, 2000 - Dec. 31, 2001       Pinckneyville LM6000
--------------------------------------------------------------------------------
$95,732/month        June 1, 2000-March 31, 2001       Gibson City
--------------------------------------------------------------------------------
$186,384/month       April 1, 2001-Dec. 31, 2001       Gibson City and Kinmundy
--------------------------------------------------------------------------------
$302,320/month       January 1, 2002-May 31, 2010      All three plants
--------------------------------------------------------------------------------

4.3.1.4  Warranties, Penalties, and Bonuses
-------------------------------------------

The Operator warrants that the turbines will have a starting reliability of 92% or better when the plants are normally staffed and the turbines are available for dispatch. The start time is 30 minutes from receipt of the dispatch call to the time the turbine is synchronized to the grid. The time to achieve full load is not stated. Normally, the CTs being installed at the plants can achieve full load within 30 minutes of the start request. The starting reliability guarantee should be easily achieved.

The Operator also warrants the CTs' availability will be 95% or greater. The definition of availability in the agreement is based on 365 days per year and includes derating of the turbines below 90% of their rated output. The turbines will be considered available only when they are capable of achieving at least 90% of their rated output.

At the end of each year, if the starting reliability of a CT is greater than 92%, the Operator will be paid a bonus of one sixth of one percent (1/6%) of the fixed fee for each percent the starting reliability is greater than 92%. The aggregate limit on the bonus is 5% of the fixed fee. The penalty for starting reliability being below 92% is the reverse of the bonus, again with a cap of 5% of the fixed fee.

At the end of each year, if the availability of the CTs has been above 95% during the peak period of the year, the Operator will earn a bonus of one-third of one percent (1/3%) for each one percent above 95% availability for each turbine.

4.3.1.5  Termination
--------------------

The Owner may terminate the agreement prior to its term for inability of Operator to perform, failure of the Operator to perform, and for adverse economic reasons. The Operator can be considered unable to perform if it is in bankruptcy proceedings. If the Operator is in material default of any provision of the agreement and the Operator has not commenced reasonable steps to cure the default within 30 days after receipt of notice from the Owner, the Operator will have failed to perform. If the continued operation of the plant is not economically feasible due to high gas prices or low electricity prices, the Owner may discontinue operation of the plants. However, the Owner may not terminate the agreement for economic reasons and then operate the plants itself.

The Operator may terminate the agreement for failure of the Owner to perform or if the Owner is in bankruptcy proceedings. Either party may terminate if there has been damage to the plants that prohibits the plants from generating and would take more than a year to repair.

4.3.1.6  Indemnification
------------------------

The Operator indemnifies the Owner for any loss, damage, liability, or judgement resulting from claims for injury or death of person or damage to third party property located at the site while Operator is performing the work. This does not include claims for voltage or frequency fluctuation. The Operator will also indemnify the Owner for loss or damage to the plant resulting from Operator error with a limit of $3 million.

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4.3.1.7  Conclusion
-------------------

We believe the agreement is reasonable. The Operator will provide personnel to operate the plant and will supervise repairs and contractors on behalf of the Owner. The fee paid to the Operator is at the high end of what S&W Consultants considers an acceptable range, but does include indemnification against Operator error.

4.3.2 Grand Tower


See section 3.3.5.

4.4  Environmental

S&W Consultants visited the sites for each of the new facilities, including the repower site at Grand Tower Power Station. S&W Consultants also interviewed Ameren corporate and site personnel with regard to permit status and environmental conditions at each of these sites.

The Gibson City, Kinmundy and Pinckneyville sites are "greenfield" sites in that the only previous usage documented for these sites is high-yield agriculture (e.g., cornfields). S&W Consultants did not document any significant environmental conditions with regard to these sites that could preclude their development and usage as power generation sites. Details on each of these sites are contained in the following sections. The Grand Tower site is a "brownfield" site in that an operating utility station is located at this site. S&W Consultants did document the potential for significant environmental conditions at this site associated with the utility operations as described in Section 4.4.4.

4.4.1 Operating CT Units

4.4.1.1  Gibson City Power Station

Air Construction Permit No. 99020071 was issued on June 16, 1999 by the IEPA to Union Electric Development Corporation for the Gibson City Power Station. S&W Consultants reviewed a copy of this permit and has the following comments:

 . The facility is permitted for the primary combustion of pipeline natural gas, with distillate fuel containing less than 0.28 weight percent sulfur as backup fuel.
 . The owner has voluntarily committed to limit the annual operating schedule for this facility to 12.5 hours per day, 3 days per week, 40 weeks per year in order to avoid consumption of the Prevention of Significant Deterioration ("PSD") increment and designation of this facility as a major new source of criteria air pollutants. Therefore, a federal PSD permit is not required for the Gibson City Power Station.
 .  The facility is required to install CEMS for NO\\x\\ and SO\\2\\.
 .  This facility is subject to the federal New Source Performance Standard
   ("NSPS") for Stationary Gas Turbines promulgated at 40 CFR 60, Subparts A and GG. S&W Consultants believes that this facility, if constructed in accordance with its designs and permits, should be capable of complying with its state air permit conditions.
 .  The CTs are affected units under the federal Acid Rain Deposition Control
   Program. Ameren has obtained a Title IV Acid Rain Permit for operation of this facility, which S&W Consultants has reviewed.

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All industrial and sanitary wastewaters from the Gibson City Power Station will be routed to the municipal sewer system. The only "special discharge" to the municipal sewer system will be compressor wash water, and the municipality has reportedly agreed to accept this wastewater as long as the concentrations of the "cleaners" are below designated levels (as recommended by the compressor manufacturer).

Stormwater runoff will be routed to the stormwater collection system for the industrial park. An Illinois Stormwater Pollution Prevention Plan ("SWPPP"), Permit No. ILR104863 has been prepared for this site. S&W Consultants reviewed a copy of this plan at the site and noted that construction was being conducted in accordance with this plan.

Since there will not be any onsite treatment, storage or disposal ("TSD") facilities for the management of hazardous waste, a RCRA permit for this site is not required. A Material Safety Data Sheet ("MSDS") collection was maintained at the site with regard to hazardous materials to be used during construction and operations. There was no visual evidence of spills, leaks or unauthorized discharge of materials onto the property. All solid wastes from construction activities were being properly managed for offsite disposal.

4.4.1.2  Pinckneyville Power Station
------------------------------------

The Pinckneyville Power Station is currently in commercial operation. The Pinckneyville site is located in an unincorporated section of Perry County, Illinois approximately 3 miles east of the city of Pinckneyville.

Air Construction Permit No. 99020035 was issued on November 9, 1999 by the IEPA to Union Electric Development Corporation for the Pinckneyville Power Station. S&W Consultants reviewed a copy of this permit and has the following comments regarding items differing from those presented earlier:

 .  The facility is permitted for the combustion of pipeline natural gas, only.
 . The owner has further committed to a maximum of less than 200 tons per year of any regulated air pollutant in order to avoid the requirement for public notice.
 . The facility is required to install CEMS for NO\\x\\ and SO\\2\\, even though the use of liquid fuels is not permitted.

All industrial and sanitary wastewaters are routed to the municipal sewer system. Stormwater will be routed from the site to adjacent drainages. An Illinois SWPPP, Permit No. ILR105094 has been prepared for this site. S&W Consultants reviewed a copy of this plan at the site and noted that construction was being conducted in accordance with this plan.

Since there will not be any onsite TSD facilities for the management of hazardous waste, a RCRA permit for this site is not required. Since construction personnel were not on site, MSDS collections could not be reviewed. All solid wastes from construction activities were being properly managed for offsite disposal.

4.4.1.3  Joppa Power Station
----------------------------

Ameren has represented that the lessee, through Midwest has responsibility for obtaining and maintaining the permits for Joppa.

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4.4.2 Committed Units

4.4.2.1  Grand Tower Power Station
----------------------------------

Grand Tower Power Station is an existing, coal-fired power station that has been in operation since 1924. The coal-fired boilers are slated for retirement and replacement with new gas-fired CTs and HRSGs. The existing steam turbines will be mated to the new CTs. Construction work is underway with the near completion of all the foundations and the near completion of erecting the HRSGs. We understand that construction of the new units began 3/2/2000, with commercial operation still expected for June/July 2001.

The air construction permit for the new units at Grand Tower Power Station has been issued. S&W Consultants reviewed a copy of the air construction permit and has the following comments:

 .  The CTs and HRSGs will be fired on natural gas only.
 . The proposed project has been designated as a major source of CO and VOM and is subject to PSD permitting for these air pollutants. Catalytic controls are not required for the control of CO and VOM. Instead, operation in a manner consistent with good air pollution control practice has been designated as best available control technology for these units.
 . The proposed project is not subject to PSD permitting for SO\\2\\, NO\\x\\ or PM because emissions reductions associated with retirement of the existing coal-fired boilers have been used to negate these emissions.
 .  The proposed project is required to install SCR for the control of NOx emissions.
 .  The proposed project is required to install CEMS for NO\\x\\, only.
 . This facility is subject to the federal NSPS for Stationary Gas Turbines promulgated at 40 CFR 60, Subparts A and GG. S&W Consultants believes that this facility, if constructed in accordance with its designs and permits, should be capable of complying with its federal and state air permit conditions.
 .  The CTs are affected units under the federal Acid Rain Deposition Control
   Program, and the owner is required to obtain a Title IV Acid Rain Permit for operation of this facility. S&W Consultants has reviewed a copy of the permit application.

The Grand Tower Power Station has an existing NPDES permit with regard to industrial and sanitary wastewaters. This permit will need to be revised in order to cover the new units. Ameren submitted an application for revision of this NPDES permit to IEPA on August 29, 2000, which should provide sufficient time for negotiation of permit conditions and final issuance in advance of startup for the new units.

In addition to the NPDES permit, S&W Consultants reviewed copies of the SWPPP associated with NPDES General Permit No. ILR10 and the Spill Prevention, Countermeasure and Control ("SPCC") plan for this station. S&W Consultants noted that secondary containment for the contractor vehicle fuel tank and hay bail berms for the new construction areas had not yet been installed at the time of the site visit.

4.4.2.2  Kinmundy Power Station
-------------------------------

Construction has begun at the Kinmundy site. The Kinmundy site is located in an unincorporated section of Marion County, Illinois approximately 5 miles east of the city of Patoka. Air Construction Permit No. 99020027 was issued on June 28, 1999 by the IEPA to Union Electric Development Corporation for the Kinmundy Power Station. S&W Consultants reviewed a copy of this permit and noted items identical to those presented in Section 4.4.1. Ameren has also received the Acid Rain Program Phase II Permit.

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A NPDES permit will be required for the Kinmundy Power Station. Ameren submitted an application for this NPDES permit to IEPA on August 15, 2000, which should provide sufficient time for negotiation of permit conditions and final issuance in advance of startup for the new units. Ameren has also represented that a SWPPP has been prepared for this site.

Since there will not be any onsite TSD facilities for the management of hazardous waste, a RCRA permit for this site is not required. Since construction personnel were not on site during S&W Consultants' visit, MSDS collections could not be reviewed. All solid wastes from construction activities were being properly managed for offsite disposal.

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5    PROJECT AGREEMENTS

This section describes only portions of the relevant contracts and documents as needed for discussion of the Assets' related technical issues. A complete description or legal evaluation of the contracts and documents related to the Asset transfer is beyond the scope of this Report.

5.1  Asset Transfer Agreement

S&W Consultants reviewed the Asset Transfer Agreement between AmerenCIPS and Genco dated May 1, 2000. This agreement sets forth the terms and conditions for transfer of assets used for the generation of electricity that is sold to wholesale and retail customers from AmerenCIPS to Genco.

The asset transfer included all assets, properties, rights and interests owned, used, or held, e.g., inventory, fixed assets, real property, leased property, business records, contracts, permits and insurance, by AmerenCIPS in connection with the generation of electricity sold to wholesale and retail customers. Payment terms were specified. Assets to be retained by AmerenCIPS were also identified.

Liabilities that were transferred to Genco include those listed on a balance sheet prepared by AmerenCIPS as of the transfer date, trade payables, contracts and employee matters. Retained liabilities were also defined. From the technical perspective, Section 2.2(e)(ii) relating to Product, Environmental and Safety Liability is of particular importance. AmerenCIPS retains all liability with respect to Hazardous Material, Environmental Requirements or Environmental Damages (each as defined in Section 5.1(e) of the agreement) based on events or conditions occurring or existing prior to the Closing Date.

Furthermore, according to Section 11.2(b), AmerenCIPS indemnifies Genco with respect to all Environmental Damages arising from the presence, use, generation, storage, treatment, discharge, release or disposal of Hazardous Materials to the extent attributable to any act or omission of AmerenCIPS prior to the transfer date. In addition, in Section 11.2(a), AmerenCIPS indemnifies Genco for the failure of AmerenCIPS to assume, pay, perform and discharge the Retained Liabilities. S&W Consultants has summarized the findings of the Phase I Environmental Site Assessment, conducted as part of this review, elsewhere in this report.

5.2  Electric Power Supply Agreements

S&W Consultants reviewed the Electric Power Supply Agreement ("EPSA") between Genco and Marketing dated May 1, 2000. The EPSA sets forth the terms and conditions for the supply by Genco to Marketing of all electric capacity and energy ("Energy") available from Genco's electric generating units. The EPSA will remain in effect until terminated by either party with at least one year's written notice, but may not be terminated prior to December 31, 2004.

A portion of the Energy supplied by Genco to Marketing will be resold to AmerenCIPS for resale as bundled retail electric service or to existing wholesale requirements customers ("Bundled Sales"), and the remainder shall be sold either directly by Marketing or by AmerenCIPS at market-based prices ("Market Price Sales"). The Genco assets will be dispatched by an Agent pursuant to the Amended Joint Dispatch Agreement among Genco, AmerenCIPS and AmerenUE.

The delivery point for Energy supplied under the EPSA is the bus bar connecting each generation source to the AmerenCIPS transmission system (assets acquired from AmerenCIPS) or the point of

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interconnection between the AmerenCIPS transmission system and the transmission facilities over which the energy is being delivered (other generation sources). Genco is responsible for making all necessary arrangements for transmission and delivery of Energy to the delivery point. Marketing is to provide for testing of the metering equipment (which is owned by AmerenCIPS) at suitable intervals.

S&W Consultants also reviewed the Electric Power Supply Agreement between Marketing and AmerenCIPS also dated May 1, 2000. This Agreement defines the terms of the supply of electric power and energy by Marketing to AmerenCIPS. Marketing will supply and deliver all of the Energy needed by AmerenCIPS to serve its native load, to operate its transmission and distribution system and provide transmission and distribution services, to fulfill its obligation under applicable federal and state tariffs or contracts, to satisfy regional reliability requirements, and for any other purpose related to the provision of wholesale or retail electric service. Pricing under this Agreement is identical to that of the EPSA between Marketing and Genco.

S&W Consultants confirmed that the pricing defined in these contracts is consistent with that reflected in the Financial Model.

5.2.1 Wholesale / Bilateral Contracts

Ameren has represented that certain bilateral contracts have been or will be assigned to Marketing in conjunction with the asset transfer. S&W Consultants reviewed the bilateral contracts currently reflected in the Financial Model and confirmed that the demand capacity, length of engagement (term) and contract pricing are consistent with those reflected in the Financial Model.

5.3  Agency Agreement

S&W Consultants reviewed the Agency Agreement Between Ameren Energy, AmerenUE, Marketing and Genco, dated May 1, 2000. The agreement sets forth the terms and conditions under which Ameren Energy will provide support services, as Agent, to Genco (and others) in the areas of wholesale power trading of energy and/or capacity for periods of less than one year; capacity management; business reporting; transaction administration; contract and counter-party administration; regulatory reporting, support and compliance; the negotiation, execution and administration of related contracts; and other related activities as requested.

Under the agreement, Ameren Energy will have the full power and authority to transact business on behalf of Genco, including transactions for the purchase and sale of electric energy. Compensation for services requested by Genco and rendered by Ameren Energy will be made for chargeable or allocable costs (to be provided at cost) and controlled through a work order procedure.

5.4  Operation and Maintenance

Key technical aspects of the Operation and Maintenance Agreement between Ameren Intermediate Holding Co., Inc. (now Ameren Energy Resources Company) and Siemens Westinghouse Operating Services Company for the Gibson City, Kinmundy and Pinckneyville power plants are reviewed in Section 4.3.

5.5  Fuel Supply

The primary fuels are coal, natural gas and oil (Meredosia Unit 4). Financial Model inputs related to fuel supply and pricing were provided by the Market Consultant.

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AmerenCIPS currently has one long-term Coal Sale and Purchase Agreement in place with Exxon Coal USA, Inc., for supply of coal to the Coffeen and Meredosia plants. The effective date of the contract is January 1, 2000. The term of the agreement extends through December 31, 2009.

The coal to be supplied is from Exxon's Monterey No. 1 mine. CIPS is obligated to purchase 2,250,000 short tons in 2000, and 2,500,000 short tons per year from Jan. 1, 2001 through December 31, 2009. The coal is to be washed and crushed to two-inch maximum top size. The annual average as-received heating value is set at 10,300 BTU/lb, with total moisture of 19.2%, ash 8.0% and sulfur at 1.0% by weight. Appropriate provisions are included for measurement of coal quality and quantity. The coal will be supplied by rail or truck (up to 450,000 tons/year), as determined by AmerenCIPS.

Pricing (F.O.B. the Mine, plus sales or use taxes) is $21.25/Ton in 2000, and gradually increases each year to $23.50/Ton by 2009. A "Super Inflation" adjustment provision in included. Appropriate provisions are also included for adjustment due to deviation from set quarterly average heating value or SO2 content limits.

Remaining coal and oil purchases are through short-term contracts and spot purchases.

S&W Consultants reviewed the available gas transportation, storage and interconnection agreements between Genco and NGPL:

 .    Firm Transportation Service Agreement #116646 (Grand Tower)
 .    Interruptible Transportation Service Agreement #116648 (Gibson City,
     Kinmundy, and Pinckneyville)
 .    Firm No-Notice Storage Service Agreement #116593
 .    Point Operator Agreement #116595

The primary term of these agreements is April 1, 2000 through March 31, 2004. Fixed costs for this period are $14.2 million. S&W Consultants reviewed these draft contracts to ascertain the adequacy of design pipeline capacity and construction schedule, which were found to be reasonable as described in Section 4.

Natural gas supply contracts between Ameren Services and various suppliers including Occidental Energy Marketing, Anadarko Energy Services Company, and PanCanadian Energy Services, are currently being negotiated for continued fuel supply to the CTs. Short term agreements (1 to 3 month supply agreements) are currently in place, and typical of gas supply agreements for peaking units.


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6    FINANCIAL PROJECTIONS

S&W Consultants reviewed the Financial Model developed by Ameren. S&W Consultants has reviewed the assumptions, data, and the calculations necessary to support the projections of cash flow available to support debt service. We have verified that the underlying model assumptions are consistent with the expected performance and the commercial terms of the Project Agreements. S&W Consultants has validated key calculations to ensure that the resulting revenues, expenses, cash flow, and debt service coverage ratios ("DSCR") were correctly calculated. S&W Consultants has not reviewed the tax and depreciation assumptions, which were provided by Ameren, nor the financing assumptions, which were provided by Lehman Brothers.

In the review of the Financial Model, S&W Consultants made certain assumptions with respect to conditions that may exist or events that may occur in the future. In addition, S&W Consultants has used data and information, provided to us, that we believe to be reliable. We believe that the use of these assumptions and data are reasonable for the purpose of our Report. However, some assumptions may differ significantly from actual future conditions due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein, the actual results will vary from those forecasted. Principal considerations and assumptions used by S&W Consultants in reviewing the Financial Model include the following:

     . S&W Consultants has assumed that all contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

     . The contract and market revenue projections were prepared by the Market Consultant. S&W Consultants has reviewed the technical inputs to the market pricing model, but was not asked to independently verify the methodology used to develop the market pricing model. In addition, S&W Consultants reviewed the wholesale and bilateral contracts which form the basis for the revenue projections through 12/31/04, and finds the demand capacity, term and pricing of the contracts consistent with that reflected in the Financial Model. As projected by the Market Consultant, all spot sales of energy and capacity are to be made pursuant to Genco's arrangements with Marketing or Ameren Energy.

     . The Financial Model assumes that only the Coal-fired Stations and Gas-fired Stations described throughout this Report are included in the projections.

     . S&W Consultants reviewed the operating plans prepared by Ameren / Genco. We assume that Genco will operate the Assets in accordance with the operating plans.

     . S&W Consultants has assumed that all licenses, permits and approvals will be obtained and/or renewed on a timely basis.

     . The Market Consultant developed fuel cost projections. The price of fuel purchased is an output of the market pricing model. S&W Consultants was not asked to review these fuel price forecasts.

     . S&W Consultants has assumed that Genco will be able to purchase SO\\2\\ emissions credits in order to comply with its emission limits for SO\\2\\. We have assumed that emissions offsets will be available for purchase by Genco and that sufficient demand exists for the sale of certain emission credits by Genco at the prices forecast in the Financial Model (allowance pricing was provided by Market Consultant).

[LOGO] S&W Consultants, Inc.                                               A-124

     . S&W Consultants was not asked to evaluate the non-operating expenses projected for the Assets. These expenses include, for example, property taxes and insurance, and were provided by Ameren.

The following sections describe the key technical assumptions reflected in the Financial Model followed by a discussion of project revenues and expenses, presentation of the base case results and discussion of sensitivity analyses.

6.1  Technical Assumptions

S&W Consultants reviewed Ameren's inputs to the Market Consultant's dispatch simulation model. These technical assumptions included capacity, equivalent availability, forced outage rate and heat rate. The values we reviewed, presented earlier in this report, accurately reflect the condition and capability of the Assets.

The Financial Model capacity factors, provided as outputs of the Market Consultant's model, were previously summarized in terms of 20-year averages. The actual capacity factor profiles vary during that period, particularly for the Coal-fired Stations, as shown in the following figure.


        Figure 6.1-1. Projected Capacity Factors (Coal-fired Stations)


       Newton Capacity Factors, %              Coffeen Capacity Factors, %


               [GRAPH]                                   [GRAPH]




       Meredosia Capacity Factors, %           Hutsonville Capacity Factors,%


               [GRAPH]                                   [GRAPH]


[LOGO] S&W Consultants, Inc.                                               A-125

The higher-than-historical capacity factors are attributable mainly to reductions in the delivered price of coal due to recent fuel contract re-negotiations and as reflected in the Market Consultant's coal pricing projections relative to natural gas pricing. Newton additionally benefits from a fuel switch to PRB coal, which has lower associated environmental compliance costs. These stations were designed for base load service and should be able to safely and reliably meet these capacity factor projections assuming that appropriate operations and maintenance practices are followed and budgeted capital projects implemented.

6.2  Financing Assumptions

Lehman Brothers provided the financing assumptions. The $425 million debt issuance in 2000 consists of $225 million Series A senior notes due 2005 and $200 million Series B senior notes due 2010. The $50 million debt issuance in 2001 matures in 2011. Both the 2000 and 2001 debt issuances are assumed to be refinanced at maturity on substantially similar terms and conditions throughout the term of the Financial Model. These constitute the "Senior Notes". The "Senior Debt" is comprised of the Senior Notes and the tax-exempt bonds. The interest payments on the Senior Debt average $43.6 million per annum during the 2000-2010 period.

6.3  Revenues

Revenues projections were provided by the Market Consultant. The projections include contract sales, "spot market" energy and capacity sales and lease revenues. The contract sales include sales under the Electric Power Supply Agreements with Marketing and AmerenCIPS as described earlier, and sales in accordance with certain bilateral contracts. Contract parties and agreements include Illinois Municipal Energy Agency, Citizens, Clay Electric Cooperative, Soyland Power Cooperative, WVPA Interchange Agreement, CILCO Interchange Agreement, ADM, Farmington, Fredericktown and Owensville. S&W Consultants reviewed these contracts as described earlier. S&W Consultants was not asked to review the Joppa lease.

Full-year Asset revenues (rounded) for 2001, the first full calendar year of operation, are shown in the following table:


                          Genco Projected Revenues, 2001
       ==================================================================
                Revenue Item                   Amount        % of Total
                                             ($ million)
       ------------------------------------------------------------------
         Total Contracts Sales                  531.9            95%
       ------------------------------------------------------------------
         Spot Market
       ------------------------------------------------------------------
                               Energy Sales      11.8
       ------------------------------------------------------------------
                             Capacity Sales      15.4
       ------------------------------------------------------------------
                                  Purchases      (8.3)
       ------------------------------------------------------------------
         Total Spot Market (Net)                 18.9             3%
       ------------------------------------------------------------------

       ------------------------------------------------------------------
         Lease Revenues                          10.1             2%
       ------------------------------------------------------------------

       ------------------------------------------------------------------
         TOTAL REVENUES                         560.9           100%
       ==================================================================

[LOGO] S&W Consultants, Inc.                                               A-126

Revenues average $654 million per year from 2000 through 2010, and increase from $561 million in 2001 to $802 million in 2010. The contribution to total revenues of contract sales and net spot market sales are shown in Figure 6.3-1.

                 Figure 6.3-1. Genco Revenues 2000-2010 ($000)





                                    [GRAPH]




Total generation for each year is provided in the following table:

================================================================================
   Year        Generation     Year       Generation       Year       Generation
                 (GWh)                      (GWh)                       (GWh)
--------------------------------------------------------------------------------
   2000          15,033       2004          14,498        2008          15,683
--------------------------------------------------------------------------------
   2001          15,783       2005          14,820        2009          15,991
--------------------------------------------------------------------------------
   2002          15,529       2006          15,122        2010          15,905
--------------------------------------------------------------------------------
   2003          14,503       2007          15,202
================================================================================

6.4  Expenses

The major operating expenses shown in the Financial Model include fuel cost, variable O&M, fixed O&M, G&A and property taxes.

The projected operating expenses and capital costs for 2001 are shown in the following table:

                        Genco Operating Expenses, 2001
             =====================================================
                       Cost Item              Amount ($ million)
             -----------------------------------------------------
               Fuel Cost                           202.8
             -----------------------------------------------------
               Variable O&M                         34.5
             -----------------------------------------------------
               Fixed O&M                            87.6
             -----------------------------------------------------
               G&A                                  32.1
             -----------------------------------------------------
               Property Taxes                       22.8
             -----------------------------------------------------

             -----------------------------------------------------
               Total Operating Expenses            379.8
             =====================================================

[LOGO] S&W Consultants, Inc.                                               A-127

Total operating expenses average $415.6 million per year from 2000 to 2010.

6.4.1  Fuel Cost

Fuel cost projections were developed by the Market Consultant. S&W Consultants was not asked to review these forecasts. Coal is assumed to be purchased through an existing long-term coal supply contract for Coffeen and Meredosia, and on the spot market for Newton and Hutsonville. Natural gas and oil pricing projections are based on spot market purchases. Fuel costs average $217 million per year during the 2000-2010 period, and vary from a low of $183 million in 2000 to a high of $250 million in 2010.

6.4.2  O&M Costs

O&M costs include fixed and variable components. S&W Consultants reviewed the variable cost inputs as developed by Ameren, which were considered reasonable and consistent with those of similar projects that we have evaluated. Variable O&M costs (non-fuel) average approximately $2.77/MWh for the Coal-fired Stations in 2000, and escalate at 3% per year thereafter for inflation. Variable O&M costs average approximately $4.05/MWh for the Gas-fired Stations in 2000, and escalate at 3% per year thereafter for inflation. Total non-fuel variable O&M costs (all stations) average approximately $39 million per year during the 2000-2010 period.

Total fixed O&M costs for the Genco Assets average $97.3 million during that same period, and range from a low of $76 million in 2000 to a high of $126 million in 2010. This broad range is attributable to the variability of major maintenance requirements coupled with the 3% inflation escalation factor.

As described earlier, Genco will operate and maintain the Newton, Coffeen, Meredosia, Hutsonville, and Grand Tower stations. The detailed O&M budgets developed by Ameren include operations expenses (labor and materials), routine maintenance (labor and materials), major maintenance and SO\\2\\ compliance costs. These projections are summarized in the following table.

                  O&M Budget Projections Summary ($ million)

              ===========================================================
                       Item                         Average (2000-2010)
              -----------------------------------------------------------
                 Operations Expenses                        42.2
              -----------------------------------------------------------
                            Labor component                 31.7
              -----------------------------------------------------------
                 Routine Maintenance                        49.0
              -----------------------------------------------------------
                            Labor component                 22.0
              -----------------------------------------------------------
                 Major Maintenance                          28.5
              -----------------------------------------------------------
                 SO\\2\\ Compliance Costs                   11.0
              ===========================================================

Ameren provided these forecasts on an all-in basis, i.e., operations and maintenance expenses reflect both fixed and variable components, which is a typical utility accounting practice. Major maintenance ranges from $18.6 million in 2000 to $42 million in 2010. Major maintenance varies considerably from year to year due to the cyclical nature of major maintenance projects.

The cost of SO\\2\\ compliance, i.e., SO\\2\\ allowance requirements and costs, was provided by the Market Consultant. Annual costs, in millions of dollars, are summarized in the following table.

[LOGO] S&W Consultants, Inc.                                               A-128

================================================================================
                SO\\2\\                 SO\\2\\                     SO\\2\\
  Year         Compliance     Year     Compliance      Year         Compliance
--------------------------------------------------------------------------------
  2000            8.8         2004        7.2          2008            14.3
--------------------------------------------------------------------------------
  2001            9.5         2005        8.9          2009            16.2
--------------------------------------------------------------------------------
  2002            8.8         2006       10.5          2010            18.8
--------------------------------------------------------------------------------
  2003            6.9         2007       11.4
================================================================================

As described earlier, Genco has outsourced operation and maintenance of the Gibson City, Kinmundy, and Pinckneyville stations. O&M costs are comprised of the contract fee with Siemens Westinghouse Operating Services Company, major maintenance, other Owner costs (e.g., initial spares, utilities, etc.). There are no capital expenditure requirements for these units, given the projected peaking service and new construction. Total operating expenses for these units average $10 million per annum during the period 2000-2010. Non-fuel variable O&M averages approximately 10% of this amount.

Further discussion of O&M costs is provided in Sections 3.3 and 4.3. As previously stated, S&W Consultants considers these O&M budget forecasts, coupled with the planned capital expenditures budgets, to be adequate for continued safe and reliable operation of the Assets.

6.4.3  Capital Expenditures

Total costs for capital expenditures average $55 million per annum during the 2000-2010 period. This ranges from a low of $27 million in 2007 to a high of $88 million in 2002. Average costs over this same period are shown in the table below for the Newton, Coffeen, Meredosia, Hutsonville and Grand Tower (combined cycle) stations.

                   Capital Expenditures Summary ($ million)

                =====================================================
                       Station                 Average (2000-2010)
                -----------------------------------------------------
                   Newton                             13.4
                -----------------------------------------------------
                   Coffeen                            24.3
                -----------------------------------------------------
                   Meredosia                           8.1
                -----------------------------------------------------
                   Hutsonville                         5.2
                -----------------------------------------------------
                   Grand Tower                         3.7
                -----------------------------------------------------
                   Total                              54.7
                =====================================================

Capital expenditures generally include such projects as precipitator refurbishment, condenser retubing, low-NO\\x\\ burner upgrades, economizer replacements, waterwall replacements, control systems upgrades, superheater tube replacement, economizer tubes, turbine overhauls and replacements, generator overhauls and rewinds, ash disposal ponds and landfills, and high energy piping inspections. Station-specific capital expenditures include the supplemental cooling ponds at Newton and Coffeen, SCR's at Coffeen, and new turbine/generators at Hutsonville, Meredosia and Grand Tower. Capital expenditures are also covered in detail in Section 3.3.

6.5  Base Case Results

The base case Financial Model summary, included as Figure 6.5-1, contains the major operating revenue and expense projections that support the cash forecasted to be used for debt service payments. Values in the year 2000 are presented on an annualized basis. The DSCR is defined as the cash flow available for debt service ("CFADS") to Senior Debt interest expense. CFADS is calculated after major maintenance expenditures, but prior to capital expenditures. The DSCR is shown for each year of the Financial Model.

[LOGO] S&W Consultants, Inc.                                               A-129

For interest payments on the Senior Debt, the average DSCR during the period 2000-2010 for the base case is calculated as 5.4x, with a minimum DSCR of 4.4x in 2001 and 2003. During the initial 5-year period during which the EPSAs are in place, the DSCR averages 4.5x. During the 2005-2010 period, where merchant sales predominate, the DSCR averages 6.2x.

6.6  Sensitivity Analysis

The following sensitivity analyses, defined by and with inputs provided by the Market Consultant, were performed as variations of the base case:

 .    Case 1: Overbuild - represents the possibility of capacity additions well in excess of historical reserve margins. 4000 MW of new capacity are assumed to come on line in the Mid-American Interconnected Network (MAIN) and 2,300 MW of new capacity are assumed to come on-line in the East-Central Area Reliability (ECAR) region, over and above base case levels.

 .    Case 2: High Fuel Price - reflects the potential volatility of fuel markets. Natural gas prices were increased in each year by 25% relative to base case levels, and coal prices were increased in each year by 10%.

 .    Case 3: Low Fuel Price - reflects the potential volatility of fuel markets.
     Natural gas prices were decreased in each year by 25% relative to base case levels, and coal prices were decreased in each year by 10%.

Debt service coverage ratios on Senior Debt interest payments are summarized for these sensitivity cases in the following table:

                     Sensitivity Analysis - DSCR (2000-2010)

     =====================================================================
       Sensitivity Case             Average DSCR            Minimum DSCR
     ---------------------------------------------------------------------
         1: Overbuild                   5.3x                    3.2x
     ---------------------------------------------------------------------
         2: High Fuel Price             6.2x                    4.0x
     ---------------------------------------------------------------------
         3. Low Fuel Price              4.9x                    4.4x
     =====================================================================

The DSCRs for the base case and sensitivity cases, 2000 - 2010, are summarized as Figure 6.5-2.

         Figure 6.5-2. Base Case and Sensitivity Cases DSCR (2000-2010)



                                    [GRAPH]



[LOGO] S&W Consultants, Inc.                                               A-130

The respective Financial Model summaries are provided as Figures 6.5-3, 6.5-4 and 6.5-5.

6.7  Conclusions

On the basis of our review and the assumptions set forth in the Report, S&W Consultants is of the opinion that:

 .    The availability, capacity and heat rate inputs used by the Market
     Consultant to develop its projections of market prices and energy generation are consistent with the values S&W Consultants has reviewed and found reasonable.

 .    The projected heat rate and capacity assumptions have been developed based on historical data as modified to account for improvements that have been made or are planned to be made to these facilities. With continued capital investment, it is reasonable to expect that the heat rates and capacities can be maintained over the period shown in the Financial Model.

 .    Genco's maintenance and capital budgets, reflected in the Financial Model, appear reasonable and adequate to meet the performance objectives safely and reliably in the ordinary course of business.

 .    S&W Consultants reviewed the technical and commercial assumptions and the calculation methodology of the Financial Model. The technical assumptions assumed in the Financial Model are reasonable and consistent with the contracts reviewed. The Financial Model fairly presents, in S&W Consultants' opinion, projected revenues and expenses under the base case assumptions.

 .    The projected revenues from the sale of capacity and energy are more than adequate to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses, and debt service. Under the base case assumptions, the average DSCR is calculated to be 5.4x from 2000 through 2010. The minimum DSCR is 4.4x and occurs in 2001 and 2003.

 .    Three sensitivity cases were prepared to test the impact of different market forces on the energy and capacity prices forecast by the Market Consultant and the associated impact on the DSCR. The market energy and capacity prices were forecast assuming (i) the overbuilding of generation facilities in the region, (ii) higher fuel prices, and (iii) lower fuel prices. The average DSCR was most sensitive to the low fuel price sensitivity case. The average DSCR in this case fell to 4.9x with a minimum of 4.4x in 2005. The average DSCR is 5.3x in the overbuild sensitivity case and is 6.2x in the high fuel price sensitivity case, with minimum DSCRs of 3.2x in 2003 and 4.0x in 2001, respectively.


[LOGO] S&W Consultants, Inc.                                               A-131

                                 Figure 6.5-2
                               Base Case Results

Ameren Energy Generating Company
Cash Flow Summary
Base Case           page 1 of 2
(all values are $000's unless otherwise noted)

year ending December 31,                      2000        2001       2002       2003       2004       2005       2006       2007
                                              ----        ----       ----       ----       ----       ----       ----       ----
Annual Generation (GWh)                     15,033      15,783     15,529     14,503     14,498     14,820     15,122     15,202

Operating Revenues
   Contract Revenues                     $ 497,205  $  531,925  $ 496,994  $ 439,963  $ 392,591  $  28,935  $  28,935  $  28,747
   Market Sales (Net)                    $  12,214  $   18,876  $  73,728  $ 119,969  $ 189,510  $ 612,151  $ 640,844  $ 666,217
     Energy Sales                        $  15,369  $   11,849  $  26,463  $  51,822  $  93,871  $ 381,558  $ 405,135  $ 424,877
     Capacity Sales                      $   2,178  $   15,354  $  51,396  $  69,910  $  96,615  $ 230,601  $ 235,715  $ 241,352
     Purchases                             ($5,333)    ($8,327)   ($4,131)   ($1,763)     ($976)       ($8)       ($7)      ($12)
   Lease Revenue                         $  10,093  $   10,093  $  10,093  $  10,093  $  10,093  $  10,093  $  10,093  $  10,093
   Total Operating Revenues              $ 519,511  $  560,894  $ 580,815  $ 570,024  $ 592,193  $ 651,178  $ 679,871  $ 705,057

Operating Expenses
   Fuel Costs                            $ 183,088  $  202,833  $ 206,067  $ 196,388  $ 200,795  $ 211,880  $ 220,078  $ 225,052
   Variable O & M                        $  32,506  $   34,516  $  34,336  $  34,215  $  35,752  $  37,726  $  39,656  $  41,476
   Fixed O & M                           $  76,074  $   87,569  $  81,546  $  83,694  $  88,995  $  94,405  $  99,990  $ 104,256
   G&A Costs (net Property Taxes)        $  23,767  $   32,082  $  32,825  $  37,707  $  36,894  $  38,001  $  39,141  $  40,315
   Property Taxes                        $  19,400  $   22,800  $  24,770  $  24,850  $  24,850  $  25,596  $  26,363  $  27,154
   Total Operating Expenses              $ 334,835  $  379,800  $ 379,545  $ 376,854  $ 387,286  $ 407,607  $ 425,228  $ 438,253

Cash Available for Debt Service          $ 184,676  $  181,094  $ 201,270  $ 193,170  $ 204,908  $ 243,571  $ 254,643  $ 266,804

Interest Charges: Senior Debt            $  40,096  $   41,488  $  44,271  $  44,271  $  44,271  $  44,271  $  44,271  $  44,271


DSCR (x): CFADS/Senior Debt Interest          4.6x        4.4x       4.5x       4.4x       4.6x       5.5x       5.8x       6.0x
   Average, 2000-2010                         5.4x
   Minimum, 2000-2010                         4.4x
   Average, 2000-2004                         4.5x
   Average, 2005-2010                         6.2x

Senior Debt / Capitalization                   55%         46%        46%        47%        48%        48%        48%        48%
   Average, 2000-2010                          48%

year ending December 31,                      2008        2009       2010
                                              ----        ----       ----
Annual Generation (GWh)                     15,683      15,991     15,905

Operating Revenues
   Contract Revenues                     $  28,471  $   28,471  $  28,471
   Market Sales (Net)                    $ 709,842  $  743,571  $ 763,806
     Energy Sales                        $ 463,419  $  491,376  $ 504,297
     Capacity Sales                      $ 246,432  $  252,201  $ 259,516
     Purchases                                 ($8)        ($6)       ($7)
   Lease Revenue                         $  10,093  $   10,093  $  10,093
   Total Operating Revenues              $ 748,406  $  782,135  $ 802,370

Operating Expenses
   Fuel Costs                            $ 237,786  $  247,808  $ 250,191
   Variable O & M                        $  44,251  $   46,426  $  47,494
   Fixed O & M                           $ 110,832  $  116,829  $ 125,826
   G&A Costs (net Property Taxes)        $  41,524  $   42,770  $  44,053
   Property Taxes                        $  27,969  $   28,808  $  29,672
   Total Operating Expenses              $ 462,363  $  482,641  $ 497,235

Cash Available for Debt Service          $ 286,044  $  299,493  $ 305,135

Interest Charges: Senior Debt            $  44,271  $   44,271  $  44,271


DSCR (x): CFADS/Senior Debt Interest          6.5x        6.8x       6.9x
   Average, 2000-2010
   Minimum, 2000-2010
   Average, 2000-2004
   Average, 2005-2010

Senior Debt / Capitalization                   48%         48%        47%
   Average, 2000-2010

[LOGO] S&W Consultants, Inc.                                               A-132

                               Base Case Results

Ameren Energy Generating Company
Cash Flow Summary
Base Case       page 2 of 2
(all values are $000's unless otherwise noted)

year ending December 31,                         2011         2012        2013         2014         2015         2016
                                                 ----         ----        ----         ----         ----         ----
Annual Generation (GWh)                        16,816       17,044      17,120       17,445       17,666       17,691

Operating Revenues

   Contract Revenues                        $  28,471    $  15,882  $   15,882  $    15,882   $        0  $         0
   Market Sales (Net)                       $ 805,487    $ 858,040  $  889,317  $   937,853   $  998,821  $ 1,026,858
     Energy Sales                           $ 551,943    $ 593,391  $  617,640  $   660,511   $  710,460  $   731,623
     Capacity Sales                         $ 253,544    $ 264,649  $  271,677  $   277,342   $  288,361  $   295,234
     Purchases                                    ($0)         ($0)        ($0)         ($0)  $        0  $         0
   Lease Revenue                            $  10,093    $  10,093  $   10,093  $    10,093   $   10,093  $    10,093
   Total Operating Revenues                 $ 844,050    $ 884,015  $  915,291  $   963,827   $1,008,913  $ 1,036,950

Operating Expenses

   Fuel Costs                               $ 261,257    $ 269,856  $  275,727  $   288,072   $  297,268  $   302,157
   Variable O & M                           $  52,522    $  55,200  $   57,009  $    59,671   $   62,309  $    64,698
   Fixed O & M                              $ 119,129    $ 123,990  $  133,155  $   138,867   $  151,946  $   163,379
   G&A Costs (net Property Taxes)           $  45,375    $  46,736  $   48,138  $    49,582   $   51,070  $    52,602
   Property Taxes                           $  30,562    $  31,479  $   32,424  $    33,396   $   34,398  $    35,430
   Total Operating Expenses                 $ 508,846    $ 527,262  $  546,453  $   569,588   $  596,991  $   618,267

Cash Available for Debt Service             $ 335,205    $ 356,753  $  368,838  $   394,239   $  411,922  $   418,684

Interest Charges: Senior Debt               $  42,879    $  40,096  $   40,096  $    37,449   $   37,209  $    37,209


DSCR (x): CFADS/Senior Debt Interest             7.8x         8.9x        9.2x        10.5x        11.1x        11.3x


Senior Debt/Capitalization                        41%          38%         35%          30%          28%          25%


year ending December 31,                          2017            2018          2019           2020
                                                  ----            ----          ----           ----
Annual Generation (GWh)                         17,948          18,072        18,143         18,310

Operating Revenues

   Contract Revenues                        $        0     $         0   $         0   $          0
   Market Sales (Net)                       $1,064,720     $ 1,101,404   $ 1,136,032   $  1,173,202
     Energy Sales                           $  777,561     $   810,735   $   837,843   $    882,430
     Capacity Sales                         $  287,159     $   290,669   $   298,188   $    290,772
     Purchases                              $        0     $         0   $         0   $          0
   Lease Revenue                               $10,093     $    10,093   $    10,093   $     10,093
   Total Operating Revenues                 $1,074,812     $ 1,111,496   $ 1,146,124   $  1,183,294

Operating Expenses

   Fuel Costs                               $  313,599      $  321,801   $   327,839   $    338,437
   Variable O & M                           $   67,245      $   69,510   $    72,849   $     75,120
   Fixed O & M                              $  169,585      $  175,051   $   185,678   $    196,565
   G&A Costs (net Property Taxes)           $   54,180      $   55,805   $    57,479   $     59,204
   Property Taxes                           $   36,493      $   37,588   $    38,715   $     39,877
   Total Operating Expenses                 $  641,101      $  659,755   $   682,560   $    709,203

Cash Available for Debt Service             $  433,711      $  451,741   $   463,564   $    474,092

Interest Charges: Senior Debt               $   37,209      $   37,209   $    37,209   $     25,830


DSCR (x): CFADS/Senior Debt Interest             11.7x           12.1x         12.5x          18.4x


Senior Debt/Capitalization                         23%             22%           20%             2%



[LOGO] S&W Consultants, Inc.                                               A-133

                                 Figure 6.5-3
                         Sensitivity Case 1: Overbuild


Ameren Energy Generating Company
Cash Flow Summary
Overbuild Case      page 1 of 2
(all values are $000' unless otherwise noted)

year ending December 31,                      2000       2001       2002        2003       2004        2005       2006       2007
                                              ----       ----       ----        ----       ----        ----       ----       ----
Annual Generation (GWh)                     15,029     15,773     15,530      14,494     14,556      14,884     15,158     15,297

Operating Revenues
   Contract Revenues                      $497,205   $531,925   $496,994    $439,963   $392,591    $ 28,935   $ 28,935   $ 28,747
   Market Sales (Net)                     $ 11,055   $ 10,490   $ 33,316    $ 66,303   $191,466    $616,842   $644,949   $673,382
       Energy Sales                       $ 15,254   $ 11,573   $ 26,164    $ 51,368   $ 96,329    $385,887   $408,879   $431,680
       Capacity Sales                     $  1,156   $  7,275   $ 11,169    $ 16,715   $ 96,157    $230,963   $236,077   $241,714
       Purchases                           ($5,355)   ($8,359)   ($4,017)    ($1,781)   ($1,020)        ($8)       ($8)      ($11)
   Lease Revenue                          $ 10,093   $ 10,093   $ 10,093    $ 10,093   $ 10,093    $ 10,093   $ 10,093   $ 10,093
   Total Operating Revenues               $518,352   $552,507   $540,402    $516,358   $594,149    $655,869   $683,976   $712,222

Operating Expenses
   Fuel Costs                             $183,095   $202,824   $206,101    $196,424   $202,565    $213,666   $221,144   $227,731
   Variable O & M                         $ 32,499   $ 34,489   $ 34,366    $ 34,184   $ 35,936    $ 37,948   $ 39,824   $ 41,835
   Fixed O & M                            $ 76,056   $ 87,498   $ 81,538    $ 83,458   $ 88,924    $ 94,338   $ 99,927   $104,492
   G&A Costs (net Property Taxes)         $ 23,767   $ 32,082   $ 32,825    $ 37,707   $ 36,894    $ 38,001   $ 39,141   $ 40,315
   Property Taxes                         $ 19,400   $ 22,800   $ 24,770    $ 24,850   $ 24,850    $ 25,596   $ 26,363   $ 27,154
   Total Operating Expenses               $334,817   $379,693   $379,601    $376,622   $389,169    $409,548   $426,399   $441,527

Cash Available for Debt Service           $183,536   $172,814   $160,802    $139,736   $204,980    $246,321   $257,577   $270,695

Interest Charges: Senior Debt             $ 40,096   $ 41,488   $ 44,271    $ 44,271   $ 44,271    $ 44,271   $ 44,271   $ 44,271

DSCR (x): CFADS/Senior Debt Interest          4.6x       4.2x       3.6x        3.2x       4.6x        5.6x       5.8x       6.1x
   Average, 2000-2010                         5.3x
   Minimum, 2000-2010                         3.2x
   Average, 2000-2004                         4.0x
   Average, 2005-2010                         6.3x

Senior Debt / Capitalization                   55%        46%        48%         50%        51%         51%        51%        51%
   Average, 2000-2010                          50%

year ending December 31,                      2008       2009       2010
                                              ----       ----       ----
Annual Generation (GWh)                     15,769     16,081     15,990

Operating Revenues
   Contract Revenues                      $ 28,471   $ 28,471   $ 28,471
   Market Sales (Net)                     $716,877   $751,251   $771,056
       Energy Sales                       $470,092   $498,694   $511,909
       Capacity Sales                     $246,794   $252,562   $259,155
       Purchases                               ($8)       ($6)       ($8)
   Lease Revenue                          $ 10,093   $ 10,093   $ 10,093
   Total Operating Revenues               $755,441   $789,814   $809,620

Operating Expenses
   Fuel Costs                             $240,315   $250,294   $252,508
   Variable O & M                         $ 44,573   $ 46,806   $ 47,823
   Fixed O & M                            $110,987   $117,140   $126,412
   G&A Costs (net Property Taxes)         $ 41,524   $ 42,770   $ 44,053
   Property Taxes                         $ 27,969   $ 28,808   $ 29,672
   Total Operating Expenses               $465,369   $485,818   $500,469

Cash Available for                        $290,072   $303,996   $309,151
Debt Service

Interest Charges: Senior Debt             $ 44,271   $ 44,271   $ 44,271


DSCR (x): CFADS/Senior Debt Interest          6.6x       6.9x       7.0x
   Average, 2000-2010
   Minimum, 2000-2010
   Average, 2000-2004
   Average, 2005-2010

Senior Debt / Capitalization                   50%        50%        49%
   Average, 2000-2010

[LOGO] S&W Consultants, Inc.                                               A-134

                         Sensitivity Case 1: Overbuild

Ameren Energy Generating Company
Cash Flow Summary
Overbuild Case   page 2 of 2
(all values are $000's unless otherwise noted)


year ending December 31,                         2011              2012              2013             2014            2015
                                                 ----              ----              ----             ----            ----
Annual Generation (GWh)                        16,918            17,106            17,225           17,463           17,746

Operating Revenues
   Contract Revenues                        $  28,471        $   15,882        $   15,882        $  15,882       $        0
   Market Sales (Net)                       $ 810,913        $  863,162        $  897,053        $ 937,551       $  998,177
     Energy Sales                           $ 558,454        $  598,881        $  626,112        $ 663,735       $  717,396
     Capacity Sales                         $ 252,458        $  264,281        $  270,941        $ 273,816       $  280,781
     Purchases                                    ($0)              ($0)              ($0)             ($0)      $        0
   Lease Revenue                            $  10,093        $   10,093        $   10,093        $  10,093       $   10,093
   Total Operating Revenues                 $ 849,477        $  889,137        $  923,027        $ 963,526       $1,008,269

Operating Expenses
   Fuel Costs                               $ 263,909        $  271,915        $  278,282        $ 288,997       $  299,390
   Variable O & M                           $  52,941        $   55,442        $   57,405        $  59,705       $   62,612
   Fixed O & M                              $ 119,780        $  124,238        $  134,016        $ 138,757       $  152,620
   G&A Costs (net Property Taxes)           $  45,375        $   46,736        $   48,138        $  49,582       $   51,070
   Property Taxes                           $  30,562        $   31,479        $   32,424        $  33,396       $   34,398
   Total Operating Expenses                 $ 512,567        $  529,809        $  550,264        $ 570,438       $  600,090

Cash Available for Debt Service             $ 336,910        $  359,327        $  372,763        $ 393,088       $  408,180

Interest Charges: Senior Debt               $  42,879        $   40,096        $   40,096        $  37,449       $   37,209

DSCR (x): CFADS/Senior Debt Interest             7.9x              9.0x              9.3x            10.5x            11.0x

Senior Debt / Capitalization                      43%               39%               36%              31%              28%

year ending December 31,                         2016              2017              2018             2019            2020
                                                 ----              ----              ----             ----            ----
Annual Generation (GWh)                        17,754            17,961            18,162           18,190          18,372

Operating Revenues
   Contract Revenues                        $        0       $        0        $        0       $        0      $        0
   Market Sales (Net)                       $1,028,346       $1,067,653        $1,101,461       $1,138,096      $1,172,447
     Energy Sales                           $  736,902       $  780,494        $  818,372       $  843,698      $  889,255
     Capacity Sales                         $  291,444       $  287,159        $  283,089       $  294,398      $  283,192
     Purchases                              $        0       $        0        $        0       $        0      $        0
   Lease Revenue                            $   10,093       $   10,093        $   10,093       $   10,093      $   10,093
   Total Operating Revenues                 $1,038,439       $1,077,746        $1,111,553       $1,148,189      $1,182,540

Operating Expenses
   Fuel Costs                               $  303,885       $  314,513        $  324,242       $  329,549      $  340,552
   Variable O & M                           $   64,921       $   67,279        $   69,887       $   73,066      $   75,369
   Fixed O & M                              $  164,069       $  169,498        $  176,411       $  186,176      $  197,284
   G&A Costs (net Property Taxes)           $   52,602       $   54,180        $   55,805       $   57,479      $   59,204
   Property Taxes                           $   35,430       $   36,493        $   37,588       $   38,715      $   39,877
   Total Operating Expenses                 $  620,906       $  641,963        $  663,933       $  684,986      $  712,285

Cash Available for Debt Service             $  417,533       $  435,783        $  447,620       $  463,203      $  470,255

Interest Charges: Senior Debt               $   37,209       $   37,209        $   37,209       $   37,209       $  25,830

DSCR (x): CFADS/Senior Debt Interest             11.2x            11.7x             12.0x            12.4x           18.2x

Senior Debt / Capitalization                       26%              24%               22%              20%              2%


[LOGO S&W] Consultants,Inc                                                 A-135

                                 Figure 6.5-4
                      Sensitivity Case 2: High Fuel Price


Ameren Energy Generating Company
Cash Flow Summary
High Fuel Case page 1 of 2
(all values are $000's unless otherwise noted)

year ending December 31,                    2000        2001        2002       2003      2004         2005        2006       2007
                                            ----        ----        ----       ----      ----         ----        ----       ----
Annual Generation (GWh)                     15,421      16,038      15,954     15,415    15,524      16,036      16,276      16,322

Operating Revenues
   Contract Revenues                     $ 497,205   $ 531,925   $ 496,994  $ 439,963  $ 392,591  $  28,935   $  28,935   $  28,747
   Market Sales (Net)                    $  23,740   $  23,447   $  89,139  $ 154,891  $ 236,769  $ 717,162   $ 751,256   $ 781,237
     Energy Sales                        $  26,785   $  20,023   $  40,690  $  86,461  $ 141,012  $ 486,562   $ 515,543   $ 539,528
     Capacity Sales                      $   1,936   $  13,364   $  51,396  $  69,910  $  96,615  $ 230,601   $ 235,715   $ 241,714
     Purchases                             ($4,982)    ($9,940)    ($2,948)   ($1,481)     ($858)       ($1)        ($2)        ($5)
   Lease Revenue                         $  10,093   $  10,093   $  10,093  $  10,093  $  10,093  $  10,093   $  10,093   $  10,093
   Total Operating Revenues              $ 531,037   $ 565,465   $ 596,225  $ 604,946  $ 639,452  $ 756,189   $ 790,284   $ 820,076

Operating Expenses
   Fuel Costs                            $ 201,290   $ 222,323   $ 230,303  $ 227,634  $ 234,512  $ 250,534   $ 259,063   $ 264,833
   Variable O & M                        $  33,599   $  35,318   $  35,632  $  37,152    $39,184  $  41,805   $  43,654   $  45,423
   Fixed O & M                           $  77,397   $  88,918   $  83,455  $  87,770    $93,918  $ 100,341   $ 106,257   $ 110,659
   G&A Costs (net Property Taxes)        $  23,767   $  32,082   $  32,825  $  37,707    $36,894  $  38,001   $  39,141   $  40,315
   Property Taxes                        $  19,400   $  22,800   $  24,770  $  24,850    $24,850  $  25,596   $  26,363   $  27,154
   Total Operating Expenses              $ 355,453   $ 401,441   $ 406,985  $ 415,113  $ 429,358  $ 456,276   $ 474,479   $ 488,384

Cash Available for Debt Service          $ 175,584   $ 164,024   $ 189,240  $ 189,833  $ 210,094  $ 299,913   $ 315,805   $ 331,693

Interest Charges: Senior Debt            $  40,096   $  41,488   $  44,271   $ 44,271  $  44,271  $  44,271   $  44,271   $  44,271


DSCR (x): CFADS/Senior Debt Interest          4.4x        4.0x        4.3x       4.3x       4.7x       6.8x        7.1x        7.5x
   Average, 2000-2010                         6.2x
   Minimum, 2000-2010                         4.0x
   Average, 2000-2004                         4.3x
   Average, 2005-2010                         7.7x


Senior Debt / Capitalization                   55%         46%         47%        48%        49%        48%         46%         45%
   Average, 2000-2010                          46%

year ending December 31,                         2008          2009          2010
                                                 ----          ----          ----
Annual Generation (GWh)                           16,715       16,966        16,753

Operating Revenues

   Contract Revenues                           $  28,471    $  28,471     $  28,471
   Market Sales (Net)                          $ 830,712    $ 869,091     $ 891,434
     Energy Sales                              $ 584,285    $ 616,532     $ 631,922
     Capacity Sales                            $ 246,432    $ 252,562     $ 259,516
     Purchases                                       ($5)         ($4)          ($5)
   Lease Revenue                               $  10,093    $  10,093     $  10,093
   Total Operating Revenues                    $ 869,276    $ 907,655     $ 929,998

Operating Expenses

   Fuel Costs                                  $ 278,179    $ 288,520     $ 296,426
   Variable O & M                              $  48,033    $  50,198     $  50,707
   Fixed O & M                                 $ 117,357    $ 123,692     $ 133,023
   G&A Costs (net Property Taxes)              $  41,524    $  42,770     $  44,053
   Property Taxes                              $  27,969    $  28,808     $  29,672
   Total Operating Expenses                    $ 513,062    $ 533,988     $ 553,882

Cash Available for Debt Service                $ 356,215    $ 373,667     $ 376,116

Interest Charges: Senior Debt                  $  44,271    $  44,271     $  44,271

DSCR (x): CFADS/Senior Debt Interest                8.0x         8.4x          8.5x
   Average, 2000-2010
   Minimum, 2000-2010
   Average, 2000-2004
   Average, 2005-2010

Senior Debt / Capitalization                         43%          42%           40%
   Average, 2000-2010

[LOGO] S&W Consultants, Inc.                                               A-136

                      Sensitivity Case 2: High Fuel Price


Ameren Energy Generating Company
Cash Flow Summary
High Fuel Case      page 2 of 2
(all values are $000's unless otherwise noted)

year ending December 31,                        2011         2012         2013         2014         2015         2016         2017
                                                ----         ----         ----         ----         ----         ----         ----
Annual Generation (GWh)                       17,625       17,727       17,841       18,100       18,303       18,263       18,489

Operating Revenues
   Contract Revenues                        $ 28,471   $   15,882   $   15,882   $   15,882   $        0   $        0   $        0
   Market Sales (Net)                       $932,426   $  980,883   $1,019,605   $1,055,684   $1,125,841   $1,158,651   $1,203,037
     Energy Sales                           $685,009   $  730,490   $  763,124   $  811,340   $  871,590   $  893,736   $  946,198
     Capacity Sales                         $247,418   $  250,393   $  256,482   $  244,344   $  254,251   $  264,914   $  256,839
     Purchases                                   ($0)         ($0)         ($0)  $        0   $        0   $        0   $        0
   Lease Revenue                            $ 10,093   $   10,093   $   10,093   $   10,093   $   10,093   $   10,093   $   10,093
   Total Operating Revenues                 $970,990   $1,006,857   $1,045,580   $1,081,658   $1,135,934   $1,168,743   $1,213,130

Operating Expenses
   Fuel Costs                               $308,421   $  315,234   $  322,849   $  335,064   $  345,297   $  348,991   $  361,687
   Variable O & M                           $ 55,742   $   58,077   $   60,118   $   62,633   $   65,257   $   67,505   $   70,035
   Fixed O & M                              $127,043   $  131,696   $  141,473   $  147,214   $  160,349   $  171,713   $  177,903
   G&A Costs (net Property Taxes)           $ 45,375   $   46,736   $   48,138   $   49,582   $   51,070   $   52,602   $   54,180
   Property Taxes                             30,562   $   31,479   $   32,424   $   33,396   $   34,398   $   35,430   $   36,493
   Total Operating Expenses                 $567,143   $  583,222   $  605,001   $  627,890   $  656,372   $  676,241   $  700,298

Cash Available for Debt Service             $403,847   $  423,636   $  440,578   $  453,768   $  479,562   $  492,502   $  512,832

Interest Charges: Senior Debt               $ 42,879   $   40,096   $   40,096   $   37,449   $   37,209   $   37,209   $   37,209

DSCR (x): CFADS/Senior Debt Interest            9.4x        10.6x        11.0x        12.1x        12.9x        13.2x        13.8x

Senior Debt / Capitalization                     34%          31%          29%          24%          22%          20%          19%

year ending December 31,                        2018         2019         2020
                                                ----         ----         ----
Annual Generation (GWh)                       18,626       18,611       18,748

Operating Revenues
   Contract Revenues                      $        0   $        0   $        0
   Market Sales (Net)                     $1,246,909   $1,285,718   $1,324,844
     Energy Sales                         $  986,561   $1,017,849   $1,068,182
     Capacity Sales                       $  260,349   $  267,868   $  256,662
     Purchases                            $        0   $        0   $        0
   Lease Revenue                          $   10,093   $   10,093   $   10,093
   Total Operating Revenues               $1,257,002   $1,295,810   $1,334,937

Operating Expenses
   Fuel Costs                             $  370,725   $  375,442   $  386,804
   Variable O & M                         $   72,478   $   75,513   $   77,760
   Fixed O & M                            $  184,088   $  193,100   $  203,327
   G&A Costs (net Property Taxes)         $   55,805   $   57,479   $   59,204
   Property Taxes                         $   37,588   $   38,715   $   39,877
   Total Operating Expenses               $  720,684   $  740,250   $  766,972

Cash Available for Debt Service           $  536,318   $  555,560   $  567,965

Interest Charges: Senior Debt             $   37,209   $   37,209   $   25,830

DSCR (x): CFADS/Senior Debt Interest           14.4x        14.9x        22.0x

Senior Debt / Capitalization                     17%          16%           2%

[LOGO] S&W Consultants, Inc.                                               A-137

                               Figure 6.5-5
                      Sensitivity Case 3: Low Fuel Price

Ameren Energy Generating Company
Cash Flow Summary
Low Fuel Case       page 1 of 2
(all values are $000's unless otherwise noted)


year ending December 31,                      2000          2001         2002         2003        2004        2005        2006
                                              ----          ----         ----         ----        ----        ----        ----
Annual Generation (GWh)                     14,352        15,334       15,144       13,646      12,931      12,507      12,960

Operating Revenues

   Contract Revenues                    $  497,205    $  531,925  $   496,994   $  439,963  $  392,591  $   28,935   $  28,935
   Market Sales (Net)                      ($2,236)   $   13,732  $    62,542   $   94,020  $  140,505  $  496,446   $ 520,621
     Energy Sales                       $    7,850    $    6,780  $    14,911   $   26,264  $   46,079  $  266,232   $ 285,283
     Capacity Sales                     $    2,952    $   19,622  $    51,396   $   69,910  $   96,463  $  230,240   $ 235,354
     Purchases                            ($13,038)     ($12,669)     ($3,766)     ($2,154)    ($2,036)       ($25)       ($15)
   Lease Revenue                        $   10,093    $   10,093  $    10,093   $   10,093  $   10,093  $   10,093   $  10,093
   Total Operating Revenues             $  505,061    $  555,750  $   569,628   $  544,075  $  543,188  $  535,473   $ 559,649

Operating Expenses
   Fuel Costs                           $  161,204    $  182,112  $   184,975   $  168,413  $  161,915  $  160,959   $ 169,788
   Variable O & M                       $   30,630    $   32,547  $    32,150   $   30,566  $   29,840  $   29,767   $  31,859
   Fixed O & M                          $   73,730    $   83,672  $    76,867   $   77,815  $   81,254  $   84,246   $  89,082
   G&A Costs (net Property Taxes)       $   23,767    $   32,082  $    32,825   $   37,707  $   36,894  $   38,001   $  39,141
   Property Taxes                       $   19,400    $   22,800  $    24,770   $   24,850  $   24,850  $   25,596   $  26,363
   Total Operating Expenses             $  308,730    $  353,213  $   351,588   $  339,351  $  334,752  $  338,569   $ 356,233

Cash Available for Debt Service         $  196,332    $  202,537  $   218,041   $  204,724  $  208,436  $  196,905   $ 203,416

Interest Charges: Senior Debt           $   40,096    $   41,488  $    44,271   $   44,271  $   44,271  $   44,271   $  44,271


DSCR (x): CFADS/Senior Debt Interest          4.9x          4.9x         4.9x         4.6x        4.7x        4.4x        4.6x
   Average, 2000-2010                         4.9x
   Minimum, 2000-2010                         4.4x
   Average, 2000-2004                         4.8x
   Average, 2005-2010                         4.9x

Senior Debt/Capitalization                     55%           45%          45%          46%         47%         48%         49%
   Average, 2000-2010                          50%


year ending December 31,                       2007         2008        2009          2010
                                               ----         ----        ----          ----
                                             13,231       13,754      14,062        14,522
Annual Generation (GWh)

Operating Revenues                      $    28,747   $   28,471   $  28,471   $    28,471
                                        $   542,568   $  575,933   $ 600,811   $   628,561
   Contract Revenues                    $   301,234   $  329,511   $ 348,982   $   369,415
   Market Sales (Net)                   $   241,352   $  246,432   $ 251,839   $   259,155
     Energy Sales                              ($18)        ($10)        ($9)          ($9)
     Capacity Sales                     $    10,093   $   10,093   $  10,093   $    10,093
     Purchases                          $   581,408   $  614,497   $ 639,375   $   667,125
   Lease  Revenue
   Total Operating Revenues

Operating Expenses                      $   176,254   $  187,423   $ 195,626   $   200,340
   Fuel Costs                           $    33,882   $   36,619   $  38,726   $    41,896
   Variable O & M                       $    93,153   $   98,392   $ 103,183   $   112,917
   Fixed O & M                          $    40,315   $   41,524   $  42,770   $    44,053
   G&A Costs (net Property Taxes)       $    27,154   $   27,969   $  28,808   $    29,672
   Property Taxes                       $   370,758   $  391,927   $ 409,113   $   428,878
   Total Operating Expenses
                                        $   210,650   $  222,569   $ 230,263   $   238,247
Cash Available for Debt Service
                                        $    44,271   $   44,271   $  44,271   $    44,271
Interest Charges: Senior Debt


DSCR (x): CFADS/Senior Debt Interest           4.8x         5.0x        5.2x          5.4x
   Average, 2000-2010
   Minimum, 2000-2010
   Average, 2000-2004
   Average, 2005-2010

Senior Debt / Capitalization
   Average, 2000-2010                           51%          52%         54%           55%

[LOGO]  S&W Consultants, Inc.                                            A-138

                      Sensitivity Case 3: Low Fuel Price


Ameren Energy Generating Company

Cash Flow Summary
Low Fuel Case    page 2 of 2
(all values are $000's unless otherwise noted)

year ending December 31,                     2011             2012            2013           2014           2015         2016
                                             ----             ----            ----           ----           ----         ----
Annual Generation (GWh)                    15,878           16,058          16,112         16,443         16,493       16,510

Operating Revenues
   Contract Revenues                    $  28,471        $  15,882       $  15,882       $ 15,882       $      0     $      0
   Market Sales (Net)                   $ 671,850        $ 713,993       $ 737,401       $773,832       $824,282     $846,174
     Energy Sales                       $ 415,411        $ 446,396       $ 462,776       $494,648       $528,849     $543,923
     Capacity Sales                     $ 256,439        $ 267,597       $ 274,625       $279,184       $295,433     $302,252
     Purchases                                ($0)             ($0)            ($0)           ($0)      $      0     $      0
   Lease Revenue                        $  10,093        $  10,093       $  10,093       $ 10,093       $ 10,093     $ 10,093
   Total Operating Revenues             $ 710,414        $ 739,967       $ 763,375       $799,806       $834,375     $856,267

Operating Expenses
   Fuel Costs                           $ 215,876        $ 222,279       $ 226,728       $ 236,810      $241,726     $245,883
   Variable O & M                       $  48,818        $  51,261       $  52,888       $  55,461      $ 57,290     $ 59,484
   Fixed O & M                          $ 108,915        $ 112,674       $ 120,090       $ 124,379      $133,987     $143,261
   G&A Costs (net Property Taxes)       $  45,375        $  46,736       $  48,138       $  49,582      $ 51,070     $ 52,602
   Property Taxes                       $  30,562        $  31,479       $  32,424       $  33,396      $ 34,398     $ 35,430
   Total Operating Expenses             $ 449,546        $ 464,429       $ 480,268       $ 499,628      $518,471     $536,659

Cash Available for Debt Service         $ 260,869        $ 275,538       $ 283,107       $ 300,178      $315,904     $319,608

Interest Charges: Senior Debt           $  42,879        $  40,096       $  40,096       $  37,449      $ 37,209     $ 37,209


DSCR (x): CFADS/Senior Debt Interest         6.1x             6.9x            7.1x            8.0x          8.5x         8.6x


Senior Debt / Capitalization                  50%              47%             45%             39%           37%          34%



year ending December 31,                     2017             2018            2019           2020
                                             ----             ----            ----           ----
Annual Generation (GWh)                    16,809           16,897          16,893         17,120

Operating Revenues
   Contract Revenues                    $       0        $       0       $       0       $      0
   Market Sales (Net)                   $ 886,569        $ 917,979       $ 944,465       $986,535
     Energy Sales                       $ 578,516        $ 602,486       $ 621,029       $656,923
     Capacity Sales                     $ 308,053        $ 315,493       $ 323,436       $329,612
     Purchases                          $       0        $       0       $       0       $      0
   Lease Revenue                        $  10,093        $  10,093       $  10,093       $ 10,093
   Total Operating Revenues             $ 896,661        $ 928,071       $ 954,558       $996,627

Operating Expenses
   Fuel Costs                           $ 255,734        $ 261,668       $ 265,976       $275,801
   Variable O & M                       $  62,097        $  64,066       $  66,874       $ 69,204
   Fixed O & M                          $ 147,479        $ 150,563       $ 157,453       $166,699
   G&A Costs (net Property Taxes)       $  54,180        $  55,805       $  57,479       $ 59,204
   Property Taxes                       $  36,493        $  37,588       $  38,715       $ 39,877
   Total Operating Expenses             $ 555,983        $ 569,690       $ 586,498       $610,785

Cash Available for Debt Service         $ 340,678        $ 358,381       $ 368,060       $385,842

Interest Charges: Senior Debt           $  37,209        $  37,209       $  37,209       $ 25,830

DSCR (x): CFADS/Senior Debt Interest         9.2x             9.6x            9.9x          14.9x

Senior Debt / Capitalization                  32%              30%             28%             4%


[LOGO]  S&W Consultants,Inc.                                              A-139

APPENDIX A: DOCUMENTS REVIEWED

===========================================================================================================================
                            ITEM                                                                           DATE
===========================================================================================================================
Grand Tower Unit 3 Turbine Generator Inspection-----------Westinghouse                                  10/97 -1/98
---------------------------------------------------------------------------------------------------------------------------
#5 Boiler Fall Outage Task List                                                                         1999
---------------------------------------------------------------------------------------------------------------------------
1999 Meredosia O&M Projects List                                                                        1998
---------------------------------------------------------------------------------------------------------------------------
1999 U2 scheduled outage                                                                                3/7/99-5/2/99
---------------------------------------------------------------------------------------------------------------------------
ABB Metallurgical Report Unit 3 Boiler Waterwalls Meredosia                                             2/93
---------------------------------------------------------------------------------------------------------------------------
Air Construction Permit and Application for Gibson City
---------------------------------------------------------------------------------------------------------------------------
Air Construction Permit and Application for Kinmundy
---------------------------------------------------------------------------------------------------------------------------
Air Construction Permit and Application for Pinckneyville
---------------------------------------------------------------------------------------------------------------------------
Air Construction Permit Application for Grand Tower
---------------------------------------------------------------------------------------------------------------------------
Ameren CIPS Plant Fuel Info                                                                             1998 data
---------------------------------------------------------------------------------------------------------------------------
Ameren CIPS T-G maintenance schedule                                                                    12/10/99
---------------------------------------------------------------------------------------------------------------------------
Annual summaries of SO2 and NOx emissions for the years 1997, 1998 and
1999 for UE and CIPs units
---------------------------------------------------------------------------------------------------------------------------
Asbestos Exposure - Controls and Work Practices (ES-REG-203)
---------------------------------------------------------------------------------------------------------------------------
Assorted P&IDs for Grand Tower, Gibson City and Kinmundy.
---------------------------------------------------------------------------------------------------------------------------
Balance of Plant Condition Assessment Newton 1&2                                                        11/1995
---------------------------------------------------------------------------------------------------------------------------
Basis of estimate - Sargent & Lundy - Alternate F                                                       6/8/94
---------------------------------------------------------------------------------------------------------------------------
Boiler #2 Fitness Survey                                                                                1985
---------------------------------------------------------------------------------------------------------------------------
Boiler 5 Interim Temperature Guidelines                                                                 4/5/99
---------------------------------------------------------------------------------------------------------------------------
Budget Report through Jan. 15, 2000 for Pinckneyville project, dated                                    1/18/00
1/18/2000, file: AMERCOST.WK4.
---------------------------------------------------------------------------------------------------------------------------
Circulating Water Supply Pipe Examination - Unit 1 -- Sargent & Lundy                                   12/20, 1996
---------------------------------------------------------------------------------------------------------------------------
Circulating Water Supply Pipe Examination - Unit 2 -- Sarge & Lundy                                     12/20, 1996
---------------------------------------------------------------------------------------------------------------------------
Coffeen Condition Based Maintenance - Equipment watchlist
---------------------------------------------------------------------------------------------------------------------------
Coffeen Station - Electrostatic Precipitator Drawings ESP Design Manuals,                               C.O. date through
ESP Inspection Reports, Flyash Handling Information, Planned SCR                                        present.
Systems Documents, Boiler Cross Sectionals, and Aerial Photograph of Site.
---------------------------------------------------------------------------------------------------------------------------
Coffeen Unit 1 Phillips, Getshow Co. Report                                                             1997
---------------------------------------------------------------------------------------------------------------------------
Comparison analysis - Coffeen performance indicators                                                    1998-1999
---------------------------------------------------------------------------------------------------------------------------
Condition Assessment - Superheater and Reheat Outlet Headers - Newton                                   March 1997
Unit 1, ABB C-E Services, Inc.
---------------------------------------------------------------------------------------------------------------------------
Condition Assessment Report - Coffeen Station - Unit 1                                                  October 1998
---------------------------------------------------------------------------------------------------------------------------
Contract for the supply of four 501D5A combustion turbines for the Gibson                               1/99
City project and the Kinmundy project; Union Electric Development
Corporation and Siemens Westinghouse Power Corporation signed in
January 1999.
---------------------------------------------------------------------------------------------------------------------------
Controllable losses - Coffeen - B&V
---------------------------------------------------------------------------------------------------------------------------
Copies of enforcement action letters for fish kills at Newton and Coffeen
---------------------------------------------------------------------------------------------------------------------------
Copies of operating air permits for CIPs units (single copy for identical units)
---------------------------------------------------------------------------------------------------------------------------
Copy of corporate asbestos management plan or policy
---------------------------------------------------------------------------------------------------------------------------
Copy of corporate PCB management plan or policy
---------------------------------------------------------------------------------------------------------------------------
Copy of Executive Summary from S&L Cooling Lake Performance Project for Coffeen and Newton (July 1995)
---------------------------------------------------------------------------------------------------------------------------

[LOGO] S&W Consultants, Inc.                                               A-140

================================================================================================
                                 ITEM                                             DATE
------------------------------------------------------------------------------------------------
Copy of letter from IEPA and Attorney General concerning ash pond discharge at Hutsonville
------------------------------------------------------------------------------------------------
Copy of pages from NPDES notebook noted with yellow paper
------------------------------------------------------------------------------------------------
Copy of Title IV Phase II NOx averaging plan for UE and CIPs units
------------------------------------------------------------------------------------------------
Copy of written description of environmental audit program if it exist
------------------------------------------------------------------------------------------------
Cost estimate summary, Grand Tower Repowering Project, dated 2/9/00,         2/9/00
file: GTCash.xls.
------------------------------------------------------------------------------------------------
Customer Final Report - Grand Tower Unit 4, Westinghouse Electric            Sept-Dec 1990
Corporation
------------------------------------------------------------------------------------------------
Description sheet for 30 Pinckneyville project, dated 30 Sept 99.            9/30/99
------------------------------------------------------------------------------------------------
Design Manual for Gibson City project and Kinmundy project, Project 98-
650-1, Rev. B, File AMDM1_RB.DOC.
------------------------------------------------------------------------------------------------
Design Manual for Grand Tower Repowering Project, dated November             11/99
1999.
------------------------------------------------------------------------------------------------
Draft Contract Agreement between GE Packaged Power, Inc. and Illinois        1/26/00
Material Supply Co. for four LM6000 gas turbine generator sets, Rev. 7, dated January 26, 2000.
------------------------------------------------------------------------------------------------
Envir.Management Procedures NPDES (water balance)                            5/1/96
------------------------------------------------------------------------------------------------
Equipment and construction contract status, dated 2/9/00, file:              2/9/00
GTSTATUS.xls.
------------------------------------------------------------------------------------------------
Equipment Supply contract for two 501F combustion turbines for the Grand     9/99
Tower Repowering Project; Ameren Intermediate Holding Co., Inc. and
Siemens Westinghouse Power Corporation, signed in September 1999.
------------------------------------------------------------------------------------------------
Equivalent Forced Outage Rates                                               1994-1999
------------------------------------------------------------------------------------------------
Examination of Chimney Units 1&2                                             12/12/97
------------------------------------------------------------------------------------------------
Excess emissions summary reports for CIPs units for 1998 and 1999
------------------------------------------------------------------------------------------------
Exhibit A, Description of Sites for Gibson City and Kinmundy, dated, 30      9/30/99
Sept 99.
------------------------------------------------------------------------------------------------
Fact sheet, Grand Tower Repowering Project, file: gtfacts.doc.
------------------------------------------------------------------------------------------------
Grand Tower Unit 4 Turbine Generator Final Report------Westinghouse          9/90 -12/90
------------------------------------------------------------------------------------------------
Hanson Engineers Re: Sewage at Meredosia                                     11/13/90
------------------------------------------------------------------------------------------------
Heat Rate deviations - memo form T. Feigl                                    1/28/00
------------------------------------------------------------------------------------------------
Hot Reheat Steam Line Piping Inspection - Hutsonsville Power Station -
Unit #4, Conam Inspection
------------------------------------------------------------------------------------------------
Hutsonville Power Station NPDES - Average Daily Flows                        7/6/94
------------------------------------------------------------------------------------------------
Hutsonville power station oil sampling schedule                              Jan-Dec
------------------------------------------------------------------------------------------------
Hutsonville Station - Electrostatic Precipitator Drawings, ESP Design        C.O. date through
Manuals, ESP Inspection Reports, Flyash Handling System Documents,           present.
Boiler Cross Sectionals, and Aerial Photograph of Site.
------------------------------------------------------------------------------------------------
Hutsonville Unit 3 (Boiler 5) Outage Report                                  10/99
------------------------------------------------------------------------------------------------
Hutsonville Unit 3 Boiler Inspection Report                                  10/14/97
------------------------------------------------------------------------------------------------
Hutsonville Unit 3 Boiler Inspection Report                                  11/97
------------------------------------------------------------------------------------------------
Hutsonville Unit 3 Generator Report---------G.E.                             3/4/92
------------------------------------------------------------------------------------------------
Hutsonville Unit 3&$ Stack Examination                                       5/17/95
------------------------------------------------------------------------------------------------
Hutsonville Unit 4 Generator Report---------G.E.                             3/13/90
------------------------------------------------------------------------------------------------
Hutsonville Unit 4 Partial Discharge Report-----------IRIS Power             12/16/99
Engineering Inc.
================================================================================================

[LOGO] S&W Consultants, Inc.                                               A-141

=======================================================================================================
                                     ITEM                                                 DATE
-------------------------------------------------------------------------------------------------------
Latest 5 year forecast of NO\\x\\ emissions (tons/ozone season) and NO\\x\\
emission rates by unit for CIPs and UE units
-------------------------------------------------------------------------------------------------------
Latest 5 year forecast of SO\\2\\ emissions (tons/yr) and SO\\2\\ emission rates by unit for CIPs and UE units
-------------------------------------------------------------------------------------------------------
Legal descriptions for all eight sites
-------------------------------------------------------------------------------------------------------
Letter of Intent-Outlet Pendant SH -Meredosia Unit 3 Boiler 5                        10/29/99
-------------------------------------------------------------------------------------------------------
List of Future Budget Projects Meredosia                                             No Date
-------------------------------------------------------------------------------------------------------
Maintenance Schedule                                                                 2000 - 2007
-------------------------------------------------------------------------------------------------------
Meredosia #3 start up procedures                                                     3/8/98
-------------------------------------------------------------------------------------------------------
Meredosia #5 Boiler Inspection                                                       1/8/98
-------------------------------------------------------------------------------------------------------
Meredosia #6 Boiler Inspection Memo                                                  2/9/99
-------------------------------------------------------------------------------------------------------
Meredosia 5 boiler Inspection                                                        9/13/99
-------------------------------------------------------------------------------------------------------
Meredosia Station  - Electrostatic Precipitator Drawings, ESP Design                 C.O. date through
Manuals, ESP Inspection Reports, Flyash Handling Documents, Boiler Cross             present.
Sectionals, and Aerial Photograph of Site.
-------------------------------------------------------------------------------------------------------
Meredosia Unit 1 Generator Inspection Report------G.E.                               1995
-------------------------------------------------------------------------------------------------------
Meredosia Unit 3 Generator Rewind Report-------Siemens                               1990
-------------------------------------------------------------------------------------------------------
Meredosia Unit 4 Generator Inspection report-------Westinghouse                      1978
-------------------------------------------------------------------------------------------------------
MWH Load Reductions - Report 110                                                     1998,1999
-------------------------------------------------------------------------------------------------------
Newton Chimney Inspection Unit 1                                                     5/18/98
-------------------------------------------------------------------------------------------------------
Newton Chimney Inspection Unit 2                                                     4/27/99
-------------------------------------------------------------------------------------------------------
Newton Chimney Inspection Unit 2                                                     8/18/99
-------------------------------------------------------------------------------------------------------
Newton Dissimilar Metal Weld Inspection Unit 2                                       3/1999
-------------------------------------------------------------------------------------------------------
Newton Power Station Unit 2 outage Boiler Report                                     1991
-------------------------------------------------------------------------------------------------------
Newton Station - Electrostatic Precipitator Drawings, ESP Design Manuals,            C.O. date through
ESP Inspection Reports, Flyash Handling, Low NO\\x\\ Burner Documents,               present.
Boiler Cross Sectionals, and Aerial Photograph of Site.
-------------------------------------------------------------------------------------------------------
Newton Unit 1 Condition Assessment Study                                             10/98
-------------------------------------------------------------------------------------------------------
Newton Unit 1 Condition Assessment Study                                             4/97
-------------------------------------------------------------------------------------------------------
Newton Unit 1 Generator Inspection Report ---- G. E.                                 Sept -Nov. 1994
-------------------------------------------------------------------------------------------------------
Newton Unit 1 Outage Inspection Report                                               1998
-------------------------------------------------------------------------------------------------------
Newton Unit 1, Primary Superheater Inspection Report                                 11/94
-------------------------------------------------------------------------------------------------------
Newton Unit 2 Condition Assessment                                                   12/99
-------------------------------------------------------------------------------------------------------
Newton Unit 2 Generator Inspection ---- Report G. E.                                 3/18/99
-------------------------------------------------------------------------------------------------------
Newton Unit 2 Station Outage Report --- Newton Plant Engineer                        Sept -Nov. 1991
-------------------------------------------------------------------------------------------------------
Newton Unit 2 Station Outage Report --- Newton Staff Electrical Engineer             Sept -Nov. 1994
-------------------------------------------------------------------------------------------------------
NO.5 Boiler - No.3 Turbine (good history of Hutsonville Cap.Projects)                1966-1999
-------------------------------------------------------------------------------------------------------
No.6 Boiler 1997-1998 Outage List Work Done                                          No Date
-------------------------------------------------------------------------------------------------------
NO\\x\\ allowance allocations to CIPs units based on proposed Illinois NO\\x\\
budget for EGUs
-------------------------------------------------------------------------------------------------------
NPDES Permit for Grand Tower
-------------------------------------------------------------------------------------------------------
Outage Report-Newton 2                                                               10/1990
-------------------------------------------------------------------------------------------------------
Permit Application for UIC Well at Coffeen
-------------------------------------------------------------------------------------------------------
Permit for Chemical/Putrescible and Non-Hazardous Waste Landfill at Newton
-------------------------------------------------------------------------------------------------------
Permit for Chemical/Putrescible and Non-Hazardous Waste Landfill at Coffeen
-------------------------------------------------------------------------------------------------------

[LOGO] S&W Consultants, Inc.                                               A-142

========================================================================================================
                                        ITEM                                               DATE
--------------------------------------------------------------------------------------------------------
Permit for Closure of Landfill at Newton
--------------------------------------------------------------------------------------------------------
PMO Hardware                                                                              2/8/00
--------------------------------------------------------------------------------------------------------
PMO team members                                                                          2/8/00
--------------------------------------------------------------------------------------------------------
Post Unit 3 Outage Review -Meredosia                                                      4/98
--------------------------------------------------------------------------------------------------------
Project Design Manual for Pinckneyville project, Project 99-613-1, Rev. 1,                12/15/99
dated 12/15/99.
--------------------------------------------------------------------------------------------------------
Project impacted schedule for Gibson City project, dated 1/1.                             1/1
--------------------------------------------------------------------------------------------------------
Project schedule for Pinckneyville project, run date: 18JAN00.                            1/18/00
--------------------------------------------------------------------------------------------------------
Project schedule, Grand Tower Repowering Project, run date 12/17/99.                      12/17/99
--------------------------------------------------------------------------------------------------------
Schematic of water flows - Coffeen -                                                      1/27/98
--------------------------------------------------------------------------------------------------------
Spreadsheet from Tim Feigl with dispatch data including a,b,c coefficients                None
--------------------------------------------------------------------------------------------------------
Staffing                                                                                  1995 - 2004
--------------------------------------------------------------------------------------------------------
Statement of SO2 allowance bank for CIPs and UE units as of 12/31/99
--------------------------------------------------------------------------------------------------------
Superheater Outlet Header Assessment Final Report                                         10/26/91
--------------------------------------------------------------------------------------------------------
Table of SO2 allowances by unit for 2000-2009 and 2010+ periods for UE and CIPs units
--------------------------------------------------------------------------------------------------------
Temporary variances letters related to NPDES for Coffeen and Newton
--------------------------------------------------------------------------------------------------------
Turbine schedule - Newton - 7 years                                                       2/14/00
--------------------------------------------------------------------------------------------------------
Unit 1 ABB 1996 Outage Inspection Report                                                  11/96
--------------------------------------------------------------------------------------------------------
Unit 1 Boiler Fitness Report                                                              1983
--------------------------------------------------------------------------------------------------------
Unit 1 Boiler Fitness Report                                                              1985
--------------------------------------------------------------------------------------------------------
Unit 1 Boiler Outage                                                                      4/1992
--------------------------------------------------------------------------------------------------------
Unit 1 Phillips, Getschow Co. Report                                                      1998
--------------------------------------------------------------------------------------------------------
Unit 1 Phillips, Getschow Co. Report                                                      1999
--------------------------------------------------------------------------------------------------------
Unit 2 Outage Inspection Report                                                           4/99
--------------------------------------------------------------------------------------------------------
Unit 2 Outage Inspection Report                                                           4/97
--------------------------------------------------------------------------------------------------------
Unit 2 Outage Report                                                                      11/1999
--------------------------------------------------------------------------------------------------------
Unit 2 Phillips, Getshow Co. Report                                                       1997
--------------------------------------------------------------------------------------------------------
Unit 2 Superheater Condition Assessment                                                   11/97
--------------------------------------------------------------------------------------------------------
Unit 3 & 4 Boiler Pulverizer Letter                                                       8/14/98
--------------------------------------------------------------------------------------------------------
Unit 4 Boiler Outage Report                                                               5/97
--------------------------------------------------------------------------------------------------------
Unit 4 Hutsonville Outage Report                                                          11/99
--------------------------------------------------------------------------------------------------------
Unit capability - maximum - gross mw                                                      10/7/99
--------------------------------------------------------------------------------------------------------
Unit Inspection - HP Turbine - Grand Tower Unit 3, Westinghouse Electric                  1999
Corporation
--------------------------------------------------------------------------------------------------------
Unit Inspection - LP Turbine - Grand Tower Unit 3, Westinghouse Electric                  Oct 1997-Jan
Corporation                                                                               1998
--------------------------------------------------------------------------------------------------------
USGS Map designations for all eight sites
========================================================================================================

[LOGO] S&W Consultants, Inc.                                               A-143

Offices:

Boston, MA
Brisbane, Australia
Delhi, India
Denver, CO
Houston, TX
Kuala Lumpur, Malaysia
Manchester and Milton Keynes, UK
New York, NY
Pittsburgh, PA
Roseville, CA
Schenectady, NY
Washington, DC.







S&W Consultants, Inc.
1430 Enclave Parkway
Houston, TX 77077-2023
Phone: 281-368-4476, -4460
Fax:   281-368-4491 -4488

             Independent Market Consultant's Report       Annex B




               Electricity Market Analysis of the
               Midwest and Forecast of Revenues for the Illinois Generating Assets of
               Ameren Corporation



               June 6, 2000



               Prepared For:
               Lehman Brothers
               3 World Financial Center
               New York, NY 10285


               Prepared By:
               RDI Consulting, A Financial Times Energy Company.
               3333 Walnut Street
               Boulder, CO 80301-2515
               Tel: (720) 548-5000

Table of Contents

Table of Contents..........................................................    i
Executive Summary..........................................................  B-1
Introduction............................................................... B-10
Overview of the MAIN Region................................................ B-11
 MAIN Transmission Interconnections and Flows.............................. B-12
 MAIN Supply............................................................... B-13
 MAIN Future Supply Overview............................................... B-16
 Demand.................................................................... B-20
 Institutional Market Structure............................................ B-21
 Historic Pricing in MAIN.................................................. B-24
Forecast Assumptions....................................................... B-26
 Existing supply........................................................... B-26
 Nuclear generation........................................................ B-28
 New Generation............................................................ B-29
 Demand.................................................................... B-32
 Reserve Requirements...................................................... B-33
 Transmission Pricing...................................................... B-34
 Coal Price Forecast....................................................... B-34
 Environmental............................................................. B-38
 Gas Price Forecast........................................................ B-39
 Genco Contractual Obligations............................................. B-43
Methodology Overview....................................................... B-46
 Energy Market Model....................................................... B-47
 Capacity Price Model...................................................... B-48
Base Case Electricity Market Forecast...................................... B-50
 Electricity Price Drivers................................................. B-50
 Comparison to Current Market Prices....................................... B-52
 Supply/Demand Balance..................................................... B-54
Electricity Price Forecast Sensitivity Analysis............................ B-58
 Summary of Market Price Results........................................... B-58
Summary of Genco Revenues and Operations................................... B-61
 Genco Generation by Asset Type and Scenario............................... B-62
 Summary of Genco Revenues................................................. B-66

Appendix A:                             Genco Contract Load and Revenue Forecast
Appendix B:                          Summary of Genco Generating Unit Operations
Appendix C:                  Market Price Forecast Results for Sensitivity Cases

                   RESOURCE DATA INTERNATIONAL INC. . PAGE i

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

Executive Summary


Ameren Corporation ("Ameren") has transferred its portfolio of existing Illinois generating assets and will transfer future new builds into an unregulated wholesale generation subsidiary ("the Genco"). Resource Data International, Inc. (RDI) has prepared this independent lenders' assessment of Midwest electricity markets and the economic competitiveness of Genco's current and future generation assets. The analysis focuses primarily on the Mid-American Interconnected Network (MAIN), which includes most of Illinois, eastern portions of Missouri and Wisconsin, and much of peninsular Michigan (See Figure 1).

FIGURE 1
MAP

This report provides a forecast of market clearing prices and dispatch profiles for the Genco's current and certain future generation assets under a basecase scenario and alternative scenarios. The report also describes the key assumptions and the methodologies used in developing this assessment. During the first five years of Genco's
--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-1

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

operations, much of its capacity and energy will be sold under contracts paying a fixed price for capacity and energy. Therefore, wholesale prices will not have a significant impact on Genco's revenue stream until 2005 and beyond. This report also addresses the impacts of the power purchase agreements on Genco's future revenue streams. This report has been provided for Lehman Brothers, as lead manager of the Rule 144A Bond financing by the Genco.

The base analytical tools utilized for this study were the Inter-Regional Electric Market Model (IREMM) and an integrated capacity price model. IREMM is a sophisticated production simulation model that simulates the Eastern Interconnection bulk power supply system on an hourly basis for each year within the time horizon of the forecast. The capacity price model is integrated with IREMM and calculates the additional revenue required for maintenance of adequate capacity reserves. Using these models, RDI forecasts the energy and capacity price, and unit dispatch for Genco's assets.

SUMMARY OF RESULTS AND CONCLUSIONS

The following represents the conclusions and key findings of RDI's Midwest market assessment and electricity price forecast:

i.   The market for electricity in the Midwest is characterized by:

     a. Sustained energy and peak demand growth expected to continue at an annual average rate of 1.4% per year over the next twenty years, compared to a weather normalized growth rate of 2.8% over the past five years;

     b. A well-developed electrical transmission system capable of transferring high volumes of electricity throughout the Midwest;

     c. Ready access to competitively priced gas and coal supplies from a diversified range of sources;

     d. A significant amount of baseload generation resources, with more than 80% of the capacity in the region currently consisting of coal and nuclear base load facilities;

     e. A shortage of generating capacity that has recently resulted in electricity price spikes that are above the long run marginal cost of constructing new generation facilities;

     f. Up to 5,800 MW of new capacity, mainly peaking, coming on-line during the next two summers; and
--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-2

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

     g. A need for as much as 24,000 MW of new generation capacity between 2000 and 2020

ii. RDI's base case electricity price forecast (including both energy and capacity) for Southern Illinois, where Genco's assets are located, ranges from $23 per MWh to $32.5 per MWh (in 2000 $) between 2000 and 2020 (See Table 1 at the end of this section). Key aspects of the forecast include:

     a. Table 2 and Table 3 summarize RDI's key assumptions used in developing the forecast. The factors shown in Table 2 primarily influence the capacity market forecast, with secondary influences on the energy market forecast. Table 3 summarizes the factors that primarily influence RDI's energy market forecasts, with secondary influences on the capacity market forecasts.

     b. RDI's price forecast (in 2000 dollars) never reaches a price level higher than actual 1999 prices, and the price forecast for the year 2000 is also substantially lower than the current forward price;

     c. Baseload coal generation currently sets the market price in MAIN during as much as 80% of the hours in a year. By 2005, gas fired generation will set market prices during as much as 35% of the hours, growing to 70% by 2010. This is primarily due to load growth and new gas capacity coming on-line.

     d. Sustained load growth in the Midwest and price spikes during peak demand periods over the last two years have caused significant amounts of new capacity to be added to the grid. RDI projects that over 5,800 MW of new capacity will be added by the summer of 2001, increasing MAIN's generation supply by more than 10% and alleviating prior shortage conditions in the region;

     e. MAIN's reserve margin is likely to exceed 19% this summer and 20% next summer, although some of this excess capacity will likely be needed in neighboring regions;

     f. Due to a moderate amount of excess capacity, RDI expects the region to experience a near-term price decline from historic levels. RDI's forecast indicates that prices could fall as low as $23 per MWh in 2000 and 2001. Because the region has significant amounts of low-cost baseload capacity, RDI expects relatively low prices during periods of excess supply. Conversely, when the region is close to a supply/demand equilibrium, price spikes could be very high. This volatility in pricing substantially increases the value of peaking, mid-merit, and other units with cycling flexibility.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-3

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

     g. RDI projects that the market will reach a supply/demand equilibrium by the summer of 2002 and throughout the remainder of the forecast prices approximate the cost of building new generation at $30 to $32 per MWh, assuming a 60% capacity factor. The substantial price jump from 2001 to 2002 is caused by the market's move from a condition of short-run excess supply in 2001 to a supply/demand balance in 2002. It is also important to note that the market reaches a supply/demand equilibrium well before the Genco's wholesale power contracts expire.

     h. Over the 2002 to 2020 time frame moderate real growth in gas prices (1.0% annually through 2012 in 2000 dollars) tends to push electricity prices upward while expected technological improvements in the cost and performance of new combined cycle and combustion turbine plants tend to push prices downward. Overall, prices remain relatively constant in real dollars.

iii. RDI's conclusions regarding its sensitivity analyses are as follows:

     a. A 25% increase in gas prices and a 10% increase in coal prices results in market price increases of 9.0% in 2000, rising to 13.2% by 2010-2011. The effect of higher fuel prices tends to decline over time due to the penetration of more efficient natural gas-fired generation.

     b. A 25% decrease in gas prices and a 10% decrease in coal prices results in market price declines. RDI's forecast shows progressive declines from the base case starting at 5.3% in 2000, falling to 12% lower in 2005, and declining as much as 15% lower than the base case thereafter.

     c. Capacity over-build could potentially cause price declines of as much as 30% compared to the base case in years in which there is significant excess capacity. Over the course of the next 20 years, it is RDI's opinion that the region may experience periods of both capacity shortages and excess capacity. During periods of shortages, price spikes are likely to occur. Conversely, during periods of excess capacity, the value of firm capacity may be diminished. Over the duration of 20 years, RDI expects that average future electricity prices should approximate RDI's forecasts.

     d. It is important to note that RDI's overbuild scenario assumes that all new announced capacity in the Midwest actually gets built in the time proposed by the developer. In this scenario, the market does not reach a supply/demand equilibrium until 2004. In reality, RDI believes it will be difficult for all developers to build their plants within their proposed time frames. First, with new power plant development in other regions of the country creating a significant demand for turbines and EPC contracts, developers have been

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-4
         finding it increasingly expensive and difficult to acquire turbines and enter into EPC contracts. Second, developers will need to obtain environmental and other regulatory permits, acquire suitable sites, appease local opposition, obtain increasingly scarce water resources and interconnections, and obtain financing in a relatively short time frame.

iv. RDI's findings regarding Genco's assets are as follows:

    a. Ameren is the dominant generator in MAIN, controlling 24% of MAIN's overall capacity. The second largest generator, Mission Energy, controls approximately 20% of MAIN's capacity.

     b. With the addition of 400 MW of peaking capacity in 2000 and 235 MW of peaking capacity in 2001, Genco will be a diversified generation enterprise with competitive baseload, intermediate, and peaking generation. Figure 2 shows RDI's projected dispatch curve for the summer of 2000. Genco has a combination of coal and natural gas units that span the regional dispatch curve.

     c. Through 2002, RDI forecasts that more than 86% of Genco's revenues will be derived from its fixed price contract with Ameren's Marketing Co. and other smaller long-term wholesale contracts. In 2004, RDI forecasts that 67% of Genco's revenues will be derived from its fixed price contracts. Although the Genco's strategy is to extend the fixed price contracts or enter into replacement contracts, primarily of 1-3 years duration, for the bulk of its output, our analysis assumes that Genco will operate as a competitive generation company after 2004 and obtain the wholesale price of power. In the overbuild scenario in which RDI added all new proposed capacity to the grid, the market reaches an equilibrium in 2004, which is one year before Genco will begin operating primarily as a competitive generation company.

     d. Due to the existence of substantial amounts of baseload capacity and a shortage of peaking capacity in MAIN, RDI forecasts that it will be more profitable to build combustion turbine facilities than combined cycle facilities over most of the forecast horizon. This forecast is consistent with Genco's plan to add primarily peaking capacity to its portfolio.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-5

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

TABLE 1
--------------------------------------------------------------------------------
ELECTRICITY PRICE FORECAST FOR SOUTHERN ILLINOIS ($2000 PER MWH)
--------------------------------------------------------------------------------


               Base Case               High Fuel Case             Low Fuel Case                Overbuild Case
Year   Energy  Capacity  Total    Energy  Capacity  Total    Energy   Capacity   Total    Energy   Capacity   Total
----------------------------------------------------------------------------------------------------------------------
 2000     21.13    3.68     24.81    23.82    3.27     27.09    18.53     4.99       23.52   21.09     1.95      23.04
 2001     20.52    4.37     24.90    23.50    3.81     27.31    17.77     5.59       23.35   20.47     2.07      22.54
 2002     20.18   10.85     31.02    23.11   10.85     33.96    17.41    10.85       28.25   20.09     2.36      22.45
 2003     19.90   10.75     30.64    23.04   10.75     33.78    17.47    10.75       28.22   19.88     2.57      22.45
 2004     19.69   10.70     30.39    23.19   10.70     33.89    16.80    10.68       27.48   19.80    10.65      30.44
 2005     20.23   10.47     30.70    23.98   10.47     34.44    16.48    10.45       26.93   20.31    10.48      30.80
 2006     20.52   10.39     30.91    24.40   10.39     34.79    16.66    10.37       27.03   20.63    10.40      31.03
 2007     20.76   10.32     31.09    24.71   10.34     35.05    16.70    10.32       27.03   20.94    10.34      31.28
 2008     21.42   10.23     31.64    25.48   10.23     35.71    17.09    10.23       27.32   21.61    10.24      31.85
 2009     21.71   10.16     31.87    25.81   10.18     35.98    17.32    10.15       27.47   21.95    10.18      32.12
 2010     21.86   10.15     32.01    26.12   10.15     36.27    17.42    10.14       27.55   22.08    10.14      32.22
 2011     22.20    9.63     31.83    26.38    9.40     35.78    17.61     9.74       27.35   22.37     9.59      31.96
 2012     22.28    9.59     31.87    26.55    9.07     35.62    17.69     9.69       27.38   22.48     9.57      32.05
 2013     22.45    9.55     32.00    26.85    9.02     35.87    17.79     9.66       27.45   22.70     9.53      32.23
 2014     22.96    9.47     32.42    27.49    8.34     35.83    18.16     9.53       27.69   23.12     9.35      32.47
 2015     23.16    9.29     32.45    27.74    8.19     35.93    18.32     9.52       27.84   23.36     9.05      32.41
 2016     23.14    9.24     32.37    27.68    8.29     35.97    18.31     9.46       27.77   23.31     9.12      32.42
 2017     23.67    8.72     32.40    28.23    7.80     36.03    18.60     9.36       27.96   23.82     8.72      32.54
 2018     23.90    8.57     32.47    28.48    7.68     36.16    18.76     9.30       28.06   24.02     8.35      32.37
 2019     23.93    8.54     32.47    28.65    7.67     36.32    18.81     9.26       28.07   24.09     8.43      32.52
 2020     24.31    8.08     32.40    29.06    7.13     36.19    19.11     9.16       28.27   24.44     7.87      32.31
-----------------------------------------------------------------------------------------------------------------------

* Capacity prices are converted to equivalent $/MWh values assuming a load or capacity factor of 60%.



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MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-6
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

TABLE 2
--------------------------------------------------------------------------------
INPUT VALUES AND ASSUMPTIONS FOR THE CAPACITY MARKET FORECAST
--------------------------------------------------------------------------------
         Parameter                                Input Values /1/
--------------------------------------------------------------------------------
Demand
2000 Net Peak Projection (MW)                             48,618
Annual Peak Growth 2000-2005                              1.5%
Annual Peak Growth 2005-2020                              1.5%
--------------------------------------------------------------------------------
Energy
2000 Net Energy for Load (GWh)                           245,561
Annual Energy Growth 2000-2005                            1.4%
Annual Energy Growth 2005-2020                            1.4%
--------------------------------------------------------------------------------
Planning Reserve Margin (%)  2000-2004                   15.0%
                             2005-2020                   14.0%
--------------------------------------------------------------------------------
New Power Plant Builds
     Capital Costs ($2000/kW)               CT                   CC
     and Heat Rate (Btu/kWh)           Cost     Heat Rate   Cost    Heat Rate
                                  2000 350.0     11,100     500.0    7,000
                                  2005 333.0     11,100     475.7    7,000
                                  2010 316.9      9,800     452.6    6,300
                                  2015 301.5      9,800     430.7    6,300
                                  2020 286.8      9,800     409.8    6,300
     Fixed O&M ($2000/kW/yr)                  5.0                19.0
--------------------------------------------------------------------------------
Financial Costs for New Builds
      Debt/Equity Ratio (%)                              50/50
      Nominal Cost of Debt (%)                            8.5%
      Nominal After Tax ROE (%)                          15.0%
      Marginal Income Tax Rate (%)                       37.0%
      Depreciation Schedule                              MACRS
      General Inflation Rate                              3.0%
--------------------------------------------------------------------------------
New Capacity Additions                    Projected Firm Capacity Additions Plus
                                          Additional Capacity Required to
                                          Achieve Reserve Margin
--------------------------------------------------------------------------------
Firmly Planned Capacity Additions             MAIN                ECSAR
(MW)                                      Base       Overbuild Base   Overbuild

                                  2000       3,981       5,181  3,870    4,770
                                  2001       2,469       3,869    195    1,595
                                  2002         575       1,975    -        -
                                  2003         326         -      -        -
   Total Firmly Planned Additions            7,351      11,025  4,065    6,365
--------------------------------------------------------------------------------
1. Input value for Base Case Unless otherwise noted.
--------------------------------------------------------------------------------


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MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-7
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                                                       RDI Consulting. FT ENERGY
--------------------------------------------------------------------------------

TABLE 3
--------------------------------------------------------------------------------
INPUT VALUES AND ASSUMPTIONS FOR THE ENERGY MARKET FORECAST
--------------------------------------------------------------------------------
          Parameter                                 Input Values/1/
--------------------------------------------------------------------------------
MAIN Delivered Natural Gas Price            Base Case  High Fuel    Low Fuel
($2000/MMBtu)
                                2000          2.62       3.28         1.97
                                2005          2.58       3.23         1.94
                                2010          2.78       3.47         2.08
                                2015          2.93       3.66         2.20
                                2020          3.07       3.83         2.30
--------------------------------------------------------------------------------
Henry Hub Natural Gas Prices                Base Case  High Fuel    Low Fuel
($2000/MMBtu)
                                2000          2.56       3.20         1.92
                                2005          2.52       3.16         1.89
                                2010          2.73       3.41         2.04
                                2015          2.88       3.60         2.16
                                2020          3.02       3.78         2.27
--------------------------------------------------------------------------------
Delivered Oil Prices                        Base Case  High Fuel    Low Fuel
($2000/MMBtu)
                                2000          4.80       5.28         4.32
                                2005          4.80       5.28         4.32
                                2010          4.80       5.28         4.32
                                2015          4.80       5.28         4.32
                                2020          4.80       5.28         4.32
--------------------------------------------------------------------------------
Delivered Coal Prices                       Base Case  High Fuel    Low Fuel
($2000/MMBtu)
                                2000          1.13       1.24         1.01
                                2005          0.97       1.07         0.88
                                2010          0.91       1.00         0.82
                                2015          0.85       0.93         0.76
                                2020          0.79       0.87         0.71
--------------------------------------------------------------------------------
                                            Central    Illinois     Southern
                                           Appalachian   Basin   Powder River
                                                                     Basin

Typical FOB Coal Prices
($2000/Ton)
                                2000          21.9       17.7          5.1
                                2005          20.8       16.5          5.7
                                2010          19.7       15.3          5.4
                                2015          18.9       14.4          5.2
                                2020          18.2       13.6          5.0
--------------------------------------------------------------------------------
Nuclear Retirements                        Project 1,545 MW of early retirement
                                           in 2001-2002; 1154 MW retire at
                                           license expiration in 2013; 495 MW
                                           in 2014
--------------------------------------------------------------------------------
Fossil Retirements                         As indicated by Form 411 submissions

--------------------------------------------------------------------------------
1. Input value for Base Case unless otherwise noted.
--------------------------------------------------------------------------------




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MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-8

RDI consulting . FT ENERGY
--------------------------------------------------------------------------------
FIGURE 2
--------------------------------------------------------------------------------
MAIN DISPATCH CURVE, SUMMER 2000
--------------------------------------------------------------------------------
Graph Appears Here





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MIDWEST ELECTRICITY MARKET ANALYSIS                                          B-9

                                                      RDO Consulting . FT ENERGY
--------------------------------------------------------------------------------


Introduction



Changes in the way the electric utility industry is regulated have motivated dramatic corporate restructuring of traditional utilities, including functional separation of electricity generation, transmission, and distribution, and divestitures and spin-offs of generating assets. This has become abundantly clear in Illinois, which passed The Electric Service Customer Choice and Rate Relief Act in 1997, providing for retail competition starting in 1999, and facilitating corporate restructuring of the state's electric utilities. Over the past year, Unicom has sold the non-nuclear electric generating assets of subsidiary Commonwealth Edison to national wholesaler Edison Mission Energy, and commenced merger proceedings with PECO Energy, another retailer and operator of nuclear assets. Unregulated energy providers Dynegy and AES Corp. acquired Illinois Power (Illinova) and CILCORP, respectively. At the same time, Illinois has seen growth in the construction of natural gas wholesale merchant power plants to serve demand growth in Illinois and Wisconsin, as well as Indiana and Ohio.

To capitalize on these trends, Ameren Corporation of St. Louis, Missouri ("Ameren") is transferring its portfolio of existing Illinois generating assets and sites for future generation into an unregulated wholesale generation subsidiary ("the Genco"). The Genco will remain a wholly owned subsidiary of Ameren. This report has been provided for Lehman Brothers, as lead manager of the Rule 144A Bond financing by the Genco.

STUDY OUTLINE

This report presents RDI's forecast in six sections. The first section presents an overview of the MAIN region's market dynamics. The second and third sections present RDI's forecast assumptions and methodology for projecting prices and revenues, respectively. The fourth section provides the base case forecast of market prices. The fifth section characterizes future risk by describing the market forecast results of three sensitivity cases. Finally, the sixth section presents the forecast operating results and revenues for the Genco under base and sensitivity cases. Supporting analyses are provided in three Appendices.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                        B-10
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                                                     RDI Consulting  . FT ENERGY
--------------------------------------------------------------------------------

Overview of the MAIN Region

This section presents an overview of the Mid-American Interconnected Network
(MAIN) region, the geographic area in which the Genco's assets operate. MAIN comprises most of Illinois, eastern portions of Missouri and Wisconsin, and much of peninsular Michigan. MAIN is centrally located within the Eastern Interconnect (see Figure 3), the largest fully-integrated wholesale transmission system in North America./1/

FIGURE 3

                              [MAP APPEARS HERE]

MAIN is the fourth smallest NERC region in terms of peak demand, but it borders the two largest regions, ECAR and SERC (Table 4). As a whole, MAIN actively imports and exports power from ECAR and SERC, as well as SPP and MAPP.

__________________

/1/ The Electric Reliability Council of Texas (ERCOT) region shown in Figure 3 is electrically isolated from the rest of the Eastern Interconnect, having only a few AC-DC-AC interties with the Southwest Power Pool (SPP) and the Southeast Electric Reliability Council (SERC).

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-11
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                                                     RDI Consulting  . FT ENERGY
--------------------------------------------------------------------------------


TABLE 4

NERC                REGIONS BY SIZE OF MARKET (2000 PROJECTED PEAK DEMAND)
     NERC Region    Peak MW
   -------------------------
   SERC             151,085
   ECAR              96,479
   NPCC              95,719
   MAAC              50,661
   MAIN              48,618
   SPP               39,135
   FRCC              38,416
   MAPP              38,074
   -------------------------

MAIN TRANSMISSION INTERCONNECTIONS AND FLOWS

The MAIN region has large transmission interconnections with other regions. Table 5 shows the expected summer 2000 normal base power flows and the total transfer capability between MAIN and neighboring regions. MAIN's total export capability is equal to 23% of its peak demand. Its import capability is equal to 11% of its peak demand. If UNICOM completes its accelerated upgrade of the Lockport-Lombard interties to 345 kV this summer, MAIN's import capability will increase to almost 18% of peak demand.

TABLE 5

   NORMAL BASE FLOWS AND TOTAL TRANSFER CAPABILITY BETWEEN MIDWEST NERC REGIONS
   -------------------------------------------------------------------------------------
                                          Base Flow                  Export Capability
     Region       Neighbor Region          (MW)                            (MW)
   -------------------------------------------------------------------------------------
   MAIN          ECAR                        (61)                          4,000
                 MAPP                       (235)                          1,900
                 SERC                       (582)                          3,950
                 SPP                        (112)                          1,500
                            TOTALS          (990)                         11,350
   -------------------------------------------------------------------------------------
   ECAR          MAIN /1/                     61                             500
                 SERC                       (231)                          3,300
                            TOTALS          (170)                          3,800
   -------------------------------------------------------------------------------------
   SPP           MAIN                        112                           1,400
                 MAPP                        147                             500
                 SERC                         93                           1,400
                            TOTALS           352                           3,300
   -------------------------------------------------------------------------------------
   SERC          MAIN                        582                           3,600
                 MAPP                         33                             450
                 ECAR                        231                           2,700
                 SPP                         (93)                            350
                            TOTALS           753                           7,100
   -------------------------------------------------------------------------------------
   MAPP          MAIN                        235                           1,450
                 SERC                        (33)                            700
                 SPP                        (147)                          2,000
                            TOTALS            55                           4,150
   -------------------------------------------------------------------------------------

   (1) MAIN's Summer Assessment indicates that advance completion of scheduled transmission upgrades may increase ECAR's export capability to MAIN to 3900 MW.

Under normal peak demand conditions, MAIN is a small net importer of power. However, because MAIN's expected reserve margin is the highest among regions in the Eastern

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-12

                                                     RDI Consulting  . FT ENERGY
--------------------------------------------------------------------------------

Interconnection this summer, it will most likely be a net exporter of power during peak demand conditions.

MAIN SUPPLY

MAIN has nearly 52,000 MW of installed capacity (as of January 1, 2000), with significant amounts of new capacity expected to come on line over the next two summers. Figure 4 breaks down MAIN's capacity by type of generation as of 1998. One-quarter of MAIN's installed capacity is nuclear, the highest proportion of nuclear capacity of all the NERC regions. In addition, nearly 60% of MAIN's capacity is coal-fired. 15% of the region's capacity consists of natural gas or oil-fired units. Many of these are older, inefficient steam units rather than modern combustion turbines or combined-cycle units.

FIGURE 4

1998 GENERATING CAPACITY IN MAIN BY FUEL TYPE (% OF TOTAL CAPACITY)

OIL           3%
GAS          12%
HYDRO         2%
COAL         58%
NUCLEAR      25%

In 1998 power plants in MAIN generated approximately 220,000 GWh of electricity. Nuclear and coal generation represent 95% of all generation in the region (Figure 6). 3% of the electricity was generated with gas, and the remaining 2% was generated with either oil, water, or other fuels. Consequently, baseload coal sets prices in MAIN during most hours of the year. Figure 5 shows the estimated percentage of hours per year each fuel type is on the margin for determining market prices in MAIN.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-13

                                                     RDI Consulting  . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 5

MARGINAL FUEL FOR GENERATION, 1998

NATURAL GAS         10%
COAL                85%
OIL                  5%


FIGURE 6

1998 GENERATION IN MAIN BY FUEL TYPE (% OF TOTAL GENERATION)

OTHER           2%
GAS             3%
URAN           33%
COAL           62%

Figure 7 shows MAIN's projected dispatch curve for the summer of 2000, with markers indicating the dispatch position of the Genco's units. Approximately 39,000 MW of capacity have a dispatch price of under $20 per MWh. Based on RDI's gas price assumptions, the dispatch price for a new combined cycle unit is approximately $20 per MWh. The curve rises steeply after 50,000 MW, reflecting older, less efficient oil- and gas-fired generation. The substantial amount of relatively low cost baseload capacity in the region results in relatively low electricity prices during many hours of the year, but also carries the potential for great price spikes during unexpected electric system conditions. The option value created by price spikes accruing to plants with cycling flexibility is an important reason unregulated power providers have added peaking capacity in MAIN.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-14

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPH]

The control of capacity in MAIN has become less concentrated than it was in recent years. Figure 8 shows the market share of all generators in MAIN by capacity. Ameren is the largest generator, followed by Mission Energy. Figure 8 also indicates the substantial degree to which assets have recently changed hands, highlighting the following: AES' purchase of CILCORP, Dynegy's purchase of Illinois Power, and Mission's purchase of Unicom's fossil fuel assets.

FIGURE 8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PIE CHART]


The East Central Area Reliability (ECAR) region, a region that connects to MAIN, has market dynamics that are similar to MAIN's. The region, comprising Indiana, Kentucky,

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-15

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

Ohio, lower Michigan, and portions of states east, is almost twice the size of MAIN, with over 100,000 MW of total installed capacity. The proportion of baseload capacity in ECAR (92%, with the balance being peaking capacity) is even higher than in MAIN, creating greater potential for price spikes and the associated value for units with cycling flexibility. While peaking capacity is being added in ECAR as well, higher delivered natural gas prices have resulted in slower penetration of gas plants into the region than in MAIN. It is likely that generating additions in MAIN are driven by load growth, access to lower gas prices than neighboring regions, and the need for new capacity in both MAIN and ECAR.

MAIN FUTURE SUPPLY OVERVIEW

This section presents RDI's outlook for MAIN supply over the forecast period, including shifts in capacity mix, generation patterns, and plant dispatch.

Capacity Mix  As with most other regions of the country, additions of capacity
------------
in MAIN are predominantly gas-fired combustion turbines and combined cycle plants. This will shift the capacity mix over time toward gas-fired capacity. Because MAIN has a shortage of peaking capacity, most of the new gas capacity is expected to be combustion turbines. No new steam coal plants are planned for the MAIN region, although uprates are possible at existing units. Nuclear capacity is expected to decline moderately as older units retire in 2001 and 2014. Figure 9 shows the forecast capacity mix in 2005 and in 2015. New gas-fired capacity additions are projected to reduce coal's share of total capacity from 53% to 46% between 2005 and 2015.

FIGURE 9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PIE CHART]

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-16

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

[PIE CHART]

Generation Mix  Over time, RDI expects that coal fired generation will continue
--------------
to be the dominant fuel used for electric generation in the region. Coal's share of generation is forecast to be 65% in 2005 and 61% in 2015 (See Figure 10). Nuclear generation is forecast to decline between today and 2015 as a few retirements cause a nuclear generation decline. Gas fired generation is expected to increase its share of total generation slightly, reaching 4% in 2005 and 15% in 2015. It is important to note that even though substantial gas capacity additions are currently being built in the MAIN region, gas' share of the market is only forecast to increase to 4% by 2005, from 3% in 1998. This is primarily because most additions are peaking capacity that is expected to operate at relatively low capacity factors during most of the year.

FIGURE 10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PIE CHART]

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-17

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

                                  [PIE CHART]

Marginal Fuel for Generation   Because the increase in efficient gas-fired
----------------------------
generation coincides with growing loads, the percentage of hours natural gas is on the margin for generation requirements grows rapidly. Figure 11 shows that the percentage of hours natural gas is on the margin switches places with coal, increasing from 35% of all hours in 2005 to 63% in 2005.

FIGURE 11
--------------------------------------------------------------------------------
MARGINAL FUEL FOR GENERATION 2005 AND 2015
--------------------------------------------------------------------------------
2005

                                  [PIE CHART]

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-18

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

[PIE CHART]

Changes in Dispatch  MAIN's dispatch curve is not forecast to change
-------------------
substantially for baseload units by 2005. The retirement of 1,500 MW of nuclear capacity is offset by price declines at regional coal units, resulting in approximately 40,000 MW still having a dispatch price under $20/MWh (in real terms). By 2010, growth in demand results in higher cost capacity being called on during more hours of the year than in the earlier years of the forecast. This demand will be met by combustion turbines with dispatch prices of $40/MWh. Figure 12 shows projected dispatch prices for MAIN's units, noting the position of the Genco's assets on the curve.

FIGURE 12
--------------------------------------------------------------------------------
MAIN PEAK PERIOD DISPATCH CURVE 2005 AND 2010
--------------------------------------------------------------------------------
[GRAPH]

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-19

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

[GRAPH]

DEMAND

MAIN has experienced weather-normalized load growth of approximately 2.8% since 1993. Peak demand during that period grew by 2.5%. MAIN's most recent projections call for a slowdown in economic growth, which in turn slows load and peak demand growth. Both load and peak demand is projected to increase at 1.4% per year over the forecast period. Figure 13 shows the peak demand forecast for MAIN compared to recent history and it shows the peak demand forecast versus what the forecast would have been using historical growth rates as the basis for the forecast. The trend line indicates that if growth continued per historical trends since 1993, peak demand would be higher than forecast by approximately 7,600 MW in 2015, or 505 MW per year. Figure 14 shows the energy forecast for MAIN, with similar history and similar trend line. If load growth continued per historical trends, overall energy consumption would be 20% higher in 2015 than forecast.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-20

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 13

                             [GRAPH APPEARS HERE]


FIGURE 14

                             [GRAPH APPEARS HERE]


INSTITUTIONAL MARKET STRUCTURE

The two key trends influencing institutional change in the MAIN region are state legislation deregulating utilities and progress toward the formation of an independent regional transmission operator, or Midwest Independent System Operator (MISO).

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-21

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

DEREGULATION

The three primary states making up MAIN have so far pursued divergent paths toward deregulation of their respective utilities. Illinois has enacted legislation allowing customer choice, which has in part prompted the rapid development of merchant power in the state. Wisconsin has taken steps to encourage merchant development, but has stopped short of customer choice. Missouri has yet to enact legislation or promulgate orders related to deregulation. Specific activities by states are as follows:

    . Illinois. Illinois deregulated its electricity markets with the passage of the "Electric Service Customer Choice and Rate Relief Act of 1997". The first third of commercial and industrial consumers were able to choose their supplier on October 1, 1999. The second third will choose beginning June 1, 2000. The remaining third are open to the market on October 1, 2000. Residential customers will receive a 5% rate reduction by October 1, 2001, and all consumers will be able to choose their supplier starting May 2002.

    . Wisconsin. Legislative investigation regarding deregulation of utilities is ongoing. In 1997, a regulatory order resolved to first improve infrastructure and reliability among utility companies before moving forward to retail competition. To deter power shortages and increase reliability, legislation passed in April 1998 encouraged merchant developed and allowed the formation of independent regional system operators. It allows plants to be built with a maximum capacity of 100 MW without Public Service Commission approval. Existing utilities are required to join an ISO and, by 2000, generate 50 MW of power using renewable resources. Pending legislation includes the "Reliability 2000" proposal. Transmission rights would be turned over to a non-profit organization, and low-income customers would receive subsidization.

    . Missouri. The Public Service Commission assembled the Retail Electric Competition Task Force to investigate retail wheeling and related deregulation issues. Its final report generally bypasses specific recommendations, stating only that the Commission is satisfied with regulatory change if it does not degrade safety, reliability, or equitability to the customer. Proposed legislation calls for market restructuring by January 2000 or January 2002. To date, the legislature has taken no further action.

MIDWEST ISO

The second key trend affecting MAIN is the emergence of the Midwest Independent System Operator (MISO) as a regional transmission organization (RTO). FERC approved the formation of MISO in September 1998. MISO is currently in a transition stage that is expected to last approximately six years, as members relinquish control of their

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transmission assets to the centralized ISO. Figure 15 shows the current members and geographic coverage of the organization. In December 1999, MISO executed a Memorandum of Understanding with the Mid-Continent Area Power Pool (MAPP), and a Letter of Agreement with the Southwest Power Pool (SPP). These arrangements would open the door for moving the transmission control functions of those NERC regions over to MISO, essentially expanding the geographic coverage of MISO to the western most portions of the Eastern Interconnection.

MISO transforms the Midwest transmission system from a series of independently owned and operated, smaller transmission systems, to a single integrated transmission system. MISO should foster reliability improvements in the region by coordinating planning, security, maintenance and the provision of ancillary services. As currently proposed, MISO will not operate as a single control area. Thus, control area operators will determine their own plant dispatch independent of the ISO. Moreover, MISO will not act as a Power Exchange or Power Pool such as the ISO's in California, New England, New York and PJM. In other words, members will not be required to sell their generating output into a single exchange at a pool price. Rather, members will continue to transact bilaterally, with MISO rules covering transmission pricing and provision of ancillary services.

FIGURE 15

MIDWEST ISO CURRENT MEMBERSHIP


                              [MAP APPEARS HERE]

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For generators in MAIN, the most significant implication of MISO is the elimination of the pancaking of transmission tariffs. Previously, a generator in Missouri that intended to sell wholesale power to a utility in Ohio, would have to pay a transmission tariff to use the transmission system of each utility between Missouri and Ohio. In other words, if Utility A in Missouri had to pay a $2.50 per MWh transmission fee to use the transmission systems of five different utilities in order to transport its power to Utility B in Ohio, Utility A would incur a $12.50 per MWh transmission cost. The cumulative impact of paying each transmission tariff is referred to as the "pancaking" of transmission tariffs.

MISO would eliminate the cumulative effect of transmission tariffs by instituting one uniform wheeling charge for transporting power within the ISO based on an average transmission tariff within the system. Consider the previous example. In order for Utility B to want to buy Utility A's power, it would have to be more than $12.50 per MWh cheaper for Utility A to generate power than Utility B. It must also be significantly cheaper for Utility A to generate power than other utilities that are closer to Utility B via the transmission system. The transmission tariffs act as an economic hurdle blocking Utility A from selling power to Utility B. Now assume that MISO institutes one uniform transmission charge of $2.50 per MWh for transporting power across the ISO. With the elimination of pancaked transmission tariffs, Utility A can sell power in Ohio if its power is only $3.00 cheaper than generation in Ohio. Moreover, it will compete on equal footing with other MISO members that are closer to Utility B via the transmission system.

In essence, this pricing scheme opens distant geographic markets to generators within MISO. It may also have the affect of allowing low-sulfur, South Powder River Basin (SPRB) coal to move east "by wire". Eastern utilities that have the option of using low-sulfur SPRB coal to reduce sulfur emissions at their plants, must currently weigh the considerable cost of transporting that coal by rail and barge to their plants against the cost of generating with high sulfur coal and buying allowances for emissions. The elimination of pancaked transmission tariffs opens the possibility that eastern utilities can buy power generated by SPRB coal from plants in the western portions of MISO at a lower cost than buying the coal themselves and transporting it to their plants.

HISTORIC PRICING IN MAIN

In 1998 and 1999 wholesale electricity prices in MAIN average approximately $36 per MWh and $33 per MWh, respectively. Due to significant amounts of relatively low cost baseload power, prices in the winter months ranged from $16 to $19 per MWh. Average prices during the summer months were almost five times higher than the winter prices. This is largely due to summer time price spikes.

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TABLE 6

HISTORIC      WHOLESALE ELECTRICITY    PRICES IN MAIN
                                       RDI     CINERGY
   MONTH         1998       1999      2000        2000
  ----------------------------------------------------
   JAN          17.45      19.27     22.06       29.42
   FEB          16.42      16.64     22.20       27.03
   MAR          20.84      18.19     20.10       20.21
   APR          19.89      21.79     17.92       22.84
   MAY          31.80      19.86     19.24       29.39
   JUN         144.99      31.77     29.62       64.87
   JUL          81.04     149.89     29.63      145.21
   AUG          26.51      44.17     46.04      127.27
   SEP          23.45      16.98     21.33       32.45
   OCT          18.08      18.43     18.36       24.47
   NOV          18.80      17.82     19.95       24.94
   DEC          17.99      17.62     20.00       26.00
  ----------------------------------------------------
   AVERAGE      36.44      32.99     23.87       47.84

Source: Megawatt Daily, RDI

A combination of factors has led to these spikes in prices during peak demand periods. These spikes are attributable both to fundamental trends and to specific factors, including the following:

    . Peak demand growth was not met with corresponding increases in installed peaking capacity, so the relative scarcity of peak capacity became more acute;
    . Extended outages at nuclear plants made them unavailable during peak demand periods, dramatically increasing the level of shortages in the market;
    . The absence of key nuclear units created transmission voltage support problems, which tended to constrain the amount of power available to import from other regions;
    . The fragmentation of control over wholesale transmission systems made it increasingly difficult to coordinate procedures such as Transmission Line Relief (TLR), and;
    . Many of these factors plagued the neighboring East Central Area Reliability Coordination (ECAR) region, creating local constraints and driving its prices up as well.

While some of these factors are likely to persist over the next two summers, the availability of nuclear units and the addition of new peaking capacity in the merchant development sector changes the outlook for MAIN in the near term, as some of the market shortages begin to ease.

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Forecast Assumptions

This section of the report provides a detailed accounting of the factors driving the RDI's base case forecast. For this analysis, RDI modeled the entire Eastern Interconnection. This section of the report, however, focuses primarily on the MAIN region where Genco's assets are located.

EXISTING SUPPLY

The supply curves constructed by RDI for this analysis were built on a unit by unit basis. The utility-owned unit data are based on the annual EIA-411 reports supplied to the Department of Energy via the regional councils of the North American Electric Reliability Council (NERC), and from RDI's proprietary databases. RDI also verified the EIA-411 report by utilizing integrated resource plans where available and RDI's internal databases. Information specific to Ameren's current and planned generating units was obtained from Ameren. Key assumptions relating to generating units were as follows:

  . Unit Ratings The EIA-411 report was used to determine the summer and winter capacity ratings of each unit on the grid.

  . Primary and Alternate Fuel Types For non-coal burning plants, RDI determined each type of fuel that can be used at a generating unit from EIA-411 reports. Each month the relative price of alternate fuels is compared to the primary fuel and the least expensive fuel is selected. Coal fired plants are treated separately and are discussed later in this section.

  . Availability Availability statistics for all non-nuclear units were obtained from aggregate NERC/GADS statistics by prime mover type. The equivalent availability factor (EAF)/2/ and the equivalent forced outage rate/3/ (EFOR) were used to calculate the scheduled outage factor (SOF) to determine the maintenance period for each unit. Average 1998 availability factors and forced outage rates are shown in Table 7. Unit specific EAFs and EFORs are developed for all nuclear units based upon refueling schedules, historic performance, technology type, and the probability of encountering generic problems related to the technology type. This data was developed through a study commissioned by RDI and conducted by an independent engineering consultant. For Ameren's units, Ameren provided
___________________
/2/ EAF is the percentage of hours in the year that a unit is available to operate.
/3/ EFOR is the percentage of hours in the year in which a plant will incur an unplanned outage.

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     forecasts of EAF and EFOR for planned and existing generating units.
     Availability projections for coal-fired units of Commonwealth Edison were also available from Standard & Poor's./4/

TABLE 7

1998 AVERAGE            AVAILABILITY STATISTICS
                          EAF           EFOR
------------------------------------------------
   STEAM TURBINES         82%           7.0%
   GAS TURBINES           83%           4.9%
================================================

     . Heat Rates: Heat rate information was obtained from RDI's POWERdat information system, based on a combination of EIA-411 and EIA-860 information. Ameren provided unit-specific full load heat rates.

     . Non-Fuel Variable O&M: Variable O&M costs affect the dispatch price of individual units. Variable O&M calculations vary across utilities. For our analysis, RDI assumes a variable O&M of $1.20 per MWh for all steam turbines and combined cycle units/5/ and $5 per MWh for all gas-fired peaking turbines. The higher O&M cost for a gas turbine is intended to reflect the additional start-up costs such units typically incur. Units with scrubbers are assigned an additional $1 per MWh charge based on information reported in the EIA-767 form by utilities.

     . Fixed O&M: Fixed O&M expenses are used in RDI's model to evaluate potential retirement decisions. Fixed O&M calculations for individual plants were based on data filed with the Energy Information Administration. For each plant and prime mover type, the fixed O&M was calculated as the difference between total O&M less the assumed variable costs. Since there can be significant year to year swings in O&M expenses due to major overhauls or other major non-recurring costs, RDI averaged fixed O&M expenses from 1996 through 1998.

        The above approach was used to estimate fixed O&M expenses for all utility owned generation. However, actual power plant O&M cost information is not publicly available for non-utility owned plants. For non-utility coal units, it is assumed that fixed O&M expenses equal $15 per kW. Based on previous work for independent power companies, RDI believes this is a reasonable assumption. For non-utility generating units that have contracts guaranteeing a fixed price for their output, it was not necessary to make any assumptions regarding fixed O&M.

     . Replacement Capital Costs: Since generating assets are assumed to maintain operations over the forecast horizon (unless it is uneconomic to do so), it is also assumed that replacement capital would have to be invested to keep the plant in service. It is also necessary to include replacement capital costs in the model

_________________
/4/ See Infrastructure Finance, November 1999, Table 5, page 9.
        ----------------------
/5/ This estimate is based upon analysis performed by an engineering consulting firm in a previous RDI project.

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     because many utilities account for operating expenses as capital costs to be included in ratebase. The cost of replacement capital in this analysis is based on the historic information and trends shown in Figure 16. It is largely consistent with replacement cost information presented in numerous utility Integrated Resource Plans as well. Replacement capital costs are also used in the evaluation of potential plant retirements.

FIGURE 16

UTILITY ANNUAL CAPITAL ADDITIONS ($/KW-YR)

                             [GRAPH APPEARS HERE]

NUCLEAR GENERATING ASSUMPTIONS

The expected balance of nuclear plant capacity in MAIN and neighboring regions can influence market prices and the mix of forecast generating capacity additions. RDI reviewed and projected nuclear capacity for MAIN, ECAR and NPCC-Canada.

Early Retirements Several nuclear units in MAIN have a history of operating problems and extended outages, including Dresden, Quad Cities, and Clinton. RDI assumed that Quad Cities and Clinton will continue to operate through the remainder of their licenses, and that Dresden will close in September 2001 due to the high cost of turbine overhauls needed to keep it running.

RDI assumed that all currently operating nuclear units in ECAR continue to operate for the duration of the forecast. DTE's Fermi nuclear plant is a candidate for closure due to high production costs relative to other nuclear facilities. Absent major repair issues, however, RDI believes deregulation will force improvements in Fermi's performance and Fermi will therefore continue to operate through the remainder of its license.

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NEW GENERATION

According to RDI's NewGen database, nearly 10,500 MW of generating capacity has been proposed to come on line between 1999 and 2001 in MAIN. An additional 6,000 MW has been proposed for ECAR during this time. These figures include all announced projects, no matter how preliminary. Many of these projects face significant development hurdles and are unlikely to be completed.

Only those announced merchant plant or utility projects that RDI considers likely to be seen to completion given today's information are explicitly modeled in the basecase scenario. In this case of MAIN, this consists almost exclusively of units that are expected to come on line before 2002. Other future capacity additions are added only as they are economically justified through the course of the forecast. Projects that RDI considers likely to be seen to completion are either under construction or have other strong indications of moving forward such as the existence of:

 .  a signed firm power agreement for its output with a third party,

 .  a contract for fuel supply,

 . an announced dedicated site with existing infrastructure or firm plans to add infrastructure;

 .  approved permits;

 .  dedicated turbines that have been acquired for the specific project; or

 .  project financing.

Table 8 shows the new units explicitly modeled in RDI's base case./6/ Of the 6,421 MW explicitly added, 5,440 MW is scheduled to be added by 2001. Approximately 4,000 MW are added to ECAR during this time as well.

________________
/6/ New capacity shown in Table 8 excludes 930 MW of new plant development by Genco.
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TABLE 8
--------------------------------------------------------------------------------
NEW CAPACITY ADDED BY 2004 - BY PROJECT
--------------------------------------------------------------------------------

                                                        NEW            RDI
                                            PRIME     CAPACITY       ONLINE             PROJECT
NAME                                ST      MOVER       MW             DATE             STATUS
---------------------------------------------------------------------------------------------------------
AmerenUE / Meramec CTG2               MO       CT             50      Jun-00     Advanced Development
CalEnergy / Cordova Energy            IL       CC            537      Jan-01     Under Construction
Dynegy / Rocky Road Power             IL       CC            250      Jun-99     Operating
EEI Joppa CTs                         IL       CT            155      Jun-00     Advanced Development
Elwood Energy                         IL       CT            600      Jul-99     Operating
Enron / Lincoln Energy Center         IL       CT            668      Jun-00     Under Construction
Illinois Power / Havana CTs           IL       CT            238      Jun-99     Restart of reserved units
Illinois Power / Tilton               IL       CT            176      Jun-99     Operating
LS Power / Kendall County             IL       CC          1,100      Jun-01     Firm Contracts
Madison Gas & Electric Wind           WI      WND              3      Jun-99     Operating
NRC Cogen (Equistar)                  IL       CT            117      Jun-99     Operating
Reliant / Neoga                       IL       CT            350      Jun-00     Advanced Development
SkyGen Energy / De Pere Energy        WI       CT            179      Jun-99     Operating
SkyGen Energy / Rockgen Energy        WI       CT            300      Jun-01     Site, Reg Approv, Infra.
Southern Energy / Neenah              WI       CT            525      Jun-00     Advanced Development
Southwestern / St. Elmo               IL       CT             45      Jun-00     Advanced Development
Soyland / Alsey                       IL       CT            120      Jun-00     Operating
Trigen / St Louis Cogen (Ashley)      MO       CC             15      Jun-99     Operating
Trigen / Tuscola                      IL       CC              6      Jan-00     Operating
New CTs - site unidentified           IL       CT            575      Jun-02     Planned
New CTs - site unidentified           IL       CT            326      Jun-03     Planned
Wisconsin Energy / Fond Du Lac Wind   WI       WND           0.3      Jan-00     Operating
WPS Resources / Kewaunee Wind         WI       WND             3      Jan-00     Operating
WPS Resources / West Marinette        WI       CT             83      Jun-00     Site, Reg Approv, Infra.
------------------------------------------------------------------------------------------------------------
TOTAL NEW CAPACITY BY JAN 2004:                            6,421

It is important to note that the projects listed in Table 8 do not represent the sum total of capacity added in RDI's modeling efforts. They simply represent those new capacity projects that are explicitly modeled in RDI's electricity market model, IREMM. The IREMM model will add additional capacity as it is needed to maintain target reserve margins in the region. As a result of planned additions, shown in Table 8, IREMM does not add additional capacity until 2004 and beyond in MAIN.

Cost of New Generation Technologies

The cost of new generation technologies has been determined through RDI's work with other developers and a review of publicly available documents. These assumptions are shown in Table 9. In an effort to decrease heat rates and increase efficiency, combustion turbine (CT) technology has made substantial technological progress in the last five years.


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TABLE 9
--------------------------------------------------------------------------------
COST OF NEW TECHNOLOGIES ($2000)
--------------------------------------------------------------------------------


                          COMBINED   COMBUSTION    COAL
                           CYCLE      TURBINE      PLANT
--------------------------------------------------------------
CONSTRUCTION PERIOD       2 YEARS     1 YEARS     3 YEARS
INITIAL CAPITAL COSTS       500         350         900
($/KW)
VARIABLE O&M ($/MWH)        1.2           5*        1.5
FIXED O&M ($/KW-YR)          19           5          20
AVAILABILITY FACTOR          92%         95%         88%
HEAT RATE                 7,000      11,100       9,000
--------------------------------------------------------------
*Variable O&M for combustion turbines consists primarily of start-up costs.

After 2010, RDI's modeling assumes that advanced series turbines are developed and implemented in newly constructed combined cycle and combustion turbine plants. These turbines are characterized by a 10% improvement in heat rates (6,300 for combined cycle units and 9,800 for combustion turbines). Table 10 shows the cost and heat rate of new combined cycle and combustion turbine plants from 2000-2020. The cost of building a new gas plant is assumed to decrease 1% in real terms each year of the forecast. This applies to both current and advanced vintage turbines.

TABLE 10
--------------------------------------------------------------------------------
ANNUAL COST AND HEAT RATE OF NEW TECHNOLOGIES ($2000)
--------------------------------------------------------------------------------
              Combined Cycle       Combustion Turbine
           Cost       Heat Rate   Cost       Heat Rate
Year      ($/kW)      (Btu/kWh)  ($/kW)      (Btu/kWh)
--------------------------------------------------------------
 2000        500        7,000        350        11,100
 2001        495        7,000        347        11,100
 2002        490        7,000        343        11,100
 2003        485        7,000        340        11,100
 2004        480        7,000        336        11,100
 2005        476        7,000        333        11,100
 2006        471        7,000        330        11,100
 2007        466        7,000        326        11,100
 2008        462        7,000        323        11,100
 2009        457        7,000        320        11,100
 2010        453        7,000        317        11,100
 2011        448        6,300        314         9,800
 2012        444        6,300        311         9,800
 2013        439        6,300        308         9,800
 2014        435        6,300        304         9,800
 2015        431        6,300        301         9,800
 2016        426        6,300        298         9,800
 2017        422        6,300        296         9,800
 2018        418        6,300        293         9,800
 2019        414        6,300        290         9,800
 2020        410        6,300        287         9,800
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RDI made the following assumptions with regard to the financing of new power plant additions:

Debt Financing: 50%
Nominal Cost of Debt: 8.5%
Nominal After Tax ROE: 15.0%
Marginal Income Tax Rate: 37%
Depreciation Schedule: MACRS

DEMAND ASSUMPTIONS

For the MAIN region, RDI used peak demand and energy forecasts from the North American Electric Reliability Council's (NERC) compilation of EIA-411 data in its Electricity Supply & Demand software (revision date April 1, 1999). After 2008 (the last year of NERC projections), demand and energy growth was set at the average annual growth rates for the NERC forecast period (i.e. 1999-2008).

Aggregate annual energy and peak demand for these regions were then allocated to individual utility load/market areas in the IREMM model based on percentages of retail sales attributed to each utility market area. Historical retail sales were taken from 1997 EIA Form 861 filings as compiled in RDI's POWERdat database system.

Table 11 shows the peak demand and energy forecast RDI used in MAIN. MAIN has experienced 3.5% annual peak demand growth over the last 7 years. Some of this high growth is attributable to unusually warm weather; weather-normalized demand growth is estimated at 2.5% per year, equaling the national average. The NERC forecasts slower growth over the next eight years, roughly 1.4% annually through 2008. RDI used 1997 FERC Form 714 hourly load filings for each planning area to simulate the shape of hourly demand profiles in each IREMM market area.

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     TABLE 11
     ---------------------------------------------------------------------------
     DEMAND AND ENERGY FORECAST FOR MAIN
     ---------------------------------------------------------------------------

              Summer Peak  Annual %  Winter Peak  Annual %             Annual %
       Year       MW        Growth        MW       Growth   Energy GWh  Growth
     ---------------------------------------------------------------------------
         1990   40,740                 32,461                197,326
         1991   41,598       2.1%      33,420       3.0%     205,880     4.3%
         1992   38,819      -6.7%      31,289      -6.4%     200,250    -2.7%
         1993   41,956       8.1%      34,966      11.8%     208,340     4.0%
         1994   42,562       1.4%      33,999      -2.8%     213,803     2.6%
         1995   45,782       7.6%      35,734       5.1%     224,380     4.9%
         1996   46,402       1.4%      37,162       4.0%     234,300     4.4%
         1997   45,887      -1.1%      34,973      -5.9%     236,143     0.8%
         1998   47,509       3.5%      37,410       7.0%     244,073     3.4% HISTORY
     8-YR AVG                1.9%                   1.8%                 2.7%
     4-YR AVG                2.8%                   2.4%                 3.4%
     ---------------------------------------------------------------------------
         1999   47,875       0.8%      38,170       2.0%     242,197    -0.8% FORECAST
         2000   48,618       1.6%      39,019       2.2%     245,561     1.4%
         2001   49,208       1.2%      39,574       1.4%     248,794     1.3%
         2002   49,838       1.3%      40,034       1.2%     251,787     1.2%
         2003   50,578       1.5%      40,711       1.7%     255,361     1.4%
         2004   51,439       1.7%      40,848       0.3%     258,617     1.3%
         2005   52,314       1.7%      41,552       1.7%     262,849     1.6%
         2006   53,122       1.5%      42,205       1.6%     266,661     1.5%
         2007   53,815       1.3%      42,742       1.3%     270,850     1.6%
         2008   54,670       1.6%      43,451       1.7%     274,054     1.2%
         2009   55,474       1.5%      44,071       1.4%     277,843     1.4%
         2010   56,291       1.5%      44,703       1.4%     281,684     1.4%
         2011   57,119       1.5%      45,343       1.4%     285,578     1.4%
         2012   57,894       1.4%      45,926       1.3%     289,526     1.4%
         2013   58,746       1.5%      46,585       1.4%     293,529     1.4%
         2014   59,610       1.5%      47,251       1.4%     297,587     1.4%
         2015   60,489       1.5%      47,929       1.4%     301,701     1.4%
         ---------------------------------------------------------------------------

     RESERVE REQUIREMENTS

     RDI developed reserve equilibrium levels for the MAIN region based on historical requirements and an analysis of loss-of-load expectation (LOLE). The loss-of-load expectation represents the probability of curtailing demand owing to a generation shortfall. This probability is multiplied by the value of lost load (VOLL), expressed in $/MWh, which represents the economic cost to buyers of interruptions in supply. For its analysis, RDI assumed that VOLL is $10,000/MWh; the reliability required reserve margin is relatively insensitive to this value. The VOLL multiplied by hourly LOLE is an hourly capacity value; that is, it represents the value of having an additional megawatt of generating capacity in the region. The sum of this hourly capacity value over all hours of the year is the annual capacity value, in $/MW.

     RDI used iterative IREMM runs to estimate annual capacity value for each region varying reserve margins from 9% to 21%. The reserve margin yielding capacity value equal to the annual cost of new combustion turbine capacity was used as the reserve margin for each region. These inferred reserve margins were taken as relative to each

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

     region rather than absolute. They were calibrated to match known results of more detailed analyses in a small number of benchmark regions.

     The results of this process were used to determine the minimum reserve margins required for reliability purposes through 2004. The reserve equilibrium level after 2004 was set 1% below the targets through 2004, assuming a moderate improvement in availability factors at peak of existing generation. For the MAIN region, this results in reserve margins of 15% through 2004, declining to 14% thereafter.

     TRANSMISSION PRICING

     RDI reflected pricing associated with a hypothetical regional transmission organization (RTO) such as the Midwest ISO by eliminating the pancaking of transmission tariffs between MAIN members. A $2.50 per MWh non-firm transmission tariff for transmission within MAIN is applied. This data is based upon RDI analysis of OASIS data. RDI assumed that all MAIN utilities are subject to this pricing. While the actual timing of a single transmission entity encompassing MAIN is uncertain, RDI believes that an RTO pricing regime is likely over the majority of the study period as discussed in the Midwest ISO section of the report in the MAIN Overview.

     COAL PRICE FORECAST

     RDI develops plant specific coal price forecasts for every power plant in the country. This forecast is based upon analysis of coal supply/demand fundamentals, existing coal and transportation contracts, transportation options, emission allowance prices, coal quality, boiler design options, and derate penalties for use of subbituminous coal where applicable. In sum, each power plant's coal supply options are evaluated and RDI selects the lowest cost option.

     Key assumptions that drive RDI's forecast include contractual shipments, SO2 allowance prices, transportation options, and FOB mine prices. Each of these assumptions is discussed below.

     CONTRACT SHIPMENTS
     Existing coal contracts are forecast to continue at historic volumes through the contract expiration date (except where noted). Future delivered costs of contracted volumes are projected using historical price trends. Upon the expiration of the contract, volumes are replaced by the least expensive delivered coal available to the plant.

     SULFUR DIOXIDE ALLOWANCE PRICES
     Each coal type has a sulfur emission cost calculated based on the sulfur content, scrubber efficiency at each plant (if any), and the forecast value of SO\\2\\ emission allowances. This

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-34

                                                    RDI Consulting  .  FT ENERGY
--------------------------------------------------------------------------------

     approach increases the cost of higher sulfur coal relative to lower sulfur coal. Allowance prices and the sulfur content of a coal also play a role in determining the dispatch of individual power plants.

     TRANSPORTATION
     Transportation costs for various coal source regions are developed for each coal plant. Actual transportation rates are used where known on existing movements, and others are modeled where no prior movements have occurred. The transport cost model takes into account such factors as the coal source region, distance to plant, delivery options at the plant, and transportation productivity improvement. Transportation rates in real terms decline at various rates that range between 1.6% and 0.4%. Western rail shipments decline at an average rate of 1.25% per year while eastern rail rates average 1.05% decline per year.

     MINE PRICES
     FOB mine prices for each major supply region are taken from RDI's December 1999 Outlook for Coal and Competing Fuels. In general low sulfur prices are forecast to decline approximately 1.5% per year over the forecast time horizon whereas high sulfur prices are forecast to decline approximately 2.3% per year (in real terms). An exception to these generalities is the forecast price of SPRB coal. Premium quality SPRB coal is forecast to rise during the 1999 to 2005 time period, as an anticipated surge in demand and slightly higher mining costs drives pricing higher during that time period. Table 12 summarizes FOB mine coal price forecasts by region and coal quality.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-35

                                                    RDI Consulting  .  FT ENERGY
--------------------------------------------------------------------------------

      TABLE 12
     ---------------------------------------------------------------------------
     FOB MINE COAL PRICE FORECAST  ($2000/TON)
     ---------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------
                       LBSO2/               LBSO2/
       BTU/LB          MMBTU       BTU/LB*  MMBTU*  1998    1999   2000      2001    2005    2010  2015    2020
     -----------------------------------------------------------------------------------------------------------
     CENTRAL APPALACHIA
       ## 12500      *** 1.2        12,928   1.07   27.88   25.47  25.12    24.85   24.07   23.09  22.42   21.93
       ## 12500      1.21 - 1.7     12,867   1.45   26.75   24.27  23.91    23.62   22.79   21.75  21.02   20.46
       ## 12500      1.71 - 2.5     12,846   2.01   25.50   22.69  21.94    21.64   20.76   19.66  18.86   18.22
       ** 12500      *** 1.2        12,128   1.09   25.64   24.01  23.51    23.25   22.53   21.60  20.98   20.52
       ** 12500      1.21 - 1.7     11,988   1.47   24.13   22.88  22.10    21.84   21.07   20.11  19.43   18.91
       ** 12500      1.71 - 2.5     11,986   2.05   23.80   21.40  21.21    20.93   20.08   19.02  18.24   17.62
     SOUTHERN APPALACHIA
       ** 12000      *** 1.2        11,510   1.00   27.95   26.77  26.54    26.25   25.43   24.39  23.68   23.16
       ** 12000      1.2 - 2.5      11,669   1.72   25.37   25.51  25.22    24.88   23.87   22.61  21.68   20.95
       ** 12000      # 2.5          11,825   3.65   24.33   23.64  23.00    22.60   21.34   19.81  18.63   17.64
     NORTHEASTERN APPALACHIA
       ## 12750      1.2 - 2.5      13,151   2.17   25.37   23.90  23.64    23.32   22.37   21.19  20.32   19.63
       ## 12750      # 2.5          13,169   3.45   23.81   21.08  20.76    20.40   19.26   17.88  16.81   16.06
       ** 12750      # 2.5          12,184   4.28   22.00   19.87  19.57    19.23   18.15   16.86  15.85   15.85
     OHIO
       ## 11500      # 2.5          12,234   6.11   19.47   18.34  17.64    16.93   15.63   15.45  15.28   15.28
       ** 11500      # 2.5          11,176   6.83   16.93   16.30  15.68    15.05   15.05   15.05  15.05   15.05
     ILLINOIS BASIN

       ## 11000      # 2.5          11,607   4.78   21.19   19.21  18.92    18.59   17.55   16.30  15.32   14.51
       ** 11000      # 2.5          10,686   5.02   18.90   18.01  17.73    17.43   16.45   15.28  14.36   13.60
     SOUTHERN PRB

       ## 8600       *** 1.2         8,849   0.75    4.60    4.92   5.05     5.17    5.74    5.42   5.17    4.97
       ** 8600       *** 1.2         8,528   0.81    3.46    3.77   3.87     3.96    4.40    4.15   3.96    3.81
     NORTHERN PRB

       ## 8800       *** 1.2         9,393   0.79    6.73    6.11   5.50     5.48    5.47    5.44   5.48    5.57
       ** 8800       1.2 - 2.5       8,733   1.72    5.95    5.60   5.58     5.55    5.48    5.39   5.36    5.38
     CENTRAL ROCKIES - CO

       ## 11500      *** 1.2        11,902   0.87   15.01   14.26  13.50    13.45   13.42   13.36  13.46   13.66
       ** 11500      *** 1.2        10,864   0.79   13.98   13.25  12.50    12.46   12.43   12.37  12.46   12.65
     CENTRAL ROCKIES - UT

       ## 11500      *** 1.2        11,951   0.79   17.08   16.56  16.25    16.19   16.16   16.08  16.20   16.45
       ** 11500      *** 1.2        11,339   0.71   16.52   15.98  15.92    15.82   15.63   15.37  15.29   15.33
     SOUTHERN WYOMING

       ** 10800      *** 1.2        10,043   1.04   13.72   13.88  13.86    13.81   13.78   13.72  13.82   14.03
       ** 10800      1.2 - 2.5       9,557   1.24   13.34   13.45  13.40    13.32   13.16   12.94  12.88   12.91
     FOUR CORNERS

       ## 9500       *** 1.2         9,858   0.90   16.21   16.20  16.14    16.04   15.85   15.58  15.51   15.55

     * AVERAGE BTU/LB AND LBSO2/MMBTU FOR SPOT COALS IN EACH QUALITY CATEGORY OVER THE 1997-1999 PERIOD
     **   LESS THAN
     #    MORE THAN
     ***  LESS THAN OR EQUAL TO
     ##   MORE THAN OR EQUAL TO

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-36

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

RDI's forecast delivered coal prices for Ameren's plants is shown in Table 13. Factors driving this forecast are discussed in the following section.

TABLE 13
--------------------------------------------------------------------------------
DELIVERED COAL PRICES FOR AMEREN PLANTS (2000 CENTS/MMBTU)
--------------------------------------------------------------------------------
                     PLANT

---------------------------------------------------------------
Year Coffeen   Grand Tower/1/  Hutsonville Meredosia     Newton
---------------------------------------------------------------
1997  183.68    120.49         126.62      184.08        186.69
1998  188.18    118.06         125.72      170.15        152.14
1999  189.10    104.49         111.47      106.51        129.16
2000  126.78    102.16         116.02      136.55        111.77
2001  125.05                   113.63      129.99        111.54
2002  123.34                   104.70      129.53        111.24
2003  121.60                   102.80      127.20        110.67
2004  119.89                   100.95      125.35        110.16
2005  118.17                    99.09      123.47        109.59
2006  116.44                    97.16      121.51        107.80
2007  114.71                    95.23      119.53        105.88
2008  113.08                    93.50      117.78        104.27
2009  111.54                    91.94      116.19        103.03
2010  109.98                    90.32      112.09        101.62
2011   97.53                    88.77      110.52        100.21
2012   96.19                    87.20      108.92         98.82
2013   94.65                    85.58      107.25         97.22
2014   93.31                    84.06      105.69         95.83
2015   91.90                    82.54      104.12         94.36
---------------------------------------------------------------
(1) Grand Tower is repowered to natural gas in mid-2001.

(2) 1999 values represent forecast rather than historical values.

GENCO COAL CONTRACTS
Coffeen - This plant has historically purchased mid-sulfur ILB coal, and has a 2 million ton per year contract with Exxon that was renegotiated in 1999. The contract covers all plant needs through 2010.

Grand Tower - No long-term contracts are in place at Grand Tower, a small plant that has exclusively purchased local, high sulfur ILB coal. The forecast assumes that the plant will be switched to natural gas in 2001.

Hutsonville - Hutsonville purchases small amounts of local coal from high sulfur sources on a year-by-year basis. No significant changes are anticipated in fuel sources or prices.

Newton - This plant recently switched from Colorado and Indiana bituminous coal to nearly 100% SPRB coal in early 1999. Ameren terminated existing contracts with previous bituminous coal suppliers in late 1999.

Meredosia - This plant has traditionally purchased ILB coal from Exxon's Monterrey mine under a long-term contract extending through 2009. The contract coal currently delivers to the plant at very competitive cost levels.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-37
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

INCREMENTAL FUEL COST

Ameren provided RDI with its 1999 incremental fuel cost for each generating unit in AmerenUE and AmerenCIPS. These incremental fuel costs are used for determining the dispatch price of each generating unit in hourly operations. RDI used the incremental fuel cost for purposes of determining dispatch, escalating this cost at the same rate as shown in its average fuel price forecast for each plant shown above.

ENVIRONMENTAL ASSUMPTIONS

FUTURE SO\\2\\ REQUIREMENTS Phase II of EPA's Acid Rain Program began on January 1, 2000. Provisions for SO\\2\\ control are divided into two phases. Phase I is currently in effect for 263 coal units and oil units in the U.S. Phase II of the Acid Rain program applies to all coal and oil plants greater than 25 MW.

RDI's modeling establishes a baseline for SO\\2\\ emissions. RDI then constructs a marginal cost curve for additional SO\\2\\ removal, including a plant by plant analysis of scrubbing and fuel switching options. An SO\\2\\ allowance forecast is established by calculating the additional SO\\2\\ emissions to be removed beyond the baseline and applying that amount against the marginal cost of removing emissions. This also provides a forecast of capital expenditures for SO\\2\\ compliance at specific power plants. Figure 17 shows RDI's SO\\2\\ allowance price forecast. SO\\2\\ allowance prices have been depressed to levels significantly below marginal cost. To account for this depression in current markets, RDI assumes historical average annual prices for a starting point, ramping up to long-run marginal costs of SO\\2\\ control over a period of three years.

FIGURE 17
--------------------------------------------------------------------------------
SO\\2\\ ALLOWANCE PRICE FORECAST ($2000 PER TON)
--------------------------------------------------------------------------------

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-38

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FUTURE NO\\X\\ REQUIREMENTS There is a great deal of uncertainty regarding potential requirements for controlling Nitrogen Oxide (NO\\x\\) emissions from generating units. The ability to determine the future cost of NO\\x\\ requirements is impaired by uncertainties regarding the implementation of EPA's NO\\x\\ SIP Call, Section 126 petitions to address ozone transport between states, individual state programs to attain 1 hour ozone standards, and on-going lawsuits alleging new source review violations at specific plants.

Notably, RDI's base case assumes emissions trading for NO\\x\\ takes place only within the currently existing Ozone Transport Commission (OTC) states. RDI specifies two separate regional NO\\x\\ emission control schemes:

Northeast OTC States
 . 2 Phase allowance trading program
  . Summertime cap declines to 0.15 lb/mmBtu emission rate in 2003
  . Forecast additional emission controls based on trading program for 2003 and beyond

Midwest and Southeast states (including states in MAIN)
 . State by State NO\\x\\ Programs
  . Programs start in 2003 set at 0.25 lb/mmBtu summertime emission rate . Forecast additional emission controls based on system-wide averaging plans

This regulatory scenario is expected to result in minimal compliance requirements for the Genco's units. The repowering of Grand Tower into natural-gas fired units creates reductions in system average NO\\x\\ rates that fulfills much of the Genco's projected compliance obligations. The Coffeen facility is forecast to install Selective Catalytic Reduction (SCR) to reduce NO\\x\\ emissions, and the Newton facility is forecast to install low- NO\\x\\ burners and optimize boiler operations. These measures are expected to fulfill the compliance requirements of the Genco even under the tightest NO\\x\\ budgets implemented by EPA. Because Illinois is not within the OTC, the Genco's units are not directly affected by NO\\x\\ emissions trading.

GAS PRICE FORECAST

RDI developed a gas price forecast to provide a projection of gas prices for the Eastern Interconnect by blending published forecasts from leading forecasting agencies. For this purpose, it was necessary to forecast commodity costs at two price hubs and assign uniform basis differentials from those hubs to gas-fired facilities in the regions analyzed for this study.

Commodity costs were derived from three publicly available gas forecasts. RDI blended these forecasts at two major supply points in the Eastern U.S., Henry Hub, and Chicago Hub. Henry Hub is currently the primary natural gas price point for the Eastern U.S.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-39

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

Chicago Hub will become increasingly important in the future, as it becomes a major offloading point for Canadian gas. RDI's analysis blended forecasts from the WEFA's 1999 Natural Gas Long-Term Outlook, DRI/Standard & Poors 1999 Natural Gas Outlook, and Energy Information Administration's (EIA) 2000 Annual Energy Outlook (AEO). /7/

Basis differentials vary from year to year and season to season depending on pipeline capacity and other factors affecting supply and demand. For this forecast, a three-year average of historic basis differentials, as derived from price surveys published in Gas Daily, was used to calculate constant transportation differentials in the forecast.

Natural gas prices at Henry Hub are projected to grow at 1.2% per year in real terms from 1999 to 2010. The price of natural gas in real dollars escalates from $2.40/mmBtu in 1999 to $2.73/mmBtu in 2010. See Table 14 and Figure 18.

_________________
/7/ EIA does not directly report a Henry Hub price, but does publish an average wellhead cost for gas. Over the last nine years average wellhead costs have typically been 0.17 cents/Mcf lower than Henry Hub prices. This differential was added in every year to the EIA average wellhead forecast, and then converted to mmBtu by dividing the result by 1.0269 - the conversion factor 1 Mcf = 1.0269 mmBtu.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

TABLE 14
--------------------------------------------------------------------------------
HENRY HUB AND MAIN DELIVERED PRICE PROJECTIONS ($2000 PER MMBTU)
--------------------------------------------------------------------------------

                    WEFA HENRY
                     HUB 1999      EIA HENRY HUB   DRI HENRY HUB     BLENDED
                   NATURAL GAS      ESTIMATE AEO   1999 NATURAL     HENRY HUB      MAIN DELIVERED
   YEAR              OUTLOOK            2000       GAS OUTLOOK      FORECAST       PRICE FORECAST
   ----------------------------------------------------------------------------------------------
   1995                 $1.88           $1.88        $1.88             $1.88
   1996                 $3.01           $3.01        $3.01             $3.01
   1997                 $2.71           $2.65        $2.65             $2.67
   1998                 $2.21           $2.21        $2.21             $2.21
   1999                 $2.38           $2.37        $2.45             $2.40             $2.47
   ----------------------------------------------------------------------------------------------
   2000                 $2.51           $2.42        $2.76             $2.56             $2.63
   2001                 $2.53           $2.42        $2.45             $2.47             $2.53
   2002                 $2.47           $2.42        $2.41             $2.44             $2.50
   2003                 $2.49           $2.46        $2.43             $2.46             $2.52
   2004                 $2.53           $2.52        $2.41             $2.49             $2.55
   2005                 $2.60           $2.60        $2.37             $2.52             $2.58
   2006                 $2.64           $2.69        $2.38             $2.57             $2.63
   2007                 $2.68           $2.77        $2.40             $2.62             $2.67
   2008                 $2.72           $2.83        $2.43             $2.66             $2.71
   2009                 $2.76           $2.85        $2.47             $2.69             $2.75
   2010                 $2.80           $2.87        $2.51             $2.73             $2.78
   2011                 $2.84           $2.89        $2.55             $2.76             $2.82
   2012                 $2.86           $2.92        $2.61             $2.79             $2.85
   2013                 $2.87           $2.94        $2.66             $2.82             $2.88
   2014                 $2.88           $2.96        $2.71             $2.85             $2.90
   2015                 $2.90           $2.98        $2.76             $2.88             $2.93
   2016                 $2.91           $3.00        $2.81             $2.91             $2.96
   2017                 $2.93           $3.02        $2.86             $2.94             $2.99
   2018                 $2.94           $3.03        $2.91             $2.96             $3.02
   2019                 $2.96           $3.05        $2.96             $2.99             $3.04
   2020                 $2.97           $3.08        $3.01             $3.02             $3.07
   ----------------------------------------------------------------------------------------------

   % Chg 99-2010          1.5%            1.8%         0.2%              1.2%              1.1%
   % Chg 99-2020          1.1%            1.3%         1.0%              1.1%              1.0%
   ----------------------------------------------------------------------------------------------

FIGURE 18


                             [GRAPH APPEARS HERE]


________________________________________________________________________________
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-41

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 19
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    [MAP]

TABLE 15
--------------------------------------------------------------------------------
AVERAGE BASIS DIFFERENTIALS FOR GAS PRICE FORECAST
--------------------------------------------------------------------------------

   YEAR                  CHI - HH      NYC - HH     BR - HH     FGT- HH     NYC  - CHI    NE - NYC
   --------------------------------------------------------------------------------------------------
   1997                     $0.13         $0.38       $0.32       $0.21        $0.24        $0.06
   1998                     $0.07         $0.27       $0.25       $0.19        $0.20        $0.06
   1999                     $0.05         $0.33       $0.28       $0.24        $0.27        $0.05
   --------------------------------------------------------------------------------------------------
   SERIES AVG.              $0.13         $0.39       $0.33       $0.22        $0.29        $0.18
   --------------------------------------------------------------------------------------------------
   3 YEAR AVG.              $0.08         $0.32       $0.28       $0.22        $0.24        $0.06
   ==================================================================================================

   YEAR                  NYC - IQ      NYC - BR     BR - CHI   CHI - VENT    NIAG - CHI   IQ - NIAG
   --------------------------------------------------------------------------------------------------
   1997                     $0.13         $0.06       $0.19       $0.26         $0.07       $0.04
   1998                     $0.05         $0.02       $0.18       $0.13         $0.04       $0.11
   1999                     $0.05         $0.05       $0.23       $0.11         $0.08       $0.15
   --------------------------------------------------------------------------------------------------
   SERIES AVG.              $0.02         $0.05       $0.20       $0.21         $0.07       $0.28
   --------------------------------------------------------------------------------------------------
   3 YEAR AVG.              $0.08         $0.04       $0.20       $0.16         $0.06       $0.10
   ==================================================================================================

   PRICE POINTS
   ---------------
   BR - BROAD RUN,WV                        NE - NEW ENGLAND CITY GATES
   CHI - CHICAGO HUB, IL                    NIAG - NIAGARA FALLS, NY
   FGT - FLORIDA GATES  VIA FGT,FL          NYC - NEW YORK CITY HUB
   HH - HENRY HUB, LA                       VENT - VENTURA, IA
   IQ - IROQUOIS (ZONE 2), NY

________________________________________________________________________________
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-42

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

The constant basis differentials used in this analysis are shown in Table 15 and Figure 19. The differentials are calculated as the difference between the average annual price at the pricing point from the average price at the pricing hub in each year. Historical prices were examined for as many years as recorded by Gas Daily. This varies by price location. Some price points had historical data from as distant as 1990. All pricing points had data from at least 1996. The series average shown in Table 15 represents the average basis over the recorded price history at that point. RDI used the three year average to complete its forecast.

GENCO CONTRACTUAL OBLIGATIONS

Although Ameren is establishing the Genco as an unregulated wholesale generation company, the generating assets of the Genco are not subject to wholesale market pricing for 100% of their output. During the first five years of operation, the Genco will provide much of its capacity and energy under bilateral contracts to customers in MAIN and ECAR. Major customers of the Genco include the following:

 .    The AmerenCIPS Disco, which will remain an all requirements customer of the
     Genco through 2004, paying a fixed price for capacity and energy (this contract represents approximately 83% of the total capacity under contract);
 .    Five municipalities in Missouri formerly taking power from AmerenUE, four of which will terminate by the end of 2002 and one which will terminate in mid-2004;
 .    Archer Daniels Midland, which will take power through mid-2003; and

 .    CILCO, which will take power during the five peak months of each year through 2003.

None of these customer's contracts are directly with the Genco. Some of the agreements are with Ameren's Marketing Company, and some are with the Disco, which in turn has an agreement with Marketing Company. In each case, the Marketing Company then has a "back to back" agreement with the Genco. In addition, in each case the load obligation for these contracts remains with the Genco, and all revenues accruing from these contracts is passed through to the Genco. The Marketing Company will act as the Genco's agent for all sales of power from Genco assets into the wholesale markets. While these revenues and associated costs are passed on to the Genco, the Genco incurs no costs and receives no revenues for the power marketing activities of the Marketing Company not explicitly linked to the Genco's assets or the contracts the Genco serves.

After 2004, most of the wholesale contracts of the Genco will terminate. Two longer term agreements will remain in place: a 65 MW dispatchable contract with the Wabash Valley Power Association expires in 2011, and a minimum take agreement with the Illinois

________________________________________________________________________________
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-43
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

Municipal Energy Agency expires in 2014. Table 16 summarizes the forecast of expected demand, energy, and revenues for these agreements./8/


TABLE 16

-------------------------------------------------------------------------------
DEMAND,  ENERGY, AND REVENUE FORECAST FOR EXISTING GENCO WHOLESALE AGREEMENTS
-------------------------------------------------------------------------------

                                                                 Revenues
Year      Demand (MW)           Energy (GWh)                     ($000)
-------------------------------------------------------------------------------
2000           3,190                 14,723                      497,205
2001           3,141                 15,760                      531,925
2002           2,940                 14,675                      496,994
2003           2,657                 12,610                      439,963
2004           2,263                 10,959                      392,591
2005             174                    965                       28,935
2006             174                    965                       28,935
2007             173                    958                       28,747
2008             171                    950                       28,471
2009             171                    950                       28,471
2010             171                    950                       28,471
2011             171                    950                       28,471
2012             106                    500                       15,882
2013             106                    500                       15,882
2014             106                    500                       15,882
2015               -                      -                            -
2016               -                      -                            -
2017               -                      -                            -
2018               -                      -                            -
2019               -                      -                            -
2020               -                      -                            -
-------------------------------------------------------------------------------

Revenues from the Genco's contracts are highest in 2000-2002, when most of its installed capacity is committed. Both revenues and loads under contract decline after 2002 as contracts expire; the expiration of the Disco supply agreement at the end of 2004 leaves the Genco with only a small set of existing contracts to serve. Although the strategy of the Genco is to renew or extend the bilateral contracts upon expiration, the model assumes that all sales are made in the spot market after the expiration of the existing contracts.

RDI assumed that the Genco would need to supply all of its contract obligations in each hour before it could sell its excess capacity and energy in regional wholesale markets. Additionally, the Genco is allowed to supply its contract obligations with lower-cost energy available to it from its Joint Dispatch Agreement (JDA) with AmerenUE and with economy purchases from the wholesale markets. Under the JDA, each of the Genco and AmerenUE has a first call on excess energy available from the other company in order to meet load requirements. This system energy transfer is priced at marginal cost. AmerenEnergy, as the Genco's agent, can also make economy purchases from the wholesale markets to supplement the Genco's own generating capacity. RDI's estimates of wholesale market transactions for the Genco assumed dispatch of AmerenUE's plants at

______________

/8/ Appendix A contains a more detailed breakout of the Genco's existing wholesale contracts.

________________________________________________________________________________
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-44
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

projected market prices but did not attempt to model the positive or negative effects that the JDA may have on the Genco's future revenues.



--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                        B-45
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                                                      RDI Consulting . FT ENERGY
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Methodology Overview

In general, most electricity market consultants will utilize one of three different pricing models to predict competitive wholesale market prices. These models are as follows:

 .    Reserve Requirement Model: In this model, which is the approach utilized by
     RDI, a reserve requirement is imposed on each load serving entity (LSE) in proportion to its load. To meet this requirement, the load serving entity must enter into contracts with generators or procure its obligation through a "capacity exchange" that is operated by a central clearing house, such as an Independent System Operator (ISO). In such a model, a generator will receive two separate payment streams. The first stream is an energy price that is determined by the hourly interaction of supply and demand in the spot market. The second stream is the capacity price that is determined by the separately run capacity auction. This stream could be determined on a monthly, seasonal, or annual basis. Such a market is currently operating in the Pennsylvania-New Jersey-Maryland Interconnection (PJM), the New York Power Pool (NYPP), and the New England Power Pool (NEPOOL).

 .    Explicit Capacity Adder Model: This model is similar to the reserve requirement model in that market rules dictate that capacity will be priced separately. One difference between these models is that, in an explicit capacity adder model, retail suppliers do not have an obligation to secure capacity. Also, the "capacity premium" is calculated on an hourly basis rather than on a monthly or annual basis. The explicit capacity adder model is currently employed in the United Kingdom (U.K.) electricity market. In this model, all generators submit bids to a central clearing exchange, specifying how much power they are willing to commit at a given price during the next 24 hours. Generators have the potential to earn revenues from two different payment streams. The first payment stream is received for actual kilowatt-hour sales into a central power exchange (or spot market). This price is determined by the bid of the highest cost unit selected to supply power during each hour. This price is commonly referred to as the system marginal price. The second payment stream is commonly referred to as the capacity payment. This additional payment is equal to the value of lost load multiplied by the loss of load probability. It is paid to all generators available during the hour. The value of lost load is determined administratively by the central pool. The loss of load probability is a function of the forecast demand and the amount of generation available to meet that demand.

 .    Energy Only Model: In this model, the hourly price of electricity is determined purely through the interaction of supply and demand without the interference of administratively determined installed reserve requirements or a separate capacity payment. In the other two model structures, the hourly price in the spot market is

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     always set by the highest cost unit (on a variable cost basis) dispatched to meet demand (assuming no participant can exert market power). The key distinction of the energy only model is that during some peak hours of demand, the price would instead be set by the marginal cost of an outage to customers. If regulators could estimate precisely the value of lost load on an hourly basis and customers could curtail demand, the energy only model market would result in pricing that is very similar to the explicit capacity adder model. Moreover, if a regulator precisely predicted the reserve requirement found in the energy only model, the reserve requirement and energy only models would achieve similar annual prices for electricity.

In theory, each of these model structures results in similar prices on an annual basis. Also, a mix of these market structures can exist. For instance, in an energy only market bilateral transactions will exist between generators and marketers where capacity and energy may be priced separately.

ENERGY MARKET MODEL

RDI employs an analytical approach that is based on the reserve requirement model. First, RDI simulates the interaction of the energy market using IREMM. This model performs many of the functions typically associated with electric power production simulation programs such as marginal cost dispatching and maintenance scheduling.

IREMM's methodology relies on the following concepts:

Incremental Production Cost    The incremental cost of production is the cost of
---------------------------
producing an additional MWh of energy. To minimize costs, an efficient dispatch center will dispatch its lowest cost generating units first. In the bulk power market, a profit-maximizing company will produce energy as long as its incremental cost of production is less than the additional revenue obtained from the sale of that energy. Thus, if it can sell energy externally for more than its incremental cost of production, the company will continue to produce after its own load has been met. On the other hand, if the company can buy the energy it needs to meet its load for less than the cost of its own generation, the company will maximize profit by making the purchase. In general, IREMM assumes a company always bids its generation at its marginal cost of production.

Supply and Demand   Initially, units are dispatched to meet each individual
-----------------
company's internal load. Once these loads are served with their available resources, the quantities of surplus energy available for sale and the quantities of displaceable energy can be calculated at various price levels. From these prices and quantities, IREMM develops supply and demand curves for each company. Energy supply and demand are balanced on an hourly basis.

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Market Clearing Prices The basic premise of IREMM is that market forces exist
----------------------
and determine prevailing bulk power prices. Together with the cost of transmitting energy between any two companies, the interactions of the supply and demand functions determine the market clearing prices. These market prices represent a spatial equilibrium where supply and demand are satisfied simultaneously. Market clearing prices emerge as each system attempts to maximize its "gains," defined as the sum of profits on sales and savings on purchases.

Important outputs from the IREMM model that are used in this analysis include:

 .    Hourly energy market prices for the MAIN region,

 .    Capacity factors for existing and new power plants of the Genco,

 .    Calculations of hourly load served under contract by the Genco,

 .    Calculations of hourly market opportunities to buy from and sell into the wholesale markets to maximize the Genco's profitability, and

 .    Estimates of the amount of new capacity added to the grid in each year in
     MAIN.

CAPACITY PRICE MODEL

During the next step of the modeling process, RDI incorporates the results from IREMM into a capacity price-forecasting model. The resulting capacity price is calculated as: the amount of additional revenue required to keep enough generation available to meet demand plus the reserve requirement. Each power plant in a region is ranked according to the plant's operating profit - taking into account only spot market revenues and variable operating costs. Consider a hypothetical low cost coal plant. Such a plant is likely to achieve a contribution margin as high as $50 per kW-yr (energy market revenues less variable fuel and O&M). Accordingly, this plant covers its cash operating costs from energy market revenues alone. Assuming perfect competitive conditions, its bid into the capacity market will be close to zero.

Next, consider a combustion turbine. This plant will achieve only a small contribution margin in the energy market since it only runs economically a few hours of the year because of its higher operating cost. When it does run, it is normally the price setting unit, receiving only its short-run marginal costs. Therefore, it must recover the rest of its cash costs from the capacity market if it is going to continue to be financially viable. It is this break-even figure that determines the bid price of each generator in the capacity market.

The capacity price model makes two additional calculations. First, the model calculates the break-even costs (including annualized investment costs and return on equity) for new generating technologies. If the break even price for a new plant is lower than the market clearing price of capacity, then the model adds new capacity to the grid and the energy

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market model is run again. The type of capacity added in each year is determined by the overall profitability of competing generation technologies. This analysis of new generator profitability takes into account our assumptions regarding improvements in heat rates and the capital costs of constructing new plants. It is also a dynamic process in that the type of additions from one market scenario to another may differ. Second, the model determines which plants cannot recover their cash costs from the market; these plants are retired if they cannot generate positive cash flows over a period of several years.

Any new retirements or capacity additions resulting from the capacity price model are put back into the IREMM model, and the model is re-run. This process is continued until a converged solution is reached.

The capacity price model does not explicitly reflect revenues from ancillary services such as spinning reserve, black start, or voltage support. To the extent generators receive revenues from these services, these revenues would allow generators to reduce their capacity revenue requirement. Generators do not therefore receive additional revenues from ancillary services.

To summarize, the overall modeling approach accounts for the factors that affect all markets: supply, demand, and transport capability. Ultimately, the model ensures that prices reach a level that enables all generators within the required reserve margin to recover their cash operating costs./9/ Over the long term new capacity is built only if and when it is profitable to do so. Selecting the mix of capacity additions that result in the lowest overall prices while still maintaining generator profitability minimizes overall cost.






_____________________

/9/ After a power plant is built, cash operating costs include fuel, operation and maintenance expenses, and capital replacement costs that are required to keep the plant operating and available. Before a power plant is built, cash costs include these costs as well as investment costs and a return on capital.

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Base Case Electricity Price Forecast



Table 17 shows RDI's annual electricity price forecast for the MAIN region - the region in which the Genco will buy and sell capacity and energy. Separate capacity and energy price streams are forecast in each year (as described in the Methodology section), which can be combined and expressed as a total price for firm electricity. The respective drivers of energy and capacity prices are shown below.

TABLE 17

ELECTRICITY PRICE FORECAST FOR SOUTHERN ILLINOIS ($2000)
           ----------------------------------------------------------------
           ENERGY PRICES ($/MWh)        CAPACITY PRICES
           ----------------------------------------------------------------
                                                     Energy
                                          Capacity  Equivalent
                                            Rate       Rate     TOTAL PRICE
   Year    Off-peak  On-peak   Average   ($/kW-yr)    ($/MWh)     ($/MWh)
=============================================================================
     2000      17.09     23.33      21.13     19.34       3.68          24.81
     2001      17.06     22.41      20.52     22.98       4.37          24.90
     2002      16.81     22.01      20.18     57.01      10.85          31.02
     2003      16.46     21.77      19.90     56.48      10.75          30.64
     2004      16.19     21.60      19.69     56.23      10.70          30.39
     2005      16.25     22.40      20.23     55.01      10.47          30.70
     2006      16.38     22.78      20.52     54.59      10.39          30.91
     2007      16.42     23.13      20.76     54.26      10.32          31.09
     2008      16.83     23.92      21.42     53.75      10.23          31.64
     2009      16.94     24.30      21.71     53.41      10.16          31.87
     2010      17.15     24.43      21.86     53.36      10.15          32.01
     2011      17.20     24.92      22.20     50.61       9.63          31.83
     2012      17.17     25.07      22.28     50.39       9.59          31.87
     2013      17.30     25.45      22.45     50.22       9.55          32.00
     2014      17.71     25.81      22.96     49.77       9.47          32.42
     2015      17.98     25.99      23.16     48.84       9.29          32.34
     2016      17.81     26.04      23.14     48.54       9.24          32.37
     2017      18.40     26.55      23.67     45.84       8.72          32.40
     2018      18.64     26.77      23.90     45.05       8.57          32.47
     2019      18.64     26.81      23.93     44.87       8.54          32.47
     2020      19.04     27.19      24.31     42.48       8.08          32.40
=============================================================================
* Capacity prices are converted to equivalent $/MWh values assuming a load factor of 60%.

ELECTRICITY PRICE DRIVERS

Energy Prices. Energy prices in the MAIN region are influenced primarily by two factors. The first factor is fuel prices. Baseload coal and nuclear power plants set the price of power during nearly 80% of the hours in 2000-2001. Peaking plants set prices during the remainder of the period. However, natural gas is forecast to increasingly represent the marginal generating fuel in MAIN as growth in demand is forecast to be met by new

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gas-fired capacity. The most efficient combined cycle plants in the region are forecast to run during 35% of the hours of the year by 2005, 55% of the hours by 2010, and 70% by 2020. The greater prominence of natural gas in setting prices tends to put upward pressure on prices. From 2002-2012, natural gas prices are projected to increase at a rate of 1.2% annually.

However, despite increased gas prices, energy price growth over the forecast horizon is minimal. This is attributable to the amount of new gas-fired peaking and intermediate generation coming on-line during this period. Between 1999 and 2001, a total of 7,400 MW of gas-fired generation is forecast to come on-line in MAIN. This generation displaces less efficient existing peaking generation and reduces reliance on imported power during peak demand periods. These factors put downward pressure on the on-peak energy price in the early years of the forecast and in later years this factor tempers the impact of gas price increases.

Capacity Prices. Capacity prices represent the firm reliability component of the total electricity price. If the market determines that capacity is scarce, capacity prices will rise to a level high enough to encourage additions of new capacity. Conversely, if the market finds capacity in surplus, capacity prices will fall to levels that ensure recovery of fixed costs less operating profits of the existing units required to meet reliability standards./10/ The two primary drivers of capacity prices are therefore the relative scarcity or surplus in capacity, and the expected cost of new capacity.

Because of the rapid influx of capacity additions, principally peaking combustion turbines, RDI projects that MAIN will enter a period of regional surplus capacity over the next four years. During this period, reserve margins will range from 17-20%, 2-5% higher than the 15% reserve equilibrium level indicated by studies of customer interruption. This results in low capacity prices from 2000-2001. Reduced capacity additions after 2000 and demand growth in MAIN and neighboring ECAR creates capacity scarcity by 2002, causing prices to rise to levels associated with new plant construction.

RDI expects the cost of new capacity to decline in real terms over the study period./11/ This factor places downward pressure on capacity prices.

Summary of Drivers - Total Price. The combination of factors associated with energy and capacity prices drives RDI's total electricity price forecast. Capacity surplus results in low prices in 2000-2001. As growth in demand absorbs surplus capacity, prices increase beginning in 2002. After that time, increases in natural gas prices are offset by declines in

_________________

/10/ Conditions of scarcity and surplus are defined with respect to reserve requirements, discussed in the Base Case Assumptions section of this report.

/11/ Expectations for new technology cost and efficiency is discussed in greater detail in the Base Case Assumptions section of this report.

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capacity prices to result in average annual growth of approximately 0.2%. Figure
20 shows total annual on-peak and off-peak electricity prices.

FIGURE 20
ON-PEAK AND OFF-PEAK ELECTRICITY PRICE FORECAST ($2000 PER MWH)

                                    [CHART]

Notes: On-peak price is composed of on-peak energy price and capacity price at an assumed 60% load factor. 1999 values are historical, 2000 forward are projections.

COMPARISON TO CURRENT MARKET PRICES

RDI's price forecast for 2000 is significantly lower than historic wholesale prices in the region. According to price information collected by Megawatt Daily, the average round the clock price in the MAIN region in 1999 was $32.99 per MWh, approximately 30% higher, in today's dollars, than RDI's forecast for the year 2000, and 6% higher than RDI's forecast for 2002. The average On-peak price was $42.74 per MWh and the Off-peak price was $13.50 per MWh.

Comparison to the current forward curve is more difficult because there is not yet a liquid forward curve (i.e. heavily traded futures contract) in the MAIN region. The two most liquid trading hubs that are close to Illinois are Cinergy and TVA. TVA has not sold a futures contract for the summer of 2000. The Cinergy hub is trading at $125 per MWh for delivery in August 2000. A total of 147 contracts were entered into, indicating a thin market./12/ This price is well above RDI's comparable on-peak forecast price of $69 per MWh for August 2000, described below. Less than 0.3% of the power required to meet peak demand is currently projected to be met by power traded through forward contracts.

____________
/12/ A contract typically calls for delivery of 1 MW per hour of the contract month, or 744 hours in the case of August 2000 delivery.

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     RDI believes that the amount of capacity that will be available this summer will dampen price spikes seen in the last two summers. Participants in forward markets clearly discount the effect of new generation, and seek price insurance against the historically observed spikes.

     It is also important to note that RDI's price forecast presents expected prices under average conditions in a liquid market, which tends to discount the possibility of price spikes such as those observed in the Midwest during the last two summers. While the 1999 summer saw lower price spikes than 1998, price levels were high enough to present significant risks to wholesale traders. It is RDI's belief that those price spikes were driven in part by specific events and the gradual development of liquid wholesale trading markets. Transmission constraints, forced outages, and unusual weather combined to create generation-constrained situations. Matched up with institutional issues such as the lack of uniform transmission line relief procedures, and uneven progress on deregulation, this situation creates the possibility for continued price spikes in the future. RDI's forecast does not account for these types of conditions.

     Converting RDI's Forecast to Comparable Forward Prices As summarized above, RDI forecasts wholesale market prices as two separate components - energy and capacity. These two components, when added together, comprise the total value of electricity. The energy price represents the spot price of non-firm power. The capacity price represents the premium that must be paid to assure firm supply or to acquire electricity supply during times of shortages. Energy prices are projected in terms of dollars per megawatt hour. Capacity prices are projected first in dollars per kilowatt year, and then allocated to a specified number of hours to obtain values in dollars per megawatt hour. For example, a capacity price of $52 per kW-yr, when allocated over 100% of the 8,760 hours in a year is equivalent to $5.90 per MWh. If the average energy price over the year is $20.00 per MWh, then the average price of firm power over the year is $25 .90 per MWh. This is the value of firm baseload power.

     On an hourly basis, capacity has a value of zero in the vast majority of hours. These include all hours in non-peak months, weekends, and off-peak hours of every day. Even some prices during on-peak hours of peak months will have a 12 A contract typically calls for delivery of 1 MW per hour of the contract month, or 744 hours in the case of August 2000 delivery. capacity value of zero. Capacity has a non-zero value in only 10% or fewer of the hours of the year. A capacity price of $52 per kW-yr, when allocated over 10% of the hours in a year, is equivalent to $59 per MWh. If energy prices are, say, $5.00 per MWh higher on average during peaking hours than the all-hours average, then the total price of firm peaking power is $84 per MWh ($20 + $5 + $59).

     Total firm prices show a sharply pronounced seasonal profile. One place to observe this is in futures prices. Futures prices typically reflect little value for capacity during nine of the 12 forward months. The fundamental concept underlying capacity prices is reliability.

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     Capacity prices are highest in hours, days, and months when the risk of curtailment owing to a generating capacity shortfall is highest. Studies of hourly loss-of-load-probability (LOLP) show that almost all of the hours with non-zero LOLP are concentrated in only two or three months of the year.

     Figure 21 shows RDI's forecast using a methodology approximating the forward curve observed on a NYMEX contract./13/ RDI's review of LOLP research indicates that the annual value of capacity should be allocated 22% to June, 12% to July, 65% to August, and 1% to September. Again, current prices for next summer delivery are greater than $100 per MWh, compared to RDI's price projections of $69 per MWh in 2000.

     FIGURE 21
     ---------------------------------------------------------------------------
     MONTHLY FORWARD CURVE, 2000 (ON PEAK $/MWH)
     ---------------------------------------------------------------------------


                             [GRAPH APPEARS HERE]


     SUPPLY/DEMAND BALANCE

     Electricity demand growth in the Midwest has been at or slightly above national averages over the last several years, and is forecast to remain so in the near future. Until last year, additions of new capacity did not keep pace with demand growth, creating significant volatility in wholesale markets and contributing to summertime price spikes observed over the last two years. Over the past year, increased power plant development has resulted in high levels of new construction in the Midwest. Due to perceived locational advantages for siting and permitting, and the expectation of lower gas pricing and greater diversity of gas supply, much of this new development has been sited in the MAIN region. To account for these factors and the historical correlation between wholesale pricing in MAIN and ECAR, RDI analyzed the supply and demand balance of both regions as a whole, rather than looking at MAIN as an isolated region.

     _________________

     /13/ On-Peak prices represent the average of prices during the On-Peak and Mid-Peak periods of each day, usually 16 hours. Off-peak prices represent the annual average of prices during the remaining load hours.

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     Taken as a whole, MAIN and ECAR have a combined reserve target of 15.7%
     through 2004, which drops to 14.7% for the remainder of the period. Table 18 illustrates that MAIN and ECAR have surplus capacity in 2000 and 2001, which is driven by capacity additions in both regions. From 2002-2003, the regions taken together meet their reserve requirement with a slight capacity surplus in MAIN and a slight capacity scarcity in ECAR. After 2003, both regions have achieved individual supply equilibrium. These dynamics underpin RDI's expectation that MAIN's projected local surplus of capacity is likely to be short term.

     TABLE 18
     ---------------------------------------------------------------------------
     CAPACITY BALANCE AND RESERVE MARGINS FOR MAIN AND ECAR
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------------
              Installed Capacity   Capacity Additions     Peak Demand           Reserve Margins (%)
     ---------------------------------------------------------------------------------------------------
                                                                                               MAIN/ECAR
     Year       MAIN     ECAR       MAIN       ECAR      MAIN      ECAR     MAIN       ECAR     Combined
     ---------------------------------------------------------------------------------------------------
     2000      53,946   109,200     3,981     3,870     48,618    96,946    19.1%     16.6%       17.5%
     2001      56,776   113,613     2,469       195     49,208    98,786    20.4%     15.2%       16.9%
     2002      58,201   113,205       575     2,199     49,838   100,646    17.9%     14.7%       15.7%
     2003      58,731   115,856       326     2,050     50,578   102,342    16.8%     15.2%       15.7%
     2004      58,978   117,913       197     2,275     51,439   103,611    15.0%     16.0%       15.7%
     2005      58,942   119,795       696     2,166     52,314   106,053    14.0%     15.0%       14.7%
     2006      59,630   121,952       929     1,655     53,122   107,485    14.0%     15.0%       14.7%
     2007      60,474   123,601       875     1,639     53,815   108,904    14.0%     15.0%       14.7%
     2008      61,343   125,152       981     2,459     54,670   110,966    14.0%     15.0%       14.7%
     2009      62,317   127,604       923     2,209     55,474   112,881    14.0%     15.0%       14.7%
     2010      63,235   129,806       937     2,238     56,291   114,821    14.0%     15.0%       14.7%
     2011      64,165   132,036       951     2,285     57,119   116,801    14.0%     15.0%       14.7%
     2012      65,110   134,313       889     2,398     57,894   118,879    14.0%     15.0%       14.7%
     2013      64,838   136,702     2,132     2,361     58,746   120,924    14.0%     15.0%       14.7%
     2014      66,468   139,056     1,487     2,401     59,610   123,006    14.0%     15.0%       14.7%
     2015      67,947   141,448     1,010     2,445     60,489   125,124    14.0%     15.0%       14.7%
     2016      68,951   143,884     1,018     2,486     61,377   127,278    14.0%     15.0%       14.7%
     2017      69,963   145,488     1,042     3,404     62,285   129,471    14.0%     15.0%       14.7%
     2018      70,998   148,882     1,050     2,570     63,200   131,698    14.0%     15.0%       14.7%
     2019      72,042   151,443     1,064     2,616     64,128   133,964    14.0%     15.0%       14.7%
     2020      73,100   154,050     1,085     2,663     65,075   136,273    14.0%     15.0%       14.7%
     ---------------------------------------------------------------------------------------------------

     It should also be noted that given the current supply/demand balance (including projected capacity additions), RDI believes it is more profitable to build a combustion turbine than it is to build a combined cycle plant in MAIN. MAIN and ECAR both have high levels of competitive baseload generation relative to load and demand growth. In MAIN and ECAR, more than 80% of the capacity consists of coal-fired, nuclear, or hydro facilities. The relative scarcity of peaking capacity creates a profitable niche for combustion turbines. While demand growth creates some opportunities for intermediate units such as combined cycles, RDI projects that the majority of capacity additions will be combustion turbines. Expected near term capacity additions follow this trend as well.

     Capacity Additions  Table 19 contains a summary of forecast capacity
     ------------------
     additions. These numbers include the new capacity explicitly added by RDI as discussed in the Base Case Assumptions section and incremental capacity added by IREMM. Over the next decade nearly 13,000 MW of new capacity additions are likely to be required in MAIN. To the

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     extent this new capacity is not added and scarcity becomes acute, prices may rise substantially higher than forecast by RDI. However, it is RDI's expectation that in these events developers will respond to the price signals sent by the market and that enough new capacity additions will be made to keep the region in long-term supply equilibrium.

     TABLE 19
     ---------------------------------------------------------------------------
     BREAKDOWN OF FORECAST CAPACITY ADDITIONS IN MAIN
     ---------------------------------------------------------------------------

                                                                                         CAPACITY
               CURRENT       CURRENT         ADVANCED         ADVANCED        TOTAL        PRICE
     YEAR    VINTAGE CT'S  VINTAGE CC'S        CT'S             CC'S        ADDITIONS     $/kW-yr
     --------------------------------------------------------------------------------------------
      2000      3,725          256                 -                -          3,981      19.34
      2001        852        1,617                 -                -          2,469      22.98
      2002        575            -                 -                -            575      57.01
      2003        326            -                 -                -            326      56.48
      2004        (78)         255                 -                -            177      56.23
      2005        418          278                 -                -            696      55.01
      2006        557          372                 -                -            929      54.59
      2007        525          350                 -                -            875      54.26
      2008        589          392                 -                -            981      53.75
      2009        554          369                 -                -            923      53.41
      2010          -            -               562              375            937      53.36
      2011          -            -               571              380            951      50.61
      2012          -            -               533              356            889      50.39
      2013          -            -             1,279              853          2,132      50.22
      2014          -            -               892              595          1,487      49.77
      2015          -            -               606              404          1,010      48.84
      2016          -            -               611              407          1,018      48.54
      2017          -            -               625              417          1,042      45.84
      2018          -            -               630              420          1,050      45.05
      2019          -            -               638              426          1,064      44.87
      2020          -            -               651              434          1,085      42.48
     --------------------------------------------------------------------------------------------
     TOTAL     8,043         3,890             7,599            5,066         24,597

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-56

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

     Table 20 breaks down annual capacity additions, retirements, and cumulative additions of capacity in the MAIN region.

TABLE 20
--------------------------------------------------------------------------------
FORECAST CAPACITY ADDITIONS AND RETIREMENTS IN MAIN
--------------------------------------------------------------------------------

                                                                 CUMULATIVE
           BEGINNING    CAPACITY                         NET         NET
 YEAR       OF YEAR     ADDITIONS    RETIREMENTS/1/   ADDITIONS   ADDITIONS
-----------------------------------------------------------------------------
 2000        53,946        3,981            85          3,896       3,896
 2001        56,756        2,469         1,171          1,298       5,194
 2002        58,201          575         1,024           (449)      4,745
 2003        58,731          326            45            281       5,026
 2004        58,978          177            79             98       5,124
 2005        58,942          696           213            483       5,607
 2006        59,630          929             -            929       6,536
 2007        60,474          875            77            798       7,334
 2008        61,343          981             -            981       8,315
 2009        62,317          923             -            923       9,238
 2010        63,235          937             -            937      10,175
 2011        64,165          951             -            951      11,126
 2012        65,110          889             -            889      12,015
 2013        64,838        2,132         1,154            978      12,993
 2014        66,468        1,487           495            992      13,985
 2015        67,947        1,010             -          1,010      14,995
 2016        68,951        1,018             -          1,018      16,013
 2017        69,963        1,042             -          1,042      17,055
 2018        70,998        1,050             -          1,050      18,105
 2019        72,042        1,064             -          1,064      19,169
 2020        73,100        1,085             -          1,085      20,254
-----------------------------------------------------------------------------
1. Includes expiration of firm purchases from neighboring regions.


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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-57
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     Electricity Price Forecast Sensitivity Analysis

     RDI relies on several analytical assumptions in forecasting electricity market prices and unit generation. However, changes in fundamental market variables may create substantial changes in operating results for a wholesale generation company such as the Genco. Sensitivity analysis is the principal tool by which the business risk associated with these variables can be most reasonably characterized. RDI performed sensitivity analysis on the following variables:

     . To reflect the potential volatility of fuel markets, natural gas prices in each year were increased and decreased by 25% relative to Base Case levels, and coal prices were increased and decreased by 10%, and;

     . To represent the possibility of capacity additions well in excess of historical reserve margins (i.e., overbuilding), 4,000 MW of new capacity was assumed to come on-line in MAIN (including 1,200 MW of combined cycle and 2,800 MW of combustion turbines) and 2,300 MW of new capacity was assumed to come on-line in ECAR (all combustion turbines), over and above Base Case levels. This level of additions assumes that every new power plant proposed in MAIN actually gets built by developers.

     Changes in fuel prices have the single greatest effect on electricity market prices. The level of overbuilding specified results in reserve margins in MAIN exceeding 25% through 2003.

     SUMMARY OF MARKET PRICE RESULTS

     Table 22 shows the relative change in annual market prices from the Base Case. Appendix C shows the breakdown of prices into peak, off-peak, energy, and capacity components for each scenario. Key results are as follows:

     . The High Fuel Price case results in market price increases of 9.0% in 2000, rising to 13.2% by 2010-2011, and moderating slightly thereafter. The effect of higher fuel prices tends to decline over time due to the penetration of more efficient natural gas-fired generation.

     . Conversely, the Low Fuel Price case results in prices 5.3% lower in 2000, falling to 12% lower by 2005, and falling below Base Case levels by as much as 15% thereafter. The penetration of more efficient technology has less effect on prices in the Low Fuel case, because the price advantage of more efficient units is lower in a low fuel price environment.

     . The Overbuild case results in depressed prices through 2003, declining by as much

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-58
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

     as 29% compared to the Base Case in 2002-2003. In the Overbuild case, load growth in the Midwest combined with a slower pace of capacity additions results in a return to Base Case price levels in 2004. Price results are similar to the Base Case after 2003.

FIGURE 22
--------------------------------------------------------------------------------
ELECTRICITY MARKET PRICE RESULTS FOR SENSITIVITY CASES
--------------------------------------------------------------------------------

                             [GRAPH APPEARS HERE]



The sensitivity analyses indicate that overbuilding has the greatest potential to reduce electricity prices in any given year. RDI believes that the potential for mild overbuilding exists in MAIN during 2000-2001; this is incorporated in the Base Case price forecast. If an additional 6,300 MW of capacity is added in MAIN and ECAR by 2001 as in the Overbuild case, a longer period of depressed prices could result. However even with a significant overbuild, load growth is sufficient to limit the length of time the market stays overbuilt. Table 21 illustrates that by 2004, MAIN and ECAR achieve supply equilibrium at the combined reserve margin of 15.7%, consisting of surplus capacity in MAIN, and deficient capacity in ECAR. Overall, MAIN and ECAR are likely to need over 35,000 MW of new capacity from 2000-2010, taking into account load growth and expected retirements.

Given the increasing competitive dynamics of the generation markets and the number of new entrants in the generation business, MAIN may experience overbuilt conditions at times over the next 20 years. During these periods the value of firm capacity may be diminished as shown in the Overbuild case, and in the Base Case to a lesser extent. However, RDI also believes that price spikes due to generation shortages are likely to occur as well. Over the duration of the 20-year period, average future electricity prices should approximate the long run marginal cost of electricity.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-59
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--------------------------------------------------------------------------------

     TABLE 21
     ---------------------------------------------------------------------------
     CAPACITY BALANCE IN ECAR AND MAIN - OVERBUILD CASE
     ---------------------------------------------------------------------------

               Installed Capacity      Capacity Additions       Peak Demand            Reserve Margins (%)
     -------------------------------------------------------------------------------------------------------------
                                                                                                         MAIN/ECAR
      Year      MAIN      ECAR         MAIN       ECAR      MAIN        ECAR        MAIN       ECAR      Combined
     -------------------------------------------------------------------------------------------------------------
       2000      53,947   108,700        5,181     5,270     48,618       96,946      21.6%     17.6%       18.9%
       2001      57,977   115,013        3,869     1,095     49,208       98,786      25.7%     17.5%       20.2%
       2002      60,801   115,505        1,975         0     49,838      100,646      26.0%     14.8%       18.5%
       2003      62,731   115,986          326         0     50,578      102,342      24.7%     13.3%       17.1%
       2004      62,978   116,019          197       269     51,439      103,611      22.8%     12.2%       15.7%
       2005      62,847   115,915            0     2,836     52,314      106,053      20.1%     12.0%       14.7%
       2006      62,847   118,742            0     2,576     53,122      107,485      18.3%     12.9%       14.7%
       2007      62,770   121,312            0     2,506     53,815      108,904      16.6%     13.7%       14.7%
       2008      62,770   123,726            0     3,438     54,670      110,966      14.8%     14.6%       14.7%
       2009      62,770   127,156          470     2,657     55,474      112,881      14.0%     15.0%       14.7%
       2010      63,232   129,804          940     2,240     56,291      114,821      14.0%     15.0%       14.7%
       2011      64,164   132,034          952     2,287     57,119      116,801      14.0%     15.0%       14.7%
       2012      65,110   134,314          889     2,397     57,894      118,879      14.0%     15.0%       14.7%
       2013      64,838   136,702        2,132     2,361     58,746      120,924      14.0%     15.0%       14.7%
       2014      66,468   139,056        1,487     2,401     59,610      123,006      14.0%     15.0%       14.7%
       2015      67,947   141,448        1,010     2,445     60,489      125,124      14.0%     15.0%       14.7%
       2016      68,951   143,884        1,018     2,486     61,377      127,278      14.0%     15.0%       14.7%
       2017      69,963   145,488        1,042     3,404     62,285      129,471      14.0%     15.0%       14.7%
       2018      70,998   148,883        1,050     2,570     63,200      131,698      14.0%     15.0%       14.7%
       2019      72,042   151,443        1,064     2,616     64,128      133,964      14.0%     15.0%       14.7%
       2020      73,100   154,050        1,085     2,663     65,075      136,273      14.0%     15.0%       14.7%
     ------------------------------------------------------------------------------------------------------------

     TABLE 22
     ---------------------------------------------------------------------------
     ELECTRICITY MARKET PRICE CHANGES RELATIVE TO THE BASE CASE
     ---------------------------------------------------------------------------

     Year       High Fuel    Low Fuel    Overbuild
    --------------------------------------------------
        2000           9.2%       -5.2%         -7.1%
        2001           9.7%       -6.2%         -9.4%
        2002           9.5%       -8.9%        -27.7%
        2003          10.2%       -7.9%        -26.7%
        2004          11.5%       -9.6%          0.2%
        2005          12.2%      -12.3%          0.3%
        2006          12.5%      -12.6%          0.4%
        2007          12.7%      -13.1%          0.6%
        2008          12.8%      -13.7%          0.7%
        2009          12.9%      -13.8%          0.8%
        2010          13.3%      -13.9%          0.6%
        2011          12.4%      -14.1%          0.4%
        2012          11.8%      -14.1%          0.6%
        2013          12.1%      -14.2%          0.7%
        2014          10.5%      -14.6%          0.1%
        2015          10.7%      -14.2%         -0.1%
        2016          11.1%      -14.2%          0.2%
        2017          11.2%      -13.7%          0.4%
        2018          11.3%      -13.6%         -0.3%
        2019          11.9%      -13.5%          0.2%
        2020          11.7%      -12.7%         -0.3%

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-60
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--------------------------------------------------------------------------------

     Summary of Genco Revenues and Operations

     The basecase price forecast provides the basis for RDI's forecast of the hourly revenues the Genco can expect to achieve through its sales of capacity and energy and the forecast capacity factors of its assets. The specific Genco assets included in this evaluation, along with their modeled capacity, is shown in Table 23./14/ The Genco's interactions with the wholesale markets are characterized as follows:

         . The Genco serves the capacity and energy requirements of its bilateral contracts, and receives fixed revenues from those contracts;
         . The Genco can sell capacity and energy above the requirements of its bilateral contracts into the spot wholesale markets;
         . During those periods when economy energy is available at lower prices than the Genco's marginal cost, the Genco can purchase economy energy to serve its bilateral contracts. Alternatively, economy energy may be available to the Genco through its JDA with AmerenUE.
         . The Genco's primary contract with the Disco expires after 2004. Other wholesale contracts expire over the course of the forecast, until 2014 when no current wholesale contracts remain.

     TABLE 23
     ---------------------------------------------------------------------------
     GENCO GENERATING ASSETS
     ---------------------------------------------------------------------------
     -------------------------------------------------------
                       Capacity  First Unit On  Last Unit On
     Plant               (MW)         line          line
     -------------------------------------------------------
     Newton               1,110         1977            1982
     Coffeen                900         1965            1972
     Meredosia              507         1948            1975
     Hutsonville            153         1940            1968
     Grand Tower/1/         190         1951            1958
     Grand Tower CC         492    June 2001               -
     Gibson City CTs        230    June 2000               -
     Pickneyville CTs       168    June 2000               -
     Kinmundy CTs           230     May 2001               -
     -------------------------------------------------------
     1. Retires in 2001 for CC repowering.

     Table 24 shows RDI's forecast of revenues for the Genco, which combines the bilateral contract forecast with RDI's forecast of the Genco's market transactions, including purchases and sales, over the forecast period. Prior to 2005, the Genco's bilateral contracts account for 79% of the Genco's total revenue. After 2005, the primary contract with the Disco expires and more than 95% of the Genco's revenues are assumed to be based on wholesale market prices. After 2014, all of the Genco's revenues are assumed to
___________________
/14/ The net dependable MW value used in RDI's analysis may differ slightly from other representations of capacity.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-61
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--------------------------------------------------------------------------------

be based on wholesale market prices. The Genco's average annual revenue growth (nominal) is projected at 4.1% annually through 2020.

Electricity supplied by the Genco increases through 2001 as its bilateral contracts go into effect, and then declines through 2004. Declines in generation used to serve wholesale contracts are not wholly offset by increased sales to wholesale spot markets. This is attributable to projected new capacity additions, which capture some generation from the Genco's assets. After 2004, the Genco experiences generation growth of 1.4% annually, approximately equal to forecast demand growth in MAIN.

The Genco's coal-fired generating assets, particularly Newton and Coffeen, experience near-term growth in generation compared to historical utilization levels. This is attributable mainly to reductions in the delivered price of coal to each of these plants (due to recent fuel contract re-negotiations), which improves their position in merit dispatch relative to their competitors in MAIN. Newton additionally benefits from a full switch to PRB coal, which has a lower environmental dispatch penalty than Illinois Basin coal due to its lower sulfur content. Appendix B to this report presents RDI's forecast of unit specific capacity factors in support of the Genco's overall electricity supply forecast.

TABLE 24

GENCO BASE CASE GENERATION AND REVENUE FORECAST ($ NOMINAL)

           Generation (GWh)                                           Revenues ($000)
=================================================================================================================================
           Power Sales                  Spot                          Power Sales                   Spot           Total
Year       Contracts     Spot Sales     Purchases      Total GWh      Contracts      Spot Sales     Purchases      Revenue
=================================================================================================================================
   2000          14,723           579         (269)           15,033          497,205         17,547       (5,333)      509,419
   2001          15,760           444         (421)           15,783          531,925         27,203       (8,327)      550,801
   2002          14,675         1,072         (218)           15,529          496,994         77,860       (4,131)      570,722
   2003          12,610         1,985          (92)           14,503          439,963        121,732       (1,763)      559,932
   2004          10,959         3,589          (50)           14,498          392,591        190,486         (976)      582,101
   2005             965        13,856           (0)           14,820           28,935        612,160           (8)      641,086
   2006             965        14,158           (0)           15,122           28,935        640,851           (7)      669,778
   2007             958        14,245           (1)           15,202           28,747        666,229          (12)      694,965
   2008             950        14,733           (0)           15,683           28,471        709,851           (8)      738,314
   2009             950        15,041           (0)           15,991           28,471        743,577           (6)      772,042
   2010             950        14,955           (0)           15,905           28,471        763,813           (7)      792,278
   2011             950        15,866           (0)           16,816           28,471        805,487         -          833,958
   2012             500        16,544           (0)           17,044           15,882        870,732         -          886,614
   2013             500        16,620           (0)           17,120           15,882        889,317         -          905,199
   2014             500        16,945           (0)           17,445           15,882        937,853         -          953,735
   2015             -          17,666          -              17,666              -          998,821         -          998,821
   2016             -          17,691          -              17,691              -        1,026,858         -        1,026,858
   2017             -          17,948          -              17,948              -        1,064,720         -        1,064,720
   2018             -          18,072          -              18,072              -        1,101,404         -        1,101,404
   2019             -          18,143          -              18,143              -        1,136,032         -        1,136,032
   2020             -          18,310          -              18,310              -        1,173,202         -        1,173,202
----------------------------------------------------------------------------------------------------------------------------------

GENCO GENERATION BY ASSET TYPE AND SENSITIVITY CASES

Each sensitivity case has varying outcomes for the Genco's operating results. The Genco's generating assets can be described in three categories: baseload generation, including the Newton and Coffeen stations, and Meredosia unit 3; intermediate generation, including

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-62

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

the Hutsonville and Grand Tower stations (both before and after repowering to natural gas), and Meredosia units 1 and 2; and peaking generation, including all of the Genco's new combustion turbine additions and the oil-fired Meredosia 4. The effect of each case on each category of the Genco's generating assets is described below. In general, the low fuel price case tends to reduce the generation of the Genco's mostly coal-fired assets, while high fuel prices tend to increase generation, primarily reflecting regional shifts in generation share between coal-fired units and combined cycle plants in each case.

Baseload generation Figure 23 shows the projected generation of the Genco's baseload assets under each scenario. The Genco's baseload generation declines slightly in 2003 in the base case scenario, as combined cycle competition captures some on-peak load the Genco was previously serving. This effect is much more pronounced in the low fuel price case, when the dispatch price of combined cycle units is competitive with coal-fired generation for a larger portion of the year. Conversely, the high fuel price case increases the competitiveness of baseload generation. Because the overbuild scenario does not introduce significant new competition to the Genco's baseload generators, its effect on baseload generation is minimal.

FIGURE 23

ANNUAL BASELOAD GENERATION BY CASE

Total Generation (GWh)


                             [GRAPH APPEARS HERE]


Intermediate generation Figure 24 shows the projected generation of the Genco's intermediate assets under each scenario. The general pattern of generation growth is attributable to load growth and the improving relative dispatch price of the Genco's coal-fired intermediate units (i.e., versus combined-cycle plants). Initial growth in intermediate generation is attributable to the conversion of Grand Tower to a higher capacity gas-fired unit in mid-2001.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-63

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 24

ANNUAL INTERMEDIATE GENERATION BY CASE


                             [GRAPH APPEARS HERE]


Peaking generation  Figure 25 shows the projected generation of the Genco's
------------------
peaking assets under each scenario. The addition of new peaking generation resources in mid-2001 causes the increase in generation from 2000-2001. In mid-2000, the Genco will complete construction of 170 MW of high-efficiency peaking units (LM6000 combustion turbines). These units capture additional peaking generation during times of low fuel prices, and give up some generation during times of high fuel prices. Through 2010, the Overbuild case results in the highest level of generation for the Genco's peakers. This is because the Overbuild case results in a greater weighting of peaking resources vs. new combined cycle plants than the base case, allowing the Genco's more efficient peakers to increase their generation share.

FIGURE 25

ANNUAL PEAKING GENERATION BY CASE


                             [GRAPH APPEARS HERE]


--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-64
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                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

Figure 26 shows the Genco's total generation for each case. Overall, the Genco gains generation when fuel prices rise, because of its relatively low-cost generation mix. Conversely, the Genco loses generation when declining gas prices allow gas-fired generation to compete with Genco's coal assets for load.

FIGURE 26

                             [GRAPH APPEARS HERE]


Figure 27 shows the Genco's total market-based sales under each case. Total sales grow as the Genco's wholesale contracts expire, with the largest growth taking place between 2004 and 2005. After 2014, all of the Genco's sales are market-based. The Genco tends to make more sales in the High Fuel Price case, because its predominantly coal based portfolio gains a greater cost advantage against gas fired plants. In the Low Fuel Price case, the Genco's cost advantage is eroded somewhat, and it makes fewer market sales.

FIGURE 27

ANNUAL MARKET BASED SALES BY CASE


                             [GRAPH APPEARS HERE]


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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-65

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

SUMMARY OF GENCO REVENUES

For purposes of assessing the effect of each sensitivity case on the Genco's revenues, it is useful to look at the results from two time periods: 2000-2004, when the large majority of the Genco's wholesale agreements are in effect, and 2005-2020, when the Genco's revenues are determined predominantly by market prices.

Figure 28 shows the Genco's annual revenues through 2004 under each sensitivity case. Through 2002, most of the Genco's output is needed to serve its wholesale contracts, leaving little exposure to changes in open market prices. The effect of each sensitivity case on total revenues is therefore small. From 2003-2004, the Genco is selling more of its output in the spot markets, and a greater range of revenues can be seen as a result. Figure 28 illustrates that the Overbuild case creates the highest risk of reduced revenues. By 2004, supply and demand in the Overbuild case are in balance, and the Overbuild revenues are similar to the Base Case.

FIGURE 28

TOTAL GENCO REVENUES BY CASE, 2000-2004 ($ NOMINAL)


                             [GRAPH APPEARS HERE]


Figure 29 shows the Genco's annual revenues from 2005-2020. As before, Overbuild case revenues are similar to the Base Case. This is due to the fact that by 2005, the market has reached a supply/demand equilibrium in the overbuild scenario. The range in total revenues from the High Fuel and Low Fuel cases grows from $220 million in 2005 to $340 million by 2019.

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MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-66

                                                      RDI Consulting . FT ENERGY
--------------------------------------------------------------------------------

FIGURE 29

TOTAL GENCO REVENUES BY CASE, 2005-2020


                             [GRAPH APPEARS HERE]


It is important to note the interaction between revenues and net cash flow for each of the sensitivity cases./15/ For the High Fuel and Low Fuel cases, changes in the Genco's fuel costs tend to offset changes in general market prices. For example, while higher market prices in the High Fuel case increase the Genco's market revenues, a higher fuel bill offsets this increase. Overall, the Genco benefits when increased gas prices drive market prices up. Conversely, net cash flows fall when gas prices drive market prices down. Most notably, when prices are low due to overbuilding, unit fuel prices do not offset revenue declines. The Overbuild case therefore presents the highest overall risk to net cash flow from market sales.



_____________________

 /15/ This report does not provide specific projections of net cash flow for the Genco.

--------------------------------------------------------------------------------
MIDWEST ELECTRICITY MARKET ANALYSIS                                         B-67

                                  Appendix A


                                       .

                   Genco Contract Load and Revenue Forecast

TABLE A.1
------------------------------------------------------------------------------
FORECAST OF GENCO CONTRACT LOADS AND REVENUES
------------------------------------------------------------------------------

    CIPS Disco            UE Municipals                Illinois Munis/Coops      Interchange Agreements/1/     Total
   --------------------------------------------------------------------------------------------------------------------------------
     Demand Energy  Revenues Demand  Energy  Revenues Demand  Energy   Revenues Demand Energy Revenues    Demand   Energy  Revenues
Year   (MW) (GWh)   ($000)   (MW)    (GWh)    ($000)   (MW)   (GWh)    ($000)   (MW)   (GWh)  ($000)      (MW)     (GWh)     ($000)
-----------------------------------------------------------------------------------------------------------------------------------
2000  1990   9512   346,180   229    1205    37,708    506    2,548    70,967   465  1458    42,350      3,190    14,723   497,205
2001  2020   9743   353,309   229    1224    38,353    427    2,160    64,893   465  2633    75,370      3,141    15,760   531,925
2002  2020   9754   353,549    24     134     3,014    431    2,154    64,904   465  2633    75,528      2,940    14,675   496,994
2003  2050   9826   357,211    24      78     1,758    118      553    17,855   465  2154    63,140      2,657    12,610   439,963
2004  2080   9956   362,137     0       0       -      118      553    17,864    65   450    12,589      2,263    10,959   392,591
2005     0      0       -       0       0       -      109      515    16,346    65   450    12,589        174       965    28,935
2006     0      0       -       0       0       -      109      515    16,346    65   450    12,589        174       965    28,935
2007     0      0       -       0       0       -      108      508    16,158    65   450    12,589        173       958    28,747
2008     0      0       -       0       0       -      106      500    15,882    65   450    12,589        171       950    28,471
2009     0      0       -       0       0       -      106      500    15,882    65   450    12,589        171       950    28,471
2010     0      0       -       0       0       -      106      500    15,882    65   450    12,589        171       950    28,471
2011     0      0       -       0       0       -      106      500    15,882    65   450    12,589        171       950    28,471
2012     0      0       -       0       0       -      106      500    15,882     0     0         -        106       500    15,882
2013     0      0       -       0       0       -      106      500    15,882     0     0         -        106       500    15,882
2014     0      0       -       0       0       -      106      500    15,882     0     0         -        106       500    15,882
2015     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
2016     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
2017     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
2018     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
2019     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
2020     0      0       -       0       0       -        -        -         -     0     0         -          -         -         -
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes sales of capacity and energy to CILCO, WVPA, and ADM

                                  Appendix B


                                       .

                  Summary of Genco Generating Unit Operations

                                  APPENDIX B

                           YEAR
GENERATING UNIT              2000   2001   2002   2003   2004   2005   2006   2007   2008   2009   2010   2011   2012   2013   2014
COFFEEN     1
CAPACITY (MW):                340    340    340    340    340    340    340    340    340    340    340    340    340    340    340
GENERATION (GWH):            1829   1922   1765   1500   1496   1583   1637   1654   1710   1761   1762   2047   2116   2120   2148
CAPACITY FACTOR %:             61%    65%    59%    50%    50%    53%    55%    56%    57%    59%    59%    69%    71%    71%    72%
SO2 EMISSIONS  (TONS):     17,999 18,910 17,363 14,761 14,724 15,577 16,107 16,272 16,826 17,327 17,339 10,612 10,972 10,933 11,137

COFFEEN     2
CAPACITY (MW):                560    560    560    560    560    560    560    560    560    560    560    560    560    560    560
GENERATION (GWH):            3373   3558   3402   2861   2815   2809   2891   2928   3015   3097   3107   3555   3592   3605   3660
CAPACITY FACTOR %:             69%    73%    69%    58%    57%    57%    59%    60%    61%    63%    63%    72%    73%    73%    75%
SO2 EMISSIONS (TONS):      32,790 34,588 33,072 27,813 27,365 27,307 28,104 28,464 29,310 30,107 30,204 18,211 18,400 18,467 18,749

GIBSON CITY   1
CAPACITY (MW):                115    115    115    115    115    115    115    115    115    115    115    115    115    115    115
GENERATION (GWH):              28     31     25     26     24     27     28     25     25     24     20     21     17     13     12
CAPACITY FACTOR %:              3%     3%     2%     3%     2%     3%     3%     3%     3%     2%     2%     2%     2%     1%     1%
SO2 EMISSIONS (TONS):           -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

GIBSON CITY   2
CAPACITY (MW):                115    115    115    115    115    115    115    115    115    115    115    115    115    115    115
GENERATION (GWH):              12     26     26     25     22     26     27     24     24     22     18     18     15     12     11
CAPACITY FACTOR %:              1%     3%     3%     2%     2%     3%     3%     2%     2%     2%     2%     2%     1%     1%     1%
SO2 EMMISSIONS (TONS):          -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

GRAND TOW CC   CC3
CAPACITY (MW):                       256    256    256    256    256    256    256    256    256    256    256    256    256    256
GENERATION (GWH):                    237    421    415    428    478    487    498    530    551    551    569    576    590    639
CAPACITY FACTOR %:                    11%    19%    19%    19%    21%    22%    22%    24%    25%    25%    25%    26%    26%    28%
SO2 EMISSIONS (TONS):           -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

GRAND TOW CC   CC4
CAPACITY (MW):                       256    256    256    256    256    256    256    256    256    256    256    256    256    256
GENERATION (GWH):                    320    466    417    416    480    489    482    515    532    535    588    592    606    653
CAPACITY FACTOR %:                    14%    21%    19%    19%    21%    22%    21%    23%    24%    24%    26%    26%    27%    29%
SO2 EMISSIONS (TONS):           -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

GRAND TOWER    3
CAPACITY (MW):                 85
GENERATION (GWH):             108
CAPACITY FACTOR %:             14%
SO2 EMISSIONS (TONS):       3,486      -      -      -      -      -      -      -      -      -      -      -      -      -      -

RDI CONSULTING                     FT ENERGY                                 B-1

                                  APPENDIX B

                         YEAR
GENERATING UNIT             2000   2001   2002   2003   2004   2005   2006   2007   2008   2009   2010   2011   2012   2013   2014
GRAND TOWER   4
CAPACITY (MW):               105
GENERATION (GWH):            246
CAPACITY FACTOR %:            27%
SO2 EMISSIONS (TONS):      6,928    -      -      -      -      -      -      -      -      -      -      -      -      -      -

HUTSONVILLE   3
CAPACITY (MW):                76     76     76     76     76     76     76     76     76     76     76     76     76     76     76
GENERATION (GWH):            128    128    107     98    107    138    144    147    167    176    172    205    209    218    241
CAPACITY FACTOR %:            19%    19%    16%    15%    16%    21%    22%    22%    25%    26%    26%    31%    31%    33%    36%
SO2 EMISSIONS (TONS):      3,471  3,471  2,639  2,462  2,685  3,455  3,608  3,673  4,195  4,413  4,315  5,138  5,238  5,459  6,050

HUTSONVILLE   4
CAPACITY (MW):                77     77     77     77     77     77     77     77     77     77     77     77     77     77     77
GENERATION (GWH):            152    150    127    111    119    149    155    162    183    195    194    222    237    251    284
CAPACITY FACTOR %:            23%    22%    19%    16%    18%    22%    23%    24%    27%    29%    29%    33%    35%    37%    42%
SO2 EMISSIONS (TONS):      4,062  4,014  3,128  2,745  2,950  3,685  3,826  4,001  4,528  4,828  4,803  5,480  5,851  6,203  7,019

KINMUNDY      1
CAPACITY (MW):                      115    115    115    115    115    115    115    115    115    115    115    115    115    115
GENERATION (GWH):                    21     25     27     23     27     28     26     27     25     18     19     15     13     12
CAPACITY FACTOR %:                    2%     2%     3%     2%     3%     3%     3%     3%     3%     2%     2%     1%     1%     1%
SO2 EMISSIONS (TONS):        -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

KINMUNDY      2
CAPACITY (MW):                      115    115    115    115    115    115    115    115    115    115    115    115    115    115
GENERATION (GWH):                    20     27     26     21     25     26     24     24     22     17     16     14     12     11
CAPACITY FACTOR %:                    2%     3%     3%     2%     3%     3%     2%     2%     2%     2%     2%     1%     1%     1%
SO2 EMISSIONS (TONS):        -      -      -      -      -      -      -      -      -      -      -      -      -      -      -

MEREDOSIA     1
CAPACITY (MW):                62     62     62     62     62     62     62     62     62     62     62     62     62     62     62
GENERATION (GWH):             95     94     77     73     84    104    106    114    125    131    126    135    144    156    179
CAPACITY FACTOR %:            17%    17%    14%    13%    15%    19%    19%    21%    23%    24%    23%    25%    27%    29%    33%
SO2 EMISSIONS (TONS):      1,996  1,868  1,425  1,383  1,593  1,975  2,017  2,165  2,383  2,507  2,775  2,980  3,178  3,445  3,940

MEREDOSIA     2
CAPACITY (MW):                62     62     62     62     62     62     62     62     62     62     62     62     62     62     62
GENERATION (GWH):             89     91     79     70     81    100    102    109    120    128    124    134    140    152    172
CAPACITY FACTOR %:            16%    17%    14%    13%    15%    18%    19%    20%    22%    24%    23%    25%    26%    28%    32%
SO2 EMISSIONS (TONS):      1,873  1,816  1,456  1,341  1,545  1,900  1,940  2,087  2,280  2,436  2,731  2,955  3,094  3,359  3,788

RDI CONSULTING                     FT ENERGY                                 B-2

                                  APPENDIX B

                         YEAR
GENERATING UNIT             2000     2001    2002      2003      2004       2005     2006      2007      2008     2009     2010
MEREDOSIA    3
CAPACITY (MW):                215     215      215      215       215        215      215       215       215      215      215
GENERATION (GWH):             629     822      676      446       447        531      605       634       711      781      755
CAPACITY FACTOR %:             33%     44%      36%      24%       24%        28%      32%       34%       38%      41%      40%
SO2 EMISSIONS (TONS):      10,047  12,355    9,484    6,439     6,454      7,671    8,726     9,144    10,267   11,266   12,584

MEREDOSIA    4
CAPACITY (MW):                168     168      168      168       168        168      168       168       168      168      168
GENERATION (GWH):              13       9        7        6         6          2        2         2         3        2        2
CAPACITY FACTOR %:              1%      1%       0%       0%        0%         0%       0%        0%        0%       0%       0%
SO2 EMISSIONS (TONS):           -       -        -        -         -          -        -         -         -        -        -

NEWTON       1
CAPACITY (MW):                555     555      555      555       555        555      555       555       555      555      555
GENERATION (GWH):            4118    4102     4114     4122      4083       4080     4081      4087      4102     4110     4093
CAPACITY FACTOR %:             85%     84%      85%      85%       84%        84%      84%       84%       84%      85%      84%
SO2 EMISSIONS (TONS):      13,937  13,883   13,924   13,951    13,819     13,809   13,812    13,832    13,883   13,910   13,853

NEWTON       2
CAPACITY (MW):                555     555      555      555       555        555      555       555       555      555      555
GENERATION (GWH):            4157    4161     4161     4152      4160       4102     4104      4114      4126     4130     4124
CAPACITY FACTOR %:             86%     86%      86%      85%       86%        84%      84%       85%       85%      85%      85%
SO2 EMISSIONS (TONS):      14,064  14,077   14,077   14,047    14,074     13,878   13,885    13,918    13,959   13,972   13,952

PINCKNEYVILLE  1-2
CAPACITY (MW):                 84      84       84       84        84         84       84        84        84       84       84
GENERATION (GWH):              31      43       31       30        34         38       39        41        44       45       40
CAPACITY FACTOR %:              4%      6%       4%       4%        5%         5%       5%        6%        6%       6%       5%
SO2 EMISSIONS (TONS):           -       -        -        -         -          -        -         -         -        -        -

PINCKNEYVILLE  3-4
CAPACITY (MW):                 84      84       84       84        84         84       84        84        84       84       84
GENERATION (GWH):              28      41       31       30        33         37       39        39        43       44       40
CAPACITY FACTOR %:              4%      6%       4%       4%        5%         5%       5%        5%        6%       6%       5%
SO2 EMISSIONS (TONS):           -       -        -        -         -          -        -         -         -        -        -

GENERATING UNIT             2011     2012    2013      2014
MEREDOSA     3
CAPACITY (MW):                215     215      215      215
GENERATION (GWH):             835     843      892      960
CAPACITY FACTOR %:             44%     45%      47%      51%
SO2 EMISSIONS (TONS):      13,918  14,060   14,877   15,999

MEREDOSA     4
CAPACITY (MW):                168     168      168      168
GENERATION (GWH):               2       1        2        2
CAPACITY FACTOR %:              0%      0%       0%       0%
SO2 EMISSIONS (TONS):           -       -        -        -

NEWTON       1
CAPACITY (MW):                555     555      555      555
GENERATION (GWH):            4089    4107     4103     4121
CAPACITY FACTOR %:             84%     84%      84%      85%
SO2 EMISSIONS (TONS):      13,839  13,900   13,887   13,948

NEWTON       2
CAPACITY (MW):                555     555      555      555
GENERATION (GWH):            4113    4127     4123     4138
CAPACITY FACTOR %:             85%     85%      85%      85%
SO2 EMISSIONS (TONS):      13,915  13,962   13,949   14,000

PINCKEYVILLE  1-2
CAPACITY (MW):                 84      84       84       84
GENERATION (GWH):              39      36       32       34
CAPACITY FACTOR %:              5%      5%       4%       5%
SO2 EMISSIONS (TONS):           -       -        -        -

PINCKEYVILLE  3-4
CAPACITY (MW):                 84      84       84       84
GENERATION (GWH):              40      37       33       35
CAPACITY FACTOR %:              5%      5%       4%       5%
SO2 EMISSIONS (TONS):           -       -        -        -

RDI CONSULTING                          FT ENERGY                           B-3

                                                                      APPENDIX B


GENERATING UNIT               2015    2016    2017    2018    2019    2020
COFFEEN   1
CAPACITY (MW):                 340     340     340     340     340     340
GENERATION (GWH):             2143    2157    2175    2193    2193    2206
CAPACITY FACTOR %:              72%     72%     73%     74%     74%     74%
SO2 EMISSIONS (TONS):       11,111  11,183  11,280  11,371  11,371  11,438

COFFEEN   2
CAPACITY (MW):                 560     560     560     560     560     560
GENERATION (GWH):             3654    3669    3718    3734    3739    3762
CAPACITY FACTOR %:              74%     75%     76%     76%     76%     77%
SO2 EMISSIONS (TONS):       18,718  18,795  19,046  19,128  19,153  19,271

GIBSON CITY    1
CAPACITY (MW):                 115     115     115     115     115     115
GENERATION (GWH):               12       9       9       7       7       7
CAPACITY FACTOR %:               1%      1%      1%      1%      1%      1%
SO2 EMISSIONS (TONS):            -       -       -       -       -       -

GIBSON CITY    2
CAPACITY (MW):                 115     115     115     115     115     115
GENERATION (GWH):               11       9      10       8       7       7
CAPACITY FACTOR %:               1%      1%      1%      1%      1%      1%
SO2 EMISSIONS (TONS):            -       -       -       -       -       -

GRAND TOW CC  CC3
CAPACITY (MW):                 256     256     256     256     256     256
GENERATION (GWH):              634     623     669     671     651     688
CAPACITY FACTOR %:              28%     28%     30%     30%     29%     31%
SO2 EMISSIONS (TONS):            -       -       -       -       -       -

GRAND TOW CC  CC4
CAPACITY (MW):                 256     256     256     256     256     256
GENERATION (GWH):              651     639     683     686     666     698
CAPACITY FACTOR %:              29%     28%     30%     31%     30%     31%
SO2 EMISSIONS (TONS):            -       -       -       -       -       -

GRAND TOWER   3
CAPACITY (MW):
GENERATION (GWH):
CAPACITY FACTOR %:
SO2 EMISSIONS (TONS):

RDI CONSULTING                                                         FT ENERGY

                                  APPENDIX B

GENERATING UNIT            2015     2016     2017     2018     2019      2020

GRAND TOWER    4
CAPACITY (MW):
GENERATION (GWH):
CAPACITY FACTOR %:
SO2 EMISSIONS (TONS):         -        -        -        -        -         -

HUTSONVILLE   3
CAPACITY (MW):               76       76       76       76       76       76
GENERATION (GWH):           276      280      297      309      323      341
CAPACITY FACTOR %:           41%      42%      45%      46%      48%      51%
SO2 EMISSIONS (TONS):     6,920    7,016    7,452    7,753    8,091    8,553

HUTSONVILLE   4
CAPACITY (MW):               77       77       77       77       77       77
GENERATION (GWH):           303      307      319      338      353      375
CAPACITY FACTOR %:           45%      46%      47%      50%      52%      56%
SO2 EMISSIONS (TONS):     7,481    7,600    7,892    8,347    8,728    9,262


KINMUNDY       1
CAPACITY (MW):              115      115      115      115      115      115
GENERATION (GWH):            12       10       10        8        8        8
CAPACITY FACTOR %:            1%       1%       1%       1%       1%       1%
SO2 EMISSIONS (TONS):         -        -        -        -        -        -

KINMUNDY       2
CAPACITY (MW):              115      115      115      115      115      115
GENERATION (GWH):            10        9        9        7        7        7
CAPACITY FACTOR %:            1%       1%       1%       1%       1%       1%
SO2 EMISSIONS (TONS):         -        -        -        -        -        -

MEREDOSIA      1
CAPACITY (MW):               62       62       62       62       62       62
GENERATION (GWH):           184      189      206      213      231      248
CAPACITY FACTOR %:           34%      35%      38%      39%      43%      46%
SO2 EMISSIONS (TONS):     4,044    4,156    4,538    4,703    5,O95    5,454

MEREDOSIA      1
CAPACITY (MW):               62       62       62       62       62       62
GENERATION (GWH):           186      189      207      213      233      243
CAPACITY FACTOR %:           34%      35%      38%      39%      43%      46%
SO2 EMISSIONS (TONS):     4,095    4,167    4,571    4,685    5,133    5,494

RDI CONSULTING                                                         FT ENERGY

                                     APPENDIX B


GENERATING UNIT          2015      2016     2017      2018      2019      2020

MEREDOSIA      3
CAPACITY (MW):            215       215      215       215       215       215
GENERATION (GWH):        1057      1080     1133      1198      1241      1278
CAPACITY FACTOR %:         56%       57%      60%       64%       66%       68%
SO2 EMISSIONS (TONS):  17,625    18,009   18,892    19,976    20,693    21,310

MEREDOSIA      4
CAPACITY (MW):            168       168      168       168       168       168
GENERATION (GWH):           8         9       10        11        11        13
CAPACITY FACTOR %:          1%        1%       1%        1%        1%        1%
SO2 EMISSIONS (TONS):     -         -        -         -         -         -

NEWTON         1
CAPACITY (MW):            555       555      555       555       555       555
GENERATION (GWH):        4145      4154     4158      4165      4161      4169
CAPACITY FACTOR %:         85%       85%      86%       86%       86%       86%
SO2 EMISSIONS (TONS):  14,029    14,059   14,073    14,096    14,083    14,110

NEWTON         2
CAPACITY (MW):            555       555      555       555       555       555
GENERATION (GWH):        4129      4136     4139      4144      4141      4148
CAPACITY FACTOR %:         85%       85%      85%       85%       85%       85%
SO2 EMISSIONS (TONS):  13,969    13,993   14,003    14,020    14,010    14,033

PINCKNEYVILLE  1-2
CAPACITY (MW):             84        84       84        84        84        84
GENERATION (GWH):          33        29       30        26        23        23
CAPACITY FACTOR %:          4%        4%       4%        4%        3%        3%
SO2 EMISSIONS (TONS):     -         -        -         -         -         -

PINCKNEYVILLE  3-4
CAPACITY (MW):             84        84       84        84        84        84
GENERATION (GWH):          33        30       30        27        24        23
CAPACITY FACTOR %:          5%        4%       4%        4%        3%        3%
SO2 EMISSIONS (TONS):     -         -        -         -         -         -

RDI CONSULTING                                 FT ENERGY                     B-6

                                  Appendix C

              Market Price Forecast Results for Sensitivity Cases

TABLE C. 1
-------------------------------------------------------------------------------------------------------
ELECTRICITY PRICE FORECAST, HIGH FUEL PRICE CASE
-------------------------------------------------------------------------------------------------------
            ENERGY PRICES ($/MWh)               CAPACITY PRICES
            -------------------------------------------------------------------------
                                                             Energy
                                                 Capacity  Equivalent
                                                   Rate       Rate        TOTAL PRICE
   Year     Off-peak   On-peak      Average     ($/kW-yr)   ($/MWh)         ($/MWh)
-------------------------------------------------------------------------------------
     2000      18.52       26.71       23.82         17.19       3.27          27.09
     2001      18.80       26.06       23.50         20.00       3.81          27.31
     2002      18.50       25.63       23.11         57.01      10.85          33.96
     2003      18.35       25.59       23.04         56.48      10.75          33.78
     2004      18.24       25.89       23.19         56.23      10.70          33.89
     2005      18.52       26.95       23.98         55.01      10.47          34.44
     2006      18.73       27.49       24.40         54.59      10.39          34.79
     2007      18.69       27.99       24.71         54.34      10.34          35.05
     2008      19.33       28.83       25.48         53.75      10.23          35.71
     2009      19.40       29.30       25.81         53.49      10.18          35.98
     2010      19.87       29.53       26.12         53.36      10.15          36.27
     2011      19.62       30.07       26.38         49.39       9.40          35.78
     2012      19.71       30.28       26.55         47.67       9.07          35.62
     2013      20.26       30.45       26.85         47.41       9.02          35.87
     2014      20.83       31.12       27.49         43.85       8.34          35.83
     2015      21.05       31.39       27.74         43.06       8.19          35.93
     2016      20.88       31.39       27.68         43.56       8.29          35.97
     2017      21.59       31.85       28.23         41.00       7.80          36.03
     2018      21.84       32.10       28.48         40.35       7.68          36.16
     2019      22.12       32.21       28.65         40.31       7.67          36.32
     2020      22.34       32.72       29.06         37.50       7.13          36.19
-------------------------------------------------------------------------------------

* Capacity prices are converted to equivalent $/MWh values assuming a load factor of 60%.

TABLE C. 2
-------------------------------------------------------------------------------------------------------
ELECTRICITY PRICE FORECAST, LOW FUEL PRICE CASE
-------------------------------------------------------------------------------------------------------
            ENERGY PRICES ($/MWh)               CAPACITY PRICES
            -------------------------------------------------------------------------
                                                             Energy
                                                 Capacity  Equivalent
                                                   Rate       Rate        TOTAL PRICE
   Year     Off-peak   On-peak      Average     ($/kW-yr)   ($/MWh)         ($/MWh)
-------------------------------------------------------------------------------------
     2000      15.64       20.11       18.53         26.20       4.99          23.52
     2001      15.41       19.05       17.77         29.37       5.59          23.35
     2002      15.30       18.56       17.41         57.01      10.85          28.25
     2003      15.35       18.62       17.47         56.48      10.75          28.22
     2004      14.45       18.09       16.80         56.14      10.68          27.48
     2005      13.77       17.96       16.48         54.92      10.45          26.93
     2006      13.80       18.22       16.66         54.51      10.37          27.03
     2007      13.68       18.35       16.70         54.26      10.32          27.03
     2008      13.91       18.82       17.09         53.75      10.23          27.32
     2009      14.02       19.12       17.32         53.33      10.15          27.47
     2010      14.16       19.19       17.42         53.28      10.14          27.55
     2011      14.14       19.50       17.61         51.19       9.74          27.35
     2012      14.21       19.59       17.69         50.95       9.69          27.38
     2013      14.32       19.68       17.79         50.76       9.66          27.45
     2014      14.55       20.13       18.16         50.10       9.53          27.69
     2015      14.80       20.24       18.32         50.03       9.52          27.84
     2016      14.73       20.26       18.31         49.70       9.46          27.77
     2017      14.97       20.59       18.60         49.18       9.36          27.96
     2018      15.07       20.78       18.76         48.90       9.30          28.06
     2019      15.10       20.83       18.81         48.67       9.26          28.07
     2020      15.36       21.15       19.11         48.15       9.16          28.27
-------------------------------------------------------------------------------------

* Capacity prices are converted equivalent to $/MWh values assuming a load factor of 60%.

TABLE C. 3
-------------------------------------------------------------------------------------------------------
ELECTRICITY PRICE FORECAST, OVERBUILD CASE
-------------------------------------------------------------------------------------------------------
            ENERGY PRICES ($/MWh)               CAPACITY PRICES
            -------------------------------------------------------------------------
                                                             Energy
                                                 Capacity  Equivalent
                                                   Rate       Rate        TOTAL PRICE
   Year     Off-peak   On-peak      Average     ($/kW-yr)   ($/MWh)         ($/MWh)
-------------------------------------------------------------------------------------
     2000      17.10       23.27       21.09         10.26       1.95          23.04
     2001      17.05       22.34       20.47         10.89       2.07          22.54
     2002      16.81       21.88       20.09         12.39       2.36          22.45
     2003      16.47       21.74       19.88         13.50       2.57          22.45
     2004      16.20       21.75       19.80         55.96      10.65          30.44
     2005      16.20       22.56       20.31         55.10      10.48          30.80
     2006      16.31       22.98       20.63         54.68      10.40          31.03
     2007      16.40       23.41       20.94         54.34      10.34          31.28
     2008      16.80       24.23       21.61         53.83      10.24          31.85
     2009      16.98       24.65       21.95         53.49      10.18          32.12
     2010      17.22       24.73       22.08         53.28      10.14          32.22
     2011      17.06       25.26       22.37         50.40       9.59          31.96
     2012      17.13       25.39       22.48         50.32       9.57          32.05
     2013      17.36       25.61       22.70         50.08       9.53          32.23
     2014      17.69       26.09       23.12         49.14       9.35          32.47
     2015      17.96       26.31       23.36         47.55       9.05          32.41
     2016      17.80       26.31       23.31         47.92       9.12          32.42
     2017      18.38       26.78       23.82         45.84       8.72          32.54
     2018      18.66       26.95       24.02         43.87       8.35          32.37
     2019      18.64       27.06       24.09         44.30       8.43          32.52
     2020      19.03       27.39       24.44         41.37       7.87          32.31
-------------------------------------------------------------------------------------

* Capacity prices are converted to equivalent $/MWh values assuming a load factor of 60%.

================================================================================


                        AMEREN ENERGY GENERATING COMPANY



                             Offer to exchange its

                     7.75% Senior Notes, Series C due 2005
                       for any and all of its outstanding
                     7.75% Senior Notes, Series A due 2005

                                      and

                     8.35% Senior Notes, Series D due 2010
                       for any and all of its outstanding
                     8.35% Senior Notes, Series B due 2010


                          __________________________

                                  PROSPECTUS

                          __________________________


                                        , 2001

Until       , 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                                   PART II.

Item 20.       Indemnification of Directors and Officers.

     Reference is made to Section 2.10 and 8.65 of the Illinois Business Corporation Act (the "IBCA"), which enables a corporation in its original articles of incorporation or an amendment to those articles to eliminate or limit the personal liability of a director for breaches of the director's fiduciary duty, except:

     . for any breach of the director's duty of loyalty to the corporation or its shareholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under Section 8.65 of the IBCA, providing for liability of directors for:

               (1) voting for or assenting to certain distributions that are prohibited;

               (2) failing to take reasonable steps to cause notice to be given to creditors in the case of dissolution; or

               (3) carrying on business after the filing by the Secretary of State of articles of dissolution; or

     . for any transaction from which a director derived an improper personal benefit.

     Section 8.75 of the IBCA empowers AmerenEnergy Generating Company ("Genco") to indemnify, subject to the standards set forth therein, certain persons in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person is or was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company against certain expenses, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Genco, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The IBCA also provides that Genco may purchase insurance on behalf of any director, officer, employee or agent against any liability asserted against and incurred by such person in any such capacity, whether or not Genco would have the power to indemnify such person against such liability.

     The by-laws of Genco provide for the indemnification of any person who is or was a director, officer, employee or agent or is or was serving at the request of Genco, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in any capacity, where that person:

     . was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of Genco), against expenses (including attorneys' fees), judgments, reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of Genco and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful; and

     . was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Genco to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Genco, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to Genco, unless and only to the extent that, the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.


Item 21.     Exhibits.

  Exhibit
  Number     Description
  ------     -----------

     1.1 Note Purchase Agreement, dated as of October 25, 2000, among AmerenEnergy Generating Company (the "Company") and Lehman Brothers, Chase Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc. as "Initial Purchasers."

     3.1     Articles of Incorporation of the Company, filed March 2, 2000.

     3.2 Amendment to Articles of Incorporation of the Company, filed April 19, 2000.

     3.3     By-laws of the Company.

     4.1 Indenture between the Company and The Bank of New York, as Trustee, relating to the Notes.

     4.2     First Supplemental Indenture.

     4.3     Form of Second Supplemental Indenture.

     4.4     Form of Note (included in Exhibit 4.2).

     4.5     Form of Exchange Note (included in Exhibit 4.3).

     4.6 Registration Rights Agreement, dated as of November 1, 2000, among the Company and the Initial Purchasers.

     5.1     Opinion of Jones, Day, Reavis & Pogue.

    10.1 Asset Purchase Agreement between the Company and Central Illinois Public Service Company d/b/a AmerenCIPS ("AmerenCIPS") (incorporated by reference to Exhibit 10 to AmerenCIPS' quarterly report on Form 10-Q for the quarter ended June 30, 2000).

    10.2 Amended Electric Power Supply Agreement between the Company and AmerenEnergy Marketing Company ("Marketing Co.").

    10.3     Electric Power Supply Agreement between Marketing Co. and
             AmerenCIPS.

    10.4 Amended Joint Dispatch Agreement among the Company, AmerenCIPS and Union Electric Company d/b/a AmerenUE ("AmerenUE").

    10.5 Agency Agreement among the Company, AmerenUE, Marketing Co. and Ameren Energy, Inc.

    10.6 General Services Agreement between Ameren Services Company ("Ameren Services") and AmerenEnergy Resources Company ("Resources").

    10.7 Fuel Services Agreement between AmerenEnergy Fuels and Services Company and Resources.

  Exhibit
   Number    Description
   ------    -----------

    10.8 Form of Parallel Operating Agreement between the Company and Ameren Services.

    10.9 Committed Unit Contribution Agreement between the Company and Resources (on behalf of itself and AmerenEnergy Development Company ("Development Co.")).

    10.10    Lease Agreement between the Company and Development Co.

    10.11*   Long-Term Incentive Plan of 1998 (incorporated by reference to
             Exhibit 10.1 to Ameren Corporation's ("Ameren's") annual report on Form 10-K for the year ended December 31, 1998).

    10.12*   Change of Control Severance Plan (incorporated by reference to
             Exhibit 10.2 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    10.13* Deferred Compensation Plan for Members of the Ameren Leadership Team (incorporated by reference to Exhibit 10.3 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    10.14* Deferred Compensation Plan for Members of the Board of Directors (incorporated by reference to Exhibit 10.4 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    12.1     Statement of Calculation of Ratio of Earnings to Fixed Charges.

    23.1     Consent of PricewaterhouseCoopers LLP.

    23.2     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    23.3 Consent of Stone & Webster Consultants, Inc. (formerly S&W Consultants, Inc.).

    23.4     Consent of Resource Data International, Inc.

    24.1 Powers of Attorney (included on the signature page of this Registration Statement).

    25.1 Statement of Eligibility of The Bank of New York under the Trust indenture Act of 1939 on Form T-1 relating to the indenture.

    99.1     Form of Letter of Transmittal.

    99.2     Form of Notice of Guaranteed Delivery.

    99.3     Form of Letter to DTC Participants.

    99.4 Form of Letter to Clients and Form of Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner.

____________

* Management compensatory plan or arrangement.

Note: Reports of Ameren Corporation on Forms 10-K, 10-Q and 8-K are on file with the Securities and Exchange Commission (the "SEC") under File No. 1-14756.

      Reports of Union Electric Company on Forms 10-K, 10-Q and 8-K are on file with the SEC under File No. 1-2967.

      Reports of Central Illinois Public Service Company on Forms 10-K, 10-Q and 8-K are on file with the SEC under File No. 1-3672.

Item 22.       Undertakings.

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on March 5, 2001.

                              AMEREN ENERGY GENERATING COMPANY

                              By: /s/ Gary L. Rainwater
                                 -----------------------------
                                       Gary L. Rainwater
                                       President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Steven R. Sullivan his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                              Title                          Date
          ---------                              -----                          ----
/s/ Gary L. Rainwater                President and Director (Principal     March 5, 2001
-------------------------------
Gary L. Rainwater                          Executive Officer)

/s/ Donald E. Brandt                            Director                   March 5, 2001
-------------------------------
Donald E. Brandt

/s/  Warner L. Baxter                Vice President and Controller         March 5, 2001
-------------------------------
Warner. L. Baxter                    (Principal Accounting Officer)

/s/ Daniel F. Cole                              Director                   March 5, 2001
-------------------------------
Daniel F. Cole

/s/ Paul A. Agathen                             Director                   March 5, 2001
-------------------------------
Paul A. Agathen

/s/ Jerre E. Birdsong                           Treasurer                  March 5, 2001
-------------------------------
Jerre E. Birdsong                    (Principal Financial Officer)

                                 Exhibit Index

  Exhibit
  Number      Description
  ------      -----------

     1.1 Note Purchase Agreement, dated as of October 25, 2000, among AmerenEnergy Generating Company (the "Company") and Lehman Brothers, Chase Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc. as "Initial Purchasers."

     3.1      Articles of Incorporation of the Company, filed March 2, 2000.

     3.2 Amendment to Articles of Incorporation of the Company, filed April 19, 2000.

     3.3      By-laws of the Company.

     4.1 Indenture between the Company and The Bank of New York, as Trustee, relating to the Notes.

     4.2      First Supplemental Indenture.

     4.3      Form of Second Supplemental Indenture.

     4.4      Form of Note (included in Exhibit 4.2).

     4.5      Form of Exchange Note (included in Exhibit 4.3).

     4.6 Registration Rights Agreement, dated as of November 1, 2000, among the Company and the Initial Purchasers.

     5.1      Opinion of Jones, Day, Reavis & Pogue.

    10.1 Asset Purchase Agreement between the Company and Central Illinois Public Service Company d/b/a AmerenCIPS ("AmerenCIPS") (incorporated by reference to Exhibit 10 to AmerenCIPS' quarterly report on Form 10-Q for the quarter ended June 30, 2000).

    10.2 Amended Electric Power Supply Agreement between the Company and AmerenEnergy Marketing Company ("Marketing Co.").

    10.3      Electric Power Supply Agreement between Marketing Co. and
              AmerenCIPS.

    10.4 Amended Joint Dispatch Agreement among the Company, AmerenCIPS and Union Electric Company d/b/a AmerenUE ("AmerenUE").

    10.5 Agency Agreement among the Company, AmerenUE, Marketing Co. and AmerenEnergy, Inc.

    10.6 General Services Agreement between Ameren Services Company ("Ameren Services") and AmerenEnergy Resources Company ("Resources").

    10.7 Fuel Services Agreement between AmerenEnergy Fuels and Services Company and Resources.

    10.8 Form of Parallel Operating Agreement between the Company and Ameren Services.

  Exhibit
  Number      Description
  ------      -----------

    10.9 Committed Unit Contribution Agreement between the Company and Resources (on behalf of itself and AmerenEnergy Development Company ("Development Co.")).

    10.10     Lease Agreement between the Company and Development Co.

    10.11*    Long-Term Incentive Plan of 1998 (incorporated by reference to
              Exhibit 10.1 to Ameren Corporation's ("Ameren's") annual report on Form 10-K for the year ended December 31, 1998).

    10.12*    Change of Control Severance Plan (incorporated by reference to
              Exhibit 10.2 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    10.13* Deferred Compensation Plan for Members of the Ameren Leadership Team (incorporated by reference to Exhibit 10.3 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    10.14* Deferred Compensation Plan for Members of the Board of Directors (incorporated by reference to Exhibit 10.4 to Ameren's annual report on Form 10-K for the year ended December 31, 1998).

    12.1      Statement of Calculation of Ratio of Earnings to Fixed Charges.

    23.1      Consent of PricewaterhouseCoopers LLP.

    23.2      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    23.3 Consent of Stone & Webster Consultants, Inc. (formerly S&W Consultants, Inc.).

    23.4      Consent of Resource Data International, Inc.

    24.1 Powers of Attorney (included on the signature page of this Registration Statement).

    25.1 Statement of Eligibility of The Bank of New York under the Trust indenture Act of 1939 on Form T-1 relating to the indenture.

    99.1      Form of Letter of Transmittal.

    99.2      Form of Notice of Guaranteed Delivery.

    99.3      Form of Letter to DTC Participants.

    99.4 Form of Letter to Clients and Form of Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner.

__________

* Management compensatory plan or arrangement.

Note: Reports of Ameren Corporation on Forms 10-K, 10-Q and 8-K are on file with the Securities and Exchange Commission (the "SEC") under File No. 1-14756.

      Reports of Union Electric Company on Forms 10-K, 10-Q and 8-K are on file with the SEC under File No. 1-2967.

      Reports of Central Illinois Public Service Company on Forms 10-K, 10-Q and 8-K are on file with the SEC under File No. 1-3672.